UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Applied Materials, Inc.

(Name of Registrant as Specified In Its Charter)

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Dear Applied Materials Stockholder:

We cordially invite you to attend a special meeting of the stockholders of Applied Materials, Inc., a Delaware corporation (“Applied”), which will be held on Monday, June 23, 2014 at 10:00 a.m. local time at Applied Materials, Inc.’s corporate offices at 3050 Bowers Avenue, Building 1, Santa Clara, California 95054 (the “Applied Special Meeting”).

Applied, Tokyo Electron Limited, a Japanese corporation (kabushiki kaisha) (“TEL”), and TEL-Applied Holdings B.V., a newly formed Dutch private limited liability corporation (besloten vennootschap) (“HoldCo”), have entered into a Business Combination Agreement, dated as of September 24, 2013, as amended (the “Business Combination Agreement”), which provides for a strategic combination of their respective businesses through a “merger of equals” business combination. In the business combination, Applied and TEL will become wholly owned subsidiaries of HoldCo. TEL will become a wholly owned subsidiary of HoldCo by means of a share-for-share exchange (the “TEL Share Exchange”) between TEL and a newly formed direct subsidiary of HoldCo incorporated in Japan. Applied will become a wholly owned subsidiary of HoldCo by means of the merger (the “Applied Merger”) of a newly formed indirect subsidiary of HoldCo organized in Delaware with and into Applied. The corporate form of HoldCo will be converted to a Dutch public limited liability corporation (naamloze vennootschap) at or prior to consummation of those transactions. The TEL Share Exchange and the Applied Merger are collectively referred to as the “Business Combination.”

In the Applied Merger, each share of Applied common stock then issued and outstanding will be cancelled and automatically converted into the right to receive one HoldCo ordinary share. In the TEL Share Exchange, each TEL shareholder will become entitled to receive 3.25 HoldCo ordinary shares in exchange for each issued and outstanding share of TEL common stock then held by such TEL shareholder. Immediately following consummation of the Business Combination, former Applied stockholders and former TEL shareholders will own approximately 68% and 32%, respectively, of the outstanding HoldCo ordinary shares. HoldCo intends to apply to list the HoldCo ordinary shares on the NASDAQ Global Select Market and the First Section of the Tokyo Stock Exchange.

At the Applied Special Meeting, Applied stockholders will be asked to adopt the Business Combination Agreement, and approve other related proposals. Information about the Applied Special Meeting, the Business Combination and other related business to be considered by Applied stockholders at the Applied Special Meeting is included in this document. We urge all Applied stockholders to read this document, including the annexes, and the Applied filings incorporated by reference into this document carefully and in their entirety. In particular, we urge you to read carefully the Risk Factors beginning on page 25 of this document.

Your vote is very important. Whether or not you plan to attend the Applied Special Meeting, please vote as soon as possible by following the instructions in this document to make sure that your shares are represented at the Applied Special Meeting. Your failure to vote your shares at the Applied Special Meeting will have the same effect as a vote against the proposal to adopt the Business Combination Agreement. The board of directors of Applied unanimously recommends that you vote “FOR” the adoption of the Business Combination Agreement and “FOR” the other proposals described in this document.

Thank you for your continued support of and interest in Applied Materials. We believe the Business Combination will create a new global innovator with expanded capabilities in precision materials engineering that will enable us to bring innovative products to market faster and at lower cost, accelerate our momentum for profitable growth and increase the value we deliver to stockholders.

Sincerely,

Gary E. Dickerson

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense.

This document is dated May 14, 2014 and is expected to be first mailed to Applied Materials stockholders on or about May 16, 2014.

ADDITIONAL INFORMATION

This document incorporates important business and financial information about Applied from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the Securities and Exchange Commission website at www.sec.gov, by going to Applied’s Investor Relations page on its corporate web site at www.appliedmaterials.com or by requesting them from Applied at the following address: Applied Materials, Inc., 3050 Bowers Avenue M/S 1261, P.O. Box 58039, Santa Clara, CA 95054-3299, Attn: Investor Relations Department, by telephone at (408) 748-5227.

If you request the documents from Applied, you should allow at least five business days for delivery of the documents. If you are an Applied stockholder, in order to receive timely delivery of the documents in advance of the Applied Special Meeting, you must request the information no later than June 16, 2014 or five business days prior to the Applied Special Meeting. If you are a TEL shareholder, in order to receive timely delivery of the documents in advance of the TEL Shareholder Meeting, you must request the information no later than June 13, 2014 or five business days prior to the TEL Shareholder Meeting.

For a detailed description of the information incorporated by reference in the accompanying document and how you may obtain it, see “Where You Can Find More Information” beginning on page 280 of this document and “Incorporation by Reference” beginning on page 279 of this document.

No person is authorized to give any information or to make any representation with respect to the matters that this document describes other than those contained in this document, and, if given or made, the information or representation must not be relied upon as having been authorized by HoldCo, Applied or TEL. This document does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this document nor any distribution of securities made under this document will, under any circumstances, create an implication that there has been no change in the affairs of HoldCo, Applied or TEL since the date of this document or that any information contained herein is correct as of any time subsequent to such date.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF APPLIED MATERIALS

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 23, 2014

To the Stockholders of Applied Materials, Inc.:

A special meeting of the stockholders of Applied Materials, Inc., a Delaware corporation (“Applied”), will be held on Monday, June 23, 2014 at 10:00 a.m. local time at Applied Materials, Inc.’s corporate offices at 3050 Bowers Avenue, Building 1, Santa Clara, California 95054 (the “Applied Special Meeting”) to conduct the following items of business:

1.

To adopt the Business Combination Agreement, dated as of September 24, 2013, as amended, by and among Applied, Tokyo Electron Limited, a Japanese corporation (kabushiki kaisha) (“TEL”), and TEL-Applied Holdings B.V., a newly formed Dutch private limited liability corporation (besloten vennootschap) (“HoldCo”), pursuant to which, among other things, Applied and TEL each agreed to combine their businesses, with HoldCo becoming the ultimate parent company.

2.	To approve, on an advisory basis, certain compensatory arrangements between Applied and its named executive officers based on or otherwise relating to the Business Combination.

3.

To approve any proposal that may be made by the Executive Chairman of the board of directors of Applied (the “Applied Board”) to adjourn the Applied Special Meeting (1) to the extent necessary to ensure that any supplement or amendment to this document that is required by applicable legal requirements is timely provided to Applied stockholders, (2) if, as of the time for which the Applied Special Meeting is originally scheduled, there are insufficient shares of Applied common stock represented, in person or by proxy, to constitute a quorum, or (3) to solicit additional proxies if there are insufficient votes at the time of the Applied Special Meeting to approve the proposal to adopt the Business Combination Agreement.

4.	To transact any other business that may properly come before the Applied Special Meeting or any adjournment thereof.

The above matters are more fully described in this document, which also includes, as Annex A, a copy of the Business Combination Agreement. The record date for the Applied Special Meeting is May 9, 2014. Only stockholders of record at the close of business on that date may vote at the Applied Special Meeting or any adjournment thereof. We urge you to read carefully this document in its entirety, including the Annexes and the documents incorporated by reference in this document.

The approval of the proposal to adopt the Business Combination Agreement requires the affirmative vote of a majority of the outstanding shares of Applied entitled to vote at the Applied Special Meeting. The advisory approval of certain compensation arrangements between Applied and its named executive officers based on or otherwise relating to the Business Combination requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Applied Special Meeting, although such vote will not be binding on Applied. The proposal to approve any proposal made by the Executive Chairman of the Applied Board to adjourn the Applied Special Meeting requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Applied Special Meeting. The Applied Board unanimously recommends that you vote “FOR” each of these proposals.

By Order of the Board of Directors

Thomas F. Larkins

Senior Vice President, General Counsel

and Corporate Secretary

Santa Clara, California

May 14, 2014

Whether or not you plan to attend the Applied Special Meeting, please vote as soon as possible. You may vote your shares by telephone or over the Internet. You may also submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still vote in person if you attend the Applied Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Applied Special Meeting, you must obtain a proxy issued in your name from that record holder.

Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination	101

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of Applied	112
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of TEL	114
Accounting Treatment of the Business Combination	115
Listing of HoldCo Ordinary Shares on NASDAQ and the TSE	115
Substitution-Related Delisting of Applied Common Stock, Deregistration of Applied and Delisting of TEL Common Stock	115
Restrictions on Resales	116

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QUESTIONS AND ANSWERS ABOUT THE APPLIED SPECIAL MEETING

The questions and answers below highlight only selected information from this document. They do not contain all of the information that may be important to you. You should read carefully this entire document, including its annexes, to fully understand the proposed transaction and the voting procedures for the special meeting of the stockholders of Applied Materials, Inc., a Delaware corporation (which is referred to in this document as “Applied”), which will be held on June 23, 2014 at 10:00 a.m. local time at Applied Materials, Inc.’s corporate offices at 3050 Bowers Avenue, Building 1, Santa Clara, California 95054 (which is referred to in this document as the “Applied Special Meeting”).

Q:	What is the proposed transaction on which I am being asked to vote at the Applied Special Meeting?

A:

Applied stockholders are being asked to vote on three proposals related to a Business Combination Agreement, dated as of September 24, 2013, as amended (which is referred to in this document as the “Business Combination Agreement”), by and among Applied, Tokyo Electron Limited, a Japanese corporation (kabushiki kaisha) (which is referred to in this document as “TEL”), and TEL-Applied Holdings B.V., a newly formed Dutch private limited liability corporation (besloten vennootschap) (which is referred to in this document as “HoldCo”). The corporate form of HoldCo will be converted to a Dutch public limited liability corporation (naamloze vennootschap) at or prior to consummation of the Business Combination described below. The Business Combination Agreement provides for the strategic combination of Applied’s and TEL’s respective businesses through a “merger of equals” business combination.

Pursuant to the Business Combination Agreement:

—

a newly formed indirect subsidiary of HoldCo organized in Delaware (which is referred to in this document as “Applied Merger Sub”) will be merged with and into Applied, with Applied surviving the merger as an indirect, wholly owned subsidiary of HoldCo (which merger is referred to in this document as the “Applied Merger”); and

—

TEL and a newly formed direct subsidiary of HoldCo incorporated in Japan (which is referred to in this document as “TEL Exchange Sub”) will effect a share-for-share exchange (which is referred to in this document as the “TEL Share Exchange” and, collectively with the Applied Merger, as the “Business Combination”) whereby TEL will become a direct subsidiary of TEL Exchange Sub and an indirect subsidiary of HoldCo.

As a result of the Business Combination (1) HoldCo will become the ultimate parent of Applied, TEL and their respective subsidiaries and (2) existing Applied stockholders and TEL shareholders will receive ordinary shares, nominal value €0.01 per share, of HoldCo (which are referred to in this document as “HoldCo ordinary shares”). Immediately following consummation of the Business Combination, former Applied stockholders and former TEL shareholders will own approximately 68% and 32%, respectively, of the outstanding HoldCo ordinary shares.

Q:	What are the specific proposals on which I am being asked to vote at the Applied Special Meeting?

A:	Applied stockholders are being asked to approve three proposals related to the Business Combination:

First, Applied stockholders are being asked to approve a proposal to adopt the Business Combination Agreement. Adoption of the Business Combination Agreement by the Applied stockholders will constitute adoption of an agreement of merger providing for the Applied Merger for purposes of Section 264 of the Delaware General Corporation Law.

Secondly, Applied stockholders are being asked to approve, on an advisory basis, the compensation of the named executive officers of Applied that is based on or otherwise relates to the Business Combination.

Finally, Applied stockholders are being asked to approve any proposal that may be made by the Executive Chairman of the board of directors of Applied (which is referred to in this document as the “Applied Board”) to adjourn the Applied Special Meeting (1) to the extent necessary to ensure that any supplement or amendment to this document that is required by applicable legal requirements is timely provided to Applied stockholders, (2) if, as of the time for which the Applied Special Meeting is originally scheduled, there are insufficient shares of the common stock, $0.01 par value per share, of Applied (which is referred to in this document as “Applied common stock”) represented, either in person or by proxy, to constitute a quorum, or (3) to solicit additional proxies if there are insufficient votes at the time of the Applied Special Meeting to approve the proposal to adopt the Business Combination Agreement.

The Applied Board unanimously recommends that the Applied stockholders vote FOR each of these proposals. For a discussion of the reasons for this recommendation, see “The Business Combination—Applied’s Reasons for the Business Combination” beginning on page 70 of this document.

Q:	What will I receive in the Business Combination if I am an Applied stockholder?

A:

In the Business Combination, Applied stockholders will be entitled to receive one HoldCo ordinary share for each of their shares of Applied common stock issued and outstanding immediately prior to the Applied Merger, as further summarized under “The Business Combination Agreement—The Business Combination” beginning on page 117 of this document.

Q:	What is the tax impact of the Business Combination to Applied stockholders?

A:

For Applied stockholders, the Business Combination will be taxable for U.S. federal income tax purposes. See “Material Tax Consequences of the Business Combination—Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences of the Applied Merger to Holders of Applied Common Stock” beginning on page 252 of this document for additional information.

Q:	What will happen to Applied stock options and other Applied equity-based awards in the Business Combination?

A:

In the Business Combination, each Applied stock option and other Applied equity-based award that is outstanding immediately prior to the Applied Merger, whether or not vested, will be assumed by HoldCo and converted into a HoldCo stock option or other HoldCo equity-based award, as applicable. The number of HoldCo ordinary shares underlying each such HoldCo equity-based award will be equal to the number of shares of Applied common stock that were subject to such converted Applied equity-based awards, if applicable, and will have the same exercise prices as such converted Applied equity-based awards. See “The Business Combination Agreement—The Business Combination—Treatment of Stock Options and Other Equity-Based Awards” beginning on page 119 of this document for additional information.

Q:	What will TEL shareholders receive in the Business Combination?

A:

In the Business Combination, TEL shareholders will be entitled to receive 3.25 HoldCo ordinary shares for each of their shares of TEL common stock issued and outstanding immediately prior to the TEL Share Exchange, as further summarized under “The Business Combination Agreement—The Business Combination” beginning on page 117 of this document.

Q:	What will happen to TEL share subscription rights following the Business Combination?

A:

In the Business Combination, each TEL subscription right representing the right to acquire shares of TEL common stock from TEL, whether or not vested, will be acquired by TEL for no consideration and cancelled, and will be substituted with a subscription right to acquire HoldCo ordinary shares from HoldCo. The newly issued HoldCo subscription rights will cover 3.25 HoldCo ordinary shares for every share of TEL common stock that was covered by the cancelled TEL subscription rights, and will have exercise prices calculated by dividing the exercise prices of those TEL subscription rights by 3.25. See “The Business Combination Agreement—The Business Combination—Treatment of Stock Options and Other Equity-Based Awards” beginning on page 119 of this document for additional information.

Q:	How do I vote if I am an Applied stockholder?

A:

You may vote by mail, by telephone, over the Internet or in person at the Applied Special Meeting. Votes submitted by mail, by telephone or over the Internet must be received by 11:59 p.m., Eastern Time, on June 22, 2014.

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Applied Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Applied Special Meeting so that your shares will be voted if you are unable to attend the Applied Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone or over the Internet. To vote by telephone or over the Internet, follow the instructions included on your proxy card. If you vote by telephone or over the Internet, you do not need to complete and mail a proxy card.

Voting in Person at the Meeting. If you attend the Applied Special Meeting and plan to vote in person, we will provide you with a ballot at the Applied Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Applied Special Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Applied Special Meeting, you will need to bring to the Applied Special Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares. See “The Applied Special Meeting” beginning on page 53 of this document for additional information.

Applied Employee Plan Participants. If you are a participant in Applied’s Employee Savings and Retirement Plan (which is referred to in this document as the “401(k) Plan”), your proxy represents all shares you own through the 401(k) Plan, assuming that your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the 401(k) Plan trustee will vote those shares in the same proportion as other 401(k) Plan participants vote their 401(k) Plan shares. We encourage you to provide instructions to the trustee regarding the voting of your shares. Instructions provided by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on June 18, 2014.

If you own shares purchased through Applied’s Employees’ Stock Purchase Plan or Applied’s Stock Purchase Plan for Offshore Employees that are held by the plans’ recordkeeper, the shares will not be voted unless you instruct the plans’ recordkeeper regarding how you want your shares voted at the Applied Special Meeting.

Q:	How many votes do I have if I am an Applied stockholder?

A:	Each share of Applied common stock that you own at the close of business on the record date will entitle you to one vote on each proposal presented at the Applied Special Meeting.

Q:	How many votes are required to approve each proposal?

A:	Proposal 1—Adoption of the Business Combination Agreement requires the affirmative vote of a majority of the shares of Applied common stock outstanding on the record date.

Proposal 2—Approval, on an Advisory Basis, of Certain Compensatory Arrangements with Applied Named Executive Officers, requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Applied Special Meeting.

Proposal 3—Adjournments of the Applied Special Meeting requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Applied Special Meeting.

Q:	What is the quorum required for the Applied Special Meeting?

A:

A majority of the outstanding shares of Applied common stock entitled to vote as of the record date must be present at the Applied Special Meeting to constitute a quorum and in order to conduct business at the Applied Special Meeting. Your shares are counted as present if you vote in person at the Applied Special Meeting, by telephone, over the Internet or by submitting a properly executed proxy card by mail. Abstentions will be counted as present for the purpose of determining a quorum.

Q:	If I am an Applied stockholder, what happens if I do not vote or if I abstain from voting?

A:

The adoption of the Business Combination Agreement by Applied stockholders requires the affirmative vote of a majority of the shares of Applied common stock outstanding on the record date. As a result, if you are an Applied stockholder and do not vote your shares of Applied common stock, this will have the same effect as voting against the adoption of the Business Combination Agreement. Likewise, abstentions will have the same effect as a vote against the proposal to adopt the Business Combination Agreement.

Approval of the proposals relating to the advisory vote on certain compensation arrangements and possible adjournment of the Applied Special Meeting requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Applied Special Meeting (assuming a quorum of stockholders is represented in person or by proxy). Abstentions will have the same effect as a vote against these proposals.

Q:	If I am an Applied stockholder and my shares of Applied common stock are held in “street name” by a broker, bank or other nominee, will my broker or bank vote my shares for me?

A:

In general, if your shares are held in street name and you do not instruct your broker on a timely basis on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. At the Applied Special Meeting, only non-routine matters are being considered. Accordingly, without your voting instructions, your brokerage firm cannot vote your shares on any of the proposals to be considered at the Applied Special Meeting.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before it is voted at the Applied Special Meeting. To revoke your proxy, you may do one or more of the following:

—	enter a new vote by telephone or over the Internet by 11:59 p.m. Eastern Time on June 22, 2014;

—	sign and return another proxy card, which must be received by 11:59 p.m. Eastern Time on June 22, 2014;

—

provide written notice of the revocation to Applied’s Corporate Secretary at: Applied Materials, Inc., Attention: Thomas F. Larkins, Corporate Secretary, 3225 Oakmead Village Drive, M/S 1241, P.O. Box 58039, Santa Clara, CA 95054, which must be received by 11:59 p.m. Eastern Time on June 22, 2014; or

—	attend the Applied Special Meeting and vote in person.

Q:	When and where is the Applied Special Meeting?

A:	The Applied Special Meeting will be held on June 23, 2014 at 10:00 a.m. local time at Applied Materials, Inc.’s corporate offices at 3050 Bowers Avenue, Building 1, Santa Clara, California 95054.

Q:	Who can help answer my questions?

A:

If you are an Applied stockholder and have any questions about the Business Combination or how to submit your proxy or if you need additional copies of this document or the enclosed proxy card, you should contact the firm assisting us with the solicitation:

Innisfree M&A Incorporated

501 Madison Avenue

20th Floor

New York, New York, 10022

Stockholders May Call Toll-Free: (877) 717-3936

Banks and Brokers May Call Collect: (212) 750-5833

SUMMARY

This summary highlights selected information contained in or incorporated by reference into this document and may not contain all of the information that is important to you. You should read carefully this entire document, including the Annexes and the documents incorporated by reference, to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Applied Special Meeting (as described below) in the case of Applied stockholders or at the TEL Shareholder Meeting (as described below) in the case of TEL shareholders. See “Where You Can Find More Information” beginning on page 280 of this document.

Parties to the Business Combination

HoldCo

“HoldCo” is TEL-Applied Holdings B.V., a Dutch private limited liability corporation (besloten vennootschap) that was incorporated on January 6, 2014. To date, HoldCo has not conducted any material activities other than those incident to its formation and the Business Combination. It is expected, at or prior to consummation of the Business Combination, that the name of HoldCo will be changed to a name to be agreed by Applied and TEL and that HoldCo’s corporate form will be converted to a Dutch public limited liability corporation (naamloze vennootschap). The ordinary shares, nominal value €0.01 per share, of HoldCo (which are referred to in this document as “HoldCo ordinary shares”) will be registered under the U.S. Securities Exchange Act of 1934, as amended (which is referred to in this document as the “Exchange Act”), and listed on the NASDAQ Global Select Market (which is referred to in this document as “NASDAQ”) and the First Section of the Tokyo Stock Exchange (which is referred to in this document as the “TSE”) as of consummation of the Business Combination. HoldCo’s current contact information is as follows:

TEL-Applied Holdings B.V.

Kerkenbos 1015, Unit C, 6546 BB

Nijmegen, The Netherlands

Tel: +81-3-5561-7000

Applied

“Applied” is Applied Materials, Inc., a Delaware corporation that was incorporated in 1967. Applied provides manufacturing equipment, services and software to the global semiconductor, flat panel display, solar photovoltaic (which is referred to in this document as “PV”) and related industries. Applied’s customers include manufacturers of semiconductor wafers and chips, flat panel liquid crystal displays (which are referred to in this document as “LCDs”), solar PV cells and modules, and other electronic devices. Applied common stock is currently registered under the Exchange Act and listed on NASDAQ under the ticker symbol “AMAT.” As a result of the Business Combination, Applied will become an indirect wholly owned subsidiary of HoldCo, and Applied common stock will be delisted from NASDAQ (and substituted with HoldCo ordinary shares in a NASDAQ “substitution listing”) and deregistered under the Exchange Act. Applied’s contact information is as follows:

Applied Materials, Inc.

3050 Bowers Avenue

P.O. Box 58039

Santa Clara, CA 95052

(408) 727-5555

TEL

“TEL” is Tokyo Electron Limited, a Japanese corporation (kabushiki kaisha) that was incorporated in 1963. TEL is a supplier of semiconductor, flat panel display and PV panel production equipment worldwide and a provider of technical support and services for that equipment. TEL common stock, which is not registered under the Exchange Act, is currently listed on the TSE under the stock code 8035. As a result of the Business Combination, TEL will become a wholly owned subsidiary of HoldCo, and TEL common stock will be delisted from the TSE. TEL’s contact information is as follows:

Tokyo Electron Limited

Akasaka Biz Tower

3-1 Akasaka 5-chome, Minato-ku,

Tokyo 107-6325, Japan

Tel: +81-3-5561-7000

The Business Combination

Pursuant to a Business Combination Agreement dated September 24, 2013, as amended (which is referred to in this document as the “Business Combination Agreement”), Applied and TEL have agreed to effect a strategic combination of their respective businesses through a “merger of equals” business combination. Pursuant to the Business Combination Agreement:

—

a newly formed indirect subsidiary of HoldCo organized in Delaware (which is referred to in this document as “Applied Merger Sub”) will be merged with and into Applied, with Applied surviving the merger as an indirect, wholly owned subsidiary of HoldCo (which merger is referred to in this document as the “Applied Merger”); and

—

TEL and a newly formed direct subsidiary of HoldCo incorporated in Japan (which is referred to in this document as “TEL Exchange Sub”) will effect a share-for-share exchange (which is referred to in this document as the “TEL Share Exchange” and, collectively with the Applied Merger, as the “Business Combination”) whereby TEL will become a direct subsidiary of TEL Exchange Sub and an indirect subsidiary of HoldCo.

As a result of the Business Combination, among other things, (1) HoldCo will become the ultimate parent of Applied, TEL and their respective subsidiaries and (2) existing Applied stockholders and TEL shareholders will receive HoldCo ordinary shares.

The aggregate number of HoldCo ordinary shares issued to the Applied stockholders and TEL shareholders in the Business Combination will represent approximately 68% and 32%, respectively, of the HoldCo ordinary shares outstanding immediately after consummation of the Business Combination.

The following diagram illustrates the principal structural changes involved in the Business Combination as if they occurred simultaneously:

The following diagram illustrates the structure of HoldCo and the corporations surviving the TEL Share Exchange and Applied Merger immediately following the Business Combination:

The Applied Special Meeting

A meeting of the Applied stockholders will be held on June 23, 2014 at 10:00 a.m. local time at Applied Materials, Inc.’s corporate offices at 3050 Bowers Avenue, Building 1, Santa Clara, California 95054 (which is referred to in this document as the “Applied Special Meeting”).

Proposals

At the Applied Special Meeting, Applied stockholders will be asked to consider and vote on:

—	Proposal 1, which is a proposal to adopt the Business Combination Agreement;

—

Proposal 2, which is a proposal to approve, on an advisory basis, certain compensatory arrangements with Applied named executive officers based on or otherwise relating to the Business Combination; and

—

Proposal 3, which is a proposal to approve any proposal that may be made by the Executive Chairman of the board of directors of Applied (which is referred to in this document as the “Applied Board”) to adjourn the Applied Special Meeting:

¡	to the extent necessary to ensure that any supplement or amendment to this document that is required by applicable legal requirements is timely provided to Applied stockholders;

¡	if, as of the time for which the Applied Special Meeting is originally scheduled, there are insufficient shares of Applied common stock represented, in person or by proxy, to constitute a quorum; or

¡	to solicit additional proxies if there are insufficient votes at the time of the Applied Special Meeting to approve the proposal to adopt the Business Combination Agreement.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only Applied stockholders of record at the close of business on May 9, 2014 will be entitled to vote at the Applied Special Meeting. On the record date, there were 1,217,401,400 shares of Applied common stock outstanding and entitled to vote. Each share of Applied common stock outstanding as of the record date will be entitled to one vote on each proposal and any other matter properly coming before the Applied Special Meeting.

Stock Ownership and Voting by Applied Directors and Officers

As of the record date, Applied executive officers and directors, together with the stockholders with which certain of Applied directors or executive officers are affiliated or associated, had the right to vote approximately 2.7 million shares of Applied common stock, representing less than one percent of Applied common stock then outstanding and entitled to vote at the Applied Special Meeting.

Vote Required and Applied Board Recommendation

The affirmative vote of the holders of a majority of the shares of Applied common stock outstanding on the record date is required for approval of Proposal 1. Approval of Proposals 2 and 3 each separately requires an affirmative vote from the holders of a majority of the shares of Applied common stock represented either in person or by proxy at the Applied Special Meeting and entitled to vote, although the vote on Proposal 2 is on an advisory basis and will not be binding on Applied.

The Applied Board unanimously recommends that Applied stockholders vote “FOR” each of the proposals set forth above.

The TEL Shareholder Meeting

A meeting of the TEL shareholders will be held on June 20, 2014 at 10:00 a.m. Japan Standard Time at the ANA InterContinental Tokyo, 1-12-33 Akasaka, Minato-ku, Tokyo 107-0052 (which is referred to in this document as the “TEL Shareholder Meeting”).

Proposals

At the TEL Shareholder Meeting, TEL shareholders will be asked to consider and vote on a proposal to approve a share exchange agreement providing for the TEL Share Exchange, which will be entered into by TEL and TEL Exchange Sub in substantially the form attached to the Business Combination Agreement (which is referred to in this document as the “TEL Share Exchange Agreement”) and to consider certain other matters to be described in the notice of convocation for the TEL Shareholder Meeting (which are referred to in this document as the “TEL Convocation Materials”).

Record Date; Outstanding Shares; Shares Entitled to Vote

The record date for the TEL Shareholder Meeting is March 31, 2014. Only holders of record of TEL common stock at the close of business on the record date are entitled to notice of, and to vote at, the TEL Shareholder Meeting. On the record date, there were 180,610,911 shares of TEL common stock issued and outstanding. Generally, each share of TEL common stock entitles the holder of that share to one vote on each matter submitted for shareholder approval. However, the Companies Act (Act No. 86 of 2005) of Japan, as amended (which is referred to in this document as the “Companies Act of Japan”), and the articles of incorporation of TEL limit the exercise of voting rights by certain shareholders of TEL. Voting rights may not be exercised with respect to shares constituting less than one “unit” of 100 shares of TEL common stock, nor may voting rights be exercised with respect to any shares of TEL common stock that are owned by TEL. Accordingly, TEL shareholders may vote at the TEL Shareholder Meeting only if they were registered as holders of one or more “units” of 100 shares of common stock in TEL’s register of shareholders as of the close of business on the record date. At the close of business on the record date, there were 179,086,800 outstanding shares of TEL common stock having voting rights.

Stock Ownership and Voting by TEL Directors and Officers

As of the record date, TEL executive officers and directors, together with the shareholders with which certain of TEL’s directors or executive officers are affiliated or associated, had the right to vote approximately 130,376 shares of TEL common stock, representing less than one percent of TEL common stock then outstanding and entitled to vote at the TEL Shareholder Meeting.

Vote Required and TEL Board Recommendation

The affirmative vote of the holders of two-thirds of the voting rights of TEL represented at the TEL Shareholder Meeting (provided shareholders holding at least one-third of the total voting rights are present) is required to approve the TEL Share Exchange Agreement.

The TEL Board of Directors (which is referred to in this document as the “TEL Board”) has unanimously recommended that TEL shareholders vote to approve the TEL Share Exchange Agreement.

Risk Factors

In evaluating the Business Combination and the proposals to be considered and voted on at the Applied Special Meeting, in the case of Applied stockholders, and at the TEL Shareholder Meeting, in the case of TEL shareholders, you should carefully review and consider the risk factors set forth under “Risk Factors” beginning on page 25 of this document. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (1) the ability of Applied and TEL to complete the Business Combination and (2) the business, cash flows, financial condition and results of operations of HoldCo following consummation of the Business Combination.

Additional Information Concerning the Business Combination

Recommendation of the Applied Board; Applied’s Reasons for the Business Combination

The Applied Board has unanimously (1) determined that the Business Combination (including the Applied Merger) is advisable and fair to, and in the best interests of, Applied and its stockholders, (2) declared the Business Combination Agreement advisable, (3) authorized and approved the execution, delivery and performance of the Business Combination Agreement by Applied and approved the Business Combination (including the Applied Merger) and (4) recommended the adoption of the Business Combination Agreement by the Applied stockholders and directed that the Business Combination Agreement be submitted for consideration by Applied stockholders at the Applied Special Meeting.

In reaching its decision to approve the Business Combination (including the Applied Merger), the Applied Board considered a variety of factors, including both factors generally supporting that decision and potentially negative factors. See “The Business Combination—Applied’s Reasons for the Business Combination” beginning on page 70 of this document for a discussion of the material factors considered by the Applied Board.

Recommendation of the TEL Board; TEL’s Reasons for the Business Combination

The TEL Board has unanimously (1) determined that the Business Combination is advisable and fair to, and in the best interests of, TEL and its shareholders, (2) authorized and approved the execution, delivery and performance of the Business Combination Agreement by TEL and approved the Business Combination, (3) recommended the approval of the TEL Share Exchange Agreement by the TEL shareholders and (4) directed that the TEL Share Exchange Agreement be submitted for consideration by TEL shareholders at the TEL Shareholder Meeting.

In reaching its decision to approve the Business Combination, the TEL Board considered a variety of factors, including both factors generally supporting that decision and potentially negative factors. See “The Business Combination—TEL’s Reasons for the Business Combination” beginning on page 73 of this document for a discussion of the material factors considered by the TEL Board.

Opinion of Applied’s Financial Advisor

Goldman, Sachs & Co. (which is referred to in this document as “Goldman Sachs”) delivered its opinion to the Applied Board that, based upon and subject to the factors and assumptions set forth therein, as of September 24, 2013 and taking into account the merger of TEL with and into a subsidiary of HoldCo (which is referred to in this document as the “TEL Merger”) (which was, at the time of such opinion, the contemplated means of causing TEL to become a subsidiary of HoldCo in the Business Combination), the conversion in the Applied Merger of each issued and outstanding share of Applied common stock into the right to receive one HoldCo ordinary share (which is referred to in this document as the “Applied conversion ratio”) pursuant to the Business Combination Agreement was fair from a financial point of view to holders (other than TEL and its affiliates) of Applied common stock. On February 14, 2014, Goldman Sachs delivered a letter to the Applied Board confirming that, based upon and subject to the factors and assumptions stated therein, had Goldman Sachs issued its opinion on September 24, 2013 on the basis of the transactions contemplated by the current Business Combination Agreement (which provides for the TEL Share Exchange rather than the TEL Merger), the conclusion set forth in the opinion would not have changed. In connection with delivery of such letter, the Applied Board advised Goldman Sachs, and with the Applied Board’s permission, Goldman Sachs assumed, that the amendment to the Business Combination Agreement and the transactions contemplated thereby did not affect the Forecasts or the Synergies (each as defined below). The letter did not address any circumstances, developments or events occurring after the date of the written opinion, other than the execution of the amendment to the Business Combination Agreement. For a discussion of Goldman Sachs’ opinion, see “The Business Combination—Opinion of Applied’s Financial Advisor” beginning on page 82 of this document.

The full text of the written opinion of Goldman Sachs, dated September 24, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this document. The full text of the confirmation letter of Goldman Sachs, dated February 14, 2014, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the letter, is attached as Annex D to this document. Goldman Sachs provided its opinion and confirmation letter for the information and assistance of the Applied Board in connection with its consideration of the Business Combination. Neither the Goldman Sachs opinion nor the Goldman Sachs confirmation letter is a recommendation as to how any holder of Applied common stock should vote with respect to the Business Combination Agreement or any other matter.

Opinion of TEL’s Financial Advisor

Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (which, together with its affiliates, including Morgan Stanley & Co. LLC, is referred to in this document as “Morgan Stanley”) delivered its opinion to the TEL Board that, based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth therein, as of September 24, 2013, the exchange ratio of 3.25 HoldCo ordinary shares for each issued and outstanding share of TEL common stock pursuant to the Business Combination Agreement (which is referred to in this document as the “TEL exchange ratio”) was fair, from a financial point of view, to holders of shares of TEL common stock. For a discussion of Morgan Stanley’s opinion, see “The Business Combination—Opinion of TEL’s Financial Advisor” beginning on page 94 of this document.

The full text of the written opinion of Morgan Stanley, dated September 24, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this document. Morgan Stanley provided its opinion for the information and assistance of the TEL Board in connection with its consideration of the Business Combination. The Morgan Stanley opinion is not a recommendation as to how any holder of TEL common stock should vote with respect to the TEL Share Exchange Agreement or any other matter.

Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination

Applied stockholders and TEL shareholders should be aware that some of the directors and executive officers of Applied and TEL may have interests in the Business Combination that are different from, or in addition to, the interests of the Applied stockholders and TEL shareholders, including:

—	the appointment of certain directors and executive officers of Applied and TEL as directors and executive officers of HoldCo;

—	the interests that certain Applied executive officers have by reason of their respective employment and compensation arrangements with Applied;

—	the treatment of stock options and other equity-based awards held by Applied and TEL directors and executive officers;

—	compensation and benefits required by the Business Combination Agreement to be provided to continuing employees of Applied and TEL; and

—	indemnification and indemnification-related insurance required to be provided by HoldCo to directors and executive officers of Applied and TEL.

See “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination” beginning on page 101 of this document for additional information.

Stock Exchange Listing of HoldCo Ordinary Shares

Applied and TEL anticipate that, upon consummation of the Business Combination, HoldCo ordinary shares will be listed for trading on NASDAQ and the TSE. See “The Business Combination—Listing of HoldCo Ordinary Shares on NASDAQ and the TSE” beginning on page 115 of this document for additional information.

Selected Provisions of the Business Combination Agreement

The Applied Merger

Conversion of Applied Common Stock in the Applied Merger

In the Applied Merger, each issued and outstanding share of Applied common stock will be converted in accordance with the Applied conversion ratio into the right to receive one HoldCo ordinary share. The Applied conversion ratio is fixed and will not be adjusted to reflect stock price changes prior to consummation of the Applied Merger. See “The Business Combination Agreement—The Business Combination—Conversion of Applied Common Stock in the Applied Merger” beginning on page 118 of this document for additional information regarding the conversion of Applied common stock in the Applied Merger.

Treatment of Applied Equity Awards in the Applied Merger

In connection with the Applied Merger, each Applied stock option and other Applied equity-based award that is outstanding immediately prior to the Applied Merger, whether or not vested, will be assumed by HoldCo and converted into a HoldCo stock option or other HoldCo equity-based award, as applicable. Based on the Applied conversion ratio, the number of HoldCo ordinary shares underlying each such HoldCo equity-based award will be equal to the number of shares of Applied common stock that were subject to such converted Applied equity-based awards and, if applicable, will have the same exercise prices as such converted Applied equity-based awards. See “The Business Combination Agreement—The Business Combination—Treatment of Stock Options and Other Equity-Based Awards” beginning on page 119 of this document for additional information regarding the assumption and conversion of Applied equity awards in connection with the Applied Merger.

The TEL Share Exchange

Exchange of TEL Common Stock in the TEL Share Exchange

In the TEL Share Exchange, each issued and outstanding share of TEL common stock will be exchanged in accordance with the TEL exchange ratio for 3.25 HoldCo ordinary shares. The TEL exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to consummation of the TEL Share Exchange. See “The Business Combination Agreement—The Business Combination—Exchange of TEL Common Stock in the TEL Share Exchange” beginning on page 119 of this document for additional information regarding the exchange of TEL common stock in the TEL Share Exchange.

Treatment of TEL Equity Awards in the TEL Share Exchange

In connection with the TEL Share Exchange, each TEL subscription right representing the right to acquire shares of TEL common stock from TEL that is outstanding immediately prior to the TEL Share Exchange, whether or not vested, will be acquired by TEL for no consideration and cancelled, and will be substituted with a subscription right to acquire HoldCo ordinary shares from HoldCo. The newly issued HoldCo subscription rights will cover 3.25 HoldCo ordinary shares for every share of TEL common stock that was covered by the cancelled TEL subscription rights, and will have exercise prices calculated by dividing the exercise prices of TEL subscription rights by 3.25. See “The Business Combination Agreement—The Business Combination—Treatment of Stock

Options and Other Equity-Based Awards” beginning on page 119 of this document for additional information regarding the cancellation and substitution of TEL subscription rights in connection with the TEL Share Exchange.

Directors and Executive Officers of HoldCo Following the Business Combination

HoldCo Board

Upon consummation of the Business Combination, the board of directors of HoldCo (which is referred to in this document as the “HoldCo Board”) will be a single-tier board of directors consisting initially of eleven directors, including:

—	Tetsuro Higashi, the current Representative Director and Chairman of the TEL Board, President and Chief Executive Officer of TEL;

—	Michael R. Splinter, the current Executive Chairman of the Applied Board;

—	Tetsuo Tsuneishi, the current Vice Chairman of the TEL Board;

—	Gary E. Dickerson, the current President and Chief Executive Officer of Applied;

—

three individuals (in addition to Mr. Dickerson and Mr. Splinter) designated by Applied who qualify as “independent directors” under the applicable rules of NASDAQ and applicable rules of the U.S. Securities and Exchange Commission (which is referred to in this document as the “SEC”);

—	three individuals (in addition to Mr. Higashi and Mr. Tsuneishi) designated by TEL who qualify as “independent directors” under the applicable rules of NASDAQ and applicable rules of the SEC; and

—	one individual designated jointly by Applied and TEL who qualifies as an “independent director” under the applicable rules of NASDAQ and applicable rules of the SEC.

Upon consummation of the Business Combination, Mr. Higashi will be Chairman of the HoldCo Board and Mr. Splinter and Mr. Tsuneishi will be Co-Vice Chairmen of the HoldCo Board.

Each of the HoldCo directors will be appointed at a general meeting of HoldCo shareholders for a term that will expire at the end of the following annual general meeting of HoldCo shareholders, and will serve until his or her successor is appointed or, if earlier, upon such director’s resignation, removal or death. The HoldCo Board will have a nominating committee (which is referred to in this document as the “HoldCo Nominating Committee”). For five years after the Business Combination, the HoldCo Nominating Committee’s recommendations to the HoldCo Board of individuals for appointment as HoldCo directors will take into account, with the intention of preserving, the composition of the HoldCo Board and the allocation of directors among those initially designated by Applied, those initially designated by TEL, and those initially designated jointly by Applied and TEL. The HoldCo Board will, in its discretion after taking into account all material relevant factors, submit a nomination of individuals for appointment as HoldCo directors, which individuals may, in name or composition, be the same as or different than those recommended by the HoldCo Nominating Committee. A resolution of the HoldCo Board to nominate a director can only be adopted by a majority representing two-thirds of the HoldCo directors then in office and entitled to vote.

Upon consummation of the Business Combination, HoldCo’s articles of association and rules for the board of directors will be substantially in the form of Annex F and Annex G of this document (which are referred to in this document, as the “HoldCo Articles of Association” and “HoldCo Board Rules,” respectively).

Executive Officers and HoldCo Executive Board

Upon consummation of the Business Combination, Mr. Dickerson will become the Chief Executive Officer of HoldCo and Robert J. Halliday, the current Chief Financial Officer of Applied, will become the Chief Financial Officer of HoldCo.

Upon consummation of the Business Combination, HoldCo will also establish an executive staff/board comprised of senior executives of HoldCo and its subsidiaries (which is referred to in this document as the “HoldCo Executive Board”). The Chief Executive Officer will be responsible for the day-to-day management of HoldCo and its subsidiaries, and may delegate specific duties regarding the operational management of HoldCo and the business enterprises connected therewith to members of the HoldCo Executive Board.

Upon consummation of the Business Combination, the HoldCo Executive Board will consist of:

—	six individuals designated by Applied; and

—	six individuals designated by TEL.

Third-Party Acquisition Proposals

Subject to specified exceptions, both Applied and TEL have agreed to not solicit or engage in discussions or negotiations with, or provide non-public information to, third parties in connection with an acquisition inquiry or acquisition proposal contemplating the acquisition of 15% or more of any class of Applied’s or TEL’s equity securities, 15% or more of Applied’s or TEL’s consolidated net revenue or the liquidation or dissolution of Applied, TEL or any of their respective significant subsidiaries, as further summarized under “The Business Combination Agreement—Covenants—No Solicitation of Acquisition Proposals or Acquisition Inquiries” beginning on page 129 of this document.

Notwithstanding these restrictions, Applied or TEL, as the case may be, may furnish nonpublic information to, or enter into discussions and negotiations with, third parties in response to an acquisition proposal that is reasonably expected to result in a Superior Offer (as described below under “The Business Combination Agreement—Covenants—Response to Superior Offers and Other Exceptions to the Non-Solicitation Provisions”) if certain conditions are satisfied, including that:

—	such acquisition proposal did not result from a breach of certain provisions of the Business Combination Agreement limiting the solicitation of acquisition proposals and acquisition inquiries;

—	failure to take such action would be a breach of the fiduciary duties of the board of directors under applicable legal requirements; and

—	the other party was given certain information concerning the acquisition proposal.

See “The Business Combination Agreement—Covenants—Response to Superior Offers and Other Exceptions to the Non-Solicitation Provisions” beginning on page 130 of this document for additional information concerning the non-solicitation provisions of the Business Combination Agreement and the exceptions thereto.

Conditions to Applied’s and TEL’s Obligations to Consummate the Business Combination

Consummation of the Business Combination is subject to the satisfaction of a number of conditions, including that:

—	the Business Combination Agreement shall have been duly adopted by the required Applied stockholder vote;

—	the TEL Share Exchange Agreement shall have been duly approved by the required TEL shareholder vote;

—

the CFIUS Condition (which has been satisfied) and the Antitrust Condition (each as described under “The Business Combination Agreement—Closing Conditions—Conditions to All Parties’ Obligations to Consummate the Business Combination” beginning on page 141 of this document) shall have been satisfied;

—	specified tax opinions and tax rulings have been received;

—	the other party’s representations and warranties be accurate to specified standards; and

—	the other party has not suffered a Material Adverse Effect (as described below under “The Business Combination Agreement—Material Adverse Effect” beginning on page 124 of this document).

See “The Business Combination Agreement—Closing Conditions” beginning on page 141 of this document for additional information regarding the conditions to the parties’ obligations to consummate the Business Combination.

Termination of the Business Combination Agreement

Right to Terminate

Applied and TEL may jointly agree to terminate the Business Combination Agreement at any time. In addition, Applied or TEL may unilaterally terminate the Business Combination Agreement in various circumstances, including if:

—	the Business Combination is not consummated by 11:59 p.m., Pacific Time, on September 24, 2014 (subject to a six-month extension in specified circumstances);

—	a governmental body issues a final order prohibiting the Business Combination;

—	the necessary Applied stockholder approval or TEL shareholder approval is not obtained;

—

an adverse Japanese tax ruling on certain Japanese tax matters is received prior to the SEC declaring this document effective under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the terminating party has not breached its tax covenants under the Business Combination Agreement in any material respect; or

—

the other party breaches its obligations under the Business Combination Agreement or the other party’s representations and warranties under the Business Combination Agreement are or become inaccurate, in each case, to specified standards.

See “The Business Combination Agreement—Termination of the Business Combination Agreement” beginning on page 145 of this document for additional information concerning the rights to terminate the Business Combination Agreement.

Termination Fees

Termination Fee Potentially Payable by Applied. Applied may be required to pay to TEL a termination fee of $400,000,000 if the Business Combination Agreement is terminated under specified circumstances, including:

—

termination by TEL following the occurrence of an Applied triggering event (as described in the Business Combination Agreement) (for example, the Applied Board’s failure to recommend the adoption of the Business Combination Agreement by its stockholders or Applied’s breach in any material respect of certain provisions of the Business Combination Agreement limiting the solicitation of acquisition proposals and acquisition inquiries);

—	termination by Applied due to the receipt of an adverse Japanese tax ruling on certain Japanese tax matters under specified circumstances; and

—	termination by either Applied or TEL following the failure of Applied stockholders to adopt the Business Combination Agreement by the required Applied stockholder vote while an acquisition proposal for Applied is pending, if Applied enters into certain acquisition transactions within one year from such termination.

See “The Business Combination Agreement—Termination of the Business Combination Agreement—Expenses; Termination Fees” beginning on page 147 of this document for additional information concerning termination fees potentially payable by Applied.

Termination Fee Potentially Payable by TEL. TEL may be required to pay to Applied a termination fee of $400,000,000 if the Business Combination Agreement is terminated under specified circumstances, including:

—

termination by Applied following the occurrence of a TEL triggering event (as described in the Business Combination Agreement) (for example, the TEL Board’s failure to recommend the approval of the TEL Share Exchange Agreement by its shareholders or TEL’s breach in any material respect of certain provisions of the Business Combination Agreement limiting the solicitation of acquisition proposals and acquisition inquiries);

—	termination by TEL due to the receipt of an adverse Japanese tax ruling on certain Japanese tax matters under specified circumstances; and

—

termination by either Applied or TEL following the failure of TEL shareholders to approve the TEL Share Exchange Agreement by the required TEL shareholder vote while an acquisition proposal for TEL is pending, if TEL enters into certain acquisition transactions within one year from such termination.

See “The Business Combination Agreement—Termination of the Business Combination Agreement—Expenses; Termination Fees” beginning on page 147 of this document for additional information concerning termination fees potentially payable by TEL.

Selected Financial Data

Selected Historical Financial Data of HoldCo

HoldCo was incorporated on January 6, 2014. Accordingly, HoldCo’s financial statement as of the date of this document consists only of HoldCo’s opening balance sheet and the notes thereto. As HoldCo has not conducted any material activities (other than those incident to its formation and to the matters contemplated by the Business Combination Agreement) as of the date of this document, HoldCo has omitted the statement of operations, statement of comprehensive income (loss), statement of cash flows and statement of stockholders’ equity.

The following selected opening balance sheet data of HoldCo as of January 6, 2014, has been derived from the audited HoldCo financial statement and related notes included on pages FIN-1 to FIN-5 of this document.

EUR

Ordinary shares (par value €0.01, 100 shares issued and outstanding)	€ 1
Additional paid-in capital	€ 5,022
Due from shareholder	(1)
Accumulated deficit	€ (5,022)

NET STOCKHOLDERS’ EQUITY	€ —

Selected Historical Financial Data of Applied

The following selected historical consolidated financial data has been taken from (1) the unaudited consolidated financial statements of Applied and related notes for the three months ended January 26, 2014 and January 27, 2013 and (2) the audited consolidated financial statements of Applied and related notes for the fiscal years ended October 25, 2009 through October 27, 2013, all of which have been prepared in accordance with U.S. GAAP. The selected data presented below should be read together with Applied’s audited consolidated financial statements incorporated by reference into this document. The data set forth below is not necessarily indicative of Applied’s results of future operations and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Applied’s Form 10-Q for the three months ended January 26, 2014 as filed with the SEC on February 20, 2014 and Form 10-K for the fiscal year ended October 27, 2013 as filed with the SEC on December 4, 2013, each of which is incorporated by reference into this document.

Consolidated Statement of Operations Data – Applied

	Three Months Ended
	January 26, 2014	January 27, 2013
	(Unaudited)
	(In millions, except percentages and per share amounts)
Net sales	$2,190	$1,573
Gross margin	$891	$582
(as a % of net sales)	40.7	37.0
Research, development and engineering	$356	$304
Operating income	$330	$39
(as a % of net sales)	15.1	2.5
Income before income taxes	$315	$18
Net income	$253	$34
Earnings per diluted share	$0.21	$0.03

Fiscal Year(1)	2013	2012	2011	2010	2009
	(in millions of U.S. dollars, except percentages and per share amounts)
Net sales	$7,509	$8,719	$10,517	$9,549	$ 5,014
Gross margin	$2,991	$3,313	$4,360	$3,715	$1,431
(as a % of net sales)	39.8	38.0	41.5	38.9	28.5
Research, development and engineering	$1,320	$1,237	$1,118	$1,143	$934
Operating income (loss)	$432	$411	$2,398	$1,384	$(394)
(as a % of net sales)	5.8	4.7	22.8	14.5	(7.9)
Income (loss) before income taxes	$350	$316	$2,378	$1,387	$(486)
Net income (loss)	$256	$109	$1,926	$938	$(305)
Earnings (loss) per diluted share	$0.21	$0.09	$1.45	$0.70	$(0.23)

(1) Applied’s fiscal year ends on the last Sunday in October.

Consolidated Balance Sheet Data – Applied

	January 26, 2014 (unaudited)	Fiscal Year End(1)
		2013	2012	2011	2010	2009

	(in millions of U.S. dollars)
Long-term debt	$1,946	$1,946	$1,946	$1,947	$204	$201
Other long-term liabilities	$535	$566	$656	$320	$315	$340
Total assets	$12,199	$12,043	$12,102	$13,861	$10,943	$9,574

(1) Applied’s fiscal year ends on the last Sunday in October.

Other Consolidated Financial Data – Applied

	Three Months Ended
	January 26, 2014	January 27, 2013
	(Unaudited)
	(In millions, except per share amounts)
New orders	$2,285	$2,113
Cash dividends declared per share	$0.10	$0.09

Fiscal Year(1)	2013	2012	2011	2010	2009

	(in millions of U.S. dollars, except per share amounts)
New orders	$8,466	$8,037	$10,142	$10,249	$4,097
Cash dividends declared per common share	$0.39	$0.35	$0.31	$0.27	$0.24

(1) Applied’s fiscal year ends on the last Sunday in October.

Selected Historical Financial Data of TEL

The following sets forth selected historical consolidated financial data for TEL.

The selected U.S. GAAP consolidated statement of operations data for the nine months ended December 31, 2013 and 2012 and the selected U.S. GAAP consolidated balance sheet data as of December 31, 2013 have been derived from the unaudited interim condensed consolidated financial statements of TEL and related notes included on pages FIN-54 to FIN-80 of this document. The unaudited interim condensed consolidated financial statements of TEL include, in the opinion of TEL management, all adjustments considered necessary for a fair statement of such interim financial statements.

The selected U.S. GAAP consolidated statement of operations data for each of the fiscal years ended March 31, 2013 and 2012 and the selected U.S. GAAP consolidated balance sheet data as of March 31, 2013 and 2012 have been derived from the audited consolidated financial statements and related notes included on pages FIN-6 to FIN-53 of this document. The selected Japanese GAAP consolidated statement of operations data for each of the fiscal years in the five-year period ended March 31, 2013 and the selected Japanese GAAP balance sheet data as of the end of each such fiscal year have been derived from the audited consolidated financial statements of TEL and related notes not included in this document.

The selected financial data for TEL presented below should be read together with the audited consolidated financial statements set forth on pages FIN-6 to FIN-53 and the unaudited interim condensed consolidated financial statements set forth on pages FIN-54 to FIN-80 of this document, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TEL” beginning on page 193 of this document. The results of operations for the historical periods included in the following table are not necessarily indicative of the results to be expected for future periods.

U.S. GAAP Consolidated Statement of Operations Data – TEL

	Nine Months Ended December 31,		Fiscal Year Ended March 31,
	2013	2012	2013	2012
	(in millions of Japanese yen, except percentages and per share amounts)
Net sales	¥380,137	¥415,816	¥531,873	¥650,590
Gross profit	¥138,700	¥140,795	¥181,432	¥247,138
(as a % of net sales)	36.5%	33.9%	34.1%	38.0%
Research and development expenses	¥69,388	¥67,130	¥90,519	¥99,836
Operating income (loss)	¥(1,930)	¥(7,544)	¥(7,566)	¥75,009
(as a % of net sales)	(0.5)%	(1.8)%	(1.4)%	11.5%
Income (loss) before income taxes and non-controlling interests	¥(6,818)	¥(4,646)	¥(6,127)	¥76,025
Net income (loss) attributable to TEL	¥(6,993)	¥(14,607)	¥(12,462)	¥46,853
Net income (loss) attributable to TEL per share (diluted)	¥(39.02)	¥(81.52)	¥(69.55)	¥261.17

Japanese GAAP Consolidated Statement of Operations Data – TEL

Fiscal Year(1)	2013	2012	2011	2010	2009
	(in millions of Japanese yen, except percentages and per share amounts)
Net sales	¥497,300	¥633,091	¥668,722	¥418,637	¥508,082
Gross profit	¥158,754	¥211,445	¥234,758	¥108,316	¥137,408
(as a % of net sales)	31.9	33.4	35.1	25.9	27.0
Research and development expenses	¥73,249	¥81,506	¥70,568	¥54,074	¥60,988
Operating income (loss)	¥12,549	¥60,443	¥97,871	¥(2,181)	¥14,711
(as a % of net sales)	2.5	9.5	14.6	(0.5)	2.9
Income (loss) before income taxes and minority interests	¥17,767	¥60,602	¥99,579	¥(7,768)	¥9,637
Net income (loss) attributable to TEL	¥6,076	¥36,726	¥71,924	¥(9,033)	¥7,543
Earnings (loss) per diluted share	¥33.85	¥204.72	¥401.10	¥(50.47)	¥42.12

(1) TEL’s fiscal year ends March 31.

U.S. GAAP Consolidated Balance Sheet Data – TEL

March 31,
	December 31, 2013	2013	2012
(in millions of Japanese yen)
Long-term debt	¥ 2,000	—	—
Other long-term liabilities	¥ 71,160	¥ 67,349	¥ 68,718
Total assets	¥ 890,034	¥ 815,789	¥ 862,650

Japanese GAAP Consolidated Balance Sheet Data – TEL

Fiscal Year End(1)	2013	2012	2011	2010	2009

	(in millions of Japanese yen)
Long-term debt	—	—	—	—	—
Other long-term liabilities	¥63,730	¥60,214	¥56,365	¥53,820	¥50,460
Total assets	¥775,528	¥783,611	¥809,205	¥696,352	¥668,998

(1) TEL’s fiscal year ends March 31.

Other Consolidated Financial Data – TEL

	Nine Months Ended December 31,		Fiscal Year Ended March 31,
	2013	2012	2013	2012	2011	2010	2009
	(in millions, except per share amounts)
New orders	¥496,458	¥311,014	¥450,627	¥540,951	¥734,894	¥478,441	¥365,953
Cash dividends declared per common share (in Japanese yen)	¥25.00	¥25.00	¥51.00	¥80.00	¥114.00	¥12.00	¥24.00
Cash dividends declared per common share(1) (in U.S. dollars)	$0.24	$0.30	$0.56	$1.03	$1.39	$0.13	$0.26

(1) Calculated using the Japanese yen to U.S. dollar exchange rate from Bloomberg on the date the dividends were paid.

TEL Recent Developments

On January 30, 2014, TEL announced that, amid uncertainties surrounding demand for thin film silicon PV panels, TEL has determined to halt its development, production and sales of PV panel production equipment and limit its future operations to support for such equipment already delivered by it.

On April 1, 2014, TEL sold to Tokyo Electron Device Limited (which is referred to in this document as “TED”) 636,000 of its shares in TED. On April 15, 2014, TEL sold an additional 1,484,000 shares of TED common stock in an underwritten offering. As a result of these transactions, as of April 15, 2014, TEL owned 37.7% of TED.

Selected Pro Forma Condensed Combined Financial Data of HoldCo

HoldCo, Applied and TEL have different fiscal year-ends. The unaudited pro forma condensed combined statements of operations of HoldCo combine the audited results of Applied for the 12 months ended October 27, 2013 and unaudited results of Applied for the three months ended January 26, 2014 with the unaudited results of TEL for the twelve months ended September 30, 2013 and the three months ended December 31, 2013, respectively. The unaudited pro forma condensed combined statements of operations give pro forma effect to the Business Combination as if it had been consummated as of October 28, 2012. The unaudited pro forma condensed combined balance sheet of HoldCo combines the historical balance sheets of Applied as of January 26, 2014 and of TEL as of December 31, 2013 and gives pro forma effect to the Business Combination as if it had been consummated on January 26, 2014.

The unaudited pro forma condensed combined financial statements of HoldCo have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of HoldCo. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 25. The following selected unaudited pro forma condensed combined financial data should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 153.

	Twelve Months Ended October 27, 2013	Three Months Ended January 26, 2014
(In millions of U.S. dollars, except per share amounts)
Statement of Operations Data:
Net sales	$12,616	$3,549
Gross margin	$4,035	$1,363
Research, development and engineering	$2,329	$596
Operating income (loss)	$(827)	$225
Income (loss) before income taxes	$(858)	$209
Net income (loss) attributable to HoldCo	$(595)	$173
Income (loss) per diluted share	$(0.33)	$0.10
Weighted average common shares, diluted	1,784	1,784

		January 26, 2014
(In millions of U.S. dollars)
Balance Sheet Data:
Working capital		$8,105
Long-term debt		$1,965
Stockholders’ equity		$17,525
Total assets		$25,397

Selected Per Share Information and Exchange Rates

Comparative Per Share Information for Applied and TEL

The following table sets forth the closing market prices per share of Applied common stock as reported by NASDAQ and the closing market prices per share of TEL common stock as reported by the TSE on an actual and equivalent per share basis on the following dates:

—

the last trading day prior to the time at which Applied and TEL publicly announced the Business Combination Agreement, which, with respect to trading of Applied common stock on NASDAQ, was September 23, 2013 (Eastern Time), and, with respect to trading of TEL common stock on the TSE, was September 24, 2013 (Japan Standard Time); and

—

the latest practicable trading date prior to the date of this document, which, with respect to trading of Applied common stock on NASDAQ, was May 12, 2014 (Eastern Time), and, with respect to trading of TEL common stock on the TSE, was May 12, 2014 (Japan Standard Time).

	Applied Common Stock	TEL Common Stock
	NASDAQ Trading	TSE Trading	Equivalent Price per Share
	(in U.S. dollars)	(in Japanese yen)	(in U.S. dollars)
Last trading day prior to announcement(1)	$15.99	¥4,850	$49.07	(2)
Latest practicable trading date prior to the date of this document(3)	$19.47	¥6,001	$58.76	(4)

(1)	September 23, 2013 (Eastern Time) with respect to the market price of Applied common stock, and September 24, 2013 (Japan Standard Time) with respect to the market price of TEL common stock.
(2)

The equivalent market price per share of TEL common stock has been determined by multiplying the closing market price of one share of TEL common stock on September 24, 2013 (Japan Standard Time) by the exchange rate of U.S. dollars per Japanese yen of 0.010118 as reported by Bloomberg at 4:00 p.m. on September 23, 2013 (Eastern Time).

(3)	May 12, 2014 (Eastern Time) with respect to the market price of Applied common stock, and May 12, 2014 (Japan Standard Time) with respect to the market price of TEL common stock.
(4)

The equivalent market price per share of TEL common stock has been determined by multiplying the closing market price of one share of TEL common stock on May 12, 2014 (Japan Standard Time) by the exchange rate of U.S. dollars per Japanese yen of 0.009791 as reported by Bloomberg at 4:00 p.m. on May 12, 2014 (Eastern Time).

Source:  Bloomberg.

The market prices of Applied common stock and TEL common stock could change significantly and may not be indicative of the market prices of HoldCo ordinary shares once they start trading. Because the Applied conversion ratio and TEL exchange ratio will not be adjusted for changes in the market prices of Applied common stock or TEL common stock, the value of the HoldCo ordinary shares that you will receive in the Business Combination may vary significantly from the value implied by the market prices of shares of Applied common stock or TEL common stock on the date of the Business Combination Agreement, the date of this document, the date on which Applied stockholders vote on adoption of the Business Combination Agreement and the date on which TEL shareholders vote on approval of the TEL Share Exchange Agreement. You are urged to obtain current market quotations for Applied common stock and TEL common stock before making your decision with respect to the adoption of the Business Combination Agreement, in the case of Applied stockholders, or the approval of the TEL Share Exchange Agreement, in the case of TEL shareholders. Applied shares are listed on NASDAQ under the symbol “AMAT.” TEL shares are listed on the TSE under the number “8035.”

Exchange Rates

The following table shows for the period from April 1, 2008 through December 31, 2013, the low, high, average and period exchange rate U.S. dollars per Japanese yen:

	Exchange Rates
	Low	High	Average	Period End
	(U.S. dollars per Japanese yen)
Fiscal Years ended March 31,
2009	0.009049	0.011464	0.009994	0.010104
2010	0.009902	0.011574	0.010781	0.010700
2011	0.010569	0.012675	0.011700	0.012029
2012	0.011697	0.013188	0.012670	0.012068
2013	0.010386	0.012904	0.012099	0.010614
2014 (through December 31, 2013)	0.009497	0.010748	0.010068	0.009497

Source:  Bloomberg.

The rates presented above may differ from the actual rates used in the preparation of HoldCo’s financial statements and other financial information appearing in this document. HoldCo’s inclusion of such rates is not meant to suggest that the U.S. dollar amounts actually represent Japanese yen amounts or that such amounts could have been converted to U.S. dollars at any particular rate, if at all.

Comparative Per Share Data

The following table sets forth certain historical and pro forma combined financial information. The pro forma combined basic and diluted net loss per share data assumes that the Business Combination was consummated at the beginning of the respective historical periods set forth for Applied and TEL.

The pro forma combined basic and diluted net loss per share data was prepared based on the audited results of operations for Applied for the 12 months ended October 27, 2013 and unaudited results of Applied for the three months ended January 26, 2014 with unaudited results of operations for TEL for the 12 months ended September 30, 2013 and the three months ended December 31, 2013, respectively. The pro forma combined net book value per share data was prepared based on the unaudited consolidated balance sheet of Applied as of January 26, 2014 and the unaudited consolidated balance sheet of TEL as of December 31, 2013.

The information below should be read in conjunction with the audited and unaudited financial statements of Applied and TEL and the accompanying notes to such financial statements, all of which are incorporated by reference or included in this document. See the section entitled “Where You Can Find More Information” beginning on page 280. You are urged to also read the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 153.

	Historical				HoldCo Pro Forma Combined
	Applied	TEL
	Twelve Months Ended October 27, 2013	Twelve Months Ended September 30, 2013	Pro Forma Adjustments
	(In millions, except per share amounts)
Basic net income (loss) per share	$0.21	$(2.14)			$(0.33)
Diluted net income (loss) per share	$0.21	$(2.14)			$(0.33)
Cash dividends declared per share	$0.39	$0.57			$0.32
Weighted average number of shares:
Basic	1,202	179	405	(1)	1,786
Diluted	1,219	179	405		1,784

(1)	To reflect the exchange of shares of TEL common stock to HoldCo ordinary shares at the TEL exchange ratio.

	Historical				HoldCo Pro Forma Combined
	Applied	TEL
	Three Months Ended January 26, 2014	Three Months Ended December 31, 2013	Pro Forma Adjustments
	(In millions, except per share amounts)
Basic net income (loss) per share	$0.21	$(0.14)			$0.10
Diluted net income (loss) per share	$0.21	$(0.14)			$0.10
Book value per share	$5.91	$29.45			$9.82
Cash dividends declared per share	$0.10	$0.26			$0.09
Weighted average number of shares:
Basic	1,206	180	404	(1)	1,790
Diluted	1,225	180	404		1,784

(1)	To reflect the exchange of shares of TEL common stock to HoldCo ordinary shares at the TEL exchange ratio.

Comparison of Shareholder Rights

Until consummation of the Applied Merger, Delaware law and the Applied certificate of incorporation and bylaws will continue to govern the rights of Applied stockholders. Until consummation of the TEL Share Exchange, Japanese law and the TEL articles of incorporation and the other governing documents of TEL will continue to govern the rights of TEL shareholders. After consummation of the Applied Merger (with respect to Applied stockholders) and the TEL Share Exchange (with respect to TEL shareholders), Dutch law and the HoldCo Articles of Association will govern the rights of HoldCo shareholders.

There are certain differences in the rights of Applied stockholders and TEL shareholders prior to the Business Combination and the rights of HoldCo shareholders after the Business Combination. See “Comparison of Shareholder Rights” beginning on page 230 of this document for additional information.

Tax Considerations

The Business Combination will be taxable to Applied stockholders for U.S. federal income tax purposes and is intended to be tax-free to TEL shareholders for Japanese tax purposes, except to the extent that the TEL shareholders receive cash in lieu of fractional shares or receive cash pursuant to the exercise of dissenters’ rights. Applied stockholders and TEL shareholders should read carefully the information included under “Material Tax Consequences of the Business Combination” beginning on page 247 of this document for a more detailed discussion of material U.S. federal, Japanese, and Dutch tax consequences of the Business Combination. Applied stockholders and TEL shareholders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Business Combination.

Appraisal and Dissenters’ Rights

Applied Appraisal Rights

Applied has concluded that Applied stockholders are not entitled to appraisal rights in connection with the Applied Merger under the Delaware General Corporation Law (which is referred to in this document as the “DGCL”). However, a detailed summary of the statutory requirements of Section 272 of the DGCL for exercising appraisal rights is included under “Applied Appraisal Rights” beginning on page 270 of this document for reference in the event it is determined that appraisal rights are available to Applied stockholders in connection with the Applied Merger.

TEL Dissenters’ Rights

TEL shareholders are entitled to demand that TEL purchase their shares of TEL common stock at fair value in connection with the TEL Share Exchange under the Companies Act of Japan. A summary of the procedures set forth in the Companies Act of Japan and other relevant laws that TEL shareholders must follow in order to exercise dissenters’ rights is included under “TEL Dissenters’ Rights” beginning on page 275 of this document.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained or incorporated by reference into this document in evaluating the Business Combination and the proposals to be voted on at the Applied Special Meeting and the TEL Shareholder Meeting. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of HoldCo following the Business Combination. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by HoldCo, Applied and TEL which later may prove to be incorrect or incomplete.

Risks Relating to the Business Combination

The Applied conversion ratio and TEL exchange ratio in the Business Combination are fixed and will not be adjusted in the event of any change in either Applied’s or TEL’s stock price.

The Applied conversion ratio and TEL exchange ratio, which determine the number of HoldCo ordinary shares to be received by Applied stockholders and TEL shareholders, respectively, in the Business Combination, are fixed, and will not vary even if the market prices of Applied common stock or TEL common stock vary. The respective market prices of Applied common stock and TEL common stock immediately prior to consummation of the Business Combination may vary significantly from their respective prices on the date of the Business Combination Agreement, the date of this document, the date on which Applied stockholders vote on adoption of the Business Combination Agreement and the date on which TEL shareholders vote on approval of the TEL Share Exchange Agreement. Because the Applied conversion ratio and the TEL exchange ratio will not be adjusted to reflect any changes in the market price of Applied common stock or TEL common stock, the value of the consideration paid to Applied stockholders and TEL shareholders in the Business Combination may be higher or lower than the value implied by the market value of their shares on earlier dates.

Changes in share price may result from a variety of factors that are beyond the control of HoldCo, Applied or TEL, including their respective business prospects, market conditions, regulatory considerations, governmental actions, legal proceedings and other developments. Such changes may occur prior to or after the date of the Applied Special Meeting and the TEL Shareholder Meeting. Market assessments of the benefits of the Business Combination and of the likelihood that the Business Combination will be consummated, as well as general and industry-specific market and economic conditions, may also have an adverse effect on Applied and TEL share prices prior to consummation of the Business Combination.

It is possible that the Business Combination may not be consummated for an extended period of time after the Applied Special Meeting and the TEL Shareholder Meeting. As a result, the market prices of Applied common stock and TEL common stock may vary significantly during the period from the date of the Applied Special Meeting and the date of the TEL Shareholder Meeting until the closing date of the Business Combination.

Investors are urged to obtain up-to-date prices for Applied common stock, the shares of which are listed on NASDAQ under the symbol “AMAT,” and TEL common stock, the shares of which are listed on the TSE under the number “8035.”

The need to obtain required regulatory approvals may delay or prevent consummation of the Business Combination or reduce the estimated benefits of the Business Combination.

Consummation of the Business Combination is conditioned upon, among other things, the receipt of material governmental authorizations, consents, orders and approvals, including the approval of certain competition and antitrust authorities and securities authorities, as further described under “Regulatory Approvals Related to the Business Combination” beginning on page 150 of this document. These regulatory conditions may not be satisfied for an extended period of time after the Applied Special Meeting and the TEL Shareholder Meeting, which may delay consummation of the Business Combination. Some or all of these regulatory conditions may not ultimately be satisfied at all, which may prohibit consummation of the Business Combination.

Governmental bodies may seek to impose burdensome conditions on granting such approvals, including:

—	significant divestitures of, or other changes relating to, the businesses, operations or assets of Applied or TEL;

—	changes to the structure of the Business Combination, including changes to the governance structure of HoldCo and its subsidiaries or the HoldCo Articles of Association; and

—	other remedies that would restrict the conduct of HoldCo’s business after consummation of the Business Combination.

If governmental bodies seek to impose these or other conditions, lengthy negotiations may ensue among such governmental bodies, Applied and TEL. Such negotiations may delay consummation of the Business Combination. In addition, if the conditions sought by governmental bodies would amount to a Substantial Detriment (which is summarized under “The Business Combination Agreement—Covenants—Antitrust and Other Regulatory Approvals” beginning on page 137 of this document), Applied and TEL will not be obligated to accept the conditions under the Business Combination Agreement, as a result of which governmental bodies may not grant required approvals, the regulatory conditions under the Business Combination Agreement may not be satisfied, and consummation of the Business Combination may not occur. Any restrictions that are ultimately agreed upon in order to obtain necessary approvals may limit HoldCo’s potential to undertake future acquisitions, integrate parts of the businesses of Applied or TEL, or otherwise take certain actions after the Business Combination is consummated, and, therefore, reduce the anticipated benefits of the Business Combination. None of HoldCo, Applied or TEL can predict what, if any, changes may be required by governmental bodies whose regulatory approvals are required.

HoldCo may fail to realize the savings, operational synergies or other benefits currently anticipated from the Business Combination in the expected time frame or at all.

The success of the Business Combination will depend, in part, on HoldCo’s ability to realize anticipated operational synergies from combining the businesses of Applied and TEL. Applied and TEL currently estimate that HoldCo will achieve approximately $250 million in annualized run-rate cost synergies by the end of HoldCo’s first full fiscal year after consummation of the Business Combination and $500 million in run-rate cost synergies in HoldCo’s third full fiscal year. In addition, Applied and TEL anticipate that meaningful savings and other benefits will be realized as a result of the new corporate structure that will result from the Business Combination.

The businesses of Applied and TEL may not be combined in a manner that permits currently expected operating synergies, savings or other benefits to be realized in the time currently expected or at all. A variety of factors may adversely affect HoldCo’s ability to realize the currently expected operating synergies, savings and other benefits of the Business Combination, including:

—	the failure to take advantage of Applied’s or TEL’s common global supply chain;

—	the failure to successfully optimize Applied’s or TEL’s facilities footprint;

—	the failure to successfully streamline Applied’s or TEL’s logistics;

—	the failure to optimize the ownership structure for Applied’s or TEL’s legal entities and assets, and to harmonize Applied’s and TEL’s product flows and transfer pricing policies; and

—	the failure to otherwise integrate Applied’s or TEL’s respective businesses, including their technology platforms.

HoldCo may not be able to successfully integrate the businesses and operations of Applied and TEL in a timely fashion or at all.

Applied and TEL currently operate as independent companies, and will continue to do so until consummation of the Business Combination. Following the Business Combination, HoldCo’s management will need to integrate Applied’s and TEL’s respective businesses, technologies, organizations, procedures, policies and operations, as well as address differences in the business cultures of Applied and TEL. The integration process may prove to be more complex and time-consuming and require substantially more resources and effort than currently anticipated, which could have a material adverse effect on HoldCo’s ongoing businesses and relationships with market participants, employees, regulators and others.

The financial analyses and forecasts considered by Applied and TEL and their respective financial advisors may not be realized, which may adversely affect the market price of HoldCo ordinary shares following the Business Combination.

In performing their financial analyses and rendering their opinions regarding the fairness, from a financial point of view, of the Applied conversion ratio and TEL exchange ratio, as applicable, each of the respective financial advisors to Applied and TEL independently reviewed and relied on, among other things, internal stand-alone and pro forma financial analyses and forecasts as separately provided to each respective financial advisor by Applied and TEL. See “The Business Combination—Certain Financial Projections Reviewed by the Applied Board and Applied’s Financial Advisor” beginning on page 78 of this document and “The Business Combination—Certain Financial Projections Provided to and Reviewed by TEL’s Financial Advisor” beginning on page 91 of this document for additional information. These analyses and forecasts were prepared by, or as directed by, the managements of Applied or TEL, as applicable. Except for certain limited short-term guidance provided in the ordinary course by TEL, none of these analyses or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, U.S. GAAP, Japanese GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Applied and TEL. Accordingly, there can be no assurance that Applied’s or TEL’s financial condition or results of operations will be consistent with those set forth in such analyses and forecasts, which could have a material adverse effect on the market price of HoldCo ordinary shares following the Business Combination.

HoldCo has no operating or financial history and its results of operations may differ significantly from the unaudited pro forma financial data included in this document.

HoldCo has been recently incorporated and has no operating history and no revenues. This document includes unaudited pro forma condensed combined financial statements for HoldCo. The unaudited pro forma condensed combined statement of operations of HoldCo combines the historical audited results of operations of Applied for the year ended October 27, 2013 and unaudited results of Applied for the three months ended January 26, 2014 with the historical unaudited results of operations of TEL for the 12 months ended September 30, 2013 and the three months ended December 31, 2013, respectively, and gives pro forma effect to the Business Combination as if it had been consummated as of October 28, 2012. The unaudited pro forma condensed combined balance sheet of HoldCo combines the historical balance sheets of Applied and TEL as of January 26, 2014 and December 31, 2013, respectively, and gives pro forma effect to the Business Combination as if it had been consummated on January 26, 2014.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, addresses a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of HoldCo. Accordingly, HoldCo’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document.

During the pre-closing period, Applied and TEL are prohibited from entering into certain transactions that might otherwise be beneficial to Applied, TEL or their respective stockholders.

Until the earlier of consummation of the Business Combination or termination of the Business Combination Agreement, Applied and TEL are subject to certain limitations on the operations of their businesses, each as summarized under the “The Business Combination Agreement—Covenants” beginning on page 125 of this document, including, subject to specified exceptions, limitations on:

—	soliciting, negotiating or entering into acquisition transactions alternative to the Business Combination;

—

acquiring other entities and assets (whether by merger, asset purchase or other methods) or entering into other strategic transactions (such as licenses) that would result in costs in excess of certain thresholds or that would be reasonably likely to prevent or delay the Business Combination;

—	operating outside the ordinary course of business;

—	paying dividends in excess of certain thresholds;

—	repurchases and issuances of its securities; and

—	certain other business activities.

The limitations on Applied’s and TEL’s conduct of their businesses during this period could have the effect of delaying or preventing other strategic transactions and may, in some cases, make it impossible to pursue business opportunities that are available only for a limited time.

Uncertainties about the Business Combination may cause a loss of key management personnel and other key employees.

Applied and TEL are dependent on the experience and industry knowledge of their respective key management personnel and other key employees to operate their businesses and execute their business plans. HoldCo’s success following the Business Combination will depend in part upon its ability to retain Applied’s and TEL’s existing key management personnel and other key employees and attract new management personnel and other key employees. Current and prospective employees of Applied and TEL may experience uncertainty about their roles with HoldCo following the Business Combination, which may adversely affect the ability of HoldCo to retain or attract management personnel and other key employees.

Uncertainty regarding the Business Combination may cause customers, suppliers and channel partners to delay or defer decisions concerning Applied or TEL or seek to change existing arrangements.

There may be uncertainty regarding whether the Business Combination will occur. This uncertainty may cause customers and suppliers to delay or defer decisions concerning Applied or TEL, which could negatively affect their respective businesses. Customers and suppliers may also seek to change existing agreements with Applied or TEL as a result of the Business Combination for these or other reasons.

Failure to consummate the Business Combination could negatively affect the prices of Applied common stock or TEL common stock and cause Applied or TEL to suffer legal actions and incur material liabilities.

If the Business Combination is not consummated, the ongoing businesses of Applied or TEL may be adversely affected by a variety of factors, including:

—

having lost any benefits that would have accrued from the Business Combination, as well as those that would have accrued from opportunities, if any, that were not taken as a result of the pendency of the Business Combination;

—	having taken advantage of certain opportunities and accrued the related benefits later than if the Business Combination had not been pending at the time they first became available; and

—	having had the management of Applied and TEL focused on the Business Combination for an extended period of time instead of on other management issues or opportunities.

The prices of shares of Applied common stock and TEL common stock prior to consummation of the Business Combination or termination of the Business Combination Agreement may reflect a market assumption that the Business Combination will occur, meaning that a failure to consummate the Business Combination could result in a decline in the prices of Applied common stock and TEL common stock.

In addition, Applied or TEL may be damaged by termination of the Business Combination Agreement in more direct ways, including by:

—

being required to pay a termination fee of $400 million under certain circumstances provided in the Business Combination Agreement, as summarized below under “The Business Combination Agreement—Termination of the Business Combination Agreement” beginning on page 145 of this document; and

—

becoming subject to litigation related to entering into or failing to consummate the Business Combination, including direct actions by holders of the shares of Applied common stock or TEL common stock against Applied’s or TEL’s directors and officers for breaches of fiduciary duty, derivative actions brought by shareholders in the name of Applied or TEL against the other or against third parties, and enforcement proceedings brought by governmental bodies.

Applied’s and TEL’s directors and executive officers have interests in the Business Combination in addition to those of Applied stockholders and TEL shareholders, respectively.

In considering the recommendations of the Applied Board and TEL Board with respect to the Business Combination, you should be aware that some of Applied’s and TEL’s directors and executive officers have interests in the Business Combination in addition to interests they might have as Applied stockholders and TEL shareholders, respectively. For more information, see “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination” beginning on page 101 of this document.

The IRS may not agree with the conclusion that HoldCo should be treated as a foreign corporation for U.S. federal tax purposes following the Business Combination.

Although HoldCo will be incorporated in the Netherlands, the U.S. Internal Revenue Service (which is referred to in this document as the “IRS”) may assert that HoldCo should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal tax purposes pursuant to Section 7874 (which is referred to in this document as “Section 7874”) of the U.S. Internal Revenue Code of 1986, as amended (which is referred to in this document as the “Code”). For U.S. federal tax purposes, a corporation generally is considered a tax resident in the jurisdiction of its organization or incorporation. Because HoldCo is incorporated in the Netherlands, it ordinarily would be classified as a foreign corporation under these rules (and, therefore, a non-U.S. tax resident).

However, under Section 7874, a foreign-incorporated entity may be treated as a U.S. corporation for U.S. federal tax purposes in certain circumstances. For HoldCo to be treated as a foreign corporation for U.S. federal tax purposes under Section 7874, either (1) the existing stockholders of Applied must own (within the meaning of Section 7874) less than 80% (by both vote and value) of HoldCo ordinary shares by reason of holding shares in Applied (which is referred to in this document as the “ownership test”) or (2) HoldCo’s business activities in the Netherlands after the Business Combination, taking into account the activities of HoldCo’s expanded affiliated group, must be substantial when compared to the expanded affiliated group’s worldwide activities. The existing Applied stockholders are currently expected to own less than 80% of HoldCo ordinary shares by reason of their ownership of shares of Applied common stock. Assuming, as the parties expect, that Applied stockholders do receive less than 80%, by vote and value, of the HoldCo ordinary shares by reason of owning shares of Applied common stock as determined under Section 7874, then HoldCo should be treated as a foreign corporation for U.S. federal tax purposes. It is possible that the IRS could disagree with the position that the ownership test is satisfied and assert that Section 7874 applies to treat HoldCo as a U.S. corporation following the Business Combination. In addition, new statutory or regulatory provisions under Section 7874 or otherwise could be enacted or promulgated that adversely affect HoldCo’s status as a foreign corporation for U.S. federal tax purposes, and any such provisions could have retroactive application. If HoldCo were to be treated as a U.S. corporation for federal tax purposes, HoldCo would be subject to U.S. corporate income tax on its worldwide income, and the income of its foreign subsidiaries would be subject to U.S. tax when repatriated or when deemed recognized under the U.S. tax rules for controlled foreign subsidiaries. In such a case, HoldCo would be subject to substantially greater U.S. tax liability than currently contemplated. Moreover, in such a case, a non-U.S. shareholder of HoldCo would be subject to U.S. withholding tax on the gross amount of any dividends paid by HoldCo to such shareholder. Any such U.S. corporate income or withholding tax could be imposed in addition to, rather than in lieu of, any Dutch corporate income tax or withholding tax that may apply. The risks of HoldCo becoming simultaneously subject to the corporate income taxes and withholding taxes of multiple jurisdictions, as well as the risk of Dutch withholding taxes applying to dividends paid by HoldCo as a general matter, are further described in the risk factors below.

Applied’s and TEL’s respective obligations to consummate the Business Combination are subject to a condition that Applied has received a tax opinion supporting the U.S. federal tax classification of HoldCo as a foreign corporation (as summarized below under “The Business Combination Agreement—Closing Conditions—Conditions to Applied’s Obligations to Consummate the Business Combination” beginning on page 143 of this document and “The Business Combination Agreement—Closing Conditions—Conditions to TEL’s Obligations to Consummate the Business Combination” beginning on page 144 of this document).

For further discussion of the application of Section 7874 to the Business Combination, see “Material Tax Consequences of the Business Combination—Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences of the Business Combination to Applied and HoldCo—U.S. Federal Tax Classification of HoldCo as a Result of the Business Combination” beginning on page 249 of this document.

Future changes to the tax laws under which HoldCo is expected to be treated as a foreign corporation for U.S. federal tax purposes and changes in other tax laws relating to multinational corporations could adversely affect HoldCo.

As described in this document, under current law, HoldCo is expected to be treated as a foreign corporation for U.S. federal tax purposes. Changes to Section 7874 or the U.S. Treasury regulations promulgated thereunder could affect HoldCo’s status as a foreign corporation for U.S. federal tax purposes, and any such changes could have prospective or retroactive application. Since Section 7874 was enacted, there have been various proposals to broaden the scope of Section 7874, including, most recently, a provision in the U.S. presidential administration’s 2015 budget proposals which, if enacted in its present form, would be effective for transactions completed after December 31, 2014. The administration’s proposal would, among other things, treat a foreign acquiring corporation as a U.S. corporation under Section 7874 if the former shareholders of the U.S. corporation own more than 50% of the shares of the foreign acquiring corporation after the transaction, or if the foreign corporation’s affiliated group has substantial business activities in the United States and the foreign corporation is primarily managed and controlled in the United States. This proposal, if enacted in its present form and if in effect at the time of the closing, would likely cause HoldCo to be treated as a U.S. corporation for U.S. federal tax purposes. In addition, recent legislative proposals have aimed to expand the scope of U.S. corporate tax residence. Such legislation, if passed, could also affect HoldCo’s status as a foreign corporation for U.S. federal tax purposes. Any of these changes to such laws or regulations could adversely affect HoldCo.

Moreover, the U.S. Congress, government agencies in non-U.S. jurisdictions where HoldCo and its affiliates do business, and the Organization for Economic Co-operation and Development have recently focused on issues related to the taxation of multinational corporations. As a result, the tax laws in the U.S. and other countries in which HoldCo and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect HoldCo.

Section 7874 may limit Applied’s and its U.S. affiliates’ ability to utilize their U.S. tax attributes to offset certain U.S. taxable income, if any, generated by the Business Combination and other contemplated transactions for a period of time following the Business Combination.

In certain cases, after a foreign corporation acquires a U.S. corporation, Section 7874 limits the ability of the acquired U.S. corporation and its U.S. affiliates to utilize U.S. tax attributes, such as net operating losses, to offset U.S. taxable income resulting from certain transactions. These limits are described in more detail in “Material Tax Consequences of the Business Combination—Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences of the Business Combination to Applied and HoldCo—Potential Limitation on the Utilization of Applied’s (and Its U.S. Affiliates’) Tax Attributes” beginning on page 251 of this document. Based on the limited guidance available, HoldCo is currently assuming that this limitation will apply following the Business Combination. As a result, HoldCo currently does not expect to take the position that Applied or its U.S. affiliates will be able to utilize their U.S. tax attributes to offset their U.S. taxable income, if any, resulting from certain taxable transactions following the Business Combination. Notwithstanding this limitation, HoldCo expects that Applied will be able to fully utilize its U.S. tax attributes before they expire. As a result of this limitation, however, it may take Applied longer to utilize its U.S. tax attributes. Moreover, contrary to these expectations, it is possible that the limitation under Section 7874 on the utilization of U.S. tax attributes could prevent Applied from fully utilizing its U.S. tax attributes before they expire if Applied does not generate taxable income consistent with its expectations.

HoldCo may be or become taxable in a jurisdiction other than the Netherlands and may be or become a “dual resident company” for tax purposes and this may increase the aggregate tax burden on HoldCo and its shareholders.

Because HoldCo is incorporated under Dutch law, it will be treated for Dutch corporate income tax purposes as a resident of the Netherlands. Based on the currently contemplated management structure of HoldCo and the current tax laws of the United States, Japan and the Netherlands, as well as applicable income tax treaties and current interpretations thereof, HoldCo expects to be a tax resident solely of the Netherlands. The determination of whether a company is a tax resident of a given jurisdiction is highly fact-specific, and a jurisdiction other than the Netherlands could assert that HoldCo is a tax resident of that jurisdiction. Moreover, the applicable tax laws of any jurisdiction, or interpretations thereof, may change, possibly retroactively, and, as a consequence, HoldCo may be or become a tax resident of a jurisdiction other than the Netherlands, or may be or become a tax resident of both the Netherlands and one or more other jurisdictions. If HoldCo were to be treated as a tax resident of a jurisdiction other than or in addition to the Netherlands, HoldCo could be subject to corporate income tax in that other jurisdiction, and could be required to withhold tax on dividends paid by HoldCo to its shareholders under the applicable laws of that jurisdiction. Depending on the existence and terms of a tax treaty between the Netherlands and that other jurisdiction, the corporate income tax and withholding tax imposed by that other jurisdiction could be in addition to, rather than in lieu of, the corporate income tax and withholding tax imposed by the Netherlands.

The Business Combination may not allow HoldCo to maintain efficient global cash management and a low effective corporate tax rate.

HoldCo believes that after the Business Combination HoldCo should be able to efficiently manage its cash globally and to achieve a competitive worldwide effective corporate tax rate. HoldCo’s actual effective tax rate may vary from this expectation and that variance may be material. HoldCo cannot give any assurance as to what its effective tax rate will be after the Business Combination because of, among other things, uncertainty regarding the tax policies of the jurisdictions where HoldCo will operate. Additionally, the tax laws of the Netherlands and other jurisdictions could change in the future, and such changes could cause a material change in HoldCo’s effective tax rate.

Dividends, distributions and other intra-group payments from Applied, TEL or HoldCo’s other subsidiaries to HoldCo or to each other may be subject to withholding taxes.

Dividends, distributions and other intra-group payments from Applied, TEL or HoldCo’s other subsidiaries to HoldCo or to each other may be subject to withholding taxes imposed by the jurisdiction in which the entity making the payment is organized or is a tax resident. Unless these withholding taxes are fully credited against the income tax liability of the entity receiving the payment or fully refunded, these dividends, distributions and other intra-group payments among HoldCo and its subsidiaries may increase HoldCo’s aggregate tax burden. Although HoldCo intends to arrange the ownership of its subsidiaries and intercompany payments with a view to minimizing the incurrence of such withholding taxes and, where appropriate, to seek tax rulings to confirm that exemptions from withholding taxes (or reductions in the applicable withholding tax rates) will be available, there can be no assurance that such arrangements will have the intended result or that such rulings will be obtained.

Furthermore, dividends, distributions and other intra-group payments from Applied or its U.S. affiliates to certain non-U.S. subsidiaries of HoldCo may be subject to U.S. withholding tax at a rate of 30% unless the entity receiving such payments can demonstrate that it qualifies for reduction or elimination of the U.S. withholding tax under the income tax treaty between the United States and the jurisdiction in which the entity is organized or is a tax resident. In certain cases, treaty qualification may depend on whether at least 50% of the ultimate beneficial owners of HoldCo are qualified residents of the United States or the treaty jurisdiction within the meaning of the applicable treaty. There can be no assurance that HoldCo will satisfy this beneficial ownership requirement at the time when such dividends, distributions or other payments are made. Moreover, the IRS may challenge HoldCo’s determination that the beneficial ownership requirement is satisfied. If HoldCo does not satisfy the beneficial ownership requirement, such dividends, distributions or other payments may be subject to 30% U.S. withholding tax.

If counterparties to certain agreements with, or authorities in charge of certain permits held by, Applied or TEL do not consent to the Business Combination, change-of-control rights under those agreements or permits may be triggered as a result of the Business Combination, which could cause HoldCo to lose the benefit of such agreements or permits and incur material liabilities or replacement costs.

Applied and TEL may be parties to agreements or possess permits that contain change-of-control provisions that will be triggered as a result of the Business Combination. If the counterparties to these agreements or the authorities responsible for such permits do not consent to the Business Combination, the counterparties or authorities may have the ability to exercise certain rights (including termination rights), resulting in Applied or TEL incurring liabilities as a consequence of breaching such agreements or operating without such permits, or causing Applied or TEL to lose the benefit of such agreements or permits or incur costs in seeking replacement agreements or permits.

Applied or TEL may waive one or more of the closing conditions without re-soliciting stockholder approval.

Applied or TEL may determine to waive, in whole or in part, one or more of the conditions to its obligations to consummate the Business Combination. Applied and TEL currently expect to evaluate the materiality of any waiver and its effect on Applied stockholders or TEL shareholders in light of the facts and circumstances at the time to determine whether any amendment of this document or any re-solicitation of proxies or voting cards is required in light of such waiver. Any determination whether to waive any condition to the Business Combination or as to re-soliciting stockholder approval or amending this document as a result of a waiver will be made by Applied or TEL at the time of such waiver based on the facts and circumstances as they exist at that time.

Risks Relating to Ownership of HoldCo Ordinary Shares

The rights of HoldCo shareholders and the responsibilities of HoldCo executive and non-executive directors will be governed by Dutch law and HoldCo’s organizational documents and these rights and responsibilities differ in some respects from the rights of Applied stockholders and TEL shareholders and the responsibilities of directors and officers under Delaware law and Japanese law and the current organizational documents of Applied and TEL.

Following the Business Combination, HoldCo’s corporate affairs will be governed by the HoldCo Articles of Association and the laws governing companies incorporated in the Netherlands. The rights of HoldCo shareholders and the responsibilities of HoldCo executive and non-executive directors under Dutch law will differ from the rights of Applied stockholders and TEL shareholders and the responsibilities of a company’s board of directors and executive officers under the laws of Delaware and Japan. In some cases, the rights of HoldCo shareholders or the responsibilities of HoldCo executive and non-executive directors will be narrower under Dutch law than under Delaware law or Japanese law, and in some cases they will be broader. See “Comparison of Shareholder Rights” beginning on page 230 of this document for a summary of these differences in rights and responsibilities.

In the performance of its duties, the HoldCo Board will be required by Dutch law to act in the interest of the company and its affiliated business, and to consider the interests of the company, its shareholders, employees and other stakeholders in all cases with reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, interests of the holders of HoldCo ordinary shares.

Existing Applied stockholders and TEL shareholders will own less of the outstanding equity of, and have less voting power in, HoldCo than they did with respect to Applied and TEL prior to the Business Combination.

After consummation of the Business Combination, the Applied stockholders and TEL shareholders will own a smaller percentage of HoldCo than they currently own of Applied and TEL, respectively. Immediately after consummation of the Business Combination, former Applied stockholders and former TEL shareholders will own approximately 68% and 32%, respectively, of the outstanding HoldCo ordinary shares. Consequently, Applied stockholders, as a group, will have reduced percentage ownership and voting power in HoldCo compared to their percentage ownership and voting power in Applied, and TEL shareholders, as a group, will have reduced percentage ownership and voting power in HoldCo compared to their percentage ownership and voting power in TEL.

Declaration, payment and amounts of dividends, if any, to holders of HoldCo ordinary shares will be uncertain and subject to a number of factors, including HoldCo’s profits and capital reserves under Dutch law, and distributions of operating earnings to HoldCo by Applied, TEL and their respective subsidiaries.

Whether any dividend is declared or paid to holders of HoldCo ordinary shares, and the amounts of any dividends that are declared or paid, are uncertain and depend on a number of factors. The HoldCo Board will have discretion to declare a dividend, which may be based on a number of considerations, including HoldCo’s results of operations and capital management plans and the market price of HoldCo ordinary shares. In addition, the amount of dividends that may be declared by the HoldCo Board will be limited by Dutch law. Under Dutch law, HoldCo will be permitted to make distributions to its shareholders and other persons entitled to distributable profits only up to the amount of the part of HoldCo’s net assets which exceeds the nominal value of the share capital of HoldCo and reserves that must be maintained by law and the HoldCo Articles of Association, as determined on the basis of HoldCo’s standalone statutory accounts based on Dutch generally accepted accounting principles. HoldCo’s ability to pay dividends and the amount of any dividends ultimately paid in respect of the HoldCo ordinary shares will be subject to the extent to which HoldCo receives funds, directly or indirectly, from its operating subsidiaries, including Applied and TEL. The ability of Applied and TEL to make distributions to HoldCo will depend on satisfying Delaware law and Japanese law requirements, respectively, with respect to such distributions, and the ability of Applied and TEL to receive distributions from their own respective subsidiaries will depend on the laws of the jurisdictions in which such subsidiaries are organized.

Dividends paid on HoldCo ordinary shares, which may include amounts paid by HoldCo to repurchase HoldCo ordinary shares, will generally be subject to Dutch withholding tax.

Dividends, if any, paid on HoldCo ordinary shares will generally be subject to a 15% Dutch dividend withholding tax. In certain circumstances, amounts paid by HoldCo to repurchase its shares may be treated as dividends that are subject to the withholding tax. In such a case, if the repurchase of HoldCo ordinary shares is from an unknown seller, HoldCo will be responsible for the tax payment, on a grossed-up basis at a 17.65% rate. See “Material Tax Consequences of the Business Combination—Material Dutch Tax Considerations—Material Dutch Tax Consequences of Owning and Disposing of HoldCo Ordinary Shares Received in the Applied Merger or the TEL Share Exchange—Dividend Withholding Tax” beginning on page 266 of this document for further discussion of the Dutch dividend withholding tax.

U.S. civil liabilities may not be enforceable.

HoldCo is organized under the laws of the Netherlands, and, as such, the rights of holders of HoldCo ordinary shares and the civil liability of the HoldCo directors will be governed by the laws of the Netherlands and the HoldCo Articles of Association. A substantial portion of HoldCo’s assets will be located outside of the United States. In addition, certain members of the HoldCo Board and certain officers of HoldCo, as well as certain experts named in this document, may reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States on HoldCo or such individuals, or to enforce outside the United States any judgments obtained against such persons in U.S. courts in any action, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. In addition, it may be difficult for investors to enforce rights predicated upon the U.S. federal securities laws in original actions brought in courts in jurisdictions located outside the United States (including the Netherlands) or enforce claims for punitive damages.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters (other than arbitral awards). A final judgment for the payment of money rendered by any federal or state court in the United States which is enforceable in the United States, whether or not predicated solely upon U.S. federal securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to a Dutch court the final judgment rendered by the U.S. court. If and to the extent that the Dutch court finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, the Dutch court will generally tend to give binding effect to the judgment of the court of the United States without substantive re-examination or re-litigation on the merits of the subject matter, unless the judgment contravenes principles of public policy of the Netherlands.

There can be no assurance that U.S. investors will be able to enforce against HoldCo or members of its board of directors, officers or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

Anti-takeover provisions in HoldCo’s charter documents or that are otherwise available under Dutch law could discourage, delay or prevent a change in control of HoldCo and may affect the market price of HoldCo ordinary shares.

Some provisions of HoldCo’s charter documents, such as the ability under the HoldCo Articles of Association to issue preference shares to a Dutch foundation (stichting) with the objective of safeguarding HoldCo against unauthorized changes in control, as well as certain provisions of the Dutch Corporate Governance Code or Dutch law, may discourage, delay or prevent a change in control of HoldCo, even if such a change in control is sought by HoldCo shareholders. See “Comparison of the Shareholder Rights” beginning on page 230 of this document for a summary of such anti-takeover provisions.

If HoldCo is unable to implement and maintain effective internal controls over financial reporting in the future, investors may lose confidence in the accuracy and completeness of HoldCo’s financial reports, and the market price of HoldCo ordinary shares may be negatively affected.

Pursuant to Sections 302 and 404 of the Sarbanes-Oxley Act of 2002, management of HoldCo will be required to certify to and report on, and HoldCo’s independent registered public accounting firm will be required to attest to, the effectiveness of HoldCo’s internal controls over financial reporting with respect to the operations of HoldCo as of the end of each fiscal year. In addition, pursuant to Article 24-4-4 Paragraph 1 of the Financial Instruments and Exchange Act of Japan, HoldCo will be required to file a report that its controls ensure the appropriateness of its financial reporting systems, which controls must be audited by an independent certified public accountant or audit firm. The rules governing the standards that must be met for management to assess HoldCo’s internal controls over financial reporting are complex and require significant documentation, testing and possible remediation.

The continuing effort to comply with regulatory requirements relating to internal controls will likely cause HoldCo to incur increased expenses and diversion of management’s time and other internal resources. TEL and its subsidiaries have not previously been subject to the requirements of Section 404. Similarly, Applied and its subsidiaries have not previously been subject to the requirements of the Financial Instruments and Exchange Act of Japan.

HoldCo also may encounter problems or delays in completing the implementation of any changes necessary to make a favorable assessment of its internal controls over financial reporting. In addition, in connection with the attestation process required under the Sarbanes-Oxley Act by HoldCo’s independent registered public accounting firm, HoldCo may encounter problems or delays in completing the implementation of any requested improvements or receiving a favorable attestation. If HoldCo cannot favorably assess the effectiveness of its internal controls over financial reporting, or if HoldCo’s independent registered public accounting firm is unable to provide an unqualified attestation report on HoldCo’s assessment, there could be a material adverse effect on investors’ confidence and the price of HoldCo ordinary shares.

If HoldCo issues additional HoldCo ordinary shares in the future, the value and voting power of HoldCo ordinary shares issued in connection with the Business Combination may become diluted as more HoldCo ordinary shares become issued and outstanding.

HoldCo may undertake additional offerings of HoldCo ordinary shares or of securities convertible into HoldCo ordinary shares after the Business Combination. The resulting increase in the number of HoldCo ordinary shares issued and outstanding and the possibility of sales of such HoldCo ordinary shares may depress the future trading price of HoldCo ordinary shares after the Business Combination. In addition, if such additional issuances of HoldCo ordinary shares occur, the voting power of then existing HoldCo shareholders may be diluted.

There has been no prior public market for HoldCo ordinary shares, and the market price of HoldCo ordinary shares may be volatile due to a variety of factors.

HoldCo plans to list the HoldCo ordinary shares on NASDAQ and the TSE. However, an active public market or demand for HoldCo ordinary shares may not develop or be sustained after the Business Combination. HoldCo cannot predict the extent to which a trading market will develop or how liquid that market may become.

The market price of HoldCo ordinary shares may be volatile. Broad general economic, political, market and industry factors may adversely affect the market price of HoldCo ordinary shares, regardless of HoldCo’s actual operating performance. Factors that could cause fluctuations in the price of HoldCo ordinary shares may include:

—	actual or anticipated variations in quarterly operating results and the results of competitors;

—	changes in financial estimates by HoldCo or by any securities analysts that might cover HoldCo ordinary shares;

—	conditions or trends in the industries in which HoldCo will operate, including regulatory changes or changes in the marketplace for semiconductor manufacturing equipment;

—	changes in the market valuations of semiconductor equipment manufacturing companies, or other companies operating in the semiconductor industry;

—	announcements by HoldCo or its competitors of significant acquisitions, strategic partnerships or divestitures;

—	announcements of investigations or regulatory scrutiny of HoldCo’s operations or lawsuits filed against it;

—	additions or departures of key personnel; and

—	issues or sales of HoldCo ordinary shares, including sales of shares by its directors and officers or significant investors.

Under certain circumstances, Dutch law could require HoldCo to institute a works council which could limit or hinder HoldCo’s ability to implement certain strategic initiatives.

Under Dutch law, any entity that directly employs 50 or more persons in the Netherlands must implement a works council (ondernemingsraad). If future developments cause HoldCo to have 50 or more employees in the Netherlands, then HoldCo will be required to institute a works council. Instituting a works council may limit or hinder HoldCo’s ability to act quickly or act at all under certain circumstances, as the works council would have a right of consultation on certain proposed material actions of HoldCo, which would include contemplated acquisitions, dispositions, financing arrangements (including the granting of guarantees or security), joint ventures and dismissals and appointments of directors. In addition, the works council would have a right of approval on employment-related and labor-related matters.

Under certain circumstances, Dutch law could require HoldCo to comply with the “Dutch large company regime,” which could limit certain rights of HoldCo shareholders, including the ability to nominate and dismiss members of the HoldCo Board.

Under Dutch law, in certain circumstances, HoldCo could become subject to the statutory regime of the Netherlands known as the Dutch large company regime (structuurregeling) (the “Dutch Large Company Regime”). If HoldCo becomes subject to the Dutch Large Company Regime, then the Dutch Large Company Regime would, among other things: (1) prevent HoldCo shareholders from dismissing individual members of the HoldCo Board; and (2) require that the HoldCo Board nominate at least one-third of candidates for election as non-executive directors based on the recommendation of the works council(s) of the HoldCo group (if such works council(s) choose to exercise such recommendation rights under the Dutch Large Company Regime).

Under the Dutch Large Company Regime, all executive directors of the HoldCo Board would be appointed by non-executive directors of the HoldCo Board rather than being nominated by the Holdco Board for election by a general meeting of Holdco shareholders.

HoldCo could become subject to the Dutch Large Company Regime if, for an uninterrupted three-year period: (1) the sum of HoldCo’s issued capital and reserves (including retained earnings) equals at least €16 million, (2) HoldCo or one or more of its subsidiaries (or registered partnerships in which HoldCo is a fully liable partner) that are organized in the Netherlands has established due to legal requirements a works council, and (3) HoldCo, together with its subsidiaries (or registered partnerships in which HoldCo is a fully liable partner), employs 100 or more persons in the Netherlands. However, under current Dutch law, HoldCo will qualify for an exemption from the Dutch Large Company Regime for holding companies (the “Holding Company Exemption”) if: (1) HoldCo’s activities are exclusively or almost exclusively limited to managing and financing its group companies; and (2) a majority of the aggregate of employees of HoldCo and its group work outside of the Netherlands. Two of Applied’s subsidiaries that are incorporated in the Netherlands have implemented works councils, and Applied currently expects those subsidiaries to become subsidiaries of HoldCo upon consummation of the Business Combination. As of the date of this document, less than a majority of the aggregate of Applied’s and TEL’s and their respective subsidiaries’ employees work in the Netherlands. HoldCo is currently expected to limit its activities exclusively or almost exclusively to managing and financing its subsidiaries. Notwithstanding the foregoing, there can be no assurance that HoldCo will not become subject to the Dutch Large Company Regime.

Risks Relating to the Business of HoldCo

Unless the context requires otherwise, references to “HoldCo” in this section are to HoldCo as directly or indirectly affected by, acting through, or having the attributes of, one or more of Applied, TEL and their respective direct and indirect subsidiaries, in each case, by virtue of HoldCo’s direct or indirect ownership thereof following consummation of the Business Combination.

The industries that HoldCo will serve are volatile and difficult to predict.

As a supplier to the global semiconductor, flat panel display and solar industries, HoldCo will be subject to business cycles, the timing, length and volatility of which can be difficult to predict and which vary by industry. These industries historically have been cyclical due to sudden changes in customers’ requirements for new manufacturing capacity and advanced technology, which depend in part on customers’ capacity utilization, production volumes, access to affordable capital, end-use demand, consumer buying patterns and inventory levels relative to demand, as well as the rate of technology transitions and general economic conditions. These changes have historically affected the timing and amounts of purchases and investments in technology by Applied’s and TEL’s customers, and will continue to affect HoldCo’s orders, net sales, operating expenses and net income.

To meet rapidly changing demand in the industries it will serve, HoldCo will need to accurately forecast demand and effectively manage its resources and production capacity for and across its segments, and may incur unexpected or additional costs to align its business operations with market conditions. During periods of increasing demand for its products, HoldCo will need to have sufficient manufacturing capacity and inventory to meet customer demand, effectively manage its supply chains, attract, retain and motivate a sufficient number of qualified employees, and continue to control costs. During periods of decreasing demand, HoldCo will need to reduce its costs and align its cost structure with prevailing market conditions, effectively manage its supply chains and motivate and retain key employees.

HoldCo will be exposed to risks associated with the uncertain global economy.

Uncertain global economic conditions and weak growth in key regions, along with uncertainties in the financial markets and national debt, fiscal concerns and government austerity measures in various regions, are posing challenges to the industries in which HoldCo will operate. The semiconductor and flat panel display industries depend largely on consumer spending, while the solar industry depends in part on government incentives and the availability of financing for PV installations. Economic uncertainty and related factors exacerbate negative trends in business and consumer spending and may cause certain of HoldCo’s customers to delay, cancel or refrain from placing orders for equipment or services, which may in turn reduce HoldCo’s net sales, reduce backlog and affect HoldCo’s ability to convert backlog to sales. Uncertain market conditions, difficulties in obtaining capital or reduced profitability may also cause some customers to scale back operations, exit businesses, merge with other manufacturers or file for bankruptcy protection and potentially cease operations, which can also result in lower sales and/or additional inventory or bad debt expense for HoldCo. These conditions may similarly affect key suppliers, which could impair their ability to deliver parts and result in delays for HoldCo’s products or added costs. In addition, these conditions may lead to strategic alliances by, or consolidation of, other equipment manufacturers, which could adversely affect HoldCo.

Uncertainty about future economic and industry conditions will make it more challenging for HoldCo to forecast its operating results, make business decisions and identify and prioritize the risks that may affect its business, sources and uses of cash, financial condition and results of operations. HoldCo may be required to implement additional cost reduction efforts, including restructuring activities, which may adversely affect HoldCo’s ability to capitalize on opportunities. In addition, Applied and TEL each has historically maintained an investment portfolio that is subject to general credit, liquidity, foreign exchange, market and interest rate risks. The risks to HoldCo’s combined investment portfolio may be exacerbated if financial market conditions deteriorate and, as a result, the value and liquidity of the investment portfolio, as well as returns on pension assets, could be negatively impacted and lead to impairment charges. Applied and TEL each also has maintained cash balances in various bank accounts globally in order to fund normal operations. If any of these financial institutions becomes insolvent, it could limit HoldCo’s ability to access cash in the affected accounts.

HoldCo will be exposed to risks associated with a highly concentrated customer base.

HoldCo’s customer base is expected to be highly concentrated. For Applied, in its 2013 fiscal year, two customers accounted for approximately 40% of Applied’s consolidated net sales. For TEL, in its 2013 fiscal year, two customers accounted for approximately 30% of TEL’s net sales. HoldCo’s semiconductor customer base is expected to be highly concentrated as a result of economic and industry conditions. For Applied, in its 2013 fiscal year, three semiconductor manufacturers accounted for approximately 65% of Applied’s Silicon Systems Group net sales. HoldCo’s display customer base is also expected to be highly concentrated.

In addition, certain customers have experienced significant ownership or management changes, consolidated with other manufacturers, outsourced manufacturing activities or engaged in collaboration or cooperation arrangements with other equipment manufacturers. Customers have entered into strategic alliances or industry consortia that have increased the influence of key industry participants in technology decisions made by their partners. Also, certain customers are making an increasingly greater percentage of their respective industry’s capital equipment investments. Further, claims or litigation involving key industry participants have resulted and may continue to result in changes in their sourcing strategies and other outcomes.

In this environment, contracts or orders from a relatively limited number of manufacturers are expected to account for a substantial portion of HoldCo’s business. The mix and type of customers, and sales to any single customer, may vary significantly from quarter to quarter and from year to year. As HoldCo’s products will be configured to customer specifications, changing, rescheduling or canceling orders may result in significant, non-recoverable costs. If customers do not place orders, or they substantially reduce, delay or cancel orders, HoldCo may not be able to replace the business, which could have a material adverse effect on HoldCo’s results of operations. Major customers may also seek, and on occasion receive, pricing, payment terms, intellectual property-related rights, or other commercial terms that are less favorable to HoldCo.

HoldCo will be exposed to risks as a result of ongoing changes in the various industries in which it will operate.

The global semiconductor, flat panel display, solar and related industries in which HoldCo will operate are characterized by ongoing changes affecting some or all of these industries that are expected to impact the demand for or profitability of HoldCo’s products, including:

—	the nature and timing of technology inflections;

—

the nature, timing and degree of visibility of changes in consumer demand for electronic products, including those related to fluctuations in consumer buying patterns tied to seasonality or the introduction of new products, and the effects of these changes on foundry and other customers’ businesses and, in turn, on demand for HoldCo’s products;

—	increasing capital requirements for building and operating new fabrication plants and customers’ ability to raise the necessary capital;

—	differences in growth rates among the semiconductor, flat panel display and solar industries;

—	the increasing importance of establishing, improving and maintaining strong relationships with customers;

—	the increasing cost and complexity for customers to move from product design to volume manufacturing, which may slow the adoption rate of new manufacturing technology;

—	the need to continually reduce the total cost of manufacturing system ownership;

—

the heightened importance to customers of system reliability and productivity and the effect on demand for fabrication systems as a result of their increasing productivity, device yield and reliability;

—	manufacturers’ ability to reconfigure and re-use fabrication systems;

—	the increasing importance of, and difficulties in, developing products with sufficient differentiation to influence customers’ purchasing decisions;

—	requirements for shorter cycle times for the development, manufacture and installation of manufacturing equipment;

—	price and performance trends for semiconductors, flat panel displays and solar PVs, and the corresponding effect on demand for such products;

—	the increasing importance of the availability of spare parts to maximize the time that customers’ systems are available for production;

—	the increasing role for and complexity of software in HoldCo’s products; and

—	the increasing focus on reducing energy usage and improving the environmental impact and sustainability associated with manufacturing operations.

HoldCo will be exposed to risks as a result of ongoing changes specific to the semiconductor industry.

Historically, the largest proportion of Applied’s consolidated net sales and profitability has been derived from sales of manufacturing equipment by its Silicon Systems Group to the global semiconductor industry. In addition, a majority of the revenues of Applied Global Services is from sales of service products to semiconductor manufacturers. Similarly, the largest proportion of TEL’s consolidated net sales and profitability has historically been derived from sales of manufacturing equipment and related service products by TEL’s Semiconductor Production Equipment business to the global semiconductor industry. The semiconductor industry is characterized by ongoing changes particular to this industry that may impact the demand for or profitability of HoldCo’s semiconductor equipment and service products, including:

—

the increasing cost of research and development due to many factors, including decreasing linewidths on a silicon chip, the use of new materials, new and more complex device structures, more applications and process steps, increasing silicon chip design costs, and the increasing cost and complexity of integrated manufacturing processes;

—	the need to reduce product development time, despite the increasing difficulty of technical challenges;

—	the growing number of types and varieties of semiconductors and number of applications across multiple substrate sizes;

—

the increasing cost and complexity for semiconductor manufacturers to move more technically advanced capability and smaller linewidths to volume manufacturing, and the resulting impact on the rates of technology transition and investment in capital equipment;

—

challenges in generating organic growth given semiconductor manufacturers’ levels of capital expenditures and the allocation of capital investment to market segments that HoldCo does not expect to serve, such as lithography;

—

the growing demand for mobility products, such as tablets and smartphones, and corresponding industry investment in devices that require fewer of HoldCo’s products to manufacture, such as NAND flash memory, than are needed to make devices used in other applications, such as DRAM for personal computers;

—	the adoption of cloud-based memory storage, particularly for mobility products, and the associated inhibiting effect on NAND bit growth rates;

—

the increasing frequency and complexity of technology transitions and inflections, such as 3-D transistors and advanced interconnects, and HoldCo’s ability to timely and effectively anticipate and adapt to these changes;

—

shorter cycle times between order placements by customers (particularly foundries) and product shipment, which may lead to inventory write-offs and manufacturing inefficiencies that decrease gross margin;

—	competitive factors that make it difficult to enhance market share, including challenges in securing development-tool-of-record (DTOR) and production-tool-of-record (PTOR) positions with customers;

—	shifts in sourcing strategies by computer and electronics companies that may impact the equipment requirements of HoldCo’s foundry customers;

—	the concentration of new wafer starts in Korea and Taiwan, where service penetration and service-revenue-per-wafer-start may be lower than in other regions; and

—

the increasing fragmentation of semiconductor markets, leading certain markets to become too small to support the cost of a new fabrication plant, while others require less technologically advanced products.

HoldCo will need to accurately forecast, and allocate appropriate resources and investment towards addressing, key technology changes and inflections in order to enable opportunities for market share gains. For example, the industry transition from 300mm to 450mm wafers presents opportunities as well as risks and uncertainties, including those related to cost, technical complexity, timing and demand for manufacturing equipment and services. Several of Applied’s and TEL’s semiconductor customers have invested in another wafer fabrication equipment supplier to help fund development of 450mm and other new technologies, which may influence the timing of technology transitions, funding allocations or other matters.

HoldCo will be exposed to risks as a result of ongoing changes specific to the flat panel display industry.

The global flat panel display industry historically has experienced considerable volatility in capital equipment investment levels, due in part to the limited number of display manufacturers, the concentrated nature of end-use applications, excess production capacity relative to end-use demand and panel manufacturer profitability. Industry growth has depended primarily on consumer demand for increasingly larger and more advanced TVs and, more recently, on demand for smartphones and other mobile devices, which demand is highly sensitive to cost and improvements in technologies and features. The display industry is characterized by ongoing changes particular to this industry that may impact the demand for or profitability of HoldCo’s display products, including:

—

the timing and extent of an expansion of manufacturing facilities in China by Chinese display manufacturers and manufacturers from other countries, and the ability of non-Chinese manufacturers to obtain government approvals for building or expanding manufacturing facilities in China on a timely basis;

—	the rate of transition to larger substrate sizes for TVs and the resulting effect on capital intensity in the industry and on HoldCo’s product differentiation, gross margins and returns on investment;

—

the importance of new types of display technologies, such as low temperature polysilicon, organic light-emitting diode and metal oxide, and new touch panel films, such as anti-reflective and anti-fingerprint; and

—	uncertainty with respect to future display technology end-use applications and growth drivers.

HoldCo will be exposed to risks as a result of ongoing changes specific to the solar industry.

Investment levels in capital equipment for the global solar industry have experienced considerable volatility. In recent years, global solar PV production capacity has exceeded end-use demand, causing customers to significantly reduce or delay investments in manufacturing capacity and new technology, or to cease operations. The global solar industry is characterized by ongoing changes specific to this industry that may impact the demand for and/or the profitability of HoldCo’s solar products, including:

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the need to continually decrease the cost-per-watt of electricity produced by solar PV products to at or below grid parity in more global regions by, among other things, reducing operating costs and increasing throughputs for solar PV manufacturing, and improving the conversion efficiency of solar PVs;

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the variability and uncertainty of government energy policies and their effect in influencing the rate of growth of the solar PV industry, including the availability and amount of incentives for solar power such as tax credits, feed-in tariffs, rebates, renewable portfolio standards that require electricity providers to sell a targeted amount of energy from renewable sources and goals for solar installations on government facilities;

—	the number of solar PV manufacturers and amount of global production capacity for solar PVs, primarily in China;

—

the filing of regulatory unfair trade proceedings against solar PVs from China, where most of Applied’s solar equipment sales have been concentrated, which has resulted in the assessment of duties on solar cells and modules imported from China and led to other trade-related conflicts and outcomes;

—	the varying levels of operating and industry experience among solar PV manufacturers and the resulting differences in the nature and extent of customer support services requested by customers;

—	challenges associated with marketing and selling manufacturing equipment and services to a diverse and diffuse customer base;

—	the growth of market segments in which neither Applied nor TEL has traditionally participated, such as passivation;

—	the availability and condition of used solar equipment, which impacts demand for new equipment;

—	complexities associated with government-affiliated entities as customers, for example in China;

—	the financial condition of solar PV customers and their access to affordable financing and capital; and

—

solar panel manufacturing overcapacity, which has led to weak industry operating performance and outlooks, deterioration of the solar equipment market and a worsening of the financial condition of certain customers.

On January 30, 2014, TEL announced that, amid uncertainties surrounding demand for thin film silicon PV panels, TEL has determined to halt its development, production and sales of PV panel production equipment and limit it future operations to support for such equipment already delivered by it.

Operating in multiple industries, and the entry into new markets and industries, entail additional challenges and obligations.

As part of its growth strategy, HoldCo will need to successfully expand into related or new markets and industries, either with existing products or with new products developed internally or obtained through acquisitions. The entry into different markets involves additional challenges, including those arising from:

—	the need to devote additional resources to develop new products for, and operate in, new markets;

—	the need to develop new sales and technical marketing strategies, cultivate relationships with new customers and meet different customer service requirements;

—	differing rates of profitability and growth among multiple businesses;

—	the ability to anticipate demand, capitalize on opportunities and avoid or minimize risks;

—	the complexity of managing multiple businesses with variations in production planning, execution, supply chain management and logistics;

—	the adoption of new business models, business processes and systems;

—	the ability to rapidly expand or reduce operations to meet increased or decreased demand, respectively, and the associated effect on working capital;

—	new materials, processes and technologies;

—	the need to attract, motivate and retain employees with skills and expertise in these new areas;

—	new and more diverse customers and suppliers, including some with limited operating histories, uncertain or limited funding, evolving business models or locations in unfamiliar regions;

—	new or different competitors with potentially more financial or other resources, industry experience or established customer relationships;

—	entry into new industries and countries, with differing levels of government involvement, laws and regulations and of business, employment and safety practices;

—	third parties’ intellectual property rights; and

—	the need to comply with, or work to establish, industry standards and practices.

In addition, Applied has historically from time to time received funding from United States and other government agencies for certain strategic development programs to increase its research and development resources and address new market opportunities. TEL has from time to time received funding and subsidies from Japan and other government agencies for similar purposes. As a condition to such government funding and subsidies, HoldCo may be subject to certain record-keeping, audit, intellectual property rights-sharing or other obligations.

HoldCo will need to continually innovate, commercialize its products and adapt its businesses and product offerings to respond to competition and rapid technological changes.

HoldCo will operate in a highly competitive environment. HoldCo’s future success will depend on many factors, including the effective commercialization and customer acceptance of its equipment, services and related products. In addition, HoldCo will need to successfully execute its growth strategy, including enhancing market share in existing markets, expanding into related markets, cultivating new markets and exceeding industry growth rates, while constantly improving its operational performance. The development, introduction and support of a broadening set of products in more collaborative, geographically diverse, open and varied competitive environments have grown more complex and expensive over time. Furthermore, new or improved products may entail higher costs and reduced profits. HoldCo’s performance may be adversely affected if it does not timely, cost-effectively and successfully:

—	identify and address technology inflections, market changes, new applications, customer requirements and end-user demand;

—

develop new products and technologies, improve and develop new applications for existing products, and adapt similar products for use by customers in different applications and markets with varying technical requirements;

—	differentiate its products from those of competitors and any disruptive technologies, meet customers’ performance specifications, appropriately price products and achieve market acceptance;

—	maintain operating flexibility to enable different responses to different markets, customers and applications;

—	enhance its worldwide operations across all business segments to reduce cycle time, enable continuous quality improvement, reduce costs and enhance design for manufacturability and serviceability;

—	focus on product development and sales and marketing strategies that address customers’ high value problems and foster strong customer relationships;

—

allocate resources, including people and research and development funding, among its products and between the development of new products and the enhancement of existing products, as most appropriate and effective for future growth;

—	reduce the cost and improve the productivity of capital invested in research and development activities;

—	accurately forecast demand, work with suppliers and meet production schedules for its products;

—	improve its manufacturing processes and achieve cost efficiencies across product offerings;

—	adapt to changes in value offered by companies in different parts of the supply chain;

—	qualify products for evaluation and, in turn, volume manufacturing with its customers; and

—

implement changes in its design engineering methodology, including those that enable reduction of material costs and cycle time, greater commonality of platforms and types of parts used in different systems, greater effectiveness of product life cycle management and reduced energy usage and environmental impact.

HoldCo will be exposed to the risks of operating a global business.

HoldCo will be a global company incorporated in the Netherlands with dual headquarters located in Santa Clara, California and Tokyo, Japan and with research and development and manufacturing facilities, and key suppliers, in China, Germany, Israel, Italy, Japan, Korea, Singapore, Switzerland, Taiwan and the United States. HoldCo is also expected to expand its business and operations into new countries. The global nature of HoldCo’s business and operations, combined with the need to continually improve HoldCo’s operating cost structure, presents challenges, including those arising from:

—	varying regional and geopolitical business conditions and demands;

—

political and social attitudes, laws, rules, regulations and policies within countries that favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;

—	customer- or government-supported efforts to influence HoldCo to conduct more of its operations and sourcing in a particular country;

—

variations among, and changes in, local, regional, national or international laws and regulations (including intellectual property, labor, tax and import/export laws), as well as the interpretation and application of such laws and regulations;

—	global trade issues, including those related to the interpretation and application of import and export licenses, as well as international trade disputes;

—	positions taken by governmental agencies regarding possible national commercial and/or security issues posed by international business operations;

—	fluctuating raw material, commodity, energy and shipping costs or shipping delays;

—

challenges associated with managing more geographically diverse operations and projects, which require an effective organizational structure and appropriate business processes, procedures and controls;

—	a more diverse workforce with different experience levels, cultures, customs, business practices and worker expectations;

—	variations in the ability to develop relationships with local customers, suppliers and governments;

—

fluctuations in interest rates and currency exchange rates, including the relative strength or weakness of the U.S. dollar and the Japanese yen against each other and of each against the euro and other currencies;

—	the need to provide sufficient levels of technical support in different locations around the world;

—

political instability, natural disasters (such as earthquakes, floods or storms), pandemics, social unrest, terrorism or acts of war in locations where HoldCo has operations, suppliers or sales, or that may influence the value chain of the industries that HoldCo serves;

—	the need for an effective business continuity plan if a disaster or other event occurs that could disrupt business operations;

—	the need to regularly reassess the size, capability and location of global infrastructure and make appropriate changes;

—	cultural and language differences;

—	difficulties and uncertainties associated with the entry into new countries;

—	hiring and integration of an increasing number of new workers, including in countries such as India and China;

—	the increasing need for the workforce to be more mobile and work in or travel to different regions;

—	uncertainties with respect to economic growth rates in various countries; and

—	uncertainties with respect to growth rates for the manufacture and sale of semiconductors, flat panel displays and solar PVs in the developing economies of certain countries.

Applied and TEL have historically faced, and HoldCo will likely continue to face, many of these challenges in China, Korea and Taiwan in particular, which are experiencing significant growth of customers, suppliers and competitors to HoldCo. HoldCo further believes that China, Korea and Taiwan present large potential opportunities for its products over the long-term, although at lower projected levels of profitability and margins for certain products than historically may have been achieved in other regions.

Manufacturing interruptions or delays could affect HoldCo’s ability to meet customer demand and lead to higher costs, while the failure to estimate customer demand accurately could result in excess or obsolete inventory.

HoldCo’s business will depend on timely supply of equipment, services and related products that meet the rapidly changing technical and volume requirements of its customers, which depends in part on the timely delivery of parts, components and subassemblies (which are referred to in this document, collectively, as “parts”) from suppliers, including contract manufacturers. Some key parts are subject to long lead-times and/or obtainable only from a single supplier or limited group of suppliers, and some sourcing or subassembly is provided by suppliers located in countries other than the countries where Applied and TEL have historically conducted their respective manufacturing, including China and Korea. Cyclical industry conditions and the volatility of demand for manufacturing equipment will increase capital, technical, operational and other risks for HoldCo and for companies in its supply chain. Further, these conditions may cause some suppliers to scale back operations, exit businesses, merge with other companies or file for bankruptcy protection and possibly cease operations. HoldCo may also experience significant interruptions of its manufacturing operations, delays in its ability to deliver products or services, increased costs or customer order cancellations as a result of:

—	the failure or inability of suppliers to timely deliver sufficient quantities of quality parts on a cost-effective basis;

—	volatility in the availability and cost of materials, including rare earth elements;

—	difficulties or delays in obtaining required import or export approvals;

—	information technology or infrastructure failures; and

—

natural disasters or other events beyond HoldCo’s control (such as earthquakes, floods or storms, regional economic downturns, pandemics, social unrest, political instability, terrorism, or acts of war), particularly where HoldCo conducts manufacturing operations.

If a supplier fails to meet HoldCo’s requirements concerning quality, cost, socially-responsible business practices or other performance factors, HoldCo may transfer its business to alternative sources, which could entail manufacturing delays, additional costs or other difficulties. In addition, if HoldCo needs to rapidly increase its business and manufacturing capacity to meet increases in demand or expedited shipment schedules, this may exacerbate any interruptions in HoldCo’s manufacturing operations and supply chain and the associated effect on HoldCo’s working capital. Moreover, if actual demand for HoldCo’s products is different than expected, HoldCo may purchase more or fewer parts than necessary or incur costs for canceling, postponing or expediting delivery of parts. If HoldCo purchases inventory in anticipation of customer demand that does not materialize, or if customers reduce or delay orders, HoldCo may incur excess inventory charges.

The ability to attract, retain and motivate key employees is vital to HoldCo’s success.

HoldCo’s success, competitiveness and ability to execute its global strategy and maintain a culture of innovation will depend in large part on HoldCo’s ability to attract, retain and motivate key employees, especially in critical positions. Achieving this objective may be difficult due to many factors, including fluctuations in global economic and industry conditions, management changes, HoldCo’s organizational structure, hiring practices of HoldCo’s competitors and of other companies, cost reduction activities (including workforce reductions and unpaid shutdowns), availability of career development opportunities, the ability to obtain necessary authorizations for workers to provide services outside their home countries and the effectiveness of HoldCo’s compensation and benefit programs, including its equity-based programs. Restructuring programs present particular challenges to the extent they involve the departure of knowledgeable and experienced employees and the resulting need to identify and train existing or new workers to perform necessary functions, which may result in unexpected costs, reduced productivity or difficulties with respect to internal processes and controls.

Changes in tax rates or tax assets and liabilities could affect results of operations.

As a global company, HoldCo will be subject to taxation in the Netherlands, the United States, Japan and various other countries. Significant judgment is required to determine and estimate worldwide tax liabilities. HoldCo’s future annual and quarterly tax rates could be affected by numerous factors, including changes in the (1) applicable tax laws, (2) amount and composition of pre-tax income in countries with differing tax rates, (3) plans of HoldCo to permanently reinvest certain funds held outside of the U.S. or (4) valuation of HoldCo’s deferred tax assets and liabilities.

Historically, Applied has received authorization to use tax incentives that provide that certain income earned in certain countries outside the U.S. will be subject to tax holidays or reduced income tax rates. To continue to obtain the benefit of these tax provisions, HoldCo will need to meet requirements relating to various activities. HoldCo’s ability to realize benefits from these provisions could be materially affected if, among other things, applicable requirements are not met or HoldCo incurs net losses for which it cannot claim a deduction.

In addition, HoldCo will be subject to regular examination and/or audits by the IRS and other tax authorities, and from time to time may initiate amendments to previously filed tax returns. HoldCo will regularly assess the likelihood of favorable or unfavorable outcomes resulting from these examinations and amendments to determine the adequacy of its provision for income taxes, which will require estimates and judgments. Although HoldCo will make its tax estimates on a reasonable basis, there can be no assurance that the tax authorities will agree with such estimates. From time to time, HoldCo may have to engage in litigation to achieve the results reflected in its estimates, which may be time-consuming and expensive. There can be no assurance that HoldCo will be successful in any such litigation or that any final determination of HoldCo’s tax liability will not be materially different from the historical treatment reflected in HoldCo’s historical income tax provisions and accruals.

The failure of certain key distributors to perform could adversely affect results of operations.

Historically, TEL has used third party distributors to sell and service its products in Taiwan and Singapore. TEL has relied on these third party relationships to provide 24-hour, 7-day-per-week engineering and other warranty service to its customers in those countries. If those third party providers do not perform as anticipated, or HoldCo does not maintain those existing distributor relationships, then HoldCo may experience lower sales, operational difficulties, increased costs, quality issues and reputational harm.

HoldCo will be exposed to various risks related to protection and enforcement of intellectual property rights.

HoldCo’s success will depend in significant part on the protection of its intellectual property and other rights. Infringement of the rights of HoldCo by a third party, such as the unauthorized manufacture or sale of equipment or spare parts, could result in uncompensated lost market and revenue opportunities for HoldCo. Policing any unauthorized use of intellectual property is difficult and costly. HoldCo cannot be certain that implemented measures will prevent misuse. HoldCo’s intellectual property rights may not provide significant competitive advantages if these rights are circumvented, invalidated or rendered obsolete by the rapid pace of technological change or if HoldCo does not adequately protect or assert these rights or obtain necessary licenses on commercially reasonable terms. Furthermore, the laws and practices of other countries, including China, Korea and Taiwan, permit the protection and enforcement of HoldCo’s rights to varying extents, which may not be sufficient to adequately protect HoldCo’s rights. In addition, changes in intellectual property laws or their interpretation, such as recent changes in U.S. patent laws, may impact HoldCo’s ability to protect and assert its intellectual property rights, increase costs and uncertainties in the prosecution of patent applications and enforcement or defense of issued patents and diminish the value of HoldCo’s intellectual property.

HoldCo will be exposed to risks associated with acquisitions and strategic investments.

Applied and TEL have made, and in the future HoldCo may make, acquisitions of or investments in companies, technologies or products in existing, related or new markets. Acquisitions and investments involve numerous risks that vary depending on the scale and nature of the acquisition, including:

—	diversion of management’s attention from other operational matters;

—	inability to complete acquisitions as anticipated or at all;

—	the failure of acquired businesses to meet or exceed expected returns;

—

requirements imposed by government regulators in connection with their review of a transaction, which may include, among other things, divestitures or restrictions on the conduct of HoldCo’s existing business or an acquired business;

—	ineffective integration of operations, systems, technologies, products or employees of an acquired business, which can impact the ability to realize anticipated synergies or other benefits;

—	failure to commercialize purchased technologies;

—	initial dependence on unfamiliar supply chains or relatively small supply partners;

—

inability to capitalize on characteristics of new markets that may be significantly different from HoldCo’s existing markets and where competitors may have stronger market positions and customer relationships;

—	failure to attract, retain and motivate key employees from an acquired business;

—	potential changes in credit ratings, which could adversely impact access and cost of capital;

—	reductions in cash balances and increases in debt obligations to finance activities associated with a transaction, which reduce the availability of cash flow for general corporate or other purposes;

—	exposure to new operational risks, rules, regulations, worker expectations, customs and practices to the extent acquired businesses are located in unfamiliar regions;

—	challenges associated with managing new, more diverse and more widespread operations, projects and people;

—	inability to obtain and protect intellectual property rights in key technologies;

—

inadequacy or ineffectiveness of an acquired company’s internal financial controls, disclosure controls and procedures, and environmental, health and safety, anti-corruption, human resource or other policies or practices;

—	impairment of acquired intangible assets and goodwill as a result of changing business conditions, technological advancements or worse-than-expected performance of the segment;

—	the risk of litigation or claims associated with a proposed or completed transaction;

—	unknown, underestimated or undisclosed commitments or liabilities; and

—	the inappropriate scale of acquired entities’ critical resources or facilities for business needs.

HoldCo also may make strategic investments in other companies, including companies formed as joint ventures, which may decline in value or not meet desired objectives. The success of these investments depends on various factors over which HoldCo may have limited or no control and, particularly with respect to joint ventures, requires ongoing and effective cooperation with strategic partners. The risks to HoldCo’s strategic investment portfolio may be exacerbated by unfavorable financial market and macroeconomic conditions and, as a result, the value of such investment portfolios could be negatively impacted and lead to impairment charges.

The failure to successfully implement and conduct outsourcing activities and other operational initiatives could adversely affect results of operations.

To better align its costs with market conditions, locate closer to customers, enhance productivity and improve efficiencies, HoldCo will conduct certain engineering, software development, manufacturing, sourcing and other operations in regions outside the United States and Japan, including China, Korea and Taiwan. HoldCo will use a distributed manufacturing model, under which certain manufacturing and supply chain activities are conducted in various countries, including China, Germany, Israel, Italy, Korea, Singapore, Switzerland and Taiwan, as well as the United States and Japan, and assembly of some systems is completed at customer sites. In addition, HoldCo will outsource certain functions to third parties, including companies in the United States, China, Korea, Malaysia and other countries. Outsourced functions will include contract manufacturing, engineering, customer support, software development, information technology support, finance and administrative activities. The expanding role of third-party providers may from time to time require changes to HoldCo’s existing operations and the adoption of new procedures and processes for retaining and managing these providers, as well as redistributing responsibilities as warranted, in order to realize the potential productivity and operational efficiencies, assure quality and continuity of supply and protect the intellectual property of HoldCo and its customers, suppliers and other partners. If HoldCo does not accurately forecast the amount, timing and mix of demand for products, or if contract manufacturers or other outsource providers fail to perform in a timely manner or at satisfactory quality levels, HoldCo’s ability to meet customer requirements could suffer, particularly during a market upturn.

In connection with and following integration activities, HoldCo will need to regularly implement or update comprehensive programs and processes to better align its global organizations, including initiatives to enhance its supply chain and improve back office and information technology infrastructure for more efficient transaction processing. The implementation of new programs and processes and the implementation of additional functionality to the existing systems will entail certain risks, including difficulties with changes in business processes that could disrupt HoldCo’s operations, such as its ability to track orders and timely ship products, project inventory requirements, manage its supply chain and aggregate financial and operational data. During transitions, HoldCo will need to continue to rely on legacy information systems, which may be costly or inefficient, while the implementation may not achieve the estimated benefits, may divert management’s attention from other operational activities or may have other unintended consequences.

If HoldCo does not effectively develop and implement its outsourcing and relocation strategies, if required export and other governmental approvals are not timely obtained, if HoldCo’s third-party providers do not perform as anticipated, or if there are delays or difficulties in enhancing business processes, HoldCo may not realize anticipated productivity improvements or cost efficiencies, and may experience operational difficulties, increased costs (including energy and transportation), manufacturing interruptions or delays, inefficiencies in the structure or operation of its supply chain, loss of its intellectual property rights, quality issues, reputational harm, increased product time-to-market or inefficient allocation of human resources.

HoldCo is exposed to risks related to cybersecurity threats and incidents.

In the conduct of its business, HoldCo will collect, use, transmit and store data on information technology systems. This data includes confidential information belonging to HoldCo or its customers or other business partners, as well as personally-identifiable information of individuals. Applied and TEL have each experienced, and HoldCo expects to be subject to, cybersecurity threats and incidents, ranging from employee error or misuse to individual attempts to gain unauthorized access to information systems and sophisticated and targeted measures known as advanced persistent threats, none of which have been material to Applied or TEL to date. Applied and TEL each devote significant resources to information security to reduce the confidentiality, integrity and availability risks to their respective information assets, systems, services and processing facilities and, following consummation of the Business Combination, HoldCo will continue to do so. However, depending on their nature and scope, cybersecurity incidents could result in (1) various business risks, including business disruption, (2) the misappropriation, corruption or loss of confidential information and critical data (both

HoldCo’s and that of third parties), (3) reputational damage, (4) litigation with third parties, (5) diminution in the value of HoldCo’s investment in research, development and engineering, (6) data privacy issues or (7) increased cybersecurity protection and remediation costs.

HoldCo will be exposed to various risks related to legal proceedings.

Applied and TEL from time to time have been, and HoldCo may be, involved in legal proceedings or claims regarding patent infringement, intellectual property rights, antitrust, environmental regulations, securities, contracts, export control regulations, product performance, product liability, unfair competition, misappropriation of trade secrets, employment and labor, workplace safety and other matters. Applied and TEL also on occasion have received notification from their respective customers who believe that Applied or TEL, as the case may be, owed them indemnification or other obligations related to claims made against such customers by third parties, and HoldCo in the future may receive similar claims.

Legal proceedings and claims, whether with or without merit, and associated internal investigations, may (1) be time-consuming and expensive to prosecute, defend or conduct, (2) divert management’s attention and other HoldCo resources, (3) inhibit HoldCo’s ability to sell its products, (4) result in adverse judgments for damages, injunctive relief, penalties and fines, or (5) negatively affect HoldCo’s business. There can be no assurance regarding the outcome of current or future legal proceedings, claims or investigations.

HoldCo may incur impairment charges to goodwill or long-lived assets.

HoldCo will have a significant amount of goodwill and other acquired intangible assets, including as a result of the Business Combination. Goodwill and purchased intangible assets with indefinite useful lives are not amortized, but will be reviewed for impairment annually during the fourth quarter of each fiscal year, and more frequently when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The review will compare the fair value for each of HoldCo’s reporting units to its associated carrying value, including goodwill. Factors that could lead to impairment of goodwill and intangible assets include adverse industry or economic trends, reduced estimates of future cash flows, declines in the market price of HoldCo ordinary shares, changes in HoldCo’s strategy or product portfolio and restructuring activities. HoldCo’s valuation methodology for assessing impairment will require management to make judgments and assumptions based on historical experience and projections of future operating performance. As an historical example, in the second quarter of its fiscal 2013, Applied recorded goodwill and intangible asset impairment charges for its Energy and Environmental Solutions reporting unit. Similarly, in the third quarter of its 2014 fiscal year, TEL recorded in its Japanese GAAP financial statements impairment losses to goodwill and fixed assets related to its PV business. HoldCo may be required to record future charges to earnings during the period in which an impairment of goodwill or long-lived assets is determined to exist.

HoldCo will be subject to risks of non-compliance with environmental and safety regulations.

HoldCo will be subject to environmental and safety regulations in connection with its global business operations, including: regulations related to the development, manufacture and use of its products; recycling and disposal of its materials used in its products or in producing its products; the operation of its facilities; and the use of its real property. The failure or inability to comply with existing or future environmental and safety regulations, such as those related to climate change, could result in (1) significant remediation liabilities, (2) the imposition of fines, (3) the suspension or termination of the development, manufacture, sale or use of certain of its products, (4) limitations on the operation of its facilities or ability to use its real property, or (5) a decrease in the value of its real property.

HoldCo will be exposed to various risks related to the regulatory environment.

HoldCo will be subject to various risks related to (1) new, different, inconsistent or even conflicting laws, rules and regulations that may be enacted by executive order, legislative bodies and/or regulatory agencies in the countries in which HoldCo operates, (2) disagreements or disputes between national or regional regulatory agencies related to international trade, and (3) the interpretation and application of laws, rules and regulations. For example, as a public company with global operations, HoldCo will be subject to the laws of multiple jurisdictions and the rules and regulations of various governing bodies, including those related to financial and other disclosures, corporate governance, privacy, and anti-corruption. Changes in laws, regulations and standards may create uncertainty regarding compliance matters. Efforts to comply with new and changing regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

GENERAL INFORMATION

Presentation of Financial Information

This document contains:

—	the audited financial statement of HoldCo as of January 6, 2014;

—	the unaudited pro forma condensed combined financial statements of HoldCo, prepared in accordance with U.S. GAAP;

—	the unaudited condensed consolidated financial statements of TEL as of and for the nine months ended December 31, 2013 and December 31, 2012, prepared in accordance with U.S. GAAP; and

—	the audited consolidated financial statements of TEL as of and for the fiscal years ended March 31, 2013 and March 31, 2012, prepared in accordance with U.S. GAAP.

In addition, this document incorporates by reference (1) the unaudited consolidated condensed financial statements of Applied as of and for the three months ended January 26, 2014 and January 27, 2013 and (2) the audited consolidated financial statements of Applied as of October 27, 2013 and October 28, 2012, and for each of the fiscal years in the three-year period ended October 27, 2013, in each case prepared in accordance with U.S. GAAP.

Unless indicated otherwise, financial data presented in this document has been taken from the audited consolidated financial statements of Applied included in its Form 10-K for the fiscal year ended October 27, 2013 as filed with the SEC on December 4, 2013, and the unaudited consolidated condensed financial statements of Applied included in its Form 10-Q for the three months ended January 26, 2014 as filed with the SEC on February 20, 2014, and the audited and unaudited consolidated financial statements of TEL included in this document. Where information is identified as “unaudited,” it has not been subject to an audit. For additional information on the presentation of financial information in this document, see the financial statement of HoldCo beginning on page FIN-1 of this document, the audited consolidated financial statement statements of Applied incorporated by reference, and the audited consolidated financial statements of TEL beginning on page FIN-6 of this document.

Cautionary Note Regarding Forward-Looking Statements

This document (including the documents incorporated by reference into this document) contains forward-looking statements, including statements regarding the proposed Business Combination Statements and the statements included in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TEL” beginning on page 193 of this document. These statements may discuss the anticipated manner, terms and conditions upon which the Business Combination will be consummated, the persons to be appointed directors and officers of HoldCo, trends and the future performance of HoldCo’s, Applied’s and TEL’s respective businesses, the synergies expected to result from the Business Combination and similar matters. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “expect,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including: the ability of the parties to consummate the Business Combination in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Business Combination, including the ability to secure regulatory approvals in a timely manner or at all, and approval by Applied stockholders and TEL shareholders; the possibility of litigation (including related to the Business Combination); HoldCo’s ability to successfully integrate the operations, product lines, corporate structures, transfer pricing policies, technology and employees of Applied and TEL, and realize synergies, savings and growth expected to result from the Business Combination; unknown, underestimated or undisclosed commitments or liabilities; the potential impact of the announcement or consummation of the Business Combination on the parties’ relationships with third parties; the level of demand for Applied’s and TEL’s, and, following the Business Combination, HoldCo’s, products, which is subject to many factors, including uncertain global economic and industry conditions, demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; HoldCo’s ability to (1) develop, deliver and support a broad range of products, (2) expand its markets and develop new ones, (3) timely align its cost structure with business conditions and (4) attract, motivate and retain key employees; and other risks set forth under “Risk Factors” beginning on page 25 of this document, in Applied’s filings with the SEC and in TEL’s filings with the Financial Services Agency of Japan. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date of this document. Except as required under applicable law, none of Applied, TEL or HoldCo undertakes any obligation to update any forward-looking statements.

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified.

Unless otherwise indicated, the information contained in this document on the market environment, market developments, growth rates, market trends and competition in the markets in which Applied and TEL operate is taken from publicly available sources, including third-party sources, or reflects HoldCo’s, Applied’s and TEL’s estimates that are principally based on information from publicly available sources.

THE APPLIED SPECIAL MEETING

This document is being provided to Applied stockholders as part of a solicitation of proxies by the Applied Board for use at the Applied Special Meeting. This document contains important information regarding the Applied Special Meeting, the proposals on which you are being asked to vote, information you may find useful in determined how to vote and voting procedures.

This document is being first mailed on or about May 16, 2014 to all stockholders of record of Applied as of May 9, 2014, the record date for the Applied Special Meeting. Stockholders of record who owned Applied common stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Applied Special Meeting. On the record date, there were 1,217,401,400 shares of Applied common stock outstanding.

Date, Time and Place of the Special Meeting

The special meeting of the stockholders of Applied Materials, Inc. will be held on June 23, 2014 at 10:00 a.m. local time at Applied Materials, Inc.’s corporate offices at 3050 Bowers Avenue, Building 1, Santa Clara, California 95054.

Proposals at the Special Meeting	At the Applied Special Meeting, Applied stockholders will vote on the following proposals:

Proposal 1—Adoption of the Business Combination Agreement. To adopt the Business Combination Agreement.

Proposal 2—Approval, on an Advisory Basis, of Certain Compensatory Arrangements with Applied Named Executive Officers.  To approve, on an advisory basis, certain compensatory arrangements between Applied and its named executive officers based on or otherwise relating to the Business Combination.

Proposal 3—Adjournments of the Applied Special Meeting.  To approve any proposal made by the Executive Chairman of the Applied Board to adjourn the Applied Special Meeting (1) to the extent necessary to ensure that any supplement or amendment to this document that is required by applicable legal requirements is timely provided to Applied stockholders, (2) if, as of the time for which the Applied Special Meeting is originally scheduled, there are insufficient shares of Applied common stock represented at the Applied Special Meeting, in person or by proxy, to constitute a quorum, or (3) to solicit additional proxies if there are insufficient votes at the time of the Applied Special Meeting to approve the proposal to adopt the Business Combination Agreement.

The Applied Board unanimously recommends that you vote “FOR” each of these proposals.

Shares Entitled to Vote

As a stockholder of Applied, you have a right to vote on certain matters affecting Applied. The proposals that will be presented at the Applied Special Meeting and upon which you are being asked to vote are summarized above and fully set forth in this document. Each share of Applied common stock that you owned at the close of business on the record date entitles you to one vote on each proposal presented at the Applied Special Meeting.

Quorum Requirement

A majority of the outstanding shares entitled to vote as of the record date must be present, in person or by proxy, at the Applied Special Meeting to constitute a quorum and to conduct business at the Applied Special Meeting. Your shares are counted as present if you vote in person at the Applied Special Meeting, by telephone, over the Internet, or by submitting a properly executed proxy card by mail. Abstentions will be counted as present for the purpose of determining a quorum.

Votes Required for the Proposals

Proposal 1—Adoption of the Business Combination Agreement.  Adoption of the Business Combination Agreement requires the affirmative vote of at least a majority of the shares of Applied common stock outstanding on the record date. Because the vote required to approve this proposal is based upon the total number of outstanding shares of Applied common stock, abstentions will have the same effect as a vote against the adoption of the Business Combination Agreement.

Proposal 2—Approval, on an Advisory Basis, of Certain Compensatory Arrangements with Applied Named Executive Officers.  Approval, on an advisory basis, of certain compensatory arrangements between Applied and its named executive officers based on or otherwise relating to the Business Combination requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Applied Special Meeting.

Proposal 3—Adjournments of the Applied Special Meeting.  Approval of any proposal made by the Executive Chairman of the Applied Board to adjourn the Applied Special Meeting (1) to ensure that any supplement or amendment to this document is timely provided to Applied stockholders, (2) if there are insufficient shares of Applied common stock represented at the Applied Special Meeting to constitute a quorum, or (3) to solicit additional proxies to approve the proposal to adopt the Business Combination Agreement, requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Applied Special Meeting.

Methods of Voting—Stockholders of Record

If you are an Applied stockholder of record, you may vote by mail, by telephone, over the Internet or in person at the Applied Special Meeting. Votes submitted by mail, by telephone or over the Internet must be received by 11:59 p.m., Eastern Time, on June 22, 2014.

Voting by Mail.  By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Applied Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Applied Special Meeting so that your shares will be voted if you are unable to attend the Applied Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone or over the Internet.  To vote by telephone or over the Internet, please follow the instructions included on your proxy card. If you vote by telephone or over the Internet, you do not need to complete and mail a proxy card.

Voting in Person at the Meeting.  If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Applied Special Meeting. If you attend the Applied Special Meeting and plan to vote in person, we will provide you with a ballot at the Applied Special Meeting.

Applied Employee Plan Participants.  If you are a participant in Applied’s Employee Savings and Retirement Plan (which is referred to in this document as the “401(k) Plan”), your proxy represents all shares you own through the 401(k) Plan, assuming that your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the 401(k) Plan trustee will vote those shares in the same proportion as other 401(k) Plan participants vote their 401(k) Plan shares. We encourage you to provide instructions to the trustee regarding the voting of your shares. Instructions provided by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on June 18, 2014.

If you own shares purchased through Applied’s Employees’ Stock Purchase Plan or Applied’s Stock Purchase Plan for Offshore Employees that are held by the plans’ recordkeeper and you do not vote these shares, the shares will not be voted at the Applied Special Meeting.

Methods of Voting—Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this document is being sent to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Applied Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this document. As a beneficial owner, if you wish to vote at the Applied Special Meeting, you will need to bring to the Applied Special Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares. See “Attending the Special Meeting” below for further details.

Attending the Special Meeting

Only Applied stockholders on the record date or their legal proxy holders may attend the Applied Special Meeting. To be admitted to the Applied Special Meeting, you will need a form of photo identification and valid proof of ownership of Applied common stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Applied Special Meeting. If you have a legal proxy from a street name stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the street name stockholder that is assignable, and the legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Cameras, recording equipment and other electronic devices (including cell phones, tablets, laptops, etc.) will not be allowed into the Applied Special Meeting.

Voting Instructions	If you are a stockholder of record and return a proxy card but do not provide specific voting instructions, your shares will be voted on the proposals as follows:

•	“FOR” the adoption of the Business Combination Agreement;

•	“FOR” the approval, on an advisory basis, of certain compensatory arrangements between Applied and its named executive officers based on or otherwise relating to the Business Combination; and

•

“FOR” the approval of any proposal made by the Executive Chairman of the Applied Board to adjourn the Applied Special Meeting (1) to the extent necessary to ensure that any supplement or amendment to this document is timely provided to Applied stockholders, (2) if, as of the time for which the Applied Special Meeting is originally scheduled, there are insufficient shares of Applied common stock represented at the Applied Special Meeting, in person or by proxy, to constitute a quorum, or (3) to solicit additional proxies if there are insufficient votes at the time of the Applied Special Meeting to approve the proposal to adopt the Business Combination Agreement.

If other matters properly come before the Applied Special Meeting and you do not provide specific voting instructions, your shares will be voted in the discretion of the persons named as proxies.

Abstentions and Shares Held in Street Name	A vote to “abstain” on any of the proposals included in this document will have the same effect as a vote against the proposal.

In general, if your shares are held in street name and you do not instruct your broker on a timely basis on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the Applied Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Applied Special Meeting.

Revoking Your Proxy	If you are an Applied stockholder of record, you may revoke your proxy at any time before it is voted at the Applied Special Meeting. To revoke your proxy, you must:

•	enter a new vote by telephone or over the Internet by 11:59 p.m., Eastern Time, on June 22, 2014;

•	sign and return another proxy card, which must be received by 11:59 p.m., Eastern Time, on June 22, 2014;

•

provide written notice of the revocation to Applied’s Corporate Secretary at: Applied Materials, Inc., Attention: Thomas F. Larkins, Corporate Secretary, 3225 Oakmead Village Drive, M/S 1241, P.O. Box 58039, Santa Clara, CA 95054, which must be received by 11:59 p.m., Eastern Time, on June 22, 2014; or

•	attend the Applied Special Meeting and vote in person.

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Solicitation of Proxies

Applied will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. We have hired Innisfree M&A Incorporated to assist in the distribution and solicitation of proxies. Solicitations may be made personally or by mail, facsimile, telephone, messenger or via the Internet. In addition to Innisfree’s proxy solicitation fee of $20,000 plus reasonable out-of-pocket expenses for this service, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to stockholders. Directors, officers and employees of Applied may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees of Applied will not be paid any additional compensation for soliciting proxies.

DO NOT SEND IN ANY APPLIED MATERIALS STOCK CERTIFICATES WITH YOUR PROXY CARD.

As described under “The Business Combination Agreement—The Business Combination—Exchange of Stock Certificates and Book-Entry Positions” beginning on page 120 of this document, Applied stockholders will be sent materials for exchanging Applied common stock shortly after consummation of the Business Combination.

THE TEL SHAREHOLDER MEETING

TEL is separately providing the TEL Convocation Materials to holders of TEL shares to inform them of the TEL Shareholder Meeting. However, the following is provided for informational purposes.

Date, Time and Place	The TEL Shareholder Meeting will be held on June 20, 2014 at 10:00 a.m. (Japan Standard Time) at the ANA InterContinental Tokyo, 1-12-33 Akasaka, Minato-ku, Tokyo 107-0052.

Purpose	The purpose of the TEL Shareholder Meeting is to consider a proposal to approve the TEL Share Exchange Agreement and to consider certain other matters to be described in the TEL Convocation Materials.

Record Date

In accordance with TEL’s articles of incorporation, the record date for the TEL Shareholder Meeting is March 31, 2014. Only holders of record of TEL common stock at the close of business on the record date are entitled to notice of, and to vote at, the TEL Shareholder Meeting.

Outstanding Shares

At the close of business on the record date, there were 180,610,911 shares of TEL common stock issued and outstanding held by approximately 30,563 holders of record, including 1,408,950 shares of treasury stock. TEL believes there are a number of additional beneficial holders of its shares.

Shares Entitled to Vote

Generally, each share of TEL common stock entitles the holder of that share to one vote on each matter submitted for shareholder approval. However, the Companies Act of Japan and the articles of incorporation of TEL limit the exercise of voting rights by certain shareholders of TEL. Voting rights may not be exercised with respect to shares constituting less than one “unit” of 100 shares of common stock of TEL, nor may voting rights be exercised with respect to any shares of TEL which are owned by the company itself. Accordingly, TEL shareholders may vote at the meeting only if they were registered as holders of one or more “units” of 100 shares of common stock in TEL’s register of shareholders as of the close of business on the record date. At the close of business on the record date, there were 179,086,800 outstanding shares of TEL common stock having voting rights.

Quorum

The holders of one-third of the total voting rights of TEL on the record date must be present, either in person or by proxy, at the TEL Shareholder Meeting or submit their voting cards to TEL at least one day before the meeting to constitute a quorum.

Required Vote

The affirmative vote of the holders of two-thirds of the voting rights of TEL represented at the TEL Shareholder Meeting is required to approve the TEL Share Exchange Agreement (provided shareholders holding at least one-third of the total voting rights are present).

Voting

Holders of shares of TEL common stock who are entitled to exercise voting rights at the meeting of shareholders may exercise their voting rights by using the voting cards that will be distributed by mail to those holders or their standing proxies or custodians in Japan. Completed voting cards must be received by TEL by 5:30 p.m. (Japan Standard Time) on June 19, 2014. Voting cards will allow shareholders to indicate a “for” or “against” vote with respect to each proposal to be voted on at the meeting, including approval of the TEL Share Exchange Agreement. The face of each voting card will state that if the voting card is returned without indicating a vote “for” or “against” any of the proposals referred to in the voting card, the shares represented by that voting card will be deemed to have voted in favor of those proposals. In accordance with applicable Japanese law and practice, TEL intends to:

•

count towards the quorum requirements for its shareholders’ meeting any shares represented by voting cards that are returned to it without indicating a “for” or “against” vote for any of the proposals; and

•	count the shares represented by voting cards returned in this manner as votes in favor of approval of the proposals referred to in the voting cards.

Internet Voting

Holders of shares of TEL common stock who are entitled to exercise voting rights at the TEL Shareholder Meeting of shareholders may exercise their voting rights through the Internet by accessing a website designated in the voting materials (http://www.web54.net) and inputting an exercise code. Internet voting is available only in Japanese and must be completed by 5:30 p.m. (Japan Standard Time) on June 19, 2014. As for shareholders registered in the name of a custodian (including standing agents), it is possible to exercise one’s voting rights using a platform managed by ICJ, Inc., by making a prior application for its use as the method for exercising one’s voting rights, in addition to the Internet voting method described above.

Revocation

Any person who submits a voting card may revoke it by voting in person, or through another shareholder who has voting rights and who is appointed as that person’s attorney-in-fact and is present, at the relevant meeting of shareholders. A person who wants to revoke a vote previously submitted via the Internet must either attend the relevant meeting of shareholders personally or through another shareholder who has voting rights and who is appointed as that person’s attorney-in-fact and is present at the meeting, or resubmit the vote via the Internet. By attending the meeting in person or having another shareholder entitled to vote attend the meeting on one’s behalf, or by resubmitting one’s vote via the Internet, a shareholder will automatically revoke any vote previously submitted via the Internet.

No Solicitation of Proxies

TEL will not solicit any form of proxy, consent or authorization separately from the voting cards distributed in accordance with the Companies Act of Japan. TEL has, however, retained IR Japan, Inc. as its agent for the purpose of promoting approval of the TEL Share Exchange Agreement by Japanese and non-Japanese institutional shareholders.

THE BUSINESS COMBINATION

General

Applied and TEL have entered into the Business Combination Agreement, which provides for a strategic combination of their respective businesses through a “merger of equals” business combination, as a result of which HoldCo, a newly formed Dutch holding company, will become the ultimate parent of Applied and TEL. Applied’s business will be brought under HoldCo by means of the Applied Merger, and TEL’s business will be brought under HoldCo by means of the TEL Share Exchange.

In the Applied Merger, Applied Merger Sub, a newly formed indirect subsidiary of HoldCo organized in Delaware, will be merged with and into Applied, with Applied surviving the merger as an indirect, wholly owned subsidiary of HoldCo. At the Applied Merger effective time, upon the terms and subject to the conditions of the Business Combination Agreement:

—

each share of Applied common stock that is issued and outstanding immediately prior to the Applied Merger effective time will be automatically converted into the right to receive one fully paid HoldCo ordinary share, except for shares (1) owned by TEL, Applied, or their respective subsidiaries or (2) subject to a proper demand for appraisal, if appraisal rights are available, in accordance with Section 262 of the DGCL, in each case, as summarized below under “The Business Combination Agreement—The Business Combination—Conversion of Applied Common Stock in the Applied Merger” beginning on page 118 of this document; and

—

each Applied stock option and other Applied equity-based award that is outstanding immediately prior to the Applied Merger, whether or not vested, will be assumed by HoldCo and converted into a HoldCo stock option or other HoldCo equity-based award, as applicable, and there will be an equal number of HoldCo ordinary shares subject to such stock option or other equity-based award of HoldCo as there were shares of Applied common stock subject to such equity-based award of Applied, as summarized under “The Business Combination Agreement—The Business Combination—Treatment of Stock Options and other Equity-Based Awards” beginning on page 119 of this document.

In the TEL Share Exchange, TEL and TEL Exchange Sub, a newly formed direct subsidiary of HoldCo incorporated in Japan, will effect a share-for-share exchange with the result that TEL will become a direct, wholly owned subsidiary of TEL Exchange Sub and an indirect, wholly owned subsidiary of HoldCo. At the TEL Share Exchange effective time, upon the terms and subject to the conditions of the Business Combination Agreement:

—

each share of TEL common stock that is issued and outstanding immediately prior to the TEL Share Exchange effective time will be exchanged for 3.25 fully paid HoldCo ordinary shares, except for shares (1) owned by TEL, if any, or (2) subject to a proper demand for dissenters’ rights in accordance with Section 785 of the Companies Act of Japan, in each case, as summarized under “The Business Combination Agreement—The Business Combination—Exchange of TEL Common Stock in the TEL Share Exchange” beginning on page 119 of this document; and

—

each share subscription right of TEL that is outstanding immediately prior to the TEL Share Exchange, whether or not vested, will be acquired by TEL for no consideration and cancelled, and will be substituted with a subscription right to acquire HoldCo ordinary shares from HoldCo that is exercisable for, convertible into or otherwise entitles the holder to HoldCo ordinary shares, with terms and conditions that are substantially the same as the terms and conditions governing such subscription right immediately prior to its cancellation, except that the newly issued HoldCo subscription rights will cover 3.25 HoldCo ordinary shares for every share of TEL common stock that was covered by the TEL subscription rights, as summarized under “The Business Combination Agreement—The Business Combination—Treatment of Stock Options and Other Equity-Based Awards” beginning on page 119 of this document.

The aggregate number of HoldCo ordinary shares issued to the Applied stockholders and TEL shareholders in the Business Combination will represent approximately 68% and 32%, respectively, of the HoldCo ordinary shares outstanding immediately after consummation of the Business Combination.

The rights of holders of HoldCo ordinary shares will be different from the rights of Applied stockholders and TEL shareholders because, among other reasons, (1) the HoldCo Articles of Association and other governing documents of HoldCo will be different from the governing documents of Applied and TEL as of the consummation of the Business Combination and (2) such rights will be governed by Dutch law instead of Delaware law or Japanese law, respectively. See “Comparison of Shareholder Rights” beginning on page 230 of this document for a description of certain material differences.

Background of the Business Combination

The Applied Board and the TEL Board each regularly review their respective companies’ results of operations and competitive positions in the semiconductor capital equipment industry, as well as their strategic alternatives. In addition, each of Applied and TEL from time to time evaluates potential transactions that would further its strategic objectives.

As part of their management duties, members of Applied’s management team periodically engage in discussions with executives of other companies concerning various business opportunities and strategic relationships. In October 2008, Michael R. Splinter, Applied’s then-Chief Executive Officer and its current Executive Chairman of the Board of Directors, and Tetsuro Higashi, the then-Chairman and Chief Executive Officer of TEL and the current Representative Director and Chairman of the TEL Board and the President and Chief Executive Officer of TEL, met and informally and briefly discussed the possibility of pursuing a strategic alliance between the two companies in order to address the common issues facing companies operating in the semiconductor capital equipment industry, such as increased research and development expenses and challenges in meeting evolving customer technological requirements. This meeting, however, did not at that time result in further discussions about forming any such partnership or alliance.

Over the course of the next several years, Mr. Splinter and Mr. Higashi, as well as other members of management of each company, met from time to time in the scope of their professional activities, with the strategic issues faced by the companies being discussed on several of those occasions.

In November 2012, Mr. Splinter and Mr. Higashi, TEL’s then-Chairman of the TEL Board, agreed to meet in early December to discuss the possibility of initiating consideration of a potential business combination of the companies.

On December 3 and 4, 2012, the Applied Board held its regularly scheduled board meeting. As part of those meetings, Mr. Splinter advised the Applied Board of his upcoming meeting with Mr. Higashi. The Applied Board concurred that management should explore with TEL, on a preliminary basis, whether a potential transaction might be possible.

On December 7, 2012, Mr. Splinter and Mr. Higashi met in Tokyo, Japan and discussed the strategic issues faced by their respective companies, the necessity of both companies to invest in research and development to address the changes in the semiconductor capital equipment industry, and other industry-related matters. During that meeting, Mr. Splinter raised the possibility of initiating consideration of a potential business combination of the companies. As a result of those discussions, Mr. Splinter and Mr. Higashi agreed to determine whether their respective companies would support a joint effort on the part of the two companies to evaluate the potential feasibility and benefits of effecting a business combination.

Following that meeting, in December 2012, Mr. Higashi advised Tetsuo Tsuneishi, Vice-Chairman of TEL, and Hiroshi Takenaka, TEL’s then-Representative Director, President and Chief Executive Officer, as to the preliminary discussions he had to date with Mr. Splinter regarding the possibility of pursuing a strategic combination of Applied and TEL.

On January 14, 2013, Mr. Splinter and Gary E. Dickerson, Applied’s then-President and its current President and Chief Executive Officer, and Messrs. Higashi and Tsuneishi had dinner in California. At that dinner, Messrs. Higashi and Tsuneishi informed Messrs. Splinter and Dickerson that TEL decided to not further consider a potential combination with Applied at that time. Shortly thereafter, Mr. Higashi reaffirmed that decision by email to Mr. Splinter and the parties terminated their dialogue.

During the remainder of January through mid-February, TEL’s senior management continued to discuss internally the feasibility of a strategic combination with Applied and the potential benefits to TEL and its shareholders that such a combination could provide. Based on those discussions, TEL decided to re-engage with Applied. Mr. Higashi later telephoned Mr. Splinter to inform him that TEL was willing to explore a potential business combination with Applied.

On February 26, 2013, Mr. Dickerson and Mr. Tsuneishi met for dinner in California. Mr. Dickerson and Mr. Tsuneishi discussed the state of the global semiconductor industry, as well as the need for their companies to make significant investments to fund development necessary to address technology inflections and meet customer technology roadmaps. In addition, they discussed the complementary nature of Applied’s and TEL’s products, and the possible benefits of combining their respective businesses to meet these industry challenges. At the conclusion of the meeting, Mr. Dickerson and Mr. Tsuneishi mutually expressed an interest in formally exploring the potential benefits of a business combination of Applied and TEL.

Following that meeting, Applied consulted with Weil, Gotshal & Manges LLP (which is referred to in this document as “Weil Gotshal”), its regular outside mergers and acquisitions counsel, concerning these preliminary discussions with TEL. Applied also consulted with Goldman Sachs on a general basis concerning various aspects of the semiconductor capital equipment industry.

On March 4 and 5, 2013, the Applied Board held its regularly scheduled board meeting. As part of that meeting, Mr. Splinter and Mr. Dickerson updated the Applied Board on the discussions with TEL since the December Applied Board meeting, including Mr. Dickerson’s February 26th meeting with Mr. Tsuneishi. The Applied Board authorized management to continue its exploratory discussions with TEL regarding a potential transaction.

On March 15, 2013, Messrs. Splinter and Dickerson and Greg Psihas, Applied’s Corporate Vice President - M&A, met in Tokyo with Messrs. Higashi, Takenaka and Tsuneishi and Tetsuro Hori, a director of TEL and its Vice President and General Manager – Legal, Intellectual Property, Corporate Strategic Planning and Finance. The parties discussed the benefits that could be achieved from combining the two companies, operational considerations, the potential structure of such a transaction as a “merger of equals,” as well as a process for moving the discussions forward. In order to further facilitate the discussions, on March 15, 2013, Applied and TEL entered into a confidentiality agreement in connection with the preliminary exchange of non-public information between the two companies and their advisors for the purpose of exploring the potential business combination.

On March 23, 2013, Messrs. Splinter, Dickerson and Psihas met in Tokyo with Messrs. Higashi, Tsuneishi and Hori to discuss various aspects of a proposed combination. These discussions included the potential value creation for their respective customers resulting from a business combination of Applied and TEL, as well as a possible transaction structure, social and governance aspects of a potential combination of the two companies, transactional and operational considerations and a proposed timeline for more in-depth discussions.

On April 4, 2013, Mr. Takenaka tendered his resignation as TEL’s Representative Director, President and Chief Executive Officer for health reasons and Mr. Higashi, TEL’s then-Chairman of the TEL Board, was named Representative Director and Chairman of the TEL Board, President and Chief Executive Officer of TEL.

On April 5, 2013 and again on April 28, 2013, Mr. Dickerson and Messrs. Higashi and Tsuneishi, as well as additional members of TEL senior management, met in Tokyo in an effort to achieve further consensus at a high-

level on certain specific aspects of a potential business combination. During those meetings, the parties discussed their respective views as to the potential business combination, their respective products, the benefits of the potential business combination for their respective customers, the possible transaction structure and the social aspects of the potential combination.

On April 30, 2013, Willem P. Roelandts, Lead Independent Director of the Applied Board, and the Investment Committee of the Applied Board met with management of Applied to review and discuss corporate strategy. During that meeting, Applied’s Investment Committee undertook a strategic and financial review of Applied’s standalone strategy, including organic growth opportunities underway at Applied and under consideration by Applied. Applied’s Investment Committee examined the expected financial outlook, including the financial results, of Applied on a standalone basis taking into account these initiatives. At the meeting, management of Applied presented to the Investment Committee the current state of the discussions with TEL and reviewed the strategic rationale for the business combination. In addition, the Investment Committee considered a number of possible candidates for acquisition (companies and product lines) identified by management of Applied, some of which participated in the same segments of the semiconductor capital equipment industry as TEL. The Investment Committee discussed the proposed benefits and the relative merits and risks of pursuing each of those potential candidates and whether any of those opportunities were even actionable. In particular, the Investment Committee considered the risks, significant time and uncertainties related to successfully consummating multiple transactions in order to attain the same amount of value to shareholders and scope of benefits to Applied’s customers that would be achievable through a potential business combination with TEL. In light of those considerations and the strategic rationale for a potential transaction with TEL, the Investment Committee deemed the potential business combination with TEL as the most attractive strategic alternative if it could be completed on agreeable terms. Applied’s Investment Committee instructed management of Applied to continue to explore with TEL whether a potential transaction might be possible.

On May 8, 2013, TEL consulted with representatives of Morgan Stanley regarding the potential business combination with Applied, and, on May 10, 2013, TEL engaged Morgan Stanley as TEL’s financial advisor with respect to the potential business combination.

On May 14, 2013, Mr. Psihas and members of Applied’s mergers and acquisitions team, along with representatives of Weil Gotshal and Goldman Sachs, met with Mr. Hori and representatives of Morgan Stanley and Nishimura & Asahi (which is referred to in this document as “Nishimura”), TEL’s Japanese counsel in connection with the proposed business combination, in Tokyo to discuss the process for exploring a potential business combination. During those meetings, the parties discussed a proposed timeline for discussions among the parties, a proposed schedule for diligence and management meetings between the two companies and the level of information to be exchanged between the parties in anticipation of the management meetings. In connection with those discussions, the parties agreed to schedule management presentations between the two parties’ executives in California for July 13, 14 and 15, 2013.

On May 22, 2013, TEL engaged Jones Day to represent TEL in connection with the potential business combination with Applied.

On May 28, 2013, members of Applied’s management updated Mr. Robert Swan, Chairman of Applied’s Investment Committee, as to the status of the discussions with TEL.

On May 30, 2013, Mr. Hori and Zoltan Papp, TEL’s General Counsel, met in California with representatives of Morgan Stanley to discuss the potential business combination with Applied and the status of discussions with Applied.

On May 31, 2013, the TEL Board held its regularly scheduled board meeting. In connection with such meeting, Mr. Higashi informally advised the TEL Board of the on-going discussions with Applied regarding a potential business combination. The TEL Board discussed, among other things, the potential benefits of a business combination with Applied, the potential structure of any such business combination, including whether the transaction would be taxable to TEL shareholders, and the potential post-combination organization of the combined company.

On June 17 and 18, 2013, the Applied Board held its regularly scheduled board meeting. As part of that meeting, Messrs. Splinter and Dickerson updated the Applied Board on the status of the discussions with representatives of TEL and advised the Applied Board of the upcoming management presentations with TEL. During this meeting, Messrs. Splinter and Dickerson reviewed with the Applied Board an outline of the proposed material terms of the business combination as well as the proposed corporate governance structure and other terms with respect to the combined group of Applied and TEL businesses that Applied intended to discuss with TEL.

On June 18, 2013, in preparation for discussions with Applied regarding the potential structure of business combination of Applied and TEL, Messrs. Hori and Papp held a teleconference with representatives of Morgan Stanley, Jones Day and Nishimura to discuss certain potential material terms of the potential business combination, including the potential corporate governance structure of the combined company.

On June 27, 2013, Mr. Psihas and representatives of Goldman Sachs met with Mr. Hori and representatives of Morgan Stanley in Tokyo to plan for the management presentations among Applied and TEL to be held on July 13, 14 and 15, 2013 in California.

On the evening of July 2, 2013, representatives of Applied and TEL held a teleconference call to discuss the potential structure of the business combination, including the potential holding company structure.

On July 9, 2013, Mr. Psihas and representatives of Goldman Sachs and Mr. Hori and representatives of Morgan Stanley met by teleconference to discuss various aspects of the potential business combination and the upcoming management meeting to be held later that week.

On July 13-15, 2013, Messrs. Splinter, Dickerson and Psihas and Messrs. Higashi, Tsuneishi and Hori, along with certain members of their respective teams, met in the offices of Weil Gotshal in Redwood Shores, California. During those meetings, the parties discussed the benefits of a combination of the two companies as compared to their respective standalone growth strategies, as well as the combined vision and strategy for a combined Applied and TEL. In connection with those meetings, the parties reviewed business and financial aspects of their respective businesses. In addition, the parties discussed generally the proposed organizational and corporate governance structure for the combined Applied and TEL businesses following completion of the business combination. Specifically, the parties contemplated that the transaction would involve: (1) a combination of the two companies as a “merger of equals,” rather than the acquisition of one company by the other; (2) the creation of a new holding company organized in the Netherlands (a neutral third country) that would become the holding company for Applied and TEL; (3) dual headquarters in Santa Clara, California and Tokyo, Japan; and (4) the listing of the Dutch holding company’s shares on both the NASDAQ and the TSE.

In addition, the parties discussed the roles that certain of their respective senior leadership team might have in the combined company post-transaction. More specifically, the parties discussed the possibility that (1) Mr. Higashi would serve as the chairman of the board of the new Dutch holding company, (2) Messrs. Splinter and Tsuneishi would serve as vice-chairmen of the board of the new Dutch holding company, (3) Mr. Dickerson would serve as the chief executive officer of the new Dutch holding company and (4) Robert Halliday, Applied’s Chief Financial Officer, would serve as the chief financial officer of the new Dutch holding company. The parties also discussed the potential composition of the new Dutch holding company’s board of directors upon consummation of the transaction. The parties agreed that the new Dutch holding company’s board of directors would be comprised of a majority of independent directors in accordance with NASDAQ rules and would include two current senior executives of Applied and two current senior executives of TEL and that each of Applied and TEL would designate an equal number of the members of the new Dutch holding company board, with one additional independent director to be selected by mutual agreement of Applied and TEL. In addition, Applied proposed to TEL that in connection with any potential business combination, the parties consider publicly announcing specified synergies from the business combination and adopting a $3.0 billion share repurchase program that would be initiated after consummation of the transaction.

Following those discussions, on July 16, 2013, Messrs. Hori and Papp met with representatives of Morgan Stanley, Jones Day and Nishimura at the Menlo Park, California offices of Morgan Stanley to discuss the steps that would need to be taken to execute and consummate a potential transaction with Applied, including the necessary regulatory approvals and the transaction structure.

In mid-July 2013, the parties exchanged preliminary due diligence requests and conducted preliminary high-level due diligence on each other.

On July 24, 2013, Applied and Goldman Sachs signed a formal engagement agreement pursuant to which Goldman Sachs would act as Applied’s financial advisor with respect to a potential business combination with TEL.

On July 25, 2013, the Applied Board held a meeting to discuss the potential terms of a business combination with TEL, with representatives of Goldman Sachs in attendance. At the meeting, Messrs. Splinter and Dickerson and other members of Applied’s management team presented the current state of discussions with TEL and updated the Applied Board on the strategic and economic rationale for the business combination. In addition, Applied management reviewed with the Applied Board the material terms and governance structure discussed at the July 2013 management meetings, and discussed the potential exchange ratio range that would be discussed between the parties. Representatives of Goldman Sachs also discussed with the Applied Board the anticipated investor reaction to the announcement of a business combination with TEL. At the meeting, the Applied Board authorized management to continue its negotiations with TEL toward a potential business combination.

On July 26, 2013, representatives of Goldman Sachs provided to Morgan Stanley and Jones Day, as representatives of TEL, a summary of certain high-level terms of the business combination reflecting Applied’s understanding of the conclusions of the discussions among the parties at the July management meetings, including the proposed organizational, management and corporate governance structures. The summary did not include Applied’s proposed exchange ratio for Applied shares and TEL shares in the business combination.

On July 27 through July 28, 2013, Messrs. Splinter, Dickerson and Psihas met with Messrs. Higashi, Tsuneishi and Hori in Tokyo to discuss the financial terms of a potential business combination, as well as certain other high-level terms. During these meetings, the parties discussed the potential management and corporate governance of the Dutch holding company. In addition, during those meetings the parties discussed potential synergies that the transaction could generate and again discussed the possibility of initiating a $3.0 billion share repurchase following consummation of the transaction. The negotiations surrounding the financial terms of a potential business combination focused primarily on the proposed exchange ratios that Applied stockholders and TEL shareholders would receive for shares of Applied and TEL common stock and the relative percentage of ownership the former Applied stockholders and TEL shareholders would receive in the new Dutch holding company. Applied initially proposed an exchange ratio of 2.972 shares of the new Dutch holding company for each TEL share of common stock, which reflected a post-transaction ownership level of 30.0% for former TEL shareholders. In response, TEL indicated that it could potentially consider an exchange ratio of between 3.9 and 4.0 shares of the new Dutch holding company for each share of TEL common stock, which reflected a post-transaction ownership level of approximately 37% for former TEL shareholders. After discussion, the parties continued negotiating, with TEL proposing an exchange ratio of 3.604 shares of the new Dutch holding company for each TEL share of common stock, which reflected a post-transaction ownership level of 34.2% for former TEL shareholders, and Applied counter-proposing an exchange ratio of 3.174 shares of the new Dutch holding company for each TEL share of common stock, which reflected a post-transaction ownership level of 31.4% for former TEL shareholders. However, the parties were unable to agree on proposed exchange ratios or ownership percentages during those meetings, and agreed to re-engage in discussions in mid-August after both parties announced the results of their most recently completed fiscal quarters.

On July 30, 2013, TEL announced the results of its first fiscal quarter ended June 30, 2013. Also on July 30, 2013, the TEL Board held a regularly scheduled meeting. Following that meeting, Mr. Hori informally updated the TEL Board on the status of discussions with Applied regarding the potential business combination. Mr. Hori informed the TEL Board of the results of the July 27-28, 2013 discussions between senior leadership of Applied and TEL, including the inability of the parties to reach consensus on the exchange ratios and ownership percentages. Mr. Hori also informed the TEL Board of the parties’ views of suspending discussion on the exchange ratios and ownership percentages until after both parties announced the results of their most recently completed fiscal quarters.

On July 30, 2013, members of Applied’s management updated Mr. Swan on the results of the discussions with TEL. Later that evening, Mr. Splinter and Mr. Higashi spoke by telephone to review the discussions from the previous few days.

On August 13, 2013, Applied announced the results of its third fiscal quarter ended July 28, 2013.

On August 20, 2013, representatives of TEL provided representatives of Applied with TEL’s proposal with respect to certain high-level terms of the business combination relating to the proposed Dutch holding company management and corporate governance structure. This proposal reflected the general items of agreement among the parties to date, including with respect to a proposed “merger of equals” transaction, the anticipated composition of the board of directors of the new Dutch holding company and the executive roles previously discussed among the parties. In addition, TEL proposed that certain mechanisms, including the formation of an executive team at the new Dutch holding company level comprised of an equal number of Applied and TEL executives with specified responsibilities, be instituted for a specified period of time post-transaction. The proposal did not include a proposal with respect to the exchange ratios or ownership percentages. Later that evening, Messrs. Splinter, Dickerson and Psihas met with Messrs. Higashi, Tsuneishi and Hori by videoconference to discuss TEL’s proposal with respect to the potential post-transaction management and corporate governance structure of the Dutch holding company.

Over the next several days, the parties traded various proposals with respect to the certain high-level terms of the business combination relating to the proposed Dutch holding company management and corporate governance structure, including the post-closing role of the executive team and a director nomination process providing that, during the initial five years following the consummation of the business combination, the nominating committee of the Dutch holding company’s board of directors take into account, with the intention of preserving, the initial composition of the board when proposing future director nominees and the full board consider all material relevant factors when making the final nominations. None of these discussions included a proposal with respect to proposed exchange ratios or ownership percentages.

On August 24, 2013, Messrs. Splinter and Dickerson met with Messrs. Higashi and Tsuneishi at the offices of Weil Gotshal in Redwood Shores. At that meeting, the representatives of the parties discussed the various proposals relating to the management and corporate governance structure of the Dutch holding company that were recently exchanged between the parties. However, the majority of the discussion focused on the proposed exchange ratios and ownership percentages that would ultimately apply to the business combination. The parties discussed the proposed exchange ratios and ownership percentages in the context of the relative market capitalizations and associated share price performance of Applied and TEL, the historical financial performance of Applied and TEL, the projected financial performance of Applied and TEL, and the cash flow impact of the proposed business combination. Based on the foregoing factors, Applied proposed an exchange ratio of 3.166 shares of the new Dutch holding company for each TEL share of common stock, which reflected a post-transaction ownership level of 31.4% for former TEL shareholders. TEL proposed an exchange ratio of 3.20 shares of the new Dutch holding company for each TEL share of common stock, which reflected a post-transaction ownership level of 31.6% for former TEL shareholders. Applied and TEL mutually agreed, subject to negotiation of a definitive agreement containing other terms and conditions mutually acceptable to the parties and subject to approval of the same by the respective boards of directors of Applied and TEL, to exchange ratios that would result in former Applied stockholders and former TEL shareholders owning approximately 68.4% and 31.6%, respectively, of the combined company. Also at that meeting, the representatives of the parties agreed on a schedule of responsibilities for preparing initial drafts of definitive agreements relating to the business combination, including relevant corporate governance agreements.

On August 26, 2013, Applied provided to representatives of TEL a revised proposal reflecting the parties’ discussions, including the previously discussed exchange ratios and proposed management and corporate governance structures of the Dutch holding company.

Also on August 26, 2013, Applied and TEL each provided the other with access to an electronic data room containing additional financial and legal due diligence materials. Applied’s and TEL’s respective management, financial and legal advisors subsequently began a review of such materials.

On August 29, 2013, following a regularly scheduled TEL Board meeting, Mr. Higashi informally updated the TEL Board on the status of the discussions with Applied regarding the potential business combination, including the proposed exchange ratios and the resulting share ownership that former Applied stockholders and TEL shareholders would have in the combined company.

From September 1-5, 2013, the respective parties’ management, financial and legal advisors met with representatives of the other party and their advisors in Tokyo to conduct in-person due diligence.

On September 2, 2013, Mr. Psihas and Mr. Hori met for dinner to discuss certain aspects of the proposed business combination. Mr. Psihas and Mr. Hori discussed the potential corporate governance structure for the Dutch holding company, as well as the management of the Dutch holding company, including the allocation of management responsibilities among existing Applied and TEL management.

On September 3, 2013, TEL provided summaries of the proposed provisions of the articles of association of HoldCo, rules for the board of directors of HoldCo and rules for the executive team of HoldCo (which are collectively referred to in this document as the “HoldCo governance documents”) to Applied.

On September 4, 2013, Applied’s legal counsel, Weil Gotshal, sent an initial draft of the proposed business combination agreement to Jones Day.

On September 9, 2013, Jones Day provided a revised draft of the proposed business combination agreement to Weil Gotshal.

On September 10, 2013, the Applied Board held its regularly scheduled board meeting. As part of those meetings, Mr. Splinter updated the Applied Board on the discussions and negotiations with TEL.

On September 11-13, 2013, Mr. Psihas and Messrs. Hori and Papp, together with internal legal representatives from Applied and the parties’ respective outside advisors, met in Weil Gotshal’s offices in Redwood Shores to negotiate the terms of the business combination agreement and HoldCo governance documents. During those meetings, Mr. Psihas and Mr. Hori and the respective internal and external legal advisors negotiated various provisions of the draft business combination agreement and the draft HoldCo governance documents. As part of those negotiations, the parties negotiated the closing conditions, the size of the termination fee payable by each party, the circumstances in which such termination fee would be payable, and the roles and responsibilities the HoldCo board and management would have under the HoldCo governance documents.

On September 12, 2013, representatives of TEL and TEL’s accounting advisors held a meeting in Tokyo to discuss and review the findings of due diligence relating to Applied.

On the evening of September 12, 2013, Messrs. Splinter, Dickerson and Psihas met with Messrs. Higashi, Tsuneishi and Hori by videoconference to further discuss various aspects of the proposed business combination, including the status of the negotiations regarding the definitive agreements.

On September 15, 2013, Weil Gotshal provided a revised draft of the proposed business combination agreement to Jones Day. Over the next week, the parties and their financial and legal advisors continued to negotiate the remaining open points and exchange drafts of the business combination agreement and HoldCo governance documents, and continued their respective due diligence review of the other party.

On September 15 and 16, 2013, Messrs. Splinter, Dickerson and Psihas met in Tokyo with Messrs. Higashi, Tsuneishi and Hori, as well as other members of management at TEL, to discuss various aspects of the proposed business combination, including timing and communications regarding the announcement of the potential transaction, as well as the status of the negotiations of the definitive agreements.

On September 17, 2013, representatives of TEL and TEL’s legal and financial advisors held a teleconference to discuss and review the findings of due diligence relating to Applied.

On September 19, 2013, Messrs. Higashi, Tsuneishi and Hori discussed the potential business combination and the status of discussions with Applied regarding the transaction with the members of TEL’s Audit and Supervisory Board.

On September 20, 2013, Messrs. Higashi and Hori informally updated the TEL Board on the status of negotiations regarding the potential business combination. The TEL Board discussed the draft business combination agreement and the provisions relating to consummation of the business combination. The TEL Board also discussed post-announcement communications logistics and plans.

On September 21, 2013, the Applied Board met to receive a report from management on the status of the negotiations with TEL. At that meeting, Messrs. Splinter, Dickerson and Psihas, along with other members of Applied’s management, updated the Applied Board on the developments in the negotiations with TEL and offered an assessment of the remaining open issues and potential outcomes. Representatives from Goldman Sachs made a presentation to the Applied Board with respect to its financial analysis of the business combination. The analysis in Goldman Sachs’ presentation to the Applied Board on September 21, 2013 was substantially the same as, and did not contain any material differences from, the analysis contained in the final presentations made by Goldman Sachs to the Applied Board on September 23, 2013, the material terms of which are summarized below under “The Business Combination—Opinion of Applied’s Financial Advisor” beginning on page 82 of this document, except that Goldman Sachs’ September 21, 2013 analysis was based on the then contemplated TEL exchange ratio of 3.20 shares of the new Dutch holding company for each share of TEL common stock, rather than the finally agreed TEL exchange ratio of 3.25 shares of the new Dutch holding company for each share of TEL common stock. Weil Gotshal presented updated summaries of the draft business combination agreement and draft HoldCo governance documents. The Applied Board further reviewed the legal regime under which the board of directors of the new Dutch holding company would be operating. The Applied Board also received an update from management on the key findings that Applied’s management and its legal, financial and accounting advisors had identified in their due diligence of TEL, and discussed with management the potential benefits and risks involved in the proposed business combination. The Applied Board continued to support the proposed business combination based on the range of potential alternatives, and authorized management to finalize the negotiations of the business combination agreement.

Later that evening on September 21, 2013, Messrs. Splinter, Dickerson and Psihas met by teleconference with Messrs. Higashi, Tsuneishi and Hori to negotiate certain business issues under the business combination agreement and the HoldCo governance documents.

During the weekend of September 21 - 22, 2013, Weil Gotshal and Jones Day continued to exchange drafts of the business combination agreement and the HoldCo governance documents, with refinements based on the continuing negotiations between the parties.

On September 23, 2013, Messrs. Splinter, Dickerson and Psihas and Messrs. Higashi, Tsuneishi and Hori discussed revising exchange ratios due to changes in the trading prices of the shares of Applied common stock and TEL common stock since the parties agreed to the exchange ratios on August 24, 2013. In light of such changes, TEL proposed an exchange ratio of 3.25 shares of the new Dutch holding company for each TEL share of common stock, which reflected a post-transaction ownership level of 32.0% for former TEL shareholders. After consultation with their respective financial advisors, the parties agreed to an exchange ratio of 3.25 shares of the new Dutch holding company for each TEL share of common stock and an exchange ratio of one share of the new Dutch holding company for each Applied share of common stock. The parties acknowledged that those exchange ratios would lead to a combined company being owned approximately 68.0% by former Applied stockholders and approximately 32.0% by former TEL shareholders. During the day and into evening on September 23, 2013, the parties resolved the remaining open issues in the business combination agreement and the HoldCo governance documents to the satisfaction of both parties.

Late in the evening of September 23, 2013 (Pacific Time), the Applied Board held a meeting to review the final terms of the proposed business combination. At the meeting, Applied’s management updated the Applied Board on discussions and negotiations between the parties over the last few days, as well as additional due diligence findings since the prior meeting of the Applied Board. Representatives from Weil Gotshal described the updated terms of the business combination agreement and HoldCo governance documents proposed to be entered into in connection with the proposed business combination. Representatives from Goldman Sachs provided Goldman Sachs’ final financial analyses of the transaction, taking into account the final proposed exchange ratio. Thereafter, Goldman Sachs rendered to the Applied Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated September 24, 2013, that, as of that date, and based upon and subject to the factors and assumptions set forth therein, and taking into account the TEL Merger (which was, at the time of such opinion, the contemplated means of causing TEL to become a subsidiary of HoldCo in connection with the Business Combination), the Applied Conversion Ratio pursuant to the Business Combination Agreement was fair, from a financial point of view, to holders (other than TEL and its affiliates) of Applied common stock. After discussion and deliberation, the Applied Board unanimously (1) determined that the Business Combination and the other transactions contemplated by the Business Combination Agreement are consistent with, and will further, the business strategies and goals of Applied and TEL, (2) determined that the Business Combination and the other transactions contemplated by the Business Combination Agreement was advisable and fair to, and in the best interests of, Applied and its stockholders, (3) authorized, approved and declared advisable the Business Combination Agreement and the Business Combination, (4) authorized management to execute the Business Combination Agreement on behalf of Applied, and (5) recommended the adoption of the Business Combination Agreement by the Applied stockholders and directed that the Business Combination Agreement be submitted for consideration by the Applied stockholders.

In the afternoon of September 24, 2013 (Japan Standard Time), the TEL Board held a meeting to review the final terms of the proposed business combination. At the meeting, TEL’s management updated the TEL Board on the discussions and negotiations between the parties. The TEL Board discussed the terms of the business combination agreement and HoldCo governance documents proposed to be entered into in connection with the proposed business combination. In addition, representatives from Morgan Stanley provided the TEL Board an oral opinion, which was subsequently confirmed in a written opinion, that, based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the Morgan Stanley opinion, as of September 24, 2013, the exchange ratio of 3.25 shares of the new Dutch holding company for each TEL share of common stock was fair, from a financial point of view, to holders of shares of the TEL common stock. After discussion and deliberation, the TEL Board unanimously (1) determined that the Business Combination and other transactions contemplated by the Business Combination Agreement were advisable and fair to, and in the best interests of, TEL and its shareholders, (2) authorized and approved the execution, delivery and performance of the Business Combination Agreement by TEL and approved the Business Combination, (3) recommended that TEL shareholders provide the votes necessary to effect the Business Combination.

On September 24, 2013, following the approval of the Applied Board and the TEL Board, the parties entered into the Business Combination Agreement on the terms approved by those boards and issued a press release and a Tokyo Stock Exchange notice announcing the transaction.

Subsequent to entering into the Business Combination Agreement, on February 14, 2014, Applied and TEL entered into an amendment to the Business Combination Agreement to provide that, subject to the terms and conditions of the Business Combination Agreement, TEL will become a wholly owned subsidiary of HoldCo by means of the TEL Share Exchange rather than by means of the previously contemplated TEL Merger. On February 14, 2014, Goldman Sachs delivered a letter to the Applied Board confirming that, based upon and subject to the factors and assumptions stated therein, had Goldman Sachs issued its opinion referred to above on September 24, 2013 on the basis of the transactions contemplated by the current Business Combination Agreement (which provides for the TEL Share Exchange rather than the TEL Merger), the conclusion set forth in the opinion would not have changed.

The amendment to the Business Combination Agreement was unanimously approved by each of the Applied Board and the TEL Board on February 14, 2014.

Prior to the date of this document, Applied and TEL agreed to amend certain provisions of the HoldCo Articles of Association and HoldCo Board Rules to read as set forth in Annex F and Annex G of this document, respectively.

Applied’s Reasons for the Business Combination

The Applied Board believes the Business Combination with TEL represents a strategic opportunity to further the business strategies and goals of Applied and enhance value for Applied stockholders.

In reaching its decision to authorize and approve the Business Combination Agreement, the Applied Board consulted with Applied’s management and its financial, legal and other advisors and considered a wide variety of factors, including the material factors described below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Applied Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Applied Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Applied’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “General Information—Cautionary Note Regarding Forward-Looking Statements” beginning on page 51 of this document.

The Applied Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement, including the following material factors:

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Enhanced Ability to Serve Customers and Create Value.  The Applied Board believes that the combination of Applied and TEL will substantially enhance the combined company’s ability to serve customers and create value for customers and stockholders, including as a result of the following:

¡

the combined company will accelerate the existing strategic visions of Applied and TEL and increase the combined company’s opportunity to enable major future technology inflections and advance its customers’ roadmaps in both semiconductor and display;

¡

the combined company and its innovative technologies and products would create an expanded set of capabilities in precision materials engineering and patterning in order to solve its customers’ high-value problems in a better, faster and lower cost manner;

¡	Applied and TEL have businesses with limited overlap. For example:

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Applied is regarded for its technologies in chemical vapor deposition (which is referred to in this document as “CVD”), physical vapor deposition (which is referred to in this document as “PVD”), epitaxy, implant and chemical-mechanical planarization (which is referred to in this document as “CMP”), defect review, as well as CVD and PVD for applications serving the display industry, while TEL is regarded for its technologies in the track, furnace, cleaning and batch atomic layer deposition (which is referred to in this document as “ALD”) sectors and display etch; and

—	where Applied is specialized in single-wafer processing systems, TEL has deep expertise in batch solutions;

¡	the combined company would bring together different leading technologies and products; and

¡	the combined company would be well-positioned to provide valuable, differentiated device performance and yield solutions that enable new device architectures and drive cost-effective scaling.

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Participation in Future Appreciation.  The Applied Board considered the fact that the consideration received by Applied stockholders would be HoldCo ordinary shares and, therefore, would allow Applied stockholders to participate in potential further appreciation of the combined company after the Business Combination.

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Synergies.  Based on discussions with Applied’s management and Applied’s advisors, the Applied Board determined that the Business Combination would create significant cost savings and operating synergies, including approximately $250 million in annualized run-rate cost synergies exiting the first full fiscal year of the combined company and $500 million in run-rate cost synergies in the third full fiscal year of the combined company. See “The Business Combination—Certain Financial Projections Reviewed by the Applied Board and Applied’s Financial Advisor” beginning on page 78 of this document.

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Share Repurchase and Accretion.  Based on discussions with Applied’s management and Applied’s advisors, the Applied Board believed that the Business Combination would, taking into account the planned $3.0 billion share repurchase program, be accretive to earnings per share on a non-GAAP basis at the end of the first full fiscal year after the transaction closes.

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Implied Ownership.  The Applied Board considered that the negotiated exchange ratios of one HoldCo ordinary share for one share of Applied common stock and 3.25 HoldCo ordinary shares for one share of TEL common stock implied that former Applied stockholders and TEL shareholders would hold approximately 68% and 32%, respectively, of the outstanding HoldCo ordinary shares upon consummation of the Business Combination, and considered this relative ownership percentage to be appropriate after reviewing the relative market capitalizations and associated share price performance of Applied and TEL, the historical financial performance of Applied and TEL, the projected financial performance of Applied and TEL, the cash flow impact of the proposed Business Combination and the financial analyses presented by Goldman Sachs.

—

Financial Advisor’s Opinion and Confirmation Letter.  The Applied Board considered the financial analyses presented by Goldman Sachs and the oral opinion of that firm delivered to the Applied Board on the date of the Applied Board’s approval of the Business Combination Agreement, which was confirmed by delivery of a written opinion dated September 24, 2013 that, as of such date and based upon and subject to the factors and assumptions set forth therein, and taking into account the TEL Merger (which was, at the time of such opinion, the contemplated means of causing TEL to become a subsidiary of HoldCo in connection with the Business Combination), the Applied conversion ratio pursuant to the Business Combination Agreement was fair from a financial point of view to holders (other than TEL and its affiliates) of Applied common stock, as more fully described under “The Business Combination—Opinion of Applied’s Financial Advisor” beginning on page 82 of this document. The Applied Board also considered, in approving the Business Combination Agreement as subsequently amended, the letter delivered to the Applied Board on February 14, 2014 confirming that, based upon and subject to the factors and assumptions stated therein, had Goldman Sachs issued its opinion on September 24, 2013 on the basis of the transactions contemplated by the current Business Combination Agreement (which provides for the TEL Share Exchange rather than the TEL Merger), the conclusion set forth in the opinion would not have changed.

—

Due Diligence.  The Applied Board considered the due diligence conducted by Applied’s management and Applied’s financial, legal and accounting advisors, including the review and analysis of TEL’s and Applied’s businesses, historical financial performance and condition, operations, properties, assets, regulatory issues, prospects and management.

—

Governance.  The Applied Board considered that the following governance arrangements provided by the Business Combination Agreement would combine the expertise of the two companies’ management, would facilitate an effective and timely integration of the two companies’ operations and would reflect the fact that the transaction was structured as a balanced business combination and merger of equals:

¡	the agreement of the parties that the HoldCo board of directors would consist of the following members after consummation of the combination:

—

five directors designated by Applied, including Gary E. Dickerson, the current President and Chief Executive Officer of Applied, Michael Splinter, the current Executive Chairman of the Applied Board, and three independent directors;

—

five directors designated by TEL, including Tetsuro Higashi, the current Representative Director, Chairman of the TEL Board, President and Chief Executive Officer of TEL, Tetsuo Tsuneishi, the current Vice Chairman of the TEL Board, and three independent directors; and

—	one additional independent director, mutually agreed upon by Applied and TEL; and

¡

following the Business Combination, Mr. Dickerson would be the Chief Executive Officer of HoldCo, Mr. Higashi would be the Chairman of the HoldCo Board, Robert J. Halliday, the current Chief Financial Officer of Applied, would be the Chief Financial Officer of HoldCo, and Mr. Splinter and Mr. Tsuneishi would be Co-Vice Chairmen of the HoldCo Board.

—

Familiarity with Businesses.  The Applied Board considered its extensive knowledge of Applied’s and TEL’s businesses, customers, commercial environment, historical financial performance and condition, operations, properties, assets, regulatory issues, prospects and management, as well as its knowledge of the current and prospective environment in which Applied and TEL operate.

—

Alternatives.  The Applied Board considered the Business Combination relative to the risks and uncertainties associated with other potential strategic alternatives that might be available to Applied in the context of the strategic challenges faced by Applied in the dynamic and rapidly changing precision materials engineering and patterning industry.

—	Terms of the Business Combination Agreement. The Applied Board considered the terms and conditions of the Business Combination Agreement.

The Applied Board also considered a variety of risks and other potentially negative factors concerning the Business Combination, including the following:

—

the risk that the potential benefits of the Business Combination (including the amount of cost savings and estimated synergies) may not be fully achieved, or may not be achieved within the expected timeframe;

—

the risk that regulatory or governmental authorities might seek to impose conditions on or otherwise prevent or delay the Business Combination, or impose restrictions or requirements on the operation of the businesses of HoldCo after consummation of the Business Combination;

—

the risks and costs to Applied if the Business Combination is not completed, including the potential diversion of management and employee attention, the potential for employee attrition and the potential effect on business and customer relationships;

—	the risk of diverting management focus and resources from other strategic opportunities;

—

the challenges inherent in the combination of two businesses of the size, geographic diversity and complexity of Applied and TEL, including the possible diversion of management attention for an extended period of time to focus on the integration of the businesses;

—

the risk that certain members of Applied’s or TEL’s senior management who may be selected to hold senior management positions in the combined company might not choose to remain with the combined company;

—

the restrictions on the conduct of Applied’s business prior to consummation of the Business Combination, which restrictions require Applied to conduct its business in the ordinary course and subject to specific limitations, which may delay or prevent Applied from undertaking business opportunities that may arise pending consummation of the Business Combination;

—	the risk that Applied stockholders or TEL shareholders may fail to provide the respective votes necessary to effect the Business Combination;

—

the requirement that Applied pay TEL a $400 million termination fee if the Business Combination Agreement is terminated under certain circumstances (see “The Business Combination Agreement—Termination of the Business Combination Agreement—Expenses; Termination Fees” beginning on page 147 of this document);

—

the risk that because the conversion ratio to be paid to Applied stockholders is fixed, the expected value of the ordinary shares of HoldCo that are to be issued to Applied stockholders in the Business Combination could fluctuate;

—	the fact that the U.S. holders of Applied stock will be required to recognize gain for U.S. federal income tax purposes as a result of the Business Combination;

—	the likelihood of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

—	the fees and expenses associated with completing the Business Combination; and

—	various other risks associated with the Business Combination and the businesses of Applied, TEL and the combined company described under “Risk Factors” beginning on page 25 of this document.

In addition to considering the factors described above, the Applied Board considered that:

—

some officers and directors of Applied may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Applied stockholders (see “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination” beginning on page 101 of this document); and

—	additional regulatory requirements would be applicable to the combined company as a result of the transaction.

The Applied Board concluded that the potentially negative factors associated with the Business Combination outweighed the potential benefits that it expected Applied and its stockholders to achieve as a result of the Business Combination. Accordingly, the Applied Board unanimously determined that the Business Combination Agreement was advisable, fair to, and in the best interests of, Applied and its stockholders.

TEL’s Reasons for the Business Combination

In reaching its decision to approve the Business Combination Agreement and the Business Combination, the TEL Board consulted with its financial and legal advisors and considered a variety of factors, including the material factors described below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the TEL Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The TEL Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual members of the TEL Board may have given different weight to different factors. Certain of the information presented in this explanation of the TEL Board’s reasons for the proposed Business Combination is forward-looking in nature and, therefore, should be read in light of the factors discussed under “General Information—Cautionary Note Regarding Forward-Looking Statements” beginning on page 51 of this document.

The TEL Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement, including, but not limited to, the following material factors:

—	Strategic Considerations. The TEL Board considered a number of significant strategic opportunities that it expected to be provided by the Business Combination, including its expectation that:

¡	the combined company would create a new global innovator in precision materials engineering and patterning;

¡	the combined company would be able to more effectively meet growing customer demands for faster technology innovation, diversification of technology and cost efficiencies;

¡

the combined company’s products and technology would accelerate the development of breakthrough products to address future technology inflections and lead to significantly more value for shareholders and more opportunities for employees;

¡	the combined company would be able to capitalize on its global support capability in service related to its combined installed base of 87,000 tools;

¡	the Business Combination would further strengthen management and operational foundations enabling the combined company to adapt to the rapidly changing business environment and industry structure;

¡	the combined company would bring greater access to capital needed to be invested in coming years in order to meet demand for innovation; and

¡	the Business Combination would over time create substantial incremental efficiency and growth opportunities.

—

Participation of TEL Shareholders in Future Appreciation.  The TEL Board considered the fact that the consideration payable to TEL shareholders in the Business Combination would be HoldCo ordinary shares, which would allow TEL shareholders to participate in the potential further appreciation of the combined company after the Business Combination.

—

Synergies.  The TEL Board considered the expectation that the Business Combination would create $250 million in annualized run-rate cost synergies by the end of the first full fiscal year following the Business Combination and $500 million in run-rate cost synergies in the third full fiscal year following the Business Combination.

—

Implied Premium for TEL Shares.  The TEL Board considered that the agreed upon exchange ratios of 3.25 HoldCo ordinary shares for each TEL share and one HoldCo ordinary share for each Applied share implied a 6% spot and 17% 30-day average premium on the trading price of TEL shares.

—

Tax Consequences to TEL Shareholders.  The TEL Board considered that under the structure of the Business Combination, the Business Combination is not expected to subject TEL shareholders to capital gains or dividend taxation under certain Japanese tax statutes and regulations.

—

Implied Ownership.  The TEL Board considered that the exchange ratios implied that former TEL shareholders and former Applied stockholders would hold approximately 32% and 68%, respectively, of the outstanding HoldCo ordinary shares, after reviewing the earnings, cash flow and balance sheet impact of the proposed Business Combination, the historical financial performance of TEL and Applied, the historical trading price of TEL shares and Applied shares and the historical exchange rate between Japanese yen and U.S. dollars.

—

Opinion of Financial Advisor.  The TEL Board considered the oral opinion of Morgan Stanley that, as of September 24, 2013 and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the exchange ratio of 3.25 HoldCo ordinary shares for each TEL share pursuant to the Business Combination Agreement, substantially in the form of the draft dated September 23, 2013 (which is referred to in this document as the “Draft Business Combination Agreement”), was fair, from a financial point of view, to holders of shares of the TEL common stock.

—

Familiarity with Businesses.  The TEL Board considered its knowledge of TEL’s and Applied’s businesses, historical financial performance and condition, operations, properties, assets, regulatory issues, prospects and management, taking into account the results of the due diligence investigation of Applied conducted by TEL management and TEL’s financial, accounting and legal advisors in connection with the proposed Business Combination, and the TEL Board also considered its knowledge of the current and prospective environment in which TEL and Applied operate.

—

Governance of Combined Company.  The TEL Board considered that the following governance arrangements provided by the Business Combination Agreement would enable continuity of management, facilitate an effective and timely integration of the two companies’ operations and reflect the fact that the transaction was structured as a balanced business combination in the spirit of a “merger of equals”:

¡	the HoldCo Board would be comprised of 11 individuals, as follows:

—	TEL’s chairman of the board, president and chief executive officer, TEL’s vice chairman and three other persons designated by TEL;

—	Applied’s chairman of the board, Applied’s chief executive officer and three other persons designated by Applied; and

—	one person selected jointly by TEL and Applied;

¡	the chairman, vice chairmen, chief executive officer and chief financial officer of HoldCo would be as follows:

—

the chairman of the HoldCo Board would be Tetsuro Higashi, the current Representative Director, Chairman of the TEL Board, President and Chief Executive Officer of TEL, or another person selected by TEL;

—

there would be two vice chairmen of the HoldCo Board, one of which would be Tetsuo Tsuneishi, TEL’s vice chairman, or another person selected by TEL, and the other of which would be Michael R. Splinter, Applied’s chairman of the board, or another person selected by Applied;

—	the chief executive officer of HoldCo would be Gary E. Dickerson, Applied’s chief executive officer, or another person selected by Applied; and

—	the chief financial officer of HoldCo would be Robert J. Halliday, Applied’s chief financial officer, or another person selected by Applied; and

¡

upon effectiveness of the Business Combination, HoldCo would have an executive board/staff formed to assist in the integration of the businesses and operations of TEL and Applied and comprised of 12 executives of HoldCo and its subsidiaries, with six to be designated by TEL and six to be designated by Applied.

—

Dual Stock Exchange Listing.  The TEL Board considered that the HoldCo ordinary shares to be received by TEL shareholders as consideration in the Business Combination would be listed on both the TSE and NASDAQ.

—

Dual Corporate Headquarters.  The TEL Board considered that HoldCo would maintain dual headquarters in Tokyo, Japan and Santa Clara, California and that HoldCo’s chief executive officer, Gary E. Dickerson, would relocate to Tokyo to oversee the integration of the two companies.

—

Incorporation of HoldCo in the Netherlands.  The TEL Board considered that, in the spirit of a “merger of equals” transaction to form a global company, HoldCo would be domiciled in the Netherlands, a neutral jurisdiction outside of the U.S. and Japan with a favorable reputation for its business climate, corporate and intellectual property law and jurisprudence, as well as its tax law and treaties.

—

Termination Fee to TEL in Certain Circumstances.  The TEL Board considered that under the Business Combination Agreement, Applied would be required to pay TEL a termination fee of $400 million under certain circumstances. See “The Business Combination Agreement—Termination of the Business Combination Agreement—Expenses; Termination Fees” beginning on page 147 of this document for additional information concerning termination fees potentially payable by Applied.

—

TEL’s Ability to Respond to Superior Offers in Certain Situations.  The TEL Board considered that under the Business Combination Agreement, TEL may, under certain circumstances, furnish nonpublic information to, or enter into discussions and negotiations with, third parties in response to an acquisition proposal that is reasonably expected to result in a Superior Offer (as defined in the Business Combination Agreement). See “The Business Combination Agreement—Covenants—Response to Superior Offers and Other Exceptions to the Non-Solicitation Provisions” beginning on page 130 of this document for additional information concerning the provisions of the Business Combination Agreement limiting solicitation of acquisition proposals and acquisition inquiries and the exceptions thereto.

—

Regulatory Matters.  The TEL Board considered that under the Business Combination Agreement, each of TEL and Applied would be required to use their reasonable best efforts to obtain regulatory approvals, including competition approvals, for the Business Combination and potentially to take actions, such as the disposition of assets, the discontinuation of product or service offerings, the licensing of intellectual property and commitments regarding future operations, to obtain such approvals so long as such actions are not reasonably expected to result in a reduction of the combined company’s annual consolidated revenues greater than $600 million.

—

Alternatives.  The TEL Board considered the Business Combination relative to the risks and uncertainties associated with other potential strategic alternatives that might reasonably be available to TEL in the context of the mobility trend developing and driving changes in the semiconductor and display industries and the customer demand for rapid materials innovation and ever-improving product performance.

The TEL Board also considered a variety of risks and other potentially negative factors concerning the Business Combination Agreement and the Business Combination as a whole, including:

—

the risk that the potential benefits of the Business Combination (including the amount of operating synergies) may not be fully or partially achieved, or may not be achieved within the expected timeframe;

—

the risks and costs to TEL if the Business Combination is not completed, including the potential diversion of management and employee attention from the daily business, potential employee attrition and the potential effect on business and customer relationships;

—	the risk of diverting management focus and resources from other strategic opportunities and from operational matters, and potential disruption associated with combining and integrating the companies;

—	the risk that certain members of TEL’s senior management who have been selected to hold senior management positions in the combined company might not choose to remain with the combined company;

—	the potential challenges and difficulties, including cultural and language differences, relating to integrating the operations of TEL and Applied and achieving operating synergies;

—

the restrictions on the conduct of TEL’s business prior to consummation of the Business Combination, which restrictions require TEL to conduct its business in the ordinary course and subject to specific limitations, which may delay or prevent TEL from undertaking business opportunities that may arise pending consummation of the Business Combination;

—	the risk that Applied stockholders or TEL shareholders may fail to provide the respective votes necessary to effect the Business Combination;

—

the risk under the Business Combination Agreement that TEL could become obligated to pay Applied a termination fee of $400 million if the Business Combination Agreement is terminated under specified circumstances (see “The Business Combination Agreement—Termination of the Business Combination Agreement—Expenses; Termination Fees” beginning on page 147 of this document for additional information concerning the circumstances under which TEL could become obligated to pay the termination fees);

—

the risk under the Business Combination Agreement that Applied may, under certain circumstance, furnish nonpublic information to, or enter into discussions and negotiations with, third parties in response to an acquisition proposal that is reasonably expected to result in a Superior Offer (as described below under “The Business Combination Agreement—Covenants—Response to Superior Offers and Other Exceptions to the Non-Solicitation Provisions”) and that, under certain circumstances, the Applied Board may change its recommendation that Applied stockholders adopt the Business Combination Agreement (see “The Business Combination Agreement—Covenants—Response to Superior Offers and Other Exceptions to the Non-Solicitation Provisions” beginning on page 130 of this document for additional information concerning the provisions of the Business Combination Agreement limiting solicitation of acquisition proposals and acquisition inquiries and the exceptions thereto and see “The Business Combination Agreement—Covenants—Applied Board Recommendation—Changes in Applied Board Recommendation” beginning on page 134 of this document for additional information concerning the Applied Board’s ability to change its recommendation under the Business Combination Agreement and the exceptions thereto);

—

the risk that regulatory authorities, including competition authorities, might seek to impose conditions on or otherwise prevent or delay the Business Combination, or impose restrictions or requirements on the operation of the businesses of HoldCo after the Business Combination, and the additional risk that any such restrictions or requirements might reasonably be expected to result in a reduction of the combined company’s annual consolidated revenues greater than $600 million and, as a result, lead to the failure of a condition under the Business Combination Agreement;

—	the risk that because the exchange ratio to be paid to the TEL shareholders is fixed, the value of the consideration to TEL shareholders in the Business Combination could fluctuate;

—

the likelihood of litigation challenging the Business Combination, and the possibility that an adverse judgment for monetary damages could have a material adverse effect on the operations of the combined company after the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

—	the expenses associated with completing the Business Combination;

—	the risk that, upon consummation of the Business Combination, the counterparties under certain material agreements may be able to exercise certain “change of control” rights; and

—	various other risks associated with the Business Combination and the businesses of TEL and Applied and the combined company described in “Risk Factors” beginning on page 25 of this document.

In addition to considering the factors described above, the TEL Board considered that some members of the TEL Board have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of TEL shareholders (see “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination” beginning on page 101 of this document).

The TEL Board concluded that the potentially negative factors associated with the Business Combination were outweighed by the potential benefits that it expected TEL and its shareholders to achieve as a result of the Business Combination. Accordingly, the TEL Board unanimously determined that the Business Combination Agreement and the transactions contemplated thereby are advisable, fair to, and in the best interests of, TEL and its shareholders.

Certain Financial Projections Reviewed by the Applied Board and Applied’s Financial Advisor

Nature of Financial Projections Reviewed by the Applied Board and Applied’s Financial Advisor

Although Applied has publicly issued limited short-term guidance concerning certain aspects of its expected financial performance, Applied does not make public disclosure of detailed forecasts or projections of its expected financial performance for extended periods due to, among other things, the inherent difficulty of accurately predicting future periods and the likelihood that the underlying assumptions and estimates may prove incorrect. However, in connection with its evaluation of the Business Combination, Applied management prepared and provided to the Applied Board and Goldman Sachs certain non-public internal financial projections regarding Applied’s anticipated future operations, as well as estimated synergies arising in connection with the Business Combination. In addition, Applied management prepared and provided to the Applied Board and Goldman Sachs certain non-public internal financial projections for TEL, which were derived from forecasts for TEL that TEL prepared and provided to Applied management in connection with Applied’s evaluation of the Business Combination, as adjusted by Applied management. A summary of these financial projections and estimated synergies is included below to give Applied stockholders and TEL shareholders access to certain non-public information that was considered by the Applied Board for purposes of evaluating the Business Combination and was provided to Goldman Sachs.

The financial projections and estimated synergies summarized below were not prepared for purposes of public disclosure, nor were they prepared on a basis designed to comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections, or U.S. GAAP. Applied’s independent auditor, which is listed as an expert below in “Experts,” did not compile, examine or perform any procedures with respect to the projections or estimated synergies summarized herein, and has not expressed any opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, such projections and estimated synergies. The independent auditor’s reports included or incorporated by reference in this document relate to historical financial statements. They do not extend to any prospective financial information and should not be seen to do so.

Although presented with numerical specificity, the projections and estimated synergies were prepared in the context of numerous variables, estimates and assumptions that are inherently uncertain and may be beyond the control of Applied, and which may prove not to have been, or to no longer be, accurate. The projections and the estimated synergies are subject to many risks and uncertainties. Important factors that may affect actual results and cause actual results to differ materially from these projections and synergies include, but are not limited to, risks and uncertainties relating to Applied’s and TEL’s businesses (including their ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions, market and financial conditions, various risks set forth in Applied’s reports filed with the SEC, and other factors described or referenced under “General Information—Cautionary Note Regarding Forward-Looking Statements” beginning on page 51 of this document. The projections and synergies also reflect assumptions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for Applied’s and TEL’s businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections and estimated synergies were prepared. In addition, other than with respect to the estimated synergies discussed below, the projections do not take into account any of the transactions contemplated by the Business Combination Agreement, including the Business Combination and associated expenses, or Applied’s and TEL’s compliance with their respective covenants under the Business Combination Agreement. Further, the projections and estimated synergies do not take into account any circumstances, transactions or events occurring after the date they were prepared. Accordingly, actual results will likely differ, and may differ materially, from those contained in the projections and synergies. There can be no assurance that these projections and synergies will be realized or that future financial results of HoldCo, Applied or TEL will not materially vary from these projections and estimated synergies.

The inclusion of a summary of the projections in this document should not be regarded as an indication that any of Applied, TEL or their respective affiliates, officers, directors or other representatives consider the projections to be necessarily predictive of actual future events, and the projections should not be relied upon as such. None of Applied, TEL or their respective affiliates, officers, directors or other representatives can give any stockholder of Applied, shareholder of TEL or other person any assurance that actual results will not differ materially from the projections and estimated synergies, and, except as otherwise required by law, none of them undertakes any obligation to update or otherwise revise or reconcile the projections or synergies to reflect circumstances existing after the date the projections and synergies were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the projections or synergies are shown to be in error.

No one has made or makes any representation to any stockholder or anyone else regarding, nor assumes any responsibility for the validity, reasonableness, accuracy or completeness of, the information included in the projections and estimated synergies set forth below. Readers of this document are cautioned not to rely on the projections and estimated synergies. Applied has not updated and, except as otherwise required by law, does not intend to update or otherwise revise the projections, even in the short term, to reflect circumstances existing after the date when made or to reflect the occurrence of future events, including the Business Combination. Further, the projections and estimated synergies do not take into account the effect of any failure of the Business Combination to occur and should not be viewed as accurate or continuing in that context.

A summary of these financial projections and synergies is included solely to give Applied stockholders and TEL shareholders access to the information that was made available to the Applied Board and Goldman Sachs, as described below, and is not included in this document in order to influence your decision whether to vote for or against the proposal to adopt the Business Combination Agreement or, if you are a TEL shareholder, your decision to vote to approve the TEL Share Exchange Agreement. The inclusion of this information should not be regarded as an indication that the Applied Board, its advisors or any other person considered, or now considers, it to be material or to be a reliable prediction of actual future results. Applied management’s internal financial projections upon which the Applied Projections (as defined below) and the Applied-Prepared TEL Projections (as defined below) were based, as well as the estimated synergies that may result from the Business Combination, are subjective in many respects. There can be no assurance that these projections or estimated synergies will be realized or that actual results will not be significantly higher or lower than forecasted. The projections included herein cover multiple years, and such information by its nature becomes subject to greater uncertainty with each successive year. The financial projections and summary information should be evaluated, if at all, in conjunction with the historical financial statements and other information, with respect to Applied, as contained in Applied’s public filings with the SEC, and with respect to TEL, as included in this document.

Summary of Certain Financial Projections Reviewed by the Applied Board and Applied’s Financial Advisor

As part of its evaluation of the Business Combination, Applied’s management prepared the unaudited financial projections regarding Applied’s future operations for Applied’s fiscal years ended 2013 through 2019 that are summarized below (which projections are referred to in this document as the “Applied Projections”). In addition, TEL’s management provided certain unaudited financial projections to Applied’s management (which are summarized under “The Business Combination—Certain Financial Projections Provided to and Reviewed by TEL’s Financial Advisor” beginning on page 91 of this document and referred to in this document as the “TEL-

Prepared TEL Projections”). As part of its evaluation of the Business Combination, Applied’s management prepared its own financial projections, based on the TEL-Prepared TEL Projections, regarding TEL’s future operations for the fiscal years ended 2013 through 2019 (which projections are referred to in this document as the “Applied-Prepared TEL Projections”). In order to ensure consistency in financial projections, Applied’s management made certain adjustments to the TEL-Prepared TEL Projections. These adjustments were primarily to normalize differences in currency, fiscal years, adjustments for charges related to goodwill and intangible amortization, and assumptions regarding overall wafer fabrication equipment spending, as well as related growth projections. Both the Applied Projections and the Applied-Prepared TEL Projections, which are collectively referred to as the “Forecasts,” under “The Business Combination—Opinion of Applied’s Financial Advisor” beginning on page 82 of this document, were provided to the Applied Board for use in its evaluation of the Business Combination and, in connection therewith, also provided to Goldman Sachs.

The following tables present a summary of the Applied Projections and the Applied-Prepared TEL Projections:

Summary of the Applied Projections

	Projected Fiscal Year Ended October
	2013	2014	2015	2016	2017	2018	2019
	(in millions of U.S. dollars)
Revenue	$7,485	$9,080	$10,896	$11,652	$11,641	$11,741	$11,858
Non-GAAP EBITDA(1)(2)	$1,232	$2,041	$2,909	$3,173	$3,171	$3,199	$3,230
Non-GAAP EBIT(1)(3)	$1,032	$1,850	$2,688	$2,934	$2,929	$2,956	$2,986
Non-GAAP Net Income(1)(4)	$719	$1,354	$2,026	$2,225	$2,225	$2,251	$2,279

(1)

Applied’s non-GAAP adjusted projections exclude the impact of the following, where applicable: certain acquisition-related costs; restructuring charges and any associated adjustments; impairments of assets, goodwill, or investments; gain or loss on sale of facilities; and certain tax items. These non-GAAP measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

(2)	“Non-GAAP EBITDA” is defined as estimated earnings before interest, taxes, depreciation and amortization expense excluding the pre-tax non-GAAP adjustments described in Note 1 above.
(3)	Non-GAAP EBIT is defined as estimated earnings before interest and income taxes excluding the pre-tax non-GAAP adjustments described in Note 1 above.
(4)	Non-GAAP net income is defined as net income excluding the after-tax non-GAAP adjustments described in Note 1 above.

Summary of the Applied-Prepared TEL Projections(1)

	Projected Fiscal Year Ended October
	2013	2014	2015	2016	2017	2018	2019
	(in millions of U.S. dollars)
Revenue(1)(2)(3)	$5,622	$6,532	$7,254	$7,441	$7,421	$7,474	$7,548
EBITDA(1)(2)(3)	$544	$798	$1,180	$1,335	$1,349	$1,374	$1,403
EBIT(1)(2)(3)	$278	$538	$910	$1,044	$1,041	$1,048	$1,059
Net Income(1)(2)(3)	$165	$329	$562	$646	$646	$651	$658

(1)

The Applied-Prepared TEL Projections were originally prepared in Japanese yen and have been converted to U.S. dollars. For 2013, the data were converted to U.S. dollars at the spot Japanese yen/U.S. dollar exchange rate of 98.77 as reported by Bloomberg on September 23, 2013, at 4:00 p.m. Eastern Time (NASDAQ market close). For the fiscal years ended October 2014 through October 2019, the data were converted to U.S. dollars based on the Japanese yen/U.S. dollar forward exchange rates reported by Bloomberg on September 23, 2013, of 98.62, 98.01 and 96.51, for fiscal years 2014 through 2016, respectively, and held constant thereafter at 96.51 for fiscal years 2017 through 2019.

(2)	Represent non-GAAP adjusted projections and exclude charges for goodwill and intangible asset amortization.
(3)	Accounts for non-controlling interest pertaining to Tokyo Electron Device Limited, which was then 55.4% owned by TEL.

In preparing or approving the Applied Projections and the Applied-Prepared TEL Projections, Applied’s management made numerous assumptions about Applied’s and TEL’s respective industries, markets and products and Applied’s and TEL’s respective abilities to execute on their respective business plans. In particular, Applied’s management made assumptions about total wafer fabrication equipment spending as set forth in the following table and, for modeling purposes, assumed this spending would remain constant over the remaining projection period:

	Projected Fiscal Year Ended October
	2013	2014	2015	2016
	(in billions of U.S. dollars)
Wafer Fabrication Equipment Spending	$ 28	$ 33	$ 38	$ 37

In addition to the Applied Projections and the Applied-Prepared TEL Projections, Applied’s management also prepared projections of the unlevered free cash flow for each of Applied and TEL and provided these projections to the Applied Board and to Goldman Sachs for use in its financial analyses. The following table represents a summary of such projections:

Unlevered Free Cash Flow(1)

	Projected Fiscal Year Ended October
	2013	2014	2015	2016	2017	2018	2019
	(in millions of U.S. dollars)
Applied	$769	$1,183	$1,812	$2,169	$2,288	$2,291	$2,311
TEL(2)	$(71)	$296	$466	$638	$624	$640	$660

(1)	Unlevered Free Cash Flow is defined as: EBIT; minus taxes, capital expenditures, and changes in working capital; plus depreciation and amortization.
(2)

This information was originally prepared in Japanese yen and has been converted to U.S. dollars. For 2013, the data were converted to U.S. dollars at the spot Japanese yen/U.S. dollar exchange rate of 98.77 as reported by Bloomberg on September 23, 2013, at 4:00 p.m. Eastern Time (NASDAQ market close). For the fiscal years ended October 2014 through October 2019, the data were converted to U.S. dollars based on the Japanese yen/U.S. dollar forward exchange rates reported by Bloomberg on September 23, 2013, of 98.62, 98.01 and 96.51, for fiscal years 2014 through 2016, respectively, and held constant thereafter at 96.51 for fiscal years 2017 through 2019.

Applied’s management also prepared estimates of synergies that HoldCo would realize in each of the five years following consummation of the Business Combination and provided these estimates to the Applied Board and to Goldman Sachs for use in its financial analyses. These estimates are referred to as the “Synergies” under “The Business Combination—Opinion of Applied’s Financial Advisor” beginning on page 82 of this document and are summarized in the following table. Based on these synergies, Applied’s management estimated that HoldCo would realize approximately $250 million in annualized run-rate cost synergies by the end of HoldCo’s first full fiscal year (which were utilized by Goldman Sachs and are referred to as the “Achieved Synergies” under “The Business Combination—Opinion of Applied’s Financial Advisor” beginning on page 82 of this document) and approximately $500 million in run-rate cost synergies in HoldCo’s third full fiscal year (which were utilized by Goldman Sachs and are referred to under “The Business Combination—Opinion of Applied’s Financial Advisor” beginning on page 82 of this document).

	Projected Fiscal Year Ended October
	2015	2016	2017	2018	2019
	(in millions of U.S. dollars)
EBIT Impact of Operating Synergies(1)	$ 148	$ 386	$ 649	$ 676	$ 706
Net Income Impact of Synergies	$ 101	$ 655	$ 915	$ 940	$ 969

(1)	Includes the impact of projected cost and revenue synergies

See “Risk Factors—HoldCo may fail to realize the savings, operating synergies or other benefits currently anticipated from the Business Combination in the expected timeframe or at all” beginning on page 26 of this document for further information regarding the uncertainties associated with realizing synergies in connection with the Business Combination.

Opinion of Applied’s Financial Advisor

Goldman Sachs rendered its opinion to the Applied Board that, based upon and subject to the factors and assumptions set forth therein, as of September 24, 2013 and taking into account the TEL Merger (which was part of the contemplated transaction structure at that time), the Applied conversion ratio pursuant to the Business Combination Agreement was fair from a financial point of view to holders (other than TEL and its affiliates) of Applied common stock. Goldman Sachs delivered a letter to the Applied Board confirming that, based upon and subject to the factors and assumptions stated therein, had Goldman Sachs issued its opinion on September 24, 2013 on the basis of the transactions contemplated by the current Business Combination Agreement (which provides for the TEL Share Exchange rather than the TEL Merger), the conclusion set forth in the opinion would not have changed. In connection with delivery of such letter, the Applied Board advised Goldman Sachs, and with the Applied Board’s permission, Goldman Sachs assumed, that the amendment to the Business Combination Agreement and the transactions contemplated thereby did not affect the Forecasts or the Synergies (each as defined below). The letter did not address any circumstances, developments or events occurring after the date of the written opinion, other than the execution of the amendment to the Business Combination Agreement.

The full text of the written opinion of Goldman Sachs, dated September 24, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this document. The full text of the confirmation letter of Goldman Sachs, dated February 14, 2014, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the letter, is attached as Annex D to this document. Goldman Sachs provided its opinion and confirmation letter for the information and assistance of the Applied Board in connection with its consideration of the Business Combination. Neither the Goldman Sachs opinion nor the Goldman Sachs confirmation letter is a recommendation as to how any holder of Applied common stock should vote with respect to the Business Combination Agreement or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

—	the Business Combination Agreement;

—	annual reports to stockholders and Annual Reports on Form 10-K of Applied for the five fiscal years ended October 31, 2012;

—	the annual securities reports (Yuka Shoken Hokokusho) of TEL for the five fiscal years ended March 31, 2013;

—	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Applied;

—	the first quarter securities report (Dai-ichi Shihanki Hokokusho) of TEL for the fiscal quarter ended June 30, 2013;

—	certain other communications from Applied and TEL to their respective stockholders;

—	certain publicly available research analyst reports for Applied and TEL; and

—

certain internal financial analyses and forecasts for TEL prepared by its management; certain internal financial analyses and forecasts for Applied and certain financial analyses and forecasts for TEL, in each case as prepared by Applied management and approved for Goldman Sachs’ use by Applied (which are referred to in this document as the “Forecasts”); and certain cost savings and operating synergies projected by Applied management to result from the Business Combination, as prepared by Applied management and approved for Goldman Sachs’ use by Applied (which are referred to in this document as the “Synergies”).

Goldman Sachs also: held discussions with members of the senior management of Applied regarding their assessment of the strategic rationale for, and the potential benefits of, the Business Combination, and the past and current business operations, financial condition and future prospects of Applied and TEL; held discussions with members of the senior management of TEL regarding their assessment of the strategic rationale for, and the potential benefits of, the Business Combination and the past and current business operations, financial condition and future prospects of TEL; reviewed the reported price and trading activity for the shares of Applied common stock and the shares of TEL common stock; compared certain financial and stock market information for Applied and TEL with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the semiconductor equipment industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with Applied’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Applied’s consent that the Forecasts and Synergies were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Applied management. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Applied, TEL, HoldCo or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Business Combination will be obtained without any adverse effect on Applied, TEL or HoldCo or on the expected benefits of the Business Combination in any way meaningful to its analysis. Goldman Sachs has also assumed that the Business Combination will be consummated on the terms set forth in the Business Combination Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Applied to engage in the Business Combination or the relative merits of the Business Combination as compared to any strategic alternatives that may be available to Applied; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, to the holders (other than TEL and its affiliates) of Applied common stock, as of September 24, 2013 and taking into account the TEL Merger, of the Applied conversion ratio pursuant to the Business Combination Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Business Combination Agreement or the Business Combination or any term or aspect of any other agreement or instrument contemplated by the Business Combination Agreement or entered into or amended in connection with the Business Combination, including the fairness of the Business Combination to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Applied; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Applied or TEL, or class of such persons, in connection with the Business Combination, whether relative to the Applied conversion ratio pursuant to the Business Combination Agreement or otherwise. In addition, Goldman Sachs does not express any opinion as to the prices at which the HoldCo ordinary shares will trade at any time or as to the impact of the Business Combination on the solvency or viability of Applied, TEL or HoldCo or the ability of Applied, TEL or HoldCo to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Applied Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 23, 2013, the last trading day before the public announcement of the Business Combination, and is not necessarily indicative of current market conditions.

Historical Exchange Ratio Analysis

Goldman Sachs reviewed the reported prices for Applied common stock and TEL common stock over the five year period ended September 23, 2013. September 20, 2013 was the last trading day for TEL common stock and September 23, 2013 was the last trading day for Applied common stock, prior to the parties’ entering into the Business Combination Agreement, for which stock price information was available to Goldman Sachs at the time it conducted its analysis. Goldman Sachs noted that based on the closing price of Applied common stock of $15.99 per share on September 23, 2013, and the closing price of TEL common stock of ¥4,830 per share on September 20, 2013, which Goldman Sachs converted into U.S. dollars at the Japanese yen to U.S. dollar spot exchange rate of ¥98.77 at 4:00 p.m. Eastern Time (NASDAQ market close) on September 23, 2013, as reported by Bloomberg, the conversion ratio applicable in the TEL Merger (which was, at the time Goldman Sachs delivered its opinion to the Applied Board, the contemplated means of causing TEL to become a subsidiary of HoldCo in connection with the Business Combination), which is the same as the exchange ratio applicable in the TEL Share Exchange, represented a premium of 6.3% to the implied exchange ratio of 3.058 shares of Applied common stock to a share of TEL common stock, which is referred to as the At-market Exchange Ratio. Goldman Sachs calculated historical Average Exchange Ratios over various periods by first dividing the closing price per share of TEL common stock on each trading day during the period, converted to U.S. dollars using the Japanese yen to U.S. dollar spot exchange rate on the same trading day, by the closing price per share of Applied common stock on the same trading day, and subsequently taking the average of these daily historical exchange ratios over such periods, which is referred to as the Average Exchange Ratio for such period. Goldman Sachs then calculated the premiums implied by the conversion ratio applicable in the TEL Merger (which was, at the time Goldman Sachs delivered its opinion to the Applied Board, the contemplated means of causing TEL to become a subsidiary of HoldCo in connection with the Business Combination), which is the same as the exchange ratio applicable in the TEL Share Exchange, to the At-market Exchange Ratio and historical Average Exchange Ratios over various periods. Additionally, Goldman Sachs compared the 32.0% TEL shareholders’ ownership in the combined company implied by the conversion ratio applicable in the TEL Merger to the ownership implied by the At-market Exchange Ratio and historical Average Exchange Ratios over such periods. This analysis was undertaken to assist the Applied Board in understanding how the proposed conversion ratio applicable in the TEL Merger compared to the At-market Exchange Ratio and historical Average Exchange Ratios and how TEL shareholders’ ownership in the combined company implied by the conversion ratio applicable in the TEL Merger compared to the ownership implied by the At-market Exchange Ratio and historical Average Exchange Ratios. The following table presents the results of this analysis:

Historical Date or Period	Exchange Ratio	Premium/(Discount) of TEL Exchange Ratio to Historical Average Exchange Ratio	Implied TEL Shareholder Ownership
September 23, 2013	3.058x	6.3%	30.6%
30 calendar days ended September 23, 2013	2.803x	16.0%	28.8%
60 calendar days ended September 23, 2013	2.799x	16.1%	28.8%
90 calendar days ended September 23, 2013	2.911x	11.6%	29.6%
Six-month period ended September 23, 2013	3.151x	3.1%	31.3%
One-year period ended September 23, 2013	3.457x	(6.0)%	33.3%
Three-year period ended September 23, 2013	4.048x	(19.7)%	36.9%
Five-year period ended September 23, 2013	4.092x	(20.6)%	37.2%

As noted above, the conversion ratio applicable in the TEL Merger of 3.25 implied TEL shareholders’ ownership of 32.0% in the combined company.

Illustrative Present Value of Future Stock Price Analysis

Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of Applied common stock, on a standalone basis, and of HoldCo ordinary shares on a pro forma basis, using (1) IBES estimates (as defined below), taking into account $250 million of pre-tax cost synergies, as approved for Goldman Sachs’ use by Applied management (which are referred to in this document as the “Achieved Synergies”), and (2) the Forecasts and Synergies. This analysis was designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future earnings and its assumed price to future earnings per share multiple.

IBES Estimate

For this analysis, Goldman Sachs used the median of estimates provided by the Institutional Brokers’ Estimate System, referred to as IBES, for Applied, for the fiscal year ending October 2015, and TEL, for the fiscal years ending March 2015 and March 2016. The median of estimates provided by IBES for TEL were adjusted to be consistent with the estimates for Applied by adding back estimated charges for goodwill and intangible asset amortization, which were provided by the management of TEL, and subsequently calendarizing to the October fiscal year end of Applied. The adjusted estimates for TEL together with the estimates for Applied are referred to as the IBES Estimates.

For the Applied common stock, Goldman Sachs first calculated the implied value per share of Applied common stock as of October 31, 2014, by applying price to forward earnings per share multiples of 13.0x to 17.0x, reflecting Applied’s historical range of multiples to estimated earnings per share of Applied common stock in fiscal year 2015, and then discounted 2014 values, together with estimated dividends per share of Applied common stock to be paid in fiscal years 2013 through 2014, based on IBES estimates back to September 30, 2013, using an illustrative range of discount rates of 10% to 12%, reflecting estimates of Applied’s cost of equity.

For HoldCo ordinary shares, Goldman Sachs first calculated the implied value per HoldCo ordinary share as of October 31, 2014, by applying price to forward earnings per share multiples of 13.0x to 17.0x to estimated earnings per HoldCo ordinary share in fiscal year 2015 assuming (1) no share repurchase or Achieved Synergies, (2) including the Achieved Synergies but excluding the effect of a share repurchase, and (3) including the Achieved Synergies and the effect of a $3 billion share repurchase effected at 10% above the closing price of Applied common stock as of September 23, 2013. In each case, Goldman Sachs then discounted 2014 values, together with estimated dividends per HoldCo ordinary share to be paid in fiscal years 2013 through 2014, back to September 30, 2013, using an illustrative range of discount rates of 10% to 12%, reflecting estimates of HoldCo’s cost of equity.

This analysis resulted in the following ranges of implied present values per share of Applied common stock and HoldCo ordinary shares:

Implied Present Value per Share (Based on Fiscal Year 2015 EPS Estimates)
Standalone Basis	$16.16 - $21.40
Pro forma combined company basis without Achieved Synergies or share repurchase	$13.96 - $18.46
Pro forma combined company basis with Achieved Synergies and without share repurchase	$15.16 - $20.07
Pro forma combined company basis with Achieved Synergies and $3 billion share repurchase	$16.26 - $21.53

Forecasts

For this analysis, Goldman Sachs used the Forecasts for Applied and TEL, and the Synergies for each of the fiscal years 2015 and 2016.

For the Applied common stock, Goldman Sachs first calculated the implied value per share of Applied common stock as of October 31, 2014, and October 31, 2015, by applying price to forward earnings per share multiples of 13.0x to 17.0x to estimated earnings per share of Applied common stock in fiscal years 2015 and 2016, respectively, and then discounted 2014 and 2015 values, together with estimated dividends per share of Applied common stock to be paid in fiscal years 2013 through 2014 and fiscal years 2013 through 2015, respectively, back to September 30, 2013, using an illustrative range of discount rates of 10% to 12%, reflecting estimates of Applied’s cost of equity.

For HoldCo ordinary shares, Goldman Sachs first calculated the implied value per HoldCo ordinary share as of October 31, 2014, and October 31, 2015, by applying price to forward earnings per share multiples of 13.0x to 17.0x to estimated earnings per HoldCo ordinary share in fiscal years 2015 and 2016, respectively, assuming (1) no share repurchase or Synergies, (2) including the Synergies but excluding the effect of a share repurchase, and (3) including the Synergies and the effect of a $3 billion share repurchase effected at 10% above the closing price of Applied common stock as of September 23, 2013. In each case, Goldman Sachs then discounted 2014 and 2015 values, together with estimated dividends per HoldCo ordinary share to be paid in fiscal years 2013 through 2014 and fiscal years 2013 through 2015, respectively, which were provided by Applied management back to September 30, 2013, using an illustrative range of discount rates of 10% to 12%, reflecting estimates of HoldCo’s cost of equity.

This analysis resulted in the following ranges of implied present values per share of Applied common stock and HoldCo ordinary shares:

Implied Present Value per Share

	Based on Fiscal Year 2015 EPS Estimates	Based on Fiscal Year 2016 EPS Estimates
Standalone Basis	$20.45 - $27.12	$20.86 - $28.02
Pro forma combined company basis without Synergies or share repurchase	$16.90 - $22.38	$17.32 - $23.22
Pro forma combined company basis with Synergies and without share repurchase	$17.54 - $23.23	$21.07 - $28.32
Pro forma combined company basis with Synergies and $3 billion share repurchase	$18.76 - $24.86	$23.08 - $31.04

Illustrative Discounted Cash Flow Analysis

Goldman Sachs performed an illustrative discounted cash flow analysis on each of Applied and TEL using the Forecasts, and on HoldCo, using the Forecasts and Synergies. This analysis was undertaken to assist the Applied Board in understanding how TEL shareholders’ ownership of 32.0% in the combined company, implied by the conversion ratio applicable in the TEL Merger, compared to TEL shareholders’ ownership implied by the equity contribution for TEL based on the discounted cash flow analysis for Applied and TEL. In addition, Goldman Sachs performed an illustrative discounted cash flow analysis on HoldCo, using the Forecasts and Synergies, to assist the Applied Board in understanding how the implied present values per share of Applied, on a standalone basis, compared to implied present values per share of HoldCo to be held by stockholders of Applied following consummation of the Business Combination.

Applied. Goldman Sachs calculated indications of net present value of free cash flows for Applied for fiscal years 2013 through 2019 using illustrative discount rates ranging from 10.0% to 12.0%, which reflect an estimate of Applied’s weighted average cost of capital and were derived by application of the Capital Asset Pricing Model, which takes into account certain company-specific metrics, including the company’s target capital structure, the cost of long-term debt, after-tax yield on permanent excess cash, if any, forecast tax rate and predicted beta, as well as certain financial metrics for the United States financial markets generally. Goldman

Sachs calculated implied prices per share of Applied common stock using illustrative terminal values in fiscal year 2019 based on perpetuity growth rates ranging from 0.0% to 2.0%. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. These illustrative terminal values were then discounted to calculate implied indications of present values using illustrative discount rates ranging from 10.0% to 12.0%. This analysis resulted in a range of implied present values per share of Applied common stock of $15.53 to $21.54.

TEL.  Goldman Sachs calculated indications of net present value of free cash flows for TEL for fiscal years 2013 through 2019 using illustrative discount rates ranging from 6.5% to 8.5%, which reflect an estimate of TEL’s weighted average cost of capital and were derived by application of the Capital Asset Pricing Model, which takes into account certain company-specific metrics, including the company’s target capital structure, the cost of long-term debt, after-tax yield on permanent excess cash, if any, forecast tax rate and historical beta, as well as certain financial metrics for the Japanese financial markets generally. Goldman Sachs calculated implied prices per share of TEL common stock using illustrative terminal values in fiscal year 2019 based on perpetuity growth rates ranging from 0.0% to 2.0%. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. These illustrative terminal values were then discounted to calculate implied indications of present value using illustrative discount rates ranging from 6.5% to 8.5%. This analysis resulted in a range of implied present values per share of TEL common stock of ¥4,949 to ¥7,999.

DCF-Based Relative Equity Contribution and Implied Exchange Ratio

Goldman Sachs calculated indications of relative equity contribution to the pro forma combined company, excluding the Synergies, using the discounted cash flow analyses described above, at an illustrative perpetuity growth rate of 1.0% (representing the midpoint of the range of perpetuity growth rates used for Applied and TEL) and weighted average cost of capital ranging from 9.9% to 12.1% for Applied and 6.8% to 8.3% for TEL (representing a variance of -10% to +10% of the midpoint of the range of weighted average cost of capital used for Applied and TEL in the discounted cash flow analyses above). This analysis resulted in an illustrative range of implied ownership in the pro forma combined company for shareholders of TEL of 28.5% to 37.6%. As noted above, the conversion ratio applicable in the TEL Merger of 3.25 implied TEL shareholders’ ownership of 32.0% in the combined company.

Goldman Sachs also calculated exchange ratios for the Applied and TEL common stocks implied by the standalone discounted cash flow analyses described above, excluding the Synergies, at an illustrative perpetuity growth rate of 1.0% (representing the midpoint of the range of perpetuity growth rates used for Applied and TEL) and weighted average cost of capital ranging from 9.9% to 12.1% for Applied and 6.8% to 8.3% for TEL (representing a variance of -10% to +10% of the midpoint of the range of weighted average cost of capital used for Applied and TEL in the discounted cash flow analyses above). This analysis resulted in an illustrative range of exchange ratios implied by the illustrative standalone discounted cash flow analyses of 2.756 to 4.174 shares of Applied common stock for each share of TEL common stock. As noted above, in the proposed Business Combination, the conversion ratio applicable in the TEL Merger was 3.25.

Synergies

Goldman Sachs calculated indications of net present value of free cash flows for the Synergies for fiscal years 2013 through 2019 and illustrative terminal values in fiscal year 2019 based on perpetuity growth rates ranging from 0.0% to 2.0%, using illustrative discount rates ranging from 10.0% to 12.0%. This analysis resulted in illustrative value indications of the Synergies per HoldCo ordinary share of $3.39 to $5.09.

HoldCo Discounted Cash Flow Analysis

Goldman Sachs also performed an illustrative discounted cash flow analysis for HoldCo to calculate indications of the implied value to be received by holders of Applied common stock taking into account the Synergies. Goldman Sachs calculated indications of net present value of free cash flows, including the Synergies, for HoldCo for fiscal years 2013 through 2019 using illustrative discount rates ranging from 10.0% to 12.0%, which reflect an estimate of HoldCo’s weighted average cost of capital and were derived by application of the Capital Asset Pricing Model, which takes into account certain company-specific metrics, including the company’s target capital structure, the cost of long-term debt, after-tax yield on permanent excess cash, if any, forecast tax rate and predicted beta, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs calculated implied prices per share of HoldCo ordinary shares using illustrative terminal values in fiscal year 2019 based on perpetuity growth rates ranging from 0.0% to 2.0%. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. These terminal values were then discounted to calculate implied indications of present value using illustrative discount rates ranging from 10.0% to 12.0%. This analysis resulted in a range of implied present values per share of HoldCo ordinary shares of $17.64 to $24.58.

Illustrative Pro Forma Merger Analysis

Goldman Sachs prepared illustrative pro forma analyses of the potential financial impact of the merger using (1) IBES Estimates and (2) earnings estimates for Applied and TEL set forth in the Forecasts. This analysis was undertaken to assist the Applied Board in understanding whether the proposed Business Combination would be dilutive or accretive to Applied stockholders on an earnings per share basis. Goldman Sachs performed this analysis based on the closing price of Applied common stock on September 23, 2013, and the closing price of TEL common stock on September 20, 2013, which Goldman Sachs converted into U.S. dollars at the Japanese yen to U.S. dollar spot exchange rate of ¥98.77 at 4:00 p.m. Eastern Time (NASDAQ market close) on September 23, 2013, as reported by Bloomberg.

IBES Estimates

For fiscal year 2015, Goldman Sachs compared the projected earnings per share of Applied common stock, on a standalone basis, to the projected earnings per HoldCo ordinary share in each of the following scenarios: (1) the merger alone and (2) the merger with a $3 billion share repurchase effected at 10% above the closing price of Applied common stock as of September 23, 2013.

Based on such analyses, the proposed Business Combination would be dilutive to Applied stockholders on an earnings per share basis in each of the above scenarios in fiscal year 2015.

Further, based on such analyses, when the Achieved Synergies were included, the proposed Business Combination would be (1) dilutive to Applied stockholders in fiscal year 2015 on an earnings per share basis excluding the impact of a $3 billion share repurchase and (2) accretive to Applied stockholders in fiscal year 2015 on an earnings per share basis including the impact of a $3 billion share repurchase effected at 10% above the closing price of Applied common stock as of September 23, 2013.

Additionally, based on such analyses, and taking into account $500 million of pre-tax cost synergies, as approved for Goldman Sachs’ use by Applied management, the proposed Business Combination would be accretive to Applied stockholders in fiscal year 2015 on an earnings per share basis in each of the above scenarios.

Forecasts

For each of fiscal year 2015 and 2016, Goldman Sachs compared the projected earnings per share of Applied common stock, on a standalone basis, to the projected earnings per HoldCo ordinary share in each of the following scenarios: (1) the merger alone and (2) the merger with a $3 billion share repurchase effected at 10% above the closing price of Applied common stock as of September 23, 2013.

Based on such analyses, the proposed Business Combination would be dilutive to Applied stockholders on an earnings per share basis in each of the above scenarios in fiscal year 2015 and 2016.

Based on such analyses, when the Synergies were included, the proposed Business Combination would be (1) dilutive to Applied stockholders on an earnings per share basis in each of the above scenarios in fiscal year 2015 and (2) accretive to Applied stockholders on an earnings per share basis in each of the above scenarios in fiscal year 2016.

Illustrative Financial Contribution Analysis

Goldman Sachs first analyzed the proposed Business Combination, which implied that Applied stockholders would own 68.0% of the outstanding fully diluted common equity of HoldCo following consummation of the Business Combination, based on market data as of the close of September 23, 2013. Goldman Sachs then compared this to the implied equity contribution based on specific historical and estimated future financial metrics including revenues, earnings before interest and taxes (which is referred to in this document as “EBIT”), profit before tax, and net income for Applied and TEL, before taking into account any of the possible net financial benefits, such as the Synergies, that may be realized following consummation of the Business Combination, based on the Forecasts. This analysis was undertaken to assist the Applied Board in understanding how Applied shareholders’ ownership of 68.0% in the combined company implied by the Business Combination compared with the implied equity contribution for Applied based on specific historical and estimated future financial metrics including revenue, EBIT, profit before tax and net income for Applied and TEL.

To calculate the implied equity contribution for Applied and TEL, Goldman Sachs first calculated a weighted average valuation multiple for each respective financial metric in each applicable year by dividing the sum of the levered market capitalization of Applied and TEL, in the case of revenue and EBIT-based multiples, and the sum of the equity market capitalization of Applied and TEL, in the case of profit before tax and net income based multiples, by the sum of the applicable financial metric for Applied and TEL in the applicable year. Goldman Sachs then applied the weighted average valuation multiple to each company’s respective financial metric in such year to obtain, for each of Applied and TEL, an implied standalone levered market capitalization, for revenue and EBIT-based multiples, and an implied standalone equity market capitalization, for profit before tax and net income based multiples. Goldman Sachs then adjusted each implied standalone levered market capitalization to take account of differences in the respective capital structures, including cash, debt, pensions, associate investments and minority interest, of Applied and TEL, to arrive at each company’s implied standalone equity market capitalization, which it then used to calculate the implied equity contribution based on each particular financial metric in a given year and the implied exchange ratio derived from the implied equity contribution. This analysis resulted in the following illustrative ranges of the implied equity contribution of Applied to the combined entity and the implied exchange ratio of the number of shares of Applied common stock to one share of TEL common stock to be received by holders of TEL common stock, in each case for each particular financial metric and for fiscal years 2010 through 2017:

	Implied Equity Contribution	Implied Exchange Ratio
Revenue	52.9% - 58.3%	4.949x – 6.154x
EBIT	65.6% - 74.3%	2.393x – 3.623x
Profit Before Tax	68.6% - 76.8%	2.089x – 3.173x
Net Income	69.1% - 83.9%	1.323x – 3.088x

As noted above, in the proposed Business Combination, the conversion ratio applicable in the TEL Merger of 3.25 implied that Applied stockholders would own 68.0% of the outstanding fully diluted common equity of HoldCo following consummation of the Business Combination.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or Business Combination used in the above analyses as a comparison is directly comparable to Applied, TEL or HoldCo or the contemplated Business Combination.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Applied Board that, based upon and subject to the factors and assumptions set forth therein, as of September 24, 2013 and taking into account the TEL Merger (which was, at the time of such opinion, the contemplated means of causing TEL to become a subsidiary of HoldCo in connection with the Business Combination), the Applied conversion ratio pursuant to the Business Combination Agreement was fair from a financial point of view to holders (other than TEL and its affiliates) of Applied common stock. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Applied, TEL, HoldCo, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Applied conversion ratio was determined through arm’s-length negotiations between Applied and TEL and was approved by the Applied Board. Goldman Sachs provided advice to Applied during these negotiations. Goldman Sachs did not, however, recommend any specific conversion ratio to Applied or the Applied Board or that any specific conversion ratio constituted the only appropriate conversion ratio for the Business Combination.

As described above, Goldman Sachs’ opinion to the Applied Board was one of many factors taken into consideration by the Applied Board in making its determination to approve the Business Combination Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C to this document.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Applied, TEL, and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the Business Combination contemplated by the Business Combination Agreement for the accounts of Goldman Sachs and its affiliates and employees and their customers. Goldman Sachs acted as financial advisor to Applied in connection with, and participated in certain of the negotiations leading to, the Business Combination contemplated by the Business Combination Agreement.

Goldman Sachs has provided certain investment banking services to Applied and its affiliates from time to time. Goldman Sachs has provided certain investment banking services to TEL and its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as financial advisor to TEL on its acquisition of NEXX Systems, Inc. and FSI International, Inc. in May 2012 and October 2012, respectively. During the two-year period ended September 24, 2013, the Investment Banking Division of Goldman Sachs has received compensation for financial advisory and/or underwriting services provided to TEL and/or its affiliates of approximately $6.9 million. Goldman Sachs may also in the future provide investment banking services to Applied, TEL, HoldCo and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The Applied Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Business Combination. Pursuant to a letter agreement dated July 24, 2013, Applied engaged Goldman Sachs to act as its financial advisor in connection with the contemplated Business Combination. Pursuant to the terms of this engagement letter, Applied has agreed to pay Goldman Sachs a transaction fee of approximately $42,000,000, $6,000,000 of which became payable upon execution of the Business Combination Agreement and the remainder of which is payable upon consummation of the Business Combination. In addition, Applied has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws. With Applied’s consent, Goldman Sachs and its affiliates have acted and may be expected to act as counterparty for their own account in currency hedging transactions that Applied has entered or may enter into in connection with the Business Combination.

Certain Financial Projections Provided to and Reviewed by TEL’s Financial Advisor

Nature of Financial Projections Provided to and Reviewed by TEL’s Financial Advisor

In connection with the negotiation of the Business Combination Agreement, Applied provided TEL with certain financial projections regarding Applied’s anticipated future operations, and TEL provided Applied with certain financial projections regarding TEL’s anticipated future operations. Such financial projections were also provided to Morgan Stanley, TEL’s financial advisor, in connection with TEL’s evaluation of the Business Combination. A summary of these financial projections is included below to give TEL shareholders and Applied stockholders access to this non-public information.

Although Applied has publicly issued limited short-term guidance concerning certain aspects of its expected financial performance, Applied does not make public disclosure of detailed forecasts or projections of its expected financial performance for extended periods due to, among other things, the inherent difficulty of accurately predicting future periods and the likelihood that the underlying assumptions and estimates may prove incorrect. Accordingly, the financial projections Applied provided TEL were non-public and internal. TEL provides publicly available financial projections for one fiscal year, and interim updates of those projections, in accordance with Tokyo Stock Exchange guidelines, and, accordingly, TEL’s projections for the fiscal year ended March 2014 were publicly available at the time they were provided to Applied and its advisors in connection with the negotiation of the Business Combination Agreement. In addition, about the same time, TEL disclosed publicly its medium-term management plan, which included revenue and operating margin targets through March 31, 2017. The financial projections TEL provided Applied, however, included additional information and, accordingly, were non-public and internal.

The Applied financial projections summarized below were prepared by Applied’s management and were provided to TEL in connection with TEL’s evaluation of the Business Combination. The TEL financial projections summarized below were prepared by TEL’s management and were provided to Applied in connection with Applied’s evaluation of the Business Combination. The financial projections summarized below were not prepared for purposes of public disclosure, nor were they prepared on a basis designed to comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. GAAP; however, the TEL financial projections summarized below were prepared by TEL in accordance with Japanese GAAP. Neither Applied’s independent auditor (which is listed below under “Experts”) nor TEL’s independent auditors (which is listed below under “Experts”), nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projections summarized below, or expressed any opinion or any other form of assurance on such information or its achievability, and none of such auditors or accounting firms or independent accountants assumes any responsibility for, and each disclaims any association with, such projections. The independent auditor’s reports included or incorporated by reference in this document relate to historical financial statements. They do not extend to any prospective financial information and should not be seen to do so.

Although presented with numerical specificity, the projections below were prepared in the context of numerous variables, estimates and assumptions that are inherently uncertain and may be beyond the control of Applied or TEL, as applicable, and which may prove to have been, or may no longer be, accurate. The projections below are subject to many risks and uncertainties. Important factors that may affect actual results and cause actual results to differ materially from these projections include, but are not limited to, risks and uncertainties relating to Applied’s and TEL’s businesses (including their ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions, market and financial conditions, various risks set forth in Applied’s reports filed with the SEC, and other factors described or referenced under “General Information—Cautionary Note Regarding Forward-Looking Statements” beginning on page 51 of this document. The projections also reflect assumptions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for Applied’s and TEL’s businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared. In addition, the projections do not take into account any of the transactions contemplated by the Business Combination Agreement, including the Business Combination and associated expenses, or Applied’s and TEL’s compliance with their respective covenants under the Business Combination Agreement. Further, the projections do not take into account any circumstances, transactions or events occurring after the date they were prepared. Accordingly, actual results will likely differ, and may differ materially, from those contained in the below projections. There can be no assurance that these projections will be realized or that future financial results of HoldCo, Applied or TEL will not materially vary from these projections.

The inclusion of a summary of the projections in this document should not be regarded as an indication that any of Applied, TEL or their respective affiliates, officers, directors or other representatives consider the projections to be necessarily predictive of actual future events, and the projections should not be relied upon as such. None of Applied, TEL or their respective affiliates, officers, directors or other representatives can give any stockholder of Applied, shareholder of TEL or other person any assurance that actual results will not differ materially from the projections, and, except as otherwise required by law, none of them undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date the projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the projections are shown to be in error.

No one has made or makes any representation to any stockholder or anyone else regarding, nor assumes any responsibility for the validity, reasonableness, accuracy or completeness of, the information included in the projections set forth below. Readers of this document are cautioned not to rely on the projections. Applied and TEL have not updated and, except as otherwise required by law, do not intend to update or otherwise revise the projections, even in the short term, to reflect circumstances existing after the date when made or to reflect the occurrence of future events, including the Business Combination. Further, the projections do not take into account the effect of any failure of the Business Combination to occur and should not be viewed as accurate or continuing in that context.

The financial projections below are included in this document to provide the TEL shareholders and Applied stockholders with the non-public information of Applied and TEL that was provided by each to the other in connection with the negotiation of the Business Combination Agreement, and which was also provided to Morgan Stanley, TEL’s financial advisor, in connection with TEL’s evaluation of the Business Combination and are not included in this document in order to influence any TEL shareholder’s decision to vote to approve the TEL Share Exchange Agreement or, if you are an Applied stockholder, your decision to adopt the Business

Combination Agreement. The inclusion of this information should not be regarded as an indication that the Applied Board, the TEL Board, their respective advisors or any other person considered, or now considers, it to be material or to be a reliable prediction of actual future results. Applied’s management’s and TEL’s management’s financial projections are subjective in many respects. There can be no assurance that these projections will be realized or that actual results will not be significantly higher or lower than forecasted. The projections included herein cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. The financial projections and summary information should be evaluated, if at all, in conjunction with the historical financial statements and other information, with respect to Applied, as contained in Applied’s public filings with the SEC, and with respect to TEL, as included in this document.

Applied’s and TEL’s respective calculations of earnings before interest, income taxes, depreciation and amortization expense, or EBITDA, may not be comparable to similarly titled amounts used by other companies.

Summary of Certain Financial Projections Provided to and Reviewed by TEL’s Financial Advisor

TEL’s management prepared the financial projections regarding TEL’s future operations for TEL’s fiscal years ended 2014 through 2017 that are summarized below (which projections are referred to in this document as the “TEL-Prepared TEL Projections”) and provided such projections to Applied in connection with the negotiation of the Business Combination Agreement. Applied’s management prepared the unaudited financial projections regarding Applied’s future operations for Applied’s fiscal years ended 2013 through 2016 that are summarized below (which projections are referred to in this document as the “Applied Projections Provided to TEL”) and provided such projections to TEL in connection with the negotiation of the Business Combination Agreement. Both the TEL-Prepared TEL Projections and the Applied Projections Provided to TEL were provided to Morgan Stanley in connection with TEL’s evaluation of the Business Combination.

The following tables present a summary of the TEL-Prepared TEL Projections and the Applied Projections Provided to TEL:

Summary of the TEL-Prepared TEL Projections

Projected Fiscal Year Ended March 31,
	2014	2015	2016	2017
(in millions of Japanese yen)
Revenue	¥ 562,000	¥ 706,528	¥ 836,411	¥ 925,714
Operating Income	¥ 18,000	¥ 86,973	¥ 126,632	¥ 159,730
Net Income	¥ 13,000	¥ 60,675	¥ 88,828	¥ 113,014
EBITDA	¥ 51,800	¥ 119,573	¥ 158,532	¥ 190,830
Capital Expenditures	¥ 17,000	¥ 20,000	¥ 20,000	¥ 20,000

Summary of the Applied Projections Provided to TEL

Projected Fiscal Year Ended October
	2013	2014	2015	2016
(in millions of U.S. dollars)
Revenue	$ 7,486	$ 9,686	$ 11,674	$ 12,430
Non-GAAP EBITDA(1)(2)	$ 1,454	$ 2,553	$ 3,471	$ 3,661
Non-GAAP EBIT(1)(3)	$ 1,028	$ 2,122	$ 3,032	$ 3,220
Non-GAAP Net Income(1)(4)	$ 714	$ 1,564	$ 2,294	$ 2,444

(1)

Applied’s non-GAAP adjusted projections exclude the impact of the following, where applicable: certain acquisition-related costs; restructuring charges and any associated adjustments; impairments of assets, goodwill, or investments; gain or loss on sale of facilities; and certain tax items. These non-GAAP measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

(2)	“Non-GAAP EBITDA” is defined as estimated earnings before interest, taxes, depreciation and amortization expense excluding the pre-tax non-GAAP adjustments described in Note 1 above.
(3)	Non-GAAP EBIT is defined as estimated earnings before interest and income taxes excluding the pre-tax non-GAAP adjustments described in Note 1 above.
(4)	Non-GAAP net income is defined as net income excluding the after-tax non-GAAP adjustments described in Note 1 above.

Opinion of TEL’s Financial Advisor

TEL retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with a possible merger, acquisition or other strategic business combination. The TEL Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of TEL. On September 24, 2013, Morgan Stanley rendered for the benefit of the TEL Board its oral opinion, subsequently confirmed in writing, that as of September 24, 2013, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the exchange ratio of 3.25 HoldCo ordinary shares for each TEL share pursuant to the Draft Business Combination Agreement was fair, from a financial point of view, to holders of shares of the TEL common stock.

The full text of the written opinion of Morgan Stanley, dated as of September 24, 2013, is attached to this document as Annex E. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. TEL shareholders are encouraged to read the opinion carefully and in its entirety. In addition, TEL shareholders should carefully consider the following description of the analysis performed by Morgan Stanley in connection with rendering its opinion when TEL shareholders determine whether to approve the TEL Share Exchange. Morgan Stanley’s opinion is directed to the TEL Board and addresses only the fairness from a financial point of view of the exchange ratio of 3.25 HoldCo ordinary shares for each TEL share pursuant to the Draft Business Combination Agreement to the TEL shareholders as of the date of the opinion. It does not address any other aspects of the TEL Share Exchange and does not constitute a recommendation to any TEL shareholder as to how to vote at any shareholders’ meeting held in connection with the TEL Share Exchange or Business Combination or whether to take any other action with respect to the TEL Share Exchange or Business Combination. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of its opinion.

For purposes of its opinion, Morgan Stanley:

—	reviewed certain publicly available financial statements and other business and financial information, including equity research estimates, of each of TEL and Applied;

—	reviewed certain internal financial statements and other financial and operating data concerning each of TEL and Applied;

—	reviewed certain financial projections delivered by the managements of TEL and Applied, respectively;

—	reviewed information relating to certain strategic, financial and operational benefits anticipated from the Business Combination, prepared by the managements of TEL and Applied, respectively;

—

discussed the past and current operations and financial condition and the prospects of Applied, including information relating to certain strategic, financial and operational benefits anticipated from the Business Combination, with senior executives of Applied;

—

discussed the past and current operations and financial condition and the prospects of TEL, including information relating to certain strategic, financial and operational benefits anticipated from the Business Combination, with senior executives of TEL;

—	reviewed the pro forma impact of the Business Combination on TEL’s earnings per share, cash flow, consolidated capitalization and financial ratios;

—	reviewed the reported prices and trading activity for TEL common stock and Applied common stock;

—

compared the financial performance of TEL and Applied and the prices and trading activity of TEL common stock and Applied common stock with that of certain other publicly-traded companies comparable with TEL and Applied, respectively, and their securities;

—	reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

—	participated in certain discussions and negotiations among representatives of TEL and Applied and their accounting, tax and legal advisors;

—	reviewed the Draft Business Combination Agreement, and certain related documents; and

—	reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by TEL and Applied, and formed a substantial basis for its opinion. With respect to financial projections provided to Morgan Stanley by TEL and Applied, including information relating to certain strategic, financial and operational benefits anticipated from the Business Combination, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of TEL and Applied of the future financial performance of TEL and Applied. In addition, Morgan Stanley assumed that the Business Combination would be consummated in accordance with the terms set forth in the Business Combination Agreement without any waiver, amendment or delay of any terms or conditions and that the exchange of shares of TEL common stock for HoldCo ordinary shares in the Business Combination would be non-taxable to TEL shareholders under Japanese tax statutes and regulations. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Business Combination, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Business Combination. Morgan Stanley is not a legal, accounting, tax, regulatory or actuarial advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of TEL and its legal, accounting and tax advisors with respect to legal, accounting, tax, regulatory or actuarial matters. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of TEL or Applied, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, September 24, 2013. Events occurring after September 24, 2013, may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley does not assume any obligation to update, revise or reaffirm its opinion. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to any merger, business combination or other extraordinary transaction involving TEL.

The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated September 24, 2013. The various analyses summarized below were based on closing prices for the common stock of TEL and Applied on September 23, 2013, the last full trading day prior to the day of the meeting of the TEL Board to consider and approve the Business Combination Agreement. Some of these summaries of financial analyses include information presented in tabular format. In order to understand the financial analyses used by Morgan Stanley fully, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

On September 24, 2013, TEL and Applied entered into a Business Combination Agreement pursuant to which TEL shareholders would become entitled to receive 3.25 HoldCo ordinary shares for each share of TEL common stock. Based on the closing price of Applied common stock and the currency exchange rate of 99 Japanese yen to 1 U.S. dollar on September 23, 2013, this exchange ratio represented an implied price of

¥5,132 per share of TEL common stock. Based on this exchange ratio and shares, restricted stock units and options outstanding on September 20, 2013, Morgan Stanley calculated that as a result of the Business Combination, former TEL shareholders would own approximately 32.0% of HoldCo on a fully diluted basis using the treasury stock method and former Applied stockholders would own approximately 68.0% of HoldCo following consummation of the Business Combination.

Historical Exchange Ratio Range Analysis

Morgan Stanley reviewed the range of the ratio of closing prices of TEL common stock (converted to U.S. dollars using the historical exchange rate of the Japanese yen and U.S. dollar currencies for each period) divided by the corresponding closing prices of Applied common stock over various periods ended on September 23, 2013. For each of the periods reviewed, Morgan Stanley observed the relevant range of low and high exchange ratios.

Morgan Stanley calculated a range of implied ownership of HoldCo, following consummation of the Business Combination, by TEL shareholders on a fully diluted basis, using the treasury stock method, based on observed relevant range of low and high exchange ratios. The following table summarizes Morgan Stanley’s analysis:

Period Ending September 23, 2013	Range of Exchange Ratios	Implied Former TEL Shareholders’ Ownership
Last Three Years	2.68x - 5.24x	27.9% - 43.1%
Last One Year	2.68x - 4.34x	27.9% - 38.5%
Last Six Months	2.68x - 3.98x	27.9% - 36.5%
Last Three Months	2.68x - 3.43x	27.9% - 33.1%
Last One Month	2.68x - 3.06x	27.9% - 30.7%

Morgan Stanley noted that the Draft Business Combination Agreement provided that the exchange ratio to be used in the Business Combination was 3.25x, which implied that immediately following consummation of the Business Combination approximately 32.0% of HoldCo’s shares on a fully diluted basis would be held by former TEL shareholders. Further, based on the prices of shares of TEL and Applied common stock and the currency exchange rate of 99 Japanese yen to 1 U.S. dollar on September 23, 2013, the exchange ratio as of that date was 3.06x, which implied that immediately following consummation of the Business Combination approximately 30.7% of HoldCo’s shares on a fully diluted basis would be held by former TEL shareholders.

Relative Contribution Analysis

Morgan Stanley compared TEL shareholders’ and Applied stockholders’ respective percentage ownership of the combined company to TEL’s and Applied’s respective percentage contribution (and the implied ownership and the implied exchange ratio based on such contribution), after giving effect to TEL’s and Applied’s respective cash and debt positions (in each case, as of its latest available balance sheet date), to the combined company using estimated calendar year 2013 through calendar year 2015 EBITDA, EBIT, unlevered net income (net income before tax-affected interest income and interest expense) and net income based on publicly available equity research analysts’ estimates of TEL and Applied available on September 23, 2013 (which are referred to in this document as the “Street Cases”). Morgan Stanley also utilized financial projections prepared by the management of TEL and Applied, respectively (which are referred to in this document as the “Management Cases”), as more fully described under the caption “—Certain Financial Projections Provided to and Reviewed by TEL’s Financial Advisor” and provided to Morgan Stanley. In addition, Morgan Stanley utilized information generated based on discussions between Morgan Stanley and the management of TEL, which information was designed to represent reasonable estimates based on consistent market assumptions for each of TEL and Applied and regarded as appropriate bases for relative valuation purposes by the management of TEL (which are referred to in this document as the “Adjusted Management Cases”). In developing the Adjusted Management Cases,

TEL’s Management Case forecasts were adjusted downward to exclude the financial impact of its PV panel equipment business, which is similar to Applied’s treatment of its PV panel equipment business in its Management Case forecasts. In addition, Applied’s Management Case forecasts were adjusted upward for purposes of the Adjusted Management Case, to reflect consistent underlying semiconductor capital equipment market assumptions regarding the aggregate level of industry-wide wafer front-end equipment spending consistent with TEL’s Management Case forecasts. Morgan Stanley converted the forecasts of TEL denominated in Japanese yen using the currency exchange rate of 99 Japanese yen to 1 U.S. dollar on September 23, 2013. Based on TEL’s common stock price per share of ¥4,830 and Applied’s common stock price per share of $15.99 on September 23, 2013, Morgan Stanley calculated a range of implied ownership of HoldCo, following consummation of the Business Combination, by TEL shareholders and correspondingly a range of implied exchange ratios. The following table summarizes Morgan Stanley’s analysis:

Based on Street Cases

Calendar Year 2013 – 2015	Range of Implied Exchange Ratios	Implied Former TEL Shareholders’ Ownership
EBITDA	2.79x - 3.60x	28.8% - 34.2%
EBIT	2.07x - 3.12x	23.0% - 31.1%
Unlevered Net Income	1.94x - 2.97x	21.9% - 30.0%
Net Income	1.37x - 2.42x	16.6% - 25.9%

Based on Adjusted Management Cases

Calendar Year 2013 – 2015	Range of Implied Exchange Ratios	Implied Former TEL Shareholders’ Ownership
EBITDA	2.50x - 3.61x	26.6% - 34.3%
EBIT	1.57x - 3.41x	18.5% - 33.0%
Unlevered Net Income	1.46x - 3.15x	17.4% - 31.3%
Net Income	0.98x - 2.55x	12.4% - 26.9%

Based on Management Cases

Calendar Year 2013 – 2015	Range of Implied Exchange Ratios	Implied Former TEL Shareholders’ Ownership
EBITDA	2.80x - 3.70x	28.8% - 34.8%
EBIT	1.93x - 3.51x	21.8% - 33.7%
Unlevered Net Income	1.77x - 3.24x	20.4% - 31.9%
Net Income	1.32x - 2.64x	16.0% - 27.6%

Morgan Stanley noted that the Draft Business Combination Agreement provided that the exchange ratio applicable in the Business Combination was 3.25x, which implied that immediately following consummation of the Business Combination approximately 32.0% of HoldCo’s shares on a fully diluted basis would be held by former TEL shareholders. Further, based on the prices of shares of TEL and Applied common stock and the currency exchange rate of 99 Japanese yen to 1 U.S. dollar on September 23, 2013, the exchange ratio as of that date was 3.06x which implied that immediately following consummation of the Business Combination approximately 30.7% of HoldCo’s shares on a fully diluted basis would be held by former TEL shareholders.

Relative Discounted Cash Flow Analysis

Morgan Stanley conducted a discounted cash flow analysis for each of TEL and Applied for the purpose of determining their respective fully diluted equity values per share on a standalone basis and assuming no synergies arising from the Business Combination.

Morgan Stanley calculated the unlevered free cash flows that TEL and Applied have generated or are expected to generate during their respective fiscal years 2013 through 2016 based on historical financial information and the Street Cases. Morgan Stanley also utilized each of the Management Case and the Adjusted Management Case. Morgan Stanley converted the forecasts of TEL denominated in Japanese yen using the currency exchange rate of 99 Japanese yen to 1 U.S. dollar on September 23, 2013. Morgan Stanley also calculated a range of terminal values of both TEL and Applied at the end of the four-year period ending 2016 by applying a perpetual growth rate ranging from 0% to 2% for TEL and 1% to 3% for Applied, which rates were chosen by Morgan Stanley based upon an analysis of the underlying long-term growth rates of TEL and Applied, respectively. The unlevered free cash flows and the range of terminal values for TEL were then discounted to present values using a discount rate of 7.3%, which was chosen by Morgan Stanley based upon an analysis of the cost of capital of TEL. The unlevered free cash flows and the range of terminal values for Applied were discounted to present values using a discount rate of 9.1%, which was chosen by Morgan Stanley based upon an analysis of the cost of capital of Applied. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for TEL and Applied estimated net debt as of June 30, 2013 and July 28, 2013, respectively, to obtain fully diluted equity values.

Morgan Stanley compared the results for the TEL discounted cash flow analysis to the Applied discounted cash flow analysis using the discount rates and the range of perpetual growth rates for TEL and Applied described above.

Morgan Stanley then calculated a range of implied ownership of HoldCo by TEL shareholders as of immediately following consummation of the Business Combination and, correspondingly, a range of implied exchange ratios based on the fully diluted equity value. The following table summarizes Morgan Stanley’s analysis:

Relative Discounted Cash Flow Analysis

	Range of Implied Exchange Ratios	Implied Former TEL Shareholders’ Ownership
Based on Street Cases	2.21x - 3.54x	24.2% - 33.8%
Based on Adjusted Management Cases	2.29x - 3.78x	24.8% - 35.3%
Based on Management Cases	2.60x - 4.29x	27.3% - 38.3%

Morgan Stanley noted that the Draft Business Combination Agreement provided that the exchange ratio to be used in the Business Combination was 3.25x, which implied that immediately following consummation of the Business Combination approximately 32.0% of HoldCo’s shares on a fully diluted basis would be held by former TEL shareholders. Further, based on the prices of shares of TEL and Applied common stock and the currency exchange rate of 99 Japanese yen to 1 U.S. dollar on September 23, 2013, the exchange ratio as of that date was 3.06x which implied that immediately following consummation of the Business Combination approximately 30.7% of HoldCo’s shares on a fully diluted basis would be held by former TEL shareholders.

Analysis of Precedent Transactions

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premiums applicable to selected transactions that share some characteristics with the Business Combination.

In connection with its analysis, Morgan Stanley compared publicly available statistics for 16 selected merger of equals transactions with transaction values greater than $3 billion from January 1, 2003 to September 23, 2013, in which the consideration received was predominantly stock and the participating party’s representation on the combined company’s board of directors was equal to 50% or more. The following is a list of the selected merger of equals precedent transactions:

—	Alliance UniChem PLC / Boots Group PLC

—	Arcelor SA / Mittal Steel Company NV

—	Autostrade SpA / Abertis Infraestructuras SA

—	Bank One Corporation / JPMorgan Chase & Co.

—	Biogen, Inc. / IDEC Pharmaceuticals Corporation

—	Caremark Rx, Inc. / CVS Corporation

—	Euronext NV / NYSE Group, Inc.

—	GulfTerra Energy Partners LP / Enterprise Products Partners LP

—	Lucent Technologies, Inc. / Alcatel SA

—	Nextel Communications, Inc. / Sprint Corporation

—	Omnicom Group, Inc. / Publicis Groupe SA

—	Prologis, Inc. / AMB Property Corporation

—	Transatlantic Holdings, Inc. / Allied World Assurance Company Holdings AG

—	Travelers Property Casualty Corporation / The St. Paul Companies, Inc.

—	Union Planters Corporation / Regions Financial Corporation

—	XM Satellite Radio Holdings, Inc. / Sirius Satellite Radio, Inc.

For each transaction listed above, Morgan Stanley noted the board representation and senior executive management roles attributed to the smaller company involved in the transaction, as provided for in the transaction’s definitive documentation. Morgan Stanley also noted the implied exchange ratio premium to the spot exchange ratio and the 30 trading day average exchange ratio, respectively, for the constituent companies, where available.

For the transactions listed above, Morgan Stanley selected a representative range of implied exchange ratio premiums to the spot and 30 trading day average exchange ratios and compared such representative ranges to the average exchange ratio of TEL and Applied common stock over the respective periods ended September 23, 2013. The following table summarizes Morgan Stanley’s analysis:

Period Ending September 23, 2013	Reference Range	Range of Exchange Ratios	Implied Former TEL Shareholders’ Ownership
Spot Exchange Ratio Premium	(5%) - 20%	2.91x - 3.67x	29.6% - 34.7%
30 Trading Day Average Exchange Ratio Premium	0% - 15%	2.78x - 3.20x	28.7% - 31.6%

Morgan Stanley noted that the Draft Business Combination Agreement provided that the exchange ratio to be used in the Business Combination was 3.25x, which implied that immediately following consummation of the Business Combination approximately 32.0% of HoldCo’s shares on a fully diluted basis would be held by former TEL shareholders. Further, based on the prices of shares of TEL and Applied common stock and the currency exchange rate of 99 Japanese yen to 1 U.S. dollar on September 23, 2013, the exchange ratio as of that date was 3.06x which implied that immediately following consummation of the Business Combination approximately 30.7% of HoldCo’s shares on a fully diluted basis would be held by former TEL shareholders.

No company utilized in the precedent transactions analysis is identical to TEL or Applied, and none of the above precedent transactions is identical to the proposed Business Combination. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of TEL and Applied, such as the impact of competition on the business of TEL, Applied or the industry generally, industry growth and the absence of any material adverse change in the financial condition of TEL, Applied or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they were being compared.

In connection with the review of the Business Combination by the TEL Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses without considering all analyses as a whole would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of TEL or Applied or their respective common stocks. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of the TEL or Applied. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the exchange ratio of 3.25 HoldCo ordinary shares for each TEL share pursuant to the Draft Business Combination Agreement from a financial point of view to the TEL shareholders and in connection with the delivery of its opinion dated September 24, 2013, to the TEL Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of TEL or Applied might actually trade. The exchange ratio was determined by TEL and Applied through arm’s length negotiations between TEL and Applied and was approved by the TEL Board. Morgan Stanley provided advice to TEL during these negotiations. Morgan Stanley did not, however, recommend any specific consideration to TEL or the TEL Board or that any specific consideration constituted the only appropriate consideration for the Business Combination.

Morgan Stanley’s opinion and its presentation to the TEL Board was one of many factors taken into consideration by the TEL Board in deciding to approve, adopt and authorize the Business Combination Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the TEL Board with respect to the exchange ratio or of whether the TEL Board would have been willing to agree to a different exchange ratio. The foregoing summary describes the material analyses performed by Morgan Stanley but does not purport to be a complete description of the analyses performed by Morgan Stanley.

The TEL Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of Morgan Stanley’s trading, brokerage, investment management and financing activities, Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions and may trade or otherwise effect transactions, for their own account or for the accounts of customers in the debt or equity securities or senior loans of TEL, Applied or any other parties, commodities or currencies that may be involved in the Business Combination or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided TEL financial advisory services and a financial opinion in connection with the Business Combination, and TEL has agreed to pay Morgan Stanley a fee of ¥3.5 billion for its services, ¥1 billion of which was paid upon the announcement of the transaction and the remainder of which (¥2.5 billion) is contingent upon consummation of the Business Combination. TEL has also agreed to reimburse Morgan Stanley for its fees and expenses incurred in performing its services, including fees and disbursements of legal advisors and other professional advisors engaged with TEL’s consent, and has agreed to indemnify Morgan Stanley and any of its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of its engagement and any related transactions. In the two years prior to the date of its opinion, Morgan Stanley has provided financing and financial advisory services to Applied and received approximately $24.3 million in fees for such services and to TEL, from which it did not receive any fees. Morgan Stanley may also seek to provide financial advisory and financing services to HoldCo in the future and would expect to receive fees for the rendering of such services.

Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination

You should be aware that some of the directors and executive officers of Applied and TEL may have interests in the Business Combination that are different from, or in addition to, the interests of Applied stockholders and TEL shareholders. These interests include:

—	the appointment of certain directors and executive officers of Applied and TEL as directors and executive officers of HoldCo;

—	the interests that certain Applied executive officers and non-employee directors have by reason of their respective employment and compensation arrangements with Applied;

—	the treatment of stock options and other equity-based awards held by Applied and TEL directors and executive officers;

—	compensation and benefits required by the Business Combination Agreement to be provided to continuing employees of Applied and TEL; and

—	indemnification and indemnification-related insurance required to be provided by HoldCo to directors and executive officers of Applied and TEL.

Appointment as Directors and Executive Officers of HoldCo

Appointment of Certain Applied Directors and Executive Officers as Directors or Executive Officers of HoldCo in the Business Combination

The Business Combination Agreement provides that, in connection with consummation of the Business Combination:

—	Michael R. Splinter, currently a member and Executive Chairman of the Applied Board, will become a member and one of two Vice Chairmen of the HoldCo Board;

—

Gary E. Dickerson, currently the President and Chief Executive Officer of Applied and a member of the Applied Board, will become the Chief Executive Officer of HoldCo and a member of the HoldCo Board (as its sole executive director);

—	Robert J. Halliday, currently the Chief Financial Officer of Applied, will become the Chief Financial Officer of HoldCo;

—	three individuals (in addition to Mr. Dickerson and Mr. Splinter) designated by Applied, and one person designated jointly by Applied and TEL, will become members of the HoldCo Board; and

—	six individuals designated by Applied will become executive officers of HoldCo and members of the HoldCo Executive Board.

Accordingly, the above-identified individuals may become employed or compensated by HoldCo. Additionally, other current Applied directors or officers may become employed or compensated by HoldCo in connection with being designated to the HoldCo Board or HoldCo Executive Board or otherwise.

As of the date of this document, HoldCo has not yet established any compensation arrangements with any of the directors or executive officers of Applied who are expected to become directors or executive officers of HoldCo.

Appointment of Certain TEL Directors and Executive Officers as Directors or Executive Officers of HoldCo in the Business Combination

The Business Combination Agreement provides that, in connection with consummation of the Business Combination:

—	Tetsuro Higashi, currently the Representative Director, Chairman of the TEL Board, President and Chief Executive Officer of TEL, will become a member and Chairman of the HoldCo Board;

—	Tetsuo Tsuneishi, currently a member and Vice Chairman of the TEL Board, will become a member and one of two Vice Chairmen of the HoldCo Board;

—	three individuals (in addition to Mr. Higashi and Mr. Tsuneishi) designated by TEL, and one person designated jointly by Applied and TEL, will become members of the HoldCo Board; and

—	six individuals designated by TEL will become executive officers of HoldCo and members of the HoldCo Executive Board.

Accordingly, the above-identified individuals may become employed or compensated by HoldCo. Additionally, other current TEL directors or officers may become employed or compensated by HoldCo in connection with being designated to the HoldCo Board or HoldCo Executive Board or otherwise.

As of the date of this document, HoldCo has not yet established any compensation arrangements with any of the directors or executive officers of TEL who are expected to become directors or executive officers of HoldCo.

Employment and Compensation Arrangements

Applied Employment Agreements

Generally, Applied does not have employment agreements with its executive officers. However, Applied has entered into employment agreements with Mr. Splinter and Mr. Dickerson in connection with their appointment as Executive Chairman of the Applied Board and President and Chief Executive Officer of Applied, respectively. Applied also entered into an employment agreement with Mr. Halliday in connection with his joining Applied following its acquisition of Varian Semiconductor Equipment Associates, Inc. in November 2011. Mr. Halliday’s employment agreement does not provide for any potential future severance payments or other similar benefits. Consummation of the Business Combination will not result in payments or enhanced benefits under these employment agreements.

Michael R. Splinter. Mr. Splinter’s employment agreement, dated August 15, 2013, provides for a base salary of $980,000 and a target bonus for Applied’s fiscal year 2013 of 175% of his base salary. The agreement also provides that if (1) Mr. Splinter remains employed with Applied through, and terminates employment on, March 31, 2015, or (2) Applied terminates Mr. Splinter’s employment other than for cause and other than due to death or disability or Mr. Splinter resigns his employment for good reason, in each case prior to March 31, 2015, he would then be entitled to receive a lump sum payment equal to the sum of (1) 275% of his then-current base salary and (2) an amount equal to 18 months of continued health coverage premiums. Under his employment agreement (as modified by his retention arrangement described below), upon his retirement, any time-based vesting requirements applicable to Mr. Splinter’s then outstanding equity awards that, as of December 20, 2013, were not subject to performance goals, will lapse fully. In order to receive these benefits related to his equity awards, Mr. Splinter will be required to execute an agreement containing a release of claims and non-solicitation and non-disparagement provisions in favor of Applied.

For purposes of Mr. Splinter’s agreement, “cause” generally means: the willful failure to perform his duties after written notice and an opportunity to cure; the willful commission of a wrongful act that caused, or was reasonably likely to cause, substantial damage to Applied, or an act of fraud in the performance of his duties; conviction for the commission of a felony in connection with the performance of his duties; or the order of a federal or state regulatory authority requiring the termination of his employment. For purposes of Mr. Splinter’s agreement, “good reason” generally means a material reduction in his base salary and/or target bonus, or a material reduction in his duties or responsibilities as Executive Chairman, in each case without his consent and after providing Applied with notice and an opportunity to cure. For purposes of Mr. Splinter’s agreement, “retirement” generally means Mr. Splinter’s termination of service occurring on or after age 65, or his termination of service occurring on or after age 60 after having completed at least 10 full years of service with Applied, but excludes any termination of his employment by Applied for cause.

Gary E. Dickerson. Mr. Dickerson’s employment agreement, dated August 14, 2013, provides for an initial base salary of $980,000 and a target bonus for Applied’s fiscal year 2013 of 175% of his base salary. Mr. Dickerson also received a stock option for 1,000,000 shares of Applied’s common stock, effective September 1, 2013, which is scheduled to vest annually as to 25% of the shares over four years following the grant date, subject to his continued employment. The vesting of this option award, and other equity awards held by Mr. Dickerson, may be affected by the retention agreement entered into with Mr. Dickerson, as described below. The agreement also provides that if Applied terminates Mr. Dickerson’s employment other than for cause and other than due to death or disability, he would then be entitled to receive a lump sum payment equal to 275% of his then-current base salary, provided that he executes an agreement containing a release of claims and non-solicitation and non-disparagement provisions in favor of Applied.

For purposes of Mr. Dickerson’s agreement, “cause” has the same meaning as in Mr. Splinter’s employment agreement, as described above.

Applied Retention Arrangements and Certain Applied Awards

In connection with the Business Combination and to provide retention and performance incentives for Applied’s executive officers, in October 2013 (and with respect to Mr. Splinter, in December 2013), Applied entered into certain retention agreements under which it expects each of the executive officers identified in the table set forth on page 106 of this document to become eligible to receive retention and incentive benefits. The retention agreements amend certain outstanding equity awards and provide these executive officers, except Mr. Splinter and Mr. Dickerson, an opportunity to earn a retention bonus, as described below. The Human Resources and Compensation Committee of the Applied Board (which is referred to in this document as the “HRCC”) approved the retention agreements, which are intended to provide retention incentives through and following consummation of the Business Combination, upon consideration that the Business Combination would be a complex undertaking that would require the retention of Applied’s leadership team through the integration of Applied’s and TEL’s respective businesses, to minimize distractions from effectively operating Applied’s business, and to mitigate the impact of an excise tax on the value of equity-related compensation that would be imposed as a result of consummation of the Business Combination.

Retention Bonuses

The retention agreements, except those entered into with Mr. Splinter and Mr. Dickerson, provide a bonus intended to provide a retention incentive through and following consummation of the Business Combination, and is payable only if the executive remains employed by Applied until the earlier of the date six months following consummation of the Business Combination, or March 31, 2015. The retention bonus is equal to the following percentage of the applicable executive’s then-current base salary as follows: Dr. Thakur and Mr. Halliday: 352.5%; Mr. Larkins and Mr. Salehpour: 315%; Dr. Nalamasu: 300%; and Mr. Kerley: 270%.

Amendment of Applied Equity Awards – Target Achievement

The retention agreements amend each outstanding Applied equity award held by these executive officers that was subject to performance goals and was granted prior to September 24, 2013, including awards for performance shares, performance-based restricted stock and performance units covering Applied shares. Prior to their amendment, these equity awards became eligible for time-based vesting only upon the achievement of relative operating profit margin goals. Certain of these equity awards also provide an additional incentive tied to the achievement of total shareholder return goals, which, if also achieved, would result in additional shares being eligible for time-based vesting. In amending these equity awards, the HRCC considered the effect of the Business Combination on the achievement and measurement of applicable performance goals, as well as its concerns regarding the retention of Applied’s leadership team following the announcement of the Business Combination, whether or not the Business Combination was consummated.

Under the retention agreements, the relative operating profit margin goals applicable to any then-outstanding equity awards will be deemed satisfied at target levels (which is referred to in this document as the “target achievement”) effective as of three trading days prior to the expected date of consummation of the Business Combination or, if the Business Combination is terminated, the date of its termination. If any additional shares became eligible to be earned based on achievement of applicable total shareholder return goals by the applicable date, those additional shares also will have their relative operating profit margin goals deemed satisfied at target levels. Any additional shares that have not become eligible to be earned based on achievement of applicable total shareholder return goals by the applicable date will be forfeited. Except with respect to the vesting acceleration described below, all of these awards will remain subject to time-based vesting and the continued employment of the executive officer over the vesting period. In addition, under Mr. Splinter’s retention agreement, the target achievement will apply upon the earliest of any of (1) Mr. Splinter’s remaining employed with Applied through March 31, 2015, (2) Applied’s termination of his employment without cause, or (3) his termination of his employment for good reason. In each case, for Mr. Splinter, the benefits described in this paragraph are subject to his executing an agreement containing a release of claims and non-solicitation and non-disparagement provisions in favor of Applied.

Amendment of Applied Equity Awards – Vesting Acceleration

The retention agreements also amend those outstanding Applied equity awards covering Applied shares held by the executive officers that were granted prior to September 24, 2013, so that the portion of these awards that is then outstanding and otherwise is scheduled to vest during calendar year 2014 based solely on continued employment (including awards for which applicable performance goals are deemed satisfied at target achievement), will accelerate vesting as of the date that is three trading days prior to the expected date of consummation of the Business Combination. For Mr. Splinter, the acceleration of vesting also will apply to all unvested portions of his equity awards that were granted before September 24, 2013 and that were subject to performance goals as of December 20, 2013, whether scheduled to vest before, during or after 2014. In addition, under Mr. Splinter’s retention agreement, the acceleration described for him in this paragraph would also apply upon the earliest of any of (1) Mr. Splinter’s remaining employed with Applied through March 31, 2015, (2) Applied’s termination of his employment without cause, or (3) his termination of his employment for good reason. In each case, for Mr. Splinter, the benefits described in this paragraph are subject to his executing an agreement containing a release of claims and non-solicitation and non-disparagement provisions in favor of Applied. Except for these acceleration provisions (and as described for Mr. Splinter), these awards remain subject to time-based vesting and the continued future employment of the executive over the vesting period. As a result, even after this limited vesting acceleration occurs, executives (other than Mr. Splinter) will have a substantial portion of their equity awards still subject to continued employment with Applied over multiple years.

This acceleration is conditioned on consummation of the Business Combination, and will apply only if the executive is expected to be considered a “disqualified individual” and otherwise subject to an excise tax under Section 4985 of the Code, as described below, which generally means that the executive is expected to serve as an Applied executive officer at any point during the period from six months before through six months after consummation of the Business Combination.

Applied will not provide any tax “gross up” for its executives in connection with the Business Combination. Section 4985 of the Code imposes an excise tax on the value of certain equity-related compensation held by individuals who are Applied executive officers or directors at any time during the period from six months before to six months after consummation of the Business Combination. This excise tax applies to all equity awards held by these individuals, including unvested restricted stock units, restricted stock, performance shares, performance units, unexercised vested or unvested stock options, and other stock-based compensation that were outstanding at any time during the period from six months before to six months after consummation of the Business Combination. However, this excise tax does not apply to any equity awards that are exercised, sold, cashed out or otherwise paid on or before consummation of the Business Combination, if the holder recognizes income in full. As a result of the amendments made by the retention agreements, Applied executive officers are expected to recognize income and incur immediate individual income tax upon the vesting and settlement of the accelerated portion of these awards (and with respect to stock options, to the extent those options are exercised prior to consummation of the Business Combination), but are not expected to incur the excise tax under Section 4985 that otherwise would have applied to the accelerated portion of these awards. The excise tax under Section 4985 will still apply to any outstanding equity awards held by Applied executive officers upon consummation of the Business Combination. The executives will be responsible for paying any excise taxes under Section 4985 to which they may remain subject, and Applied is not offering any tax “gross up” to the executives to cover any Section 4985 tax they may have to pay. In approving this limited acceleration of equity awards, which is conditioned upon consummation of the Business Combination and applies only if the executive is expected to be considered a “disqualified individual” under Section 4985, the HRCC considered the impact of Section 4985 on the incentive value of outstanding awards. The HRCC believed that the Section 4985 excise tax would have a negative effect on the value of outstanding awards, and that the limited acceleration described above would provide additional retention incentives through consummation of the Business Combination, while substantially preserving the long term incentive and retention value of the equity awards.

Certain Applied Awards

As provided in his employment agreement, dated May 2, 2011, Mr. Halliday was granted an award of restricted stock units covering 120,000 Applied shares, effective on November 10, 2013, which is scheduled to vest over three years following the grant date, subject to Mr. Halliday’s continued employment. To provide the same limited acceleration as awards under the retention agreements, as described above, the terms of this award provide that the portion of the award that otherwise is scheduled to vest during calendar year 2014 will accelerate vesting as of the date that is three trading days prior to the expected date of consummation of the Business Combination. This acceleration is conditioned upon consummation of the Business Combination and will apply only if Mr. Halliday is expected to be considered a “disqualified individual” under Section 4985.

In December 2013, Mr. Splinter was granted a cash-settled performance unit award that may become eligible for time-based vesting upon the achievement of an annual adjusted operating profit margin goal. Full vesting of Mr. Splinter’s award is subject to his continued employment through December 19, 2016, but if Mr. Splinter retires within two months before, or any time after, consummation of the Business Combination, a prorated portion of this award will remain outstanding and eligible to vest if the performance goal actually is achieved at any time during the performance period (the time-based vesting for such prorated amount will be considered satisfied). In addition, Mr. Splinter is eligible to earn a cash bonus for Applied’s 2014 fiscal year based on achievement of performance goals. The bonus award is subject to his continued employment through the end of Applied’s 2014 fiscal year, but if he retires within two months before, or any time after, consummation of the Business Combination, he will remain eligible to receive a prorated portion of this bonus if actual performance is achieved at any time during the performance period. In both cases, the proration is based on the number of full months after the beginning of Applied’s 2014 fiscal year that Mr. Splinter worked during the three-fiscal-year performance period for the performance units and the 2014 fiscal year performance period for the bonus.

The following table sets forth the number of restricted stock units, shares of restricted stock, performance shares, performance units, and options held by Applied executive officers, for which the applicable performance goals may be deemed met at the target levels and vesting may be accelerated under the retention arrangements as described above, assuming the Business Combination had occurred on April 27, 2014 and that each executive officer is expected to be considered a “disqualified individual” under Section 4985:

Name	Time-Based Awards: Number of Shares that may Accelerate Vesting (1)	Performance-Based Awards: Number of Shares for Which Performance Goals are Deemed Met and(2)
		That do not Accelerate Vesting	That may Accelerate Vesting(3)
Michael R. Splinter	112,500	--	1,265,000
Gary E. Dickerson (4)	470,000	450,000	450,000
Randhir Thakur	62,500	350,000	500,000
Robert J. Halliday	80,000	50,000	50,000
Thomas F. Larkins	106,250	75,000	75,000
Omkaram Nalamasu	25,000	137,500	212,500
Ali Salehpour	45,500	75,000	75,000
Jay Kerley	--	--	--

(1)

Represents the number of unvested shares subject to each executive officer’s equity awards that otherwise are scheduled to vest during calendar year 2014 based solely on continued employment as of April 27, 2014. Only Mr. Dickerson holds a stock option award to which this accelerated vesting may apply, which may accelerate vesting as to 250,000 shares. All other awards that are subject only to time-based vesting as of April 27, 2014 are restricted stock units, performance shares or shares of restricted stock.

(2)

Represents the number of unvested shares subject to each executive officer’s equity awards that are subject to performance goals as of April 27, 2014, and for which target achievement may apply, including amounts that became eligible to be earned based on achievement of total shareholder return goals. Consists of restricted stock, performance shares and performance units. No outstanding restricted stock units or stock options held by the executive officers are subject to performance-based vesting.

(3)

Represents the number of unvested shares subject to each executive officer’s equity awards as of April 27, 2014 for which the target achievement may apply and that may accelerate vesting, including amounts that became eligible to be earned based on achievement of total shareholder return goals. Except as to Mr. Splinter, the shares that may accelerate vesting are only those that otherwise are scheduled to vest during calendar year 2014. These shares include portions of equity awards for which the executive already has satisfied multiple years of continued employment requirement, but that otherwise would have vested if the executive remained employed through December of the year in which the performance goals are satisfied. With respect to Mr. Splinter, all of his awards that are subject to the achievement of relative operating profit margin goals (whether scheduled to vest before, during or after 2014) may accelerate vesting under his retention agreement.

(4)

Mr. Dickerson’s restricted stock award provides that he will receive dividends on unvested shares, subject to the same vesting conditions as the related shares of restricted stock. If Mr. Dickerson’s restricted stock accelerates under the retention arrangement as described above, the vesting of $125,400 of related dividends also would accelerate.

Applied does not have any change of control agreements with any of its executive officers, has not entered into any agreements or arrangements with its executive officers in connection with the Business Combination, and the Business Combination is not expected to result in the accelerated vesting or payment of compensation or benefits under the terms of any Applied equity plans or other arrangements, in each case other than the retention agreements and awards described above.

Non-Qualified Deferred Compensation Plans

Applied maintains non-qualified deferred compensation plans under which certain Applied executive officers participate, and which allow eligible employees to voluntarily defer receipt of all or a portion of their eligible compensation. The Business Combination constitutes a change in control under these deferred compensation plans, and as a result requires the distribution of all deferred balances, but will not result in any benefit enhancements for any executive officer or other employee.

TEL Employment Agreements and Other Arrangements

TEL does not have employment agreements, change of control agreements or retention arrangements with any of its executive officers.

Certain Interests of TEL and Applied Board Members

Other than as set forth below under the section entitled “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination—Applied Non-Employee Director Equity Awards,” the compensation of the members of the Applied Board and the TEL Board will not be affected by the Business Combination.

Applied Non-Employee Director Equity Awards

Vesting Acceleration. In March 2014, the vesting schedule for all equity awards covering Applied shares, consisting solely of restricted stock units, held by non-employee members of the Applied Board was changed to provide for acceleration of vesting as of the date that is three trading days prior to the expected date of consummation of the Business Combination, provided that the awards remain outstanding through such date. This accelerated vesting is expected to mitigate or eliminate the impact of the Section 4985 excise tax described above that otherwise would apply to these awards. Assuming the Business Combination occurred on April 27, 2014, a total of 13,782 restricted stock units held by each Applied non-employee director would accelerate vesting.

Deferred and Retirement-Eligible Shares. Applied expects that a number of restricted stock units held by certain non-employee directors of the Applied Board will not be settled prior to the consummation of the Business Combination and as a result, may be subject to the Section 4985 excise tax. This consists of (a) shares that the directors would otherwise receive upon the vesting of restricted stock units but as to which they have previously elected to defer settlement and (b) certain shares that would vest upon the directors’ retirement for those directors who are or will be retirement-eligible before the originally scheduled vesting date of the shares. In order to comply with applicable rules under Section 409A of the Code, deferred shares held by any non-employee director who continues onto the HoldCo Board will not be settled prior to the consummation of the Business Combination. Deferred shares held by those Applied non-employee directors who do not continue on the HoldCo Board are expected to be settled shortly prior to the consummation of the Business Combination, to the extent permitted by the deferred compensation rules of Section 409A. This settlement is expected to mitigate or eliminate the Section 4985 excise tax described above that otherwise would apply to the deferred shares. Also to comply with Section 409A, shares held by Applied Board members Gerhard H. Parker and Willem P. Roelandts (regardless of whether they continue onto the HoldCo Board) that, but for the vesting acceleration noted above, would vest upon their retirement from the Applied Board, also will not be settled prior to the consummation of the Business Combination (other than in accordance with the originally applicable vesting schedule). Of the ten current non-employee members of the Applied Board, three are expected to join the HoldCo Board. A determination has not yet been made as to which non-employee directors will serve on the HoldCo Board.

Shares that are unsettled as of the consummation of the Business Combination may be subject to the Section 4985 excise tax. The number of shares expected to be subject to the 15% excise tax under Section 4985 for Dr. Parker and Mr. Roelandts is 3,167 shares and 24,858 shares, respectively. The following number of shares also is expected to be subject to the Section 4985 excise tax, but only if the non-employee director holding the shares continues as a member of the HoldCo Board: 60,154 shares for Susan M. James; 52,906 shares for Dennis D. Powell; 81,845 shares for James E. Rogers; and 43,495 shares for Robert H. Swan. Each of Aart J. de Geus, Stephen R. Forrest, Thomas J. Iannotti and Alexander A. Karsner does not hold any shares that, after vesting acceleration, would be subject to the Section 4985 excise tax.

In order to address the adverse tax consequences to non-employee members of the Applied Board relating to shares that cannot be settled prior to the Business Combination, Applied agreed to pay the Section 4985 excise tax that may be imposed on such shares, as well as an amount sufficient to pay all taxes related to Applied’s payment of the Section 4985 taxes. The amount of these taxes for each non-employee director will depend on the number of shares held by him or her to which the Section 4985 excise tax applies, the value of a share of Applied’s common stock as of the consummation of the Business Combination, the non-employee director’s applicable tax rate, and certain other factors. Payment of these taxes is intended to place these non-employee directors in the same position as most other Applied equity holders, and to mitigate adverse tax consequences resulting from their continuing as members of the Applied Board though the consummation of the Business Combination.

Golden Parachute Compensation

The following table and the related footnotes present information about the compensation payable to Applied’s named executive officers that is based on or otherwise relates to the Business Combination, including the retention arrangements for the named executive officers as described above under “—Applied Retention Arrangements and Certain Applied Awards,” assuming the Business Combination was consummated on April 27, 2014, the latest practicable date prior to the filing of this document, and that each Applied named executive officer is a “disqualified individual” under Section 4985 of the Code. The compensation shown in the table below is subject to a nonbinding advisory vote of Applied stockholders at the special meeting, as described in this document under “Proposal 2—Approval, on an Advisory Basis, of Certain Compensatory Arrangements with Applied Named Executive Officers” on page 277 of this document.

Golden Parachute Compensation

Name(1)	Equity(2)(3)(4)	Other(5)	Total
(in U.S. dollars)
Michael R. Splinter	$ 24,293,591	$ 1,919,167	$ 26,212,758
Gary E. Dickerson	$ 12,585,520	—	$ 12,585,520
Robert J. Halliday	$ 2,292,680	$ 2,026,875	$ 4,319,555
Thomas F. Larkins	$ 3,196,525	$ 1,512,000	$ 4,708,525
Omkaram Nalamasu	$ 4,188,550	$ 1,380,000	$ 5,568,550
Ali Salehpour	$ 2,125,138	$ 1,512,000	$ 3,637,138
George S. Davis	—	—	—

(1)

Under SEC rules, Applied’s named executive officers for the purposes of this table consist of the individuals who served as Applied’s principal executive officer and principal financial officer any time during Applied’s 2013 fiscal year, as well as Applied’s three other most highly compensated executive officers at the end of its 2013 fiscal year. Accordingly, this table includes George S. Davis, Applied’s former Executive Vice President and Chief Financial Officer, who resigned from Applied in March 2013 and who is not entitled to any compensation in connection with the Business Combination.

(2)

Amounts represent the value of the unvested portion of equity awards held by the named executive officer that otherwise is scheduled to vest during calendar year 2014 (and, with respect to Mr. Splinter, all of the unvested portion of his equity awards granted prior to September 24, 2013), assuming the Business Combination was consummated on April 27, 2014, and which may be accelerated under the retention agreements and awards described above under the heading “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination—Employment and Compensation Arrangements—Applied Retention Arrangements and Certain Applied Awards” beginning on page 103 of this document. The amount for Mr. Dickerson includes a lump sum cash payment of $125,400 in respect of unvested dividends on his unvested restricted stock; the vesting of such dividends will also accelerate if the vesting of Mr. Dickerson’s restricted stock accelerates under his retention agreement.

(3)

Certain of the award agreements governing these unvested shares require a performance goal or goals to be achieved over multiple years, plus a time-based vesting schedule that deems the shares eligible to vest in annual installments based on continued employment over multiple years (provided the applicable performance goal(s) are achieved). A substantial portion of these performance-based equity awards were granted in 2011 and 2012. If the performance goal(s) had been achieved in full prior to April 27, 2014, many of these shares already would have vested, and the value of the shares (including Mr. Dickerson’s dividends) that would have accelerated vesting in connection with the Business Combination under outstanding performance-based and time-based equity awards includes only the following amounts:

Name	Equity Awards
(in U.S. dollars)
Michael R. Splinter	$15,673,995
Gary E. Dickerson	$8,617,420
Robert J. Halliday	$1,851,780
Thomas F. Larkins	$2,535,175
Omkaram Nalamasu	$1,984,050
Ali Salehpour	$1,463,788
George S. Davis	—

(4)

Amounts (in this column and discussed in footnotes 2 and 3 above) include those awards subject to performance goals, which goals are deemed satisfied at target levels pursuant to the retention arrangements, including 115,000 and 18,750 additional shares for Mr. Splinter and Dr. Nalamasu, respectively, that may accelerate vesting based on achievement of total shareholder return goals. The accelerated vesting of equity awards is deemed to be single trigger because it will occur prior to consummation of the Business Combination and does not require the executive’s employment termination or resignation. For Mr. Splinter, the equity acceleration is subject to his execution of an agreement containing a release of claims and non-solicitation and non-disparagement provisions in favor of Applied. Under his retention agreement, Mr. Splinter also may become entitled to vesting acceleration of the unvested portion of his equity awards upon certain single-trigger events independent of the Business Combination, including upon specified terminations of employment and, for certain equity awards, upon his remaining employed through March 31, 2015, in both cases subject to certain requirements, including a release of claims and non-solicitation and non-disparagement provisions in favor of Applied, as described above under the heading “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination—Employment and Compensation Arrangements—Applied Retention Arrangements and Certain Applied Awards” beginning on page 103 of this document. Upon consummation of the Business Combination, each share of Applied common stock will be converted into one HoldCo ordinary share. The amounts in the above tables and the following table, which breaks down the amounts included in this column by type of award, are calculated in accordance with SEC rules as based on a value of $17.636 per share of the Applied common stock, which was the average closing price of Applied’s common stock as reported on NASDAQ for the first five business days following public announcement of the Business Combination. The value of stock options included in the above tables and the following table is calculated based on the difference between a value of $17.636 per share of Applied common stock and the exercise price of each of the unvested stock options subject to accelerated vesting.

Name	Stock Options	Performance Shares	Performance Units	Restricted Stock Units	Restricted Stock
			(in U.S. dollars)
Michael R. Splinter	—	$16,614,876	$2,306,789	—	$5,371,926
Gary E. Dickerson	$644,000	$7,936,200	—	—	$3,879,920
Robert J. Halliday	—	$881,800	—	$1,410,880	—
Thomas F. Larkins	—	$1,322,700	—	$1,873,825	—
Omkaram Nalamasu	—	$3,747,650	—	$440,900	—
Ali Salehpour	—	$1,322,700	—	$802,438	—
George S. Davis	—	—	—	—	—

(5)

Amounts represent the retention bonus that may be earned by the named executive officer under the terms of the retention agreement, as described above under the heading “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination—Employment and Compensation Arrangements—Applied Retention Arrangements and Certain Applied Awards,” provided that the executive remains employed by Applied until the earlier of the date six months following consummation of the Business Combination or March 31, 2015. Mr. Dickerson and Mr. Splinter are not entitled to receive a retention bonus. The amounts represent a percentage of base salary for the named executive officers as follows: 352.5% for each of Dr. Thakur and Mr. Halliday; 315% for each of Mr. Larkins and Mr. Salehpour; and 300% for Dr. Nalamasu. Each retention bonus is considered to be single trigger because it does not require the executive’s employment termination or resignation. As discussed above under the heading “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination—Employment and Compensation Arrangements—Applied Retention Arrangements and Certain Applied Awards” beginning in on page 103 of this document, if Mr. Splinter retires within two months before, or any time after, consummation of the Business Combination, he will remain eligible to earn a prorated amount of his bonus for Applied’s 2014 fiscal year and the cash-settled performance units granted to him in December 2013. The amount for Mr. Splinter includes $1,061,667 (which represents an estimated prorated portion of his cash-settled performance units) and $857,500 (which represents an estimated prorated portion of his fiscal year 2014 bonus), which estimates in each case assume that performance was achieved at target levels, Mr. Splinter retired as of, and the Business Combination was consummated on, April 27, 2014, and the fiscal year 2014 bonus was awarded at target levels. The prorated bonus and cash-settled performance units are considered to be double trigger because the payments are conditioned upon Mr. Splinter’s retirement within a specified period of time in relation to the Business Combination.

Treatment of Equity-Based Awards under the Business Combination Agreement

Treatment of Applied Equity-Based Awards

Upon consummation of the Business Combination, all Applied stock options and other Applied equity-based awards that are outstanding immediately prior to consummation of the Business Combination, whether or not vested, will be assumed by HoldCo and converted into and become a HoldCo stock option or other HoldCo equity-based award, as applicable. Applied stock options or other Applied equity-based awards potentially exercisable for, or convertible into, shares of Applied common stock will be converted into, and become, a HoldCo stock option or other HoldCo equity-based award potentially exercisable for, or convertible into HoldCo ordinary shares, as applicable. With respect to such HoldCo stock options or other equity-based awards, the number of HoldCo ordinary shares underlying each such HoldCo stock option or other HoldCo equity-based award will be equal to the number of shares of Applied common stock that were subject to the converted Applied stock options or other Applied equity-based awards and will have the same exercise prices as such converted Applied stock options or other Applied equity-based awards, as applicable. In addition, prior to consummation of the Business Combination, equity awards may have their performance-based goals or conditions removed or may be otherwise adjusted as the administrator of the applicable Applied equity plan or the Applied Board, or such applicable committee thereof, may reasonably determine to be necessary or appropriate as a result of the Business Combination. Upon consummation of the Business Combination, HoldCo will assume the Applied employee stock purchase plans and each option to purchase shares of Applied common stock under the Applied employee stock purchase plans will be converted into an option to purchase HoldCo ordinary shares. In addition, HoldCo may assume any or all of the other equity plans of Applied if it determines it appropriate to do so. The share reserve under the Applied employee stock purchase plans and any other equity plans of Applied that HoldCo elects to assume will be converted into a number of HoldCo ordinary shares equal to the product (rounded down to the nearest whole share) of the number of shares of Applied common stock reserved for issuance under the applicable assumed plan multiplied by the Applied conversion ratio. All of Applied’s directors and executive officers hold Applied equity awards and participate in Applied equity plans.

See further information regarding the treatment of Applied equity awards (including those held by directors and executive officers of Applied) and equity plans under “The Business Combination Agreement—The Business Combination—Treatment of Stock Options and Other Equity-Based Awards” beginning on page 119 of this document. See “The Business Combination—Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of Applied” beginning on page 112 of this document for information regarding the beneficial ownership of Applied common stock by Applied directors and officers.

Treatment of TEL Equity-Based Awards

Under the Business Combination Agreement, each TEL subscription right (which is a shinkabu yoyakuken, as defined under Section 2, Item 21 of the Companies Act of Japan, representing the right to acquire shares of TEL common stock from TEL) that is outstanding and either unexercised (if exercise is required under the award), or not yet converted into or settled in shares of TEL common stock, immediately prior to the TEL Share Exchange, whether or not vested, will, immediately prior to consummation of the TEL Share Exchange, be acquired by TEL for no consideration and cancelled, and will, upon consummation of the Business Combination, be substituted with a HoldCo subscription right that is exercisable for, convertible into or otherwise entitles the holder to a number of HoldCo ordinary shares determined by the 3.25x exchange ratio used to determine the number of HoldCo ordinary shares to be delivered in respect of shares of TEL common stock in the TEL Share Exchange, with an exercise price calculated by dividing the exercise price of the applicable TEL subscription right by 3.25, and with other terms and conditions that are substantially the same as the terms and conditions governing the applicable TEL subscription right immediately prior to its cancellation.

In addition, the Business Combination Agreement provides that if the TEL Employees Shareholding Association Rules (jugyouin mochikabukai kiyaku), which is TEL’s employee stock purchase plan, is in effect immediately prior to the TEL Share Exchange or if it has been previously terminated for reasons connected with the contemplated combination, then upon consummation of the Business Combination, HoldCo will either:

—	assume the TEL Employees Shareholding Association Rules and cause such plan to continue to be operated for the purchase of HoldCo ordinary shares in accordance with its terms as amended accordingly;

—

allow, for a one-year period, all TEL employees who were employed by TEL or its subsidiaries immediately prior to the TEL Share Exchange to participate in the HoldCo stock purchase plans or similar arrangements on the same terms and conditions as the other similarly situated participants in such HoldCo plans, so long as such person remains employed by HoldCo or one of its subsidiaries; or

—

for a one-year period, ensure that each TEL employee who was employed by TEL or its subsidiaries immediately prior to the TEL Share Exchange and remains employed by HoldCo or one of its subsidiaries will receive either benefits or monetary value substantially similar to the benefits such employee would have received under the TEL Employees Shareholding Association Rules if such employee had continued to participate in such plan and such plan had remained in effect at the same level as in effect immediately prior to its termination.

See further information regarding the treatment of TEL equity awards (including those held by directors and executive officers of TEL) and TEL Employees Shareholding Association Rules under “The Business Combination Agreement—The Business Combination—Treatment of Stock Options and Other Equity-Based Awards” beginning on page 119 of this document. See “The Business Combination—Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of TEL” beginning on page 114 of this document for information regarding the beneficial ownership of TEL common stock by TEL directors and officers.

Compensation and Benefits Requirements in the Business Combination Agreement

The Business Combination Agreement provides that, for a one-year period beginning on the date the Business Combination closes in the United States, HoldCo will ensure that:

—

each person who was an employee of Applied, TEL or any of their respective subsidiaries immediately prior to consummation of the Applied Merger or TEL Share Exchange, respectively, will, for so long as the applicable person remains employed by HoldCo or any of its subsidiaries during such one-year period, receive compensation and benefits (excluding equity-based benefits) that are not less favorable in the aggregate than the compensation and benefits that were provided to such employee immediately prior to the Applied Merger effective time or TEL Share Exchange effective time, as applicable; and

—

each such employee whose employment terminates during such one-year period receives severance payments and benefits in accordance with the terms and conditions of, or on terms and conditions not less favorable in the aggregate than, the severance plan, policy, program or arrangement that was applicable to such employee immediately prior to the Applied Merger effective time or the TEL Share Exchange effective time, as applicable.

In addition, the Business Combination Agreement provides that HoldCo will ensure that each such employee receives full credit for his or her years of service with Applied, TEL, their respective subsidiaries, and all of their respective predecessors (to the same extent as such employee was entitled immediately prior to the Applied Merger effective time or the TEL Share Exchange effective time, as applicable) for all purposes under the employee plans and other compensation and benefit plans, programs, policies, agreements and arrangements of HoldCo and its subsidiaries in which such employee is eligible to participate.

Indemnification and Insurance Obligations of HoldCo Following the Business Combination

The Business Combination Agreement provides that, from and after consummation of the Business Combination, HoldCo will (and HoldCo will cause Applied and TEL to) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Applied, TEL and their respective subsidiaries (in all their capacities) (1) to the same extent the foregoing are indemnified, held harmless or are entitled to advancement of expenses as of the date of the Business Combination Agreement and (2) to the fullest extent permitted by applicable legal requirements, in each case, for acts or omissions occurring at or prior to consummation of the Business Combination.

The Business Combination Agreement provides that, for a period of six years following consummation of the Business Combination, HoldCo will either:

—

cause to be maintained in effect the existing policies of Applied’s and TEL’s respective directors’ and officers’ liability insurance (or comparable replacement policies), subject to a 200% cap on annual premium increases; or

—	purchase six-year “tail” prepaid policies on such policies.

See further information regarding HoldCo’s obligations to indemnify Applied executive officers and directors under “The Business Combination Agreement—Covenants—Indemnification of Officers and Directors” beginning on page 137 of this document.

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of Applied

Principal Applied Stockholders

The following table shows the number of shares of Applied common stock beneficially owned as of April 27, 2014 by each person known by Applied to own more than 5% of Applied common stock. In general, “beneficial ownership” refers to shares that an entity or individual had the power to vote or the power to dispose of and shares that such entity or individual had the right to acquire within 60 days after April 27, 2014.

	Shares Beneficially Owned
Name	Number	Percent(1)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	73,230,815(2)	6.0%
Harris Associates L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60602-3790	71,780,916(3)	5.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	64,310,102(4)	5.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	62,082,936(5)	5.1%

(1)

Percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 1,217,378,416 shares of Applied common stock outstanding as of April 27, 2014.

(2)

The amended Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 28, 2014 indicates that as of December 31, 2013, BlackRock had sole power to direct the disposition of 73,230,815 shares, and sole voting power over 58,475,272 shares.

(3)

The amended Schedule 13G filed with the SEC jointly by Harris Associates L.P. (“Harris L.P.”) and Harris Associates Inc. (“Harris Inc.”) on February 12, 2014 indicates that as of December 31, 2013, both Harris L.P. and Harris Inc. had sole power to direct the disposition of, and sole voting power over, 54,325,613 shares and may be deemed to be the beneficial owner of 71,780,916 shares.

(4)

The Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on February 12, 2014 indicates that as of December 31, 2013, T. Rowe Price had sole power to direct the disposition of 64,310,102 shares and sole voting power over 18,050,710 shares.

(5)

The Schedule 13G filed with the SEC by The Vanguard Group (“Vanguard”) on February 11, 2014 indicates that as of December 31, 2013, Vanguard had sole voting power to direct the disposition of 60,241,945 shares, and sole voting power over 1,979,092 shares, and shared dispositive power over 1,840,991 shares.

Applied Directors and Executive Officers

The following table shows the number of shares of Applied common stock beneficially owned as of April 27, 2014 by (1) each Applied director, (2) each named executive officer of Applied, and (3) the directors and executive officers of Applied as a group.

		Shares Beneficially Owned
	Total Number of Shares(1)	Common Stock(2)	Right to Acquire	Other Stock-Based Holdings(3)
Directors, not including the Chief Executive Officer or Executive Chairman:
Aart J. de Geus	98,678	98,678	--	--
Stephen R. Forrest	80,978	80,978	--	--
Thomas J. Iannotti	72,678	72,678	--	--
Susan M. James	60,832	3,845	--	56,987
Alexander A. Karsner	--	--	--	--
Gerhard H. Parker	181,962	181,962(4)	--	--
Dennis D. Powell	60,941	8,035	--	52,906
Willem P. Roelandts	108,103	86,412	--	21,691
James E. Rogers	127,609	48,931	--	78,678
Robert H. Swan	97,568	57,240	--	40,328

Named Executive Officers:
Gary E. Dickerson	436,923	436,923(5)	--	--
Michael R. Splinter	1,372,820	1,372,820(6)	--	--
Robert J. Halliday	1,068	1,068	--	--
Thomas F. Larkins	109,803	109,803	--	--
Omkaram Nalamasu	18,747	18,747	--	--
Ali Salehpour	28,907	28,907	--	--
George S. Davis	1,996	1,996	--	--
Current Directors and Executive Officers, as a Group (20 persons)	2,954,006	2,703,416(7)	--	250,590

(1)

The total beneficial ownership for any individual and the total for the group is less than 1%. Percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 1,217,378,416 shares of Applied common stock outstanding as of April 27, 2014, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after April 27, 2014.

(2)

Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of their shares of common stock. None of the shares shown were pledged as collateral in fiscal year 2013.

(3)

Number of shares represents restricted stock units that have vested and which, pursuant to the director’s election to defer, will be converted to shares of Applied common stock and paid to him or her on the date of his or her termination of service from the Applied Board.

(4)	Includes 484 shares held in a family foundation, which is a charitable trust. Dr. Parker disclaims beneficial ownership of the 484 shares held in the family foundation.

(5)	Includes 330,000 shares of unvested restricted stock.

(6)	Includes (a) 258,000 shares of unvested restricted stock and (b) 300,000 shares held in a family trust.

(7)	Includes 605,000 shares of unvested restricted stock.

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of TEL

Principal TEL Shareholders

The following table shows the number of shares of TEL common stock beneficially owned as of March 31, 2014 by each person known by TEL to own more than 5% of TEL common stock. In general, “beneficial ownership” refers to shares that an entity or individual had the power to vote or the power to dispose of, and shares that such entity or individual had the right to acquire within 60 days after March 31, 2014.

	Shares Beneficially Owned
Name	Number	Percent(1)
Mitsubishi UFJ Financial Group, Inc. 2-7-1, Marunouchi, Chiyoda-ku, Tokyo, Japan	15,164,109(2)	8.5%
Sumitomo Mitsui Trust Bank, Limited 1-4-1, Marunouchi, Chiyoda-ku, Tokyo, Japan	11,361,600(3)	6.3%
Nomura Securities Co., Ltd. 1-9-1 Nihonbashi, Chuo-ku, Tokyo, Japan	9,199,952(4)	5.1%

(1)

Percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by 180,610,911, the number of shares of TEL common stock outstanding as of March 31, 2014.

(2)

The Large Shareholder Report filed with the director general of the Kanto Local Finance Bureau by Mitsubishi UFJ Financial Group, Inc. on March 31, 2014 indicates that as of March 24, 2014, the affiliates of Mitsubishi UFJ Financial Group, Inc., which are The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mitsubishi UFJ Trust and Banking Corporation, Mitsubishi UFJ Asset Management Co., Ltd. and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., held 15,164,109 shares of TEL common stock.

(3)

The Large Shareholder Report filed with the director general of the Kanto Local Finance Bureau by Sumitomo Mitsui Trust Bank, Limited on September 21, 2012 indicates that as of September 14, 2012, Sumitomo Mitsui Trust Bank and its affiliates, Sumitomo Mitsui Trust Bank, Limited, Sumitomo Mitsui Trust Asset Management Co., Ltd. and Nikko Asset Management Co., Ltd., held 11,361,600 shares of TEL common stock.

(4)

The Large Shareholder Report filed with the director general of the Kanto Local Finance Bureau by Nomura Securities Co., Ltd. on February 21, 2014 indicates that as of February 14, 2014, Nomura Securities Co., Ltd. and its affiliates, Nomura International plc and Nomura Asset Management Co., held 9,199,952 shares of TEL common stock.

TEL Directors and Executive Officers

The following table shows the number of shares of TEL common stock beneficially owned as of March 31, 2014 by:

—	each TEL director;

—

each of TEL’s named executive officers, which includes (1) TEL’s current Representative Director, Chairman of the TEL Board, President and Chief Executive Officer of TEL, Tetsuro Higashi, (2) TEL’s former CEO, Hiroshi Takenaka, (3) TEL’s current Vice Chairman of the TEL Board, Tetsuo Tsuneishi, (4) TEL’s current senior executive vice president, Hirofumi Kitayama, (5) TEL’s current executive vice president, Hikaru Ito, (6) TEL’s current vice president, Kenji Washino, and (7) TEL’s current principal financial officer, Yoshiteru Harada; and

—	the current directors and executive officers of TEL as a group.

Unless otherwise indicated, the business address of each of TEL’s directors and named executive officers is 3-1 Akasaka 5-chome, Minato-ku, Tokyo 107-6325, Japan. In general, “beneficial ownership” refers to shares that an entity or individual had the power to vote or the power to dispose of, and shares that such entity or individual had the right to acquire within 60 days after March 31, 2014. Except as indicated in the footnotes to this table, TEL believes that each shareholder identified in the table possesses sole voting and investment power over all shares of TEL shown as beneficially owned by that shareholder. No shares shown in the table below have been pledged as security.

Name	Total Number of Shares(1)	Common Stock	Right to Acquire
Named Executive Officers:
Tetsuro Higashi	54,228	54,228	--
Tetsuo Tsuneishi	16,058	11,158	4,900
Hirofumi Kitayama	10,000	10,000	--
Hikaru Ito (3)	10,800	10,800	--
Kenji Washino	9,800	9,800	--
Yoshiteru Harada	4,800	2,000	2,800
Hiroshi Takenaka	9,500	9,500	--

Directors Other than Named Executive Officers:
Kiyoshi Sato	10,000	10,000	--
Takaaki Matsuoka	5,100	2,500	2,600
Tetsuro Hori	933	933	--
Hiroshi Inoue	--	--	--
Masahiro Sakane	--	--	--
Current Directors and Executive Officers, as a Group (28 persons)	151,176	130,376	20,800

(1)

The total beneficial ownership for any individual and the total for the group is less than 1%. Percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by 180,610,911, the number of shares of TEL common stock outstanding as of March 31, 2014, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after March 31, 2014.

(2)	Includes shares that the named individual or group has the right to acquire through the exercise of subscription rights within 60 days of March 31, 2014.

(3)	Includes 200 shares held by Mr. Ito’s spouse.

Accounting Treatment of the Business Combination

The transaction will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with Applied treated as the acquirer. Under the acquisition method of accounting, Applied will allocate the purchase price of this acquisition to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques. Transaction costs will be expensed as incurred.

Listing of HoldCo Ordinary Shares on NASDAQ and the TSE

HoldCo ordinary shares currently are not traded or quoted on a stock exchange or quotation system. Applied and TEL anticipate that, upon consummation of the Business Combination, HoldCo ordinary shares will be listed for trading on NASDAQ (by means of a NASDAQ “substitution listing” substituting HoldCo ordinary shares for Applied common stock) and on the TSE.

Substitution-Related Delisting of Applied Common Stock, Deregistration of Applied and Delisting of TEL Common Stock

Applied and TEL anticipate that, following consummation of the Business Combination (1) Applied common stock will be delisted from NASDAQ (and substituted with HoldCo ordinary shares in a NASDAQ “substitution listing”) and Applied will be deregistered under the Exchange Act and (2) TEL common stock will be delisted from the TSE.

Restrictions on Resales

All HoldCo ordinary shares received by Applied stockholders and TEL shareholders in the Business Combination are expected to be freely tradable, except that HoldCo ordinary shares received in the Business Combination by persons who become affiliates of HoldCo for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of HoldCo generally include individuals or entities that control, are controlled by or are under common control with, HoldCo and may include the directors and executive officers of HoldCo as well as its principal shareholders.

THE BUSINESS COMBINATION AGREEMENT

The following summary describes the material provisions of the Business Combination Agreement. Copies of the original Business Combination Agreement and Amendment No. 1 thereto are attached as Annex A and Annex B, respectively, to this document and are incorporated herein by reference.

HoldCo, Applied and TEL urge you to read the Business Combination Agreement carefully in its entirety. The legal rights and obligations of the parties to the Business Combination Agreement are governed by the specific language of the Business Combination Agreement and not this summary.

This document contains a description of representations, warranties and covenants made in the Business Combination Agreement. These representations, warranties and covenants were made only for the purpose of the Business Combination Agreement and solely for the benefit of the parties to the Business Combination Agreement as of specific dates and may be subject to important limitations and qualifications. In particular, (1) the assertions embodied in the representations and warranties are qualified by information and exceptions in confidential Disclosure Schedules provided by each of Applied and TEL to the other in connection with the signing of the Business Combination Agreement and by information in certain of Applied’s filings with the SEC and TEL’s filings with the Financial Services Agency of Japan and (2) certain covenants are qualified by information and exceptions set forth in such Disclosure Schedules. Moreover, certain representations and warranties in the Business Combination Agreement were used for the purpose of allocating risk between Applied and TEL rather than establishing matters as facts, may or may not have been accurate as of any specific date, and do not purport to be accurate as of the date of this document. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this document as characterizations of the actual state of facts about Applied or TEL or any other matter.

The Business Combination

Structure of the Business Combination

Applied and TEL have agreed to effect a strategic combination of their respective businesses through a “merger of equals” business combination, as a result of which HoldCo, a newly formed Dutch holding company, will become the ultimate parent of Applied and TEL. Pursuant to the Business Combination Agreement, (1) in the Applied Merger, Applied Merger Sub, a newly formed indirect subsidiary of HoldCo organized in Delaware, will be merged with and into Applied, with Applied surviving the Applied Merger as an indirect, wholly owned subsidiary of HoldCo and (2) in the TEL Share Exchange, TEL and TEL Exchange Sub, a newly formed direct subsidiary of HoldCo incorporated in Japan, will effect a share-for-share exchange with the result that TEL will become a direct, wholly owned subsidiary of TEL Exchange Sub and an indirect, wholly owned subsidiary of HoldCo.

Subject to applicable legal requirements, Applied and TEL reserve the right to agree to modify the transactions contemplated by the Business Combination Agreement.

Closing of the Business Combination

Unless the Business Combination Agreement is terminated prior to such time, consummation of the Business Combination will take place on a date to be designated jointly by Applied and TEL, which (except as otherwise mutually agreed by Applied and TEL) will be no later than the 10th business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions on the parties’ obligations to consummate the Business Combination (other than the conditions that by their nature are to be satisfied at the closing of the Business Combination, but subject to the satisfaction or waiver of each of such conditions). Due to the time zone difference between the United States and Japan, it is possible that the closing of the Business Combination could take place on two different dates in the United States and Japan. This document refers to the closing date in the United States as the “United States closing date” and the closing date in Japan as the “Japan closing date.”

Effective Time and Effect of the TEL Share Exchange

The TEL Share Exchange will become effective at the TEL Share Exchange effective time, which will be a time jointly designated by Applied and TEL and specified in the TEL Share Exchange Agreement to be in substantially the form attached to the Business Combination Agreement. The TEL Share Exchange will have the effects set forth in the Business Combination Agreement and the applicable provisions of the Companies Act of Japan. At the TEL Share Exchange effective time (1) the articles of incorporation of TEL will be amended and restated to be in a form to be mutually agreed to by Applied and TEL, (2) the board of directors rules of TEL will be amended and restated to be in a form to be mutually agreed to by Applied and TEL, and (3) the directors and officers of TEL will be the individuals mutually agreed to by Applied and TEL.

Effective Time and Effect of the Applied Merger

After the TEL Share Exchange effective time, a certificate of merger satisfying the applicable requirements of the DGCL and the Delaware Limited Liability Company Act (which is referred to in this document as the “DLLCA”) will be filed with the Secretary of State of the State of Delaware, and the Applied Merger will become effective at the Applied Merger effective time, which will be the time of such filing or such later time as may be designated jointly by Applied and TEL and specified in such certificate of merger. The Applied Merger will have the effects set forth in the Business Combination Agreement and the applicable provisions of the DGCL and DLLCA, including that all of the property, rights, privileges, immunities, powers, franchises debts, liabilities and duties of Applied and Applied Merger Sub will vest in or become those of Applied. At the Applied Merger effective time (1) the certificate of incorporation of Applied will be amended and restated to be in substantially the form attached as Annex I to this document, (2) the bylaws of Applied will be amended and restated to be in a form to be mutually agreed to by Applied and TEL, and (3) the directors and officers of Applied will be the individuals mutually agreed to by Applied and TEL.

Conversion of Applied Common Stock in the Applied Merger

At the Applied Merger effective time, each share of Applied common stock that is issued and outstanding immediately prior to the Applied Merger effective time will be automatically converted into the right to receive one fully paid HoldCo ordinary share (subject to the provisions of the Business Combination Agreement relating to the procedures for exchange of shares, payment of cash in lieu of fractional shares and tax withholding), unless:

—

such shares are held in Applied’s treasury or held, directly or indirectly, by TEL or any of its subsidiaries immediately prior to the Applied Merger effective time (in which case, such shares will be cancelled and retired, and no consideration will be paid or payable in respect thereof);

—

such shares are held, directly or indirectly, by any subsidiary of Applied immediately prior to the Applied Merger effective time (in which case, such shares will continue to be so held, and no consideration will be paid or payable in respect thereof); or

—

appraisal rights are available with respect to such shares under Section 262 of the DGCL (which Applied has concluded is not the case, as described under “Applied Appraisal Rights” beginning on page 270 of this document) and such shares are held by a holder who has made a proper demand for appraisal of such shares of Applied common stock in accordance with, and otherwise complied with all applicable provisions of, Section 262 of the DGCL (and has not withdrawn, failed to perfect or otherwise lost such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) (in which case, such shares will not be converted into or represent the right to receive any HoldCo ordinary shares, but will be entitled only to such rights (if any) as are granted by the DGCL to a holder of such shares).

Exchange of TEL Common Stock in the TEL Share Exchange

At the TEL Share Exchange effective time, each share of TEL common stock that is issued and outstanding immediately prior to the TEL Share Exchange effective time will be automatically exchanged for 3.25 fully paid HoldCo ordinary shares (subject to the provisions of the Business Combination Agreement relating to the procedures for exchange of shares, payment of cash in lieu of fractional shares and tax withholding), unless:

—

such shares are held in TEL’s treasury immediately prior to the TEL Share Exchange effective time (in which case, such shares will be cancelled and will cease to exist, and no payment or distribution will be made with respect thereto); or

—

such shares are issued and outstanding immediately prior to the TEL Share Exchange effective time and are held by any shareholder of TEL who has demanded properly in writing dissenters’ rights for such shares in accordance with Section 785 of the Companies Act of Japan and has not withdrawn, failed to perfect or otherwise lost such holder’s appraisal rights under the provisions of the Companies Act of Japan with respect to such shares prior to the TEL Share Exchange effective time (in which case, such shares will be automatically converted at the TEL Share Exchange effective time into treasury shares of TEL and subsequently cancelled and retired, and the holders of such shares will be entitled only to payment of the appraised value thereof in accordance with the provisions of the Companies Act of Japan).

Fixed Nature of Applied Conversion Ratio and TEL Exchange Ratio

The Applied conversion ratio and TEL exchange ratio are each fixed and will not be adjusted to reflect changes in the trading price of Applied common stock or TEL common stock. However, the Applied conversion ratio and TEL exchange ratio will be adjusted to the extent appropriate to provide the same economic effect as contemplated by the Business Combination Agreement by adjusting for any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reorganization, reclassification, recapitalization or other similar transaction changing the outstanding shares of Applied common stock or TEL common stock, if any.

Treatment of Stock Options and Other Equity-Based Awards

Upon consummation of the Business Combination, each stock option (including options under Applied’s Employees’ Stock Purchase Plan or Applied’s Stock Purchase Plan for Offshore Employees), restricted stock unit, performance share, performance unit, or contract providing for restricted stock, in each case, representing the right to purchase, vest in or be issued shares of Applied common stock by Applied, whether vested or unvested, and each unvested restricted cash award arising from Applied’s assumption or conversion of restricted stock awards in connection with mergers, acquisitions or similar transactions, in each case that is outstanding immediately prior to consummation of the Business Combination (which are sometimes referred to in this document as the “Applied equity awards”), will be assumed by HoldCo and converted into and become an equity-based award of HoldCo. Upon consummation of the Business Combination, HoldCo will assume the Applied employee stock purchase plans, and each option to purchase shares of Applied common stock under the Applied employee stock purchase plans will be converted into an option to purchase HoldCo ordinary shares. In addition, HoldCo may assume any or all of the other equity plans of Applied if it determines it appropriate to do so. The share reserve under the Applied employee stock purchase plans and any other equity plans of Applied that HoldCo elects to assume will be converted into a number of HoldCo ordinary shares equal to the product (rounded down to the nearest whole share) of the number of shares of Applied common stock reserved for issuance under the applicable assumed plan multiplied by the Applied conversion ratio.

Each subscription right representing the right to acquire from TEL shares of TEL common stock that is outstanding and either unexercised (if exercise is required under the award), or not yet converted into or settled in shares of TEL common stock, immediately prior to the TEL Share Exchange effective time, whether or not vested (which are sometimes referred to in this document as the “TEL equity awards”), will, immediately prior to consummation of the TEL Share Exchange, be acquired by TEL for no consideration and cancelled, and will, upon consummation of the Business Combination, be substituted with a subscription right to acquire HoldCo ordinary shares from HoldCo that is exercisable for, convertible into or otherwise entitles the holder to HoldCo ordinary shares, with terms and conditions that are substantially the same as the terms and conditions governing such subscription right immediately prior to its cancellation, except as modified as described below. In addition, if the TEL Employees Shareholding Association Rules (TEL jugyouin mochikabukai kiyaku, which are referred to in this document as the “TEL ESPP”) are in effect immediately prior to the TEL Share Exchange or have previously been terminated for reasons connected with the contemplated combination, HoldCo will either assume the TEL ESPP upon consummation of the Business Combination, or will, for a one-year period beginning on the date the Business Combination closes in the United States, allow individuals who were employees of TEL or one of its subsidiaries immediately prior to the TEL Share Exchange effective time, for so long as they remain employees of HoldCo or its subsidiaries during that one-year period, to either participate in other employee stock purchase plans of HoldCo or receive either benefits or monetary value that are substantially similar to the benefits such employee would have received under the TEL ESPP if it had remained in effect.

The number of HoldCo ordinary shares subject to each of the Applied equity awards (other than restricted cash awards) and TEL equity awards assumed or substituted by HoldCo will be determined by multiplying the number of shares of Applied common stock or TEL common stock that were subject to such equity award immediately prior to the applicable effective time by the Applied conversion ratio or the TEL exchange ratio, as applicable, and rounding the resulting number down to the nearest whole number of HoldCo ordinary shares. If such assumed or substituted equity awards have per-share exercise prices, the per-share exercise price for the HoldCo ordinary shares issuable upon exercise thereof will be determined by dividing the per-share exercise price as in effect immediately prior to the applicable effective time by the Applied conversion ratio or the TEL exchange ratio, as applicable, and rounding the resulting exercise price up to the nearest whole cent or Japanese yen, as applicable (with a minimum exercise price equivalent to €0.01). For purposes of determining the price at which HoldCo ordinary shares may be purchased under assumed options to purchase shares of Applied’s common stock under Applied’s employee stock purchase plans, the fair market value per HoldCo ordinary share at the beginning of each offering period in effect at the closing of the Business Combination will be equal to the fair market value per share of the common stock of Applied at the beginning of each such offering period divided by the Applied conversion ratio, rounded up to the nearest whole cent. Applied equity awards and TEL equity awards assumed or substituted by HoldCo generally will otherwise have the same terms as in effect immediately before the Business Combination, including that any restriction on any such assumed or substituted award will continue and that such assumed or substituted award will have the same term, exercisability, vesting schedule, and will be subject to the same repurchase option and risk of forfeiture as were in effect immediately prior to the Business Combination. Any shares of Applied common stock that are outstanding immediately prior to consummation of the Business Combination that are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any Applied contract will, if such contract permits, be converted into HoldCo ordinary shares subject to equivalent restrictions.

With respect to Applied equity awards that are subject to any performance-based vesting or other performance conditions, the administrator of the applicable Applied equity plan or the Applied Board or the applicable committee thereof, may, prior to consummation of the Business Combination, and after offering TEL an opportunity to provide input or to the extent permitted by the Business Combination Agreement, remove the applicable performance goals or make such adjustments, if any, to the applicable performance goals or conditions relating to such Applied equity awards as the administrator of the applicable Applied equity plan or the Applied Board, or such applicable committee thereof, may reasonably determine to be necessary or appropriate as a result of consummation of the Business Combination.

Exchange of Stock Certificates and Book-Entry Positions

Closing of Stock Transfer Books

At the Applied Merger effective time, the stock transfer books of Applied will be closed, and no further transfer (or registrations of transfer) of any such shares of Applied common stock will be made on such stock transfer books after the Applied Merger effective time.

At the TEL Share Exchange effective time, the stock transfer books of TEL will be closed with respect to all shares of TEL common stock that were outstanding immediately prior thereto, and no further transfer (or registrations of transfer) of any such shares of TEL common stock will be made on such stock transfer books after the TEL Share Exchange effective time.

Exchange Agent

A bank or trust company mutually agreed upon by Applied and TEL will act as exchange agent for the exchange of Applied common stock and TEL common stock for HoldCo ordinary shares, which is referred to in this document as the “exchange agent.” Prior to consummation of the Business Combination, the number of HoldCo ordinary shares necessary to effect the Business Combination will be deposited with the exchange agent for the benefit of holders of Applied common stock and TEL common stock.

Exchange of Applied Stock Certificates and Book-Entry Shares

Promptly after consummation of the Business Combination, HoldCo will cause the exchange agent to mail to the record holders of Applied common stock immediately prior to the Applied Merger effective time (1) a letter of transmittal and (2) instructions for use in effecting the surrender of Applied stock certificates or cancellation of book-entry shares of Applied common stock in exchange for HoldCo ordinary shares as described above under “—Conversion of Applied Common Stock in the Applied Merger,” cash in lieu of fractional HoldCo ordinary shares as described below under “—Payment of Cash in Lieu of Fractional Shares” and dividends or other distributions, if any, in each case, as described below under “—Dividends and Distributions on HoldCo Ordinary Shares.” Until surrendered as described above, each Applied stock certificate and, until cancelled as described above, each book-entry share of Applied common stock will be deemed, from and after the Applied Merger effective time, to represent only the right to receive the applicable HoldCo ordinary shares, cash in lieu of fractional shares and dividends or other distributions, if any. If any Applied stock certificate has been lost, stolen or destroyed, HoldCo may, in its reasonable discretion and as a condition to the issuance of any certificate representing HoldCo ordinary shares, require the owner of such lost, stolen or destroyed Applied stock certificate to provide an appropriate affidavit of that fact and to deliver a bond (in such sum as HoldCo may reasonably direct) as indemnity against any claim that may be made against the exchange agent, HoldCo, Applied or TEL with respect to such Applied stock certificate. The exchange agent and HoldCo may impose special conditions to the issuance of consideration to persons other than those in whose name a surrendered Applied stock certificate or Applied book-entry share is registered.

Exchange of TEL Book-Entry Shares

Each of the parties to the Business Combination Agreement has agreed to use its reasonable best efforts to establish procedures prior to the TEL Shareholder Meeting to facilitate the prompt delivery following the TEL Share Exchange effective time of the applicable HoldCo ordinary shares, cash in lieu of fractional shares and dividends or other distributions, if any, upon presentation of evidence of book-entry shares of TEL common stock. Such procedures will be substantially in accordance with the procedures described above under “—Exchange of Applied Stock Certificates and Book-Entry Shares,” but will take into account the operational and other issues with respect to the actual delivery of the HoldCo ordinary shares to former holders of TEL common stock.

Payment of Cash in Lieu of Fractional Shares

No fractional HoldCo ordinary shares or certificates or scrip for any such fractional shares will be issued in connection with the Business Combination. Any holder of shares of Applied common stock who would otherwise be entitled to receive a fraction of a HoldCo ordinary share (after aggregating all fractional HoldCo ordinary shares issuable to such holder) will, in lieu of such fraction of a share and upon surrender of such holder’s Applied stock certificates or cancellation of such holder’s book-entry shares of Applied common stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, equal to such holder’s pro rata share of the proceeds raised by the sale of HoldCo ordinary shares by the exchange agent described in the next paragraph of this document.

HoldCo has agreed that it will, as promptly as reasonably practicable after consummation of the Business Combination, to the extent reasonably practicable and in a manner consistent with applicable legal requirements, cause the aggregate of all fractional HoldCo ordinary shares to which the holders of Applied common stock would be entitled if not for the prohibition on issuance of fractional shares described above, rounded down to the nearest whole share, to be sold by the exchange agent in a commercially reasonable manner, and to cause the exchange agent to distribute a cash amount equal to the pro rata share of the proceeds raised from such sale, minus applicable commissions, transfer taxes and other out-of-pocket transaction costs incurred in connection with such sale, to the Applied stockholders who would have been entitled to fractional HoldCo ordinary shares in accordance with their pro rata share of such proceeds.

Any holder of TEL common stock who would otherwise be entitled to receive a fraction of a HoldCo ordinary share (after aggregating all fractional HoldCo ordinary shares issuable to such holder) at the TEL Share Exchange effective time will, in lieu of such fraction of a HoldCo ordinary share, be paid in cash the Japanese yen amount (rounded as necessary up to the nearest whole Japanese yen) equal to (1) the fraction of a HoldCo ordinary share such TEL shareholder would otherwise have been entitled to receive; multiplied by (2) the quotient of (a) the volume-weighted average price per share of TEL common stock on the TSE for the five consecutive trading days preceding (but not including) the date on which TEL common stock is delisted from the TSE prior to the TEL Share Exchange effective time divided by (b) the TEL exchange ratio.

Dividends and Distributions on HoldCo Ordinary Shares

No dividends or other distributions declared or made with respect to HoldCo ordinary shares with a record date after the date that the Business Combination is consummated will be paid or otherwise delivered to the holder of any unsurrendered Applied stock certificate or to the holder of any book-entry shares of Applied common stock or book-entry shares of TEL common stock until such holder surrenders such Applied stock certificate or causes such book-entry shares to be cancelled in accordance with the procedures described above under “—Exchange of Applied Stock Certificates and Book-Entry Shares” or agreed upon pursuant to the efforts described above under “—Exchange of TEL Book-Entry Shares,” as applicable (at which time such holder will be entitled, subject to the effect of any applicable abandoned property law, escheat laws or other similar legal requirements, to receive all such dividends and distributions, without interest).

Withholding

The exchange agent and the parties to the Business Combination Agreement are entitled to deduct and withhold from any consideration payable and any other payment otherwise deliverable pursuant to the Business Combination Agreement to any holder or former holder of any Applied common stock, TEL common stock, Applied equity award or TEL equity award, such amounts as may be required to be deducted or withheld from such payment under any provision of tax law or under any other applicable legal requirement. To the extent such amounts are so deducted, withheld, deposited or timely paid over to the appropriate governmental body, such amounts will be treated for all purposes under the Business Combination Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Governance and Management of HoldCo

Organizational and Corporate Governance of HoldCo

The articles of association of HoldCo in effect as of consummation of the Business Combination will be substantially in the form of the HoldCo Articles of Association, which are attached as Annex F of this document. The board of directors rules of the HoldCo Board in effect as of consummation of the Business Combination will be substantially in the form of Annex G of this document. The name of HoldCo will be changed to a name to be agreed by Applied and TEL. Upon consummation of the Business Combination, the operational headquarters of HoldCo will be in both Santa Clara, California and Tokyo, Japan.

HoldCo Board and HoldCo Executive Board

Upon consummation of the Business Combination, the HoldCo Board will be a single-tier board of directors consisting initially of 11 directors, including:

—	Tetsuro Higashi, the current Representative Director and Chairman of the TEL Board, President and Chief Executive Officer of TEL;

—	Michael R. Splinter, the current Executive Chairman of the Applied Board;

—	Tetsuo Tsuneishi, the current Vice Chairman of the TEL Board;

—	Gary E. Dickerson, the current President and Chief Executive Officer of Applied;

—	three individuals (in addition to Mr. Dickerson and Mr. Splinter) designated by Applied who qualify as “independent directors” under the applicable NASDAQ rules and applicable rules of the SEC;

—	three individuals (in addition to Mr. Higashi and Mr. Tsuneishi) designated by TEL who qualify as “independent directors” under the applicable NASDAQ rules and applicable rules of the SEC; and

—	one individual designated jointly by Applied and TEL who qualifies as an “independent director” under the applicable NASDAQ rules and applicable rules of the SEC.

Upon consummation of the Business Combination, Mr. Higashi will be Chairman of the HoldCo Board and Mr. Splinter and Mr. Tsuneishi will be Co-Vice Chairmen of the HoldCo Board.

Upon consummation of the Business Combination, Mr. Dickerson will be the Chief Executive Officer of HoldCo, and Robert J. Halliday, the current Chief Financial Officer of Applied, will be Chief Financial Officer of HoldCo.

Upon consummation of the Business Combination, HoldCo will also establish the HoldCo Executive Board, which will be comprised of senior executives of HoldCo and its subsidiaries, which HoldCo Executive Board will report to the HoldCo Chief Executive Officer on a regular basis and support the Chief Executive Officer in, among other things, the management of the day-to-day business of HoldCo and the integration of Applied and TEL. Upon consummation of the Business Combination, the HoldCo Executive Board will consist of:

—	six individuals designated by Applied; and

—	six individuals designated by TEL.

Nominating Committee of the HoldCo Board

The HoldCo Nominating Committee will consist, at consummation of the Business Combination, of three members, one of whom will be one of the non-executive directors selected by Applied, one of whom will be one of the non-executive directors selected by TEL and one of whom will be the non-executive director jointly selected by Applied and TEL, with the Executive Chairman of the Applied Board and the Chairman of the TEL Board immediately prior to the Business Combination jointly selecting the initial members of the HoldCo Nominating Committee based on the foregoing criteria.

Representations and Warranties of Applied and TEL

Applied and TEL each made a number of representations and warranties in the Business Combination Agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the Business Combination, including representations and warranties as to:

—	Applied’s and TEL’s corporate organization, good standing, power and qualification to do business;

—	Applied’s and TEL’s certificate of incorporation and bylaws (or similar documents);

—	Applied’s and TEL’s respective capitalization (including lack of pre-emptive rights, rights of first refusal and similar restrictions on shares of Applied common stock and TEL common stock);

—	filings and reports with the SEC and the Financial Services Agency of Japan, financial statements and absence of liabilities;

—	internal controls over financial reporting and the maintenance of disclosure controls and procedures;

—	absence of certain changes or events;

—	owned and leased assets;

—	intellectual property;

—	material contracts;

—	compliance with legal requirements;

—	possession of and compliance with governmental authorizations;

—	tax matters;

—	employee and labor matters and benefit plans;

—	environmental matters;

—	pending and threatened legal proceedings;

—	applicable orders, writs, injunctions, judgments or decrees;

—	authorization of the Business Combination Agreement and the transactions contemplated thereby by the Applied Board and the TEL Board;

—	inapplicability of anti-takeover statutes to the Business Combination;

—	the votes required of Applied stockholders and TEL shareholders in connection with the Business Combination;

—	the absence of conflicts and required filings and consents;

—	major customers of Applied and TEL;

—	receipt by Applied’s and TEL’s respective boards of directors of fairness opinions from their financial advisors; and

—

accuracy and completeness of disclosures included in the Form S-4 Registration Statement of which this document is a part as filed with the SEC or the registration statement for HoldCo ordinary shares to be filed with the Financial Services Agency of Japan.

The representations and warranties contained in the Business Combination Agreement will not survive consummation of the Business Combination.

Material Adverse Effect

Certain of the representations, warranties, covenants, closing conditions and termination provisions contained in the Business Combination Agreement are qualified by reference to the concept of a “Material Adverse Effect.”

This document refers to a “Material Adverse Effect” on Applied or TEL as any effect, change, claim, event or circumstance that is materially adverse to either (1) the business, financial condition or results of operations of Applied and its subsidiaries, taken as a whole, or TEL and its subsidiaries, taken as a whole, respectively or (2) the ability of Applied and TEL, respectively, to consummate (or cause HoldCo, Applied Merger Sub, TEL Exchange Sub or any of the other entities contemplated by the Business Combination Agreement as being involved in the implementation of the Business Combination to consummate) the Business Combination or any of the other transactions contemplated by the Business Combination Agreement, or to perform any of its covenants or obligations under the Business Combination Agreement. However, no effect, change, claim, event or circumstance resulting from any of the following, alone or in combination, will be deemed to constitute, or be taken into account in determining whether there has occurred, a Material Adverse Effect under clause “(1)” of the preceding sentence:

—

conditions generally affecting the industries in which Applied or TEL participates or the U.S., Japan or the global economy as a whole, to the extent that such conditions do not have a disproportionate impact on Applied and its subsidiaries, taken as a whole, or TEL and its subsidiaries, taken as a whole, respectively;

—

general conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events or changes resulting from currency fluctuations), to the extent that such conditions do not have a disproportionate impact on Applied and its subsidiaries, taken as a whole, or TEL and its subsidiaries, taken as a whole, respectively;

—

changes in the trading price or trading volume of Applied common stock (with respect to Applied) or TEL common stock (with respect to TEL) or the suspension of trading in or delisting of Applied’s securities on NASDAQ (with respect to Applied) and TEL’s securities on the TSE (with respect to TEL) (it being understood, however, that, except as otherwise provided in the other bullet points of this sentence, any effect, change, claim, event or circumstance giving rise to or contributing to such changes in the trading price or trading volume, or suspension or delisting, of Applied common stock or TEL common stock may give rise to a Material Adverse Effect and may be taken into account in determining whether such a Material Adverse Effect has occurred);

—	changes in U.S. GAAP (or any interpretations of U.S. GAAP) or Japanese GAAP applicable to Applied or TEL, respectively, or any of Applied’s or TEL’s subsidiaries, respectively;

—

the failure to meet public estimates or forecasts of revenues, earnings or other financial metrics in and of itself, or the failure to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics, in and of itself (it being understood, however, that, except as otherwise provided in the other bullet points of this sentence, any effect, change, claim, event or circumstance giving rise to or contributing to any such failure may give rise to a Material Adverse Effect and may be taken into account in determining whether a Material Adverse Effect has occurred);

—

any lawsuit commenced by a stockholder of Applied or TEL, respectively, in each case, in his, her or its capacity as a stockholder, directly resulting from the execution of the Business Combination Agreement or the performance of the transactions contemplated by the Business Combination Agreement;

—

loss of employees, suppliers or customers (including customer orders or contracts) resulting directly from the announcement or pendency of the Business Combination Agreement or the transactions contemplated by the Business Combination Agreement; or

—

the taking of any action expressly required to be taken pursuant to the Business Combination Agreement or the taking of certain actions permitted to be taken pursuant to the Business Combination Agreement.

Covenants

Access and Investigation

Applied’s and TEL’s Access and Investigation Obligations

Applied and TEL have each agreed, during the period commencing on September 24, 2013 (which date is referred to in this document as the “date of the Business Combination Agreement”) and ending as of the earlier of the closing of the Business Combination or the termination of the Business Combination Agreement (which period is referred to in this document as the “pre-closing period”), to provide the other’s representatives, upon reasonable advanced notice, with reasonable access during normal business hours to its personnel, tax and accounting advisers and assets and reasonable access to, and copies of, all relevant existing books, records, tax returns, work papers and other documents and information reasonably requested by the other. In addition, Applied and TEL have each agreed to promptly provide the other with copies of any material notice, material report or other material document filed with or sent to any governmental body on its behalf or on behalf of any of its subsidiaries in connection with the Business Combination or any of the other transactions contemplated by the Business Combination Agreement.

Limitations on Access, Investigation, and Similar Obligations

Despite the covenants summarized above under “—Applied’s and TEL’s Access and Investigation Obligations” and below under “—Securities Law Filings and Listing Applications” and “—Antitrust and Other Regulatory Approvals,” neither Applied nor TEL are required to provide or cause to be provided any access or copies or otherwise comply with such covenants if doing so would, in its reasonable judgment (1) cause material competitive harm to it or any of its subsidiaries, (2) violate any applicable legal requirements or the terms of any confidentiality restrictions under any of its or its subsidiaries’ contracts, or (3) jeopardize any attorney-client or other legal privilege. However, Applied and TEL have each agreed to use, and cause their respective subsidiaries to use, reasonable best efforts to negotiate in good faith agreements or arrangements that permit providing such access or copies or otherwise complying with such covenants without having any of the effects described in any of the clauses “(1)” through “(3)” of the preceding sentence. In addition, various information-sharing obligations, notice obligations and similar obligations set forth in the Business Combination Agreement are subject to the confidentiality agreement between Applied and TEL.

Operation of Applied’s and TEL’s Businesses

Applied and TEL have agreed to take certain actions and avoid taking others related to the operation of their respective businesses during the pre-closing period, as further described below. Each of the covenants summarized below is subject to exceptions (1) as set forth in the Disclosure Schedules delivered by Applied and TEL on the date of the Business Combination Agreement, (2) for matters contemplated by the Business Combination Agreement, (3) for applicable legal requirements, and (4) that may be consented to in writing by either Applied or TEL (such consent not to be unreasonably withheld, conditioned or delayed).

Each of Applied and TEL has agreed to, during the pre-closing period:

—	ensure that it and each of its subsidiaries conducts its business and operations in the ordinary course and in accordance in all material respects with past practices;

—

use its reasonable best efforts to attempt to ensure that it and each of its subsidiaries preserves intact the material components of its current business organization, keeps available the services of its current officers and key employees and maintain its relations and goodwill with all material suppliers, material customers, material licensors and governmental bodies;

—

promptly notify the other if it becomes aware of any material legal proceeding commenced, or, to the knowledge of its directors, executive officers and certain other specified individuals, overtly threatened by a governmental body against, relating to or involving it or any of its subsidiaries; and

—

promptly notify the other if it becomes aware of any material legal proceeding commenced, or, to the knowledge of its executive officers and certain other specified individuals, threatened in writing by any person other than a governmental body that relates to any of the transactions contemplated by the Business Combination Agreement.

Each of Applied and TEL has agreed not to, and to cause each of their subsidiaries not to, during the pre-closing period:

—

declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, other than (1) dividends or distributions between or among Applied or any of its subsidiaries or dividends or distributions between or among TEL or any of its subsidiaries, in each case, to the extent consistent with past practice and such as would not reasonably be expected to delay or interfere with any of the transactions contemplated by the Business Combination Agreement, (2) in the case of Applied, its regular quarterly dividend, not to exceed $0.10 per share of Applied common stock per fiscal quarter, and (3) in the case of TEL, aggregate dividends not to exceed 35% of the net income earned by TEL and its subsidiaries, on a consolidated basis, in the previous fiscal year;

—

repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities, other than (1) as a result of the forfeiture of, or pursuant to Applied’s rights to repurchase, restricted shares of Applied common stock, in each case, held by an employee of Applied, upon termination of such employee’s employment, (2) repurchases of capital stock in the ordinary course of business consistent with board of directors authorizations in place as of the date of the Business Combination Agreement, or (3) the withholding or acquisition of shares of capital stock or other equity interests to satisfy withholding tax obligations with respect to Applied equity awards or TEL equity awards in accordance with the terms of such awards as in effect on the date of the Business Combination Agreement or granted as permitted under the Business Combination Agreement;

—

sell, issue, grant or authorize the sale, issuance or grant to any person (other than a subsidiary of Applied or subsidiary of TEL) of (1) any of its or its subsidiaries’ capital stock or other securities, (2) any option, call, warrant or right to acquire any of its or its subsidiaries’ capital stock or other securities, or (3) any instrument convertible into or exchangeable for any of its or its subsidiaries’ capital stock or other securities, subject to certain exceptions for granting equity awards in the ordinary course of business consistent with past practices and issuing stock pursuant to equity awards;

—

amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, other than amendments of any such documents of any of its subsidiaries in the ordinary course of business consistent with past practices or in a manner that would not reasonably be expected to delay or interfere with any of the transactions contemplated by the Business Combination Agreement;

—

acquire (by merger, consolidation, share exchange, business combination, amalgamation or otherwise) any equity or similar interest in any other entity, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction, except (1) in connection with internal reorganizations solely among Applied and its subsidiaries or TEL and its subsidiaries, as the case may be, that would not reasonably be expected to delay or interfere with any of the transactions contemplated by the Business Combination Agreement and (2) for acquisitions that satisfy all of the following conditions:

¡	such acquisitions are in the ordinary course of business consistent with past practices;

¡

such acquisitions involve solely cash payments (or possible cash payments) of no more than $50,000,000 individually or $150,000,000 in the aggregate (calculated separately for Applied and its subsidiaries on the one hand and TEL and its subsidiaries on the other hand); and

¡

such acquisitions as are not reasonably likely, individually or in the aggregate, to prevent or delay in any material respect the satisfaction of the conditions to consummation of the Business Combination;

—

acquire, lease or license any right or other asset from any other person or sell or dispose of, lease, transfer, exchange or license any right or other asset to any other person, except for the following solely to the extent that they are not reasonably likely, individually or in the aggregate, to prevent or delay in any material respect the satisfaction of the conditions to consummation of the Business Combination (which are summarized below under “—Closing Conditions”):

¡

acquisitions, leases, licenses or dispositions having a value (calculated separately for Applied and its subsidiaries on the one hand and TEL and its subsidiaries on the other hand) of less than $50,000,000 individually or $150,000,000 in the aggregate;

¡	acquisitions, leases, licenses or dispositions pursuant to Applied contracts or TEL contracts in existence and effect as of the date of the Business Combination Agreement; or

¡	sales to customers in the ordinary course of business;

—	make any capital expenditure, except in the ordinary course of business consistent with past practices;

—

(1) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contract or (2) amend, terminate or waive any material right or remedy under any material contract, except, in each case, in the ordinary course of business consistent with past practices;

—

lend money to any person or incur or guarantee any indebtedness, except (1) in the ordinary course of business consistent with past practices, (2) in connection with refinancings of existing indebtedness for borrowed money upon market terms and conditions, or (3) for drawdowns of credit facilities outstanding as of the date of the Business Combination Agreement in the ordinary course of business consistent with past practices;

—

(1) establish, adopt, enter into or amend any employee plan (as defined in Exhibit A to the Business Combination Agreement) or employee agreement (as defined in Exhibit A to the Business Combination Agreement), other than immaterial amendments that do not result in significantly increased costs or expenses or (2) pay any bonus or make any profit-sharing or similar payment to, or materially increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, or adopt or agree to any severance or retention arrangements with or for the benefit of, any of its directors or any of its officers or other employees, except, in each case (a) as required by the terms of any such employee plan or employee agreement existing and in effect on the date of the Business Combination Agreement or (b) in the ordinary course of business consistent with past practices;

—

change any of its methods of accounting or accounting practices in any material respect, except (1) in the ordinary course of business consistent with past practices or (2) as required by concurrent changes in (a) in the case of Applied, U.S. GAAP or SEC rules and regulations, and (b) in the case of TEL, Japanese GAAP or the rules and regulations of the Financial Services Agency of Japan;

—	make any material tax election, except in the ordinary course of business consistent with past practices or otherwise required by any legal requirements;

—	commence any legal proceeding, except with respect to:

¡	routine matters in the ordinary course of business consistent with past practices;

¡

such cases where Applied or TEL, respectively, reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (so long as each of Applied and TEL, respectively, consults with the other and considers its views and comments with respect to such legal proceedings prior to commencement thereof); or

¡	a breach of the Business Combination Agreement or the other agreements entered into pursuant thereto as part of the Business Combination;

—	settle any legal proceeding or other material claim, other than:

¡	legal proceedings or material claims addressed by the provisions of the Business Combination Agreement; or

¡	pursuant to a settlement that results solely in monetary obligation involving payment by Applied and its subsidiaries or TEL and its subsidiaries of:

—	in the case of Applied, the amount specifically reserved in accordance with U.S. GAAP with respect to such legal proceedings or claim on Applied’s July 28, 2013 unaudited consolidated balance sheet;

—	in the case of TEL, the amount specifically reserved in accordance with Japanese GAAP with respect to such legal proceedings or claim on TEL’s June 30, 2013 unaudited consolidated balance sheet; or

—

an amount in excess of such applicable reserves, if any, of not more than $20,000,000 for any individual settlements and $50,000,000 in the aggregate for all settlements during the pre-closing period (calculated separately for Applied and its subsidiaries on the one hand and TEL and its subsidiaries on the other hand);

—

enter into or permit any transaction or series of transactions involving it or any of its subsidiaries that, whether alone or in combination, would reasonably be expected to adversely affect the intended tax treatment of the Business Combination under specified Japanese laws;

—	discontinue or shut down any material line of business or division;

—

construct, purchase or lease office, manufacturing or research and development facilities requiring an expenditure in excess of $15,000,000 per year, except for facilities renovations in the ordinary course of business and consistent with past practice;

—	in the case of any subsidiary of TEL, acquire any shares of TEL common stock; or

—	agree or commit to take any of the above-described actions.

No Solicitation of Acquisition Proposals or Acquisition Inquiries

Applied and TEL have each agreed that, during the pre-closing period, neither Applied nor TEL, nor any of their respective subsidiaries, nor any of Applied’s, TEL’s or their respective subsidiaries’ respective officers, directors or employees will, and that Applied and TEL will each use its reasonable best efforts to cause its representatives and its subsidiaries’ representatives not to, directly or indirectly:

—

subject to specific exceptions which are summarized below under “The Business Combination Agreement—Covenants—Response to Superior Offers and Other Exceptions to the Non-Solicitation Provisions” beginning on page 130 of this document:

¡	solicit, initiate, knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of any acquisition proposal or acquisition inquiry;

¡	furnish any non-public information or non-public data to any third party in connection with or in response to an acquisition proposal or acquisition inquiry; or

¡	engage in discussions or negotiations with any third party relating to any acquisition proposal or acquisition inquiry;

—

approve, endorse or recommend any acquisition proposal or acquisition inquiry, or, in the case of Applied, approve, endorse or recommend any person or any group other than TEL becoming an “interested stockholder” under Section 203 of the DGCL; or

—

enter into any agreement in principle or letter of intent or similar document or any contract (other than a confidentiality agreement permitted by the provisions of the Business Combination Agreement that are summarized below under “The Business Combination Agreement—Covenants—Response to Superior Offers and Other Exceptions to the Non-Solicitation Provisions” beginning on page 130 of this document) contemplating or otherwise relating to any acquisition transaction or agree to do any of the foregoing related to any acquisition proposal.

An “acquisition inquiry,” as referred to in this document, is any inquiry, indication of interest or request for nonpublic information by a third party that would reasonably be expected to lead to an acquisition proposal.

An “acquisition proposal,” as referred to in this document, is any bona fide offer or proposal (other than an offer or proposal made or submitted by Applied or TEL) contemplating or otherwise relating to an acquisition transaction.

An “acquisition transaction,” as referred to in this document, is any transaction or series of transactions (other than the Business Combination and the other transactions contemplated by the Business Combination Agreement) involving, with respect to Applied or TEL:

—

any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction (1) in which Applied or TEL, as the case may be, or any of Applied’s or TEL’s, as the case maybe, significant subsidiaries is a constituent corporation and which would result in a third party beneficially owning 15% or more of any class of equity or voting securities of Applied or TEL, as the case maybe or any of Applied’s or TEL’s, as the case may be, significant subsidiaries, (2) in which a person or “group” (as described in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of Applied or TEL or any of Applied’s or TEL’s, as the case may be, significant subsidiaries, or (3) in which Applied or TEL, as the case may be, or any of Applied’s or TEL’s, as the case may be, significant subsidiaries issues securities representing more than 15% of the outstanding securities of any class of voting securities of Applied or TEL, as the case may be, or any of Applied’s or TEL’s, as the case may be, significant subsidiaries;

—

any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of Applied or TEL or any of their respective significant subsidiaries; or

—	any liquidation or dissolution of Applied, TEL or any of their respective significant subsidiaries.

A “significant subsidiary” means any subsidiary of Applied or TEL that owns assets that constitute or account for 10% or more of the consolidated net revenues, consolidated net income or consolidated assets of Applied and all of Applied’s subsidiaries, taken as a whole, or TEL and all of TEL’s subsidiaries, taken as a whole, respectively.

Each of Applied and TEL has agreed to promptly (within 48 hours) advise the other of any acquisition proposal or acquisition inquiry (including the identity of the person making or submitting such acquisition proposal or acquisition inquiry and the terms thereof and copies of all related correspondence and other written material sent or provided to Applied or TEL in connection with such acquisition proposal or acquisition inquiry that is made or submitted by any third party during the pre-closing period, and to keep the other reasonably informed with respect to (1) the status of any such acquisition proposal or acquisition inquiry and (2) the status and terms of any actual or proposed material modification thereof or material development thereto.

Each of Applied and TEL has agreed not to release or permit the release of any person from, or to waive or permit the waiver of any provision of, any confidentiality, non-solicitation, no hire, “standstill” or similar contract to which it or any of its subsidiaries is a party or under which it or any of its subsidiaries has any rights, and to use its reasonable best efforts to cause each such agreement to be enforced in accordance with its terms at the request of the other.

Response to Superior Offers and Other Exceptions to the Non-Solicitation Provisions

Despite the limitations on solicitation and similar actions summarized above under “—No Solicitation of Acquisition Proposals or Acquisition Inquiries,” Applied or TEL may, at any time following the date of the Business Combination Agreement and, in the case of Applied, prior to receipt by Applied of the affirmative vote of the holders of a majority of the voting power of the shares of Applied common stock (which vote is referred to in this document as the “required Applied stockholder vote”) and, in the case of TEL, prior to the receipt of the affirmative vote of the holders of two-thirds of the voting power of the shares of TEL common stock present at a meeting where the holders of at least one-third of the voting power of the shares of TEL common stock outstanding on the record date for such meeting are present (which vote is referred to in this document as the “required TEL shareholder vote”), furnish nonpublic information to or enter into discussions and negotiations with, any person in response to an acquisition proposal that is reasonably expected to result in a Superior Offer that is submitted by a person after the date of the Business Combination Agreement (and not withdrawn) if:

—

such acquisition proposal did not result from any breach of, or any action inconsistent with, certain provisions of the Business Combination Agreement limiting solicitation of acquisition proposals and acquisition inquiries;

—

the Applied Board or the TEL Board, as the case may be, concludes in good faith, after having consulted with its outside legal counsel, that failure to take such action would be a breach of such board’s fiduciary duties under applicable legal requirements;

—

at least two business days prior to furnishing any such nonpublic information to or entering into discussions or negotiations with such person, the Applied Board or the TEL Board, as the case may be, gives TEL or Applied, respectively, written notice of the identity of such person and the intention to furnish nonpublic information to or enter into discussions with such person, and the Applied Board or the TEL Board, as the case may be, receives from such person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions and non-solicitation provisions) at least as favorable to Applied or TEL, as the case may be, as the provisions of the confidentiality agreement between Applied and TEL as in effect immediately prior to the execution of the Business Combination Agreement; and

—

at least 24 hours prior to furnishing any such nonpublic information to such person, Applied and TEL, as the case may be, furnishes such nonpublic information to TEL or Applied, respectively (to the extent such nonpublic information has not been previously furnished).

A “Superior Offer” is an unsolicited bona fide written offer by a third party to purchase all of the outstanding shares of Applied common stock or TEL common stock (in each case, whether through a tender offer, merger or otherwise) that is determined by the Applied Board or TEL Board, as the case may be, in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, and after taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the offer and the Business Combination Agreement deemed relevant by such board (including conditions to, the likelihood and anticipated timing of consummation of, and the ability of the party making such offer to obtain financing for, such offer) to be more favorable from a financial point of view to Applied stockholders or TEL shareholders, as the case may be, than the transactions contemplated by the Business Combination Agreement determined on a basis of long-term value, without consideration of short-term changes in stock price or trading volume in and of itself.

In addition, despite the provisions of the Business Combination Agreement limiting solicitation of acquisition proposals and acquisition inquiries, but without in any way eliminating or modifying the effect that any such action would otherwise have under the Business Combination Agreement, each of Applied and TEL and their respective boards of directors will be permitted to (1) in the case of Applied, comply with Rule 14d-9 and Rule 14e-2 of the Exchange Act and (2) in the case of TEL, comply with Section 27-10 of the Financial Instruments and Exchange Act (Act No. 25 of 1948), although the permissibility of any such actions will not in any way eliminate or modify the effect that any such action would otherwise have under the Business Combination Agreement.

Securities Law Filings and Listing Applications

Pursuant to their covenants in the Business Combination Agreement, Applied and TEL have prepared and mutually agreed upon the Form S-4 Registration Statement of which this document is a part. Each of Applied and TEL has agreed to use its reasonable best efforts to (1) cause the Form S-4 Registration Statement to comply with the applicable rules and regulations promulgated by the SEC, (2) promptly notify the other of, cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff, (3) have the Form S-4 Registration Statement, of which this document is a part, declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC, and (4) keep the Form S-4 Registration Statement effective through the closing of the Business Combination in order to permit consummation of the Business Combination.

Applied and TEL have agreed that, as promptly as reasonably practicable after the date of the Business Combination Agreement, they will prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by Applied or TEL), and TEL will cause to be filed with the Financial Services Agency of Japan, a registration statement registering the HoldCo ordinary shares to be issued in connection with the exchange of TEL common stock in the Business Combination under Japanese law (which registration statement is referred to in this document as the “Financial Services Agency of Japan registration statement”). Each of Applied and TEL has agreed to use its reasonable best efforts to (1) cause the Financial Services Agency of Japan registration statement to comply with the applicable rules and regulations promulgated by the Financial Services Agency of Japan and the convocation materials for the TEL Shareholder Meeting to comply with the Companies Act of Japan, (2) promptly notify the other of, cooperate with each other with respect to and respond promptly to any comments of the Financial Services Agency of Japan or its staff, (3) have the Financial Services Agency of Japan registration statement declared effective under the Financial Instruments and Exchange Act of Japan as promptly as reasonably practicable after it is filed with the Financial Services Agency of Japan, and (4) keep the Financial Services Agency of Japan registration statement effective through the closing of the Business Combination in order to permit consummation of the TEL Share Exchange and the Business Combination.

Applied and TEL have agreed to, as promptly as reasonably practicable after the date of the Business Combination Agreement, prepare and mutually agree upon, and cause to be filed, a listing application with (1) NASDAQ for the listing of the HoldCo ordinary shares on NASDAQ and (2) the TSE for the listing of the HoldCo ordinary shares on the TSE, to permit the trading of the HoldCo ordinary shares on such exchanges as of or immediately following consummation of the Business Combination.

The Applied Special Meeting

Regardless of whether or not an Applied change in recommendation (as summarized below under “—Applied Board Recommendation”) occurs, Applied has agreed to:

—

take all action necessary under all applicable legal requirements and its organizational and governing documents to duly call, give notice of, convene and hold the Applied Special Meeting to vote on a proposal to adopt the Business Combination Agreement as promptly as reasonably practicable following the date the Form S-4 Registration Statement of which this document is a part is declared effective by the SEC under the Securities Act (which date is referred to in this document as the “Form S-4 effectiveness date”);

—

submit the proposal to adopt the Business Combination Agreement, and use its reasonable best efforts to solicit proxies in favor of the proposal from, Applied stockholders at the Applied Special Meeting and, except for a proposal to adjourn the Applied Special Meeting as permitted by applicable legal requirements or as otherwise related to the furtherance of any of the transactions contemplated by the Business Combination Agreement, not submit any other proposal to its stockholders at the Applied Special Meeting without the prior written consent of TEL; and

—	use its reasonable best efforts to cause the Applied Special Meeting and TEL Shareholder Meeting to be held on the same date.

Despite the obligations which are summarized above, Applied, after consultation with TEL, may, or, if requested by TEL, will, adjourn or postpone the Applied Special Meeting (1) to the extent necessary to ensure that any supplement or amendment to this document that is required by applicable law is timely provided to Applied stockholders, (2) if as of the time for which the Applied Special Meeting is originally scheduled, there are insufficient shares of Applied common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Applied Special Meeting, or (3) if additional time is reasonably required to solicit proxies in favor of the adoption of the Business Combination Agreement and the other transactions contemplated by the Business Combination Agreement.

The TEL Shareholder Meeting

Regardless of whether or not a TEL change in recommendation (as summarized below under “—TEL Board Recommendation”) occurs, TEL has agreed to:

—

take all action necessary under all applicable legal requirements and its organizational and governing documents to duly call, give notice of, convene and hold the TEL Shareholder Meeting to approve the TEL Share Exchange Agreement as promptly as reasonably practicable following the later of:

¡	the Form S-4 effectiveness date; and

¡	the date on which the Financial Services Agency of Japan registration statement takes effect under the Financial Instruments and Exchange Act of Japan;

—

submit the proposal to adopt the TEL Share Exchange Agreement, and use its reasonable best efforts to solicit votes in favor of the proposal from, TEL shareholders at the TEL Shareholder Meeting and, except for a proposal to adjourn or postpone the TEL Shareholder Meeting as permitted by applicable legal requirements or as otherwise related to or in furtherance of any of the transactions contemplated by the Business Combination Agreement, TEL will not submit any other proposal to its stockholders in connection with the TEL Shareholder Meeting without the prior written consent of Applied; and

—	use its reasonable best efforts to cause the Applied Special Meeting and TEL Shareholder Meeting to be held on the same date.

Despite the obligations which are summarized above, TEL, after consultation with Applied, may, or, if requested by Applied, will, adjourn or postpone the TEL Shareholder Meeting to (1) to the extent necessary to ensure that any supplement or amendment to the registration statement to be filed by TEL with the Financial Services Agency of Japan or the TEL Convocation Materials that is required by applicable law is timely provided to TEL shareholders, (2) if, as of the time for which the TEL Shareholder Meeting is originally scheduled, there are insufficient shares of TEL common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the TEL Shareholder Meeting, or (3) if additional time is reasonably required to request voting cards in favor of the approval of the TEL Share Exchange Agreement.

Applied Board Recommendation

Obligation to Make Applied Board Recommendation

The Business Combination Agreement provides that:

—

the Form S-4 Registration Statement of which this document is a part will include a statement to the effect that the Applied Board recommends that the Applied stockholders vote to adopt the Business Combination Agreement, which recommendation is referred to in this document as the “Applied board recommendation;”

—	the Applied board recommendation will not be withdrawn or modified in a manner adverse to TEL; and

—	neither the Applied Board nor any committee thereof will:

¡

fail to reaffirm the Applied board recommendation, or fail to publicly state that the Business Combination and the other transactions contemplated by the Business Combination Agreement are in the best interests of Applied stockholders, within five business days after TEL requests in writing that such action be taken;

¡

fail to issue, within five business days after an acquisition proposal with respect to Applied or any of its subsidiaries is publicly announced, a press release announcing its opposition to such acquisition proposal; or

¡

resolve to take any action described in the provisions of the Business Combination Agreement which are summarized in this sentence (each such action being referred to in this document as an “Applied change in recommendation”).

Changes in Applied Board Recommendation

Despite the obligations which are summarized above under “—Obligation to Make Applied Board Recommendation,” at any time prior to the adoption of the Business Combination Agreement by the required Applied stockholder vote, the Applied Board may effect, or cause Applied to effect, an Applied change in recommendation if all of the following conditions are satisfied:

—

after the date of the Business Combination Agreement, an unsolicited, bona fide, written offer to purchase all of the outstanding shares of Applied common stock (whether through a tender offer, merger or otherwise) is made to Applied and is not withdrawn;

—	Applied has not breached certain provisions of the Business Combination Agreement limiting solicitation of acquisition proposals and acquisition inquiries in connection with such offer;

—

the Applied Board determines in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, that such offer constitutes a Superior Offer with respect to Applied;

—

the Applied Board does not effect, or cause Applied to effect, an Applied change in recommendation at any time within five business days after TEL receives written notice from Applied confirming that the Applied Board has made such determination;

—

during such five business day period, if requested by TEL, Applied engages in good faith negotiations with TEL to amend the Business Combination Agreement in such a manner that such offer no longer constitutes a Superior Offer with respect to Applied;

—

at the end of such five business day period, such offer has not been withdrawn and continues to constitute a Superior Offer with respect to Applied (taking into account any changes to the terms of the Business Combination Agreement proposed by TEL as a result of the negotiations referred to in the preceding bullet point or otherwise); and

—

the Applied Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Superior Offer, the failure to make an Applied change in recommendation would be a breach of the fiduciary duties of the Applied Board under applicable legal requirements.

In addition, despite the obligations which are summarized above under “—Obligation to Make Applied Board Recommendation,” at any time prior to the adoption of the Business Combination Agreement by the required Applied stockholder vote, the Applied Board may effect, or cause Applied to effect, an Applied change in recommendation if all of the following conditions are satisfied:

—

a material development or change in circumstances unrelated to an acquisition proposal that was neither known to Applied, any of Applied’s subsidiaries, nor any representative of Applied or any of Applied’s subsidiaries nor reasonably foreseeable to Applied or any of Applied’s subsidiaries as of the date of the Business Combination Agreement (which material development or change in circumstances is referred to in this document as an “Applied intervening event,”) occurs or arises after the date of the Business Combination Agreement and prior to the receipt of the required Applied stockholder vote;

—

the Applied Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Applied intervening event, the failure to make an Applied change in recommendation would be a breach of the fiduciary duties of the Applied Board under applicable legal requirements;

—

at least five business days prior to effecting an Applied change in recommendation in respect of such Applied intervening event, Applied provides TEL with a written notice of such Applied intervening event, including a reasonably detailed description thereof, and the intention of the Applied Board to effect an Applied change in recommendation as a result thereof;

—

during such five business day period, if requested by TEL, Applied engages in good faith negotiations with TEL to make such amendments to the terms of the Business Combination Agreement or to take such other actions as would obviate the need for the Applied Board to effect an Applied change in recommendation as a result of such Applied intervening event; and

—

following the expiration of such five business day period, the Applied Board determines in good faith, after consulting with outside legal counsel, that, in light of such Applied intervening event (taking into account the implementation of the amendments to the terms of the Business Combination Agreement or other actions proposed by TEL as a result of the negotiations referred to in the preceding bullet point), the failure to make an Applied change in recommendation would be a breach of the fiduciary duties of the Applied Board under applicable legal requirements.

Notwithstanding any Applied change in recommendation or anything else in the Business Combination Agreement, unless the Business Combination Agreement is earlier terminated, Applied has agreed to submit the Business Combination Agreement to the holders of Applied common stock at the Applied Special Meeting for the purpose of voting on the adoption of the Business Combination Agreement.

TEL Board Recommendation

Obligation to Make TEL Board Recommendation

The Business Combination Agreement provides that:

—

the convocation materials for the TEL Shareholder Meeting will include a statement to the effect that the TEL Board recommends that the TEL shareholders vote to approve the TEL Share Exchange Agreement, which recommendation is referred to in this document as the “TEL board recommendation;”

—	the TEL board recommendation will not be withdrawn or modified in a manner adverse to Applied; and

—	neither the TEL Board nor any committee thereof will:

¡

fail to reaffirm the TEL board recommendation, or fail to publicly state that the Business Combination (including the TEL Share Exchange) and the other transactions contemplated by the Business Combination Agreement are in the best interests of TEL shareholders, within five business days after Applied requests in writing that such action be taken;

¡

fail to issue, within five business days after an acquisition proposal with respect to TEL or any of its subsidiaries is publicly announced, a press release announcing its opposition to such acquisition proposal; or

¡

resolve to take any action described in the provisions of the Business Combination Agreement which are summarized in this sentence (each such action being referred to in this document as a “TEL change in recommendation”).

Changes in TEL Board Recommendation

Despite the obligations which are summarized above under “—Obligation to Make TEL Board Recommendation,” at any time prior to the approval of the TEL Share Exchange Agreement by the required TEL shareholder vote, the TEL Board may effect, or cause TEL to effect, a TEL change in recommendation if all of the following conditions are satisfied:

—

after the date of the Business Combination Agreement, an unsolicited, bona fide, written offer to purchase all of the outstanding shares of TEL common stock (whether through a tender offer, merger or otherwise) is made to TEL and is not withdrawn;

—	TEL has not breached certain provisions of the Business Combination Agreement limiting solicitation of acquisition proposals and acquisition inquiries in connection with such offer;

—	the TEL Board determines in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, that such offer constitutes a Superior Offer with respect to TEL;

—

the TEL Board does not effect, or cause TEL to effect, a TEL change in recommendation at any time within five business days after Applied receives written notice from TEL confirming that the TEL Board has made such determination;

—

during such five business day period, if requested by Applied, TEL engages in good faith negotiations with Applied to amend the Business Combination Agreement in such a manner that such offer no longer constitutes a Superior Offer with respect to TEL;

—

at the end of such five business day period, such offer has not been withdrawn and continues to constitute a Superior Offer with respect to TEL (taking into account any changes to the terms of the Business Combination Agreement proposed by Applied as a result of the negotiations referred to in the preceding bullet point or otherwise); and

—

the TEL Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Superior Offer, the failure to make a TEL change in recommendation would be a breach of the fiduciary duties of the TEL Board under applicable legal requirements.

In addition, despite the obligations which are summarized above under “—Obligation to Make TEL Board Recommendation,” at any time prior to the approval of the TEL Share Exchange Agreement by the required TEL shareholder vote, the TEL Board may effect, or cause TEL to effect, a TEL change in recommendation if all of the following conditions are satisfied:

—

a material development or change in circumstances unrelated to an acquisition proposal that was neither known to TEL, any of TEL’s subsidiaries, any representative of TEL nor any of TEL’s subsidiaries nor reasonably foreseeable to TEL or any of its subsidiaries as of the date of the Business Combination Agreement (which material development or change in circumstances is referred to in this document as a “TEL intervening event”) occurs or arises after the date of the Business Combination Agreement and prior to the receipt of the required TEL shareholder vote;

—

the TEL Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such TEL intervening event, the failure to make a TEL change in recommendation would be a breach of the fiduciary duties of the TEL Board under applicable legal requirements;

—

at least five business days prior to effecting a TEL change in recommendation in respect of such TEL intervening event, TEL provides Applied with a written notice of such TEL intervening event, including a reasonably detailed description thereof, and the intention of the TEL Board to effect a TEL change in recommendation as a result thereof;

—

during such five business day period, if requested by Applied, TEL engages in good faith negotiations with Applied to make such amendments to the terms of the Business Combination Agreement or to take such other actions as would obviate the need for the TEL Board to effect a TEL change in recommendation as a result of such TEL intervening event; and

—

following the expiration of such five business day period, the TEL Board determines in good faith, after consulting with outside legal counsel, that, in light of such TEL intervening event (taking into account the implementation of the amendments to the terms of the Business Combination Agreement or other actions proposed by Applied as a result of the negotiations described in the preceding bullet point), the failure to make a TEL change in recommendation would be a breach of the fiduciary duties of the TEL Board under applicable legal requirements.

Notwithstanding any TEL change in recommendation or anything else in the Business Combination Agreement, unless the Business Combination Agreement is earlier terminated:

—

TEL has agreed to submit the TEL Share Exchange Agreement to the holders of TEL common stock at the TEL Shareholder Meeting for the purpose of voting on the approval of the TEL Share Exchange Agreement; and

—

TEL will ensure that the TEL Share Exchange Agreement will not be amended, altered, revoked, rescinded or terminated, and no provision thereunder will be waived or caused to be waived by TEL without the prior written consent of Applied.

Indemnification of Officers and Directors

From and after consummation of the Business Combination, HoldCo will (and HoldCo will cause Applied and TEL to) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Applied, TEL and their respective subsidiaries (in all their capacities) (1) to the same extent the foregoing are indemnified, held harmless or are entitled to advancement of expenses as of the date of the Business Combination Agreement by Applied, TEL or any of their respective subsidiaries and (2) to the fullest extent permitted by applicable legal requirements, in each case, for acts or omissions occurring at or prior to consummation of the Business Combination.

The Business Combination Agreement provides that HoldCo will either:

—

cause to be maintained in effect, for a period of six years following consummation of the Business Combination, the existing policies of Applied’s and TEL’s respective directors’ and officers’ liability insurance (or comparable replacement policies) subject to a 200% cap on annual premium increases; or

—	purchase six-year “tail” prepaid policies on such policies.

Each of the individuals who are beneficiaries under Applied’s or TEL’s respective directors’ and officers’ liability insurance policies or the “tail” policies referred to above (and, after the death of any of the foregoing individuals, such individual’s heirs and representatives) is intended to be a third party beneficiary of the provisions of the Business Combination Agreement which are summarized above, with full rights of enforcement as if a party thereto, and the Business Combination Agreement provides that such provisions may not be terminated, amended or otherwise modified in such a manner as to adversely affect such beneficiary without the prior written consent of such affected beneficiary (and, after the death of such beneficiary, such beneficiary’s heirs and representatives).

Antitrust and Other Regulatory Approvals

Each of Applied and TEL has agreed to use its reasonable best efforts to file, as soon as practicable after the date of the Business Combination Agreement, all notices, reports and other documents required to be filed by such party with any governmental body (including under antitrust laws) with respect to the Business Combination and the other transactions contemplated by the Business Combination Agreement, and to submit promptly any additional information requested by any such governmental body. Pursuant to the Business Combination Agreement, Applied and TEL have made or will make filings under:

—	the Hart-Scott-Rodino Antitrust Improvements Act (United States);

—	the Antimonopoly Law (China);

—	the Act Against Restrictions of Competition (Germany);

—	the Restrictive Trade Practices Law (Israel);

—	the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Japan);

—	the Monopoly Regulation and Fair Trade Law (South Korea); and

—	the Fair Trade Law (Taiwan).

The antitrust laws referred to in the preceding bullet points are referred to in this document as the “Specified Antitrust Laws.”

In addition, Applied and TEL have submitted a joint voluntary notice under the Exon-Florio Amendment to the Defense Production Act of 1950 pursuant to their obligations under the Business Combination Agreement to seek a written notice from CFIUS clearing the Business Combination (which written notice is described in greater detail in the definition of “CFIUS Approval” set forth in Exhibit A to the Business Combination Agreement and is referred to in this document as the “CFIUS Approval”). On February 20, 2014, the CFIUS Approval was obtained.

Cooperation Covenants and Regulatory Litigation

Each of Applied and TEL has agreed to notification, information-sharing and consultation covenants in connection with seeking approvals of governmental bodies in connection with the Business Combination. The Business Combination Agreement provides that, in the event that any legal proceeding is initiated (or threatened to be initiated) by a governmental body challenging the Business Combination or any of the other transactions contemplated by the Business Combination Agreement:

—

despite the obligations which are summarized above, each of Applied and TEL will use its reasonable best efforts to cooperate with each other and to contest and resist any such legal proceeding until the entering into by a court of competent jurisdiction of the first to occur of any preliminary or permanent injunction or other order that preliminarily or permanently prohibits, prevents or restricts consummation of the Business Combination or any of the other transactions contemplated by the Business Combination Agreement; and

—

neither Applied nor TEL will make (or permit any of its affiliates to make) any offer, acceptance or counter-offer to, or agreement with, any governmental body with respect to any proposed settlement, consent decree, commitment, remedy, discovery, admissibility of evidence, timing or scheduling, in any case with respect to any such legal proceeding without the consent of the other (such consent not to be unreasonably withheld, conditioned or delayed).

Reasonable Best Efforts and Limitations

Each of Applied and TEL will use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Business Combination and make effective the other transactions contemplated by the Business Combination Agreement. However, the Business Combination Agreement provides that neither Applied nor TEL will have any obligation under the Business Combination Agreement or in connection with the transactions contemplated by the Business Combination Agreement to take any of the following actions unless such actions, considered collectively, would not reasonably be expected to result in a reduction of the combined annual consolidated revenues of Applied, TEL and their respective subsidiaries, collectively, of at least $600,000,000 (such a reduction being referred to in this document as a “Substantial Detriment”):

—

dispose of, transfer or exclusively license, or cause any of its subsidiaries to dispose of, transfer or exclusively license, any assets to any third party, or to commit to (or cause any of its subsidiaries to commit to) dispose of, transfer or exclusively license any assets to any third party;

—	discontinue or cause any of its subsidiaries to discontinue, or commit to (or cause any of its subsidiaries to commit to) discontinue, offering any product or service;

—

non-exclusively license or otherwise make available, or cause any of its subsidiaries to non-exclusively license or otherwise make available, to any third party any technology, intellectual property or intellectual property right, or to commit to (or cause any of its subsidiaries to commit to) non-exclusively license or otherwise make available to any third party any technology, intellectual property or intellectual property right;

—

hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after consummation of the Business Combination), or to commit to (or cause any of its subsidiaries to commit to) hold separate any assets or operations; or

—

make or cause any of its subsidiaries to make any commitment, or to commit to (or cause any of its subsidiaries to commit to) make any commitment (to any governmental body or otherwise) regarding its future operations or the future operations of any of its subsidiaries.

Furthermore, neither Applied nor TEL will be required by the Business Combination Agreement to take any action (or to cause any of its affiliates to take any action) in order to obtain the CFIUS Approval that would (or would reasonably be expected to) result in a material and adverse impact on the business, financial condition or results of operations of HoldCo and its subsidiaries, taken as a whole, following consummation of the Business Combination. On February 20, 2014, the CFIUS Approval was obtained.

Tax Matters

Applied and TEL intend that the TEL Share Exchange and the other transactions contemplated by the Business Combination Agreement will not give rise, for Japanese tax purposes, to the levy of any tax upon (1) TEL (except with respect to any HoldCo ordinary shares transferred to HoldCo following the TEL Share Exchange), (2) TEL shareholders (except to the extent that the TEL shareholders receive cash in lieu of fractional shares or cash pursuant to the exercise of dissenters’ rights), or (3) TEL Exchange Sub in respect of the matters described in the third bullet point below resulting from the TEL Share Exchange and any contemplated transactions effected in furtherance of the TEL Share Exchange, and, without limiting the foregoing, specifically that the TEL Share Exchange and any Contemplated Transactions effected in furtherance of the TEL Share Exchange:

—	will not subject TEL to appraisal gain or loss taxation at the market value of its assets under Section 62-9 of the Japanese Corporation Tax Act;

—

in accordance with paragraph 8 of Section 61-2 of the Japanese Corporation Tax Act and paragraph 1 of Section 57-4 of the Japanese Income Tax Act, will not subject TEL shareholders to capital gains taxation under paragraph 1 of Section 61-2 of the Japanese Corporation Tax Act or paragraph 1 of Section 37-10 of the Act on Special Measures Concerning Taxation, except to the extent that the TEL shareholders receive cash in lieu of fractional shares pursuant to the TEL Share Exchange or receive cash pursuant to the exercise of dissenters’ rights; and

—

will not subject TEL Exchange Sub to taxation on the grounds that the consideration that TEL Exchange Sub will deliver for the HoldCo ordinary shares that are to be exchanged for shares of TEL common stock in the TEL Share Exchange has no or only nominal value (the tax treatment described in this bullet point being referred to in this document as the “TEL Intended Consideration Treatment”).

(such intended tax treatment, including but not limited to the TEL Intended Consideration Treatment, being referred to in this document as the “TEL Intended Tax Treatment”). Each of Applied and TEL has agreed to use its reasonable best efforts and to cooperate with the other to cause the TEL Share Exchange to give rise to the TEL Intended Tax Treatment.

Each of Applied and TEL has agreed to use its reasonable best efforts to seek, and cooperate with the other in seeking (including by complying with certain information-sharing and consultation provisions of the Business Combination Agreement), certain tax rulings from governmental authorities and certain tax opinions from their respective tax advisors, Baker & McKenzie International, a Swiss verein (or the applicable member firm thereof) (which verein or member firm, as applicable, is referred to in this document as “Baker & McKenzie”), or KPMG Tax Corporation (which are collectively referred to in this document as the “Business Combination Tax Advisors”). The contemplated tax rulings include, among others, tax rulings pertaining to the TEL Intended Tax Treatment from the National Tax Agency of Japan (which, including its subordinate organizations, such as Regional Taxation Bureaus and Tax Offices, is referred to in this document as the “National Tax Agency of Japan”). The contemplated tax opinions include, among others, opinions to the effect that the TEL Share Exchange should qualify for the TEL Intended Tax Treatment and an opinion to the effect that, pursuant to Section 7874, HoldCo should be respected as a Dutch company.

Internal Controls

Each of Applied and TEL has agreed that if, during the pre-closing period, it or its auditors identify any material weaknesses (or a series of control deficiencies that collectively are deemed to constitute a material weakness) in the effectiveness of its internal controls over financial reporting, then it will promptly notify the other thereof and use its reasonable best efforts during the pre-closing period to rectify such material weakness or series of control deficiencies.

Employee Matters

The Business Combination Agreement provides that, for a one-year period beginning on the United States closing date, HoldCo will ensure that:

—

each person who was an employee of Applied or any of its subsidiaries or TEL or any of its subsidiaries immediately prior to consummation of the Applied Merger or TEL Share Exchange, respectively, will, for so long as the applicable person remains employed by HoldCo or any of its subsidiaries during such one-year period, receive compensation and benefits (excluding equity-based benefits) that are not less favorable in the aggregate than the compensation and benefits that were provided to such employee immediately prior to the Applied Merger effective time or the TEL Share Exchange effective time, as applicable; and

—

each such employee whose employment terminates during such one-year period receives severance payments and benefits in accordance with the terms and conditions of, or on terms and conditions not less favorable in the aggregate than, the severance plan, policy, program or arrangement that was applicable to such employee immediately prior to the Applied Merger effective time or the TEL Share Exchange effective time, as applicable.

In addition, the Business Combination Agreement provides that HoldCo will ensure that each such employee receives full credit for his or her years of service with Applied, TEL, their respective subsidiaries, and all of their respective predecessors (to the same extent as such employee was entitled immediately prior to the Applied Merger effective time or the TEL Share Exchange effective time, as applicable) for all purposes under the employee plans and other compensation and benefit plans, programs, policies, agreements and arrangements of HoldCo and its subsidiaries in which such employee is eligible to participate.

Each of Applied and TEL has agreed to provide, and to use its reasonable best efforts to cause all of their respective representatives to provide, cooperation in satisfying legal obligations, including all notifications, consultations and other processes, required to either (1) obtain an opinion or acknowledgment from any works council, economic committee, union or similar body or (2) establish that the parties to the Business Combination are permitted to effect the transactions contemplated by the Business Combination Agreement without such opinion or acknowledgment.

Further Assurances

Each of Applied and TEL has agreed to cooperate and negotiate in good faith with one another and to use its reasonable best efforts to agree upon changes to the Business Combination and the other contemplated transactions (but only to the extent that such changes would not adversely impact in any material respect the intended benefits, balances and other intentions motivating the Business Combination) if Applied and TEL are unable to consummate the transactions contemplated by the Business Combination Agreement exactly as agreed, the National Tax Agency of Japan issues an Adverse Japanese Tax Ruling (as defined below on page 144 of this document), the parties receive certain other adverse tax rulings from governmental authorities or adverse tax advice or adverse tax opinions from the Business Combination Tax Advisors, or the parties fail to obtain certain tax opinions from the Business Combination Tax Advisors contemplated by the conditions to closing (as summarized below under “The Business Combination Agreement—Closing Conditions”.

Closing Conditions

Conditions to All Parties’ Obligations to Consummate the Business Combination

The obligations of each party to the Business Combination Agreement to effect and otherwise cause the transactions contemplated by the Business Combination Agreement to be consummated are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

—

the Form S-4 Registration Statement of which this document is a part shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Form S-4 Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

—

the Financial Services Agency of Japan registration statement shall have become effective in accordance with the provisions of the Financial Instruments and Exchange Act of Japan, no stop order shall have been issued by the Financial Services Agency of Japan and shall remain in effect with respect to the Financial Services Agency of Japan registration statement, and no such proceeding seeking such a stop order shall have been threatened or initiated by the Financial Services Agency of Japan and remain pending;

—

the Business Combination Agreement shall have been duly adopted by the required Applied stockholder vote and the TEL Share Exchange Agreement shall have been duly approved by the required TEL shareholder vote;

—

any waiting period (and any extension thereof) applicable to consummation of the Business Combination under the Specified Antitrust Laws shall have expired or been terminated, any governmental authorization required to be obtained with respect to the Specified Antitrust Laws shall have been obtained and shall remain in full force and effect, and no such governmental authorization so obtained shall require, contain or contemplate any term, limitation, condition or restriction that has resulted in or would reasonably be expected to result in a Substantial Detriment (the condition summarized in this bullet point being referred to in this document as the “Antitrust Condition”);

—

the CFIUS Approval shall have been received and shall remain in full force and effect, and shall not require, contain or contemplate any term, limitation, condition or restriction that has resulted in or would reasonably be expected to result in a material and adverse impact on the business, financial condition and results of operations of HoldCo and its subsidiaries, taken as a whole, following consummation of the Business Combination (the condition summarized in this bullet point being referred to in this document as the “CFIUS Condition”) (the CFIUS Condition has been satisfied);

—

no temporary restraining order, preliminary or permanent injunction or other order preventing consummation of the Business Combination shall have been issued by any court of competent jurisdiction or other governmental body and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the Business Combination that makes consummation of the Business Combination illegal (it being understood that only the Specified Antitrust Laws, and not other antitrust laws, will count for purposes of measuring this condition with respect to antitrust laws);

—

there shall not be pending any legal proceeding brought by, or overtly threatened by, a governmental body (it being understood that only legal proceedings brought under the Specified Antitrust Laws, and not other antitrust laws, will count for purposes of measuring this condition with respect to antitrust laws):

¡	challenging or seeking to restrain, prohibit, rescind or unwind consummation of the Business Combination or any of the other transactions contemplated by the Business Combination Agreement;

¡

relating to the Business Combination or the other transactions contemplated by the Business Combination Agreement and that would reasonably be expected to materially and adversely affect the right or ability of Applied, TEL or their respective subsidiaries to own any material asset or materially limit the operation of their respective businesses;

¡

seeking to compel Applied, TEL or any of their respective subsidiaries to dispose of or hold separate any material asset or business as a result of the Business Combination or any of the other transactions contemplated by the Business Combination Agreement; or

¡

relating to the Business Combination or the other transactions contemplated by the Business Combination Agreement and seeking to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on Applied, TEL or any of their respective subsidiaries;

—

Applied shall have received the opinion of Baker & McKenzie, dated as of the United States closing date and addressed to Applied, to the effect that HoldCo should not be treated as a U.S. corporation pursuant to Section 7874 or any similar legal requirement. However, this condition will be deemed to be satisfied if Baker & McKenzie shall not have provided such opinion or shall have withdrawn or modified such opinion and Jones Day, as U.S. tax counsel to TEL, renders such opinion to Applied; and

—	at least one of the following (the “Consideration Condition”) shall have occurred:

¡

either of the Business Combination Tax Advisors shall have delivered an opinion (that has not been withdrawn or modified) to Applied or TEL to the effect that the TEL Intended Consideration Treatment should be available without the other Business Combination Tax Advisor having delivered an opinion (that has not been withdrawn or modified) to Applied or TEL to the effect that there is a substantial risk that the TEL Intended Consideration Treatment will not be available;

¡

the National Tax Agency of Japan shall have provided to either Applied or TEL a ruling or notification (whether such ruling or notification is formal or informal or oral or in writing) to the effect that (1) the TEL Intended Consideration Treatment is, or is likely to be, available or (2) the National Tax Agency of Japan does not see any reason that the TEL Intended Consideration Treatment is not (or will not be) available; or

¡

the Business Combination Tax Advisors both shall have communicated that (1) the conduct of the National Tax Agency of Japan could be reasonably interpreted to mean that the TEL Intended Consideration Treatment will be available or (2) they are confident that the TEL Intended Consideration Treatment will be available.

On December 4, 2013, Applied and TEL obtained the consent to the Business Combination of the Controller of Restrictive Trade Practices of Israel under the Restrictive Trade Practices Law. On February 20, 2014, the CFIUS Approval was obtained. Accordingly, the CFIUS condition has been satisfied.

Each of the Business Combination Tax Advisors has communicated to its own client that the conduct of the National Tax Agency of Japan could be reasonably interpreted to mean that the TEL Intended Consideration Treatment will be available. Accordingly, the Consideration Condition has been satisfied.

Conditions to Applied’s Obligations to Consummate the Business Combination

The obligations of Applied to effect and otherwise cause the transactions contemplated by the Business Combination Agreement to be consummated are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

—

Each of TEL’s representations and warranties relating to capitalization, the authorization of TEL’s entry into the Business Combination Agreement by TEL’s board of directors, the corporate power of TEL to perform its obligations under the Business Combination Agreement and similar matters shall have been accurate in all material respects (disregarding all materiality qualifications therein) as of the date of the Business Combination Agreement and as of the closing dates (in Japan and the United States).

—

Each of TEL’s representations and warranties relating to the absence of a Material Adverse Effect on TEL between June 30, 2013 and the date of the Business Combination Agreement shall have been accurate in all respects on the date of the Business Combination Agreement.

—

Each of TEL’s other representations and warranties shall have been accurate in all respects (disregarding all materiality qualifications therein) as of the date of the Business Combination Agreement and as of the closing dates (in Japan and the United States), except that any inaccuracies thereof will be disregarded if the circumstances giving rise to them do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on TEL.

—

The covenants and obligations in the Business Combination Agreement that TEL is required to comply with or to perform at or prior to consummation of the Business Combination shall have been complied with and performed in all material respects.

—	Applied shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of TEL confirming that certain closing conditions have been duly satisfied.

—

Since the date of the Business Combination Agreement, there shall not have occurred any Material Adverse Effect on TEL which has not been cured, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances then in existence, would reasonably be expected to have a Material Adverse Effect on TEL.

—

Applied shall have received an opinion from Baker & McKenzie to the effect that the Business Combination should collectively result in the TEL Intended Tax Treatment and such opinion shall not have been withdrawn or modified. However, this condition will be deemed to be satisfied if:

¡	Baker & McKenzie shall not have provided or shall have withdrawn or modified such opinion and KPMG Tax Corporation renders such opinion to Applied;

¡	there has been a “Positive Japanese Tax Ruling,” which is:

—

a ruling or notification (whether formal or informal or oral or in writing) provided by the National Tax Agency of Japan to Applied or TEL to the effect that: (1) the TEL Intended Tax Treatment is, or is likely to be, available or (2) the National Tax Agency of Japan does not see any reason that any material element of the TEL Intended Tax Treatment is not (or will not be) available; or

—

a communication by each of the Business Combination Tax Advisors to its own client that (1) the conduct of the National Tax Agency of Japan could be reasonably interpreted to mean that the TEL Intended Tax Treatment will be available or (2) they are confident that the TEL Intended Tax Treatment will be available; or

¡

prior to the Form S-4 effectiveness date, the National Tax Agency of Japan issues a ruling or notification (whether formal or informal or oral or in writing) to the effect that any element of the TEL Intended Tax Treatment is not (or will not be) available in connection with the Business Combination and the other transactions contemplated by the Business Combination Agreement

(which ruling is referred to in this document as an “Adverse Japanese Tax Ruling”), and such Adverse Japanese Tax Ruling applies to the structure of the Business Combination and the other transactions as proposed by Applied and TEL to the National Tax Agency of Japan on the date closest to the Form S-4 effectiveness date.

Based in part on informal, oral feedback from the National Tax Agency of Japan, each of the Business Combination Tax Advisors has communicated to its own client that the conduct of the National Tax Agency of Japan could be reasonably interpreted to mean that the TEL Intended Tax Treatment will be available. Accordingly, there has been a Positive Japanese Tax Ruling.

Conditions to TEL’s Obligations to Consummate the Business Combination

The obligations of TEL to effect and otherwise cause the transactions contemplated by the Business Combination Agreement to be consummated are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

—

Each of Applied’s representations and warranties relating to capitalization, the authorization of Applied’s entry into the Business Combination Agreement by the Applied Board, the corporate power of Applied to perform its obligations under the Business Combination Agreement and similar matters shall have been accurate in all material respects (disregarding all materiality qualifications therein) as of the date of the Business Combination Agreement and as of the closing dates (in Japan and the United States).

—

Each of Applied’s representations and warranties relating to the absence of a Material Adverse Effect on Applied between July 28, 2013 and the date of the Business Combination Agreement shall have been accurate in all respects on the date of the Business Combination Agreement.

—

Each of Applied’s other representations and warranties shall have been accurate in all respects (disregarding all materiality qualifications therein) as of the date of the Business Combination Agreement and as of the closing dates (in Japan and the United States), except that any inaccuracies thereof will be disregarded if the circumstances giving rise to them do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on Applied.

—

The covenants and obligations in the Business Combination Agreement that Applied is required to comply with or to perform at or prior to the closing of the Business Combination shall have been complied with and performed in all material respects.

—	TEL shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of Applied confirming that certain closing conditions have been duly satisfied.

—

Since the date of the Business Combination Agreement, there shall not have occurred any Material Adverse Effect on Applied which has not been cured, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances then in existence, would reasonably be expected to have a Material Adverse Effect on Applied.

—

TEL shall have received an opinion from KPMG Tax Corporation to the effect that the Business Combination should collectively result in the TEL Intended Tax Treatment and such opinion shall not have been withdrawn or modified. However, this condition will be deemed to be satisfied if:

¡	KPMG Tax Corporation shall not have provided or shall have withdrawn or modified such opinion and Baker & McKenzie renders such opinion to TEL; or

¡	the National Tax Agency of Japan has provided to Applied or TEL a Positive Japanese Tax Ruling; or

¡

prior to the Form S-4 effectiveness date, the National Tax Agency of Japan has provided to Applied or TEL an Adverse Japanese Tax Ruling and such Adverse Japanese Tax Ruling applies to the structure of the Business Combination and the other transactions as proposed by Applied and TEL to the National Tax Agency of Japan on the date closest to the Form S-4 effectiveness date.

Based in part on informal, oral feedback from the National Tax Agency of Japan, each of the Business Combination Tax Advisors has communicated to its own client that the conduct of the National Tax Agency of Japan could be reasonably interpreted to mean that the TEL Intended Tax Treatment will be available. Accordingly, there has been a Positive Japanese Tax Ruling.

Termination of the Business Combination Agreement

Termination by Mutual Agreement

The Business Combination Agreement may be terminated prior to consummation of the Business Combination by mutual written consent of Applied and TEL.

Termination by Either Applied or TEL

The Business Combination Agreement may be terminated prior to consummation of the Business Combination by either Applied or TEL:

—

if the Business Combination shall not have been consummated by 11:59 p.m. Pacific Time on September 24, 2014 (which is referred to in this document as the “Business Combination Agreement end date”), subject to the following conditions and qualifications:

¡

neither Applied nor TEL will be permitted to terminate the Business Combination Agreement because the Business Combination has not been consummated by the Business Combination Agreement end date if the failure to consummate the Business Combination prior to such date is attributable to a failure on its part to perform any covenant or obligation in the Business Combination Agreement; and

¡

unless Applied and TEL mutually agree in writing to the contrary before the Business Combination Agreement end date, the initial Business Combination Agreement end date will be automatically extended by six months if, on the initial Business Combination Agreement end date, the only conditions to consummation of the Business Combination that have not been satisfied or waived (other than the conditions that by their nature are to be satisfied at or immediately prior to the closing of the Business Combination) are certain conditions relating to the Specified Antitrust Laws and the CFIUS Approval;

—

if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination;

—	if the Business Combination Agreement shall not have been adopted at the Applied Special Meeting (including any adjournment or postponement thereof) by the required Applied stockholder vote; or

—	if the TEL Share Exchange Agreement shall not have been approved at the TEL Shareholder Meeting (including any adjournment or postponement thereof) by the required TEL shareholder vote.

Termination by Applied

The Business Combination Agreement may be terminated prior to consummation of the Business Combination by Applied:

—

at any time prior to the approval of the TEL Share Exchange Agreement by the required TEL shareholder vote, if any of the following (each of which is referred to in this document as a “TEL triggering event”) shall have occurred:

¡	the TEL Board shall have failed to recommend that TEL shareholders vote to approve the TEL Share Exchange Agreement;

¡	a TEL change in recommendation shall have occurred;

¡	the TEL Board shall have approved, endorsed or recommended any acquisition proposal with respect to TEL or any of its subsidiaries;

¡	TEL shall have entered into any letter of intent or similar document or any contract relating to any acquisition proposal with respect to TEL or any of its subsidiaries;

¡

an acquisition proposal with respect to TEL or any of its subsidiaries shall have been publicly announced and TEL shall have failed to issue a press release announcing its opposition to such acquisition proposal within five business days after such acquisition proposal has been announced; or

¡

TEL shall have breached in any material respect any of the material provisions of the Business Combination Agreement which limit TEL’s solicitation of acquisition proposals and acquisition inquiries or require TEL to submit the TEL Share Exchange Agreement for the approval of its stockholders;

—	at any time prior to the date on which the TEL Shareholder Meeting (including any adjournments and postponements thereof) is held and completed, if:

¡	prior to the Form S-4 effectiveness date, the National Tax Agency of Japan has provided to Applied or TEL an Adverse Japanese Tax Ruling;

¡	an Adverse Japanese Tax Ruling remains in effect as of the Form S-4 effectiveness date; and

¡

Applied has not breached in any material respect its obligations that relate to seeking certain tax opinions and tax rulings and using reasonable best efforts to eliminate any Adverse Japanese Tax Rulings; or

—	subject to TEL’s right to cure such inaccuracies and breaches over a 30-day period, if:

¡

any of TEL’s representations and warranties contained in the Business Combination Agreement shall be inaccurate as of the date of the Business Combination Agreement, or shall have become inaccurate as of a date subsequent to the date of the Business Combination Agreement, such that the closing conditions relating to the accuracy of TEL’s representations and warranties would not be satisfied; or

¡

any of TEL’s covenants or obligations contained in the Business Combination Agreement shall have been breached such that the closing condition related to the performance of TEL’s covenants which is summarized above would not be satisfied.

Termination by TEL

The Business Combination Agreement may be terminated prior to consummation of the Business Combination by TEL:

—

at any time prior to the adoption of the Business Combination Agreement by the required Applied stockholder vote, if any of the following (each of which is referred to in this document as an “Applied triggering event”) shall have occurred:

¡	the Applied Board shall have failed to recommend that Applied stockholders vote to adopt the Business Combination Agreement;

¡	an Applied change in recommendation shall have occurred;

¡	the Applied Board shall have approved, endorsed or recommended any acquisition proposal with respect to Applied or any of its subsidiaries;

¡	Applied shall have entered into any letter of intent or similar document or any contract relating to any acquisition proposal with respect to Applied or any of its subsidiaries;

¡

an acquisition proposal with respect to Applied or any of its subsidiaries shall have been publicly announced and Applied shall have failed to issue a press release announcing its opposition to such acquisition proposal within five business days after such acquisition proposal has been announced; or

¡

Applied shall have breached in any material respect any of the material provisions of the Business Combination Agreement which limit Applied’s solicitation of acquisition proposals and acquisition inquiries and require Applied to submit the Business Combination Agreement for the approval of its stockholders;

—	at any time prior to the date on which the TEL Shareholder Meeting (including any adjournments and postponements thereof) is held and completed, if:

¡	prior to the Form S-4 effectiveness date, the National Tax Agency of Japan has provided to Applied or TEL an Adverse Japanese Tax Ruling;

¡	an Adverse Japanese Tax Ruling remains in effect as of the Form S-4 effectiveness date; and

¡

TEL has not breached in any material respect its obligations that relate to seeking certain tax opinions and tax rulings and using reasonable best efforts to eliminate any Adverse Japanese Tax Rulings; or

—	subject to Applied’s right to cure such inaccuracies and breaches over a 30-day period, if:

¡

any of Applied’s representations and warranties contained in the Business Combination Agreement shall be inaccurate as of the date of the Business Combination Agreement or shall have become inaccurate as of a date subsequent to the date of the Business Combination Agreement, such that the closing conditions relating to the accuracy of Applied’s representations and warranties would not be satisfied; or

¡

any of Applied’s covenants or obligations contained in the Business Combination Agreement shall have been breached such that the closing condition related to the performance of Applied’s covenants which is summarized above would not be satisfied.

Expenses; Termination Fees

Expenses

Except as set forth in the provisions of the Business Combination Agreement summarized below under “—Termination Fee Payable by TEL” and “—Termination Fee Payable by Applied,” all fees and expenses incurred in connection with the Business Combination Agreement will be paid by the party incurring such expenses, whether or not the Business Combination is consummated. However, Applied and TEL have agreed to share equally all fees and expenses, other than attorneys’ fees, incurred in connection with (1) the filing, printing and mailing of the Form S-4 Registration Statement of which this document is a part, the Financial Services Agency of Japan registration statement and convocation materials for the TEL Shareholder Meeting and any amendments or supplements thereto and (2) the filing by the parties to the Business Combination Agreement of any notice or other document under any applicable antitrust or competition legal requirements.

Termination Fee Payable by TEL

TEL has agreed to pay Applied a nonrefundable termination fee in the amount of $400,000,000 if:

—	the Business Combination Agreement is terminated by Applied due to the occurrence of a TEL triggering event;

—	the Business Combination Agreement is terminated by TEL due to the receipt of an Adverse Japanese Tax Ruling under certain circumstances specified in the Business Combination Agreement; or

—

the Business Combination Agreement is terminated by Applied or TEL because the TEL Share Exchange Agreement was not approved at the TEL Shareholder Meeting and each of the following conditions is satisfied:

¡

at or prior to the time of the termination of the Business Combination Agreement, an acquisition proposal with respect to TEL or any of its subsidiaries shall have been disclosed, announced, commenced, submitted or made and shall not have been withdrawn; and

¡

on or prior to the first anniversary of such termination of the Business Combination Agreement, either (1) an acquisition transaction relating to 40% or more of TEL’s or any of its significant subsidiaries’ equity or voting securities or consolidated net revenues, consolidated net income or consolidated assets is consummated or (2) a definitive agreement relating to such an acquisition transaction is entered into by TEL or any of its subsidiaries.

Termination Fee Payable by Applied

Applied has agreed to pay TEL a nonrefundable termination fee in the amount of $400,000,000 if:

—	the Business Combination Agreement is terminated by TEL due to the occurrence of an Applied triggering event;

—	the Business Combination Agreement is terminated by Applied due to the receipt of an Adverse Japanese Tax Ruling under certain circumstances specified in the Business Combination Agreement; or

—

the Business Combination Agreement is terminated by Applied or TEL because the Business Combination Agreement was not adopted at the Applied Special Meeting and each of the following conditions is satisfied:

¡

at or prior to the time of the termination of the Business Combination Agreement, an acquisition proposal with respect to Applied or any of its subsidiaries shall have been disclosed, announced, commenced, submitted or made and shall not have been withdrawn; and

¡

on or prior to the first anniversary of such termination of the Business Combination Agreement, either (1) an acquisition transaction relating to 40% more of Applied’s or any of its significant subsidiaries’ equity or voting securities or consolidated net revenues, consolidated net income or consolidated assets is consummated or (2) a definitive agreement relating to such an acquisition transaction is entered into by Applied or any of its subsidiaries.

Effect of Termination

In the event of the termination of the Business Combination Agreement as provided above, the Business Combination Agreement will be of no further force or effect, except that the provisions of the Business Combination Agreement which are summarized above under “—Expenses; Termination Fees,” certain other provisions of the Business Combination Agreement relating to matters such as choice of law and interpretation, and the confidentiality agreement between Applied and TEL will survive the termination of the Business Combination Agreement. Termination of the Business Combination Agreement will not relieve any party thereto from any liability for any intentional breach thereof or fraud.

Amendments and Waivers

The Business Combination Agreement may be amended with the approval of the respective boards of directors of Applied and TEL at any time (whether before or after the adoption of the Business Combination Agreement by Applied stockholders or the approval of the TEL Share Exchange Agreement by TEL shareholders). However, (1) after any such adoption of the Business Combination Agreement by Applied stockholders, no amendment or supplement to the provisions of the Business Combination Agreement will be made which by applicable legal requirement requires further approval of the stockholders of Applied without the further approval of those stockholders and (2) after any such approval of the TEL Share Exchange Agreement by TEL shareholders, no amendment or supplement to the provisions of the Business Combination Agreement will be made which by applicable legal requirement requires further approval of the shareholders of TEL without the further approval of those shareholders.

At any time prior to consummation of the Business Combination, any party to the Business Combination Agreement may (1) extend the time for the performance of any of the obligations or other acts of another party thereto, (2) waive any inaccuracy in or breach of another party thereto of any representation, warranty, covenant or obligation contained in the Business Combination Agreement or in any document delivered pursuant to the Business Combination Agreement, and (3) unless prohibited by applicable legal requirement, waive compliance with any covenant, obligation or condition contained in the Business Combination Agreement for the benefit of another party thereto.

Choice of Law

Except for the fiduciary duties of the TEL Board and the validity of any corporate action on the part of TEL and TEL Exchange Sub, which will be interpreted, construed and governed by and in accordance with the laws of Japan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, the Business Combination Agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Specific Performance

The parties to the Business Combination Agreement have agreed that each will be entitled to an injunction or injunctions to prevent breaches of the Business Combination Agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled at law or in equity.

REGULATORY APPROVALS RELATED TO THE BUSINESS COMBINATION

Competition and Antitrust

General

Applied’s and TEL’s obligations to consummate of the Business Combination are subject to satisfaction of the Antitrust Condition (which is summarized under “The Business Combination Agreement—Closing Conditions—Conditions to All Parties’ Obligations to Consummate the Business Combination”). The Antitrust Condition requires the expiration of all waiting periods imposed by, and the obtaining of all governmental authorizations required under, the Specified Antitrust Laws (that is, the antitrust laws of the United States, China, Germany, Israel, Japan, South Korea and Taiwan). Satisfaction of the Antitrust Condition depends on such expirations occurring and such approvals being obtained without the imposition of a Substantial Detriment (which is summarized under “The Business Combination Agreement—Covenants—Antitrust and Other Regulatory Approvals” beginning on page 137 of this document).

At any time before consummation of the Business Combination, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice (which is referred to in this document as the “Antitrust Division”), non-U.S. competition authorities or others could take action under antitrust laws with respect to the Business Combination, including seeking to enjoin consummation of the Business Combination, or to condition approval of the Business Combination on the divestiture of assets of Applied, TEL or their respective subsidiaries or to impose restrictions on the operations of HoldCo, Applied, TEL or their respective subsidiaries that would apply after consummation of the Business Combination. Private parties may also bring objections or legal actions under antitrust laws under certain circumstances.

There can be no assurance that the Business Combination will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful. Similarly, there can be no assurance that Applied or TEL will obtain the antitrust approvals necessary to consummate the Business Combination and the other transactions contemplated by the Business Combination Agreement or that the granting of these approvals will not involve the imposition of conditions to such consummation. These conditions or changes could result in the conditions to Applied’s and TEL’s obligations to consummate the Business Combination not being satisfied prior to the Business Combination end date (which is summarized above under “The Business Combination Agreement—Termination of the Business Combination Agreement—Termination by Either Applied or TEL” beginning on page 145 of this document) or any extensions thereof, which would give Applied or TEL the right to terminate the Business Combination Agreement without consummating the Business Combination.

See “The Business Combination Agreement—Covenants—Antitrust and Other Regulatory Approvals” beginning on page 137 of this document and “The Business Combination Agreement—Closing Conditions—Conditions to All Parties’ Obligations to Consummate the Business Combination” beginning on page 141 of this document for information concerning Applied’s and TEL’s covenants and closing conditions related to antitrust filings and approvals.

United States Antitrust Clearance

The expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which is referred to in this document as the “HSR Act”) and the rules thereunder is a required condition to consummation of the Business Combination. Under the HSR Act, the Business Combination may not be consummated until the expiration or termination of a 30-day waiting period following the filing of notification and report forms with the Antitrust Division and the Federal Trade Commission (unless early termination of this waiting period is granted) or, if the Antitrust Division or the Federal Trade Commission issues a request for additional information, commonly known as a “second request”, 30 days after Applied and TEL have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination).

Applied and TEL filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division and the Federal Trade Commission on November 12, 2013. On December 12, 2013, the Antitrust Division issued a second request, and Applied and TEL are continuing to work cooperatively with the Antitrust Division staff as it conducts its review of the proposed Business Combination.

Japan Antitrust Clearance

The receipt of a clearance decision from the Japanese Fair Trade Commission (which is referred to in this document as the “JFTC”) or the expiration of the review period, in each case, under Chapter 4 of the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade, as amended, and the relevant provisions of the Cabinet Ordinance and Regulations for the Law (which are referred to collectively in this document as the “Japan Antimonopoly Law”) is a required condition to consummation of the Business Combination. Applied and TEL submitted formal notification to the JFTC under the Japan Antimonopoly Law on March 12, 2014. On April 11, 2014, the JFTC announced that it opened a secondary review of the transaction, and Applied and TEL are continuing to work cooperatively with the JFTC as it conducts its review of the proposed Business Combination.

China Antitrust Clearance

The approval of the Business Combination by the Ministry of Commerce of the People’s Republic of China (which is referred to in this document as “MOFCOM”) under the Chinese Anti-Monopoly Law of 2008 is a required condition to consummation of the Business Combination. Under the Chinese Anti-Monopoly Law of 2008, transactions involving parties with sales above certain revenue levels cannot be completed until they are reviewed and approved by MOFCOM. Applied and TEL filed their respective notification and report forms under the Chinese Anti-Monopoly Law of 2008 on November 15, 2013. On January 26, 2014, MOFCOM accepted the filing to begin its formal review. Applied and TEL are continuing to work cooperatively with MOFCOM as it conducts its review of the proposed Business Combination.

Antitrust Clearance in Other Jurisdictions

Applied and TEL also derive revenues in other jurisdictions where antitrust filings or antitrust approvals are or may be required. It is currently expected that the only such filings or approvals that are required or will be sought are those under the Specified Antitrust Laws (that is, the antitrust laws of the United States, China, Germany, Israel, Japan, South Korea and Taiwan). With respect to antitrust laws, Applied’s and TEL’s obligations to consummate the Business Combination are subject only to expiration of waiting periods imposed by, or obtaining requisite approvals under, the Specified Antitrust Laws, though other antitrust filings or approvals (such as under the antitrust laws of Singapore) are being or may be sought by Applied or TEL.

On December 4, 2013, Applied and TEL obtained the consent to the Business Combination of the Controller of Restrictive Trade Practices of Israel under the Restrictive Trade Practices Law.

CFIUS, FEFTA and Other Regulatory Approvals

Applied’s and TEL’s obligations to consummate the Business Combination are subject to satisfaction of the CFIUS Condition (which is summarized under “The Business Combination Agreement—Closing Conditions—Conditions to All Parties’ Obligations to Consummate the Business Combination” beginning on page 141 of this document), which involves the review and approval of the Business Combination by CFIUS under the Exon-Florio Amendment to the Defense Production Act of 1950 (which is referred to in this document as the “Exon-Florio Amendment”) without the imposition of conditions that would reasonably be expected to have a material adverse effect on HoldCo. Under the Exon-Florio Amendment, the President of the United States is authorized to prohibit or suspend acquisitions, mergers or takeovers by non-U.S. persons of persons engaged in interstate commerce in the United States if the President determines, after investigation, that such non-U.S. persons in exercising control of such acquired persons might take action that threatens to impair the national security of the United States and that other provisions of existing law do not provide adequate authority to protect national security. On February 20, 2014, the CFIUS Approval was obtained. Accordingly, the CFIUS condition has been satisfied.

In addition, under the Foreign Exchange and Foreign Trade Act (which is referred to in this document as “FEFTA”), the Minister of Finance and other ministers who supervise the subject business are authorized to prohibit or suspend acquisitions by a foreign investor of Japanese companies engaged in the production of certain categories of semiconductor manufacturing and testing equipment if the ministers determine, after investigation, that such acquisitions by a foreign investor impairs national security of Japan and meet other requirements. TEL is required to file a notification of inward direct investment (tainai chokusetu toushi tou) with the Bank of Japan, and Applied and TEL are required to use their reasonable best efforts to obtain the approval from the relevant ministers, subject to such efforts not resulting in a Substantial Detriment (which is summarized under “The Business Combination Agreement—Covenants—Antitrust and Other Regulatory Approvals—Reasonable Best Efforts and Limitations” beginning on page 138 of this document). However, obtaining such approval is not a condition to the parties’ obligations to consummate the Business Combination.

In addition to CFIUS and FEFTA, other governmental bodies may have jurisdiction over HoldCo, Applied, TEL or the other persons involved in the Business Combination. In addition to their obligations to seek specifically identified governmental and regulatory approvals, Applied and TEL have general obligations to use commercially reasonable efforts to cause the transactions contemplated by the Business Combination Agreement to be consummated, which may include obligations to seek governmental or regulatory approvals other than those identified above. Additionally, Applied’s and TEL’s obligations to consummate the Business Combination are subject to the absence of orders preventing or restraining consummation of the Business Combination by courts or governmental bodies and the absence of certain legal proceedings brought by governmental bodies related to the Business Combination. See “The Business Combination Agreement—Covenants—Antitrust and Other Regulatory Approvals” beginning on page 137 of this document for further information regarding Applied’s and TEL’s obligations to seek approvals and consummate the Business Combination. See “The Business Combination Agreement—Closing Conditions—Conditions to All Parties’ Obligations to Consummate the Business Combination” beginning on page 141 of this document for further information on the closing conditions related to absence of orders and legal proceedings by governmental bodies.

Stock Exchange Listings

Applied and TEL have agreed to seek approval of the listing of the HoldCo ordinary shares on NASDAQ and the TSE prior to consummation of the Business Combination. In connection with seeking listing of the HoldCo ordinary shares on NASDAQ, Applied and TEL intend to submit a listing application to NASDAQ. In connection with seeking listing of the HoldCo ordinary shares on the TSE, Applied and TEL intend to submit a listing application to the TSE.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements of HoldCo give effect to the Business Combination of Applied and TEL in a transaction to be accounted for under the acquisition method of accounting in accordance with ASC 805, with Applied treated as the acquirer. These unaudited pro forma condensed combined financial statements have been prepared in accordance with the rules and regulations of the SEC.

HoldCo, Applied and TEL have different fiscal year-ends. The unaudited pro forma condensed combined statements of operations of HoldCo combine the audited results of Applied for the 12 months ended October 27, 2013 and unaudited results of Applied for the three months ended January 26, 2014 with the unaudited results of TEL for the 12 months ended September 30, 2013 and the three months ended December 31, 2013, respectively. The unaudited pro forma condensed combined statements of operations give pro forma effect to the Business Combination as if it had been consummated as of October 28, 2012. The unaudited pro forma condensed combined balance sheet of HoldCo combines the historical balance sheets of Applied as of January 26, 2014 and of TEL as of December 31, 2013 and gives pro forma effect to the Business Combination as if it had been consummated on January 26, 2014. No adjustments were made to either Applied’s or TEL’s reported information for the different period end dates.

These pro forma financial statements should be read in conjunction with:

—	the accompanying notes;

—

the audited financial statements of Applied and related notes, as well as the related management’s discussion and analysis of financial condition and results of operations, included in Applied’s Annual Report on Form 10-K as of and for the fiscal year ended October 27, 2013 and incorporated by reference into this document;

—

the unaudited financial statements of Applied and related notes, as well as the related management’s discussion and analysis of financial condition and results of operations, included in Applied’s Quarterly Report on Form 10-Q as of and for the three months ended January 26, 2014 and incorporated by reference into this document;

—	the audited consolidated financial statements of TEL and related notes included in this document beginning on page FIN-6;

—	the unaudited condensed consolidated financial statements of TEL and related notes included in this document beginning on page FIN-54;

—	the information in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TEL” beginning on page 193; and

—	the other information contained in or incorporated by reference into this document.

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (1) directly attributable to the Business Combination; (2) factually supportable; and (3) with respect to the unaudited condensed combined statement of operations, expected to have a continuing impact on the results of HoldCo. As such, the impact from Business Combination-related expenses is not included in the accompanying unaudited pro forma condensed combined statement of operations. However, the impact of these expenses is reflected in the unaudited pro forma condensed combined balance sheet as a decrease to cash and cash equivalents with a corresponding decrease to retained earnings.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings (or associated costs to achieve such savings) or operating synergies that could result from the Business Combination.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of consummation of the Business Combination may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and the final purchase price and its allocation thereof.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of HoldCo. Future results may vary significantly from the results reflected because of various factors, including those described in the section entitled “Risk Factors” beginning on page 25.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Historical
	Applied January 26, 2014	TEL December 31, 2013	Pro Forma Adjustments		HoldCo Pro Forma Combined

	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,144	$789	$(111)	(a)	$2,822
Short-term investments	145	1,245	—		1,390
Accounts receivable, net	1,510	913	—		2,423
Inventories	1,533	2,582	41	(b)	4,156
Other current assets	682	714	(142)	(c)	1,254

Total current assets	6,014	6,243	(212)		12,045
Long-term investments	833	183	—		1,016
Property, plant and equipment, net	846	1,365	230	(d)	2,441
Goodwill	3,294	98	2,595	(e, g)	5,987
Purchased technology and other intangible assets, net	1,057	204	2,308	(f, g)	3,569
Deferred income taxes and other assets	155	358	(174)	(c)	339

Total assets	$12,199	$8,451	$4,747		$25,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$172	$—		$172
Accounts payable and accrued expenses	1,576	1,037	168	(c)	2,781
Customer deposits and deferred revenue	901	1,246	(1,160)	(h)	987

Total current liabilities	2,477	2,455	(992)		3,940
Long-term debt	1,946	19	—		1,965
Other liabilities	535	676	756	(c)	1,967

Total liabilities	4,958	3,150	(236)		7,872

Stockholders’ equity:
Common stock	12	522	(516)	(k)	18
Additional paid-in capital	6,178	738	9,581	(k)	16,497
Retained earnings	12,619	3,953	(4,064)	(a, j)	12,508
Treasury stock	(11,524)	(90)	90	(l)	(11,524)
Accumulated other comprehensive income (loss)	(44)	74	(74)	(m)	(44)
Noncontrolling interest	—	104	(34)	(m, i)	70

Total stockholders’ equity	7,241	5,301	4,983		17,525

Total liabilities and stockholders’ equity	$12,199	$8,451	$4,747		$25,397

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Historical
	Applied	TEL

	Twelve Months Ended October 27, 2013	Twelve Months Ended September 30, 2013	Pro Forma Adjustments		HoldCo Pro Forma Combined
	(In millions, except per share amounts)
Net sales	$7,509	$5,107	$—		$12,616
Cost of products sold	4,518	3,413	650	(n, o)	8,581

Gross margin	2,991	1,694	(650)		4,035
Operating expenses:
Research, development and engineering	1,320	986	23	(n)	2,329
Selling, general and administrative	902	908	81	(n, o)	1,891
Impairment of goodwill and intangible assets	278	305	—		583
Restructuring charges and asset impairments	63	—	—		63
Gain on sale of facilities, net	(4)	—	—		(4)

Total operating expenses	2,559	2,199	104		4,862
Income (loss) from operations	432	(505)	(754)		(827)
Impairment of strategic investments	6	—	—		6
Interest expense	95	1	—		96
Interest and other income, net	19	52	—		71

Income (loss) before income taxes	350	(454)	(754)		(858)
Provision (benefit) for income taxes	94	(74)	(286)	(p)	(266)

Net income (loss)	$256	$(380)	$(468)		$(592)
Less: Net income attributable to noncontrolling interest	—	3	—		3
Net income (loss) attributable to HoldCo	$256	$(383)	$(468)		$(595)

Earnings (loss) per share:
Basic	$0.21	$(2.14)			$(0.33)
Diluted	$0.21	$(2.14)			$(0.33)
Weighted average number of shares:
Basic	1,202	179	405	(q)	1,786
Diluted	1,219	179	405	(q)	1,784

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Historical
	Applied	TEL

	Three Months Ended January 26, 2014	Three Months Ended December 31, 2013	Pro Forma Adjustments		HoldCo Pro Forma Combined
	(In millions, except per share amounts)
Net sales	$2,190	$1,359	$—		$3,549
Cost of products sold	1,299	823	64	(n, o)	2,186

Gross margin	891	536	(64)		1,363
Operating expenses:
Research, development and engineering	356	235	5	(n)	596
Selling, general and administrative	198	252	20	(n, o)	470
Impairment of goodwill and intangible assets	—	65	—		65
Restructuring charges and asset impairments	7	—	—		7

Total operating expenses	561	552	25		1,138
Income (loss) from operations	330	(16)	(89)		225
Impairment of strategic investments	3	—	—		3
Interest expense	25	—	—		25
Interest and other income (loss), net	13	(1)	—		12

Income (loss) before income taxes	315	(17)	(89)		209
Provision (benefit) for income taxes	62	8	(34)	(p)	36

Net income (loss)	$253	$(25)	$(55)		$173
Less: Net income attributable to noncontrolling interest	—	—	—		—

Net income (loss) attributable to HoldCo	$253	$(25)	$(55)		$173

Earnings (loss) per share:
Basic	$0.21	$(0.14)			$0.10
Diluted	$0.21	$(0.14)			$0.10
Weighted average number of shares:
Basic	1,206	180	404	(q)	1,790
Diluted	1,225	180	404	(q)	1,784

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1	Description of Transaction and Basis of Presentation

On September 24, 2013, Applied and TEL entered into the Business Combination Agreement to effect a strategic combination of their respective businesses into a new combined company. Under the terms of the Business Combination Agreement, TEL shareholders will receive 3.25 HoldCo ordinary shares for every TEL share held. Applied stockholders will receive one HoldCo ordinary share for every Applied share held.

HoldCo, Applied and TEL have different fiscal year-ends. Applied and TEL have not yet determined what the fiscal year of HoldCo will be following the Business Combination. The unaudited pro forma condensed combined statements of operations of HoldCo combine the audited results of Applied for the 12 months ended October 27, 2013 and unaudited results of Applied for the three months ended January 26, 2014 with the unaudited results of TEL for the 12 months ended September 30, 2013 and the three months ended December 31, 2013, respectively. The unaudited pro forma condensed combined statements of operations give pro forma effect to the Business Combination as if it had been consummated as of October 28, 2012. The unaudited pro forma condensed combined balance sheet of HoldCo combines the historical balance sheets of Applied as of January 26, 2014 and of TEL as of December 31, 2013 and gives pro forma effect to the Business Combination as if it had been consummated on January 26, 2014. No adjustments were made to either Applied’s or TEL’s reported information for the different period end dates. TEL’s unaudited consolidated results of operations for the 12 months ended September 30, 2013 and three months ended December 31, 2013 have been translated using the average exchange rates for the respective periods of 92.39 Japanese yen per U.S. dollar and 100.86 Japanese yen per U.S. dollar, respectively, for the pro forma statement of operations. The average annual or quarterly exchange rate was calculated by taking the average monthly beginning and ending exchange rates as reported by Bloomberg and then calculating the average of the monthly exchange rates. TEL’s unaudited consolidated balance sheet as of December 31, 2013 has been translated using the period end exchange rate of 105.31 Japanese yen per U.S. dollar as reported by Bloomberg for the pro forma balance sheet.

The following pro forma financial statements give effect to the combination of Applied and TEL in a transaction to be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, with Applied treated as the acquirer.

Under ASC 805, the acquirer is usually the combining entity whose owners as a group retain or receive the largest portion of the voting rights in the combined entity. The acquirer usually is also the combining entity whose relative size is significantly larger than that of the other combining entity or entities. Applied is considered the acquirer for accounting purposes as former Applied stockholders will receive the largest portion of the voting rights in the combined entity, and Applied is relatively larger than TEL.

The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the Business Combination; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the results of HoldCo. As such, the impact from Business Combination-related expenses is not included in the accompanying pro forma statement of operations. However, the impact of these expenses is reflected in the pro forma balance sheet as a decrease to cash and cash equivalents with a corresponding decrease to retained earnings.

The unaudited pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) or operating synergies that could result from the Business Combination.

Assumptions and estimates underlying the pro forma adjustments are described in Note 4 below. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of consummation of the Business Combination may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and the final purchase price and its allocation thereof.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of HoldCo.

Note 2	Preliminary Purchase Price

The preliminary purchase price for the Business Combination is estimated as follows:

Number of issued and outstanding TEL shares (in millions)	179.7
Number of HoldCo ordinary shares exchanged for each TEL share	3.25

Total HoldCo ordinary shares exchanged for TEL shares in the TEL Share Exchange (in millions)	584.0
Applied common stock closing price (in U.S. dollars)	17.68

Total purchase price (in U.S. dollars millions)	10,325.1
Japanese yen/U.S. dollar currency exchange rate	105.31

Total purchase price (in Japanese yen billions)	1,087.3

The preliminary purchase price was computed using TEL’s shares issued and outstanding plus TEL shares underlying outstanding TEL stock options as of December 31, 2013. The preliminary purchase price (1) assumes that the market value of HoldCo ordinary shares to be issued in the Business Combination is equal to the closing price of Applied’s common stock on December 31, 2013 and (2) uses a foreign currency rate of 105.31 Japanese yen per U.S. dollar as of December 31, 2013.

Note 3	Preliminary Purchase Price Allocation

Based on the audited financial statements of Applied as of and for the 12 months ended October 27, 2013 and unaudited condensed financial statements of Applied as of and for the three months ended January 26, 2014 and the unaudited financial statements of TEL as of and for the 12 months ended September 30, 2013 and three months ended December 31, 2013, certain financial line items included in TEL’s historical presentation have been classified to conform to corresponding line items included in Applied’s historical presentation. These classifications have no material impact on the historical operating loss, net loss, total assets, liabilities or stockholders’ equity reported by Applied and TEL.

The preliminary purchase price allocation to the fair values of assets acquired and liabilities assumed includes preliminary adjustments to reflect the fair values of TEL’s assets and liabilities. The allocation of the preliminary purchase price (for financial accounting purposes) is as follows:

	Purchased Intangible Assets	First Year Amortization and Incremental Depreciation	Useful Life

	(In millions of U.S. Dollars)		(In years)
Fair value of assets acquired and liabilities assumed	$5,120	$38	0-22
Intangible assets acquired:
Developed technology	1,477	249	3 - 7
Customer relationships	245	37	2 - 11
In-process technology	274	—	—
Trademarks	121	35	3 - 4
Backlog	395	395	0.3 - 0.7

Total identifiable intangible assets	2,512

Goodwill	2,693

Total consideration	$10,325

The allocation of consideration transferred is preliminary and the final determination will be based on (1) the fair values of assets acquired, including the fair values of the identifiable intangible assets, (2) the fair values of liabilities assumed, and (3) the fair value of common stock issued, as of consummation of the Business Combination. The excess of consideration transferred over the fair value of assets and liabilities acquired is allocated to goodwill. The purchase price allocation will remain preliminary until HoldCo completes a final valuation of identifiable intangible assets acquired and determines the fair values of other assets and liabilities acquired. The final determination of the allocation of consideration transferred is expected to be completed as soon as practicable after the closing date, but in no event to exceed one year from the closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the pro forma financial statements.

Developed technology primarily relates to the Semiconductor Production Equipment (SPE) segment of TEL. SPE developed technology represents a combination of processes, patents and trade secrets developed through years of experience in design and development of coaters/developers, etch systems, thermal processing systems, single wafer deposition systems, cleaning systems, wafer probers and other semiconductor production equipment that have achieved technological feasibility.

Identifiable Intangible Assets

The estimated fair values of the developed technology were determined based on estimates of expected future net cash flows. The present value of future net cash flows was then determined utilizing an estimate of the appropriate discount rate, which is consistent with the uncertainties of the cash flows utilized. For purposes of preparing the pro forma financial statements, HoldCo, Applied and TEL used publicly available information, market participant assumptions, cost and development assumptions, expected synergies and other cost savings that a market participant would be expected to realize as a result of the Business Combination and certain other high-level assumptions. These acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. However, for purposes of these pro forma financial statements, it is assumed that all assets will be used in a manner that represents the highest and best use of those assets. The developed technology is amortized over the remaining life of the technology considering the remaining patent life and the eventual time when a replacement technology will be utilized by HoldCo. Amortization expense for intangible assets will be recorded on a straight-line basis over the expected lives of the assets, ranging from three and a half months to 11 years. The carrying value of the intangible assets will be periodically reviewed to determine if the facts and circumstances suggest that a potential impairment may have occurred. Impairment charges, if any, will be recorded in the period in which the impairment occurs.

In-process research and development includes research and development for products that have not yet reached technological feasibility. Amortization of these amounts will begin at the time that the respective products reach technological feasibility. If a research and development project ends without reaching technology feasibility, the associated in-process research and development asset will be written down to zero in the period in which the project ends.

Customer relationships consist of preexisting relationships that are expected to contribute to future earnings. Trademarks include logos, product names and other product and entity identifiers that are registered with a government agency. The fair value of these intangible assets is expected to be amortized on a straight-line basis over the period in which the economic benefits will be recognized.

Approximately $2.7 billion has been preliminarily allocated to goodwill. Goodwill represents the excess of the estimated purchase price over the fair values of the underlying net tangible and intangible assets. Goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that HoldCo’s management determines that the value of goodwill has become impaired, HoldCo will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Note 4	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect: (1) the purchase price; (2) amounts related to TEL’s net tangible and intangible assets at an amount equal to the preliminary estimates of their fair values; (3) the amortization expense related to the estimated amortizable intangible assets; (4) changes in depreciation and amortization expense resulting from the preliminary estimated fair value adjustments to net tangible and intangible assets; and (5) the income tax effect related to the pro forma adjustments.

There were no intercompany balances and transactions between Applied and TEL as of the dates and for the periods of these pro forma financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Business Combination been consummated on the dates indicated in Note 1 above.

The unaudited pro forma financial statements do not include liabilities that may result from integration activities which are not presently estimable. Liabilities ultimately may be recorded for severance costs for employees, costs of vacating certain facilities, or other costs associated with exiting activities that would affect the pro forma financial statements. Management of Applied and TEL are in the process of making these assessments and estimates of these costs are not currently known.

None of HoldCo, Applied and TEL has identified any pre-Business Combination contingencies in which the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments included in the pro forma financial statements are as follows:

(a)

To record $163 million of legal, banking and other professional fees incurred in association with the Business Combination. Of these costs, $52 million was incurred and included in the respective historical periods of Applied and TEL. The remaining $111 million is expected to be incurred through the consummation of the Business Combination. These fees are recorded against retained earnings solely for the purposes of this presentation. There is no continuing impact of these one-time transaction costs on the combined operating results and, as such, these fees are not included in the pro forma statement of operations.

(b)

To adjust acquired inventory to a preliminary estimate of fair value. The preliminary estimate of fair value excluded approximately $0.7 billion of inventory held at customer sites and included an approximately $0.7 billion increase in valuation of inventory. The increased valuation of TEL’s net inventory on-hand will increase the cost of products sold as the acquired inventory is sold, which for purposes of these pro forma financial statements is assumed will occur within the first six months after the Business Combination. There is no continuing impact of the acquired inventory adjustment on the combined operating results and, as such, this adjustment is not included in the pro forma statement of operations.

(c)

To record the deferred tax assets and liabilities associated with the estimated fair value adjustment of assets to be acquired and liabilities to be assumed, recorded at an estimated weighted average statutory tax rate in the jurisdictions where the fair value adjustments can reasonably be expected to occur, primarily in Japan.

(d)

To adjust property, plant and equipment, net to a preliminary estimate of fair value. Obtaining the necessary information to complete the valuation of such property, plant and equipment could take several months. As a result, the final determination of the values of such property, plant and equipment will likely differ from these preliminary valuations and the differences could be material.

(e)

To record goodwill as a result of the Business Combination. Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. Goodwill is not amortized, but is assessed at least annually for impairment or when a change in facts and circumstances prompts an assessment.

(f)

To record a preliminary estimate of the fair value of TEL’s identifiable intangible assets of $2.5 billion acquired as a result of the Business Combination. These assets consist primarily of developed technology, in-process research and development, customer relationships, trademarks, and order backlog. Obtaining the necessary information to complete the valuation of such intangible assets could take several months. As a result, the final determination of the values of such intangible assets will likely differ from these preliminary valuations and the differences could be material.

(g)	To eliminate the historical intangible assets of $204 million and goodwill of $98 million of TEL.

(h)

To adjust the carrying value of deferred revenue to the preliminary estimated fair value. The deferred revenue impacted is expected to convert to revenue within a two-year period, with a significant portion recognized within the first year following the Business Combination. There is no continuing impact of the acquired deferred revenue adjustment on the combined operating results and as such, this adjustment is not included in the pro forma statement of operations.

(i)

To record a preliminary estimate of fair value of TEL’s noncontrolling interest in Tokyo Electron Device Limited (TED) of $70 million. The preliminary fair value of the noncontrolling interest of $70 million was determined by multiplying the U.S. dollar equivalent of the closing market price per share of TED common stock as reported by the TSE on December 31, 2013 (Japan Standard Time) of ¥1,561 ($14.82 based on the exchange rate of 105.31 Japanese yen per U.S. dollar as reported by Bloomberg at 4:00 p.m. (Eastern time) on such date) by the number of noncontrolling shares of 4.725 million.

(j)

To eliminate TEL retained earnings of $4.0 billion, and to reflect certain Applied and TEL transaction costs expected to be incurred through the consummation of the Business Combination of approximately $111 million. For discussion of certain transaction costs, see (a) above.

(k)	To record the exchange of TEL’s common stock and additional paid-in capital with the issuance of HoldCo ordinary shares.

(l)	To eliminate TEL treasury stock.

(m)	To eliminate TEL accumulated other comprehensive income and non-controlling interest.

(n)

To depreciate the incremental increase in property, plant and equipment identified under note (d) above. This amount is approximately $38 million and $8 million for the 12 months ended October 27, 2013 and three months ended January 26, 2014, respectively.

(o)

To amortize TEL intangible assets based upon the anticipated time frame in which the estimated economic benefits of the intangible assets will be recognized. See note (f) above. The preliminary estimated amortization is $716 million and $81 million for the 12 months ended October 27, 2013 and three months ended January 26, 2014, respectively.

(p)

To record the benefit for income taxes as a result of the Business Combination, calculated based on the pro forma adjustments to the pro forma statements of operations included above. The benefits related to depreciation expense and intangible amortization expense are calculated based upon estimated effective income tax rates of 34.7% and 38.1%, respectively.

(q)	To reflect the exchange of shares of TEL common stock for HoldCo ordinary shares at the TEL exchange ratio.

COMPARATIVE PER SHARE INFORMATION AND EXCHANGE RATES

Comparative Per Share Information for Applied and TEL

The following table sets forth the closing market prices per share of Applied common stock as reported by NASDAQ and the closing market prices per share of TEL common stock as reported by the TSE on an actual and equivalent per share basis on the following dates:

—

the last trading day prior to the time at which Applied and TEL publicly announced the Business Combination Agreement, which, with respect to trading of Applied common stock on NASDAQ, was September 23, 2013 (Eastern Time), and, with respect to trading of TEL common stock on the TSE, was September 24, 2013 (Japan Standard Time); and

—

the latest practicable trading date prior to the date of this document, which, with respect to trading of Applied common stock on NASDAQ, was May 12, 2014 (Eastern Time), and, with respect to trading of TEL common stock on the TSE, was May 12, 2014 (Japan Standard Time).

	Applied Common Stock	TEL Common Stock
	NASDAQ Trading	TSE Trading	Equivalent Price per Share
	(in U.S. dollars)	(in Japanese yen)	(in U.S. dollars)
Last trading day prior to announcement(1)	$ 15.99	¥ 4,850	$ 49.07(2)
Latest practicable trading date prior to the date of this document(3)	$ 19.47	¥ 6,001	$ 58.76(4)

(1)	September 23, 2013 (Eastern Time) with respect to the market price of Applied common stock, and September 24, 2013 (Japan Standard Time) with respect to the market price of TEL common stock.
(2)

The equivalent market price per share of TEL common stock has been determined by multiplying the closing market price of one share of TEL common stock on September 24, 2013 (Japan Standard Time) by the exchange rate of U.S. dollars per Japanese yen of 0.010118 reported by Bloomberg at 4:00 p.m. on September 23, 2013 (Eastern Time).

(3)	May 12, 2014 (Eastern Time) with respect to the market price of Applied common stock, and May 12, 2014 (Japan Standard Time) with respect to the market price of TEL common stock.
(4)

The equivalent market price per share of TEL common stock has been determined by multiplying the closing market price per one share of TEL common stock on May 12, 2014 (Japan Standard Time) by the exchange rate of U.S. dollars per Japanese yen of 0.009791 as reported by Bloomberg at 4:00 p.m. on May 12, 2014 (Eastern Time).

  Source: Bloomberg.

You are urged to obtain current market quotations for Applied common stock and TEL common stock before making your decision with respect to the adoption of the Business Combination Agreement, in the case of Applied stockholders, and approval of the TEL Share Exchange Agreement, in the case of TEL shareholders. Applied shares are listed on NASDAQ under the symbol “AMAT.” TEL shares are listed on the TSE under the number “8035.”

The market prices of Applied common stock and TEL common stock could change significantly and may not be indicative of the market prices of HoldCo ordinary shares once they start trading. Because the Applied conversion ratio and TEL exchange ratio will not be adjusted for changes in the market prices of Applied common stock or TEL common stock, the value of the HoldCo ordinary shares that you will receive in the Business Combination may vary significantly from the market value of the HoldCo ordinary shares that you would have received if the Business Combination were consummated on the date of the Business Combination Agreement or on the date of this document. You are urged to obtain current market quotations for Applied common stock and TEL common stock before making your decision with respect to the adoption of the Business Combination Agreement or the other proposals to be considered at the Applied Special Meeting, in the case of Applied stockholders, and the approval of the TEL Share Exchange Agreement or the other proposals to be considered at the TEL Shareholder Meeting.

The following table sets forth, for the periods indicated, the high and low sale prices of Applied common stock:

	Applied
	High	Low
	(in U.S. dollars)
2012
First Quarter ended January 29, 2012	12.80	10.115
Second Quarter ended April 29, 2012	13.94	11.46
Third Quarter ended July 29, 2012	12.10	9.97
Fourth Quarter October 28, 2012	12.07	10.60
2013
First Quarter ended January 27, 2013	12.98	9.95
Second Quarter ended April 28, 2013	14.22	12.65
Third Quarter ended July 28, 2013	16.78	14.07
Fourth Quarter ended October 27, 2013	18.18	14.85
2014
First Quarter ended January 26, 2014	18.14	16.41
Second Quarter ended April 27, 2014	21.16	16.40
Third Quarter (through May 12, 2014)	19.63	18.27

  Source:  Bloomberg.

The following table sets forth, for the periods indicated, the high and low sale prices of TEL common stock:

	TEL
	High	Low
	(in Japanese yen)
2011
First Quarter ended June 30, 2011	4,780	4,190
Second Quarter ended September 30, 2011	4,610	3,335
Third Quarter ended December 31, 2011	4,445	3,325
Fourth Quarter ended March 31, 2012	4,950	3,835
2012
First Quarter ended June 30, 2012	4,905	3,340
Second Quarter ended September 30, 2012	4,045	3,305
Third Quarter ended December 31, 2012	4,030	3,155
Fourth Quarter ended March 31, 2013	4,525	3,730
2013
First Quarter ended June 30, 2013	6,030	3,980
Second Quarter ended September 30, 2013	5,550	4,005
Third Quarter ended December 31, 2013	5,100	5,810
Fourth Quarter (through March 31, 2014)	6,489	5,143
2014
First Quarter (through May 12, 2014)	6,688	5,751

  Source:  Bloomberg.

Exchange Rates

The following table shows for the period from April 1, 2008 through December 31, 2013, the low, high, average and period-end exchange rate U.S. dollars per Japanese yen:

	Exchange Rates
	Low	High	Average	Period End
	(U.S. dollars per Japanese yen)
Fiscal Years ended March 31,
2009	0.009049	0.011464	0.009994	0.010104
2010	0.009902	0.011574	0.010781	0.010700
2011	0.010569	0.012675	0.011700	0.012029
2012	0.011697	0.013188	0.012670	0.012068
2013	0.010386	0.012904	0.012099	0.010614
2014 (through December 31)	0.009497	0.010748	0.010068	0.009497

  Source: Bloomberg.

The rates presented above may differ from the actual rates used in the preparation of HoldCo’s financial statements and other financial information appearing in this document. HoldCo’s inclusion of these rates is not meant to suggest that the U.S. dollar amounts actually represent yen amounts or that such amounts could have been converted to U.S. dollars at any particular rate, if at all.

Comparative Per Share Data

The following table sets forth certain historical and pro forma combined financial information. The pro forma combined basic and diluted net loss per share data assumes that the Business Combination was consummated at the beginning of the respective periods.

The pro forma combined basic and diluted net loss per share data was prepared based on the audited results of operations for Applied for the 12 months ended October 27, 2013 and unaudited results of Applied for the three months ended January 26, 2014 with unaudited results of operations for TEL for the 12 months ended September 30, 2013 and the three months ended December 31, 2013, respectively. The pro forma combined net book value per share data was prepared based on the unaudited consolidated balance sheet of Applied as of January 26, 2014 and the unaudited consolidated balance sheet of TEL as of December 31, 2013.

The information below should be read in conjunction with the audited and unaudited financial statements of Applied and TEL and the accompanying notes to such financial statements, all of which are incorporated by reference or included in this document. See the section entitled “Where You Can Find More Information” beginning on page 280. You are urged to also read the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 153.

	Historical
	Applied Twelve Months Ended October 27, 2013	TEL Twelve Months Ended September 30, 2013	Pro Forma Adjustments	HoldCo Pro Forma Combined
	(In millions, except per share amounts)
Basic net income (loss) per share	$ 0.21	$ (2.14)		$ (0.33)
Diluted net income (loss) per share	$ 0.21	$ (2.14)		$ (0.33)
Cash dividends declared per share	$ 0.39	$ 0.57		$ 0.32
Weighted average number of shares:
Basic	1,202	179	405(1)	1,786
Diluted	1,219	179	405	1,784

(1)	To reflect the exchange of shares of TEL common stock to HoldCo ordinary shares at the TEL exchange ratio.

Historical
	Applied Three Months Ended January 26, 2014	TEL Three Months Ended December 31, 2013	Pro Forma Adjustments	HoldCo Pro Forma Combined
(In millions, except per share amounts)
Basic net income (loss) per share	$ 0.21	$ (0.14)		$ 0.10
Diluted net income (loss) per share	$ 0.21	$ (0.14)		$ 0.10
Book value per share	$ 5.91	$ 29.45		$ 9.82
Cash dividends declared per share	$ 0.10	$ 0.26		$ 0.09
Weighted average number of shares:
Basic	1,206	180	404(1)	1,790
Diluted	1,225	180	404	1,784

(1)	To reflect the exchange of shares of TEL common stock to HoldCo ordinary shares at the TEL exchange ratio.

INFORMATION ABOUT HOLDCO

Information about HoldCo Before the Business Combination

The information provided below pertains to HoldCo prior to the Business Combination. To date, HoldCo has not conducted any material activities other than those incident to its formation and to the matters contemplated by the Business Combination Agreement, such as the making of certain required securities law filings and the preparation of this document.

Incorporation

HoldCo was incorporated as a Dutch private limited liability corporation (besloten vennootschap) on January 6, 2014 with an issued share capital of €1.00. Prior to consummation of the Business Combination, HoldCo’s general meeting of shareholders will resolve to convert HoldCo’s corporate form into a Dutch public limited liability corporation (naamloze vennootschap).

Articles of Association

HoldCo’s current articles of association are currently in a form customary for a wholly owned subsidiary. Prior to consummation of the Business Combination, HoldCo’s current articles of association will be amended and restated in their entirety to be in the form of the HoldCo Articles of Association contemplated by the Business Combination Agreement and attached as Annex F to this document. HoldCo’s current articles of association may be amended at any time prior to consummation of the Business Combination by mutual agreement of Applied and TEL or after consummation of the Business Combination by amendment in accordance with their terms. See “Certain Information Relating to HoldCo Shares—Description of HoldCo Ordinary Shares” beginning on page 220 of this document.

Name

HoldCo is registered with the Commercial Register of the Nederlands Chamber of Commerce under the registration number 59642459 and the legal name TEL-Applied Holdings B.V. Prior to consummation of the Business Combination, HoldCo’s legal name will be changed to a name to be agreed by Applied and TEL.

Official Seat

HoldCo’s official seat (statutaire zetel) is in Amsterdam, the Netherlands and its business address is Kerkenbos 1015, Unit C, 6546 BB, Nijmegen, the Netherlands.

Financial Year

HoldCo’s fiscal year is currently the calendar year. In connection with the Business Combination, Applied and TEL may change the fiscal year of HoldCo.

Subsidiaries

HoldCo does not currently hold any equity interest in any other legal entity. In connection with the Business Combination, Applied and TEL will become wholly owned subsidiaries of HoldCo.

Sole Shareholder

TEL is currently the only shareholder of HoldCo. In connection with the Business Combination, TEL shareholders will become shareholders of HoldCo pursuant to the TEL Share Exchange and Applied stockholders will become shareholders of HoldCo pursuant to the Applied Merger.

Management Board

HoldCo is currently managed by a management board with one managing director. Currently, the managing director of HoldCo is Tetsuro Higashi. Biographical information about Tetsuro Higashi is included under the caption “Information about HoldCo—Information about HoldCo after the Business Combination—HoldCo Board of Directors.” As of consummation of the Business Combination, HoldCo will have an 11-member board of directors.

Employees

HoldCo currently has no employees.

Information about HoldCo after the Business Combination

Overview

Upon the terms and subject to the conditions of the Business Combination Agreement, Applied and TEL will effect a strategic combination of their respective businesses in a “merger of equals” business combination, as a result of which HoldCo, a newly formed Dutch holding company, will become the ultimate parent of Applied, TEL and their respective subsidiaries. HoldCo is currently named “TEL-Applied Holdings B.V.,” but it is expected that, at or prior to consummation of the Business Combination, the name of HoldCo will be changed to a name to be agreed by Applied and TEL and converted into a Netherlands public limited company (naamloze vennootschap). Upon consummation of the Business Combination, HoldCo is expected to be listed on NASDAQ and the TSE. HoldCo will have dual headquarters in Santa Clara, California in the United States and Tokyo, Japan.

Business of HoldCo after the Business Combination

After the Business Combination is consummated, HoldCo is expected to be a global company with an expanded set of capabilities in precision materials engineering and patterning and a leader in innovative semiconductor, flat panel display and PV solar panel production equipment. It is anticipated that HoldCo will combine Applied’s and TEL’s products and technologies and deliver more innovative solutions to better meet customers’ requirements, and become one of the world’s largest semiconductor fabrication equipment suppliers based on overall revenue, as well as a leading supplier of flat planet display fabrication equipment and solar PV manufacturing systems. HoldCo is expected to have an increased opportunity to enable major future technology developments and advance customers’ roadmaps in both semiconductor and display technology, for their development of personal computers, smartphones, tablets and other consumer electronics.

HoldCo is expected to have a market capitalization of approximately $29 billion (¥ 2.8 trillion) (based on the closing prices of Applied and TEL common stock as of the announcement of the Business Combination Agreement).

After the Business Combination, it is expected that HoldCo will have an enhanced ability to serve customers and create value for customers, employees and stockholders, including as a result of the following:

—

the combined company will accelerate the existing strategic vision of Applied and TEL and increase the combined company’s opportunity to enable major future technology inflections and advance its customers’ roadmaps in both semiconductor and display;

—

the combined company and its innovative technologies and products will create an expanded set of capabilities in precision materials engineering and patterning in order to solve its customers’ high-value problems in a better, faster and lower cost manner;

—	Applied and TEL have businesses with limited overlap. For example:

¡

Applied is regarded for its technologies in CVD, PVD, epitaxy, implant and CMP, as well as CVD and PVD for applications serving the display industry, while TEL is regarded for its technologies in the track, furnace, cleaning and batch ALD sectors and display etch;

¡	where Applied is specialized in single-wafer processing systems, TEL has deep expertise in batch solutions;

—	the combined company will bring together different leading technologies and products; and

—	the combined company will be well-positioned to provide valuable, differentiated device performance and yield solutions that enable the new device architectures and drive cost-effective scaling.

Applied and TEL believe that demand for mobile technology is driving a new phase of industry growth, and materials innovation is a powerful tool for creating cost-effective performance gains in mobile chips and displays strategically important for customers. Extraordinary advances in semiconductor and display technology have made it possible to mass-produce affordable personal electronics, putting PCs, smartphones, tablets and other amazing devices in the hands of consumers around the world. Increasingly, however, the producers of these consumer products require solutions that address high-value problems and enable production better, faster and at lower cost.

As a result of combining Applied’s and TEL’s capabilities in precision materials engineering and patterning, HoldCo is expected to have an enhanced ability to develop technologies that will in turn produce new advanced semiconductor and display technologies for the consumer electronics market. HoldCo is expected to be well-positioned to provide valuable, differentiated device performance and yield solutions that enable new device architectures and cost-effective scaling. Both Applied and TEL believe the Business Combination represents a unique opportunity to create a suite of products and services offering the best and broadest capabilities in materials engineering.

HoldCo Board of Directors

The following information concerning the HoldCo Board is based on the provisions of the HoldCo Articles of Association and HoldCo Board Rules, the forms of which are attached as Annex F and Annex G to this document, respectively, and which are currently expected to be in effect in such form as of consummation of the Business Combination. However, the HoldCo Articles of Association and HoldCo Board Rules may be amended at any time prior to consummation of the Business Combination by mutual agreement of Applied and TEL or after consummation of the Business Combination by amendment in accordance with their terms. If the HoldCo Articles of Association or HoldCo Board Rules are amended, the below summary may cease to accurately reflect the HoldCo Articles of Association and/or HoldCo Board Rules as so amended.

Composition of HoldCo Board

Unless otherwise agreed by Applied and TEL, as of consummation of the Business Combination, HoldCo will have a single-tier board of directors consisting initially of 11 directors, including:

—	Tetsuro Higashi, the current Representative Director, Chairman of the TEL Board, President and Chief Executive Officer of TEL;

—	Michael R. Splinter, the current Executive Chairman of the Applied Board;

—	Tetsuo Tsuneishi, the current Vice Chairman of the TEL Board;

—	Gary E. Dickerson, the current President and Chief Executive Officer of Applied;

—	three individuals (in addition to Mr. Dickerson and Mr. Splinter) designated by Applied who qualify as “independent directors” under the applicable NASDAQ rules and applicable rules of the SEC;

—	three individuals (in addition to Mr. Higashi and Mr. Tsuneishi) designated by TEL who qualify as “independent directors” under the applicable NASDAQ rules and applicable rules of the SEC; and

—	one individual designated jointly by Applied and TEL who qualifies as an “independent director” under the applicable NASDAQ rules and applicable rules of the SEC.

The composition of the HoldCo Board and criteria regarding the independence of HoldCo’s directors may deviate from the relevant provisions of the Dutch Corporate Governance Code.

Each of the HoldCo directors will be appointed at the general meeting of shareholders for a term that will expire at the end of the next annual general meeting of shareholders and will serve until his or her successor is appointed or, if earlier, upon such director’s resignation, removal or death. The HoldCo Nominating Committee, a committee of the HoldCo Board to be comprised of at least three non-executive directors of HoldCo who will qualify as “independent directors” under the applicable NASDAQ rules and the applicable rules of the SEC, will establish procedures, and may amend the same from time to time, under which, if the proposal at a general meeting of HoldCo shareholders to reappoint any director then in office does not receive at least a simple majority of the votes cast in favor of his or her re-appointment, the director will offer to tender his or her resignation to the HoldCo Board. The HoldCo Nominating Committee will make a recommendation to the HoldCo Board on whether to accept or reject any such offer of resignation, or whether other action should be taken. The HoldCo Board will act on the HoldCo Nominating Committee’s recommendation and publicly disclose its decision and the underlying rationale within 90 days from the date of the certification of the election results. In making their respective decisions, the HoldCo Nominating Committee and the HoldCo Board will consider all factors they deem relevant.

For five years after consummation of the Business Combination, the HoldCo Nominating Committee will recommend to the HoldCo Board individuals to be nominated by the HoldCo Board for appointment as directors, with such recommendations taking into account, with the intention of preserving, the composition of the HoldCo Board and the allocation of directors among those initially designated by Applied, those initially designated by TEL and those initially designated jointly by Applied and TEL. However, despite such recommendations, all nominations for director will be made by resolution adopted by at least two-thirds of the sitting members of the HoldCo Board in their discretion after taking into account all material relevant factors, and the individuals so nominated may be the same as or different than, those recommended by the HoldCo Nominating Committee.

The directors of the HoldCo Board will be divided into executive directors and non-executive directors. It is currently expected that the HoldCo Board will have only one executive director, Gary E. Dickerson, who will also serve as the Chief Executive Officer of HoldCo. A majority of the members of the HoldCo Board will be non-executive directors and the Chairman of the HoldCo Board will be a non-executive director. Executive directors will be prohibited from participating in the decision-making process with respect to their remuneration and the remuneration of other executive directors.

Biographical information as of the date of this document about the directors of HoldCo as of the Business Combination who have been identified as of the date of this document is set forth in the following table.

Name	Age	Present Principal Occupation or Employment, Employment History and Other Directorships
Tetsuro Higashi	64

Mr. Higashi will serve as the Chairman of the HoldCo Board. Mr. Higashi has been a Corporate Director of TEL since December 1990 and the Chairman of the TEL Board since June 2003. Mr. Higashi was named TEL’s Representative Director, Chief Executive Officer and President on April 4, 2013. Mr. Higashi joined TEL in April 1977. He became TEL’s Managing Director in April 1994 and first served as its President and Chief Executive Officer from June 1996 to June 2003. In addition to serving as Chairman of the TEL Board, Mr. Higashi again served as TEL’s Chief Executive Officer from January 2005 to April 2010. Since September 2010 Mr. Higashi has served as Director Emeritus of Semiconductor Equipment and Materials International. Mr. Higashi has also served as a member of the board of directors and compensation committee of Ube Industries Limited since June 2012.

Michael R. Splinter	63

Mr. Splinter will serve as the Co-Vice Chairman of the HoldCo Board. Mr. Splinter has been Executive Chairman of the Applied Board since September 2013 and Chairman of the Applied Board from March 2009 until September 2013. Mr. Splinter served as Chief Executive Officer of Applied from April 2003 until September 2013, and as President from April 2003 until June 2012. Prior to joining Applied, Mr. Splinter was an executive at Intel Corporation, a manufacturer of chips and computer, networking and communications products, where he held a number of positions, including Executive Vice President and Director of Sales and Marketing and Executive Vice President and General Manager of the Technology and Manufacturing Group.

Tetsuo Tsuneishi	61

Mr. Tsuneishi will serve as the Co-Vice Chairman of the HoldCo Board. Mr. Tsuneishi was appointed Vice Chairman of the TEL Board in June 2003. He has been employed at TEL for over 37 years, serving in a variety of senior management positions, including General Manager of Overseas Operations and the SPE Division, Director and Senior Managing Director as well as Executive Vice President of the company. Prior to joining TEL, Mr. Tsuneishi graduated from Osaka University’s Department of Electronics/Communications Engineering. Mr. Tsuneishi also has served on the board of directors at Semiconductor Equipment and Materials International since July 2010.

Gary E. Dickerson	56

Mr. Dickerson will serve as the HoldCo Chief Executive Officer and a director of HoldCo. Mr. Dickerson has been the Chief Executive Officer of Applied and a member of the Applied Board since September 2013. Mr. Dickerson was named President of Applied in June 2012, after joining Applied following its acquisition of Varian Semiconductor Equipment Associates, Inc. in November 2011.

Name	Age	Present Principal Occupation or Employment, Employment History and Other Directorships

Mr. Dickerson had served as Chief Executive Officer and a director of Varian from 2004 until November 2011. Prior to joining Varian Semiconductor Equipment Associates, Inc. in 2004, Mr. Dickerson served 18 years with KLA-Tencor Corporation, a supplier of process control and yield management solutions for the semiconductor and related industries, where he held a variety of operations and product development roles before being appointed Chief Operating Officer in 1999 and then President and Chief Operating Officer in 2002. Mr. Dickerson started his semiconductor career in manufacturing and engineering management at General Motors’ Delco Electronics Division and then AT&T, Inc.

Powers and Function

The HoldCo Board will be charged with the management of HoldCo. The executive directors will be responsible for operational management of HoldCo and the business enterprise connected therewith, as well as with the implementation of the decisions taken by the HoldCo Board. The non-executive directors will have no day-to-day management responsibility, but will supervise the policy and the fulfillment of duties of the executive directors and the general affairs of HoldCo. The executive directors will timely provide the non-executive directors with any such information as may be necessary for the non-executive directors to perform their duties.

The HoldCo Board will have the typical role of a board of directors, which will include the following responsibilities:

—	overseeing HoldCo’s assets;

—	overseeing the adequacy of internal controls and disclosure;

—	overseeing good corporate governance;

—	appointing and removing (in such capacity only) an executive director as the Chief Executive Officer;

—	overseeing an annual evaluation of the Chief Executive Officer;

—	overseeing the determination of the compensation of the Chief Executive Officer and other executive officers;

—	overseeing human resources programs and compensation and benefit matters generally; and

—	reviewing HoldCo’s strategy and annual operating plan.

The HoldCo Board will represent HoldCo. HoldCo may also be represented by the executive directors acting jointly or, if there is one executive director, by such executive director acting solely.

Meetings and Decision Making

The HoldCo Board will meet in person at least four times a year and otherwise as often as it deems necessary or appropriate, or at the request of the Chairman or any Vice Chairman of the HoldCo Board or of the Chief Executive Officer. Meetings of the HoldCo Board which are held in person will be held in the Netherlands or at such other locations as the HoldCo Board may decide. In addition, meetings of the HoldCo Board may be held by means of an assembly of the HoldCo directors by conference call, video conference or by any other means of communication, so long as all HoldCo directors participating in such meetings are able to communicate with each other simultaneously.

In a meeting of the HoldCo Board, each director will have the right to cast one vote. However, when a director has a conflict of interest such director will not be permitted to participate in the decision-making process. Generally, resolutions of the HoldCo Board may be adopted with a simple majority of the votes cast at a meeting where a quorum of at least a majority of the directors entitled to vote on such resolution then in office is present or represented by proxy. However:

—	the HoldCo Board Rules may be amended only by a resolution adopted with a simple majority of the directors then in office;

—	a provision of the HoldCo Board Rules prescribing a quorum and/or qualified majority can only be amended by a resolution adopted with such quorum and/or qualified majority;

—	a resolution of the HoldCo Board to nominate a director can only be adopted by a majority representing two-thirds of the directors entitled to vote then in office; and

—

a resolution to enter into a transaction in which one or more HoldCo directors has a conflict of interest must be approved by at least a majority of the HoldCo directors entitled to vote with respect to such transaction.

In addition, the HoldCo Board may adopt resolutions in writing without a formal meeting, so long as such resolutions are signed by all HoldCo directors then in office.

Pursuant to the Dutch Civil Code and the HoldCo Articles of Association, resolutions of the HoldCo Board entailing a significant change in HoldCo’s identity or character or HoldCo’s business will be subject to the approval of the general meeting of shareholders. Such resolutions include:

—	the transfer of all or nearly all of HoldCo’s business to any person that is not controlled by or under common control with HoldCo;

—	entering into or terminating the long-term cooperation of HoldCo or any of its subsidiaries with any other legal entity, if such cooperation is of major significance to HoldCo;

—	becoming or withdrawing as a fully liable partner in a limited partnership or general partnership, if such partnership is of major significance to HoldCo; or

—	acquiring or disposing of participating interests in the capital of any legal entity at a value equal to or more than one third of the sum of the assets of HoldCo.

Conflicts of Interest

A HoldCo director will not be permitted to participate in the discussions and the decision-making process on a subject or transaction in relation to which he or she has a conflict of interest with HoldCo. A HoldCo director will be deemed to have a conflict of interest if he or she has a direct or indirect personal interest that conflicts with interests of HoldCo, which includes having a direct or indirect material personal financial interest in an entity with which HoldCo or one of its subsidiaries intends to enter into a transaction. A transaction subject to a director conflict of interest must be concluded on terms at least customary in the sector concerned. Resolutions to enter into such transactions must be approved at least a majority of the directors entitled to vote thereon. Executive directors will be prohibited from participating in the decision-making process with respect to their remuneration and the remuneration of other executive directors.

Each HoldCo director (other than the Chairman) will be required to immediately report any potential conflict of interest concerning such director to the Chairman of the HoldCo Board and provide the Chairman with all information relevant to such potential conflict of interest. In all circumstances, the Chairman will in good faith determine whether a reported potential conflict of interest qualifies as an actual conflict of interest as described in the preceding paragraph. If the Chairman has a potential conflict of interest, he will be required to immediately report such potential conflict of interest to the Vice Chairmen of the HoldCo Board and provide them with all information relevant to such potential conflict of interest. The Vice Chairmen will determine whether a reported potential conflict of interest of the Chairman qualifies as an actual conflict of interest as described in the preceding paragraph.

Liability

Pursuant to Dutch law, members of the HoldCo Board may be liable to HoldCo for damages in the event of improper or negligent performance of their duties. They may also be liable for damages to third parties on the basis of tort, to the tax authorities in case of default on tax and social security payments, and in the event of bankruptcy as a consequence of improper performance of their duties. In certain circumstances, members of the HoldCo Board may also incur criminal liabilities. The members of the HoldCo Board and certain executive officers will be insured at HoldCo’s expense against damages resulting from their conduct when acting in the capacities as such directors, members or officers, which insurance may also provide any such person with funds to meet expenditures incurred or to be incurred in defending any proceedings against him or her and to take any action to enable such expenses not to be incurred. Also, HoldCo provides the current and former members of the HoldCo Board with protection through indemnification under the HoldCo Articles of Association, to the fullest extent permitted by law, against risks of claims and actions against them arising out of their exercise of their duties, or any other duties performed at HoldCo’s request.

Suspension and Removal

The general meeting of HoldCo shareholders will at all times have the power to suspend or remove a HoldCo director by a resolution adopted by holders of a majority of HoldCo’s issued share capital. To the extent permitted under Dutch law, an executive director may also be suspended by the HoldCo Board. A suspension may be extended several times but the total term of the suspension may not exceed three months, and the suspension will expire at the end of this period if no resolution has been adopted either to lift the suspension or to remove the relevant director.

Committees

As of consummation of the Business Combination, the HoldCo Board will have a Nominating Committee consisting of three independent non-executive directors. During the first five fiscal years following consummation of the Business Combination, the Nominating Committee will consist of an Applied designee or such designee’s successor a TEL designee or such designee’s successor, and a joint Applied and TEL designee or such designee’s successor. However, the size and composition of the Nominating Committee may be changed if the HoldCo Board determines, after taking into account all material relevant factors, that a different size or composition of the Nominating Committee is appropriate.

In addition to the HoldCo Nominating Committee, the HoldCo Board Rules require the HoldCo Board to establish and draw up charters governing the following committees:

—	Audit Committee;

—	Compensation Committee; and

—	any other committee the HoldCo Board decides to form or may deem necessary.

HoldCo Executive Board

The Chief Executive Officer of HoldCo may appoint the members of the HoldCo Executive Board, which is to be comprised of senior executives of HoldCo and its subsidiaries. The Chief Executive Officer of HoldCo may suspend and remove the members of the HoldCo Executive Board from time to time. While remaining responsible therefor, the Chief Executive Officer of HoldCo may delegate specific duties regarding the operational management of HoldCo and the business enterprises connected therewith to members of the HoldCo Executive Board.

Upon consummation of the Business Combination, the HoldCo Executive Board will consist of:

—	six individuals designated by Applied; and

—	six individuals designated by TEL.

Biographical information as of the date of this document of the executive officers of HoldCo, other than Gary E. Dickerson, whose biographical information appears above under “—HoldCo Board of Directors—Composition of HoldCo Board,” who have been identified as of the date of this document is set forth in the following table.

Name	Age	Present Principal Occupation or Employment, Employment History and Other Directorships

Robert J. Halliday	59

Mr. Halliday will serve as the Chief Financial Officer of HoldCo. Mr. Halliday has been Senior Vice President, Chief Financial Officer of Applied since February 2013. Mr. Halliday previously served as a group vice president and general manager in Applied’s Silicon Systems Group segment after joining Applied following its acquisition of Varian in November 2011. Mr. Halliday had served as Chief Financial Officer of Varian from 2001 until November 2011 and as an Executive Vice President of Varian since 2004. Mr. Halliday served as Varian’s Treasurer from November 2002 to October 2006 and from February 2009 until February 2010.

Compensation of Directors and Executive Officers of HoldCo

As of the date of this document, HoldCo has not paid any compensation to its directors, executive officers or other managers. The form and amount of the compensation to be paid to each of HoldCo’s directors, executive officers and other managers will be determined by the HoldCo Board in line with the remuneration policy to be adopted by HoldCo’s general meeting of shareholders which is expected to occur prior to consummation of the Business Combination.

Corporate Governance

Dutch Corporate Governance Code

On December 10, 2008, the Dutch Corporate Governance Committee promulgated the amended Dutch Corporate Governance Code. The Dutch Corporate Governance Code contains principles and best practice provisions for the board of directors of a Dutch company (in relation to role and composition, conflicts of interest and independency requirements, board committees and remuneration), shareholders and the general meeting (for example, regarding anti-takeover protection and the obligation of a company to provide information to shareholders) and financial reporting (such as external auditor and internal audit requirements).

The Dutch Corporate Governance Code applies to HoldCo on a “comply or explain” basis. In the light of the shareholder base of HoldCo and governance traditions of Applied and TEL, HoldCo will apply the NASDAQ rules and the TSE rules. The way in which HoldCo’s corporate governance practice differs from the Dutch Corporate Governance Code will be disclosed and explained in HoldCo’s annual accounts.

Policy and Procedures for Review of Related Person Transactions

As of the date of this document, HoldCo has not adopted a policy for review of related person transactions. However, prior to consummation of the Business Combination, HoldCo expects to adopt a policy relating to the review, approval or ratification of “related person transactions” involving HoldCo or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director or 5% stockholder of a company since the beginning of the previous fiscal year, and their immediate family members. Applied has adopted written policies and procedures that apply to any transaction or series of transactions in which Applied or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

Dividend Policy

Annually, the HoldCo Board will submit a proposal to the General Meeting of HoldCo shareholders with respect to the amount of dividends to be declared with respect to the prior financial year. The dividend proposal in any given year will be subject to the availability of distributable profits or retained earnings, taking into account any distributions to be made on the HoldCo cumulative preference shares (as described below) and may be affected by, among other factors, the HoldCo Board’s views on HoldCo’s potential future liquidity requirements, including for investments in production capacity, the funding of HoldCo’s research and development programs and for acquisition opportunities that may arise from time to time. Accordingly, the HoldCo Board may propose not to pay a dividend or to pay a lower dividend with respect to any particular year.

If HoldCo cumulative preference shares are outstanding, priority will be given to a preferred dividend to be paid on each outstanding HoldCo cumulative preference share. If in a given financial year no profit is made or the profits are insufficient to allow the full distribution on the HoldCo cumulative preference shares, the deficit will be paid from profits earned in following financial years, or, if possible, out of any freely distributable reserve of HoldCo. No HoldCo cumulative preference shares are expected to be issued and outstanding upon consummation of the Business Combination.

The HoldCo Board may, to the extent permitted under Dutch Law, distribute interim dividends before the annual accounts for the relevant financial years have been adopted.

If a dividend is declared, HoldCo will set a record date as of when the shareholder must be registered to receive the dividend. Once the record date is set, the ex-dividend date (that is, the date on which shares can be traded with the transferor remaining entitled to receive the dividend) can be determined. The dividend will appear in HoldCo’s books as of the ex-dividend date and will be paid out on the payment date. Claims to dividends by shareholders will be barred after five years have elapsed from the date such dividends or distributions first became payable and in that case any unclaimed dividend will be forfeited to HoldCo. For more information, see “Certain Information Relating to HoldCo Shares—Description of HoldCo Ordinary Shares” beginning on page 220 of this document.

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of HoldCo after the Business Combination

Principal Shareholders of HoldCo after the Business Combination

Assuming that (1) 1,804,363,877 HoldCo ordinary shares are issued and outstanding as of immediately following consummation of the Business Combination (which number is estimated based on the number of Applied shares issued and outstanding as of April 27, 2014 and the number of TEL shares issued and outstanding as of March 31, 2014) and (2) the beneficial ownership of Applied common stock as of April 27, 2014 and TEL common stock as of March 31, 2014 remains unchanged through consummation of the Business Combination, none of HoldCo, Applied and TEL is aware of any person who would beneficially own more than five percent of HoldCo ordinary shares upon consummation of the Business Combination.

Directors and Executive Officers after the Business Combination

The following table shows the number of HoldCo ordinary shares of that would be owned, after consummation of the Business Combination, by (1) each individual currently expected to be a HoldCo director as of consummation of the Business Combination, (2) each individual currently expected to be a named executive officer of HoldCo as of consummation of the Business Combination, and (3) the expected HoldCo directors and HoldCo executive officers as a group, in each case, if such ownership of Applied common stock and TEL common stock remains unchanged through consummation of the Business Combination.

Name	Number of Shares of Applied Common Stock Before Business Combination(1)(2)(3)		Number of Shares of TEL Common Stock Before Business Combination(1)(2)		Number of HoldCo Ordinary Shares after Business Combination(1)(2)(4)
Directors, not including the Chief Executive Officer
Michael R. Splinter	2,492,320	(5)	—		2,492,320
Tetsuro Higashi	—		77,028	(6)	250,341
Tetsuo Tsuneishi	—		28,158	(7)	91,513

Named Executive Officers:
Gary E. Dickerson	1,136,923	(8)	—		1,136,923
Robert J. Halliday	131,068		—		131,068
Directors and Executive Officers, as a Group (5 persons)	3,760,311		105,186		4,102,165

(1)

The total beneficial ownership for any individual and the total for the group is less than 1%. Percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 1,804,363,877 HoldCo ordinary shares currently expected to be outstanding immediately following consummation of the Business Combination (which number is estimated based on the number of Applied shares issued and outstanding as of April 27, 2014 and the number of TEL shares issued and outstanding as of March 31, 2014), plus the number of HoldCo ordinary shares that such person or group is expected to have the right to acquire within 60 days after consummation of the Business Combination.

(2)

Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of their shares of common stock.

(3)

Includes unvested shares subject to equity awards that may accelerate vesting prior to the consummation of the Business Combination pursuant to retention agreements entered into with Messrs. Splinter, Dickerson and Halliday. See “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination—Employment and Compensation Arrangements—Applied Retention Agreements and Certain Applied Awards—Amendment of Applied Equity Awards—Vesting Acceleration” beginning on page 104 of this document.

(4)

Calculated by multiplying the number of shares of Applied common stock and shares of TEL common stock, including shares that such individual had the right to acquire within 60 days of April 27, 2014 and March 31, 2014, respectively, beneficially owned by relevant individual by the Applied conversion ratio and the TEL exchange ratio, respectively.

(5)	Includes 300,000 shares held in a family trust.
(6)	Includes 22,800 shares that the named individual has the right to acquire through the exercise of subscription rights.
(7)	Includes 17,000 shares that the named individual has the right to acquire through the exercise of subscription rights.
(8)	Includes 110,000 shares of unvested restricted stock and 250,000 shares that the named individual has the right to acquire through the exercise of a stock option.

INFORMATION ABOUT APPLIED MATERIALS

Overview

Applied provides manufacturing equipment, services and software to the global semiconductor, flat panel display, solar PV and related industries. Applied’s customers include manufacturers of semiconductor wafers and chips, flat panel liquid crystal and other displays, solar PV cells and modules, and other electronic devices. These customers may use what they manufacture in their own end products or sell the items to other companies for use in advanced electronic components.

Applied operates in four reportable segments: Silicon Systems Group, Applied Global Services, Display, and Energy and Environmental Solutions which generated net sales of approximately $4.8 billion, $2.0 billion, $538 million, $173 million, respectively, in its fiscal year 2013. Applied manages its business based upon these segments. The Silicon Systems Group segment develops, manufactures and sells a wide range of manufacturing equipment used to fabricate semiconductor chips, also referred to as integrated circuits. The Applied Global Services segment encompasses services, products and integrated solutions to optimize equipment and fab performance and productivity for semiconductor, display and solar manufacturing. The Display segment contains equipment products for manufacturing thin film transistor LCDs, organic light-emitting diodes (OLEDs), and other display technologies for televisions, personal computers, tablets, smartphones and other consumer-oriented electronic applications. The Energy and Environmental Solutions segment includes systems for manufacturing wafer-based crystalline silicon solar PV cells and modules, as well as high-throughput roll-to-roll web coating systems.

INFORMATION ABOUT TEL

Overview

TEL is a publicly traded Japanese corporation (kabushiki kaisha) that was established in 1963. TEL is a supplier of semiconductor, flat panel display and PV panel production equipment worldwide and a provider of technical support and services for that equipment. In addition, prior to April 2014, TEL owned 55.4% of Tokyo Electron Device Limited, a Japanese public company (which is referred to in this document as “TED”), that distributes and develops electronic components and distributes computer network products. In April 2014, TEL sold 2,120,000 shares of its TED common stock, reducing its ownership of TED to 37.7%.

TEL’s customers include manufacturers of semiconductor wafers and chips, flat panel LCDs, solar PV cells and modules and other electronic devices. These customers may use what they manufacture in their own end products or sell the items to other companies for use in advanced electronic components. TEL is a leading manufacturer of both semiconductor production equipment and flat panel display production equipment worldwide.

TEL’s business activities are currently divided into four operating segments: Semiconductor Production Equipment (which segment is referred to in this document as the “SPE” segment), Flat Panel Display production equipment (which segment is referred to in this document as the “FPD” segment), Photovoltaic Panel production equipment (which is referred to in this document as the “PV” segment) and Electronic Components and Computer Networks (which is referred to in this document as the “EC/CN” segment). In the fiscal year ended March 31, 2013, approximately 78.83%, 4.04%, 0.02% and 17.02% of TEL’s net sales were derived from its SPE, FPD, PV and EC/CN segments, respectively (as determined in accordance with Japanese GAAP).

Shares of TEL common stock are listed on the TSE under security code “8035.” TEL’s fiscal year ends on March 31. Unless otherwise stated, all financial data of TEL included in this section entitled “Information About TEL” has been determined in accordance with U.S. GAAP.

Semiconductor Production Equipment Segment

TEL’s external customers for semiconductor production equipment include leading semiconductor device manufacturers. Semiconductors are used in mobile devices such as smartphones and tablets, and in electronics ranging from home appliances to cutting-edge medical equipment. Semiconductor manufacturing involves the complete fabrication of integrated circuits on a wafer, producing a silicon chip. This involves the repetition of a set of core processes and can require hundreds of individual steps. On a silicon wafer, a tiny, intricate pattern is precisely replicated across the wafer surface to create identical miniature devices. Fabricating these devices requires sophisticated process technologies and precision control at the atomic scale. Along with meeting technical requirements, wafer processing equipment must deliver high productivity and be cost-effective.

TEL offers semiconductor production equipment used in semiconductor manufacturing, along with technical support and service. TEL’s SPE product lineup consists of coater/developers, etch systems, thermal processing systems, single wafer deposition systems, cleaning systems, wafer probers and certain other products. TEL’s SPE segment principally develops, manufactures, sells, distributes, supports and services such products.

The following summarizes TEL’s SPE portfolio of products:

—

Coater/Developers.  In a process similar to creating photographic prints, a microscopic circuitry pattern is projected onto the wafer that has been coated with a light-sensitive material. Like camera film, the wafer is then developed, leaving behind a stenciled pattern of photoresist to define the areas on the wafer that will be affected by the remaining steps in the transistor cycle. The light-sensitive material, called resist, is dispensed on the wafer and developed by coater/developers. This process is repeated, and each time another pattern is built. TEL offers a suite of coaters and developers. Specifically, TEL’s CLEAN TRACK™ LITHIUS™ and CLEAN TRACK ACT™ series of products are used for photoresist coating and development in pattern formation. CLEAN TRACK ACT SOD series products are used for dielectric film formation using spin coat technology.

—

Etch Systems.  Etching is the process of chemically removing material, such as a dielectric layer, during the fabrication process. “Dry” etching is a process that uses ion bombardment from reactive gases or plasmas to remove the target material. Ions from the gas or plasma are accelerated at high speeds and collide with the surface of the wafer, removing the exposed material. This is compared to “wet” etching, which uses liquid chemical solutions to react with and remove the targeted material.

Dry etching tools are used to form patterned features of the silicon chip. A masking material is placed on the surface of the wafer so that only certain areas of the wafer surface are exposed to etching gases. Only material from the exposed areas of the wafer is removed, and due to the nature of ion bombardment, the material is removed in a virtually perfect vertical direction. This is known as anisotropic etch.

TEL offers three etch platforms: Tactras™, Telius™ and UNITY™. Tactras and Telius are designed for 300 mm wafers, and UNITY is designed for 200 mm wafers. Most of TEL’s sales in etch are in connection with the Tactras platform.

—

Thermal Processing Systems.  Thermal processing involves using low pressure CVD or oxidation processes for the deposition of silicon, silicon oxide, silicon nitride and other dielectric films. In addition, ALD technologies can be adopted for further nano-scaling and deep trench pattern. ALD is an advanced technology in which atoms are deposited one layer at a time to build silicon chip structures. This technology enables customers to fabricate thin films of either conducting or insulating material with uniform coverage in nanometer-sized structures. TEL offers several batch-type furnace tools including TELINDY PLUS™ and TELFORMULA™ that are used for low pressure CVD and ALD of various films, as well as for thermal modification applications.

—

Deposition Systems.  Deposition tools form various thin films, which have different functions according to their use, on the surface of wafers in the process of manufacturing semiconductors. The functions and uses of these films vary and include protection, insulation and conduction.

Single wafer deposition involves the processing of a single wafer at once. Single wafer deposition is suitable for a process requiring precision. TEL offers a limited number of single-wafer deposition systems, including the 300mm platform Triase+™, that can be used for certain applications. Among these systems, TEL’s representative process module, the Ti, TiN, and W metal CVD Series, utilize the plug formation process and electrode process. TEL’s SPA series utilizes hardware to respond to “front-end of the line” requirements as a low-temperature plasma processing system. In addition, the High-k CVD Series has been adopted for certain gate stack processes.

—

Cleaning Systems.  Cleaning the surface of the wafer is critical to the adhesion and quality of films that are subsequently deposited in the silicon chip fabrication process. When wafers first arrive in a cleanroom, or after they have completed a process cycle, they undergo a cleaning procedure to remove foreign particles or contamination. Cleaning systems use one of several methods to eliminate particles, such as the use of brushes or sprays, depending on the type of cleaning required. Resist stripping is a cleaning method used for the removal of masking materials from the surface of the wafer. TEL’s cleaning systems offerings include EXPEDIUS™ (used for auto wet station for resist stripping/cleaning in pattern formation), Certas™ (used for gas chemical etch) and CELLESTA™ series (used for wet etching/cleaning in pattern formation).

—

Wafer Probers.  Hundreds to thousands of silicon chips are constructed on a wafer through various processes during the manufacturing of semiconductors. A test system examines whether the silicon chip formed on a wafer functions properly as a product. TEL’s main test system product is the Precio™ series wafer prober, which performs electrical testing by connecting to a tester and contacting the probe needles to silicon chip electrodes on the wafer. In order to enable measurement at the silicon chip’s guaranteed product temperature, it is equipped with advanced functions to fulfill various requirements such as accurate control of the ambient temperature from high temperatures through to low temperatures.

—	Other. Other SPE offerings include:

¡

Wafer Bonding/Debonding.  While miniaturization is one means to improve semiconductor performance, performance improvement through 3D packaging technology—which employs TSV (through silicon via)—is another process that can improve performance. A wafer bonding machine binds two wafers together, typically by means of temporary bonding using a bonding agent or by permanent bonding of the oxide film surfaces using a self-bonding technique. TEL’s debonding machines detach wafers bonded temporarily after the TSV process, and possess newly developed special features that enable the transporting and processing of ultrathin wafers less than 50µm in thickness.

¡

Film Deposition Systems.  SiC Epitaxial CVD system is a film deposition system for performing crystal growth on the silicon carbide crystal substrate by the epitaxial growth method. TEL’s Probus-SiC™ Epitaxy tool is designed for power devices, which use small wafers of 150mm, 100mm, and 75mm.

¡

Chemical Beam Systems.  Gas Cluster Ion Beam is an energetic, directional chemical beam that is used for materials modification or precision corrective etching to improve device parametric and/or yield and enable new integration schemes for front-end technology. TEL produces systems that utilize this technology to provide differentiated processing based on the highly developed physics of gas cluster ion beams.

¡

Advanced Packaging Systems.  TEL delivers metallization solutions to foundries, device manufacturers and assembly and test houses to support interconnects between devices and packages. TEL’s Stratus and Apollo products flexibly deposit an array of metals through electrochemical deposition and physical vapor deposition technology.

For the SPE segment, net sales and segment profit for the fiscal years ended, and segment assets as of, March 31, 2013, 2012 and 2011 were as follows:

	2013	2012	2011
	(in millions of Japanese yen)(1)
Net sales to external customers	¥ 392,027	¥ 477,873	¥ 511,332
Segment profits	48,600	89,020	120,846
Segment assets	223,956	262,789	239,707

(1)

TEL evaluates the performance of its segments based on measures determined in accordance with Japanese GAAP, and accordingly, the measures included in this table are presented in Japanese GAAP. For additional information, see Note 20 to TEL’s audited consolidated financial statements included in this document.

Flat Panel Display Production Equipment Segment

TEL’s external customers for flat panel display production equipment include manufacturers of thin film transistor LCDs for televisions, personal computers, tablets, smartphones and other consumer-oriented electronic applications.

TEL offers flat panel display production equipment, along with technical support and service. TEL’s FPD product lineup consists of flat panel display coater/developers and flat panel display etch/ash systems that offer end-to-end production solutions. The FPD segment principally develops, manufactures, sells, distributes, supports and services these products. Although similarities exist between the technologies utilized in manufacturing semiconductors and LCD fabrication, there are significant differences in the size and composition of the substrate. In addition, substrates used to manufacture LCD panels are made of glass, while wafers used in semiconductor fabrication are made of silicon.

The following summarizes TEL’s FPD portfolio of products:

—

Flat Panel Display Coater/Developers.  Coater/developer tools coat and develop photoresist on the substrate according to a specific circuitry pattern during the photolithography process. TEL’s products include the CS series and the Exceliner™, which provide photoresist, coating and developing.

—

Flat Panel Display Etch/Ash Systems.  Etch and ash, or strip, tools use plasma gas to remove target films according to the circuitry patterns created after the photolithography process. Products include the ME Series, the HT Series, the SE Series, and Impressio™, which provide silicon, insulating and metal layers etching (in addition to ashing).

For the FPD segment, net sales and segment profit (loss) for the fiscal years ended, and segment assets as of, March 31, 2013, 2012 and 2011 were as follows:

	2013	2012	2011
	(in millions of Japanese yen)(1)
Net sales to external customers	¥ 20,077	¥ 61,623	¥ 64,171
Segment profits (losses)	(4,534)	4,211	7,865
Segment assets	18,079	21,074	34,421

(1)

TEL evaluates the performance of its segments based on measures determined in accordance with Japanese GAAP, and accordingly, the measures included in this table are presented in Japanese GAAP. For additional information, see Note 20 to TEL’s audited consolidated financial statements included in this document.

Photovoltaic Production Equipment Segment

TEL’s external customers for PV production equipment include manufacturers of thin film silicon PV panels that capture and conserve solar energy.

TEL offers PV production equipment, along with technical support and service. TEL’s PV product lineup consists of plasma enhanced CVD, low pressure CVD and laser scribing solutions (which are referred to in this document as “LSS”) which, together, comprise a turnkey, end-to-end manufacturing line for thin film solar cells. The PV segment principally develops, manufactures, sells, distributes, supports and services these products. Thin film solar cells are built on top of a glass sheet of substrates.

The following summarizes TEL’s PV portfolio of products:

—	Plasma Enhanced CVD. The KAI™ MT product is used to deposit amorphous and microcrystalline PV absorption layers for thin film solar cells.

—	Low Pressure CVD. The TCO product is a fully automated system used to deposit zinc oxide as a transparent conductive oxide and zinc oxide contacts on thin film solar modules.

—	Laser Scribing Solutions. The LSS product is a fully automated system used to form microchannels, which electrically divide deposited film into individual thin film solar cells.

On January 30, 2014, TEL announced that, amid uncertainties surrounding demand for thin film silicon PV panels, TEL has determined to halt its development, production and sales of PV panel production equipment and limit its future operations to providing support for such equipment already delivered by it.

For the PV segment, net sales and segment loss for the fiscal years ended, and segment assets as of, March 31, 2013, 2012 and 2011 were as follows:

	2013	2012	2011
	(in millions of Japanese yen)(1)
Net sales to external customers	¥ 83	¥ 8,266	¥ 2,550
Segment losses	(1,821)	(1,940)	(1,224)
Segment assets	31,410	221	8,392

(1)

TEL evaluates the performance of its segments based on measures determined in accordance with Japanese GAAP, and accordingly, the measures included in this table are presented in Japanese GAAP. For additional information, see Note 20 to TEL’s audited consolidated financial statements included in this document.

Electronic Components and Computer Networks Segment

TEL’s EC/CN segment is comprised primarily of the business operations of TED. TED is publicly-traded on TSE. Prior to April 2014, TEL owned 55.4% of the shares of TED, and TED’s assets, liabilities and results of operations were consolidated with those of TEL in TEL’s consolidated financial statements. In April 2014, TEL sold 2,120,000 shares of its TED common stock, reducing its ownership of TED to 37.7%.

TED is a distributor of a wide array of electronic components and computer network equipment, and designs and develops products, including TED’s own in-house brand products, in response to customer needs. The electronic components business, in which TED sells semiconductors, electronic components and software to electronic device manufacturers, accounted for 83% of TED’s sales in the fiscal year ended March 31, 2013 (as determined in accordance with Japanese GAAP). The electronic components business distributes products from over 45 manufacturers. TED’s computer networks business accounted for 17% of TED’s sales in fiscal year ended March 31, 2013 (as determined in accordance with Japanese GAAP). TED’s product offerings include semiconductor products, electronic components, computer networks and storage, and middleware. TED also provides product maintenance and technical support services for these products.

The following summarizes TED’s product offerings:

—	Electronic Components.

¡

Semiconductor Products.    Semiconductor products include general purpose silicon chips, specialized silicon chips (made for use with specific applications), custom silicon chips (made to customer specifications), central processing units (silicon chips that serve as computer processors), optical components (electronic components that convert electricity into light) and memory silicon chips.

TED develops a wide range of semiconductor products developed under its original ‘inrevium’™ brand name, including semiconductor products driven by TED’s proprietary technologies, high value-added product combinations from its linecards, cutting-edge products developed by collaborations among industry, academia and government and general-purpose products to meet market needs.

¡	Other Components. Electronic components include products such as board products, power supplies and software.

—	Computer Networks.

¡

Network Products and Storage Products.  The computer networks business focuses on sales of specialty products, including network products, which distribute Internet connection loads and provide security enhancement, and large-volume data storage products.

¡	Middleware. Middleware includes products such as database management and cloud management systems.

For the EC/CN segment, net sales and segment profit for the fiscal years ended, and segment assets as of, March 31, 2013, 2012 and 2011 were as follows:

	2013	2012	2011
	(in millions of Japanese yen)(1)
Net sales to external customers	¥ 84,665	¥ 84,868	¥ 90,216
Segment profits	1,283	2,312	2,907
Segment assets	47,557	46,391	50,255

(1)

TEL evaluates the performance of its segments based on measures determined in accordance with Japanese GAAP, and accordingly, the measures included in this table are presented in Japanese GAAP. For additional information, see Note 20 to TEL’s audited consolidated financial statements included in this document.

Marketing and Sales; Customers

TEL markets and sells its products worldwide. Because of the highly technical nature of its products, TEL does so almost entirely using a direct sales force. However, TEL does use third party distributors to market, sell, distribute, support and service its products in Taiwan and Singapore.

A majority of TEL’s sales occur outside Japan. For geographical reporting, revenue is attributed to the geographic location in which the customers’ facilities are located. Net sales by region for the three fiscal years ended March 31, 2011, 2012 and 2013 are shown in the following table.

Region	2013	2012	2011
(in millions of Japanese yen)
Japan	¥ 125,174	¥ 177,513	¥ 189,184
United States	¥ 117,698	¥ 128,122	¥ 79,315
Taiwan	¥ 96,846	¥ 113,408	¥ 142,392
Korea	¥ 86,549	¥ 92,580	¥ 112,551
Other Asian countries	¥ 64,354	¥ 83,763	¥ 65,244
Europe	¥ 41,252	¥ 55,204	¥ 27,829
Total	¥ 531,873	¥ 650,590	¥ 616,515

Information on net sales to unaffiliated customers attributable to TEL’s geographic regions is included in note 20 of TEL’s audited consolidated financial statements included elsewhere in this document.

General economic conditions impact TEL’s business and financial results. From time to time, the markets in which products are sold experience weak economic conditions that may negatively impact sales. TEL’s business is generally not seasonal in nature, but it is highly cyclical, based on capital equipment investment by major semiconductor, LCD, PV panel and other manufacturers. Customers’ expenditures depend on many factors, including: anticipated market demand and pricing for semiconductors, LCDs and PV panels; the development of new technologies; customers’ factory utilization; capital resources and financing; government policies and incentives; and global and regional economic conditions.

TEL’s customer base is highly concentrated. The following customers accounted for at least 10% of TEL’s net sales for the fiscal years ended March 31, 2013, 2012 and/or 2011, which sales were for products in multiple operating segments.

Customer	Operating Segment	2013	2012	2011
		(in millions of Japanese yen)
Samsung Electronics Co., Ltd.	SPE and FPD	¥ 84,806	¥ 106,340	¥ 94,771
Intel Corporation(1)	SPE	¥ 78,105	¥ 92,671

(1)	Intel Corporation accounted for less than 10% of TEL’s net sales in TEL’s fiscal year ended March 31, 2011.

Backlog

TEL manufactures products to meet demand represented by order backlog. Order backlog consists of (1) with respect to SPE systems, orders for which written authorizations have been accepted and for which either assigned shipment dates are within the next 3 months or a manufacturing order can be placed and (2) with respect to other products, orders for which written authorizations have been accepted and assigned shipment dates are within the next 12 months.

Order backlog by TEL’s operating segments (as determined in accordance with Japanese GAAP) as of December 31, 2013 and December 31, 2012 was as follows:

Segment	2013	2012
	(in millions of Japanese yen)
SPE	¥237,293	¥142,655
FPD	¥22,523	¥14,873
PV	¥7,745	¥8,425
EC/CN	¥17,103	¥14,051

TEL’s order backlog on any particular date is not necessarily indicative of actual sales for any future periods due to the potential for customer changes in delivery schedules or cancellation of orders. Customers may delay delivery of products or cancel orders prior to shipment, subject to possible cancellation penalties. Delays in delivery schedules or a reduction of order backlog during any particular period could have a material adverse effect on TEL’s business and results of operations.

Manufacturing, Raw Materials and Supplies

TEL’s manufacturing activities consist primarily of assembly, test and integration of various proprietary and commercial parts that are used to manufacture systems. TEL has implemented a distributed manufacturing model under which manufacturing and supply chain activities are conducted primarily in the manufacturing company under TEL that is responsible for the production of each system. Each manufacturing company is responsible for developing and manufacturing integrated systems. TEL has built a support system to provide field service, including part support, from affiliates based in Korea, Taiwan, China, the United States, Europe and Singapore, in cooperation with the applicable manufacturing company. TEL uses numerous vendors, including contract manufacturers, to supply parts and assembly services for the manufacture and support of its products.

Although TEL makes reasonable efforts to assure that parts are available from multiple qualified suppliers, this is not always possible. Accordingly, some key parts may be obtained from only a single supplier or a limited group of suppliers. TEL seeks to reduce costs and to lower the risks of manufacturing and service interruptions by selecting and qualifying alternate suppliers for key parts, monitoring the financial condition of key suppliers, maintaining appropriate inventories of key parts, qualifying new parts on a timely basis and ensuring quality and performance of parts.

Competition

The industries in which TEL operates are highly competitive and characterized by rapid technological change. TEL’s ability to compete generally depends on its ability to timely commercialize its technology, continually improve its products and develop new products that meet constantly evolving customer requirements. Significant competitive factors include technical capability and differentiation, productivity and cost effectiveness. The importance of these factors varies according to customers’ needs, including product mix and respective product requirements, applications and the timing and circumstances of purchasing decisions. Substantial competition exists in all areas of TEL’s business. Competitors range from small companies that compete with a single product and/or in a single region, to global, diversified companies with a range of products. TEL’s ability to compete requires a high level of investment in research and development, marketing and sales and global customer support activities.

The competitive environment for each segment is described below.

Competition in the SPE Segment

The semiconductor industry has been increasingly driven by consumer demand for lower-cost electronic products with increased capability. As a result, products within the SPE segment are subject to significant changes in customer requirements, including transitions to smaller dimensions, new materials and an increasing number of applications. While certain existing technologies may be adapted to new requirements, some applications create the need for an entirely different technological approach. The rapid pace of technological change can quickly diminish the value of current technologies and products and create opportunities for existing and new competitors. TEL offers a broad portfolio of technologically differentiated products that must continuously evolve to satisfy customers’ requirements in order to compete effectively. TEL allocates resources among its numerous product offerings and therefore may decide not to invest in an individual product to the same degree as competitors who specialize in fewer products. There are a number of competitors serving the semiconductor manufacturing equipment industry, with some offering a single product line and others offering multiple product lines. These competitors range from suppliers serving a single region to global, diversified companies. The competitive environment for the SPE segment in the fiscal year ended March 31, 2013 reflected continued investment in the semiconductor industry driven by capacity demand for mobile computing. Foundry customers led capacity additions for advanced technology nodes and were the primary drivers for net sales of SPE.

Competition in the FPD Segment

Flat panel display products are generally subject to strong competition from a number of major competitors. TEL holds established positions with many of its technically-differentiated products, but its position could change quickly due to customers’ evolving requirements. Important factors affecting the competitive position of TEL’s flat panel display products include industry trends, TEL’s ability to innovate and develop new products and the extent to which TEL’s products are technically-differentiated, as well as which customers within a highly concentrated customer base are making capital equipment investments and TEL’s existing position at these customers.

Competition in the PV Segment

The PV industry is characterized by extreme pressure to reduce customers’ overall production costs and improve performance. Excess manufacturing capacity has created an exceptionally challenging environment, causing solar cell customers to defer purchases of new capacity to preserve capital and resulting in some industry consolidation. In addition, there are numerous competitors in the PV industry. As noted above, on January 30, 2014, TEL announced that it has determined to halt its development, production and sales of PV panel production equipment and limit its future operations to providing support for such equipment already delivered by it.

Competition in the EC/CN Segment

The competitive environment for the EC/CN segment is characterized by a need for TED to differentiate itself by providing better customer service than its competitors. TED’s competitors include numerous distributors, as well as manufactures that engage in direct sales of their products. In the electronic components business, TED has seen falling demand for consumer and industrial electronics in Japan. Generally, in the electronic components business, TED competes for inclusion of its products in industrial equipment, computer and peripherals, communications equipment, consumer appliances and automotive equipment from Japanese customers. The primary drivers of growth in this business area come from demand for computer and communications equipment and, especially in recent years, automotive and industrial equipment.

Research and Development

General

The markets in which TEL operates are characterized by rapid technological change and product innovation. TEL’s ability to achieve and maintain a competitive advantage depends in part on TEL’s continued and timely development of new products and enhancements to existing products. Accordingly, TEL devotes a significant portion of personnel and financial resources to research and development programs and seeks to maintain close and responsive relationships with its customers, as well as forming alliances with consortia and universities.

Research and Development Expense in the Past Three Years

TEL’s research and development expenses during previous three fiscal years were as follows:

	2013	2012	2011
	(in millions of Japanese yen, except percentages)
Research and development expense	¥ 90,519	¥ 99,836	¥ 90,518
Research and development expense as a percentage of net sales	17.0%	15.3%	14.7%

Fundamental research and development focused on various core technologies aimed at achieving differentiation, including process technologies for further miniaturization and new materials.

Research and development investment in semiconductor production equipment focused on the development of process technology and equipment needed for such next-generation devices as 3D structure devices, advanced packaging technology and low-power-consumption technology, responding to demand for lower energy use and environmental friendliness. Other areas of research and development investment included next-generation memory manufacturing technology, development of equipment for next-generation 450mm wafers, chip scaling and exploring new fields of technology.

Research and development investments in flat panel display and PV production equipment were concentrated on development of organic light emitting diode production equipment and further improving the conversion efficiency of thin film silicon PV panel production equipment.

Ongoing Research and Development Focus

The semiconductor technology industry is currently facing two significant challenges: miniaturization and power consumption. To realize continuous growth, TEL is working to create innovative technologies that overcome these challenges.

For example, technologies that address the problem of power consumption will make use of new semiconductor materials to reduce operating voltage and to reduce standby power by introducing nonvolatile memory to replace dynamic random access memory and static random access memory. In order to pursue development of manufacturing technology optimized for these materials, TEL is accelerating development through joint research with world leaders, such as Tohoku University and Imec (formerly known as the Interuniversity Microelectronics Centre).

Patents and Licenses

TEL’s approach to intellectual property protection focuses on protecting its intellectual assets and increasing its revenue by supporting TEL’s business activities in both existing and new market sectors. To do this, TEL prioritizes the differentiation of its products. Further, the advancing technological complexity of TEL’s business sectors increases the risk of becoming involved in intellectual property disputes during the development of new products. In an increasingly competitive environment, TEL strives to minimize the risk of potential disputes by actively monitoring intellectual property developments and taking appropriate measures, such as licensing, when necessary.

TEL conducts aggressive research and development activities to meet the expectations of its customers and further enable new market opportunities. In order to protect the competitiveness of its research and development achievements, TEL seeks to steadily obtain intellectual property rights. To facilitate this process, TEL cooperates closely with its research and development operations and locates intellectual property personnel near to and often within its product development centers and manufacturing facilities. Furthermore, TEL has intellectual property personnel based in the U.S. and other countries to address its increasingly global research and development activities.

TEL’s intellectual property committees periodically revise policies for filing and holding patents in light of evolving perspectives including technological trends, market conditions, competition and cost effectiveness. TEL has maintained a global application ratio (the number of TEL patents filed with the Japanese Patent Office that are also filed in other jurisdictions) of approximately 70% in recent years while strategically adjusting the regional distribution of such non-Japanese applications.

TEL’s patents, which cover material aspects of its past and present core products, have current durations ranging from approximately one to twenty years. TEL, however, may be vulnerable to competitors who attempt to imitate its products, manufacturing techniques and processes. In addition, other companies and inventors may receive patents that contain claims applicable or similar to its products and processes. The sale of products covered by patents of others could require licenses that may not be available on terms acceptable to TEL, or at all.

Environmental Matters

TEL seeks to reduce the environmental impact of its activities and ensure the health and safety in TEL’s employees and those of its customers, including by designing factories with consideration for the environment and designing products with an emphasis on safety. TEL is subject to a variety of governmental regulations related to the management of hazardous materials that it uses in its business operations. TEL believes that it is generally in compliance with these regulations and that it has obtained all necessary environmental permits to conduct its business. Nevertheless, the failure to comply with present or future regulations could result in fines being imposed on TEL, require TEL to suspend production or cease operations or cause TEL’s customers to not accept its products. These regulations could require TEL to alter its current operations, to acquire significant additional equipment, or to incur substantial other expenses to comply with environmental regulations. TEL’s failure to control the use, sale, transport or disposal of hazardous substances could subject it to future liabilities.

Compliance with environmental, health and safety regulations has not had, and is not expected to have, a material effect on TEL’s capital expenditures, financial condition, or results of operations.

Employees

At December 31, 2013, TEL employed 12,295 employees. In the high-technology industry, competition for highly-skilled employees is intense. TEL believes that its future success is highly dependent upon its continued ability to attract, retain and motivate qualified employees.

Real Property

Information concerning TEL’s principal properties is set forth below:

Location	Type	Principal Use(s)	Approximate Size (square meters)	Owned / Leased
Akasaka, Tokyo	Office	Headquarters, Sales, Marketing	10,000	Leased
Fuchu, Tokyo	Office, Plant & Warehouse	Manufacturing, Research and Development, Engineering, Customer Support	24,000	Leased
Tsukuba, Ibaraki(1)	Office & Plant	Research and Development	13,000	Owned
Sendai, Miyagi(1)	Office & Plant	Research and Development	14,000	Owned

Location	Type	Principal Use(s)	Approximate Size (square meters)	Owned / Leased
Nirasaki (Fujii), Yamanashi	Office, Plant & Warehouse	Manufacturing, Research and Development, Engineering, Customer Support	81,000	Owned
Nirasaki (Hosaka), Yamanashi	Office, Plant & Warehouse	Manufacturing, Research and Development, Engineering	41,000	Owned
Koshi, Kumamoto	Office, Plant & Warehouse	Manufacturing, Research and Development, Engineering, Customer Support	116,000	Owned
Ozu, Kumamoto	Office, Plant & Warehouse	Manufacturing, Research and Development, Engineering, Customer Support	34,000	Owned
Oshu, Iwate	Office, Plant & Warehouse	Manufacturing, Research and Development, Engineering, Customer Support	37,000	Owned
Taiwa, Miyagi	Office, Plant & Warehouse	Manufacturing, Research and Development, Engineering, Customer Support	68,000	Owned
Matsushima, Miyagi	Office, Plant & Warehouse	Logistics	22,000	Owned
Narita, Chiba	Office & Warehouse	Logistics	10,000	Owned
Yokohama, Kanagawa	Office	Sales, Marketing	4,000	Leased
Hwaseong (Balan), Korea	Office, Plant & Warehouse	Manufacturing, Research and Development, Engineering, Customer Support	10,000	Owned
Hwaseong, Korea	Office, Plant & Warehouse	Research and Development, Customer Support	16,000	Owned
Hsinchu, Taiwan	Office, Plant & Warehouse	Research and Development, Customer Support	19,000	Owned
Kunshan, China	Office, Plant & Warehouse	Manufacturing, Engineering, Customer Support	28,000	Owned
Austin, TX, U.S.A.	Office, Plant & Warehouse	Customer Support	18,000	Owned
Albany, NY, U.S.A.	Office & Plant	Research and Development	4,000	Leased
Chaska, MN, U.S.A.	Office, Plant & Warehouse	Manufacturing, Research and Development, Engineering, Customer Support	20,000	Owned
Billerica, MA, U.S.A.	Office, Plant & Warehouse	Manufacturing, Research and Development, Engineering, Customer Support	9,000	Leased
Trubbach, Switzerland(2)	Office, Plant & Warehouse	Manufacturing, Research and Development, Engineering, Customer Support	37,000	Owned

(1)	Facility to be closed in connection with TEL’s facility restructuring plan. See Note 21 to TEL’s audited consolidated financial statements included in this document.
(2)	Facility to be limited to customer support in connection with TEL’s facility restructuring plan. See Note 21 to TEL’s audited consolidated financial statements included in this document.

Because of the interrelation of TEL’s operations, properties may be shared by its operating segments. Products in the SPE segment are manufactured in Fuchu, Tokyo; Nirasaki (Fujii), Yamanashi; Nirasaki (Hosaka), Yamanashi; Koshi, Kumamoto; Oshu, Iwate; Taiwa, Miyagi; Hwaseong (Balan), Korea; Billerica, MA, U.S.A.; and Chaska, MN, U.S.A. Products in the FPD segment are manufactured in Nirasaki (Fujii), Yamanashi; Koshi, Kumamoto; Ozu, Kumamoto; and Kunshan, China. Products in the PV segment are manufactured in Trubbach, Switzerland.

In addition to the properties listed above, TEL owns or leases office space for marketing, sales, engineering and customer support offices in 100 locations throughout the world: 14 in Europe, 42 in Japan, 14 in North America (principally the United States), 12 in China, 8 in Korea, 6 in Southeast Asia, and 4 in Taiwan.

TEL considers the properties that it owns or leases as adequate to meet its current and future requirements. TEL regularly assesses the size, capability and location of its global infrastructure and periodically makes adjustments based on these assessments.

Legal Proceedings

From time to time in the normal course of business, TEL is a party to legal proceedings. TEL accrues for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Significant judgment is required in both the determination of probability and the determination as to whether a loss is reasonably estimable. These accruals are reviewed at least quarterly and adjusted to reflect the effects of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular matter. To the extent there is a reasonable possibility that the losses could exceed the amounts already accrued, TEL believes that the amount of any such additional loss would be immaterial to TEL’s business, financial condition, and results of operations.

Dividend Policy

TEL’s dividend policy is to link dividend payments to business performance and earnings on a continual basis. TEL aims for the dividend payout ratio to be approximately 35% of its prior fiscal year consolidated net income determined in accordance with Japanese GAAP. Under the terms of the Business Combination Agreement, except in the case of TEL’s fiscal year ending March 31, 2014, prior to consummation of the Business Combination, aggregate dividends declared by TEL may not exceed 35% of the net income earned by TEL and its subsidiaries, on a consolidated basis, in the previous fiscal year. In the fiscal year ending March 31, 2014, TEL currently intends to pay an annual dividend of 50 Japanese yen per share, of which 25 Japanese yen per share has been paid.

Compensation of TEL Directors and Executive Officers

Pursuant to Japanese law, TEL is required to disclose the aggregate compensation, including bonuses, accrued for all directors as a group (other than non-employee directors) for services rendered to TEL in all capacities held by those individuals. In addition, Japanese law requires that TEL disclose the individual compensation of directors and executive officers whose total compensation paid by TEL was equal to ¥100 million or more during the prior fiscal year.

The compensation for TEL’s directors consists of a monthly fixed remuneration and performance-based compensation, which includes share subscription rights. The TEL compensation committee (which consists of non-employee directors as well as directors who are also TEL executives) proposes to the TEL Board the compensation program for directors as well as the compensation of the Representative Director.

On an individual basis, during TEL’s fiscal year ended March 31, 2013:

—	Tetsuro Higashi, the current Representative Director and Chairman of the TEL Board, President and Chief Executive Officer of TEL, earned approximately ¥107 million;

—	Hiroshi Takenaka, TEL’s former Chief Executive Officer, earned approximately ¥133 million; and

—	Kiyoshi Sato, a TEL director, earned approximately ¥106 million.

The aggregate amount of remuneration, including bonuses, accrued for all directors (excluding non-employee directors) as a group by TEL for services in all capacities during TEL’s fiscal year ended March 31, 2013 was approximately ¥849 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF TEL

Introduction

Management’s discussion and analysis of financial condition and results of operations of TEL (which is referred to in this document as the “TEL MD&A”) is intended to facilitate an understanding of TEL’s business and results of operations. The TEL MD&A should be read in conjunction with TEL’s audited consolidated financial statements beginning on page FIN-6 and unaudited interim condensed consolidated financial statements beginning on page FIN-54 of this document. The following discussion contains forward-looking statements and should also be read in conjunction with the cautionary statement under “General Information—Cautionary Note Regarding Forward Looking Statements” beginning on page 51 of this document, as well as the information under “Risk Factors—Risks Relating to the Business of HoldCo” beginning on page 37 of this document.

The TEL MD&A consists of the following sections:

—	Overview: a high-level summary of TEL’s business.

—	Recent Developments: a summary of certain developments with respect to TEL’s business that have taken place after December 31, 2013.

—	Results of Operations: a discussion of TEL’s consolidated operating results for the nine months ended December 31, 2013 and 2012 and its fiscal years ended March 31, 2013, 2012 and 2011.

—	Segment Information: a discussion of TEL’s segment operating results for the nine months ended December 31, 2013 and 2012 and its fiscal years ended March 31, 2013, 2012 and 2011.

—

Financial Position, Liquidity and Capital Resources:  a discussion of TEL’s financial position as of December 31, 2013 and March 31, 2013, and its cash flows for the nine months ended December 31, 2013 and 2012 and its fiscal years ended March 31, 2013, 2012 and 2011.

—	Off-Balance Sheet Arrangements: a discussion of TEL’s off-balance sheet arrangements.

—	Contractual Obligations: a tabular presentation of TEL’s contractual obligations as of March 31, 2013.

—	Critical Accounting Policies and Estimates: a discussion of TEL’s critical accounting policies that require the exercise of judgments and estimates.

—	New Accounting Standards: a discussion of new accounting standards and their impact on TEL’s consolidated financial statements.

—	Quantitative and Qualitative Disclosures about Market Risk: a discussion of TEL’s credit and foreign currency exchange rate risks.

Historically, TEL’s consolidated financial statements have been prepared in accordance with Japanese GAAP. In connection with the preparation of this document, TEL’s consolidated financial statements for the fiscal years ended March 31, 2013 and 2012 have been recast to comply with U.S. GAAP, and such recast financial statements have been audited and are included in this document beginning on page FIN-6. TEL’s consolidated financial statements for the fiscal year ended March 31, 2011 were recast to comply with U.S. GAAP but such recast financial statements have not been audited and are not included in this document. Certain TEL U.S. GAAP consolidated financial information for the fiscal year ended March 31, 2011 is included in the TEL MD&A in order to provide a fuller understanding of TEL’s operating results and cash flows.

TEL’s unaudited interim condensed consolidated financial statements for the nine months ended December 31, 2013 and 2012 were originally prepared in accordance with Japanese GAAP. In connection with the preparation of this document, TEL’s interim condensed consolidated financial statements for the nine months ended December 31, 2013 and 2012 have been recast to comply with U.S. GAAP and are included in this document beginning on page FIN-54.

Although consolidated financial information contained in this document is based on financial information prepared in accordance with U.S. GAAP, operating segment information contained in this document is primarily based on Japanese GAAP, as adjusted to meet the requirements of TEL’s internal management in accordance with Accounting Standards Codification 280 Segment Reporting.

TEL’s audited consolidated financial statements and unaudited interim condensed consolidated financial statements included in this document are presented in Japanese yen. For information about exchange rates for conversion of Japanese yen in to U.S. dollars, see “Comparative Per Share Information and Exchange Rates—Exchange Rates” beginning on page 166 of this document.

Overview

TEL is a supplier of semiconductor, flat panel display and PV panel production equipment worldwide and a provider of technical support and services for that equipment. In addition, prior to April 2014, TEL owned 55.4% of Tokyo Electron Device Limited, a Japanese public company (which is referred to in this document as “TED”) that distributes and develops electronic components and computer network products. In April 2014, TEL sold 2,120,000 shares of its TED common stock, reducing its ownership of TED to 37.7%. TEL’s customers include manufacturers of semiconductor chips, LCDs, solar PV panels and other electronic devices. TEL markets and sells its products worldwide.

TEL’s business activities are currently divided into four operating segments:

—

the Semiconductor Production Equipment segment (which is referred to in this document as the “SPE” segment), which principally develops, manufactures, sells, distributes, supports and services SPE including coaters/developers, etch systems, thermal processing systems, single wafer deposition systems, cleaning systems used in wafer processing, wafer probers used in the wafer testing process and other semiconductor production equipment;

—

the Flat Panel Display production equipment segment (which is referred to in this document as the “FPD” segment), which principally develops, manufactures, sells, distributes, supports and services FPD production equipment, including coaters/developers and etch/ash systems used in manufacturing flat panel displays;

—

the Photovoltaic Panel production equipment segment (which is referred to in this document as the “PV” segment), which principally develops, manufactures, sells, distributes, supports and services PV panel production equipment used in manufacturing thin film silicon PV panels; and

—

the Electronic Components and Computer Networks segment (which is referred to in this document as the “EC/CN” segment), which principally designs, develops, procures and distributes semiconductor products centering on integrated circuits and other electronic components and computer networks.

Operating segment information is presented in Note 20 to TEL’s audited consolidated financial statements beginning on page FIN-6 of this document. See also “—Segment Information” below.

TEL’s business is dependent on investment in capital equipment by semiconductor, LCD and other manufacturers. Capital expenditures by TEL’s customers depend on many factors, including:

—	anticipated market demand and pricing for semiconductors and LCDs;

—	the development of new technologies;

—	utilization of the customers’ factories;

—	capital resources and financing;

—	government policies and incentives; and

—	global and regional economic conditions.

In light of the cyclicality of TEL’s business, TEL’s results can vary significantly year-to-year and even quarter-to-quarter. For a discussion of factors that could affect TEL’s operations, see “Risk Factors—Risks Relating to the Business of HoldCo” beginning on page 37 of this document.

Recent Developments

On January 30, 2014, TEL announced that, amid uncertainties of a recovery of demand for thin film silicon PV panels, TEL has determined to halt development, production and sales activities for PV panel production equipment and limit operations to support for equipment already delivered by it.

On April 1, 2014, TEL sold to TED 636,000 of its shares in TED. On April 15, 2014, TEL sold an additional 1,484,000 shares of TED common stock in an underwritten offering. As a result of these transactions, TEL’s ownership of TED is now 37.7%.

Results of Operations

Operating Environment

During the nine months ended December 31, 2013, demand for smartphones continued to grow, particularly in emerging economies, and sales of mobile devices, including tablets, were firm. As a result of the global expansion of mobile devices, cloud services grew and demand for memory used by data centers increased. TEL expects increasing overall demand for semiconductor production equipment in the near term, driven by increasing demand from memory customers for production of smartphones and continuing capacity investment by logic and foundry customers.

Comparison of Nine Months Ended December 31, 2013 and 2012

Summary of Interim Period Results

The following table presents a summary of TEL’s consolidated results of operations for the nine months ended December 31, 2013 and 2012:

	Nine Months Ended December 31,		Change
	2013	2012	2013 from 2012
	(in millions of Japanese yen, except per share amounts)
Net sales	¥ 380,137	¥ 415,816	¥ (35,679)
Gross profit	138,700	140,795	(2,095)
Research and development expenses	69,388	67,130	2,258
Selling, general and administrative expenses	64,713	53,036	11,677
Impairment of goodwill	6,529	28,173	(21,644)
Operating income (loss)	(1,930)	(7,544)	5,614
Income (loss) before income taxes and non-controlling interests	(6,818)	(4,646)	(2,172)
Net income (loss) attributable to TEL	(6,993)	(14,607)	7,614
Net income (loss) attributable to TEL stockholders per share:
Basic	(39.02)	(81.52)	42.50
Diluted	(39.02)	(81.52)	42.50

Net Sales and New Orders

Net Sales. The following table presents TEL’s consolidated net sales by geographic region for the nine months ended December 31, 2013 and 2012:

	Nine Months Ended December 31,		Change
Region	2013	2012	2013 from 2012
	(in millions of Japanese yen)
Japan	¥ 113,631	¥ 95,156	¥ 18,475
United States	74,864	84,455	(9,591)
Taiwan	72,717	78,114	(5,397)
Other Asian countries	54,418	50,723	3,695
Korea	42,269	74,853	(32,584)
Europe	22,238	32,515	(10,277)
Total	¥ 380,137	¥ 415,816	¥ (35,679)

For geographical reporting, net sales are based on the geographic location of each customer’s manufacturing facility. China and Singapore are the two countries primarily contributing to the net sales in the other Asian countries.

TEL’s consolidated net sales for the nine months ended December 31, 2013 were ¥380.1 billion, compared to ¥415.8 billion for the nine months ended December 31, 2012. This decrease reflects that global capital investment in semiconductor equipment remained subdued during the 2013 fiscal year, influenced by the weak economy. Specifically, due to a worsening DRAM supply-demand balance caused by slowing demand for personal computers and weaker than expected demand for NAND flash memory, TEL’s customers withheld capital investments in production capabilities in memory manufacturing in the 2013 fiscal year. As discussed below, TEL reported increased new orders during the nine months ended December 31, 2013. These new orders did not impact net sales in the period ended December 31, 2013 due to the lag time between new orders and the recognition of related revenue.

New Orders.  New orders received during the nine months ended December 31, 2013 were ¥498.6 billion, compared to ¥311.0 billion during the nine months ended December 31, 2012. The increase in new orders for the nine months ended December 31, 2013 as compared to the nine months ended December 31, 2012 reflects the recovery of the global economy, including Japan, at a moderate pace despite some uncertainty concerning future developments, including the effects of fiscal issues in Europe and the United States, resulting in a tightening of the balance between supply and demand for DRAM and NAND flash memory and an increase in investment by memory manufacturers that had previously postponed investment, by semiconductor manufacturers in logic semiconductors, particularly for mobile devices, and by LCD manufacturers, particularly in China.

Increased new orders also resulted in an increase in order backlog. TEL’s order backlog as of December 31, 2013 was ¥404.3 billion, compared to ¥260.5 billion at December 31, 2012.

Gross Profit; Research and Development Expenses; Selling, General and Administrative (“SG&A”) Expenses and Operating Income

Gross Profit.  TEL’s consolidated gross profit for the nine months ended December 31, 2013 was ¥138.7 billion, compared to ¥140.8 billion for the nine months ended December 31, 2012. TEL’s gross profit margin for the nine months ended December 31, 2013 increased to 36.5% from 33.9% for the nine months ended December 31, 2012. Higher manufacturing utilization rates, in conjunction with an increase in orders and lower fixed costs associated with the allocation of a portion of fixed manufacturing costs to inventory, resulted in a higher profit margin for TEL’s nine months ended December 31, 2013.

Research and Development Expenses.  TEL’s consolidated research and development expenses for the nine months ended December 31, 2013 were ¥69.4 billion, compared to ¥67.1 billion for the nine months ended December 31, 2012. TEL’s PV segment research and development expenses increased following the acquisition of Oerlikon Solar Holding AG (now known as TEL Solar Holding AG), but this increase in research and development expenses was largely offset by a decrease in research and development spending in other areas. As a result, overall research and development expenses increased by ¥2.3 billion, for the nine months ended December 31, 2013.

SG&A Expenses.  TEL’s consolidated SG&A expenses for the nine months ended December 31, 2013 were ¥64.7 billion, compared to ¥53.0 billion for the nine months ended December 31, 2012. TEL’s ratio of SG&A expenses to net sales for the nine months ended December 31, 2013 was 17.0%, compared to 12.8% for the nine months ended December 31, 2012. Factors contributing to the increase in SG&A expenses for the nine months ended December 31, 2013 include expenses related to newly consolidated subsidiaries that TEL acquired in the 2013 fiscal year, expenses associated with the Business Combination, the cost of a contribution by TEL of a research and development facility to Tohoku University and the impairment of certain of TEL’s fixed assets used in research and development.

Impairment of Goodwill. On May 1, 2012, TEL acquired NEXX Systems, Inc. (now known as TEL NEXX, Inc.) for the purpose of obtaining deposition technologies for advanced packaging. Because of delays in customers’ adoption of TSV technology in the wiring process, and the decreased sales and orders forecast for the third and fourth quarters of the year ending March 31, 2014, TEL revised its business plans and reassessed TEL NEXX’s goodwill and intangible assets during the third quarter ended December 31, 2013. As a result, TEL recognized an impairment loss on goodwill of ¥6,529 million and reflected such impairment loss in the unaudited condensed consolidated statement of operations for the nine months ended December 31, 2013.

On November 26, 2012, TEL acquired Oerlikon Solar Holding AG (now known as TEL Solar Holding AG), a developer and manufacturer of thin film silicon PV panel production equipment in Switzerland, for ¥26,714 million in cash. TEL allocated the purchase price of this acquisition to assets acquired and liabilities assumed based on their estimated fair value, determined through established and generally accepted valuation techniques and the acquired company’s pre-acquisition business plan. Initial results of the purchase price allocation indicated that there was an excess of the purchase price over the aggregated estimated fair value of the assets acquired and liabilities assumed of ¥28,173 million. However, based on the analysis of the post-acquisition business plan and the industry outlook, which became apparent during the measurement period ended in November 2013, TEL management concluded that the business is not expected to generate any future net cash inflows and, therefore, the carrying value of the goodwill will not be recovered. Accordingly, TEL recognized a ¥28,173 million impairment charge and reflected it in the unaudited condensed consolidated statement of operations for the nine months ended December 31, 2012.

Operating Income (Loss).  As a result of the factors described above, TEL incurred a consolidated operating loss of ¥1.9 billion for the nine months ended December 31, 2013, compared to a consolidated operating loss of ¥7.5 billion for the nine months ended December 31, 2012.

Other Income; Income (Loss) Before Taxes and Non-Controlling Interests; Income Taxes; Non-Controlling Interests; and Net Income (Loss) Attributable to TEL

Other Income.  For the nine months ended December 31, 2013, TEL recognized interest income of ¥1.0 billion, interest expense of ¥68 million and foreign currency exchange loss, net, of ¥8.3 billion. TEL also recognized other, net, for the nine months ended December 31, 2013 of ¥2.4 billion, which was up ¥1.0 billion from the nine months ended December 31, 2012. This increase was primarily due to TEL’s receipt of a special dividend of ¥1.5 billion during the fiscal quarter ended September 30, 2013 on an investment in marketable securities held by TEL. TEL’s other expense for the nine months ended December 31, 2013 was ¥4.9 billion, compared to other income of ¥2.9 billion for the nine months ended December 31, 2012.

Income (Loss) Before Taxes and Non-Controlling Interests.  TEL’s consolidated loss before income taxes and noncontrolling interests for the nine months ended December 31, 2013 was ¥6.8 billion, compared to a ¥4.6 billion loss for the nine months ended December 31, 2012.

Income Taxes.  The following table presents TEL’s consolidated income taxes and effective income tax rate for the nine months ended December 31, 2013 and 2012:

	Nine Months Ended December 31,		Change
	2013	2012	2013 from 2012
	(in millions of Japanese yen, except percentages)
Income taxes	¥ 18	¥ 9,780	¥ (9,762)
Effective tax rate	(0.3)%	(210.5)%	210.2 points

During the nine months ended December 31, 2013, certain subsidiaries, which recognized a valuation allowance for their deferred tax assets, incurred a loss before income taxes and therefore did not recognize a deferred tax benefit. This resulted in a decrease in the effective tax benefit rate when compared to the statutory tax benefit rate.

The primary reason TEL incurred a significant income tax expense instead of an income tax benefit for the nine months ended December 31, 2012 is because of the goodwill impairment associated with TEL Solar Holding AG, which is not deductible for tax purposes.

Non-Controlling Interests.  Non-controlling interests represent amounts primarily attributable to the owners of TED other than TEL. Prior to April 2014, TEL owned 55.4% of the publicly-traded equity of TED. In April 2014, TEL sold 2,120,000 shares of its TED common stock, reducing its ownership of TED to 37.7%.

Net Income (Loss) Attributable to TEL.  Consolidated net loss attributable to TEL for the nine months ended December 31, 2013 was ¥7.0 billion, compared to net loss of ¥14.6 billion for the nine months ended December 31, 2012. Consolidated net loss attributable to TEL per share – basic for the nine months ended December 31, 2013 was ¥39.02, compared to net loss attributable to TEL per share – basic of ¥81.52 for the nine months ended December 31, 2012. Consolidated net loss attributable to TEL per share – diluted for the nine months ended December 31, 2013 was ¥39.02, compared to net loss attributable to TEL per share – diluted of ¥81.52 for the nine months ended December 31, 2012.

Comparison of Fiscal Years Ended March 31, 2013, 2012 and 2011

Summary of Full Year Results

The following table presents a summary of TEL’s consolidated results of operations for the past three fiscal years:

	Fiscal Year Ended March 31,			Change
	2013	2012	2011	2013 from 2012	2012 from 2011
	(in millions of Japanese yen, except per share amounts)
Net sales	¥ 531,873	¥650,590	¥616,515	¥(118,717)	¥ 34,075
Gross profit	181,432	247,138	232,048	(65,706)	15,090
Research and development expenses	90,519	99,836	90,518	(9,317)	9,318
Selling, general and administrative expenses	70,306	72,293	63,182	(1,987)	9,111
Impairment of goodwill	28,173	-	-	28,173	-
Operating income (loss)	(7,566)	75,009	78,348	(82,575)	(3,339)
Income (loss) before income taxes and non-controlling interests	(6,127)	76,025	78,352	(82,152)	(2,327)
Net income (loss) attributable to TEL	(12,462)	46,853	41,242	(59,315)	5,611
Net income (loss) attributable to TEL stockholders per share:
Basic	(69.55)	261.59	230.35	(331.14)	31.24
Diluted	(69.55)	261.17	229.97	(330.72)	31.20
Net Sales and New Orders

Net Sales

The following table presents TEL’s consolidated net sales by geographic region for the past three fiscal years:

	Fiscal Year Ended March 31,			Change
Region	2013	2012	2011	2013 over 2012	2012 over 2011
	(in millions of Japanese yen)
Japan	¥ 125,174	¥ 177,513	¥ 189,184	(52,339)	(11,671)
United States	117,698	128,122	79,315	(10,424)	48,807
Taiwan	96,846	113,408	142,392	(16,562)	(28,984)
Korea	86,549	92,580	112,551	(6,031)	(19,971)
Other Asian countries	64,354	83,763	65,244	(19,409)	18,519
Europe	41,252	55,204	27,829	(13,952)	27,375

Total	¥ 531,873	¥ 650,590	¥ 616,515	(118,717)	34,075

For geographical reporting, net sales are based on the geographic location of each customer’s manufacturing facility. The primary countries contributing to the net sales in the other Asian countries are China and Singapore.

2013 Fiscal Year Compared to 2012 Fiscal Year.  TEL’s consolidated net sales for its 2013 fiscal year decreased 18.2% from its 2012 fiscal year, to ¥531.9 billion. This was mainly due to significantly reduced sales in mainstay semiconductor and flat panel display production equipment, reflecting slower sales of personal computers and TVs. TEL’s domestic Japanese sales for its 2013 fiscal year decreased 29.5% from its 2012 fiscal year, to ¥125.2 billion, and sales outside of Japan for its 2013 fiscal year decreased 14.0% from its 2012 fiscal year, to ¥406.7 billion. TEL’s sales outside Japan as a percentage of total net sales for its 2013 fiscal year were 76.5%, up 3.8 percentage points from 72.7% in its 2012 fiscal year.

2012 Fiscal Year Compared to 2011 Fiscal Year.  TEL’s consolidated net sales for its 2012 fiscal year increased 5.5% from its 2011 fiscal year, to ¥650.6 billion. TEL’s Japanese sales for its 2012 fiscal year decreased 6.2% from its 2011 fiscal year, to ¥177.5 billion, and its sales outside of Japan for its 2012 fiscal year increased 10.7% from its 2011 fiscal year, to ¥473.1 billion. TEL’s sales outside of Japan as a percentage of its total net sales for its 2012 fiscal year was 72.7%, up 3.4 percentage points from 69.3% for its 2011 fiscal year. During TEL’s 2012 fiscal year, slower sales of personal computers prompted memory manufacturers to decrease capital investments. However, because orders received in fiscal year 2011 were recognized as sales in fiscal year 2012, TEL’s net sales in its SPE and FPD segments for its 2012 fiscal year increased slightly from its 2011 fiscal year.

New Orders

2013 Fiscal Year Compared to 2012 Fiscal Year.  Orders received during TEL’s 2013 fiscal year decreased by 16.5% compared to its 2012 fiscal year, to ¥451.7 billion. TEL’s order backlog as of March 31, 2013 decreased 19.4% from March 31, 2012, to ¥285.9 billion. These decreases reflect that sales of personal computers and TVs were slow, more than offsetting increases in the sale of smartphones. As a result, the supply-demand balance of memory chips and LCD panels worsened, leading to restrained capital investment by TEL’s semiconductor and flat panel display manufacturing customers.

2012 Fiscal Year Compared to 2011 Fiscal Year.  Orders received during TEL’s 2012 fiscal year decreased by 26.4% from its 2011 fiscal year, to ¥541.0 billion. TEL’s order backlog as of March 31, 2012 decreased 23.6% from March 31, 2011, to ¥354.4 billion, as TEL’s customers that manufacture memory chips and LCD panels lowered capital investment expenditures in response to surplus DRAM inventory, which resulted from slower sales of personal computers, and surplus inventory in LCD panels, which resulted from slower sales of TVs.

Gross Profit; Research and Development Expenses; SG&A Expenses and Operating Income (Loss)

Gross Profit

2013 Fiscal Year Compared to 2012 Fiscal Year.  TEL’s consolidated gross profit for its 2013 fiscal year decreased 26.6% from its 2012 fiscal year, to ¥181.4 billion. TEL’s gross profit margin for its 2013 fiscal year decreased to 34.1%, from 38.0% for fiscal year 2012, primarily due to reduced sales volume.

2012 Fiscal Year Compared to 2011 Fiscal Year.  TEL’s consolidated gross profit for its 2012 fiscal year increased 6.5% from its 2011 fiscal year, to ¥247.1 billion. TEL’s gross profit margin for its 2012 fiscal year increased slightly to 38.0%, from 37.6% for its 2011 fiscal year.

Research and Development Expenses

2013 Fiscal Year Compared to 2012 Fiscal Year.  TEL’s consolidated research and development expenses for its 2013 fiscal year decreased 9.3% from its 2012 fiscal year, to ¥90.5 billion. TEL’s ratio of research and development expenses to net sales for its 2013 fiscal year increased to 17.0%, from 15.3% for its 2012 fiscal year. One of the significant reconciling items between U.S. GAAP and Japanese GAAP that impacted the Consolidated Statements of Operations was the research and development expenses for improvements on existing products, which under Japanese GAAP is recorded as cost of goods sold. This recharacterization of expenses for U.S. GAAP purposes impacts gross profit, but not operating profit.

TEL views research and development as a source of growth. Accordingly, during its 2013 fiscal year, TEL continued to invest not only in existing business areas, but also in new areas that it expects to support future growth. TEL’s fundamental research and development focused on various core technologies aimed at achieving differentiation, including process technologies for further miniaturization and new materials.

During its 2013 fiscal year, TEL’s research and development investment in semiconductor production equipment included new product development in each product category to respond to diversifying technologies. TEL focused on the development of process technology and equipment needed for such next-generation devices as 3D structure devices, advanced packaging technology and low-power-consumption technology responding to demand for lower energy use and environmental friendliness. Other areas of research and development investment included next-generation memory manufacturing technology and development of equipment for next-generation 450mm wafers.

During its 2013 fiscal year, TEL’s research and development investment in flat panel display production equipment was concentrated on development of organic LED production equipment and its research and development investment in PV panel production equipment was concentrated on further improving the conversion efficiency of thin-film silicon PV panel production equipment.

2012 Fiscal Year Compared to 2011 Fiscal Year.  TEL’s consolidated research and development expenses for its 2012 fiscal year increased 10.3% from ¥90.5 billion for its 2011 fiscal year, to ¥99.8 billion. In its 2012 fiscal year, TEL’s research and development investment in semiconductor production equipment focused on the development of next-generation models in various equipment fields, original double and multiple patterning technology that helps to promote further chip miniaturization, film deposition technologies for new materials and extreme ultraviolet lithography, a promising next-generation lithography process. TEL’s research and development investments in its 2012 fiscal year focused not only on existing product lines, but also on the development of production equipment for advanced packaging technology, organic LED displays, PV cells and other new product lines.

SG&A Expenses; Impairment of Goodwill; and Operating Income (Loss)

2013 Fiscal Year Compared to 2012 Fiscal Year.  TEL’s consolidated SG&A expenses for its 2013 fiscal year decreased 2.7% from its 2012 fiscal year, to ¥70.3 billion. However, TEL’s ratio of SG&A expenses to net sales for its 2013 fiscal year increased to 13.2%, from 11.1% in its 2012 fiscal year. The primary reasons for the decrease in SG&A expenses were reduced payroll, bad debt allowance and relocation expenses related to a launch of the new manufacturing facility and reduced recovery expenses related to the March 2011 earthquake in Japan. These items offset the increase in SG&A expenses from the increased payroll and other expenses relating to acquisitions made in TEL’s 2013 fiscal year.

On November 26, 2012, TEL acquired Oerlikon Solar Holding AG (now known as TEL Solar Holding AG), a developer and manufacturer of thin-film silicon photovoltaic panel production equipment in Switzerland, for ¥26,714 million in cash. TEL allocated the purchase price of this acquisition to assets acquired and liabilities assumed based on their estimated fair value, determined through established and generally accepted valuation techniques and the acquired company’s pre-acquisition business plan. Initial results of the purchase price allocation indicated that there was an excess of the purchase price over the aggregated estimated fair value of the assets acquired and liabilities assumed of ¥28,173 million. However, based on the analysis of the post acquisition business plan and the industry outlook, which became apparent during the measurement period ended in November 2013, TEL management concluded that the business is not expected to generate any future net cash inflows and, therefore, the carrying value of the goodwill will not be recovered. Accordingly, TEL recognized a ¥28,173 million impairment charge and reflected it in the consolidated statements of operations for the year ended March 31, 2013.

TEL’s consolidated operating income for its 2013 fiscal year decreased from ¥75.0 billion in its 2012 fiscal year to an operating loss of ¥7.6 billion, and TEL’s operating margin for its 2013 fiscal year decreased to negative 1.4%, from 11.5% for its 2012 fiscal year. In its 2013 fiscal year, TEL initiated group-wide measures to reduce fixed costs by ¥16.0 billion in order to improve profitability.

2012 Fiscal Year Compared to 2011 Fiscal Year.  TEL’s consolidated SG&A expenses for its 2012 fiscal year increased 14.4% from its 2011 fiscal year, to ¥72.3 billion. TEL’s ratio of SG&A expenses to net sales for its 2012 fiscal year increased to 11.1%, from 10.2% in its 2011 fiscal year. These results reflected increased allowance for bad debt, payroll and relocation expenses related to a launch of a new manufacturing facility and a reduction in government grants. TEL’s consolidated operating income for its 2012 fiscal year decreased 4.3% for its 2011 fiscal year, to ¥75.0 billion, and TEL’s operating margin for its 2012 fiscal year decreased to 11.5%, from 12.7% for its 2011 fiscal year.

Other Income; Income Taxes; Non-Controlling Interests; and Income (Loss) Attributable to TEL

Other Income

2013 Fiscal Year Compared to 2012 Fiscal Year.  For its 2013 fiscal year, TEL recognized interest income of ¥1.4 billion, interest expense of ¥69 million and foreign exchange loss, net, of ¥1.7 billion. TEL’s other, net, for its 2013 fiscal year was ¥1.8 billion, up ¥950 million from the 2012 fiscal year primarily due to lower losses from valuation of investments in securities and other miscellaneous items. As a result, TEL’s other income for its 2013 fiscal year was ¥1.4 billion, compared to ¥1.0 billion in its 2012 fiscal year. TEL’s consolidated income before income taxes and non-controlling interests for its 2013 fiscal year decreased from ¥76.0 billion in its 2012 fiscal year to a loss of ¥6.1 billion.

2012 Fiscal Year Compared to 2011 Fiscal Year.  For its 2012 fiscal year, TEL recognized interest income of ¥775 million, interest expense of ¥91 million and foreign exchange loss, net, of ¥541 million. TEL’s other, net, for its 2012 fiscal year was ¥873 million, an increase of ¥566 million from its 2011 fiscal year that was primarily due to miscellaneous income. TEL’s consolidated income before income taxes and non-controlling interests for its 2012 fiscal year decreased 3.0% from ¥78.4 billion for its 2011 fiscal year, to ¥76.0 billion.

Income Taxes

Full Year Income Taxes. The following table presents TEL’s consolidated income taxes and effective income tax rate for the past three fiscal years:

	Fiscal Year Ended March 31,			Change
	2013	2012	2011	2013 from 2012	2012 from 2011
	(in millions of Japanese yen, except percentages)
Income taxes	¥ 6,021	¥ 28,655	¥ 36,259	¥ (22,634)	¥ (7,604)
Effective income tax rate	(98.3)%	37.7%	46.3%	(136.0) points	(8.6) points

2013 Fiscal Year Compared to 2012 Fiscal Year.  TEL’s effective income tax rate for its 2013 fiscal year was negative 98.3%, compared to an effective income tax rate of 37.7% for its 2012 fiscal year. The primary factor contributing to the effective tax rate for TEL’s 2013 fiscal year was the goodwill impairment relating to TEL Solar Holding AG, which did not result in any income tax benefit during the period. This was partially offset by lower statutory tax rates for TEL’s foreign subsidiaries and an adjustment for an uncertain tax position.

2012 Fiscal Year Compared to 2011 Fiscal Year.  TEL’s effective income tax rate for its 2012 fiscal year was 37.7%, compared to an effective income tax rate of 46.3% for its 2011 fiscal year. The primary factor contributing to the effective tax rate for TEL’s 2012 fiscal year was a tax credit for research and development, which was partially offset by the increase in income tax caused by the reduced provision for income tax related to the change in the statutory tax rate in Japan.

Non-Controlling Interests

Non-controlling interests represent amounts primarily attributable to the owners of TED, other than TEL. TEL owns 55.4% of the publicly-traded equity of TED.

Net Income (Loss) Attributable to TEL

2013 Fiscal Year Compared to 2012 Fiscal Year.  Consolidated net loss attributable to TEL for its 2013 fiscal year was ¥12.5 billion, a decrease of ¥59.3 billion from its 2012 fiscal year. Consolidated net loss attributable to TEL per share – basic for its 2013 fiscal year was ¥69.55, compared to net income attributable to TEL per share – basic of ¥261.59 for its 2012 fiscal year. Consolidated net loss attributable to TEL per share – diluted for its 2013 fiscal year was ¥69.55, compared to net income attributable to TEL per share – diluted of ¥261.17 for its 2012 fiscal year.

2012 Fiscal Year Compared to 2011 Fiscal Year.  Consolidated net income attributable to TEL for its 2012 fiscal year was ¥46.9 billion, an increase of 13.6% from ¥41.2 billion net income attributable to TEL for its 2011 fiscal year. Consolidated net income attributable to TEL per share – basic for its 2012 fiscal year was ¥261.59, compared to ¥230.35 for its 2011 fiscal year. Consolidated net income attributable to TEL per share – diluted for its 2012 fiscal year was ¥261.17, compared to ¥229.97 for its 2011 fiscal year.

Recent Acquisitions

In TEL’s 2013 fiscal year, TEL completed the following acquisitions:

—

On December 3, 2012, TEL acquired Magnetic Solutions Ltd. (now known as TEL Magnetic Solutions Ltd.), a company that develops and manufactures magnetic field annealing systems. From December 3, 2012 to March 31, 2013, the acquired business is included in TEL’s consolidated results of operations and the results of TEL’s SPE segment.

—

On November 26, 2012, TEL acquired Oerlikon Solar Holding AG (now known as TEL Solar Holding AG), a company that develops and manufactures thin-film silicon photovoltaic panel production equipment. From November 26, 2012 to March 31, 2013, the acquired business is included in TEL’s consolidated results of operations and the results of TEL’s PV segment. For more information about TEL Solar Holding AG, see “—Recent Developments” above.

—

On October 11, 2012, TEL acquired FSI International Inc. (now known as TEL FSI, Inc.), a developer and manufacturer of semiconductor production equipment (surface preparation equipment). From October 11, 2012 to March 31, 2013, the acquired business is included in TEL’s consolidated results of operations and the results of TEL’s SPE segment.

—

On May 1, 2012, TEL acquired NEXX Systems, Inc. (now known as TEL NEXX, Inc.), a company that produces advanced deposition equipment for wafer level packaging, electrochemical deposition and physical vapor deposition systems. From May 1, 2012 to March 31, 2013, the acquired business is included in TEL’s consolidated results of operations and the results of TEL’s SPE segment.

The impact of these acquisitions on TEL’s financial results for its 2013 fiscal year was minimal. For additional information concerning these acquisitions, see Note 18 to TEL’s audited consolidated financial statements beginning on page FIN-6 of this document.

Segment Information

Overview

TEL’s business activities are currently divided into four operating segments: the SPE segment, the FPD segment, the PV segment and the EC/CN segment.

TEL’s operating segment information is derived from the internal management reporting system used by TEL management to measure the performance of its operating segments, which is primarily based on Japanese GAAP. Significant U.S. GAAP reconciling items that impact an operating segment’s results are discussed and analyzed when applicable.

Segment profit or loss is determined by excluding certain corporate general and administrative expenses that are not allocated to operating segments, such as fundamental research and development costs and the remuneration of executive management, from the calculation of income before income taxes.

Comparison of Nine Months Ended December 31, 2013 and 2012

Summary of Interim Period Results

The following tables present TEL’s segment results for the nine months ended December 31, 2013 and 2012:

	Reportable Segment
Nine Months Ended December 31, 2013	SPE	FPD	PV	EC/CN
	(in millions of Japanese yen)
Net sales	¥ 297,087	¥ 18,207	¥ 4,485	¥ 73,557
Segment profit (loss)	37,950	294	(42,006)	201

	Reportable Segment
Nine Months Ended December 31, 2012	SPE	FPD	PV	EC/CN
	(in millions of Japanese yen)
Net sales	¥ 282,751	¥ 13,847	¥ 65	¥ 62,146
Segment profit (loss)	33,626	(3,997)	(1,393)	861

SPE Segment

SPE Business Environment

As a result of the global expansion of mobile devices, the growing use of cloud services and the rising demand for memory used by data centers, the balance of supply and demand for DRAM and NAND flash memory tightened during the nine months ended December 31, 2013. As a result, many of TEL’s customers made capital investments to increase production. Consequently, TEL’s orders with respect to DRAM and NAND flash memory and net sales to external customers increased during the nine months ended December 31, 2013. Capital investment in logic semiconductors by semiconductor manufacturers, particularly for mobile devices, was firm during the nine months ended December 31, 2013.

SPE Segment Performance

TEL’s SPE segment net sales to external customers for the nine months ended December 31, 2013 were ¥297.1 billion, compared to ¥282.7 billion for the nine months ended December 31, 2012. TEL’s SPE segment profit for the nine months ended December 31, 2013 was ¥38.0 billion, compared to ¥33.6 billion for the nine months ended December 31, 2012. TEL’s SPE segment profit margin for the nine months ended December 31, 2013 increased to 12.8% from 11.9% for the nine months ended December 31, 2012. These changes in segment profit and profit margin were primarily due to a 5.1% increase in net sales and cost reductions associated with the allocation of a portion of manufacturing costs to inventory, which were partially offset by increased fixed costs (such as payroll and expenses related to acquired entities), the depreciation of goodwill and intangible assets that originated from the purchase price allocation associated with acquisitions completed in the 2013 fiscal year, and the recognition of goodwill and other intangible assets impairment losses totaling ¥5.0 billion related to TEL NEXX, Inc.

One of the significant reconciling items between U.S. GAAP and Japanese GAAP that impacted the operating segment’s results is revenue recognition. Under U.S. GAAP, revenue from equipment sales, which requires substantive installation procedures by TEL and customer acceptance procedures related to functionality, is recognized when the related installation is completed and the equipment is accepted by the customer. This reconciliation defers some revenue which is otherwise recognized under Japanese GAAP, and could increase or decrease revenue on a U.S. GAAP basis because the net of deferred revenue of the current fiscal year and reversal of deferred revenue of previous fiscal years impacts sales and profit of the current fiscal year. The net impact on TEL’s SPE segment net sales of the U.S. GAAP reconciling items was a reduction of ¥11.6 billion for the nine months ended December 31, 2013, and an increase of ¥33.2 billion for the nine months ended December 31, 2012.

TEL’s SPE segment orders for the nine months ended December 31, 2013 were ¥392.5 billion, compared to ¥234.3 billion for the nine months ended December 31, 2012. TEL’s SPE segment order backlog as of December 31, 2013 was ¥237.3 billion, compared to ¥142.7 billion as of December 31, 2012.

FPD Segment

FPD Business Environment

Capital investment by LCD panel manufacturers increased during the nine months ended December 31, 2013, particularly in China, and the flat panel display production equipment market improved from TEL’s 2013 fiscal year.

FPD Segment Performance

TEL’s FPD segment net sales to external customers for the nine months ended December 31, 2013 were ¥18.2 billion, compared to ¥13.8 billion for the nine months ended December 31, 2012. TEL’s FPD segment profit for the nine months ended December 31, 2013 was ¥294 million, compared to a loss of ¥4.0 billion for the nine months ended December 31, 2012. TEL’s FPD segment profit margin for the nine months ended December 31, 2013 improved to 1.6% from negative 28.9% for the nine months ended December 31, 2012. These changes in segment profit/loss and profit margin were primarily due to changes in TEL’s flat panel display product and customer mix and a 31.5% increase in net sales, which increase was particularly affected by increased sales in China.

One of the significant reconciling items between U.S. GAAP and Japanese GAAP that impacted the operating segment’s results is revenue recognition. Under U.S. GAAP, revenue from equipment sales, which requires substantive installation procedures by TEL and customer acceptance procedures related to functionality, is recognized when the related installation is completed and the equipment is accepted by the customer. This reconciliation defers some revenue which is otherwise recognized under Japanese GAAP, and could increase or decrease revenue on a U.S. GAAP basis because the net of deferred revenue of the current fiscal year and reversal of deferred revenue of previous fiscal years impacts sales and profit of the current fiscal year. The net impact on TEL’s FPD segment net sales of the U.S. GAAP reconciling items was a reduction of ¥3.0 billion for the nine months ended December 31, 2013, and an increase of ¥23.0 billion for the nine months ended December 31, 2012.

TEL’s FPD segment orders for the nine months ended December 31, 2013 were ¥24.7 billion, compared to ¥14.5 billion for the nine months ended December 31, 2012. TEL’s FPD segment order backlog as of December 31, 2013 was ¥22.5 billion, compared to ¥14.9 billion as of December 31, 2012.

PV Segment

PV Business Environment

Although TEL made efforts to develop a new customer base in the sunbelt countries, new orders were limited during the nine months ended December 31, 2013. On January 30, 2014, TEL announced that, amid uncertainties of a recovery of demand for thin film silicon PV panels, TEL has determined to halt development, production and sales activities for PV panel production equipment and limit operations to support for equipment already delivered by it.

PV Segment Performance

TEL’s PV segment net sales to external customers for the nine months ended December 31, 2013 were ¥4.5 billion, compared to ¥65 million for the nine months ended December 31, 2012. The increase in net sales was primarily due to the acquisition of TEL Solar Holding AG and its subsidiaries. TEL’s PV segment loss for the nine months ended December 31, 2013 was ¥42.0 billion, compared to a loss of ¥1.4 billion for the nine months ended December 31, 2012. These changes in segment loss and profit margin were primarily due to the recognition of goodwill and fixed assets impairment losses, totaling ¥32.6 billion, related to TEL Solar Holding AG and its subsidiaries.

One of the significant reconciling items between U.S. GAAP and Japanese GAAP that impacted the operating segment’s results is goodwill impairment. Under U.S. GAAP, TEL recognized a goodwill impairment loss of ¥28.2 billion during the nine months ended December 31, 2012.

TEL’s PV segment orders for the nine months ended December 31, 2013 were ¥3.7 billion, compared to ¥69 million for the nine months ended December 31, 2012. TEL’s PV segment order backlog as of December 31, 2013 was ¥7.7 billion, compared to ¥8.4 billion as of December 31, 2012.

EC/CN Segment

EC/CN Business Environment

In the electronic components market, demand for automotive and industrial equipment improved during the nine months ended December 31, 2013. In the computer networks market, sales of computer system equipment during the nine months ended December 31, 2013 were generally steady compared to TEL’s 2013 fiscal year.

EC/CN Segment Performance

TEL’s EC/CN segment net sales to external customers for the nine months ended December 31, 2013 were ¥72.8 billion, compared to ¥61.6 billion for the nine months ended December 31, 2012. TEL’s EC/CN segment profit for the nine months ended December 31, 2013 was ¥201 million, compared to ¥861 million for the nine months ended December 31, 2012. TEL’s EC/CN segment profit margin for the nine months ended December 31, 2013 decreased to 0.3% from 1.4% for the nine months ended December 31, 2012. These changes in segment profit and profit margin were due to a change in the product mix and reduced margin on maintenance services caused by price competition in the computer networks market, although the amount of net sales to external customers increased by 18% due to increased demand from customers outside of Japan.

TEL’s EC/CN segment orders for the nine months ended December 31, 2013 were ¥75.1 billion, compared to ¥61.8 billion for the nine months ended December 31, 2012. TEL’s EC/CN segment order backlog as of December 31, 2013 was ¥17.1 billion, compared to ¥14.1 billion as of December 31, 2012.

Comparison of Fiscal Years Ended March 31, 2013, 2012 and 2011

Summary of Full Year Results

The following tables present TEL’s segment information for the past three fiscal years:

	Operating Segment
2013 Fiscal Year	SPE	FPD	PV	EC/CN
	(in millions of Japanese yen)
Net sales:
Sales to external customers	¥ 392,027	¥ 20,077	¥ 83	¥ 84,665
Intersegment sales or transfers	43	—	—	813
Total segment net sales	392,070	20,077	83	85,478
Segment profit (loss)	48,600	(4,534)	(1,821)	1,283
Segment assets	223,956	18,079	31,410	47,557
Depreciation and amortization	13,368	404	58	551
Capital expenditures, including intangible and other assets	13,464	1,658	3	482

	Operating Segment
2012 Fiscal Year	SPE	FPD	PV	EC/CN
	(in millions of Japanese yen)
Net sales:
Sales to external customers	¥ 477,873	¥ 61,623	¥ 8,266	¥ 84,868
Intersegment sales or transfers	—	—	—	1,432
Total segment net sales	477,873	61,623	8,266	86,300
Segment profit (loss)	89,020	4,211	(1,940)	2,312
Segment assets	262,789	21,074	221	46,391
Depreciation and amortization	11,282	609	78	570
Capital expenditures, including intangible and other assets	13,518	551	121	407

	Operating Segment
2011 Fiscal Year	SPE	FPD	PV	EC/CN
	(in millions of Japanese yen)
Net sales:
Sales to external customers	¥ 511,332	¥ 64,171	¥ 2,550	¥ 90,216
Intersegment sales or transfers	—	—	—	1,100
Total segment net sales	511,332	64,171	2,550	91,316
Segment profit (loss)	120,846	7,865	(1,224)	2,907
Segment assets	239,707	34,421	8,392	50,255
Depreciation and amortization	7,369	445	98	456
Capital expenditures, including intangible and other assets	13,182	444	109	774

SPE Segment

2013 Fiscal Year SPE Segment Summary

—	SPE segment net sales for TEL’s 2013 fiscal year decreased 18.0% from the 2012 fiscal year to ¥392.1 billion.

—	SPE segment sales in Japan and South Korea for TEL’s 2013 fiscal year decreased 51% and 47%, respectively, from the 2012 fiscal year due to weak memory-related investment by customers.

—	SPE segment sales in Taiwan and the U.S. for TEL’s 2013 fiscal year increased 40% and 2%, respectively, due to strong logic-related investment by customers.

SPE Segment Performance

2013 Fiscal Year Compared to 2012 Fiscal Year.  Driven by advanced mobile devices such as smartphones and tablets, logic-related semiconductor capital investment was relatively firm in TEL’s 2013 fiscal year, while memory-related semiconductor capital investment continued to decline in TEL’s 2013 fiscal year due to slow personal computer shipments.

TEL’s SPE segment net sales to external customers for its 2013 fiscal year decreased 18.0% from its 2012 fiscal year, to ¥392.0 billion, primarily due to reduced sales volume. TEL’s SPE segment profit for its 2013 fiscal year decreased 45.4% from its 2012 fiscal year, to ¥48.6 billion, and TEL’s SPE segment profit margin for its 2013 fiscal year decreased to 12.4% from 18.6% for its 2012 fiscal year. These changes in SPE segment profit and profit margin reflect the impact of the 18.0% decrease in net sales, despite cost reductions reflected in payroll, lower subcontractor expense and lower research and development investment.

One of the significant reconciling items between U.S. GAAP and Japanese GAAP that impacted the operating segment’s results is revenue recognition. Under U.S. GAAP, revenue from equipment sales, which requires substantive installation procedures by TEL and customer acceptance procedures related to functionality, is recognized when the related installation is completed and the equipment is accepted by the customer. This reconciliation defers some revenue which is otherwise recognized under Japanese GAAP, and could increase or decrease revenue on a U.S. GAAP basis because the net of deferred revenue of the current fiscal year and reversal of deferred revenue of previous fiscal years impacts sales and profit of the current fiscal year. The net impact on TEL’s SPE segment net sales of the U.S. GAAP reconciling items was an increase of ¥10.7 billion for its 2013 fiscal year, and an increase of ¥14.4 billion for its 2012 fiscal year.

TEL’s SPE segment orders for its 2013 fiscal year decreased 21.7% from its 2012 fiscal year, to ¥342.5 billion. TEL’s SPE segment order backlog as of March 31, 2013 decreased 24.9% from March 31, 2012, to ¥141.6 billion.

2012 Fiscal Year Compared to 2011 Fiscal Year.  TEL’s SPE segment’s net sales to external customers for its 2012 fiscal year decreased 6.5% from its 2011 fiscal year, to ¥477.9 billion. As in TEL’s 2013 fiscal year, while logic manufacturers made substantial investments relating to the manufacture of smartphones, tablets and other cutting-edge mobile devices, during TEL’s 2012 fiscal year memory manufacturers refrained from making investments due to lower personal computer sales, resulting in overall reduced sales volume. In addition, the SPE segment experienced an increase in costs as a result of the launch of a new etch system manufacturing facility, an increase in allowance for bad debt and an increase in payroll. As a result, TEL’s SPE segment profit for its 2012 fiscal year decreased 26.3% from its 2011 fiscal year, to ¥89.0 billion, and TEL’s SPE segment profit margin for its 2012 fiscal year decreased to 18.6%, from 23.6% for its 2011 fiscal year.

TEL’s SPE segment orders for its 2012 fiscal year decreased 23.0% from its 2011 fiscal year, to ¥437.6 billion. TEL’s SPE segment order backlog as of March 31, 2012 decreased 17.6% from March 31, 2011, to ¥188.7 billion.

FPD Segment

2013 Fiscal Year FPD Segment Summary

—	FPD segment net sales for TEL’s 2013 fiscal year declined 67.4% from the 2012 fiscal year, to ¥20.1 billion.

—	FPD segment sales by region were 47% in Japan and 53% outside of Japan.

—	About 85% of TEL’s FPD production equipment sales came from sales of equipment for generation six or below small- and medium-sized panels.

—	TEL’s FPD segment released an inductively coupled plasma etch system for generation eight panels, responding to demand for higher definition panels.

—	TEL’s Kunshan Plant in China began repair and manufacturing operations of FPD etch systems.

FPD Segment Performance

2013 Fiscal Year Compared to 2012 Fiscal Year.  Capital investment by customers in small- and medium-sized flat panel displays for mobile devices was firm in TEL’s 2013 fiscal year, while capital investment by customers was delayed for flat panel display production equipment and the market contracted considerably as the demand for flat panel TVs in developed countries weakened.

TEL’s FPD segment net sales to external customers for its 2013 fiscal year decreased 67.4% from its 2012 fiscal year, to ¥20.1 billion, primarily due to reduced sales volume. TEL’s FPD segment profit for its 2013 fiscal year decreased from ¥4.2 billion in its 2012 fiscal year to a loss of ¥4.5 billion. TEL’s FPD segment profit margin for its 2013 fiscal year decreased to negative 22.6%, from 6.8% for its 2012 fiscal year. These changes in segment profit/loss and profit margin reflect the impact of the 67.4% decrease in net sales, despite cost reductions reflected in payroll, lower subcontractor expense and lower research and development investment.

One of the significant reconciling items between U.S. GAAP and Japanese GAAP that impacted the operating segment’s results is revenue recognition. Under U.S. GAAP, revenue from equipment sales, which requires substantive installation procedures by TEL and customer acceptance procedures related to functionality, is recognized when the related installation is completed and the equipment is accepted by the customer. This reconciliation defers some revenue which is otherwise recognized under Japanese GAAP, and could increase or decrease revenue on a U.S. GAAP basis because the net of deferred revenue of the current fiscal year and reversal of deferred revenue of previous fiscal years impacts sales and profit of the current fiscal year. The net impact on TEL’s FPD segment net sales of the U.S. GAAP reconciling items was an increase of ¥23.1 billion for its 2013 fiscal year and an increase of ¥3.3 billion for its 2012 fiscal year.

TEL’s FPD segment orders for its 2013 fiscal year increased 18.3% from its 2012 fiscal year, to ¥21.9 billion. TEL’s FPD segment order backlog as of March 31, 2013 increased 12.7% from March 31, 2012, to ¥16.0 billion.

2012 Fiscal Year Compared to 2011 Fiscal Year.  TEL’s FPD segment net sales to external customers for its 2012 fiscal year decreased 4.0% from its 2011 fiscal year, to ¥61.6 billion. TEL’s FPD segment profit for its 2012 fiscal year decreased 46.4% from its 2011 fiscal year, to ¥4.2 billion. TEL’s FPD segment profit margin for its 2012 fiscal year decreased to 6.8%, from 12.3% for its 2011 fiscal year. These changes in segment profit and profit margin were primarily due to increased price competition.

TEL’s FPD segment orders for its 2012 fiscal year decreased 72.5% from its 2011 fiscal year, to ¥18.5 billion. TEL’s FPD segment order backlog as of March 31, 2012 decreased 75.2% from March 31, 2011, to ¥14.2 billion.

PV Segment

2013 Fiscal Year PV Segment Summary

—	PV segment net sales for TEL’s 2013 fiscal year were ¥83 million.

—	100% of PV segment sales were to customers in Japan.

—

TEL acquired Oerlikon Solar Holding AG (now known as TEL Solar Holding AG) with the intent to use its thin-film silicon PV panel production equipment as a foundation to expand the operations of the PV segment during TEL’s 2013 fiscal year.

PV Segment Performance

2013 Fiscal Year Compared to 2012 Fiscal Year.  TEL’s PV segment net sales to external customers for TEL’s 2013 fiscal year decreased from ¥8.3 billion in its 2012 fiscal year, to ¥83 million. TEL’s PV segment loss for its 2013 fiscal year was ¥1.8 billion. These results reflect a significant decrease in PV segment sales as a result of TEL’s cancellation of its solar joint venture with Sharp Corporation.

TEL’s PV segment orders for its 2013 fiscal year decreased 21.4% from its 2012 fiscal year, to ¥83 million. TEL’s PV segment order backlog as of March 31, 2013 was ¥8.4 billion.

2012 Fiscal Year Compared to 2011 Fiscal Year.  TEL’s PV segment net sales to external customers for its 2012 fiscal year increased from ¥2.6 billion in its 2011 fiscal year, to ¥8.3 billion. TEL’s PV segment loss for its 2012 fiscal year was ¥1.9 billion, primarily due to increased fixed costs. TEL’s PV segment profit margin for its 2012 fiscal year improved to negative 23.5%, from negative 48.0% for its 2011 fiscal year. This improved profit margin was primarily due to increased revenue relative to fixed costs.

One of the significant reconciling items between U.S. GAAP and Japanese GAAP that impacted the PV segment’s results is goodwill impairment. Under U.S. GAAP, TEL recognized a goodwill impairment loss of

¥28.2 billion relating to TEL Solar Holding AG during the fiscal year ended March 31, 2013. See Note 19 to TEL’s audited consolidated financial statements included in this document.

TEL’s PV segment orders for its 2012 fiscal year decreased 98.7% from its 2011 fiscal year, to ¥106 million. TEL’s PV segment order backlog as of March 31, 2012 was zero.

EC/CN Segment

2013 Fiscal Year EC/CN Segment Summary

—	EC/CN segment net sales for TEL’s 2013 fiscal year decreased 1.0% from the 2012 fiscal year, to ¥85.5 billion.

—

In the electronic components business, demand for consumer and industrial electronics in Japan declined in TEL’s 2013 fiscal year. As a result, EC/CN segment sales in Japan decreased 10% from the 2012 fiscal year. EC/CN segment sales in the Asia region, excluding Japan but including China, increased in TEL’s 2013 fiscal year, resulting in EC/CN segment sales decreasing 0.7% from the 2012 fiscal year.

—	Sales in the computer networks business for the 2013 fiscal year increased 2.2% from the 2012 fiscal year due to firm sales of product and maintenance services.

EC/CN Segment Performance

2013 Fiscal Year Compared to 2012 Fiscal Year.  TEL’s EC/CN segment net sales to external customers for its 2013 fiscal year decreased 0.2% from its 2012 fiscal year, to ¥84.7 billion. TEL’s EC/CN segment profit decreased 44.5% from its 2012 fiscal year, to ¥1.3 billion. TEL’s EC/CN segment profit margin for its 2013 fiscal year decreased to 1.5%, from 2.7% for its 2012 fiscal year. These changes in segment profit and profit margin were primarily due to foreign currency exchange losses and other miscellaneous expenses.

TEL’s EC/CN segment orders for its 2013 fiscal year increased 1.6% from its 2012 fiscal year, to ¥85.7 billion. TEL’s EC/CN segment order backlog as of March 31, 2013 increased 7.3% from March 31, 2012, to ¥14.8 billion.

2012 Fiscal Year Compared to 2011 Fiscal Year.  TEL’s EC/CN segment net sales to external customers for its 2012 fiscal year decreased 5.9% from its 2011 fiscal year, to ¥84.9 billion. Demand for electronic components used in consumer electronics and industrial electronic equipment was sluggish, other than demand for components used in mobile devices such as smartphones, resulting in reduced overall EC/CN sales volume. However, increased corporate demand for cloud computing and the increased use of data centers increased sales of computer networks products as well as maintenance services. As a result, TEL’s EC/CN segment profit for its 2012 fiscal year decreased 20.5% from its 2011 fiscal year, to ¥2.3 billion, and TEL’s EC/CN segment profit margin for its 2012 fiscal year decreased to 2.7%, from 3.2% for its 2011 fiscal year.

TEL’s EC/CN segment orders for its 2012 fiscal year decreased 7.4% from its 2011 fiscal year, to ¥84.3 billion. TEL’s EC/CN segment order backlog as of March 31, 2012 decreased 4.1% from March 31, 2011, to ¥13.8 billion.

Financial Position, Liquidity and Capital Resources

Financial Position

The following table presents TEL’s cash, cash equivalents, short-term investments, trade notes and accounts receivable and inventories as of December 31, 2013 and March 31, 2013:

Financial Position	December 31, 2013	March 31, 2013	Change
	(in millions of Japanese yen)
Cash and cash equivalents	¥ 83,125	¥ 83,974	¥ (849)
Short-term investments	131,119	154,816	(23,697)
Trade notes and accounts receivable, net (1)	96,180	60,629	35,551
Inventories(2)	271,890	210,212	61,678

Total	¥582,314	¥509,631	¥72,683

(1)	Less allowance for doubtful accounts of ¥2,074 million at December 31, 2013 and ¥2,103 million at March 31, 2013.
(2)

Inventories at March 31, 2013 and December 31, 2013 reflect a write-down of ¥11,728 million and ¥18,037 million, respectively, resulting from the disposal of and declines in the net realizable value of semiconductor and flat panel display production equipment, as well as increases in slow moving raw materials and spare parts.

TEL’s cash, cash equivalents and short-term investments decreased to ¥214.2 billion at December 31, 2013 from ¥238.8 billion at March 31, 2013, due primarily to a decrease in cash generated from operating activities.

Cash Flows

Comparison of Nine Months Ended December 31, 2013 and 2012

The following table presents a summary of TEL’s cash flows from operating, investing and financing activities for the nine months ended December 31, 2013 and 2012:

	Nine Months Ended December 31,
Cash Flows	2013	2012	Change
	(in millions of Japanese yen)
Net cash provided by (used in) operating activities	¥(12,882)	¥73,001	¥(85,883)
Net cash provided by (used in) investing activities	16,777	(150,502)	167,279
Net cash provided by (used in) financing activities	1,156	(12,912)	14,068

Net cash used in operating activities was ¥12.9 billion in the nine months ended December 31, 2013, compared to net cash provided by operating activities of ¥73.0 billion in the nine months ended December 31, 2012. A major factor contributing to the significant decrease in net operating cash flows in the nine months ended December 31, 2013 was an increase in inventory associated with the increase in production as orders due in the near term increased for the nine months ended December 31, 2013 compared to the nine months ended December 31, 2012.

Net cash provided by investing activities was ¥16.8 billion in the nine months ended December 31, 2013, compared to net cash used in investing activities of ¥150.5 billion in the nine months ended December 31, 2012. TEL’s investing activities in the nine months ended December 31, 2013 reflected a ¥25.4 billion inflow from a net decrease in short-term investments and ¥7.0 billion of capital expenditures. TEL decreased its short-term investments due to an expectation of higher cash requirements mainly to be used for operating activities.

Net cash provided by financing activities was ¥1.2 billion in the nine months ended December 31, 2013, compared to net cash used in financing activities of ¥12.9 billion in the nine months ended December 31, 2012. TEL’s financing activities included payment of cash dividends to shareholders (see “—Dividend Policy and Dividends” below) and short- and long-term borrowings. In the nine months ended December 31, 2013, cash used for payment of cash dividends to shareholders totaled ¥9.1 billion, while proceeds from short- and long-term borrowings totaled ¥10.8 billion. TEL increased borrowings to correspond to an expectation of higher cash requirements for its EC/CN business, which increased cash provided by financing activities for the nine months ended December 31, 2013.

As of December 31, 2013, TEL had unused lines of credit totaling ¥142.7 billion.

The following table presents TEL’s days sales, inventory and payable outstanding as of December 31, 2013 and 2012:

	December 31,
	2013	2012	Change
Days sales outstanding	70	43	27
Days inventory outstanding	310	209	101
Days payable outstanding	59	31	28

TEL’s days sales outstanding were 70 days at December 31, 2013 and 43 days at December 31, 2012. Days sales outstanding varies due to revenue recognition and payment terms. The changes in days sales outstanding reflect temporary increases in trade notes and accounts receivable due to increased sales during the three months ended December 31, 2013 as compared to the three months ended December 31, 2012. The changes in days inventory and days payable outstanding resulted from lower net sales and increased purchases for the nine months ended December 31, 2013 as compared to the nine months ended December 31, 2012.

Comparison of Fiscal Year Ended March 31, 2013, 2012 and 2011

The following table presents a summary of TEL’s cash flows from operating, investing and financing activities for the fiscal years ended March 31, 2013, 2012 and 2011:

	Fiscal Year Ended March 31,			Change
	2013	2012	2011	2013 from 2012	2012 from 2011
	(in millions of Japanese yen)
Net cash provided by operating activities	¥ 84,703	¥ 28,943	¥ 82,050	¥ 55,760	¥ (53,107)
Net cash used in investing activities	(142,710)	(8,352)	(35,882)	(134,358)	27,530
Net cash used in financing activities	(12,580)	(26,567)	(4,026)	13,987	(22,541)

Net cash provided by operating activities was ¥84.7 billion in TEL’s 2013 fiscal year, ¥28.9 billion in its 2012 fiscal year and ¥82.1 billion in its 2011 fiscal year. Operating cash flows in TEL’s 2013 fiscal year increased despite a decrease in income before income taxes. This is because tax payments in TEL’s 2013 fiscal year were lower, due to the decrease in taxable income. Further, at the end of TEL’s 2012 fiscal year, a large amount of trade notes and accounts receivable were outstanding and were subsequently collected in TEL’s 2013 fiscal year, which contributed to an increase in operating cash in TEL’s 2013 fiscal year. A major factor contributing to the decrease in operating cash flows in TEL’s 2012 fiscal year was a ¥21.0 billion payment of taxes. The higher profitability in TEL’s 2011 fiscal year resulted in a higher tax payment in TEL’s 2012 fiscal year.

Net cash used in investing activities was ¥142.7 billion for TEL’s 2013 fiscal year, ¥8.4 billion for its 2012 fiscal year and ¥35.9 billion for its 2011 fiscal year. This included a ¥66.1 billion outflow from a net increase in TEL’s short-term investments in its 2013 fiscal year and a ¥31.0 billion inflow from a net decrease in TEL’s short-term investments in its 2012 fiscal year. TEL increased its short-term investments in its 2013 fiscal year due to an expectation of lower cash requirements at the end of such fiscal year. For the 2012 fiscal year, TEL reduced the balance of short-term investments and increased cash and cash equivalents to correspond to the increasing cash requirements for tax and dividend payments in TEL’s 2012 fiscal year, which decreased net cash used in investing activities for the year. TEL’s capital expenditures, primarily made to purchase evaluation equipment for areas of high growth potential in the SPE, FPD and PV businesses, were ¥19.9 billion in its 2013 fiscal year, ¥36.0 billion in its 2012 fiscal year and ¥33.5 billion in its 2011 fiscal year. In its 2013 fiscal year, TEL also invested in development and evaluation equipment for its new research and development sites that began operations during that year, the Technology Center Tsukuba and the process development center in Hwaseong, South Korea. In its 2012 fiscal year, TEL also invested in the new Miyagi plant and the new Kunshan plant at Jiangsu Province, China. In its 2011 fiscal year, TEL also invested in the new Miyagi, Japan plant and the new building at the Oshu plant at Iwate, Japan.

TEL’s investment activities also included acquisitions during its 2013 fiscal year. In this year, TEL acquired: Magnetic Solutions Ltd., a privately-held company based in Ireland, for ¥2.1 billion in cash; Oerlikon Solar Holding AG, a wholly-owned subsidiary of OC Oerlikon Corporation AG based in Switzerland, for ¥26.7 billion in cash; FSI International, Inc., a public company based in the United States, for ¥19.8 billion in cash; and NEXX Systems, Inc., a privately-held company based in the United States, for ¥16.0 billion in cash.

Net cash used in financing activities was ¥12.6 billion in TEL’s 2013 fiscal year, ¥26.6 billion in its 2012 fiscal year and ¥4.0 billion in its 2011 fiscal year. TEL’s financing activities in each of these periods included payment of cash dividends to shareholders (see “—Dividend Policy and Dividends” below) and short-term borrowings. A major factor contributing to the increased financing cash flows in TEL’s 2013 fiscal year was a decrease in profit, which resulted in a decrease in payment of cash dividends to shareholders totaling ¥9.3 billion. TEL’s payment of cash dividends in its 2012 fiscal year was greater than in its 2011 fiscal year, reflecting the higher profit that TEL earned in its 2011 fiscal year.

As of March 31, 2013, TEL had unused lines of credit totaling ¥151.9 billion.

The following table presents TEL’s days sales, inventory and payable outstanding as of March 31, 2013, 2012 and 2011:

	Fiscal Year Ended March 31,			Change
	2013	2012	2011	2013 from 2012	2012 from 2011
Days sales outstanding	42	51	51	(9)	—
Days inventory outstanding	219	224	255	(5)	(31)
Days payable outstanding	38	43	51	(5)	(8)

TEL’s days sales outstanding were 42 days at the end of fiscal year 2013, 51 days at the end of fiscal year 2012 and 51 days at the end of fiscal year 2011. Days sales outstanding varies due to revenue recognition and payment terms. The improving trend for days inventory outstanding from fiscal year 2012 to fiscal year 2013 represents increased cash flows from changes in inventory during the year. The change in inventory resulted from lower net sales and consequently lower purchases for TEL’s 2013 fiscal year compared to the prior fiscal year. The cash flow increase from the improved days inventory outstanding reflecting lower business volume was partially offset by decreases in trade notes and accounts payable and customer advances. Trade notes and accounts receivable, inventories and accounts payable provided an aggregate of ¥52.6 billion cash inflows in TEL’s 2013 fiscal year and used an aggregate of ¥7.2 billion in TEL’s 2012 fiscal year and ¥38.4 billion in TEL’s 2011 fiscal year.

Dividend Policy and Dividends

It is generally TEL’s policy to pay dividends on the basis of business performance and earnings results. TEL has set its dividend payout ratio at approximately 35% of consolidated net income determined in accordance with Japanese GAAP. For additional information, see Note 12 to TEL’s audited consolidated financial statements included in this document. However, based on TEL’s results in its 2013 fiscal year and in honor of the celebration of TEL’s 50th anniversary in 2013, TEL declared an annual dividend in its 2013 fiscal year of ¥51, which includes a special commemorative anniversary dividend of ¥20.

Dividends declared per share of TEL common stock for the past three fiscal years were as follows:

	Nine Months Ended December 31,	Fiscal Year Ended March 31,
	2013	2013	2012	2011
Dividends declared	¥25.00	¥51.00	¥80.00	¥114.00

Off-Balance Sheet Arrangements

TEL is obligated to make future minimum lease payments under non-cancellable operating leases with initial or remaining lease terms in excess of one year as of March 31, 2013 as follows:

Fiscal Year Ended March 31,	Millions of Japanese Yen
2014	¥3,577
2015	1,802
2016	1,325
2017	692
2018	565
Thereafter	1,629

Total	¥9,590

TEL occupies certain offices and leases equipment under cancellable lease arrangements. Rental expenses for such leases for the years ended March 31, 2013, 2012 and 2011 amounted to ¥8,206 million, ¥8,132 million and ¥8,151 million, respectively.

Contractual Obligations

The following table summarizes TEL’s contractual obligations as of March 31, 2013:

	Payment Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(in millions of Japanese yen)
Operating leases	¥9,590	¥3,577	¥3,127	¥1,257	¥1,629
Capital leases	311	267	43	1	—
Purchase obligations	37,968	37,961	7	—	—
Other long-term liabilities(1)	693	—	22	304	367
Pension and severance contribution	2,619	2,619	—	—	—
Short-term borrowings(2)	8,997	8,997	—	—	—

(1)	Includes guarantee deposits and foreign exchange forward contracts but does not include noncurrent deferred income taxes due to the uncertainty in the timing of future payments.

(2)	Short-term borrowings generally relate to the operations of TED.

Critical Accounting Policies and Estimates

The preparation of TEL’s consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, assumptions and estimates that affect the amounts reported. Note 2 to TEL’s audited consolidated financial statements included in this document describes the significant accounting policies used in the preparation of those consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies.

A critical accounting policy is defined as one that is both material to the presentation of TEL’s consolidated financial statements and that requires management to make difficult, subjective or complex judgments that could have a material effect on TEL’s financial condition or results of operations. Specifically, these policies have the following attributes: (1) TEL is required to make assumptions about matters that are highly uncertain at the time of the estimate, and (2) different estimates TEL could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on TEL’s financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. TEL bases its estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as TEL’s operating environment changes. These changes have historically been minor. In addition, management is periodically faced with uncertainties, the outcomes of which are not within its control and will not be known for prolonged periods of time. Based on a critical assessment of its accounting policies and the underlying judgments and uncertainties affecting the application of those policies, TEL’s management believes that TEL’s consolidated financial statements are fairly stated in accordance with U.S. GAAP, and provide a meaningful presentation of TEL’s financial condition and results of operations.

TEL’s management believes that the following are critical accounting policies and estimates:

Revenue Recognition

TEL generates revenue from equipment, parts, sales of electronic components and computer networks products and the sale of service contacts.

TEL recognizes revenue when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or the services have been rendered, (3) the sales price is fixed or determinable and (4) collection of the related receivable is reasonably assured.

Semiconductor, Flat Panel Display and PV Production Equipment Sales

Revenue from semiconductor, flat panel display and PV production equipment sales, which require a substantive installation procedure by TEL and customer acceptance procedures related to their functionality, is recognized when the equipment is accepted by the customer, after the completion of installation obligations to customer specifications. TEL’s sales arrangements do not include a general right of return. For certain customers, particularly foreign customers, sales proceeds of semiconductor, flat panel display and PV production equipment are invoiced upon shipment and collected prior to customer acceptance. Proceeds received from customers prior to customer acceptance are recorded as customer advances in the consolidated balance sheets.

TEL occasionally grants credits to customers for free parts. Such grants are deferred and recognized as revenue at the earlier of the exercise or the expiration of the credits.

With the acquisition of TEL Solar Holding AG as a consolidated subsidiary, effective with the third quarter of TEL’s 2013 fiscal year, PV production equipment sales by TEL Solar Holding AG are primarily accounted for by the percentage-of-completion method. Revenue recognized under the percentage-of-completion method was not material.

Parts and Electronic Components and Computer Networks Products Sales

TEL’s revenue from parts and sales of electronic components and computer networks products that are not installed by TEL is recognized upon delivery, which is considered to have occurred when the customer has taken title to the product and the risks and rewards of ownership have been substantially transferred.

Service Revenue

TEL’s revenue from services, such as repairs and upgrades, is recognized upon the completion of the services. Service revenue from maintenance contracts is recognized ratably over the term of the applicable contract.

Taxes collected by TEL from customers and remitted to governmental authorities are excluded from revenues in TEL’s consolidated statements of operations.

Inventory Valuation

Inventories are stated at the lower of cost or market, with cost determined on the specific identification basis for finished goods and work in process and cost determined by the moving-average method for raw materials. The carrying value of inventory is reduced for estimated obsolescence by the difference between its cost and the estimated market value based upon assumptions about future demand. TEL evaluates the inventory carrying value for potential excess and obsolete inventory exposures by analyzing historical and anticipated demand. If actual demand were to be substantially lower than estimated, additional adjustments for excess or obsolete inventory may be required, which could have a material adverse effect on TEL’s business, financial condition and results of operations.

According to this inventory valuation policy, inventory write-downs are included in cost of sales for the years ended March 31, 2013, and 2012, as well as the nine months ended December 31, 2013 and 2012. This is primarily because of the decrease in selling prices for finished goods and work in process, as well as an increase in excess and obsolete raw materials, due to a decrease in underlying demand.

Long-Lived Assets

Long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or group to the estimated undiscounted future cash flows expected to be generated by the asset (group). If the carrying amount of an asset (group) exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset (group) exceeds the fair value of the asset (group). Assets to be disposed of are separately presented in TEL’s balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale are presented separately in the appropriate asset and liability sections of TEL’s consolidated balance sheets.

TEL NEXX, Inc. was acquired on May 1, 2012 for the purpose of acquiring deposition technologies for advanced packaging. Because of delays in customers’ adoption of the Through Silicon Via (TSV) technology in the wiring process, and the decreased sales and orders forecast for the third and fourth quarters of the fiscal year ending March 31, 2014, TEL revised its business plans and reassessed TEL NEXX’s intangible assets during the third quarter ended December 31, 2013. As a result, an impairment loss of approximately ¥218 million was recognized and reflected in the condensed consolidated statements of operations for the nine months ended December 31, 2013.

There were no material impairments during the years ended March 31, 2013 and 2012.

Goodwill

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. TEL’s management reviews goodwill for impairment at least annually. The goodwill impairment test is a two-step test. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the entity must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed.

TEL’s management performs its annual impairment review of goodwill at January 1, and when a triggering event occurs between annual impairment tests. TEL’s reporting units are its operating segments or components of operating segments.

TEL NEXX, Inc. was acquired on May 1, 2012 for the purpose of acquiring deposition technologies for advanced packaging. Because of delays in customers’ adoption of the Through Silicon Via (TSV) technology in the wiring process, and the decreased sales and orders forecast for the third and fourth quarters of the fiscal year ending March 31, 2014, TEL revised its business plans and reassessed TEL NEXX’s goodwill during the third quarter ended December 31, 2013. As a result, an impairment loss on goodwill of ¥6,529 million was recognized and reflected in the condensed consolidated statements of operations for the nine months ended December 31, 2013.

TEL Solar Holding AG was acquired on November 26, 2012. TEL allocated the purchase price of this acquisition to assets acquired and liabilities assumed based on their estimated fair value, determined through established and generally accepted valuation techniques and the business plan at that time. Initial results of the purchase price allocation indicated that there was an excess of the purchase price over the aggregated estimated fair value of the assets acquired and liabilities assumed of ¥28,173 million. However, based on the analysis of the post-acquisition business plan and the diminishing industry outlook, which became apparent during the measurement period ended in November 2013, management concluded that the business is not expected to generate any future net cash inflows and, therefore, the carrying value of the goodwill will not be recovered. Accordingly, TEL recognized a ¥28,173 million impairment charge and reflected it in the consolidated statements of operations for the year ended March 31, 2013.

See Note 16 to TEL’s interim unaudited condensed consolidated financial statements and Note 19 to TEL’s audited consolidated financial statements included in this document.

There was no goodwill impairment during the year ended March 31, 2012.

In the event that changes occur either in TEL’s strategy or in the conditions in markets in which TEL operates, future cash flows to be generated by a TEL asset, and accordingly the fair value of such asset, could be affected, and the assessment of the ability to recover the carrying amount of long-lived assets and goodwill could change. Such changes in assessment could materially affect TEL’s financial position and results of operations.

Income Tax

TEL accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In assessing the realizability of deferred tax assets, TEL’s management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods which the net deductible temporary differences, including net operating losses carryforwards, are expected to reverse, TEL’s management believes it is more likely than not that TEL will realize the benefits of these deferred tax assets, net of the existing valuation allowances as of March 31, 2013.

The valuation allowance primarily relates to deferred tax assets associated with research and development tax credits and net operating losses. The net increases in valuation allowance that were charged to comprehensive income amounted to ¥6.0 billion and ¥3.9 billion for the fiscal years ended March 31, 2013 and 2012, respectively, which were due primarily to a net increase in research and development tax credits that were expected to be unused.

Net operating loss carryforwards of TEL as of March 31, 2013 amounted to ¥82.1 billion, of which ¥9.0 billion will expire during 2016 to 2018, ¥70.8 billion will expire thereafter and ¥2.3 billion will remain indefinitely. Tax credit carryforwards for tax purposes at March 31, 2013 amounted to ¥7.4 billion and the majority of these carryforwards will expire from 2014 through 2017.

TEL recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. TEL records interest and penalties related to unrecognized tax benefits in income tax expense.

While TEL’s management believes that all deferred tax assets after adjustments for valuation allowance will be realized and all material uncertain tax positions that are recognized will be successfully sustained, TEL may be required to adjust its deferred tax assets or valuation allowance or reserve for unrecognized tax benefits if its estimates differ from actual results due to poor operating results, lower future taxable income as compared to estimated taxable income or different interpretations of tax laws by the relevant tax authorities. These adjustments to the valuation allowance or recognized tax benefits could materially affect TEL’s results of operations. See Note 10 to TEL’s audited consolidated financial statements included in this document.

New Accounting Standards

Presentation of Amounts Reclassified Out of Accumulated Other Comprehensive Income

In February 2013, the FASB issued new accounting guidance for reporting of amounts reclassified out of accumulated other comprehensive income. The amendments require entities to report the significant reclassifications out of accumulated other comprehensive income if the amount is required to be reclassified in its entirety to net income. For other amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required that provide additional detail about those amounts. This guidance is effective for TEL as of April 1, 2013. TEL will apply this guidance prospectively from such date. Since this guidance impacts disclosure only, its adoption will not have an impact on TEL’s results of operations and financial position.

Parent’s Accounting for the Cumulative Translation Adjustment Upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity

In March 2013, the FASB issued new accounting guidance for the parent’s accounting for the cumulative translation adjustment upon derecognition of certain subsidiaries or groups of assets within a foreign entity or of an investment in a foreign entity. This new guidance resolved diversity in practice and clarifies the applicable guidance for the release of the cumulative translation adjustment when the parent sells a part or all of its investment in a foreign entity, ceases to have a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity, or obtains control in a business combination achieved in stages involving an equity method investment that is a foreign entity. After adoption of this guidance, any accumulated translation adjustments associated with a previously held equity interest will be included in earnings in a business combination achieved in stages. This guidance is effective for TEL as of April 1, 2014. TEL applies this guidance prospectively from the date of adoption. The effect of this guidance depends on the nature and significance of transactions after the adoption date.

Quantitative and Qualitative Disclosures about Market Risk

TEL conducts funds management limited to short-term bank deposits and corporate bonds, and obtains funds by utilizing bank loans or liquidating trade receivables. TEL’s short-term investments consist of time deposits and low risk corporate bonds and TEL mitigates credit risk by trading with highly-rated financial institutions.

Trade receivables, which consist of notes and accounts receivable, are exposed to credit risk in the event of non-performance by the counterparties. Execution and management of credit risk, maturity and receivable balance are conducted pursuant to TEL’s internal management rules for credit control. Credit risk of major customers is assessed on regular basis.

TEL’s investment securities consist of mainly equity interests in listed companies exposed to equity market risks. Conditions, including market prices, for these investment securities are monitored on a regular basis.

TEL is subject to risk from adverse fluctuations in foreign currency exchange rates in its operating and financing activities. In order to manage these risks, which arise in the normal course of business, TEL enters into foreign exchange forward contracts pursuant to its internal policies and procedures. TEL does not hold or issue derivative financial instruments for speculative purposes or to generate income.

For more information, see Note 8 to TEL’s audited consolidated financial statements included in this document.

CERTAIN INFORMATION RELATING TO HOLDCO SHARES

Description of HoldCo Ordinary Shares

On January 6, 2014, HoldCo was incorporated under Dutch law as a private corporation with limited liability (besloten vennootschap). Prior to consummation of the Business Combination, HoldCo will be converted under Dutch law into a public limited liability corporation (naamloze vennootschap), and HoldCo’s legal name will be changed to a name to be agreed by Applied and TEL.

Unless stated otherwise, the following is a description of the material terms of HoldCo ordinary shares as those terms will exist as of consummation of the Business Combination. The form of the HoldCo Articles of Association and the HoldCo Board Rules that will be in effect as of consummation of the Business Combination are attached as Annex F and G, respectively, to this document. However, the HoldCo Articles of Association and HoldCo Board Rules may be amended at any time prior to consummation of the Business Combination by mutual agreement of Applied and TEL or after consummation of the Business Combination by amendment in accordance with their terms. If the HoldCo Articles of Association or HoldCo Board Rules are amended, the below summary may cease to accurately reflect the HoldCo Articles of Association and/or HoldCo Board Rules as so amended.

Share Capital

Authorized Share Capital

As of the date of this document, HoldCo’s current articles of association do not provide for an authorized share capital.

As of the consummation of the Business Combination, the HoldCo Articles of Association will authorize two classes of shares, ordinary shares and preference shares, each with a nominal value of €0.01 per share, and HoldCo’s authorized share capital will be equal to an amount of euros determined by multiplying the sum of the number of HoldCo’s authorized ordinary shares and the number of HoldCo’s authorized preference shares by €0.01.

Issued Share Capital

As of the date of this document, HoldCo has 100 ordinary shares issued and outstanding.

HoldCo’s issued share capital as of the date of the Business Combination will be increased by the aggregate number of ordinary shares to be received by the Applied stockholders and TEL shareholders pursuant to the terms of the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement (1) upon effectiveness of the TEL Share Exchange, each TEL shareholder will be entitled to receive 3.25 HoldCo ordinary shares for every TEL share held and (2) upon effectiveness of the Applied Merger, each Applied stockholder will be entitled to receive one HoldCo share for each Applied share held. As of March 31, 2014, 180,610,911 TEL shares were issued and outstanding. As of May 9, 2014, there were 1,217,401,400 Applied shares issued and outstanding.

Issuance of Shares

HoldCo will be permitted to issue shares only pursuant to a resolution of (1) a general meeting of HoldCo shareholders or (2) the HoldCo Board, if the HoldCo Board has been authorized to do so by a resolution of a general meeting of HoldCo shareholders. A general meeting of HoldCo shareholders will be permitted to authorize the HoldCo Board to issue shares for a fixed period not exceeding five years. Any such authorizing resolution will be required to state the number of shares that may be issued. Any such authorizing resolution will be able to be extended from time to time for a period not exceeding five years, but, unless any such authorizing resolution states otherwise, it will not be able to be withdrawn. A resolution by a general meeting of HoldCo shareholders to issue shares or to authorize the HoldCo Board to issue shares will only be able to be adopted upon proposal by the HoldCo Board.

The issue price of each ordinary share will be required to be fully paid at subscription. Preferred shares will be able to be issued against partial payment so long as at least one-fourth of the nominal value is paid at issuance.

Payment for ordinary shares will be permitted to be made in cash or non-cash consideration. Payment for preference shares will only be permitted to be made in cash.

No fractional shares will be issued.

Prior to consummation of the Business Combination, irrevocable resolutions will be passed to authorize, for a five-year period, the HoldCo Board to issue up to a maximum of a number of HoldCo ordinary shares to be determined by the parties prior to the Business Combination.

Pre-Emptive Rights

Subject to restriction or exclusion in connection with a particular issuance as described in the next paragraph, each holder of HoldCo ordinary shares will have a pre-emptive right with respect to the further issuance of ordinary shares based on the shareholder’s proportionate ownership of ordinary shares outstanding prior to the issuance, except that HoldCo shareholders will have no pre-emptive rights with respect to the issuance of (1) ordinary shares issued for non-cash consideration or (2) ordinary shares issued to employees HoldCo or one of its subsidiaries pursuant to a compensation scheme applicable to those employees. A holder of HoldCo ordinary shares will have no pre-emptive right with respect to the issue of preference shares. A holder of preference shares will have no pre-emptive right with respect to the issuance of either ordinary shares or preference shares.

Prior to each issuance of ordinary shares, pre-emptive rights may be restricted or excluded by a resolution of (1) a general meeting of HoldCo shareholders or (2) the HoldCo Board, if the HoldCo Board has been authorized to do so by resolution of a general meeting of HoldCo shareholders. A general meeting of HoldCo shareholders will be permitted to authorize the HoldCo Board to restrict or exclude pre-emptive rights for a fixed period not exceeding five years. Any such authorizing resolution will be able to be extended from time to time for a period not exceeding five years, but unless such authorizing resolution provides otherwise, it will not be permitted to be withdrawn.

The HoldCo Board will not be permitted to restrict or exclude pre-emptive rights unless at the time of such restriction or exclusion, it is also authorized to issue shares as described above. A resolution by a general meeting of HoldCo shareholders to restrict or exclude pre-emptive rights of HoldCo shareholders will only be able to be adopted upon proposal by the HoldCo Board.

Prior to consummation of the Business Combination, irrevocable resolutions will be passed to authorize, for a five-year period, the HoldCo Board to restrict or exclude pre-emptive rights of holders of HoldCo ordinary shares in connection with the issuance of up to a maximum of a number of HoldCo ordinary shares to be determined by the parties prior to the Business Combination.

Transfer of Shares

If HoldCo ordinary shares are not admitted to trading on a regulated market in a European Economic Area state or comparable stock exchange in a non-European Economic Area state, the transfer of HoldCo ordinary shares will require a notarial deed, executed before a civil law notary officiating in a municipality in the Netherlands. The HoldCo ordinary shares to be received by TEL shareholders pursuant to the TEL Share Exchange and the Applied stockholders pursuant to the Applied Merger are expected to be listed on NASDAQ and the TSE (see “—Listing” below) and, accordingly, it is not expected that transfer of the HoldCo ordinary shares will require a notarial deed.

Any transfer of preference shares will require the approval of the HoldCo Board. If the approval of the HoldCo Board is withheld, the HoldCo Board will be required at the same time to designate one or several interested buyers who are willing and able to acquire against payment in cash all the preference shares to which the request for approval relates, at a price to be agreed between the transferor and the HoldCo Board within two months after the interested buyers have been so designated. If within three months of receipt by HoldCo of the request for approval of the intended transfer, the transferor has not received from HoldCo both (1) a written notice rejecting the request and (2) the designation of one or several interested buyers to whom the preference shares may be transferred, then upon the expiry of that period, the approval of the transfer will be deemed to have been granted. The holder of the preference shares may during a period of three months thereafter transfer all of the preference shares to which the request relates to the proposed transferee.

Form of Shares

HoldCo ordinary shares will be issued in registered form only. No share certificates will be issued for shares, unless the HoldCo Board in its discretion otherwise determines. A share register will be kept by or on behalf of HoldCo.

Repurchase of Shares by HoldCo

HoldCo will not be permitted to subscribe for its own shares in a new share issuance. HoldCo will be permitted to acquire its fully-paid-up shares if no valuable consideration is given or if (1) the portion of HoldCo’s equity that exceeds the aggregate of the issued and paid-up capital and the reserves that must be maintained pursuant to Dutch law is at least equal to the aggregate purchase price, (2) the aggregate nominal value of the shares to be acquired, and of any shares already held, by HoldCo and its subsidiaries, and of any shares held in pledge by HoldCo, does not exceed one-half of HoldCo’s issued capital (or such other part of HoldCo’s issued capital as may be stipulated in this respect by Dutch law from time to time), and (3) the HoldCo Board has been authorized by a resolution of a general meeting of HoldCo shareholders to make the repurchase. A general meeting of HoldCo shareholders will be permitted to authorize the HoldCo Board to acquire HoldCo ordinary shares for not more than 18 months, and unless the authorizing resolution provides otherwise, such authorization will not be permitted to be withdrawn. The general meeting of HoldCo shareholders will be required to specify in the authorizing resolution the number of shares that may be acquired, the manner in which they may be acquired and the range within which the price may be set.

Prior to consummation of the Business Combination, irrevocable resolutions will be passed authorizing HoldCo, subject to Dutch law, to return up to $3 billion to holders of HoldCo ordinary shares by acquiring HoldCo ordinary shares in open market transactions or otherwise.

In addition, without the authorizing resolution of a general meeting of HoldCo shareholders, HoldCo will be permitted to acquire shares so long as they are listed on an exchange in order to transfer such shares to employees of HoldCo or its subsidiaries pursuant to a compensation scheme.

Capital Reduction

At the proposal of the HoldCo Board, the general meeting of HoldCo shareholders will be permitted to resolve to reduce HoldCo’s issued capital by (1) cancellation of shares held by HoldCo, (2) reducing the nominal value of a specific class of shares to be effected by an amendment of the HoldCo Articles of Association, or (3) cancellation of all preference shares. A reduction of the nominal value of shares of a specific class without repayment will be required to be effected proportionally among all shares of that specific class.

Dividends and Other Distributions

The HoldCo Board will keep a share premium reserve and profit reserve for ordinary shares to which only holders of ordinary shares will be entitled.

The profits earned by HoldCo in a financial year will be distributed as described below.

—	If any preference shares are outstanding, a preferred dividend will be paid on each outstanding preference share in an amount equal to 12-month EURIBOR plus up to 500 basis points as determined by the HoldCo Board on the paid-up part of the nominal value of the preference shares and any unpaid preferred dividends relating to prior years.

—

If in a fiscal year, no profit is made or the profits are insufficient to allow the preferred dividend, the deficit will be paid at the expense of the profits earned in the following fiscal years or, if possible, at the expense of any freely distributable reserve of HoldCo.

—

If the preferred dividend cannot be paid at the expense of reserves, then, from the profits earned in the following years, distribution will be made first to the holders of preference shares such that the deficit is fully recovered prior to any other distributions.

Once the preferred dividend is fully paid, the HoldCo Board will determine which part of the profits remaining will be reserved. The allocation of profits remaining after such reservation will be determined by the general meeting of HoldCo shareholders, except that no further distributions will be made on the preference shares.

Distributions of profits will be permitted only to the extent of that portion of HoldCo’s equity that exceeds the aggregate of the issued and paid-up capital and the reserves that must be maintained pursuant to Dutch law.

Distributions will be paid after the adoption of HoldCo’s annual accounts, except that the HoldCo Board may pay interim distributions to be charged against the distribution of profits if it appears from HoldCo’s interim accounts that the requirements to the distribution of profits will be satisfied.

Any cash distributions paid by HoldCo in respect of its shares will be paid in euro, United States dollars, Japanese yen or such other currency as determined by the HoldCo Board.

A claim by a HoldCo shareholder for payment of a distribution on shares will be barred after five years have elapsed from the date such payment first became payable.

General Meeting of Shareholders

An annual general meeting of HoldCo shareholders will be required to be held within six months after the end of each fiscal year. Other general meetings of HoldCo shareholders will be held when required by law and otherwise as often as the HoldCo Board deems necessary.

The notice convening a general meeting of HoldCo shareholders will be required to contain the subjects to be dealt with by the general meeting, the venue and time of the general meeting, the procedures for participating and exercising voting rights in the general meeting and the address of HoldCo’s website. The notice convening a general meeting will be sent to the addresses of HoldCo shareholders and pledgees and usufructuaries with voting rights shown in the share register. With the consent of the HoldCo shareholder or the pledgee or usufructuary with voting rights, it will be permissible for the notice of the general meeting to be given by a legible and reproducible message sent through electronic means of communication to the address provided for the purposes thereof by that HoldCo shareholder, pledgee or usufructuary to HoldCo.

Shareholders will be able to request that the HoldCo Board convene a special meeting of shareholders only to the extent provided by Dutch law. Under current Dutch law, shareholders who hold 10% or more of HoldCo’s issued share capital may petition the court for authorization to convene a special meeting of shareholders if such request to the HoldCo Board is not granted.

Items for which a written request has been filed to discuss at a general meeting of HoldCo shareholders, by one or more HoldCo shareholders, alone or jointly representing at least three percent of HoldCo’s issued share capital (or such other percentage as Dutch law may prescribe from time to time), will be included in the notice convening such general meeting or otherwise announced in the same manner as other items on the agenda for such general meeting if HoldCo receives a substantiated request or proposal for a resolution no later than the 60th day before the date of the general meeting.

Items for which a request has been filed by holders of shares in accordance with terms and conditions established from time to time by the HoldCo Board for such requests will also be included in the notice of a general meeting. It is contemplated that the HoldCo Board will align such terms and conditions with Rule 14a-8 under the Exchange Act, though the HoldCo Board will have the discretion not to comply with a request made in accordance with such terms and conditions if the HoldCo Board considers the request not in the interest of HoldCo or its stakeholders.

General meetings of HoldCo shareholders will be conducted in the English language and will be held in Amsterdam or the municipality of Haarlemmermeer, the Netherlands. It will also be permissible to convene a general meeting of HoldCo shareholders by electronic means of communication that is directly and permanently accessible to the meeting and furthermore in such other manner as may be required to comply with any applicable rules of NASDAQ, the TSE and any other stock exchange on which shares are listed from time to time.

Voting Rights and Quorum

Each HoldCo share will confer the right to cast one vote.

Except to the extent that the laws of the Netherlands or the HoldCo Articles of Association provide otherwise, all resolutions of a general meeting of HoldCo shareholders will be adopted by a simple majority of the votes cast at a meeting where a quorum is present. Except as otherwise provided by the laws of the Netherlands or the HoldCo Articles of Association, a quorum will exist if persons entitled to vote a majority of the HoldCo shares issued and outstanding are present or represented at the general meeting.

Blank and invalid votes will be counted for purposes of establishing a quorum, but will not be counted as votes for any resolution or other matter before a general meeting.

Shares held by HoldCo or its subsidiaries or otherwise not entitled to vote pursuant to Dutch law will not be taken into account for determining how many votes are cast, how many shareholders are present or what portion of HoldCo’s issued capital is present or represented.

Amendment of Articles of Association

A general meeting of HoldCo shareholders will be permitted to resolve to amend the HoldCo Articles of Association, but only upon proposal by the HoldCo Board. If a proposal to amend the articles of association is to be made at a general meeting of HoldCo shareholders the notice convening the general meeting will so state. A copy of the proposal will be kept available at HoldCo’s corporate seat in Amsterdam, the Netherlands, and such other locations as the HoldCo Board determines for inspection by HoldCo shareholders until the conclusion of the general meeting.

Merger, Demerger and Dissolution

A general meeting of HoldCo shareholders will be permitted to adopt a resolution to merge (fuseren) or demerge (splitsen) HoldCo, but only upon proposal by the HoldCo Board.

A resolution to dissolve (ontbinden) HoldCo may be proposed by the HoldCo Board and adopted by the affirmative vote of a majority of HoldCo’s issued share capital. In addition, without a proposal by the HoldCo Board, HoldCo shareholders may adopt a resolution to dissolve HoldCo by the affirmative vote at a general meeting of HoldCo shareholders of all of HoldCo’s issued share capital or written consent of all of HoldCo’s issued share capital.

In the event HoldCo is dissolved, the HoldCo’s executive directors will be the liquidators of its assets, unless a general meeting of HoldCo shareholders appoint other persons. HoldCo’s non-executive directors will supervise the liquidation. From the balance remaining after the payment of debts, there will first be paid on each preference share outstanding, if any, an amount equal to the paid-up part of the nominal value of such preference share, any unpaid preferred dividends thereon for prior year and any preferred dividends accrued thereon for the current year. Any balance remaining after payments in respect of preference shares will be transferred to the holders of ordinary shares in proportion to the aggregate nominal value of shares held by each of them.

Squeeze Out

In accordance with Dutch law, a shareholder who (alone or together with members of its group, as such term is defined under Dutch law) for its own account holds at least 95% of HoldCo’s issued capital may institute proceedings against other HoldCo shareholders jointly for the transfer of their shares to the plaintiff. The proceedings are held before the Dutch Enterprise Chamber. The Dutch Enterprise Chamber may grant the claim for the squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Dutch Enterprise Chamber on the value of the shares. Once the order to transfer has become final, the acquirer must give written notice of the price, and the date on which and the place where the price is payable to the minority shareholders whose addresses are known to it. Unless all addresses are known to the acquirer, it will also publish the same in a Dutch daily newspaper with nationwide distribution in the Netherlands.

Certain Other Major Transactions

Under Dutch law, the approval of a general meeting of HoldCo shareholders will be required for any significant change in the identity or nature of HoldCo or its business, such as:

—	a transfer of all or nearly all of the business of HoldCo to a third party;

—	the entry into or termination by HoldCo or one of its subsidiaries of a significant long-term cooperation with another entity, if such cooperation is of a major significance to HoldCo;

—	an agreement to become or to withdraw as a fully liable partner in a limited partnership or general partnership, if such partnership is of a major significance to HoldCo; or

—

the acquisition or divestment by HoldCo or one of its subsidiaries of a participating interest in the capital of an entity having a value of at least one-third of the amount of HoldCo’s consolidated assets, as stated on HoldCo’s most recently adopted consolidated balance sheet with explanatory notes.

These changes must be approved by the vote of a majority of the votes cast at the general meeting of HoldCo shareholders or, in the case of the sale, lease or exchange of all or substantially all of the HoldCo’s property and assets or the merger or demerger of HoldCo, a majority of HoldCo’s issued share capital.

Listing

HoldCo ordinary shares are expected to be listed on NASDAQ and the TSE.

Certain Disclosure Obligations of HoldCo

As of consummation of the Business Combination, HoldCo will be subject to certain disclosure obligations under Dutch, U.S. and Japanese law and the rules of NASDAQ and the TSE. The following is a description of the general disclosure obligations of public companies under Dutch, U.S. and Japanese law and the rules of NASDAQ and the TSE as such laws and rules exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

Financial Reporting under Dutch Law

Pursuant to the Dutch Financial Reporting Supervision Act (which is referred to in this document as the “FRSA”), the Netherlands Authority for the Financial Markets (which is referred to in this document as the

“AFM”) supervises the application of financial reporting standards by, among others, companies whose statutory seat is in the Netherlands and whose securities are admitted to trading on a regulated market or comparable stock exchange in a non-European Economic Area state.

HoldCo will be required to publish its annual accounts within five months of the end of a period to which the financial information relates. Annual accounts must be filed with the AFM simultaneously with their publication.

Under the FRSA, the AFM is authorized to: (1) request an explanation from listed companies to which the FRSA applies regarding their application of financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that their financial reporting meets the applicable standards; and (2) recommend to such companies the publication of further explanations in respect of their financial reporting. If a listed company to which the FRSA applies does not comply with such a request or recommendation, the AFM may request that the enterprise chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het Gerechtshof Amsterdam) order the company to (1) prepare its financial reports in accordance with the enterprise chamber’s instructions and (2) provide an explanation of the way it has applied financial reporting standards to its financial reports.

Periodic Reporting under U.S. Securities Law

Under the Exchange Act, HoldCo will be required to publicly file with the SEC an annual report on Form 10-K within 60 days of the end of the fiscal year covered by the report. In addition, HoldCo will be required to publicly file with the SEC quarterly reports on Form 10-Q within 40 days of the end of each of the first three fiscal quarters of each fiscal year. HoldCo will also be required to publicly file with the SEC current reports on Form 8-K typically within four business days after the occurrence of specified significant events, and under Regulation FD, HoldCo will be required to simultaneously or promptly make public disclosure of any material nonpublic information shared with securities market professionals or shareholders who are reasonably likely to trade on the basis of the information.

Periodic Reporting under Japanese Securities Law

Under the Financial Instruments and Exchange Act of Japan, HoldCo will be required to publicly file with the director general of the relevant local finance bureau of the Ministry of Finance of Japan (which is referred to in this document as the “Local Finance Bureau”) an annual securities report within six months of the end of the fiscal year covered by the report. In addition, HoldCo will be required to publicly file with the director general of the relevant Local Finance Bureau quarterly securities reports within 45 days of the end of the applicable fiscal quarter. HoldCo will also be required to publicly file extraordinary reports with the director of a relevant Local Finance Bureau without delay after the occurrence of specified significant events. Instead of filing these reports in Japanese, HoldCo may file a foreign company annual securities report, foreign company quarterly securities reports or foreign company extraordinary reports, as the case may be (which consists of, among other things, the foreign disclosure documents that were actually disclosed in a foreign country pursuant to laws and regulations in the foreign country, Japanese summaries of certain parts and other supplemental documents) if certain conditions are met (including a permission from the Commissioner of the Financial Services Agency of Japan). In such case, HoldCo will be required to file the foreign company annual securities report within four months of the end of the applicable fiscal year while the filing periods for the foreign company quarterly securities reports and foreign company extraordinary reports are the same as those for the quarterly securities reports and extraordinary reports as described above. These deadlines for the annual securities reports, quarterly securities reports, foreign company annual securities reports, and foreign company quarterly securities reports may be extended by approval of the director general of the relevant Local Finance Bureau.

NASDAQ Rules

For so long as its shares will be listed on NASDAQ, HoldCo will be required to meet certain requirements relating to ongoing communication and disclosure to HoldCo shareholders, including a requirement to make any annual report filed with the SEC available on or through HoldCo’s website and to comply with the “prompt disclosure” requirement of NASDAQ with respect to earnings and dividend announcements, combination transactions, stock splits, major management changes and any substantive items of an unusual or non-recurrent nature. Issuers listing shares on NASDAQ must also meet certain corporate governance standards, such as those relating to annual meetings, board independence, the formation and composition of nominating/corporate governance, compensation and audit committees and approval of HoldCo shareholders of certain transactions.

TSE Rules

For so long as ordinary shares will be listed on the TSE, HoldCo will be required to meet certain requirements relating to ongoing communication and disclosure including a requirement to disclose annual earnings reports and quarterly earnings reports immediately after details of the account settlement for an applicable business year or quarter are settled. HoldCo will also be required to comply with the “timely disclosure” requirement of the TSE with respect to issuance of new shares, business combination transactions, stock splits, change in representative directors and any other matters relating to operation, business or assets of a listed company or its affiliates which have a substantial effect on investors’ investment decisions. Issuers listing shares on the TSE must also comply with certain codes of corporate conduct of the TSE, such as the one relating to issuance of shares by a third-party allotment.

Certain Insider Trading and Market Manipulation Laws

Dutch, U.S. and Japanese law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

In connection with its listing on NASDAQ and the TSE, HoldCo will adopt an insider trading policy, which will be available on HoldCo’s website. This policy will provide for, among other things, rules on transactions by members of the HoldCo Board and HoldCo employees in HoldCo ordinary shares or in financial instruments the value of which is determined by the value of the shares.

The Netherlands

The Financial Supervision Act (which is referred to in this document as the “Financial Supervision Act”) provides for specific rules intended to prevent market abuse, such as prohibitions on insider trading, divulging inside information and tipping as well as market manipulation. The Dutch prohibition on market manipulation may mean that certain restrictions apply to the ability of a company to repurchase its shares. In certain circumstances, investors can also be subject to the Dutch market abuse rules.

United States

The “insider trading” doctrine under United States securities laws generally prohibits any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The doctrine covers not only those who trade based on material, non-public information, but also those who disclose material nonpublic information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of a board of directors, officers and other employees may not purchase or sell shares or other securities when he or she is in possession of material, non-public information about the company (including the company’s business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the company.

Japan

The applicable insider trading rules (Article 166 of the Financial Instruments and Exchange Act of Japan) prohibit an “insider” of HoldCo (which includes a recipient of material, non-public information from an

“insider”) from trading in securities for his or her own account or for the account or on behalf of a third party while in possession of material, non-public information regarding the issuer of the securities. Although the current regulations do not specifically address tipping, under amendments to the Financial Instruments and Exchange Act of Japan (which will come into force on April 1, 2014), an “insider” will be prohibited from disclosing or making available material, non-public information to a third party or recommending that a third party trade insider securities, or to otherwise induce a third party to do so, with an intent to cause the third party to make a profit or avoid a loss. The prohibition of market manipulation in particular forbids (1) using unfair means, schemes or techniques with respect to trading in securities, (2) acquiring money or other property by making of false statements on important matters or misleading statements that omit information about important matters necessary to avoid misunderstanding with respect to trading in securities or (3) using false quotations in order to induce a trade in securities. Failure to comply with these requirements could lead to criminal penalties (including imposition of fines or imprisonment or a combination of the two) as well as administrative surcharges.

Certain Disclosure and Reporting Obligations of Directors, Officers and Shareholders of HoldCo

As of consummation of the Business Combination, directors, officers, and shareholders of HoldCo will be subject to certain disclosure and reporting obligations under Dutch, U.S. and Japanese law. The following is a description of the general disclosure obligations of directors, officers, and shareholders under Dutch, U.S. and Japanese law as such laws exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

The Netherlands

Pursuant to the Financial Supervision Act, insiders of HoldCo will be required to notify the AFM of all transactions conducted or carried out on their own accounts relating to shares or financial instruments, the value of which is determined by the value of the shares. For the purposes of the preceding sentence, “insiders” means members of the HoldCo Board and any other persons who have managerial responsibilities within HoldCo and in that capacity are authorized to make decisions affecting the future developments and business prospects of HoldCo and who may have regular access to inside information relating, directly or indirectly, to HoldCo.

In addition, persons designated by the Decree on Market Abuse pursuant to the Financial Supervision Act (Besluit Marktmisbruik) (which is referred to in this document as the “Dutch Market Abuse Decree”) who are closely associated with the members of the HoldCo Board or any other Insiders must notify the AFM of any transactions conducted for their own account relating to shares or financial instruments, the value of which is determined by the value of the shares. The Market Abuse Decree designates the following categories of persons (1) the spouse or any partner considered by national law as equivalent to a spouse, (2) dependent children, (3) other relatives who have shared the same household for at least one year at the relevant transaction date, and (4) any legal person, trust or partnership, among other things, whose managerial responsibilities are discharged by the relevant member of the board of directors or other Insider, or by a person referred to under clauses “(1),” “(2)” or “(3)” above.

The AFM must be notified of transactions effected in either shares or financial instruments, the value of which is determined by the value of the shares, within five days following the transaction date. Notifications may be postponed until the date the value of the transactions carried out on that person’s own account, together with the transactions carried out by the persons associated with that person, reach or exceed the amount of €5,000 in the calendar year in question.

The AFM keeps a public register of all notifications made pursuant to the Financial Supervision Act. Non-compliance with these reporting obligations under the Financial Supervision Act could lead to criminal penalties, administrative fines and cease-and-desist orders (and the publication thereof), imprisonment or other sanctions.

United States

HoldCo shareholders owning more than 10% of the ordinary shares will be subject to certain U.S. reporting requirements under the Exchange Act. Among the reporting requirements are disclosure obligations intended to keep investors aware of significant accumulations of shares that may lead to a change of control of an issuer.

Section 16(a) of the Exchange Act will require members of the HoldCo Board and executive officers, and persons who beneficially own more than 10% of a registered class of HoldCo’s equity securities, to file reports of ownership of, and transactions in, ordinary shares with the SEC. Such directors, executive officers and 10% shareholders will also be required to furnish HoldCo with copies of all Section 16 reports they file.

Under Section 16(b) of the Exchange Act, with certain limited exceptions, any profit realized by a member of the HoldCo Board, a HoldCo executive officer or a greater than 10% beneficial owner in any purchase and subsequent sale, or any sale and subsequent purchase, of ordinary shares within a six-month period will be recoverable by HoldCo.

Japan

Under the Financial Instruments and Exchange Act of Japan and its related regulations, any person who has become beneficially, solely or jointly, a holder of more than 5% of the voting shares of HoldCo will be required to file with the director general of the relevant Local Finance Bureau within five business days a “substantial shareholding report” concerning such shareholdings (with certain exceptions available to financial institutional investors). With certain exceptions, an amendment report also must be filed with respect to any subsequent change of 1% or more in any such holdings or any change in material matters set out in reports previously filed.

Under the Financial Instruments and Exchange Act of Japan, any profits realized by an officer, executive officer, director, statutory auditor or persons who own 10% or more voting rights (each of which is referred to in this document as a “Designated Entity”) of HoldCo who buys or sells HoldCo’s securities for its account and then sells or buys those securities within six months thereafter will be subject to HoldCo’s right to demand payment of all such profits. A Designated Entity of HoldCo that makes a trade of HoldCo securities subject to these short-swing profit regulations also will be required to file a report with the director general of the relevant Local Finance Bureau by the 15th day of the calendar month after the month in which such trade occurred.

COMPARISON OF SHAREHOLDER RIGHTS

This section describes the material differences between the rights of Applied stockholders and TEL shareholders before consummation of the Business Combination, and the rights of HoldCo shareholders after the Business Combination. These differences in shareholder rights result from the differences between Delaware, Japanese and Dutch law and the respective governing documents of Applied, TEL and HoldCo.

This section does not include a complete description of all differences among such rights, nor does it include a complete description of such rights. Furthermore, the identification of some of the differences of these rights as material is not intended to indicate that other differences that may be equally important do not exist. All Applied stockholders and TEL shareholders are urged to carefully read the relevant provisions of the DGCL, the Companies Act of Japan, the Dutch Civil Code, the Dutch Financial Supervision Act, Applied’s certificate of incorporation and bylaws, TEL’s articles of incorporation, and the forms of the HoldCo Articles of Association and HoldCo Board Rules that will be in effect as of consummation of the Business Combination (which forms are included as Annex F and G to this document. References in this section to the HoldCo Articles of Association and HoldCo Board Rules are references thereto as they will be in effect upon consummation of the Business Combination. However, the HoldCo Articles of Association and HoldCo Board Rules may be amended at any time prior to consummation of the Business Combination by mutual agreement of Applied and TEL or after consummation of the Business Combination by amendment in accordance with their terms. If the HoldCo Articles of Association or HoldCo Board Rules are amended, the below summary may cease to accurately reflect the HoldCo Articles of Association and/or HoldCo Board Rules as so amended.

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

Authorized Capital

Pursuant to Applied’s certificate of incorporation, the authorized capital stock of Applied consists of 2,500,000,000 shares of Applied common stock and 1,000,000 of Applied preferred stock. Applied common stock and Applied preferred stock both have a par value of $0.01 per share. The Applied Board has authority to issue shares of Applied preferred stock from time to time in one or more series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. No series of preferred stock have been designated by the Applied Board, and no shares of Applied preferred stock are issued or outstanding.

Pursuant to TEL’s articles of incorporation, the total number of TEL’s shares authorized to be issued is 300,000,000 shares of common stock.

As of the consummation of the Business Combination, HoldCo’s authorized share capital will be equal to an amount of euros determined by multiplying the sum of the number of HoldCo’s authorized ordinary shares and the number of HoldCo’s authorized preference shares by €0.01. The HoldCo ordinary shares and the HoldCo cumulative preference shares will both have a nominal value of €0.01.

Voting Rights

Each share of Applied common stock confers the right to cast one vote at a meeting of Applied stockholders. As a result, the number of votes that a stockholder may cast equals the number of shares of Applied common stock such stockholder holds.

Shares of a series of preferred stock designated by the Applied Board would have voting rights as specified in the resolution of the Applied Board designating the series.

TEL currently uses the unit share system (tan-gen kabushiki), where one share unit consists of 100 shares of TEL common stock. If a shareholder has one or more units of shares of TEL common stock, the shareholder will have voting rights with respect to each unit share of common stock. The holders of less than one unit of common stock have no voting rights.

Each HoldCo ordinary share and each HoldCo cumulative preference share will confer the right to cast one vote at the General Meeting of HoldCo shareholders. As a result, the number of votes that a shareholder may cast equals the number of HoldCo ordinary shares such shareholder holds.

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders
Dividends

Under the DGCL, the Applied Board may declare and pay dividends to the holders of the Applied capital stock out of Applied’s surplus or, if there is no surplus, out of Applied’s net profits for the fiscal year in which the dividend is declared or the immediately preceding fiscal year. Under Delaware law, the amount of surplus may be determined by the Applied Board by reference to the current market value of assets less liabilities rather than book value. Dividends may be paid in cash, in shares of Applied capital stock or in other property.

TEL’s articles of incorporation provide that its board of directors may declare dividends to the maximum extent permitted by law. The holders of TEL common stock, including the holders of less than one unit of common stock, are entitled to share equally in dividends in accordance with their shareholding.

Annually, the HoldCo Board will submit a proposal to the General Meeting of HoldCo shareholders with respect to the amount of dividend to be declared with respect to the prior financial year. The dividend proposal in any given year will be subject to the availability of distributable profits or reserves, taking into account any distributions to be made on the HoldCo cumulative preference shares (as described below), and may be affected by, among other factors, the HoldCo Board’s views on HoldCo’s potential future liquidity requirements, including for investments in production capacity, the funding of HoldCo’s research and development programs and acquisition opportunities that may arise from time to time. Accordingly, the HoldCo Board may propose not to pay a dividend or to pay a lower dividend with respect to any particular year. The calculation of dividends available for distribution will be based on HoldCo’s Dutch statutory entity accounts prepared in accordance with Dutch GAAP or International Financial Reporting Standards.

If HoldCo cumulative preference shares are outstanding, priority will be given to a preferred dividend to be paid on each outstanding HoldCo cumulative preference share. If in a given financial year no profit is made or the profits are insufficient to allow the full distribution on the HoldCo cumulative preference shares, the deficit will be paid from profits earned in following financial years, or, if possible, out of any freely distributable reserve of HoldCo.

The HoldCo Board will be permitted to distribute interim dividends before the Dutch statutory entity annual accounts for the relevant financial years have been adopted subject to the expected availability of distributable profits or reserves based on a review of the interim balance sheets and profit and loss accounts.

Distributions will only be permitted to be made to the extent that HoldCo’s equity exceeds the aggregate of HoldCo’s issued and paid-up capital and reserves that must be maintained pursuant to Dutch law. Claims by shareholders to distributions will be barred after five years have elapsed from the date that such distributions first became payable and in that case any unclaimed dividend will be forfeited to HoldCo.

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders
Purchase and Repurchase of Shares

Under the DGCL, Applied may purchase, repurchase or redeem shares of its own capital stock, except that generally it may not purchase, redeem or repurchase those shares if Applied’s capital is impaired at the time or would become impaired as a result of the purchase, repurchase or redemption. If Applied were to designate and issue shares of a series of preferred stock that is redeemable in accordance with its terms, such terms would govern the redemption of such shares. Applied may resell shares of its capital stock that have been purchased or repurchased but have not been retired. However, Applied will not be entitled to vote, or have counted for quorum purposes, shares of its own capital stock.

Under the Companies Act of Japan, TEL may purchase, repurchase or redeem its own shares, except generally it may not do so if the total book value of the amount distributed to shareholders as a result of such purchase, redemption or repurchase exceeds the amount calculated under provisions of the Companies Act of Japan as being the maximum monetary amount that can be distributed to shareholders as of the particular payment date.

Under Dutch law, a company may not subscribe for newly issued shares in its own capital. However, a company may, subject to certain restrictions of Dutch law, acquire shares in its own capital.

HoldCo will be permitted to acquire fully paid-up shares in its own capital at any time if no consideration is given therefor. Furthermore, subject to certain provisions of Dutch law and the HoldCo Articles of Association, HoldCo will be permitted to repurchase fully paid-up shares in its own capital if (1) the portion of HoldCo’s equity that exceeds the aggregate of the paid-up and called-up part of the issued capital and the reserves that must be maintained pursuant to Dutch law is at least equal to the aggregate purchase price and (2) the aggregate nominal value of the shares to be acquired, and of any shares already held, by HoldCo and its subsidiaries, and of any shares held in pledge by HoldCo, does not exceed one-half of HoldCo’s issued capital (or such other part of HoldCo’s issued capital as may be stipulated in this respect by Dutch law from time to time).

HoldCo will only be able to purchase its ordinary shares following a resolution of the HoldCo Board, acting pursuant to an authorization for the repurchase of shares granted by the General Meeting of HoldCo shareholders. An authorization by the General Meeting of HoldCo shareholders for the repurchase of shares may not exceed a maximum period of 18 months. It is contemplated that, upon consummation of the Business Combination, the HoldCo Board will be authorized for a period of 18 months to cause to return up to an aggregate value of $3 billion to holders of HoldCo ordinary shares by repurchasing HoldCo ordinary shares in open market transactions or otherwise. Such authorization will specify the number of HoldCo ordinary shares that may be acquired, the manner in which they may be acquired and the range of prices within which the HoldCo ordinary shares may be acquired.

No authorization of the General Meeting of HoldCo shareholders will be required if HoldCo ordinary shares are acquired by HoldCo with the intention of transferring such HoldCo ordinary shares to employees of HoldCo or its subsidiaries pursuant to a compensation scheme.

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders
Dissolution/Liquidation

Under the DGCL, dissolution of Applied may be authorized without action of the Applied Board if all the stockholders entitled to vote thereon consent to such dissolution in writing. If the Applied Board adopts a resolution to dissolve Applied, then such dissolution need only be approved by a simple majority of Applied stockholders entitled to vote thereon.

If Applied is dissolved, the assets of Applied would be used to satisfy the claims of creditors. After satisfaction of the claims of creditors, the balance of Applied’s assets would be distributed to holders of Applied common stock in proportion to the number of such shares they held.

However, if there are one or more series of Applied preferred stock outstanding at the time of dissolution, depending on the rights specified in the resolution of the Applied Board designating such series, the holders of such preferred stock may be entitled to receive some or all of Applied’s assets in preference to the holders of Applied common stock, or may be entitled to convert their shares to Applied common stock or receive assets on an as-converted-to-common-stock basis.

Under the Companies Act of Japan, TEL can be dissolved only if at least two-thirds of the holders of the total number of TEL voting rights represented at a meeting at which a quorum is present vote in favor of such dissolution.

If TEL is dissolved, the assets of TEL would be used to satisfy the claims of creditors. After satisfaction of the claims of creditors, the balance of TEL’s assets would be distributed to holders of TEL common stock in proportion to the number of such shares they hold.

A resolution to dissolve HoldCo may be proposed by the Board and adopted by the affirmative vote of a majority of HoldCo’s issued share capital. In addition, without a proposal by the Board, HoldCo shareholders may adopt a resolution to dissolve HoldCo by the affirmative vote at a General Meeting of all of HoldCo’s issued share capital or written consent of all of HoldCo’s issued share capital.

If HoldCo is dissolved, the assets of HoldCo would be used for payment of debts. After payment of debts subject to the rights of the holders of HoldCo preference shares (as described below), the balance of HoldCo’s assets would be paid to the holders of HoldCo ordinary shares in proportion to the number of HoldCo ordinary shares they held.

If HoldCo cumulative preference shares are outstanding at the time of a dissolution, prior to the distribution to the holders of HoldCo ordinary shares, an amount will be paid to the holders of HoldCo cumulative preference shares equal to (1) the paid-up part of the nominal value of the HoldCo cumulative preference shares, (2) any accrued but unpaid dividends on HoldCo cumulative preference shares in relation to prior financial years and (3) the dividends accrued on the HoldCo cumulative preference shares during the then current financial year. Any balance remaining after payments in respect of HoldCo’s cumulative preference shares would be transferred to the holders of HoldCo ordinary shares in proportion to the aggregate nominal value of ordinary shares held by each of them.

Appraisal / Dissenters’ Rights

Under the DGCL, a stockholder of a Delaware corporation is generally entitled to demand appraisal of the fair value of his or her shares in the event the corporation is a party to a merger or consolidation, subject to specified exceptions. The DGCL does not confer appraisal rights, however, if the corporation’s stock is either (1) listed on a national securities exchange or (2) held of record by more than 2,000 holders.

Even if a corporation’s stock meets the foregoing requirements, the DGCL provides that appraisal rights generally

Under the Companies Act of Japan, shareholders have the right to be paid the appraisal value of their shares if they oppose and vote against (1) certain types of amendments to a company’s articles of incorporation that would materially affect a shareholder’s rights or (2) an extraordinary transaction, such as a transaction listed below in this table under “—Mergers, Consolidations and Similar Transactions.”

The concept of appraisal rights is not known as such under Dutch law.

However, pursuant to Dutch law, a shareholder who for his own account owns at least 95% of the issued share capital may initiate proceedings against the minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Dutch Enterprise Chamber. The Dutch Enterprise Chamber may grant the claim for a squeeze out in relation to all minority shareholders and will in that case determine the price to be paid for the shares. If deemed necessary one or

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

will be permitted if stockholders of the corporation are required to accept for their stock in any merger, consolidation or similar transaction anything other than (1) shares of the corporation surviving or resulting from the transaction, or those shares plus cash in lieu of fractional interests, (2) shares of any other corporation, or those shares plus cash in lieu of fractional interests, unless those shares are listed on a national securities exchange or held of record by more than 2,000 holders or (3) any combination of the foregoing.

three experts will be appointed who will provide their view on the value to be paid for the shares of the minority shareholders. Once the order to transfer the shares of the minority shareholders becomes final, the claimant acquiring the shares shall give written notice of the date and place of payment and the price to the minority shareholders whose addresses are known. If the addresses of all minority shareholders are not known to the claimant, the claimant is required to publish the notice in a daily newspaper with a national circulation.

Furthermore, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another member state of the European Union or the European Economic Area, a shareholder of a Dutch company that will disappear in the merger who has voted against the cross-border merger may file a claim with the Dutch company for compensation instead of receiving shares in the share capital of the acquiring company.

Pre-Emptive Rights

Under Delaware law, stockholders of a corporation do not have pre-emptive rights to subscribe to an additional issue of stock or to any security convertible into such stock, unless such right is expressly included in the certificate of incorporation. Because Applied’s certificate of incorporation does not include any provision in this regard, Applied stockholders do not have pre-emptive rights to acquire newly issued shares of Applied.

As the Companies Act of Japan provides that shareholders do not have pre-emptive rights to purchase additional shares or other securities of the issuer, TEL shareholders do not have pre-emptive rights.

Subject to the following paragraphs, holders of HoldCo ordinary shares will have a pre-emptive right of subscription upon any issuance of new HoldCo ordinary shares or any granting of rights to acquire HoldCo ordinary shares, which pre-emptive right will be in proportion to the aggregate nominal amount of the HoldCo ordinary shares held by such shareholders.

The General Meeting of HoldCo shareholders or, if authorized thereto by the General Meeting of HoldCo shareholders, the HoldCo Board will be able to resolve to restrict or exclude pre-emptive rights. It is contemplated that prior to consummation of the Business Combination, the HoldCo Board will be authorized for a five year period to restrict or exclude pre-emptive rights of holders of HoldCo ordinary shares in connection with the issuance of up to a maximum of a number of HoldCo ordinary shares to be determined by the parties prior to the Business Combination.

Holders of HoldCo ordinary shares will have no pre-emptive rights on subscriptions to any HoldCo ordinary shares issued for consideration other

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

than cash or any HoldCo ordinary shares issued to employees of HoldCo or its subsidiaries pursuant to a compensation scheme, or to persons exercising a right to acquire HoldCo ordinary shares. Holders of HoldCo ordinary shares will have no pre-emptive rights on the issuance of HoldCo cumulative preference shares. Holders of HoldCo cumulative preference shares will have no pre-emptive rights.

Amendments to Governing Documents

The DGCL generally provides that amendments to a corporation’s certificate of incorporation must be approved by the board of directors and then adopted by the vote of a majority of the outstanding voting power entitled to vote thereon, unless the certificate of incorporation requires a greater vote. Applied’s certificate of incorporation does not require a greater vote than the DGCL.

Under the DGCL, stockholders of a corporation entitled to vote and, if so provided in the certificate of incorporation, the directors of the corporation, each have the power, separately, to adopt, amend and repeal the bylaws of a corporation.

Applied’s bylaws may be amended by either (1) the Applied Board or (2) the affirmative vote of the holders of not less than a majority of the Applied capital stock issued and outstanding which is present in person or represented by proxy and entitled to vote thereon at the meeting at which such action is taken.

Except for certain types of amendments specified in the Companies Act of Japan, the articles of incorporation of TEL may be amended by a special resolution of a shareholders’ meeting which, in the case of TEL, means the affirmative vote of at least two-thirds of the holders of the total number of TEL voting rights represented at a meeting at which a quorum is present.

Under the Companies Act of Japan, an amendment to the articles of incorporation may be proposed by either TEL’s board of directors or its shareholders.

While there is no provision under the Companies Act of Japan that mentions bylaws or other governing documents, TEL has adopted internal rules including rules for the handling of shares and its board of directors. These rules may be adopted, amended or repealed by TEL’s board of directors.

Upon a proposal of the HoldCo Board, the General Meeting of HoldCo shareholders will be permitted to resolve to amend the HoldCo Articles of Association by the affirmative vote of holders of a majority of HoldCo’s issued share capital.

The HoldCo Board Rules will be permitted to be amended and supplemented by the HoldCo Board or by the affirmative vote of holders of a majority of HoldCo’s issued share capital.

Number of Directors

The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by the corporation’s certificate of incorporation or bylaws.

Applied’s bylaws provide that the Applied Board will consist of not less than eight nor more than 14 members, with the exact number thereof to be determined from time to time by resolution of the Applied Board.

TEL’s articles of incorporation provide that the total number of TEL directors shall be no greater than 18. Currently, TEL has 11 directors.

The HoldCo Articles of Association provide that the HoldCo Board will consist of not less than three directors. A majority of the HoldCo Board will be required to be non-executive directors.

As of consummation of the Business Combination, the HoldCo Board will consist of 11 directors, of which 10 will be non-executive directors and one will be an executive director.

Nomination and Election of Directors
The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, directors will be elected by a plurality of the votes of the	TEL directors are elected by a majority of votes cast by TEL shareholders at meetings of TEL shareholders at which a quorum is present. The required	Under the HoldCo Articles of Association, directors will be appointed by the affirmative vote of a majority of the votes cast at a General Meeting of the HoldCo

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

shares present in person or represented by proxy at the meeting and entitled to vote.

Applied’s bylaws provide that, in an uncontested election, each director of Applied will be elected by the vote of the majority of votes cast with respect to that director at any meeting of Applied stockholders held for the election of directors at which a quorum of the holders of a majority of the stock issued and outstanding and entitled to vote thereat is present. In a contested election (that is, an election in which the number of nominees exceeds the number of directors to be elected), each director will be elected by a plurality of votes cast.

Applied’s bylaws provide that, unless appointed by the Applied Board pursuant to its power to fill a vacancy or newly created directorship (as described below in this table under “—Filling of Board Vacancies”), Applied’s directors must be elected at each annual meeting of stockholders. Under the DGCL and Applied’s bylaws, each Applied director will serve until his or her successor is elected and qualified or until his or her earlier resignation or removal.

In accordance with procedures of the Corporate Governance and Nominating Committee of the Applied Board, any director who is not reelected will offer to tender his or her resignation to the Applied Board. The Corporate Governance and Nominating Committee will make a recommendation to the Applied Board on whether to accept or reject the offer of resignation, or whether other action should be taken. The Applied Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the underlying rationale within 90 days from the date of the certification of the election results. In making their respective decisions, the Corporate Governance and Nominating Committee and the Applied Board must consider all factors they deem relevant.

quorum is one-third of the total number of TEL voting rights entitled to vote at the TEL shareholders’ meeting. Each member of TEL’s board of directors is elected for a one-year term.

shareholders where a quorum is present. A quorum for these purposes will consist of a majority of the issued share capital.

Each director will be appointed for a term expiring at the end of the next annual general meeting of HoldCo shareholders and will serve until his or her successor is appointed or, if earlier, his resignation, removal or death.

The HoldCo Nominating Committee, a committee of the HoldCo Board to be comprised of at least three non-executive directors of HoldCo who qualify as “independent directors” under the applicable NASDAQ rules and the applicable rules of the SEC, will establish procedures, and may amend the same from time to time, under which, if the proposal at a General Meeting of HoldCo shareholders to reappoint any director then in office does not receive at least a simple majority of the votes cast in favor of his or her re-appointment, the director will offer to tender his or her resignation to the HoldCo Board. The HoldCo Nominating Committee will make a recommendation to the HoldCo Board on whether to accept or reject any such offer of resignation, or whether other action should be taken. The HoldCo Board will act on the HoldCo Nominating Committee’s recommendation and publicly disclose its decision and the underlying rationale within 90 days from the date of the certification of the election results. In making their respective decisions, the HoldCo Nominating Committee and the HoldCo Board will consider all factors they deem relevant.

The HoldCo Board Rules provide that for a period of five years following consummation of the Business Combination, the HoldCo Nominating Committee will recommend to the HoldCo Board individuals to be nominated by the HoldCo Board for appointment as directors, with such recommendations taking into account, with the intention of preserving, the composition of the HoldCo Board and the allocation of

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

directors among directors designated by Applied and TEL, both individually and jointly, as upon consummation of the Business Combination.

The HoldCo Board Rules will provide that all nominations by the HoldCo Board of individuals as directors will be made by resolution adopted by at least two-thirds of the members of the HoldCo Board entitled to vote then in office, which nominations will be made by the HoldCo Board in its discretion after taking into account all material relevant factors, and may, in name or composition, be the same as or different than the individuals recommended by the HoldCo Nominating Committee. In addition, pursuant to the Netherlands Civil Code, shareholders holding (individually or collectively) 3% or more of HoldCo’s ordinary shares may nominate candidates for appointment as directors at a General Meeting of HoldCo’s shareholders in accordance with the advance notice requirements described below.

Removal of Directors

Under the DGCL, unless a company has a classified board of directors, any director or the entire board of directors may be removed, with or without cause, by a majority of the shares entitled to vote at an election of directors. The Applied Board is not classified. Under Applied’s bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Under the Companies Act of Japan, any director of TEL may be removed, with or without cause, by a majority of votes cast at a TEL shareholders’ meeting at which a quorum is present.

Directors will be permitted to be suspended or removed, with or without cause, by a resolution of the General Meeting of HoldCo shareholders, adopted by the holders of a majority of the issued share capital.

Filling of Board Vacancies

The DGCL and Applied’s bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The DGCL provides that if at any time, by reason of death or resignation or other cause, a corporation has no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance

Under the Companies Act of Japan, all directors must be elected at a meeting of shareholders, regardless of whether a vacancy exists on the board of directors. Shareholders may elect substitute directors in advance to fill any vacancies that may arise on the board of directors. The term of office for such substitute director is the vacating director’s remaining term.

The HoldCo Board Rules will provide that, in the event of the resignation, removal, death or failure to be appointed and/or re appointed, as applicable, of a director, the HoldCo Board will, in its discretion after taking into account all material relevant factors, identify an individual (which individual may, in name or composition, be the same as or different than the individual recommended by the Nominating Committee, which, for the first five years following consummation of the Business Combination, will make any such recommendation in the same manner it makes annual recommendations for nomination of directors at the General Meeting) as a director candidate (for appointment as a director at the next General Meeting of

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

with the certificate of incorporation or the bylaws, or may apply to the Delaware Court of Chancery for a decree summarily ordering an election. Applied’s bylaws and certificate of incorporation do not provide stockholders the ability to call a special meeting.

The DGCL provides that if, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. The DGCL also provides that if at any time, by reason of death or resignation or other cause, a corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the certificate of incorporation or the bylaws, or may apply to the Delaware Court of Chancery for a decree summarily ordering an election.

HoldCo shareholders) to fill such vacancy. Such individual may, in the discretion of the HoldCo Board, be allowed to participate in meetings and actions of the HoldCo Board or any applicable committee, on an unofficial basis, until the next General Meeting of HoldCo shareholders. However, such individual will not be a director unless and until appointed at the next General Meeting of HoldCo shareholders and, accordingly, will not be entitled to cast an official vote on any resolution considered by the HoldCo Board prior to such appointment.

If there is no director in office, the General Meeting of HoldCo shareholders will be free to appoint a director at its discretion, by a resolution adopted by a majority of the votes cast provided a quorum is present.

If one or more directors are absent or prevented from acting, the remaining directors will be charged with the management of HoldCo. If all directors are absent or prevented from acting, HoldCo will be managed temporarily by one or more persons designated by the General Meeting of HoldCo shareholders.

Compensation of Directors

Under the DGCL, unless otherwise restricted by its certificate of incorporation or bylaws, a corporation’s board of directors shall have the authority to fix the compensation of its directors. Under Applied’s bylaws, the Applied Board has authority to fix the compensation of directors. The compensation of Applied’s directors is approved by the Human Resources and Compensation Committee of the Applied Board, the members of which are “independent” under applicable listing standards of NASDAQ and SEC rules.

Under the Companies Act of Japan and TEL’s articles of incorporation, the aggregate amount of annual compensation payable to directors shall be fixed by a resolution adopted by TEL shareholders. From this aggregate amount of annual compensation approved by TEL shareholders, the individual compensation amount for each director is determined by a resolution adopted by TEL’s board of directors.

The compensation of directors will be set by the HoldCo Board with due observance of the remuneration policy established by the General Meeting of HoldCo shareholders.
Action by Written Consent

The DGCL provides that, except as otherwise stated in the certificate of incorporation, stockholders may act by written consent without a meeting. Applied’s certificate of incorporation

Under the Companies Act of Japan, shareholders can take action by written consent so long as the particular matter receives the unanimous written approval of all shareholders who are entitled to vote upon such matter.

Dutch law provides that resolutions of shareholders outside a general meeting are possible if provided for in the HoldCo Articles of Association. The HoldCo Articles of Association will not

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

provides that no action shall be taken by Applied stockholders except at an annual or special meeting of stockholders, and that no action shall be taken by stockholders by written consent.		provide for resolutions of shareholders outside a General Meeting of HoldCo shareholders.
Annual Shareholder Meetings

The DGCL provides that, unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws. Applied’s bylaws provide that the annual meeting of stockholders shall be held on a date and at a time designated by the Applied Board.

The DGCL provides that, if there is a failure to hold a corporation’s annual meeting or to take action by written consent to elect its directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Under the Companies Act of Japan, TEL’s annual meeting of shareholders must be held within three months after the end of its financial year (TEL’s financial year end is currently March 31).

A General Meeting of HoldCo shareholders will be held at least once a year and within six months after the end of the financial year. The General Meeting of HoldCo shareholders will take place in Amsterdam or in the municipality of Haarlemmermeer at the option of the HoldCo Board.

Special Shareholder Meetings

The DGCL provides that special meetings of a corporation’s stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. Applied’s certificate of incorporation and bylaws authorize the Applied Board, the Chairman of the Applied Board, and the President of Applied to call special meetings of its stockholders at any time, and permits certain other persons to call a special meeting if Applied has no directors in office (see above in this table under “—Filling of Board Vacancies”). However, Applied stockholders do not have the right to call a special meeting.

Under the Companies Act of Japan, extraordinary meetings of TEL shareholders may be called upon a resolution of TEL’s board of directors.

Under the Companies Act of Japan, TEL shareholders holding 3% or more of the total number of TEL voting rights for six months or longer are entitled to request that TEL’s directors call an extraordinary meeting of shareholders. If, notwithstanding such request, TEL’s board of directors fails to call an extraordinary meeting of shareholders, the requesting TEL shareholders may call an extraordinary meeting of shareholders upon the authorization of a Japanese court.

General Meetings of HoldCo shareholders (other than the annual General Meeting of HoldCo shareholders) will be held when required by law and otherwise as often as the HoldCo Board deems necessary. HoldCo shareholders will be permitted to request the HoldCo Board to convene a General Meeting of HoldCo shareholders to the extent provided by Dutch law.

Pursuant to Dutch law, one or more shareholders representing at least 10% of the issued share capital of a Dutch public company may request the Dutch courts to order that a general meeting of shareholders be held and may, on their application, be authorized by the court to convene a general meeting of shareholders. The court shall refuse the application only if it does not appear that the applicants have previously requested the company’s managing board to convene a general meeting of

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

shareholders and the board has not taken the necessary steps so that the general meeting of shareholders could be held within six weeks after the request.
Advance Notice Requirements for Shareholder Nominations and Other Proposals

The Applied bylaws generally permit stockholders to nominate director candidates for election at annual meetings and special meetings (if the business stated in Applied’s notice of the special meeting includes electing one or more directors to the Applied Board) if (1) the stockholder intending to make such nomination was a record stockholder at the time of Applied’s notice of meeting and (2) such stockholder gives timely notice of such nomination in writing. To be timely, Applied’s bylaws require, subject to certain limited exceptions, such notice to be delivered to Applied’s secretary not earlier than the close of business on the 105th day, nor later than the close of business on the 75th day, prior to the scheduled date of such meeting. To be in proper form, such a notice must include certain disclosures about (1) the director nominee, including all information that would be required to be disclosed in a proxy filing, (2) compensation arrangements between such nominee and the nominating stockholder and (3) information about the nominating stockholder, including such stockholder’s name and address and beneficial ownership of Applied capital stock.

Under the Companies Act of Japan, TEL shareholders holding 1% or more of the total number of voting rights or 300 or more voting rights for six months or longer are entitled to propose a matter to be considered at a general meeting of TEL shareholders by submitting a written request to TEL’s directors at least eight weeks prior to the date of such meeting.

Shareholders representing (individually or collectively) at least 3% of HoldCo’s issued share capital will be entitled to include items (other than certain items that may only be approved upon the proposal of the HoldCo Board) on the agenda of the annual or any extraordinary General Meeting of HoldCo shareholders on request or proposal made by such shareholders at the latest 60 days before the date of the General Meeting of HoldCo shareholders, irrespective of the purpose for which such General Meeting was called.

Furthermore, shareholders will be permitted to request that an item be included on the agenda of the General Meeting of HoldCo shareholders in accordance with terms and conditions to be established by the HoldCo Board.

Notice and Record Date of Stockholder / Shareholder Meetings

Applied’s bylaws provide that all notices of meetings with stockholders shall be in writing and shall be sent or otherwise given by any lawful means (including by a form of electronic transmission in the manner provided by the DGCL) or by mail not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice must specify the place, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Applied’s bylaws provide that the Applied Board may fix, in advance, a record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders, which may not

Under the Companies Act of Japan and TEL’s articles of incorporation, a general meeting of TEL shareholders shall be convened by the resolution of TEL’s board of directors and must be held within three months from the record date (under TEL’s articles of incorporation, the record date for its annual shareholders’ meeting is March 31). All notices in respect of general meetings of TEL shareholders must be sent or otherwise given to shareholders no later than two weeks prior to the date of the shareholders meeting. Such notice shall specify (1) the date, time and place of the shareholders meeting, (2) the matters over which a vote is being sought, (3) that shareholders who do not attend the shareholders meeting in person may exercise their voting rights by proxy, if so arranged, (4) that shareholders may exercise their votes by an electromagnetic

A notice convening a General Meeting of HoldCo shareholders will be sent to the addresses of HoldCo shareholders shown in the share register and will furthermore be made public in such other manner as may be required to comply with any applicable rules of NASDAQ, the TSE and any other stock exchange on which shares are listed from time to time. The record date for the General Meeting of HoldCo shareholders will be 28 days prior to the date of such General Meeting of HoldCo shareholders.

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

be more than 60 nor less than 10 days before the date of such meeting. If the Applied Board does not so fix a record date, the record date will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

method, if so arranged and (5) any other matters prescribed by the applicable Ordinance of the Ministry of Justice depending on the items to be voted on.
Quorum and Actions

The DGCL provides that the certificate of incorporation or bylaws of any corporation authorized to issue stock may specify the number of shares and/or the amount of other securities having voting power the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum for, and the votes that shall be necessary for, the transaction of any business, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting.

Applied’s bylaws generally provide that, subject to certain exceptions, the holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business and that the affirmative vote of the majority of such quorum will be deemed the act of the stockholders. See above in this table under “—Nomination and Election of Directors” and “—Removal of Directors” and below in this table under “—Mergers, Consolidations and Similar Transactions” for descriptions of certain matters requiring a greater vote of Applied stockholders.

TEL’s articles of incorporation do not require a quorum for matters that are subject to a vote as an ordinary matter at a shareholders’ meeting. Not requiring a quorum for said matters is permitted under the Companies Act of Japan.

For (1) a special resolution of a shareholders’ meeting provided for in Article 309, Paragraph 2 of the Companies Act of Japan (which clause, in general, references the voting rights of shareholders in Japanese companies for an extraordinary transaction, such as those transactions listed below in this table under “—Mergers, Consolidations and Similar Transactions”), and (2) a resolution for election of directors, the required quorum is one-third of the total number of voting rights entitled to vote at such shareholders’ meeting.

Under the HoldCo Articles of Association, subject to certain exceptions, the holders of a majority of HoldCo’s issued share capital, present in person or represented by proxy, constitute a quorum at all meetings of HoldCo shareholders for the transaction of business. Unless otherwise specified in the HoldCo Articles of Association or as otherwise required by law, the affirmative vote of the majority of the votes cast at a meeting where a quorum is present will be deemed the act of the shareholders.

Personal Liability of Directors

Applied’s certificate of incorporation provides that a director of Applied will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividend or unlawful stock purchase or redemption) or (4) for any transaction from which the director derived an improper personal benefit.

The Companies Act of Japan allows TEL to eliminate the liability of its directors with consent from all of TEL shareholders. In addition, the maximum liability of a TEL director towards the company can be capped based on an aggregate of a multiple of the director’s total annual remuneration and the amount of certain equity awards provided to the directors, so long as (1) the director acted without gross negligence or willful misconduct and (2) elimination of liability of directors is approved by a special resolution of a shareholders’ meeting which, in the case of TEL, means the affirmative vote of at least

Under Dutch law, directors of a Dutch public company may be held jointly and severally liable to the company for damages in the event of improper performance of their duties. In addition, directors may be held liable to third parties for any actions that may give rise to a tort.

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

two-thirds of the holders of the total number of TEL voting rights represented at a meeting at which a quorum is present.
Indemnification of Directors and Officers

The DGCL provides that, subject to certain limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding (other than an action by or in the right of the corporation) on account of being a current or former director, officer, employee or agent of the corporation (or serving or having served at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if the person (1) acted in good faith and in a manner reasonably believed to be in the best interests of the corporation (or in some circumstances, at least not opposed to its best interests) and (2) in a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnification for the expenses which the court deems to be proper. To the extent that a current or former director or officer is successful on the merits or otherwise in the defense of an action, suit or proceeding, the corporation is required by Delaware law to indemnify such person for expenses (including attorneys’ fees) actually and reasonably incurred thereby.

Applied’s certificate of incorporation provides indemnification to the fullest extent permitted by the DGCL (subject to limited exceptions) to each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent, of the

The Companies Act of Japan allows TEL to enter into indemnification agreements with its outside directors so long as such directors performed their duties without gross negligence or willful misconduct. TEL’s articles of incorporation provide that the upper limit of such indemnification is the maximum amount permissible by law.

Pursuant to the HoldCo Articles of Association, directors will be reimbursed for any damages they may be ordered to pay arising from acts or omissions when functioning as a director of HoldCo or in another capacity at the request of HoldCo. A director will not be entitled to any reimbursement to the extent that the director’s act or omission is determined to be willful or intentionally reckless conduct.

It is contemplated that HoldCo will enter into indemnification agreements with its directors, which indemnification agreements will generally, among other things, indemnify such directors for all actions or omissions committed by such directors in their capacities as such to the fullest extent permissible under applicable law.

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.
Mergers, Consolidations and Similar Transactions

Under the DGCL, subject to limited exceptions, the board of directors and the holders of a majority of the outstanding shares entitled to vote must approve a merger, consolidation, or sale of all or substantially all of a corporation’s assets.

The Companies Act of Japan requires that extraordinary transactions, such as mergers, consolidations, corporate demergers, share-for-share exchanges (kabushiki kokan), share transfers (kabushiki iten), sales of all or the essential part of the business and purchases of all of the business of other companies must be approved, unless certain financial standards are satisfied, by a special resolution of a shareholders’ meeting which, in the case of TEL, means the affirmative vote of at least two-thirds of the holders of the total number of TEL voting rights represented at a meeting at which a quorum is present.

In addition, the issuance of TEL common stock to a third-party pursuant to significantly preferable terms is subject to the affirmative vote of at least two-thirds of the holders of the total number of TEL voting rights represented at a meeting at which a quorum is present.

Resolutions of the HoldCo Board regarding a significant change in the identity or nature of HoldCo or its business must be approved at a General Meeting of HoldCo shareholders. Significant changes in the identity or nature of HoldCo or its business include:

—  the transfer of all or nearly all of the business of HoldCo to a third party;

—  entering into or terminating a long-term cooperation of HoldCo with a third party if such cooperation is of major significance to HoldCo;

—  becoming or withdrawing as a fully liable partner in a limited partnership or general partnership if such partnership is of major significance to HoldCo, or

—  acquiring or disposing of participating interests in the capital of any legal entity at a value equal to or more than one third of the sum of the assets of HoldCo as shown on its consolidated balance sheet according to the most recently adopted annual accounts plus the explanatory notes to that balance sheet.

Such changes must be approved by the vote of a majority of the votes cast at the General Meeting or, in the case of the sale, lease or exchange of all or substantially all of HoldCo’s property and assets or the merger or demerger of HoldCo, a majority of HoldCo’s issued share capital.

Rights of Inspection

Under the DGCL, any stockholder who complies with the requisite formalities may inspect Applied’s stock ledger, a list of its stockholders, and its other books and records for a proper purpose during usual business hours. Moreover, under the DGCL, Applied must make available, before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder

The Companies Act of Japan allows any TEL shareholder to inspect or copy TEL shareholder ledger and stock subscription rights ledger. The Companies Act of Japan further allows shareholders holding 3% or more of the total number of voting rights or 3% or more of TEL’s issued and outstanding shares to inspect or copy TEL’s accounting books, provided certain statutory conditions are satisfied.

Under Dutch law, the annual accounts of HoldCo will be submitted to the General Meeting of HoldCo shareholders for adoption. Furthermore, the HoldCo Board will keep a record of all resolutions adopted by the General Meeting of HoldCo shareholders, which record will be available at the offices of HoldCo for inspection by shareholders. Each shareholder will upon its request be provided with a copy from such record.

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

and the number of registered shares in the name of each stockholder. The list must be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting during normal business hours, at the principal place of business of the corporation. The list must also be produced at the time and place of the meeting during the whole time thereof.

Derivative Shareholder Suits

Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

TEL shareholders do not have a direct right to enforce rights that could be asserted by TEL. Instead, under the Companies Act of Japan, they may enforce TEL’s rights against its directors derivatively on behalf of TEL through a judicial process if certain conditions are met.

If a third party is liable to a Dutch public company, only the company can bring a civil action against that party. Individual shareholders do not have the right to bring an action on behalf of the company of which they are a shareholder. Only if the cause for the liability of a third party to the company also constitutes a wrongful act directly against a shareholder, does that shareholder have an individual action against such third party. Dutch law provides for the possibility to initiate such actions collectively. A foundation or association whose objective is to protect the rights of a group of persons having similar interests can commence a collective action. Such collective action can only result in a declaratory judgment. Often, a settlement is then reached on the basis of such declaratory judgment. A Dutch court may declare the settlement binding upon all the parties with an opt-out choice for an individual party.

If a director is liable to the company, for example, on the grounds of improper performance of their duties, only the company itself can bring a civil action against that director. Individual shareholders do not have the right to bring an action against the director.

Under Dutch law, shareholders meeting certain thresholds and certain other stakeholders of the company can initiate inquiry proceedings with the Dutch Enterprise Chamber. Claimants may request an inquiry into the policy of the company and the conduct of its business. The Dutch Enterprise Chamber will only order an inquiry if a plaintiff can demonstrate that well-founded reasons exist to doubt the soundness of the policies of the company or the conduct of its business. The proceedings may only be initiated

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

after the claimant has given the managing board of the company advance written notice of its objections to the policy of the company or the conduct of the business. Ample time should be given to the company to examine the objections and to address the alleged issues.

Conflict of Interest Transactions

Under the DGCL, a contract or transaction in which a director has an interest will not be voidable solely for this reason if:

—  the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors;

—   the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

—   the transaction is fair to the corporation as of the time it is authorized, approved or ratified.

The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

The Companies Act of Japan generally permits transactions involving a TEL and an interested director of TEL if the material facts as to his or her relationship or interest are disclosed and a majority of TEL’s disinterested directors provide consent.

In addition, TEL has an internal rule restricting TEL and its affiliates’ directors from serving as directors or officers of companies not majority-owned by TEL (an “Outside Company”). Under those rules,

—  a representative director of any entity in the TEL group is prohibited from serving as a director or officer of any Outside Company,

—   any other full-time director of an entity in the TEL group must obtain the approval of TEL and each other, if any, TEL group entity for which such person serves as a director in order to serve as a director or officer of an Outside Company, and

—  a part-time director of an entity in the TEL group may serve as a director or officer of an Outside Company without any prior approval so long as serving in such capacity with an Outside Company does not create a potential conflict of interest.

Directors of a Dutch public company may not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a direct or indirect conflict of interest with the company. If no resolution can be adopted by the HoldCo Board as a consequence of all directors having a conflict of interest, the applicable resolution will be adopted by one or more persons to be appointed for that purpose by a General Meeting of HoldCo shareholders.

Listing

Applied common stock trades on NASDAQ.	TEL common stock trades on the TSE.	HoldCo ordinary shares will trade on NASDAQ and the TSE.
Anti-Takeover Provisions

Section 203 of the DGCL prohibits a Delaware corporation (unless it opts out of the statute) from engaging in a business combination with a stockholder acquiring more than 15% but less than 85% of the corporation’s outstanding voting stock for three years following

The Companies Act of Japan does not contain any anti-takeover provisions.

HoldCo will not be subject to a prohibition on business combinations with certain “interested stockholders” comparable to the default prohibitions existing under Section 203 of the DGCL. However, under Dutch law, various protective measures are possible

Rights of Applied Stockholders	Rights of TEL Shareholders	Rights of HoldCo Shareholders

the time such stockholder becomes an “interested stockholder,” unless, among other things, prior to such date the board of directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Applied is subject to Section 203 of the DGCL.

Subject to its fiduciary duties, Applied’s Board has the ability to issue or reserve for issuance preferred stock without stockholder approval for purposes that may have the effect of making a takeover more difficult or less attractive, including issuance to a “white knight” or reservation for issuance in connection with a stockholder rights plan.

and permissible within the limits set by Dutch law and Dutch case law. HoldCo’s governance arrangements includes several provisions that may have the effect of making a takeover more difficult or less attractive, including:

—   the authorization of the HoldCo Board to issue cumulative

preference shares to a friendly party in such a manner as to (temporarily) dilute the interest of any potential acquirer aimed at creating a status quo that could be used by the HoldCo Board to further discuss with the potential acquirer its future plans for HoldCo as well as to search for strategic alternatives;

—  a provision that directors can only be suspended or removed by a resolution of the General Meeting of HoldCo shareholders, adopted by at least a majority of the votes cast, so long as the persons voting represent the majority of the issued share capital; and

—   requirements that certain matters, including an amendment of the HoldCo Articles of Association, may only be brought to the General Meeting of HoldCo shareholders for a vote upon a proposal by the HoldCo Board.

MATERIAL TAX CONSEQUENCES OF THE BUSINESS COMBINATION

This section contains a discussion of the material tax consequences of the Applied Merger and the TEL Share Exchange, as well as the post-transaction ownership and disposition of HoldCo ordinary shares. The discussion below does not address the treatment of compensatory equity awards.

The discussion under the caption “—Material U.S. Federal Income Tax Considerations” addresses:

—	the material U.S. federal income tax consequences of the Applied Merger to Applied and HoldCo, including the application of Section 7874 to Applied and HoldCo;

—	the material U.S. federal income tax consequences of the Applied Merger to holders of Applied common stock;

—	the material U.S. federal income tax consequences of the TEL Share Exchange to holders of TEL common stock; and

—	the material U.S. federal income tax consequences of owning and disposing of HoldCo ordinary shares received in the Applied Merger or the TEL Share Exchange.

The discussion under the caption “—Material Japanese Income Tax Considerations” addresses:

—	the material Japanese income tax consequences of exchanging shares of TEL common stock for HoldCo ordinary shares in the TEL Share Exchange;

—	the material Japanese income tax consequences of the TEL Share Exchange to TEL and TEL Exchange Sub; and

—	the material Japanese tax consequences of owning and disposing of the HoldCo ordinary shares received in the TEL Share Exchange.

The discussion under the caption “—Material Dutch Tax Considerations” addresses:

—	the material Dutch tax consequences of the Business Combination to HoldCo; and

—	the material Dutch tax consequences of owning and disposing of HoldCo ordinary shares received in the Business Combination.

The discussion below is not a substitute for an individual analysis of the tax consequences of the Business Combination or post-Business Combination ownership and disposition of HoldCo ordinary shares. You should consult your own tax advisor regarding the particular U.S. (federal, state, and local), Japanese, Dutch and other non-U.S. tax consequences of these matters in light of your particular situation.

Material U.S. Federal Income Tax Considerations

General Matters Relating to the U.S. Federal Income Tax Discussion

This discussion of U.S. federal income tax consequences is based upon the Code, U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions, as well as the Convention Between the United States of America and the Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income of 1992, as amended (which is referred to in this document as the “U.S.-Netherlands Treaty”), all as in effect on the date of this document. These authorities are subject to change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion only addresses material U.S. federal income tax consequences to holders of Applied common stock, TEL common stock and HoldCo ordinary shares that hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and whose shares are not held in connection with the conduct of a trade or business. For purposes of only this discussion, the term “U.S. holder” means a beneficial owner of Applied common stock, TEL common stock or, after consummation of the Business Combination, HoldCo ordinary shares, that is, for U.S. federal income tax purposes,

—	an individual citizen or resident of the United States;

—

a corporation, or other entity treated as a corporation, organized under the laws of the United States or any state thereof or the District of Columbia, or any entity taxable as a U.S. domestic corporation;

—	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

—

a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion applies only to U.S. holders (1) who are residents of the United States for purposes of the U.S.-Netherlands Treaty, (2) whose shares of Applied common stock, shares of TEL common stock or HoldCo ordinary shares are not, for purposes of the U.S.-Netherlands Treaty, effectively connected with a permanent establishment of such U.S. holder in the Netherlands and (3) who otherwise qualify for the full benefits of the U.S.-Netherlands Treaty.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Applied common stock, TEL common stock or, after consummation of the Business Combination, HoldCo ordinary shares that is not a U.S. holder, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of Applied common stock, TEL common stock or, after consummation of the Business Combination, HoldCo ordinary shares, the tax treatment of a partner in that partnership will depend on the status of the partner and the activities of the partnership. Holders of Applied common stock, TEL common stock or HoldCo ordinary shares that are treated as partnerships for U.S. federal income tax purposes, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences to them of the Business Combination and the ownership and disposition of HoldCo ordinary shares.

The following discussion is intended only as a summary of the material U.S. federal income tax consequences of the Business Combination and does not purport to be a complete analysis or listing of all of the potential tax effects relevant to a particular holder of Applied common stock, TEL common stock or HoldCo ordinary shares. In particular, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax laws, including:

—	dealers or brokers in securities, commodities or currencies;

—	banks, insurance companies or other financial institutions;

—	mutual funds;

—	regulated investment companies and real estate investment trusts;

—	corporations that accumulate earnings to avoid U.S. federal income tax;

—	grantor trusts;

—	tax-exempt organizations;

—	individual retirement or other tax-deferred accounts;

—	holders who acquired Applied common stock, TEL common stock or HoldCo ordinary shares pursuant to the exercise of employee stock options or stock purchase plans or otherwise as compensation;

—	traders in securities who elect to apply a mark-to-market method of accounting;

—	holders liable for the alternative minimum tax;

—	entities or arrangements treated as partnerships, or other pass-through entities, for U.S. federal income tax purposes or investors in such entities;

—

holders who hold Applied common stock, TEL common stock or HoldCo ordinary shares as part of a hedge, appreciated financial position, straddle, constructive sale, conversion transaction or other risk reduction transaction;

—

any holder of Applied common stock who also owns, actually or constructively, a percentage of TEL’s common stock that is equal to or greater than the percentage of Applied’s common stock that such holder owns, actually or constructively;

—	U.S. holders whose functional currency is not the U.S. dollar;

—	U.S. expatriates;

—	“controlled foreign corporations” as defined in Section 957 of the Code;

—	“passive foreign investment companies” as defined in Section 1297 of the Code (which are referred to in this document as “PFICs”); and

—	holders who mark their securities to market for U.S. federal income tax purposes.

This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the federal income tax.

HoldCo and Applied have not requested, and do not intend to request, a ruling from the IRS concerning the Business Combination. It is possible that the IRS may take different positions concerning the tax consequences of the Business Combination than those set forth below, and that such positions could be sustained.

ALL HOLDERS OF APPLIED COMMON STOCK AND TEL COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION. ALL HOLDERS OF HOLDCO ORDINARY SHARES ACQUIRED PURSUANT TO THE BUSINESS COMBINATION SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF HOLDCO ORDINARY SHARES.

Material U.S. Federal Income Tax Consequences of the Business Combination to Applied and HoldCo

U.S. Federal Tax Classification of HoldCo as a Result of the Business Combination

Subject to the limitations, assumptions and qualifications set forth above under “Material Tax Consequences of the Business Combination—Material U.S. Federal Income Tax Considerations—General Matters Relating to the U.S. Federal Income Tax Discussion” and in this section entitled “Material U.S. Federal Income Tax Consequences of the Business Combination to Applied and HoldCo,” and assuming that the representations and covenants made by Applied and TEL, including those contained in officer’s certificates from Applied and TEL, are accurate and will be accurate as of the consummation of the Business Combination, it is the opinion of Baker & McKenzie LLP, special counsel to Applied, that this section sets forth the material U.S. federal income tax consequences of the Business Combination to Applied and HoldCo.

For U.S. federal tax purposes, a corporation generally is considered a tax resident in the place of its organization or incorporation. Because HoldCo is, and will continue to be after the Business Combination, a

Netherlands incorporated entity, HoldCo would ordinarily be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) under these general rules. Section 7874, however, contains rules that could result in a foreign corporation being treated as a U.S. corporation for U.S. federal tax purposes. The application of these rules is complex, and there is little or no guidance on many important aspects of Section 7874.

Under Section 7874, a corporation created or organized outside the United States (that is, a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal tax purposes (and, therefore, a U.S. tax resident) when:

—

the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets by acquiring all the outstanding shares of the U.S. corporation);

—

the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (including the receipt of the foreign corporation’s shares in exchange for the U.S. corporation’s shares); and

—

the business activities of the foreign corporation’s expanded affiliated group in the foreign corporation’s country of organization or incorporation are not substantial when compared to the expanded affiliated group’s worldwide activities. For purposes of Section 7874, “expanded affiliated group” means the foreign corporation and all subsidiaries in which the foreign corporation, directly or indirectly, owns more than 50% of the shares by vote and value.

Pursuant to the Business Combination Agreement, HoldCo will indirectly acquire all of Applied’s assets when it indirectly acquires all of the shares of Applied common stock in the Applied Merger. As a result, for HoldCo to avoid being treated as a U.S. corporation for U.S. federal tax purposes under Section 7874, either (1) the existing stockholders of Applied must own (within the meaning of Section 7874) less than 80% (by both vote and value) of HoldCo ordinary shares by reason of holding shares in Applied (which is referred to in this document as the “ownership test”), or (2) HoldCo must have substantial business activities in the Netherlands after the Applied Merger within the meaning of Section 7874, taking into account the activities of HoldCo’s expanded affiliated group (which is referred to in this document as the “substantial business activities test”). For purposes of the ownership test, the value of any stock options or similar rights is taken into account, as calculated under the U.S. Treasury regulations under Section 7874, unless a principal purpose of issuing or acquiring the option or similar right is to avoid the foreign corporation being subject to Section 7874 or unless, at the time of the transaction, the probability of the option or similar right being exercised is remote.

Based on the rules for determining share ownership under Section 7874, Applied stockholders are expected to receive less than 80%, by both vote and value, of the HoldCo ordinary shares by reason of owning shares of Applied common stock. Assuming that Applied stockholders do receive less than 80%, by vote and value, of the HoldCo ordinary shares by reason of owning shares of Applied common stock as determined under Section 7874, as expected, HoldCo should be treated as a foreign corporation, and not as a U.S. corporation, for U.S. federal tax purposes under Section 7874.

Applied expects to receive, as of the closing, an opinion of Baker & McKenzie, based on certain representations, covenants and assumptions, all of which must be true and accurate as of the consummation of the Applied Merger, that HoldCo should not be treated as a U.S. corporation pursuant to Section 7874. It is a condition to the parties’ obligation to complete the Business Combination that Applied receive this opinion or an equivalent opinion from Jones Day. Any such opinion will be based on representations and covenants made by Applied and TEL and assumptions set forth or referred to in such opinion. If any of those representations, covenants or assumptions is inaccurate, the tax consequences could differ from those described in the opinion. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS. There can be no assurance that the IRS will agree with the position that HoldCo should not be treated as a U.S. corporation pursuant to Section 7874. In addition, there have been legislative proposals to expand the scope of U.S. corporate tax residence and there could be prospective or retroactive changes to Section 7874 that could result in HoldCo being treated as a U.S. corporation.

If HoldCo were to be treated as a U.S. corporation pursuant to Section 7874, HoldCo would be considered a U.S. corporation for all purposes under the Code. In that event, HoldCo would be subject to U.S. corporate income tax in the same manner as a U.S. corporation. Accordingly, among other things, HoldCo would be subject to U.S. corporate income tax on its worldwide income and the income of its foreign subsidiaries would be subject to U.S. tax when repatriated or when deemed recognized under the U.S. rules for controlled foreign subsidiaries. Any such U.S. tax could be imposed in addition to, rather than in lieu of, any Dutch corporate income tax.

Potential Limitation on the Utilization of Applied’s (and Its U.S. Affiliates’) Tax Attributes

Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 can also limit the ability of the acquired U.S. corporation to use its U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. Specifically, if (1) substantially all the assets of a U.S. corporation are directly or indirectly acquired by a foreign corporation, (2) the shareholders of the acquired U.S. corporation hold at least 60%, by either vote or value, of the shares of the foreign acquiring corporation by reason of holding shares in the U.S. corporation, and (3) the foreign corporation does not satisfy the substantial business activities test, the taxable income of the U.S. corporation (and any person related to the U.S. corporation) for any given year, within a ten-year period beginning on the last date the U.S. corporation’s properties were acquired, will be no less than that person’s “inversion gain” for that taxable year. A person’s inversion gain includes gain from the transfer of shares or any other property (other than property held for sale to customers) and income from the license of any property that is transferred or licensed either as part of the acquisition, or to a foreign related person after the acquisition.

Pursuant to the Business Combination Agreement, HoldCo will indirectly acquire all of Applied’s assets in the Applied Merger. The Applied stockholders are expected to receive less than 80%—but more than 60%—of the vote and value of the HoldCo ordinary shares by reason of holding shares in Applied. Therefore, Applied’s ability to use its tax attributes to offset its inversion gain, if any, would be limited if HoldCo does not satisfy the substantial business activities test. (This limitation would not apply if, contrary to HoldCo’s expectation, HoldCo were to be treated as U.S. corporation under Section 7874.) Based on the limited guidance available for determining whether the substantial business activities test is satisfied, Applied currently does not expect to take the position that this test will be satisfied. Accordingly, Applied is currently assuming that the above limitations on the use of its tax attributes will apply following the Business Combination. As a result, Applied currently does not expect that it or its U.S. affiliates will be able to use their U.S. tax attributes to offset their inversion gain, if any. A failure to satisfy the substantial business activities test should not adversely impact the treatment of HoldCo as a foreign corporation for U.S. tax purposes because the ownership test described above is expected to be satisfied.

U.S. Federal Income Tax Treatment of Applied and HoldCo as a Result of the Business Combination

Although Applied may be subject to limitations on the use of its tax attributes, as described above, Applied and HoldCo should not incur additional U.S. federal income tax solely by virtue of the consummation of the Business Combination. In conjunction with the Business Combination, HoldCo, Applied and certain of their affiliates will engage in certain inter-company transactions. The discussion herein does not address the U.S. federal income tax consequences of such transactions.

Material U.S. Federal Income Tax Consequences of the Applied Merger to Holders of Applied Common Stock

U.S. Holders

The receipt of HoldCo ordinary shares for shares of Applied common stock pursuant to the Applied Merger will be taxable to U.S. holders for U.S. federal income tax purposes. Similarly, the receipt of cash for shares of Applied common stock (1) by any dissenters who exercise appraisal rights or (2) by stockholders who would otherwise receive fractional shares, will be taxable for U.S. federal income tax purposes. As a result, a U.S. holder should recognize gain or loss equal to the difference, if any, between (1) the sum of the fair market value of the HoldCo ordinary shares at the time of the Applied Merger and the amount of any cash received, and (2) the U.S. holder’s tax basis in the shares of Applied common stock surrendered in the exchange at the time of the Applied Merger. A U.S. holder’s tax basis in the shares of Applied common stock will equal the holder’s purchase price for such shares (as adjusted to take into account stock dividends, stock splits, contributions, reorganizations, spin-offs or similar transactions), unless such U.S. holder acquired the shares by means of a gift or bequest or in a tax-free reorganization, stock dividend, contribution, liquidation or other nonrecognition transaction.

A U.S. holder’s gain or loss on the receipt of HoldCo ordinary shares and cash (if any) for shares of Applied common stock will be capital gain or loss. Capital gains of non-corporate U.S. holders will be eligible for the preferential U.S. federal income tax rates applicable to long-term capital gains if the U.S. holder has held his or her shares of Applied common stock for more than one year at the effective date of the Applied Merger. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder will be treated as U.S. source gain or loss, unless the shares are attributable to an office or other fixed place of business of the U.S. holder outside the United States or the U.S. holder has a tax home outside the United States, and the U.S. holder pays an income tax to a foreign country of at least 10% on the income from the disposition. If a U.S. holder acquired different blocks of shares of Applied common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of Applied shares.

If a U.S. holder of Applied common stock also owns, actually or constructively, a percentage of TEL’s common stock that is equal to or greater than the percentage of Applied’s common stock that the U.S. holder owns, actually or constructively, it is possible that such U.S. holder may be required to recognize an amount of income as a result of the Applied Merger up to the full fair market value of the HoldCo ordinary shares to be received by the U.S. holder, without regard to the U.S. holder’s basis in the shares of Applied common stock exchanged therefor, and that such income may be treated as ordinary dividend income and not as capital gain. Any such U.S. holders of shares of Applied common stock should consult their own tax advisors concerning the U.S. tax consequences to them of the Business Combination.

A U.S. holder will have an aggregate tax basis in the HoldCo ordinary shares received in the Applied Merger that is equal to the fair market value of the HoldCo ordinary shares as of the effective date of the Applied Merger, and the holding period of such HoldCo ordinary shares will begin on the day after the Applied Merger becomes effective.

Information returns may be filed with the IRS in connection with the Applied Merger. Backup withholding may apply to cash paid in the transaction to a U.S. holder (currently, at a rate of 28%), unless the U.S. holder furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding, typically on IRS Form W-9. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against U.S. federal income tax liability, so long as the required information is timely furnished to the IRS.

U.S. holders are urged to consult their own tax advisors as to the particular consequences to them of the exchange of shares of Applied common stock for HoldCo ordinary shares pursuant to the Applied Merger.

Non-U.S. Holders

The amount of income, gain or loss that a non-U.S. holder will recognize from the receipt of HoldCo ordinary shares (and cash, if applicable) in exchange for the non-U.S. holder’s shares of Applied common stock will be determined in the same manner as described above under “—U.S. Holders” as if the non-U.S. holder were a U.S. holder. A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain unless:

—

the gain is “effectively connected” with such non-U.S. holder’s conduct of a trade or business in the United States, and, if required by an applicable income tax treaty as a condition for subjecting the holder to U.S. taxation on a net income basis, the gain is attributable to a U.S. permanent establishment of the non-U.S. holder;

—	such non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the Applied Merger and certain other conditions are satisfied; or

—

Applied common stock constitutes a “U.S. real property interest” by reason of Applied’s status as a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the period that a non-U.S. holder owned Applied common stock or the five-year period ending on the date of the exchange, and the non-U.S. holder is not eligible for any special exemption or the exception from the definition of U.S. real property interest for certain interests in publicly traded corporations. Applied believes that currently it is not, and it does not anticipate becoming, a U.S. real property holding corporation. A non-U.S. holder should consult its own tax advisor regarding the potential tax consequences if Applied is treated as a U.S. real property holding corporation.

If the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, the gain is attributable to a U.S. permanent establishment of the non-U.S. holder, the non-U.S. holder will be subject to tax under the rules described above as if it were a U.S. holder of Applied common stock and, in the case of a foreign corporation, may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). An individual non-U.S. holder of Applied common stock who is present in the United States for 183 days or more during the taxable year of the Applied Merger and satisfies certain other conditions will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on the gain, which may be offset by U.S. source capital losses of the non-U.S. holder so long as the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder will not be subject to U.S. backup withholding if it provides a certification of exempt status on an IRS Form W-8BEN (or other applicable form). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, so long as the required information is timely furnished to the IRS.

If a non-U.S. holder is a citizen or resident of, or otherwise subject to taxation in, a country other than the United States, the non-U.S. tax consequences of the receipt of HoldCo ordinary shares in exchange for the non-U.S. holder’s Applied common stock will depend on the applicable tax laws in such country. Non-U.S. holders should consult their own tax advisors regarding the tax consequences of the Applied Merger.

Material U.S. Federal Income Tax Consequences of the TEL Share Exchange to Holders of TEL Common Stock

General

Subject to the limitations, assumptions and qualifications set forth above under “Material Tax Consequences of the Business Combination—Material U.S. Federal Income Tax Considerations—General Matters Relating to the U.S. Federal Income Tax Discussion” and in this section entitled “Material U.S. Federal Income Tax Consequences of the TEL Share Exchange to Holders of TEL Common Stock,” it is the opinion of

Jones Day, as counsel to TEL, that this section sets forth the material U.S. federal income tax consequences of the TEL Share Exchange to holders of TEL common stock.

No ruling will be requested and no opinion will be sought concerning the U.S. federal income tax consequences of the TEL Share Exchange to holders of TEL common stock. Assuming that (1) there is no plan or intention to cause TEL to liquidate (or to take any action that would cause TEL to be deemed to have liquidated for U.S. federal income tax purposes), (2) dissenters to the TEL Share Exchange, if any, will be paid by TEL, not using, directly or indirectly, assets of HoldCo or any of its subsidiaries (other than TEL and its subsidiaries), (3) the representations and covenants made by TEL and Applied, including those contained in officer’s certificates of TEL and Applied, are accurate and will be accurate at the closing of the TEL Share Exchange, and will be complied with, and (4) the requirements for the TEL Share Exchange to be treated as a “reorganization” under Section 368(a) of the Code otherwise will be met (which TEL believes, as of the date of this document, likely will be the case), the TEL Share Exchange should be treated as a reorganization under Section 368(a) of the Code, which is referred to in this document as a “tax free reorganization.” It is not a condition to completing the TEL Share Exchange, however, that it be treated as a tax free reorganization, and the TEL Share Exchange may not be a tax free reorganization if any of the foregoing assumptions is not correct. The following section describes the material U.S. federal income tax consequences of the TEL Share Exchange to U.S. holders of TEL common stock if the TEL Share Exchange is treated as a tax free reorganization, and the succeeding section describes the material U.S. federal income tax consequences of the TEL Share Exchange to U.S. holders of TEL common stock if the TEL Share Exchange is not treated as a tax free reorganization. U.S. holders of TEL common stock should consult their own tax advisors concerning the U.S. federal income tax consequences to them of the TEL Share Exchange.

This discussion assumes that TEL is not and has not been a PFIC, as described below.

U.S. Federal Income Tax Consequences of the TEL Share Exchange to U.S. Holders of TEL Common Stock If the TEL Share Exchange Is a Tax Free Reorganization

If the TEL Share Exchange is treated as a tax free reorganization, and except as described below with respect to a “5% U.S. holder” (as described below) or a “10% U.S. holder” (as described below), a U.S. holder of TEL common stock will not recognize income, gain or loss as a result of the exchange of TEL common stock for HoldCo ordinary shares in the TEL Share Exchange, except with respect to any cash received in lieu of a fractional HoldCo ordinary share. U.S. holders will recognize gain or loss with respect to any cash received in lieu of a fractional HoldCo ordinary share equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in the TEL common stock surrendered in the TEL Share Exchange that is allocable to the fractional share. Such gain or loss will be long-term capital gain or loss if the holding period in the TEL common stock surrendered by the U.S. holder in the TEL Share Exchange is more than one year as of the date on which the TEL Share Exchange becomes effective. A U.S. holder will have a tax basis in the HoldCo ordinary shares received in the TEL Share Exchange, including any fractional share for which cash is received, equal to the tax basis of the TEL common stock surrendered by the U.S. holder in the TEL Share Exchange. The holding period for the HoldCo ordinary shares received in the TEL Share Exchange, including any fractional share for which cash is received, will include the holding period for the TEL common stock surrendered therefor.

A “5% U.S. holder” is a U.S. holder of TEL common stock that owns, directly or by attribution, 5% or more of the total voting power or value of HoldCo ordinary shares immediately after the consummation of the transactions. A 5% U.S. holder will not recognize gain as a result of the exchange of TEL common stock for HoldCo ordinary shares in the TEL Share Exchange only if such U.S. holder files with the IRS a “gain recognition agreement,” as defined in applicable U.S. Treasury regulations. Each 5% U.S. holder should consult its own tax advisor concerning the decision whether to file a gain recognition agreement, the procedures to be followed in connection with such filing, and the circumstances under which the U.S. holder may be required to recognize gain under the gain recognition agreement.

A “10% U.S. holder” is a U.S. holder of TEL common stock that owns or owned, directly or by attribution, 10% or more of the total combined voting power of TEL’s shares at any time during the five year period ending on the date on which the TEL Share Exchange becomes effective when TEL was a controlled foreign corporation. A controlled foreign corporation is a non-U.S. corporation more than 50% of the voting power or value of whose stock is owned, directly or by attribution, by U.S. persons each of whom own, directly or by attribution, 10% or more of the voting power of TEL common stock. TEL believes that it likely was not a controlled foreign corporation at any time during the past five years and, although the matter is not within TEL’s control, TEL does not anticipate that it will become a controlled foreign corporation at any time prior to the date on which the TEL Share Exchange becomes effective. A 10% U.S. holder generally must include in its income in connection with the transactions the amount of dividend income that it would be required to recognize under Section 1248 of the Code if it sold its TEL stock rather than exchanged such stock for HoldCo ordinary shares in the TEL Share Exchange, but such income recognition is only required if (1) the 10% U.S. holder does not own, directly or by attribution, 10% or more of the total combined voting power of HoldCo ordinary shares immediately after the transactions or if HoldCo is not a controlled foreign corporation at that time and (2) the 10% U.S. holder is not also a 5% U.S. holder who fails to file a gain recognition agreement. Each 10% U.S. holder should consult its own tax advisor concerning the amount of the holder’s income recognition in connection with the TEL Share Exchange.

Except as discussed in the next paragraph, the exchange by a U.S. holder of TEL common stock for cash pursuant to the exercise of dissenters’ rights in connection with the TEL Share Exchange will result in the recognition of gain or loss by the U.S. holder equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the TEL common stock exchanged for cash. The gain or loss recognized will be long-term capital gain or loss if the holding period of the TEL common stock exchanged for cash is more than one year as of the date on which the TEL Share Exchange becomes effective. Long-term capital gains of individual and other non-corporate U.S. holders will be eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

Although the law is unclear, if a U.S. holder of TEL common stock exchanges less than all of such shares for cash pursuant to the exercise of dissenters’ rights in connection with the TEL Share Exchange, or otherwise actually or constructively owns HoldCo ordinary shares after the TEL Share Exchange, such U.S. holder may recognize an amount of gain as a result of the exchange up to the full amount of cash received (without regard to the U.S. holder’s tax basis in the stock exchanged for cash), and the U.S. holder’s gain may be treated as ordinary dividend income (and not as capital gain), in whole or in part.

U.S. holders of TEL common stock who exercise dissenters’ rights in connection with the TEL Share Exchange should consult their own tax advisors concerning the U.S. federal income tax consequences to them from such exercise.

U.S. Federal Income Tax Consequences of the TEL Share Exchange to U.S. Holders of TEL Common Stock If the TEL Share Exchange Is Not a Tax Free Reorganization

If, contrary to the discussion above, the TEL Share Exchange is not treated as a tax free reorganization, a U.S. holder of TEL common stock will recognize gain or loss as a result of the exchange of TEL common stock for HoldCo ordinary shares in the TEL Share Exchange equal to the difference between (1) the sum of (a) the fair market value on the date on which the TEL Share Exchange becomes effective of the HoldCo ordinary shares received, and (b) any cash received in lieu of a fractional HoldCo share and upon the exercise of dissenters’ rights, and (2) the U.S. holder’s tax basis in the TEL common stock exchanged.

A U.S. holder’s gain or loss recognized on the receipt of HoldCo ordinary shares and any cash received in lieu of a fractional HoldCo share and upon the exercise of dissenters’ rights will be capital gain or loss. Capital gains of individual and other non-corporate U.S. holders will be eligible for the preferential U.S. federal income tax rates applicable to long-term capital gains if the U.S. holder has held the TEL common stock for more than one year as of the date on which the TEL Share Exchange becomes effective. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder generally will be treated as U.S. source gain or loss, unless the shares are attributable to an office or other fixed place of business of the U.S. holder outside the United States or the U.S. holder has a tax home outside the United States, and the U.S. holder pays an income tax to a foreign country of at least 10% on the income from the disposition. If a U.S. holder acquired different blocks of TEL common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of TEL common stock.

Passive Foreign Investment Company Rules

TEL believes that it was not a PFIC (generally, a foreign corporation that has a specified percentage of “passive” income or assets, after the application of certain “look-through” rules), for U.S. federal income tax purposes for its 2013 taxable year, and it does not anticipate that it will be a PFIC for its 2014 taxable year. The determination whether TEL is a PFIC is a factual determination that is made annually and thus may be subject to change from year to year. There can be no assurance that TEL will not be a PFIC during its 2014 taxable year and was not a PFIC during any prior taxable year. If TEL was a PFIC for any taxable year during which a U.S. holder held TEL common stock, certain adverse tax consequences could apply to such U.S. holder as a result of the TEL Share Exchange. U.S. holders are urged to consult their own tax advisors with respect to whether TEL was a PFIC for any taxable year during which the U.S. holder held TEL common stock. The PFIC rules, and the potential consequences to holders of shares in a PFIC, are discussed further below under “—Material U.S. Federal Income Tax Consequences of Owning and Disposing of HoldCo Ordinary Shares Received in the Applied Merger or the TEL Share Exchange.”

Information and Backup Withholding

Information returns may be filed with the IRS in connection with the TEL Share Exchange. Backup withholding may apply to cash paid in the transaction to a U.S. holder, unless the U.S. holder furnishes a correct taxpayer identification number and certifies that the holder is not subject to backup withholding, typically on IRS Form W-9. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against U.S. federal income tax liability, so long as the required information is timely furnished to the IRS.

Material U.S. Federal Income Tax Consequences of the TEL Share Exchange to Non-U.S. Holders of TEL Common Stock

The amount of income or gain that a non-U.S. holder of TEL common stock will recognize as a result of the TEL Share Exchange generally will be determined in the same manner as described above under “—Material U.S. Federal Income Tax Consequences of the TEL Share Exchange to Holders of TEL Common Stock,” as if the non-U.S. holder were a U.S. holder, except that a non-U.S. holder will not be subject to the special rules applicable to a 5% U.S. holder or a 10% U.S. holder, described above. However, a non-U.S. holder of TEL common stock will not be subject to U.S. federal income tax on any such income or gain unless:

—

the income or gain is “effectively connected” with such non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty as a condition for subjecting the holder to U.S. taxation on a net income basis, the income or gain is attributable to a U.S. permanent establishment of the non-U.S. holder; or

—	such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the TEL Share Exchange, and certain other conditions are satisfied.

If the income or gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, the income or gain is attributable to a U.S. permanent establishment of the non-U.S. holder, the non-U.S. holder will be subject to U.S. federal income tax under the rules described above as if it were a U.S. holder of TEL common stock and, in the case of a foreign corporation, may be subject to an additional “branch profits” tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). An individual non-U.S. holder of TEL common stock who is present in the United States for 183 days or more during the taxable year of the TEL Share Exchange, and satisfies certain other conditions, will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on the income or gain, which may be offset by U.S. source capital losses of the non-U.S. holder so long as the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder will not be subject to U.S. backup withholding if it provides certification of exempt status on an IRS Form W-8BEN (or other applicable form). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, so long as the required information is timely furnished to the IRS.

Material U.S. Federal Income Tax Consequences of Owning and Disposing of HoldCo Ordinary Shares Received in the Applied Merger or the TEL Share Exchange

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition by U.S. holders and non-U.S. holders of HoldCo ordinary shares received in the Business Combination.

U.S. Holders

Distributions to U.S. Holders

Subject to the discussion below relating to the potential application of the PFIC rules, distributions, if any, made with respect to HoldCo ordinary shares will constitute dividends for U.S. federal income tax purposes to the extent of HoldCo’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Assuming that HoldCo is respected as a foreign corporation pursuant to Section 7874, the gross amount of dividends that a U.S. holder receives, including amounts withheld from any payment to a U.S. holder in respect of Dutch dividend withholding tax, generally will be subject to U.S. federal income taxation as foreign source dividend income (subject to the discussion below regarding dividends paid by a “U.S.-owned foreign corporation”) and will not be eligible for the dividends-received deduction otherwise allowed to U.S. corporations. If HoldCo were to be treated as a U.S. corporation under Section 7874, such dividends would be subject to U.S. federal income taxation as U.S. source dividend income, and a U.S. holder that is a corporation may be eligible for the dividends received deduction. Such treatment could adversely affect the U.S. holder’s ability to credit any Dutch dividend withholding tax on dividends from HoldCo.

With respect to non-corporate U.S. holders, certain dividends a non-corporate U.S. holder receives from a U.S. corporation or a qualified foreign corporation may be subject to reduced rates of taxation (which is referred to in this document as “qualified dividend income”). A foreign corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. Applied and TEL anticipate that, upon consummation of the Business Combination, HoldCo ordinary shares will be listed for trading on NASDAQ and the TSE. Assuming HoldCo ordinary shares are listed on NASDAQ in accordance with current expectations, U.S. Treasury Department guidance indicates that the HoldCo ordinary shares will be considered readily tradable on an established securities market in the United States. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividend income regardless of HoldCo’s status as a U.S. corporation or a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been satisfied. U.S. holders of HoldCo ordinary shares should consult their own tax advisors regarding the availability to them of the reduced dividend tax rate in light of their particular circumstances.

A U.S. holder who pays (whether directly or through withholding) Dutch income tax with respect to dividends paid on HoldCo ordinary shares generally will be entitled, subject to applicable limitations under U.S. federal income tax laws, to a credit for such tax against such holder’s U.S. federal income tax liability or, at the holder’s election, to receive a deduction for such tax in computing such holder’s U.S. federal taxable income. Subject to the discussion below regarding dividends paid by a “U.S.-owned foreign corporation” and except if HoldCo is treated as a U.S. corporation under Section 7874 or certain other exceptions apply, dividends paid by HoldCo should constitute foreign source income and will, depending on the U.S. holder’s circumstances, be either “passive” or “general” category income for purposes of computing the foreign tax credit allowable to such holder. Foreign tax credits will not be allowed for Dutch dividend withholding taxes imposed on a U.S. holder in respect of certain short-term or hedged positions in HoldCo ordinary shares. The foreign tax credit rules are complex and U.S. holders should consult their own tax advisors concerning the implications of these rules in light of their particular circumstances.

If HoldCo is a “U.S.-owned foreign corporation,” for foreign tax credit limitation purposes, dividends it pays in any year will be U.S. source income in proportion to the percentage of HoldCo’s earnings and profits in that year that are attributable to U.S. sources (so long as at least 10% of HoldCo’s earnings and profits are so attributable). For this purpose, HoldCo will be treated as a U.S.-owned foreign corporation if 50% or more of the voting power or value of its shares is owned, directly or indirectly, by U.S. persons. Because the HoldCo ordinary shares are expected to be listed on NASDAQ and the TSE, HoldCo may be treated as 50% or more owned by U.S. persons for this purpose. The application of the rules regarding U.S.-owned foreign corporations may adversely affect a U.S. holder’s ability to use foreign tax credits. U.S. holders should consult their own tax advisors regarding the possible impact of these rules.

In addition, if 25% or more of HoldCo’s worldwide gross income over a three-year period is treated as effectively connected with a U.S. trade or business, a portion of dividends paid by HoldCo could be treated as U.S. source income. Moreover, if HoldCo were to be treated as a U.S. corporation under Section 7874, any dividends paid by HoldCo would constitute U.S. source income, which may adversely affect a U.S. holder’s ability to use foreign tax credits.

To the extent that a distribution exceeds HoldCo’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes, such distribution will be treated as a nontaxable return of capital to the extent of the U.S. holder’s tax basis in the shares (with a corresponding reduction in such tax basis), and thereafter will be treated as capital gain. Such capital gain will be long-term capital gain if the U.S. holder’s holding period for the HoldCo ordinary shares exceeds one year. Stockholders who hold HoldCo ordinary shares with differing bases or holding periods should consult their own tax advisors as to the application of these rules.

Distributions of HoldCo ordinary shares that are made as part of a pro rata distribution to all holders of HoldCo ordinary shares generally will not be subject to U.S. federal income tax.

Dividends paid in non-U.S. currency will be included in the income of a U.S. holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt by the U.S. holder, regardless of whether the payment is in fact converted into U.S. dollars. Any gain or loss realized on a conversion or other disposition of currency other than the U.S. dollar generally will be treated as U.S. source ordinary income or loss.

Sale or Other Disposition of HoldCo Ordinary Shares

Subject to the discussion below relating to the potential application of the PFIC rules, upon a sale or other disposition of HoldCo ordinary shares, a U.S. holder will recognize capital gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition and the U.S. holder’s tax basis in the HoldCo ordinary shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the HoldCo ordinary shares exceeds one year. Long-term capital gain recognized by certain non-corporate U.S. holders, including individuals, is eligible for reduced rates of U.S. federal income taxation. There are limitations on the deductibility of capital losses. Any gain or loss recognized by a U.S. holder will be treated as

U.S. source gain or loss, unless the shares are attributable to an office or other fixed place of business of the U.S. holder outside the United States or the U.S. holder has a tax home outside the United States, and the U.S. holder pays an income tax to a foreign country of at least 10% on the income from the sale or disposition.

A 5% U.S. holder of TEL that filed a gain recognition agreement with the IRS in connection with the TEL Share Exchange, as described above under “—Material U.S. Federal Income Tax Consequences of the TEL Share Exchange to Holders of TEL Common Stock—U.S. Federal Income Tax Consequences of the TEL Share Exchange to U.S. Holders of TEL Common Stock If the TEL Share Exchange Is a Tax Free Reorganization” may have tax consequences that differ from those described above. Subject to certain exceptions, upon the sale or other disposition of HoldCo ordinary shares, including in transactions that might otherwise qualify as tax-free, or upon certain transactions undertaken by HoldCo that would not otherwise be treated as a disposition by a shareholder, a 5% U.S. holder that filed a gain recognition agreement may be required to recognize all or a portion of the gain, with interest, that was realized but not recognized at the time of the TEL Share Exchange. Any such 5% U.S. holders should consult their own tax advisors concerning the tax consequences of holding HoldCo ordinary shares.

Passive Foreign Investment Company Considerations

In general, a foreign corporation will be classified as a PFIC for any taxable year in which either (1) 75% or more of its gross income is passive income (such as, for example, dividends, interest, rents, royalties or gains from the disposition of investment assets) or (2) at least 50% of the average value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets of, and to receive directly its proportionate share of the income of, any other corporation in which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

Classification of a foreign corporation as a PFIC can have various adverse consequences to U.S. holders. These include taxation of gain on a sale or other disposition of the stock of the corporation and taxation of distributions (including distributions that would otherwise be treated as “qualified dividends”) at the maximum ordinary income tax rates and the imposition of a punitive interest charge on such gain and distributions, unless the U.S. holder makes a mark-to-market election with respect to the stock.

HoldCo does not currently expect to be treated as a PFIC. If the IRS were to challenge this determination, it is possible that HoldCo would be treated as a PFIC. In addition, because the tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination, there can be no assurance that HoldCo will not become a PFIC. A foreign corporation that is treated as a PFIC at any time during the holding period of a particular shareholder may continue to be treated as a PFIC with respect to that shareholder, even if the foreign corporation ceases to satisfy the PFIC tests in the future. U.S. holders of HoldCo ordinary shares should consult their own tax advisors regarding the PFIC rules, including the availability of certain shareholder elections.

Non-U.S. Holders

Subject to the discussion below regarding Section 7874, a non-U.S. holder of HoldCo ordinary shares will not be subject to U.S. federal income tax or, subject to the discussion below under the heading “—Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends a non-U.S. holder receives on HoldCo ordinary shares or any gain a non-U.S. holder recognizes on a sale or other disposition of HoldCo ordinary shares (including any distribution to the extent it exceeds the tax basis in the non-U.S. holder’s HoldCo ordinary shares) unless (1) the gain is “effectively connected” with such non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty as a condition for subjecting the holder to U.S. taxation on a net income basis, the gain is attributable to a U.S. permanent establishment of the non-U.S. holder or (2) in the case of gain only, the non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied.

A corporate non-U.S. holder that recognizes “effectively connected” gains may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If HoldCo were to be treated as a U.S. corporation under Section 7874, then the gross amount of any dividends paid by HoldCo to a non-U.S. holder would be subject to U.S. withholding tax (possibly subject to reduction under an applicable tax treaty), in addition to any Dutch withholding tax that may apply (the U.S. statutory dividend withholding tax rate is currently 30%).

Information With Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (or, in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as any of the following assets if they are not held in accounts maintained by financial institutions (1) stocks and securities issued by non-U.S. persons, (2) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (3) interests in foreign entities. Holders are urged to consult their own tax advisors regarding the application of this reporting requirement to their ownership of HoldCo ordinary shares.

Information Reporting and Backup Withholding

Dividends paid to a holder with respect to HoldCo ordinary shares and proceeds from a sale or other disposition of HoldCo ordinary shares received in the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding (currently, at a rate of 28%) unless such holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with the requirements under the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

Non-U.S. holders generally are exempt from these information reporting requirements and backup withholding tax, but may be required to comply with certain certification and identification procedures to establish their eligibility for exemption.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is $125,000, $200,000, or $250,000, depending on the individual’s circumstances). A holder’s net investment income includes, among other things, its dividend income and its net gains from the disposition of shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Thus, a U.S. holder’s net investment income will include any gain from the disposition of Applied common stock in the Applied Merger or any gain from the disposition of TEL common stock in the TEL Share Exchange, to the extent taken into account in computing taxable income. A U.S. holder’s net investment income will also include any dividends paid on the HoldCo ordinary shares owned by such holder and any gain from the disposition by such holder of such HoldCo ordinary shares, to the extent taken into account in computing taxable income. U.S. holders that are individuals, estates or trusts should consult their own tax advisors regarding the Medicare tax and how it may apply to income and gains in respect of the Business Combination and an investment in HoldCo ordinary shares.

Material Japanese Tax Considerations

General Matters Relating to the Japanese Tax Discussion

Subject to the limitations, assumptions and qualifications set forth in this section entitled “Material Tax Consequences of the Business Combination—Material Japanese Tax Considerations,” it is the opinion of KPMG Tax Corporation that this section sets forth the material Japanese income tax consequences of the TEL Share Exchange to holders of TEL common stock.

The following is a summary of the material Japanese tax consequences of the TEL Share Exchange to beneficial owners of TEL common stock who receive HoldCo ordinary shares in the TEL Share Exchange and who are the beneficial owners of such HoldCo ordinary shares. The summary does not purport to be a comprehensive description of all of the Japanese tax considerations that may be relevant to such TEL shareholders and HoldCo shareholders. It is based on Japanese laws, regulations, judicial decisions, double tax conventions (including the Convention Between the Kingdom of the Netherlands and Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income of 2010, as amended, which is referred to in this document as the “Japan-Netherlands Treaty”), and the administrative practice of the National Tax Agency of Japan, all as in effect on the date of this document. These authorities may be replaced, revoked or modified so as to result in Japanese tax consequences different from those summarized below. In addition, no assurance can be given that the National Tax Agency of Japan or a court will not take a different position regarding such tax consequences.

This summary does not address all Japanese tax consequences that may be relevant to a holder of TEL common stock or HoldCo ordinary shares in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under Japanese tax law or tax treaties, such as mutual funds, trusts, entities or arrangements treated as pass through for Japanese tax purposes or investors in such entities.

In the summary below, the term “Japanese holder” means a beneficial owner of TEL common stock or, after completion of the TEL Share Exchange, HoldCo ordinary shares that is, for Japanese income tax purposes, (1) an individual resident of Japan, (2) an individual other than a resident of Japan who has a permanent establishment in Japan that holds and manages TEL common stock or HoldCo ordinary shares (which is referred to in this document as a “Non-Resident with PE”), (3) a corporation incorporated in Japan, and (4) a corporation other than a corporation incorporated in Japan that has a permanent establishment in Japan that holds and manages TEL common stock or HoldCo ordinary shares (which is referred to in this document as a “Foreign Corporation with PE”). The term “non-Japanese holder” means a beneficial owner of TEL common stock or, after completion of the TEL Share Exchange, HoldCo ordinary shares that is not a Japanese holder.

This summary does not address the Japanese tax consequences to any non-Japanese holder of TEL common stock who has owned at least 25% of TEL’s outstanding shares at any time within the three-year period ending on the last day of the calendar year (or fiscal year in the case of a non-Japanese holder that is a corporation) during which the TEL Share Exchange takes place (which is referred to in this document as a “25% non-Japanese holder”).

THIS SUMMARY IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE. TEL SHAREHOLDERS ARE THEREFORE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE JAPANESE OR OTHER TAX CONSEQUENCES TO THEM OF THE TEL SHARE EXCHANGE AND THE OWNERSHIP, ACQUISITION AND DISPOSITION OF HOLDCO ORDINARY SHARES RECEIVED IN THE BUSINESS COMBINATION, INCLUDING, IN PARTICULAR, THE APPLICATION TO THEIR PARTICULAR SITUATIONS OF THE TAX CONSIDERATIONS DISCUSSED BELOW.

As previously discussed, it is intended that the Business Combination and the other transactions contemplated by the Business Combination Agreement result in the TEL Intended Tax Treatment, which means that for Japanese tax purposes, the Business Combination and the other contemplated transactions:

—	will not subject TEL to appraisal gain or loss taxation at the market value of its assets under Section 62-9 of the Japanese Corporation Tax Act;

—

in accordance with paragraph 8 of Section 61-2 of the Japanese Corporation Tax Act and paragraph 1 of Section 57-4 of the Japanese Income Tax Act, will not subject TEL shareholders to capital gains taxation under paragraph 1 of Section 61-2 of the Japanese Corporation Tax Act or paragraph 1 of Section 37-10 of the Act on Special Measures Concerning Taxation, except to the extent that the TEL shareholders receive cash in lieu of fractional shares pursuant to the TEL Share Exchange or receive cash pursuant to the exercise of dissenters’ rights; and

—

will have the TEL Intended Consideration Treatment, which means that they will not subject TEL Exchange Sub to taxation on the grounds that the consideration that TEL Exchange Sub will deliver for the HoldCo ordinary shares that are to be exchanged for shares of TEL common stock in the TEL Share Exchange has no or only nominal value.

Applied’s and TEL’s obligations to consummate the Business Combination are subject to various conditions that may be satisfied by the delivery of certain contemplated tax rulings from the National Tax Agency of Japan or tax opinions or other communications from the Business Combination Tax Advisors pertaining to the TEL Intended Tax Treatment, including, among others, tax rulings or tax opinions to the effect that the TEL Share Exchange should qualify for the TEL Intended Tax Treatment. See “The Business Combination Agreement—Closing Conditions” beginning on page 141 of this document.

Based in part on informal, oral feedback from the National Tax Agency of Japan, each of the Business Combination Tax Advisors has communicated to its own client that the conduct of the National Tax Agency of Japan could be reasonably interpreted to mean that the TEL Intended Tax Treatment will be available. Accordingly, there has been a Positive Japanese Tax Ruling.

Material Japanese Income Tax Consequences of the TEL Share Exchange to a Holder of TEL Common Stock

Based on the Positive Japanese Tax Ruling, the material Japanese tax consequences of the TEL Share Exchange to a holder of shares of TEL common stock will be as follows:

Japanese Holders

A Japanese holder will not recognize gain or loss upon the exchange of such holder’s TEL common stock for HoldCo ordinary shares in the TEL Share Exchange, except with respect to cash received in lieu of a fractional share as discussed below. The aggregate basis of the HoldCo ordinary shares received in exchange for TEL common stock in the TEL Share Exchange (including any fractional HoldCo ordinary share deemed received and exchanged for cash) will be equal to the basis of TEL common stock exchanged.

A Japanese holder who receives cash in lieu of a fractional HoldCo ordinary share in the TEL Share Exchange will recognize an amount of gain or loss equal to the difference between the cash received and the tax basis allocated to such fractional HoldCo ordinary share.

A Japanese holder who exercises dissenters’ rights and is paid cash rather than HoldCo ordinary shares in exchange for TEL common stock will be subject to deemed dividend taxation on the exercise of such dissenter’s rights in an amount equal to the difference between (1) the cash received and (2) TEL’s capital and capital surplus for Japanese tax purposes allocated to the holder’s TEL common stock prior to the TEL Share Exchange.

In addition, a Japanese holder will recognize gain or loss on such exchange equal to the difference between (1) the cash received net of the amount of deemed dividend and (2) the tax basis of the TEL common stock exchanged. The deemed dividend will be subject to Japanese withholding tax.

Non-Japanese Holders

A non-Japanese holder will recognize an amount of gain or loss equal to the difference between the fair market value of HoldCo ordinary shares received (including any fractional HoldCo share deemed received and exchanged for cash) and the tax basis of TEL common stock exchanged. However, so long as the non-Japanese holder is not a 25% non-Japanese holder, such gain will not be subject to Japanese taxation. The aggregate basis of the HoldCo ordinary shares received in exchange for TEL common stock in the TEL Share Exchange will be equal to the fair market value on the date on which the TEL Share Exchange becomes effective of the HoldCo ordinary shares received.

A non-Japanese holder who exercises dissenters’ rights and is paid cash rather than HoldCo ordinary shares in exchange for TEL common stock will be subject to deemed dividend taxation on the exercise of such dissenter’s rights in an amount equal to the difference between (1) the cash received and (2) TEL’s capital and capital surplus for Japanese tax purposes allocated to the holder’s TEL common stock prior to the TEL Share Exchange. In addition, a non-Japanese holder will recognize gain or loss on such exchange equal to the difference between (1) the cash received net of the amount of deemed dividend and (2) the tax basis of the TEL common stock exchanged. The deemed dividend will be subject to Japanese withholding tax.

Material Japanese Income Tax Consequences of the TEL Share Exchange to TEL and TEL Exchange Sub

Based on the Positive Japanese Tax Ruling, TEL will not be subject to appraisal gain or loss taxation at the market value of its assets as a result of the TEL Share Exchange, and TEL Exchange Sub will not be subject to taxation on the grounds that the consideration that TEL Exchange Sub will deliver for the HoldCo Ordinary Shares that are to be exchanged for shares of TEL Common Stock in the TEL Share Exchange has no or only nominal value.

Material Japanese Tax Consequences of Owning and Disposing of the HoldCo Ordinary Shares Received in the TEL Share Exchange

Distributions

Distributions with respect to HoldCo ordinary shares that are made out of HoldCo’s retained earnings will constitute dividends for Japanese tax purposes.

If a Japanese holder is an individual resident of Japan and keeps his or her HoldCo ordinary shares in an account with a securities company or other similar entity in Japan and receives distributions with respect to such shares through the securities company, the distributions net of Dutch withholding tax, if any, will be subject to Japanese withholding tax. Such an individual Japanese holder will have a choice (1) to file an annual tax return to declare the dividend income in combination with other types of annual taxable income, (2) to file an annual tax return to declare the dividend income separately from other types of income, or (3) not to file an annual tax return for the dividend income. If the first or second choice is made, Dutch withholding tax, which shall be limited to the amount calculated applying the rate under the Japan-Netherlands Treaty to the extent the holder qualifies for benefits under such treaty, may be creditable under the Japanese foreign tax credit system, subject to generally applicable limitations, and any Japanese withholding tax should be creditable against the holder’s Japanese income tax (or be refundable to the holder in appropriate cases). If the third choice is made, the Dutch withholding tax and any Japanese withholding tax will be the final tax.

If an individual Japanese holder does not keep his or her HoldCo ordinary shares in such an account, no Japanese withholding tax will be levied on the distributions with respect to HoldCo’s shares. Such an individual

Japanese holder will be required (1) to file an annual tax return to declare the dividend income in combination with other types of annual taxable income or (2) to file an annual tax return to declare the dividend income separately from other types of income. Dutch withholding tax, which shall be limited to the amount calculated applying the rate under the Japan-Netherlands Treaty to the extent the holder qualifies for benefits under such treaty, may be creditable under the Japanese foreign tax credit system, subject to generally applicable limitations.

If the Japanese holder is a corporation incorporated in Japan and keeps its HoldCo ordinary shares in an account with a securities company or other similar entity in Japan and receives distributions with respect to such shares through the securities company, the distributions net of Dutch withholding tax, if any, will be subject to Japanese withholding tax. If the HoldCo ordinary shares are not kept in such an account, there will be no Japanese withholding tax. The dividend income will be subject to Japanese corporate income taxation, whereby any Dutch withholding tax, which shall be limited to the amount calculated applying the rate under the Japan-Netherlands Treaty to the extent the holder qualifies for benefits under such treaty, may be creditable under the Japanese foreign tax credit system, subject to generally applicable limitations, and Japanese withholding tax should be creditable against the corporation’s Japanese corporate income tax (or be refundable to the corporation in appropriate cases).

If a Japanese holder is a Non-Resident with PE or a Foreign Corporation with PE, taxation on dividend income of such Japanese holder should be the same as for a resident individual or a Japanese corporation, respectively, as explained above, except that a Non-Resident with PE or a Foreign Corporation with PE is not eligible for a Japanese foreign tax credit.

If the distributions are out of HoldCo’s capital account, as determined for Japanese tax purposes, the distributions are treated partly as dividends (“deemed dividends”) and partly as return of capital. The Japanese tax consequences of deemed dividends are the same as those for dividends, as explained above. The portion of a distribution that is treated as return of capital could give rise to capital gain or loss taxation.

Sale or Other Disposition of HoldCo Ordinary Shares

Upon a sale or other disposition of HoldCo ordinary shares, a Japanese holder will recognize gain or loss and be subject to Japanese taxation thereon.

Material Dutch Tax Considerations

General Matters Relating to the Dutch Tax Discussion

HoldCo expects to be a tax resident solely of the Netherlands. The determination of whether a company is a tax resident of a given jurisdiction is highly fact-specific, and a jurisdiction other than the Netherlands could assert that HoldCo is a tax resident of that jurisdiction. Moreover, the applicable tax laws of any jurisdiction, or interpretations thereof, may change, possibly retroactively, and, as a consequence, HoldCo may be or become a tax resident of a jurisdiction other than the Netherlands, or may be or become a tax resident of both the Netherlands and one or more other jurisdictions. If HoldCo were to be treated as a tax resident of a jurisdiction other than or in addition to the Netherlands, HoldCo could be subject to corporate income tax in that other jurisdiction and could be required to withhold tax on dividends to HoldCo shareholders under the applicable laws of that jurisdiction. Depending on the existence and terms of a tax treaty between the Netherlands and that other jurisdiction, the corporate income tax and withholding tax imposed by that other jurisdiction could be in addition to, rather than in lieu of, the corporate income tax and withholding tax that the Netherlands imposes. The remainder of this summary addresses the tax consequences if HoldCo is and remains exclusively resident in the Netherlands for tax purposes, including for the purposes of applicable tax treaties, and is therefore subject to Dutch tax.

Subject to the limitations, assumptions and qualifications set forth in this section entitled “Material Tax Consequences of the Business Combination—Material Dutch Tax Considerations,” it is the opinion of Baker &

McKenzie Amsterdam N.V., special counsel to Applied, that this section sets forth the material Dutch tax consequences of the Business Combination to HoldCo and the material Dutch tax considerations relating to the ownership and disposition of HoldCo ordinary shares received in the Business Combination. This summary does not purport to be a comprehensive description of all the Dutch tax considerations that may be relevant for a particular holder of HoldCo ordinary shares in light of such holder’s particular circumstances or to a holder who is subject to special treatment under applicable Dutch law. For Dutch tax purposes, a holder of HoldCo ordinary shares may include an individual or entity who does not have legal title to the HoldCo ordinary shares, but to whom nevertheless the HoldCo ordinary shares are attributed either based on such individual or entity holding a beneficial interest in the HoldCo ordinary shares or based on specific statutory provisions. Under such statutory provisions, HoldCo ordinary shares may be attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the HoldCo ordinary shares.

The summary is based on the tax laws of the Netherlands as published and in effect on the date of this document, including official regulations and decisions of the Netherlands and its taxing and other authorities available in printed form on or before such date and now in effect, and as applied and interpreted by Dutch tax courts, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect. These tax laws are subject to change, which could apply retroactively and could affect the continuing validity of this summary.

The Netherlands means the part of the Kingdom of the Netherlands located in Europe. This summary does not address the tax consequences arising in any jurisdiction other than the Netherlands in connection with the Business Combination or the ownership and disposition of HoldCo ordinary shares received in the Business Combination.

This discussion does not purport to describe the possible Dutch tax considerations or consequences that may be relevant to a holder of HoldCo ordinary shares:

—	who is an individual and who is, has opted to be treated as, or is deemed to be, a resident of the Netherlands;

—	that is a corporate entity which is, or which is deemed to be, a resident of the Netherlands;

—	who is an individual and for whom the income or capital gains derived from the HoldCo ordinary shares are attributable to employment activities, the income from which is taxable in the Netherlands;

—	who has a substantial interest or a fictitious substantial interest (as discussed below);

—	that is an investment institution as defined in articles 6a and 28 of the Dutch Corporate Income Tax Act (which is referred to in this document as “CITA”); or

—	that is entitled to the participation exemption (deelnemingsvrijstelling) with respect to the HoldCo ordinary shares (as defined in article 13, CITA).

A holder of HoldCo ordinary shares has a substantial interest (aanmerkelijk belang) in HoldCo if such holder, alone or together with such holder’s partner, directly or indirectly:

—

owns, or holds certain rights with respect to, shares representing 5% or more of the total issued and outstanding share capital of HoldCo, or of the issued and outstanding capital of any class of shares of HoldCo; or

—

holds rights to, directly or indirectly, acquire shares, whether or not already issued, representing 5% or more of the total issued and outstanding share capital of HoldCo or of the issued and outstanding capital of any class of shares of HoldCo.

A holder of HoldCo ordinary shares or rights to, directly or indirectly, acquire HoldCo ordinary shares will also have a substantial interest if the holder’s partner or one of certain relatives of the relevant holder or of the holder’s partner has a substantial interest in HoldCo.

A holder of HoldCo ordinary shares has a fictitious substantial interest (fictief aanmerkelijk belang) in HoldCo if, without having an actual substantial interest in HoldCo:

—	an enterprise has been contributed to HoldCo in exchange for HoldCo ordinary shares on an elective non-recognition basis;

—

the HoldCo ordinary shares have been obtained under gift law, inheritance law or matrimonial law, on a non-recognition basis, while the previous holder of HoldCo ordinary shares had a substantial interest in HoldCo;

—

the HoldCo ordinary shares have been acquired pursuant to a share merger, legal merger or legal demerger, on an elective non-recognition basis, while the holder of HoldCo ordinary shares prior to this transaction had a substantial interest in a Dutch entity that was party thereto; or

—	the HoldCo ordinary shares held by the relevant holder prior to dilution, qualified as a substantial interest and, by election, no gain was recognized upon disqualification of these shares.

THIS SUMMARY IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE. PROSPECTIVE HOLDERS OF HOLDCO ORDINARY SHARES ARE THEREFORE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE DUTCH OR OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF HOLDCO ORDINARY SHARES RECEIVED IN THE BUSINESS COMBINATION, INCLUDING, IN PARTICULAR, THE APPLICATION TO THEIR PARTICULAR SITUATIONS OF THE TAX CONSIDERATIONS DISCUSSED BELOW.

Material Dutch Tax Consequences of the Business Combination to HoldCo

For Dutch corporate income tax purposes, HoldCo, being incorporated under the laws of the Netherlands, will be considered a Dutch tax resident. Accordingly, HoldCo will be subject to Dutch corporate income tax. The Dutch corporate income tax rate is 25%, except for the first € 200,000 of profits, to which a 20% rate applies.

The Applied Merger will not cause a Dutch corporate income tax liability at the level of Applied or HoldCo. The TEL Share Exchange will not cause a Dutch corporate income tax liability at the level of TEL or HoldCo.

Material Dutch Tax Consequences of Owning and Disposing of HoldCo Ordinary Shares Received in the Applied Merger or the TEL Share Exchange

Dividend Withholding Tax

General—Withholding Requirement on Dividends Paid to, and Other Proceeds from Shares in HoldCo Derived by, Holders of HoldCo Ordinary Shares

On the basis of the Dutch Dividend Tax Act of 1965 (Wet op de dividendbelasting 1965), dividend withholding tax is levied on those who are entitled to the proceeds from shares in HoldCo. Dividends paid on HoldCo ordinary shares to a holder of such HoldCo ordinary shares generally will be subject to a dividend withholding tax of 15% imposed by the Netherlands. The term “dividends” for this purpose includes, but is not limited to:

—	the distribution of profit, under any name or in any form;

—

amounts that HoldCo pays upon the repurchase of HoldCo ordinary shares in excess of the average capital recognized as paid-up for Dutch dividend withholding tax purposes (see below) on those shares, other than share repurchases performed for temporary investment purposes;

—	amounts HoldCo distributes to holders of HoldCo ordinary shares upon liquidation in excess of the average capital recognized as paid-up for Dutch dividend withholding tax purposes on those shares;

—

the nominal value of shares that are issued to holders of HoldCo ordinary shares or an increase in the nominal value of their shares to the extent that capital has not been contributed or will not be contributed onto those shares; and

—

partial repayment of capital contributed on shares that is not recognized as paid-up for Dutch dividend withholding tax purposes or that is recognized as paid-up for Dutch dividend withholding tax purposes to the extent there are qualifying profits (zuivere winst), including anticipated profits that have yet to be realized, unless the repayment is made pursuant to a prior decision to that effect by the general meeting of shareholders and the nominal value of the shares is reduced by the same amount pursuant to an amendment of the articles of incorporation of HoldCo.

Notwithstanding the above, no withholding is required in the event of a repurchase of shares, if certain conditions are fulfilled and to the extent the amount of the repurchase does not exceed the relevant thresholds set forth in the Dutch Dividend Tax Act 1965.

In principle, dividend withholding tax will not be borne by HoldCo, but will be withheld from the gross dividends HoldCo pays on the HoldCo ordinary shares. HoldCo will, however, bear the dividend tax itself on a grossed-up basis, resulting in a 17.65% rate, in the event of a repurchase of shares from an unknown seller of such shares.

HoldCo intends to request a ruling from the Dutch tax authorities, or an opinion from Dutch tax advisors to Applied, confirming that the aggregate amount of paid-up capital for Dutch dividend withholding tax purposes with respect to the HoldCo ordinary shares will be equal to the combined fair market value of Applied and TEL as of the date of the Business Combination. There can be no assurance that the Dutch tax authorities will issue such a ruling. If the Dutch tax authorities disagree with HoldCo’s determination of the amount of paid-up capital that will be recognized for Dutch dividend withholding tax purposes, HoldCo may be required to withhold or pay Dutch dividend tax on certain dividends HoldCo pays to holders of HoldCo ordinary shares that might otherwise not be subject to Dutch dividend tax.

Non-Resident Holders of HoldCo Ordinary Shares

A holder of HoldCo ordinary shares holding an interest in HoldCo of less than 5%, who is not (and is not deemed to be) a resident of the Netherlands for purposes of Dutch taxation, is not entitled to claim relief at source from, or a refund of, Dutch dividend withholding tax, unless the relevant holder is a qualifying pension fund which is resident in a state that forms part of the European Union, a qualifying state that forms part of the European Economic Area or a country that has a qualifying exchange of information arrangement with the Netherlands and so long as such holder is the beneficial owner (uiteindelijk gerechtigde) of the dividend. Furthermore, exemptions from, reduction in or refunds of dividend withholding tax may be available pursuant to a treaty for avoidance of double taxation between the Netherlands and another country, the Tax Regulation for the Kingdom of the Netherlands (Belastingregeling voor het Koninkrijk), the Tax Regulation for the country of the Netherlands (Belastingregeling voor het land Nederland) and the Agreement between the Taipei Representative Office in the Netherlands and the Netherlands Trade and Investment Office in Taipei for the avoidance of double taxation.

US Holders of HoldCo Ordinary Shares

Holders of HoldCo ordinary shares who are resident in the United States (which are referred to in this document as “U.S. Shareholders”) generally will be subject to Dutch dividend withholding tax at a rate of 15%. Certain U.S. Shareholders that are eligible for the benefits of the U.S.-Netherlands Treaty may be entitled to an exemption, a reduction or refund of Dutch withholding tax if certain conditions are satisfied as set forth in the U.S.-Netherlands Treaty. For instance, pursuant to the U.S.-Netherlands Treaty a U.S. Shareholder that is a qualifying exempt pension trust within the meaning of article 35 of the U.S.-Netherlands Treaty, or a qualifying exempt organization within the meaning of article 36 of the U.S.-Netherlands Treaty, will be exempt from Dutch dividend withholding tax and a U.S. Shareholder that is a company and that holds directly at least 10% of the voting power in HoldCo may be entitled to a reduced rate of 5% dividend withholding tax under the U.S.-Netherlands Treaty so long as certain conditions are satisfied.

Japanese Holders of HoldCo Ordinary Shares

Holders of HoldCo ordinary shares who are resident in Japan (which are referred to in this document as “Japanese Shareholders”) and are eligible for the benefits of the Japan-Netherlands Treaty will be entitled to an exemption, a reduction or a refund of Dutch withholding tax. For instance, so long as the relevant conditions set forth in the Japan-Netherlands Treaty are satisfied, a Japanese Shareholder that is a qualifying pension fund within the meaning of article 10, paragraph 3 of the Japan-Netherlands Treaty will be exempt from Dutch dividend withholding tax, a Japanese Shareholder that is a company that holds, directly or indirectly, at least 10% of the voting power in HoldCo may be entitled to a reduced rate of 5% dividend withholding tax and other qualifying Japanese Shareholders may be entitled to a reduced rate of 10% dividend withholding tax under the Japan-Netherlands Treaty, provided certain other conditions are satisfied.

Income Tax and Corporate Income Tax

Non-Resident Individuals

A holder who is an individual, other than a holder who has opted to be treated as, or is deemed to be, a resident of the Netherlands for Dutch income tax purposes, will not be subject to Dutch income tax in respect of income or capital gains derived from the HoldCo ordinary shares, unless the relevant holder:

—

derives profits from an enterprise whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the HoldCo ordinary shares are attributable or deemed attributable;

—

derives benefits from miscellaneous activities (overige werkzaamheden) carried out in the Netherlands in respect of the HoldCo ordinary shares, including activities which are beyond the scope of active portfolio investment activities; or

—

is entitled to a share in the profits of an enterprise, other than by way of securities, that is effectively managed in the Netherlands, and to which enterprise the HoldCo ordinary shares are attributable.

Non-Resident Corporate Entities

A holder that is a corporate entity, other than a holder that is a corporate entity that is subject to CITA and is a resident, or is deemed to be a resident, of the Netherlands for corporate income tax purposes, will not be subject to Dutch corporate income tax in respect of income or capital gains derived from the HoldCo ordinary shares, unless the relevant holder:

—

derives profits from an enterprise, which enterprise is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the HoldCo ordinary shares are attributable or deemed attributable; or

—

is entitled to a share in the profits of an enterprise or co-entitled to the net worth of such enterprise effectively managed in the Netherlands, other than by way of the holding of securities to which enterprise the HoldCo ordinary shares or payments in respect of the HoldCo ordinary shares are attributable.

Other Taxes and Duties

No turnover taxes or taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by or on behalf of a holder of HoldCo ordinary shares solely by reason of the ownership and disposition of the HoldCo ordinary shares.

Residency

A holder of HoldCo ordinary shares will not become resident, or deemed resident, in the Netherlands for tax purposes solely by reason of holding the HoldCo ordinary shares.

Gift and Inheritance Taxes

If a holder of HoldCo ordinary shares disposes of shares by way of gift, in form or in substance, or if a holder of HoldCo ordinary shares who is an individual dies, no Dutch gift tax or Dutch inheritance tax, as applicable, will be due unless:

—	the donor is, or the deceased was, resident or deemed to be resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, as applicable; or

—	the donor made a gift of shares, then became a resident or deemed resident of the Netherlands, and died as a resident or deemed resident of the Netherlands within 180 days of the date of the gift.

For purposes of the above, a gift of HoldCo ordinary shares made under a condition precedent (opschortende voorwaarde) is deemed to be made at the time the condition precedent is satisfied.

APPLIED APPRAISAL RIGHTS

This section summarizes certain material provisions of Delaware law pertaining to appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to Section 262 of the DGCL (which is referred to in this document as “Section 262”), the full text of which appears in Annex H to this document. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Section 262 provides that, in connection with certain merger transactions, record holders of shares of stock of a Delaware corporation are entitled to have their shares appraised by the Delaware Court of Chancery, so long as such holders neither have voted in favor of, nor consented in writing to, the approval of the adoption of a merger agreement, and that such holders continuously hold such shares through the effective time of such transaction and otherwise follow the procedures set forth in Section 262. In an appraisal proceeding, the Delaware Court of Chancery will determine the fair value for such shares, exclusive of any element of value arising from the accomplishment or expectation of the transaction, together with the amount of interest, if any, to be paid on the amount determined to be fair value.

However, Section 262 provides that appraisal rights are not available if the merger agreement requires the record holders of shares of stock to accept for such stock shares of a corporation (other than the one surviving or resulting from the merger) that, at the effective date of the merger, will be either listed on a national securities market or held of record by more than 2,000 record holders. In this case, the Business Combination Agreement, which serves as the merger agreement for the Applied Merger, provides that Applied stockholders will receive shares in HoldCo, which will be a Dutch public limited liability corporation (naamloze vennootschap) upon consummation of the Business Combination that Applied believes would be treated as a corporation for purposes of determining the availability of appraisal rights under Section 262. In addition, in the Applied Merger record holders of shares of stock of Applied will receive shares of HoldCo that will be publicly traded on both NASDAQ and on the TSE at the Applied Merger effective time. Finally, Applied believes that, based on its existing record holder ownership, there will be more than 2,000 record holders of HoldCo ordinary shares immediately following the Applied Merger effective time. FOR THE FOREGOING REASONS, APPLIED HAS CONCLUDED THAT APPLIED STOCKHOLDERS ARE NOT ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE APPLIED MERGER WITH RESPECT TO THE SHARES OF APPLIED COMMON STOCK THEY HOLD OF RECORD. TO THE EXTENT THAT ANY APPLIED STOCKHOLDERS SEEK TO ASSERT APPRAISAL RIGHTS IN CONNECTION WITH THE APPLIED MERGER, APPLIED RESERVES THE RIGHT TO CONTEST ANY ASSERTION OR CLAIM THAT APPRAISAL RIGHTS ARE AVAILABLE IN CONNECTION WITH THE APPLIED MERGER. NOTHING IN THE FOLLOWING DISCUSSION SHOULD BE INTERPRETED TO THE CONTRARY.

In the event that it should be judicially determined that such appraisal rights are available to Applied stockholders under Delaware law, Applied stockholders who do not vote in favor of the approval of the adoption of the Business Combination Agreement and otherwise comply with the statutory requirements of Section 262 described herein, will have the right, in lieu of receiving HoldCo ordinary shares pursuant to the Applied Merger, to obtain payment in cash for the “fair value” of those shares as determined by the Delaware Court of Chancery (which is referred to in this document as the “Court”) if the Applied Merger is completed. If an Applied stockholder perfects its appraisal rights, and is otherwise deemed entitled to such rights, the Court’s determination of the appraised “fair value” of Applied common stock will not include any value from the accomplishment or expectation of the Applied Merger or the Business Combination, but will include interest, if any, on such amount appraised to be fair value from the effective date of the Applied Merger until the date such appraised value is paid, calculated at 5% over the Federal Reserve discount rate (including any surcharge) as established during such period, unless the Court in its discretion determines otherwise for good cause shown. It is possible that any such fair value as determined by the Court may be more or less than, or the same as, that which Applied stockholders will receive pursuant to the Applied Merger.

Any Applied stockholders desiring to assert appraisal rights must comply precisely with the strict procedures set forth in Section 262 to demand and perfect such rights. ANY APPLIED STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS, IF ANY, OR TO PRESERVE THEIR RIGHTS TO DO SO, IF AVAILABLE, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCLOSURES AND ANNEX H. FAILURE TO COMPLY TIMELY AND PRECISELY WITH THE PROCEDURES SPECIFIED THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS EVEN IN THE EVENT SUCH APPRAISAL RIGHTS ARE DEEMED TO BE AVAILABLE BY THE COURT IN CONNECTION WITH THIS TRANSACTION. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES, THE COMPANY BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH APPRAISAL RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.

Section 262 requires that, when a Delaware corporation’s stockholders are entitled to appraisal rights and the proposed merger or consolidation for which appraisal rights are provided for under Section 262 is to be submitted for approval at a meeting of stockholders, the corporation must, not less than 20 days before the meeting, notify each stockholder who was a stockholder on the record date set by the board of directors for such notice (or if no such record date is set, on the close of business on the day next preceding the day on which notice is given), with respect to such shares for which appraisal rights are available, that appraisal rights will be available. A copy of Section 262 must be included with such notice.

THIS DOCUMENT CONSTITUTES APPLIED’S NOTICE TO ITS STOCKHOLDERS WITH RESPECT TO THE AVAILABILITY OF APPRAISAL RIGHTS, IF ANY, IN CONNECTION WITH THE APPLIED MERGER AND THE BUSINESS COMBINATION UNDER SECTION 262.

Section 262 sets forth the procedures you must follow to have your shares of Applied common stock appraised by the Court, if available, and to receive payment of the “fair value” of such shares as determined by the Court. The statutory rights of appraisal granted by Section 262 are subject to strict compliance with the procedures set forth in Section 262. If you fail to timely and properly comply with the requirements of Section 262, any available appraisal rights will be lost.

If you elect to demand appraisal of your shares of Applied common stock, you must satisfy each of the following conditions:

—

You must deliver to Applied a written demand for appraisal of your shares before the vote by Applied stockholders to adopt the Business Combination Agreement is taken at the Applied Special Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Business Combination Agreement. Voting against or failing to vote for the adoption of the Business Combination Agreement does not by itself constitute a demand for appraisal under Section 262.

—

You must not vote in favor of, nor consent in writing to, the adoption of the Business Combination Agreement. An executed proxy that is submitted but does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Business Combination Agreement. A vote in favor of the adoption of the Business Combination Agreement, by proxy or in person, will constitute a waiver of any appraisal rights you may have in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

—

You must continually hold of record your shares of Applied common stock from the date you make your written demand for appraisal through the Applied Merger effective time, because appraisal rights will be lost if your shares are transferred prior to the Applied Merger effective time.

If you fail to comply with these conditions, you will lose any appraisal rights with respect to your shares of Applied common stock that may be available and, when the Applied Merger is consummated, you will receive payment for your shares as provided for in the Business Combination Agreement. Only a holder of record of shares of Applied common stock, or a person duly authorized and explicitly purporting to act on that stockholder’s behalf, is entitled to assert any appraisal rights for the shares of Applied common stock registered in that stockholder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record of Applied, fully and correctly, as such stockholder’s name appears on the stockholder’s stock certificates, and must state that such person intends thereby to demand appraisal of their shares of Applied common stock in connection with the proposed Applied Merger. The demand for appraisal cannot be made by the beneficial owner of the Applied common stock if he or she is not also the record holder for such shares. In the event that the beneficial owner of the shares of Applied common stock does not also hold those shares of record, the beneficial owner must have the record owner, such as a bank, broker, or other nominee, submit the required demand for appraisal in respect of those shares of Applied common stock in order for such demand to be valid. IF YOU HOLD YOUR SHARES OF APPLIED COMMON STOCK THROUGH A BANK, BROKERAGE FIRM, FIDUCIARY (SUCH AS A TRUSTEE, GUARDIAN OR CUSTODIAN) OR OTHER NOMINEE AND YOU WISH TO DEMAND APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER OR OTHER NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY THE NOMINEE. The address for delivery of demand for appraisal is:

Applied Materials, Inc.

Attn: Thomas F. Larkins,

Senior Vice President, General Counsel

and Corporate Secretary

3225 Oakmead Village Drive, M/S 1241

P.O. Box 58039

Santa Clara, CA 95054

If the shares of Applied common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. A person having a beneficial interest in shares of Applied common stock held of record in the name of another person must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner. If a stockholder holds shares of Applied common stock through a broker who in turn holds the shares through a central securities depositary nominee, such as The Depository Trust Company, a demand for appraisal of such shares must be made by or on behalf of the depositary nominee and must identify the depositary nominee as the holder of record. A stockholder of record who holds shares of Applied common stock as nominee for a beneficial owner may exercise appraisal rights with respect to the securities held for one or more beneficial owners while not exercising such rights for other beneficial owners. In addition, any stockholder of record who holds shares of Applied common stock for her, his or its own account or for one beneficial owner, may demand appraisal for less than all of such shares. In each case, the written demand must set forth the number of shares of Applied common stock as to which demand for appraisal is made. Where no number of shares of Applied common stock is expressly mentioned, the demand will be presumed to cover all shares of Applied common stock standing in the name of the record owner.

Within 10 days after the Applied Merger effective time, Applied will give notice of the date that the Applied Merger has become effective to each of the stockholders who did not vote in favor of or consent to the approval of the adoption of the Business Combination Agreement and otherwise complied with Section 262. At any time within 60 days after the effective date of the Applied Merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and accept payment for such stockholder’s shares as provided for in the Business Combination Agreement by delivering to Applied a written withdrawal of the demand for appraisal. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the Applied Merger, no valid appraisal proceeding in the Court will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just. If the Court does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Business Combination Agreement.

If Applied stockholders intend to seek to assert appraisal rights in connection with the Applied Merger with respect to the shares of Applied common stock they hold of record, then within 120 days after the Applied Merger effective time, but not thereafter, Applied or any stockholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition with the Court, with a copy served on Applied in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Applied common stock held by the stockholders, if any, who are entitled to appraisal rights. Applied has concluded that no Applied stockholder is entitled to appraisal right in connection with the Applied Merger and stockholders therefore should not assume that Applied will file a petition in the event Applied stockholders are entitled to appraisal rights in connection with the Applied Merger with respect to the shares of Applied common stock they hold of record. Applied stockholders seeking to assert and exercise appraisal rights should not assume that Applied will file a petition with respect to the appraisal of the value of her, his or its shares of Applied common stock or that Applied will initiate any negotiations with respect to the “fair value” of such shares. Accordingly, it is the obligation of each stockholder who has complied with the requirements of Section 262 to initiate all necessary action to perfect such stockholder’s appraisal rights within the time periods prescribed by Section 262. The failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Applied Merger effective time, any stockholder who has complied with the requirements for exercise of appraisal rights, to the extent such rights are available, as discussed above, is entitled, upon written request, to receive from Applied a statement setting forth the aggregate number of shares of Applied common stock with respect to which demands for appraisal have been made, the aggregate number of shares not voted in favor of the Applied Merger with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. Such statement is to be mailed to stockholders within 10 days after the written request therefor has been received by Applied or, if later, within 10 days after the expiration of the period for delivery to Applied of appraisal demands under Section 262. A person who is the beneficial owner of shares of Applied common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request such a statement from Applied and may also file a petition for appraisal.

If a petition for an appraisal is timely filed and served upon Applied, and if the Court determines that Applied stockholders are entitled to appraisal rights in connection with the Applied Merger with respect to the shares of Applied common stock they hold of record, then Applied will be obligated, within 20 days after such service, to file in the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Applied common stock and with whom agreements as to the value of their shares of Applied common stock have not been reached by Applied. After notice to stockholders who have demanded appraisal, if such notice is required by the Court, the Court is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to pursue appraisal. The Court may require the stockholders who have demanded appraisal for their shares of Applied common stock and who hold shares represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. The appraisal proceeding shall be conducted in accordance with the rules of the Court, including any such rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the fair value of such shares of Applied common stock, exclusive of any element of value arising from the accomplishment or expectation of the Applied Merger or the Business Combination, and with interest, if any, to be paid upon the amount determined to be fair value.

In determining the “fair value” of shares of Applied common stock, the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., decided February 1, 1983, the Delaware Supreme Court set forth the considerations that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company….” The Delaware Supreme Court stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to “the speculative elements of value arising from such accomplishment or expectation.” In Weinberger, the Delaware Supreme Court held that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Stockholders considering seeking appraisal should bear in mind that the fair value of their shares of Applied common stock determined under Section 262 could be more than, the same as, or less than the consideration they would receive if they did not seek appraisal of their shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. Although Applied believes the consideration to be received by stockholders in the Applied Merger is fair, it makes no representation as to the outcome of the appraisal of fair value as determined by the Court, and it reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Applied common stock is less than the consideration to be received by stockholders pursuant to the Applied Merger. Applied also reserves the right to assert that appraisal rights are not available at all in connection with the Applied Merger, as discussed above.

When the fair value is so determined, with respect to shares deemed entitled to such a determination, if any, the Court shall direct the payment of the fair value of such shares of Applied common stock, together with interest, if any, to the dissenting stockholders entitled thereto, upon the surrender to Applied by such dissenting stockholders of the certificates representing such shares. Unless the Court, in its discretion, sets a different interest rate for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Applied Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as such discount rate is established from time to time during the period between the effective date of the Applied Merger and the date of payment of the judgment. The cost of the appraisal proceeding (which includes attorneys’ fees or the fees and expenses of experts) may be determined by the Court and taxed against the parties as the Court deems equitable under the circumstances. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all shares of Applied common stock entitled to appraisal. In the absence of such a determination or assessment, each stockholder seeking appraisal bears her, his or its attorney’s and expert witness expenses.

If Applied stockholders are entitled to appraisal rights in connection with the Applied Merger with respect to the shares of Applied common stock they hold of record, any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the effective date of the Applied Merger, be entitled to vote the shares of Applied common stock subject to such demand for any purpose or be entitled to receive the payment of dividends or other distributions in respect of those shares (other than those payable to stockholders of record as of a date prior to the Applied Merger effective time).

Even assuming that it is judicially determined that appraisal rights are available to Applied stockholders, any stockholder who demands appraisal of her, his or its shares of Applied common stock under Section 262 and who fails to perfect or effectively withdraws or loses the right to appraisal, the shares of such stockholder will be deemed to have converted at the effective date of the Applied Merger into the right to receive HoldCo ordinary shares in accordance with the Business Combination Agreement.

TEL DISSENTERS’ RIGHTS

Any TEL shareholder has the right to demand that TEL purchase his, her or its shares of TEL common stock at fair value, so long as that shareholder (1) notifies TEL of his, her or its intention to oppose approval of the TEL Share Exchange Agreement prior to the TEL Shareholder Meeting and (2) votes against the approval of the TEL Share Exchange Agreement at the TEL Shareholder Meeting. If a TEL shareholder is not entitled to vote at the TEL Shareholder Meeting, then that TEL shareholder must comply with certain procedures set forth in the Companies Act of Japan and other relevant laws in order to exercise his, her or its dissenter’s rights.

A TEL shareholder can exercise its dissenter’s rights between the period of 20 days’ prior to the effective date of the TEL Share Exchange and the date immediately preceding the effective date of the TEL Share Exchange by providing a notice that, among other things, states the number of TEL common stock subject to the appraisal demand when exercising his, her or its dissenter’s rights (which demand can relate to all or a portion of the shares of TEL common stock owned by that shareholder). A TEL shareholder who has exercised his, her or its dissenter’s rights may not withdraw that demand unless TEL approves the withdrawal.

If a TEL shareholder that exercises dissenter’s rights reaches agreement with TEL concerning the value of such shares for which the dissenter’s rights are being sought, then TEL is required to make payment to such shareholder within 60 days of the effective date of the TEL Share Exchange. If a TEL shareholder that exercises dissenter’s rights and TEL do not reach agreement within 30 days following the effective date of the TEL Share Exchange, then that shareholder or TEL may, within 30 days after the expiration of such 30-day period, file a petition with the Tokyo District Court for a determination of the fair value of the shareholder’s shares of TEL common stock (and the dissenting shareholder will be required to sell, and TEL will be required to purchase, the subject shares of TEL common stock at the price determined by the Tokyo District Court).

PROPOSAL 1—ADOPTION OF THE BUSINESS COMBINATION AGREEMENT

Pursuant to Section 264(c) of the DGCL, Applied is submitting the Business Combination Agreement to its stockholders at the Applied Special Meeting, at which the Business Combination Agreement will be considered and a vote taken on a proposal for its adoption.

For a summary of the Business Combination Agreement and the Business Combination, including the background of the Business Combination, Applied’s reasons for the Business Combination, the opinion of Applied’s financial advisor and related matters, Applied stockholders should read “The Business Combination” beginning on page 60 of this document and “The Business Combination Agreement” beginning on page 117 of this document.

Required Vote

Adoption of the Business Combination Agreement requires the affirmative vote of at least a majority of the shares of Applied common stock outstanding on the record date.

Because the vote required to approve this proposal is based upon the total number of outstanding share of Applied common stock, abstentions will have the same effect as a vote against the adoption of the Business Combination Agreement.

BOARD RECOMMENDATION

The Applied Board unanimously recommends that Applied stockholders vote “FOR” the proposal to adopt the Business Combination Agreement.

PROPOSAL 2—APPROVAL, ON AN ADVISORY BASIS, OF CERTAIN COMPENSATORY ARRANGEMENTS WITH APPLIED NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, Applied is providing its stockholders the opportunity to cast a non-binding, advisory vote at the Applied Special Meeting to approve the compensation that may be paid or become payable to its named executive officers based on or otherwise relates to the Business Combination, as described under “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination—Employment and Compensation Arrangements—Applied Retention Arrangements and Certain Applied Awards” beginning on page 103 of this document and “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination—Employment and Compensation Arrangements—Golden Parachute Compensation” beginning on page 108 of this document.

In accordance with these requirements, Applied is asking its stockholders to approve the following resolution:

“RESOLVED, that the stockholders of Applied approve, on a non-binding, advisory basis, the compensation which may be paid or become payable to its named executive officers in connection with the Business Combination, as disclosed pursuant to Item 402(t) of Regulation S-K as described under “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination—Employment and Compensation Arrangements—Applied Retention Arrangements and Certain Applied Awards” beginning on page 103 of this document and “The Business Combination—Interests of Certain Applied and TEL Directors and Executive Officers in the Business Combination—Employment and Compensation Arrangements—Golden Parachute Compensation” beginning on page 108 of this document.

Required Vote

Approval, on an advisory basis, of certain compensatory arrangements between Applied and its named executive officers based on or otherwise relating to the Business Combination requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Applied Special Meeting. This proposal is advisory and therefore not binding on the Applied Board. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval.

This advisory vote is separate and apart from the vote to adopt the Business Combination Agreement, and approval of this proposal is not a condition to consummation of the Business Combination. Whether or not this proposal is approved will have no impact on consummation of the Business Combination.

BOARD RECOMMENDATION

The Applied Board unanimously recommends that Applied stockholders vote “FOR” the proposal to approve, on an advisory basis, certain compensatory arrangements between Applied and its named executive officers relating to the Business Combination.

PROPOSAL 3—ADJOURNMENTS OF THE APPLIED SPECIAL MEETING

This proposal would allow Applied, if a proposal is made by the Executive Chairman of the Applied Board, to adjourn the Applied Special Meeting (1) to the extent necessary to ensure that any supplement or amendment to this document that is required by applicable legal requirements is timely provided to Applied stockholders, (2) if, as of the time for which the Applied Special Meeting is originally scheduled, there are insufficient shares of Applied common stock represented, either in person or by proxy, to constitute a quorum, or (3) to solicit additional proxies if there are insufficient votes at the time of the Applied Special Meeting to approve the proposal to adopt the Business Combination Agreement.

Required Vote

Approval of the adjournment proposal requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Applied Special Meeting.

BOARD RECOMMENDATION

The Applied Board unanimously recommends that Applied stockholders vote “FOR” the proposal to approve the adjournment of the Applied Special Meeting.

LEGAL MATTERS

Jones Day, counsel to TEL, has provided a legal opinion for HoldCo regarding the validity of the HoldCo ordinary shares offered by this document.

EXPERTS

The financial statement of TEL-Applied Holdings B.V. as of January 6, 2014 has been included in this document in reliance upon the report of KPMG AZSA LLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedules of Applied Materials, Inc. and subsidiaries as of October 27, 2013 and October 28, 2012, and for each of the years in the three-year period ended October 27, 2013, and management’s assessment of the effectiveness of internal controls over financial reporting as of October 27, 2013 have been incorporated by reference herein and in the registration statement in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Tokyo Electron Limited and subsidiaries as of March 31, 2013 and 2012, and for the years ended March 31, 2013 and 2012, have been included in this document in reliance upon the report of KPMG AZSA LLC, independent auditors, appearing elsewhere in this document, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

HoldCo is organized under the law of the Netherlands, with dual headquarters to be in the United States and Japan, and certain of the individuals who may be directors and executive officers of HoldCo, and certain experts named in this document, reside outside of the United States. All or a substantial portion of the assets of such individuals and of HoldCo may be located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such individuals or HoldCo, or to enforce against such individuals or HoldCo in United States courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. HoldCo has been advised by counsel that there is doubt as to the enforceability in the Netherlands, in original actions or in actions for the enforcement of judgments of United States courts, of liabilities predicated solely upon the securities laws of the United States or enforce claims for punitive damages.

HOUSEHOLDING

Applied has adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address may receive only one copy of this document, unless one or more of these stockholders has provided instructions to receive individual copies. A number of brokers with account holders who are Applied stockholders will be householding this document. Stockholders who participate in householding will continue to receive separate proxy cards.

Applied will promptly deliver, upon written or oral request to the address or telephone number below, a separate copy of this document if you share an address with another stockholder and received only one copy of this document. Requests for additional copies should be directed to Applied Materials, Inc., 3050 Bowers Avenue M/S 1261, P.O. Box 58039, Santa Clara, CA 95054-3299, Attn: Investor Relations Department, or by telephone at (408) 748-5227.

INCORPORATION BY REFERENCE

The SEC allows Applied to incorporate by reference certain information filed with it into this document, which means that Applied can disclose important information to you by referring you to another document that Applied has filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this document, except for any information superseded by information in, or incorporated by reference in, this document, and includes important information about Applied and its financial condition, business and results. The following documents, which have been filed with the SEC by Applied, are incorporated by reference into this document (other than those documents or the portions of those documents furnished, including pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K):

—

Applied’s Annual Report on Form 10-K for the fiscal year ended October 27, 2013 (including the information specifically incorporated by reference into the Form 10-K from Applied’s definitive proxy statement for its 2014 Annual Meeting of Stockholders);

—	Applied’s Quarterly report on Form 10-Q for the fiscal quarter ended January 26, 2014; and

—	Applied’s Current Reports on Form 8-K, filed with the SEC on September 24, 2013, September 30, 2013, December 13, 2013, February 18, 2014, February 25, 2014 and March 6, 2014.

This document also incorporates by reference any filings that Applied makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished, including pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K) after the date of this document and prior to the date of the Applied Special Meeting. Any statement contained in a document incorporated by reference into this document will be deemed to be modified or superseded to the extent that a statement contained in this document or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this document conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this document, except as modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION

Applied files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that Applied files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Applied. The SEC’s Internet site can be found at http://www.sec.gov.

This document is part of a registration statement and constitutes a prospectus of HoldCo in addition to being a proxy statement of Applied for the Applied Special Meeting. As allowed by SEC rules, this document does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

Documents incorporated by reference into this document and the Form S-4 of which this document forms a part are available to Applied stockholders and TEL shareholders from Applied or the SEC. Copies of those documents may be obtained by going to Applied’s Investor Relations page on its corporate web site at www.appliedmaterials.com or by contacting Applied Investor Relations by mail at Applied Materials, Inc., 3050 Bowers Avenue, P.O. Box 58039, Santa Clara, CA 95052-8039, Attn: Investor Relations Department, by telephone at 408-748-5227.

In addition, security holders will be able to obtain free copies of this document from Applied or TEL by contacting either (1) Applied as set described in the preceding paragraph or (2) TEL’s Investor Relations Group, by mail at TEL, Akasaka Biz Tower, 3-1 Akasaka 5-chome, Minato-ku, Tokyo 107-6325, by telephone at +81-3-5561-7383, or by email at telir@tel.com, or by going to TEL’s Investor Relations page on its corporate web site web site at www.tel.com.

Applied and TEL do not intend for information contained on or accessible through their respective websites to be part of this document, other than the documents that HoldCo, Applied or TEL file with the SEC that are incorporated by reference into this document.

INDEX TO FINANCIAL STATEMENT OF HOLDCO

Page

Report of Independent Registered Public Accounting Firm	FIN-2

Balance Sheet as of January 6, 2014	FIN-3

Notes to Financial Statement	FIN-4

FIN-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

TEL-Applied Holdings B.V.:

We have audited the accompanying balance sheet of TEL-Applied Holdings B.V. (the “Company”) as of January 6, 2014. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of TEL-Applied Holdings B.V. as of January 6, 2014 in conformity with U.S. generally accepted accounting principles.

As further described in Note 1 to this financial statement, on September 24, 2013, Tokyo Electron Limited (“TEL”) entered into an agreement, as amended (the “Business Combination Agreement”), with Applied Materials, Inc. (“Applied”), a Delaware corporation, to effect a combination of their respective businesses (the “Business Combination”). Consummation of the Business Combination is subject to customary conditions, including approval by Applied stockholders and TEL shareholders and regulatory approvals. Pursuant to the Business Combination, both Applied and TEL will become wholly owned subsidiaries of the Company. In connection with the Business Combination, new ordinary shares of the Company will be issued to existing TEL shareholders and Applied stockholders, which ordinary shares are expected to be listed on the NASDAQ Global Select Market and the Tokyo Stock Exchange. Although the Company will be considered the legal acquirer and parent company of Applied and TEL, Applied will be considered the accounting acquirer of the Company and TEL. The accompanying TEL-Applied Holdings B.V. financial statement does not include any adjustments that might result from consummation of the Business Combination.

As further described in Note 2 to this financial statement, the Company has omitted the statements of operations, comprehensive loss, changes in stockholder’s equity and cash flows because the Company has not conducted any material activities other than those incident to its formation and to the matters contemplated by the Business Combination Agreement.

(signed KPMG AZSA LLC)

Tokyo, Japan

February 20, 2014

FIN-2

TEL-APPLIED HOLDINGS B.V.

(a wholly owned subsidiary of Tokyo Electron Limited)

Balance Sheet

January 6, 2014

			Euro
			January 6,
			2014
Assets
Total assets		€	--
Liabilities and Stockholder’s equity
Total liabilities			--
Stockholder’s equity:
Ordinary shares (par value €0.01, 100 shares issued and outstanding)			1
Additional paid-in capital			5,022
Due from shareholder			(1)
Accumulated deficit			(5,022)
Total stockholder’s equity			--
Commitments and contingencies
Total liabilities and stockholder’s equity	€		--

See accompanying Notes to financial statement.

FIN-3

Notes to Financial Statement

(1)	Organization

TEL-Applied Holdings B.V. (the “Company”) was formed on January 6, 2014 as a wholly owned subsidiary of Tokyo Electron Limited, a Japanese corporation (kabushiki kaisha) (“TEL”). The Company is a Dutch private corporation with limited liability (besloten vennootschap) registered with the Commercial Register of the Nederlands Chamber of Commerce under the registration number 59642459. The Company’s official seat (statutaire zetel) is in Amsterdam, the Netherlands and its business address is Kerkenbos 1015, Unit C, 6546 BB, Nijmegen, the Netherlands.

The Company was formed in connection with the transactions contemplated by the Business Combination Agreement, dated as of September 24, 2013, as amended (the “Business Combination Agreement”), between Applied Materials, Inc., a Delaware corporation (“Applied”), and TEL. The Company became a party to the Business Combination Agreement pursuant to a Joinder Agreement to the Business Combination Agreement, dated January 16, 2014, by and among the Company, Applied and TEL.

Pursuant to the transactions contemplated by the Business Combination Agreement, TEL and a wholly owned direct subsidiary of the Company newly incorporated in Japan (“TEL Exchange Sub”) will effect a share-for-share exchange, and a wholly owned indirect subsidiary of the Company newly incorporated in U.S. will be merged with and into Applied, resulting in both Applied and TEL becoming wholly owned subsidiaries of the Company. Pursuant to the transactions contemplated by the Business Combination Agreement, new ordinary shares of the Company will be issued to existing TEL shareholders and Applied stockholders, which ordinary shares are expected to be listed on the Nasdaq Global Select Market and the Tokyo Stock Exchange. Although the Company will be considered the legal acquirer and parent company of Applied and TEL, Applied will be considered the accounting acquirer of the Company and TEL. The accompanying TEL-Applied Holdings B.V. financial statement does not include any adjustments that might result from the consummation of the transactions contemplated by the Business Combination Agreement.

To date, the Company has not conducted any material activities other than those incident to its formation and matters contemplated by the Business Combination Agreement.

As of January 6, 2014, TEL is the Company’s sole shareholder and the Company does not hold any equity interest in any other legal entity.

(2)	Summary of Significant Accounting Policies—Basis of Presentation

This financial statement conforms with generally accepted accounting principles in the United States of America.

The Company has omitted the statements of operations, comprehensive loss, changes in stockholder’s equity and cash flows because the Company has not conducted any material activities other than those incident to its formation and matters contemplated by the Business Combination Agreement.

The Company has elected to use the Euro as it reporting currency for this financial statement.

(3)	Organization Costs

Costs relating to the incorporation of the Company were paid by TEL. These costs have been allocated to the Company by TEL as an expense of the Company (and these costs are included in accumulated deficit in the accompanying Balance Sheet) with a corresponding credit to additional

FIN-4

Notes to Financial Statement (Continued)

paid-in capital. These costs of incorporation are deductible for income tax purposes in the Netherlands and resulted in the generation of a deferred tax asset of €1,255 that was offset by a valuation allowance.

(4)	Ordinary Shares

As of January 6, 2014, there were 100 ordinary shares, par value €0.01 per share, of the Company issued and outstanding. All such issued and outstanding ordinary shares are held by TEL.

(5)	Due from Shareholder

Amounts receivable from TEL associated with the issuance of the Company’s ordinary shares are accounted for as contra-equity.

FIN-5

FIN-6

Independent Auditors’ Report

The Board of Directors and Stockholders

Tokyo Electron Limited:

We have audited the accompanying consolidated financial statements of Tokyo Electron Limited (the “Company”) and its subsidiaries, which comprise the consolidated balance sheets as of March 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tokyo Electron Limited and its subsidiaries as of March 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

As further described in Note (21) to the consolidated financial statements, on September 24, 2013, the Company entered into an agreement with Applied Materials, Inc. (“Applied”), a Delaware corporation, to effect a combination of their respective businesses (the “Business Combination”). Consummation of the Business Combination is subject to customary conditions, including approval by Applied stockholders and the Company shareholders and regulatory approvals. The accompanying Tokyo Electron Limited consolidated financial statements do not include any adjustments that might result from consummation of the Business Combination. Our opinion is not modified with respect to this matter.

(signed KPMG AZSA LLC)

Tokyo, Japan

February 20, 2014

FIN-7

TOKYO ELECTRON LIMITED AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2013 and 2012

		Millions of Yen
		2013	2012
Assets

Current assets:
Cash and cash equivalents	¥	83,974	158,776
Short-term investments		154,816	88,849
Trade notes and accounts receivable, less allowance for doubtful accounts of ¥2,103 million in 2013 and ¥3,783 million in 2012		60,629	91,185
Inventories		210,212	247,997
Deferred tax assets, net		15,098	15,869
Other current assets		50,446	66,776

Total current assets		575,175	669,452

Investment securities		17,989	16,082
Property, plant and equipment:
Land		25,495	26,719
Buildings		160,966	143,438
Machinery and equipment		138,277	117,057
Construction in progress		5,978	9,515

Total property, plant and equipment		330,716	296,729
Less accumulated depreciation		(179,790)	(151,646)

Net property, plant and equipment		150,926	145,083

Intangible assets, net		20,630	4,704
Goodwill		15,319	—
Deferred tax assets, net		18,350	12,866
Other assets		17,400	14,463

Total assets	¥	815,789	862,650

See accompanying Notes to Consolidated Financial Statements.

FIN-8

TOKYO ELECTRON LIMITED AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2013 and 2012

		Millions of Yen
		2013	2012
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	¥	8,997	11,600
Accounts payable:
Trade		36,396	46,987
Other		12,056	12,912
Customer advances		90,712	109,359
Income taxes payable		2,308	4,289
Accrued expenses		25,673	24,983
Other current liabilities		10,204	5,494

Total current liabilities		186,346	215,624

Accrued pension and severance costs		56,902	51,010
Other liabilities		10,447	17,708

Total liabilities		253,695	284,342

Stockholders’ equity:
Common stock, authorized 300,000,000 shares;
Issued 180,610,911 shares in 2013 and 2012		54,961	54,961
Additional paid-in capital		77,500	77,304
Retained earnings		432,477	454,256
Accumulated other comprehensive loss		(4,285)	(9,479)
Treasury stock, at cost, 1,424,203 shares in 2013 and 1,446,079 shares in 2012		(9,589)	(9,748)

Total equity attributable to Tokyo Electron Limited stockholders’		551,064	567,294

Non-controlling interests		11,030	11,014

Total stockholders’ equity		562,094	578,308

Commitments and contingencies
Total liabilities and stockholders’ equity	¥	815,789	862,650

See accompanying Notes to Consolidated Financial Statements.

FIN-9

TOKYO ELECTRON LIMITED AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended March 31, 2013 and 2012

		Millions of Yen
		2013	2012

Net sales	¥	531,873	650,590
Cost of sales		350,441	403,452

Gross profit		181,432	247,138

Research and development expenses		90,519	99,836
Selling, general and administrative expenses		70,306	72,293
Impairment of goodwill		28,173	--

Operating income (loss)		(7,566)	75,009

Other income (expense):
Interest income		1,393	775
Interest expense		(69)	(91)
Foreign currency exchange loss, net		(1,708)	(541)
Other, net		1,823	873

Income (loss) before income taxes		(6,127)	76,025

Income taxes:
Current		11,016	20,535
Deferred		(4,995)	8,120

Income tax expense		6,021	28,655

Net income (loss)		(12,148)	47,370

Less: Net income attributable to non-controlling interests		314	517

Net income (loss) attributable to Tokyo Electron Limited	¥	(12,462)	46,853

		Yen
		2013	2012
Net income (loss) attributable to Tokyo Electron Limited stockholders per share:
Basic	¥	(69.55)	261.59
Diluted	¥	(69.55)	261.17

See accompanying Notes to Consolidated Financial Statements.

FIN-10

TOKYO ELECTRON LIMITED AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

Years ended March 31, 2013 and 2012

		Millions of Yen
		2013	2012
Net income (loss)	¥	(12,148)	47,370

Other comprehensive income, net of tax:
Unrealized gains or losses on securities:
Unrealized gains or losses arising during the year		610	783
Less: reclassification adjustments for gains or losses included in net income (loss)		(17)	(208)

Pension liability adjustments:
Net actuarial gains or losses arising during the year		(1,213)	799
Less: reclassification adjustments for gains or losses included in net income (loss)		185	176

Foreign currency translation adjustments		5,668	(421)

Other comprehensive income		5,233	1,129

Comprehensive income (loss)		(6,915)	48,499
Less: Comprehensive income attributable to non-controlling interests		353	559

Comprehensive income (loss) attributable to Tokyo Electron Limited	¥	(7,268)	47,940

See accompanying Notes to Consolidated Financial Statements.

FIN-11

TOKYO ELECTRON LIMITED AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

Years ended March 31, 2013 and 2012

		Millions of Yen
		Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive loss	Treasury stock, at cost	Equity attributable to Tokyo Electron Limited	Non- controlling interests	Total stockholders’ equity
Balance as of March 31, 2011	¥	54,961	77,765	430,505	(10,566)	(10,485)	542,180	10,781	552,961

Comprehensive income:
Net income		--	--	46,853	--	--	46,853	517	47,370
Other comprehensive income		--	--	--	1,087	--	1,087	42	1,129
Dividends paid to Tokyo Electron Limited stockholders		--	--	(23,102)	--	--	(23,102)	--	(23,102)
Dividends paid to non-controlling interests		--	--	--	--	--	--	(326)	(326)
Purchase of treasury stock		--	--	--	--	(12)	(12)	--	(12)
Stock issued under stock option plan		--	(749)	--	--	749	--	--	--
Non-cash compensation charges under stock option plans		--	288	--	--	--	288	--	288

Balance as of March 31, 2012	¥	54,961	77,304	454,256	(9,479)	(9,748)	567,294	11,014	578,308

Comprehensive income (loss):
Net income (loss)		--	--	(12,462)	--	--	(12,462)	314	(12,148)
Other comprehensive income		--	--	--	5,194	--	5,194	39	5,233
Dividends paid to Tokyo Electron Limited stockholders		--	--	(9,317)	--	--	(9,317)	--	(9,317)
Dividends paid to non-controlling interests		--	--	--	--	--	--	(312)	(312)
Liquidation of subsidiary		--	--	--	--	--	--	(25)	(25)
Purchase of treasury stock		--	--	--	--	(15)	(15)	--	(15)
Stock issued under stock option plan		--	(174)	--	--	174	--	--	--
Non-cash compensation charges under stock option plans		--	370	--	--	--	370	--	370

Balance as of March 31, 2013	¥	54,961	77,500	432,477	(4,285)	(9,589)	551,064	11,030	562,094

See accompanying Notes to Consolidated Financial Statements.

FIN-12

TOKYO ELECTRON LIMITED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended March 31, 2013 and 2012

	Millions of Yen
		2013	2012
Cash flows from operating activities:
Net income (loss)	¥	(12,148)	47,370
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization		23,345	19,957
Inventory write downs		11,728	10,545
Bad debt expense		55	1,914
Impairment of goodwill		28,173	--
Net gains (losses) on sales and disposals of property, plant and equipment		(553)	331
Deferred income taxes		(4,995)	8,120
Change in assets and liabilities:
Trade notes and accounts receivable		36,271	(6,309)
Inventories		32,451	6,723
Other current assets		16,767	(4,089)
Accounts payable		(16,134)	(7,651)
Customer advances		(23,714)	(32,929)
Income taxes payable		(1,981)	(21,006)
Accrued pension and severance costs		3,501	2,738
Other liabilities		(6,591)	1,564
Other, net		(1,472)	1,665

Net cash provided by operating activities		84,703	28,943

Cash flows from investing activities:
Payments for purchases of short-term investments		(192,057)	(284,500)
Proceeds from sales of short-term investments		126,000	315,500
Payments for purchases of property, plant and equipment		(19,860)	(36,010)
Proceeds from sales of property, plant and equipment		3,630	1,102
Payments for acquisitions of intangible assets		(1,266)	(2,140)
Payments for acquisitions of investments in consolidated subsidiaries, net of cash acquired		(56,177)	(348)
Other, net		(2,980)	(1,956)

Net cash used in investing activities		(142,710)	(8,352)

Cash flows from financing activities:
Net proceeds from (repayments of) short-term borrowings		(2,603)	(2,825)
Dividends paid to Tokyo Electron Limited stockholders		(9,317)	(23,102)
Dividends paid to non-controlling interests		(312)	(326)
Decrease (Increase) in treasury stock, net		(15)	(12)
Other, net		(333)	(302)

Net cash used in financing activities		(12,580)	(26,567)

Effect of foreign currency exchange rate changes on cash and cash equivalents		(4,215)	(299)
Net increase (decrease) in cash and cash equivalents		(74,802)	(6,275)

Cash and cash equivalents at beginning of year		158,776	165,051

Cash and cash equivalents at end of year	¥	83,974	158,776

See accompanying Notes to Consolidated Financial Statements.

FIN-13

Notes to Consolidated Financial Statements

(1)	Description of Business

Tokyo Electron Limited (the “Company”) was established in Japan in 1963. The Company and its subsidiaries (hereinafter collectively referred to as “Tokyo Electron”) develop, manufacture, market and service Semiconductor Production Equipment (“SPE”) and related spare parts for global semiconductor manufacturers located mainly in Japan, the United States of America, Korea and Taiwan.

Tokyo Electron also applies its SPE technology to develop and manufacture Flat Panel Display (“FPD”) and Photovoltaic (“PV”) panel production equipment and related spare parts for the FPD and PV industry. Customers for FPD and PV products are located mainly in Japan and China.

Tokyo Electron’s manufacturing operations are conducted primarily in Japan. Operations outside of Japan are generally for marketing, installation and post-sale warranty services.

Further, Tokyo Electron acts as a distributor of Electronic Components and Computer Network products (“EC and CN products”), including semiconductor products centering on integrated circuits (IC).

(2)	Summary of Significant Accounting Policies
(a)	Basis of Presentation

The Company and its Japanese subsidiaries maintain their books of account in conformity with financial accounting standards of Japan, and its foreign subsidiaries generally maintain their books of account in conformity with those of the countries of their domicile.

The consolidated financial statements presented herein have been prepared in a manner and reflect the adjustments which are necessary to comply with U.S. generally accepted accounting principles (U.S. GAAP).

(b)	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company has no involvement with variable interest entities.

(c)	Cash Equivalents and Short-Term Investments

For purposes of the Consolidated Statements of Cash Flows, Tokyo Electron considers all highly-liquid instruments purchased with original maturities of three months or less to be cash equivalents. Short-term investments consist of short-term deposits and low-risk financial instruments with original maturities of more than three months. Short-term investments are held to their respective maturities and recorded at amortized cost.

(d)	Trade Notes and Accounts Receivable

Trade notes and accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade notes and accounts receivable are included in net cash provided by operating activities in the Consolidated Statements of Cash Flows. Tokyo Electron maintains an allowance for doubtful accounts for estimated losses inherent in its trade notes and accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the financial condition of customers, the amount of receivables in dispute, and the current receivables aging and current payment patterns. Management reviews the Company’s allowance for doubtful accounts quarterly. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

FIN-14

Notes to Consolidated Financial Statements (Continued)

(e)	Inventories

Inventories are stated at the lower of cost or market. The costs of finished goods and work in process are principally determined on the specific identification basis. The costs of raw materials are principally determined by the moving-average method. Market is determined based on estimated selling prices for finished goods and work in process and based on replacement costs for raw materials. Tokyo Electron adjusts its inventory carrying value to the lower of cost or estimated market value based upon assumptions about future demand and market conditions. Inventory write-downs to market are included in cost of sales.

(f)	Investment Securities

Investment securities as of March 31, 2013 and 2012 consist of debt and equity securities. Tokyo Electron classifies its debt and equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which Tokyo Electron has the ability and intent to hold the securities until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale.

Trading and available-for-sale securities are recorded at fair value. Held-to-maturity debt securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in income. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from income and are reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined by the average cost method.

As of March 31, 2013 and 2012, all equity securities held by Tokyo Electron are classified as available-for-sale.

Management periodically reviews the fair value of Tokyo Electron’s investment securities. If the fair value of investment securities has declined below the cost basis and such decline is judged to be other-than-temporary, Tokyo Electron recognizes the impairment of the investment securities and the carrying value is reduced to fair value through a charge to income. Fair value is determined based on quoted market prices or future estimated discounted cash flows. The determination of other-than-temporary impairment is based upon an assessment of the facts and circumstances related to each investment security. In determining the nature and extent of impairment, management considers such factors as financial and operating conditions of the issuer, the industry in which the issuer operates, the degree and period of the decline in fair value and other relevant factors.

(g)	Derivative Financial Instruments

Tokyo Electron recognizes all derivatives as either assets or liabilities in the Consolidated Balance Sheets and measures those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reason for holding it. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposures to changes in fair values, cash flows, or foreign currencies. If the hedged exposure is a fair value exposure, the gain or loss on the derivative instrument is recognized in income in the period of change together with the offsetting gain or loss on the hedged item attributable to the risk being hedged. If the hedged exposure is a cash flow exposure, the effective portion of the gain or loss on the derivative instrument is reported initially as a component of other comprehensive income and subsequently reclassified into income when the forecasted transaction affects income. Any amounts excluded from the assessment of hedge

FIN-15

Notes to Consolidated Financial Statements (Continued)

effectiveness, as well as the ineffective portion of the gain or loss, is reported in income immediately. If the derivative instrument is not designated as a hedge, the gain or loss is recognized in income in the period of change. Tokyo Electron does not use derivatives for speculation.

(h)	Property, Plant and Equipment

Depreciation is computed using the straight-line method over the estimated useful life of the asset. Machinery and equipment under capital leases are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

The estimated useful lives of property, plant and equipment are as follows:

Buildings	2 to 60 years
Machinery and equipment	2 to 20 years

Total depreciation for the years ended March 31, 2013 and 2012 was ¥20,773 million and ¥18,215 million, respectively, of which 16% and 8% was recorded in inventory and cost of sales in each year, respectively, and 84% and 92% was recorded in research and development expenses and selling, general, and administrative expenses in each year, respectively.

(i)	Long-Lived Assets

Long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the Consolidated Balance Sheets and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale are presented separately in the appropriate asset and liability sections of the Consolidated Balance Sheets.

(j)	Goodwill

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is reviewed for impairment at least annually. The goodwill impairment test is a two-step test. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the entity must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed.

Management performs Tokyo Electron’s annual impairment review of goodwill at January 1, and when a triggering event occurs between annual impairment tests. Tokyo Electron’s reporting units are TEL NEXX, TEL FSI, TEL Magnetic Solutions, and the Photovoltaic panel production equipment operating segment. Tokyo Electron recognized a goodwill impairment loss of

FIN-16

Notes to Consolidated Financial Statements (Continued)

¥28,173 million during the year ended March 31, 2013 for its Photovoltaic panel production equipment reporting unit. No goodwill existed during the year ended March 31, 2012. See Note (19).

(k)	Accrued Warranty Liability

Tokyo Electron’s products are generally subject to warranty, and Tokyo Electron records an accrued liability for such estimated costs when product revenue is recognized. The accrued warranty liability is estimated based on historical experience by product and geographic region.

(l)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(m)	Revenue Recognition

Tokyo Electron generates revenue from equipment, parts, EC and CN products sales, and the sale of service contacts.

Tokyo Electron recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured.

SPE, FPD and PV production equipment sales

Revenue from SPE, FPD and PV production equipment sales, which requires a substantive installation procedure by Tokyo Electron and customer acceptance procedure related to functionality, is recognized when the related installation is completed and the equipment is accepted by the customer. For certain customers, particularly foreign customers, sales proceeds of SPE, FPD and PV production equipment are invoiced upon shipment and collected prior to customer acceptance. Proceeds received from customers prior to customer acceptance are recorded as customer advances in the Consolidated Balance Sheets.

With the acquisition of TEL Solar Holding AG as a consolidated subsidiary, from the third quarter of 2013 fiscal year, PV production equipment sales by TEL Solar Holding AG are mainly accounted for by the percentage-of-completion method.

Parts and EC and CN products sales

Revenue from parts and EC and CN products sales that are not installed by Tokyo Electron is recognized upon delivery, which is considered to have occurred when the customer has taken title to the product and the risk and rewards of ownership have been substantially transferred.

Service Revenue

Revenue from services, such as repairs and upgrades, is recognized upon the completion of the services. Service revenue from maintenance is recognized ratably over the term of the maintenance contract.

Taxes collected from customers and remitted to governmental authorities are excluded from revenues in the Consolidated Statements of Operations.

(n)	Shipping and Handling Costs

Shipping and handling costs are included in cost of sales in the Consolidated Statements of Operations.

FIN-17

Notes to Consolidated Financial Statements (Continued)

(o)	Advertising Costs

Advertising costs are expensed as incurred.

(p)	Research and Development Costs

Research and development costs are expensed as incurred.

(q)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Tokyo Electron recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Tokyo Electron records interest and penalties related to unrecognized tax benefits in income tax expense.

(r)	Share-Based Compensation

Tokyo Electron recognizes all employee share-based compensation as a cost (measured at the fair value of the award) in the consolidated financial statements. Management estimates grant date fair value using the Black-Scholes option-pricing model.

(s)	Employee Retirement and Severance Benefits

The Company and its domestic subsidiaries have defined benefit plans (cash balance plans and noncontributory retirement benefit plans) covering substantially all their employees who meet eligibility requirements. The benefits under the plans are based on length of service and certain other factors. The cash balance plans provide for pension or lump-sum payment benefits to employees who retired or terminated their employment for reasons other than dismissal for cause. Under the cash balance plan, each participant has an account which is credited annually based on the current rate of pay and market-related interest rates. The noncontributory retirement benefit plans provide for lump-sum payments to employees who retired or terminated their employment for reasons other than dismissal for cause. The prior service costs that result from amendments to the plan and unrecognized net gains and losses are amortized over the average remaining service life of employees expected to receive benefits.

Certain subsidiaries of the Company have employee savings and retirement plans for eligible employees.

Tokyo Electron records annual amounts relating to its employee retirement and severance benefits based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, and turnover rates. Management reviews the assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in accumulated other comprehensive income and amortized to net periodic cost over future periods using the corridor method. Management believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions.

FIN-18

Notes to Consolidated Financial Statements (Continued)

(t)	Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management of Tokyo Electron to make of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ significantly from those estimates.

Significant items subject to such estimates and assumptions include valuation allowances for trade notes and accounts receivable and deferred tax assets; unrecognized tax benefits; deferred tax liabilities of the undistributed earnings of foreign subsidiaries; recoverability of the carrying value of inventories, investments and long-lived assets; useful lives of long-lived assets; valuation of derivatives; share-based compensation; accrued liabilities for employee benefit obligations; warranties and contingent liabilities.

(u)	Fair Value Measurements

Tokyo Electron utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Tokyo Electron determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

See Note (7) to the consolidated financial statements.

(v)	Foreign Currency Translations and Transactions

Tokyo Electron has elected to use the Japanese Yen as its reporting currency for these U.S. GAAP consolidated financial statements. Assets and liabilities of the foreign subsidiaries are translated into Japanese Yen at the rates of exchange in effect at the balance sheet date. Income and expense items are translated at average exchange rates prevailing during the current year. Gains and losses resulting from translation of these financial statements are included in other comprehensive income (loss) in the Consolidated Statements of Comprehensive Income (Loss).

Foreign currency receivables and payables are translated at the applicable exchange rates on the balance sheet date. All revenues and expenses associated with foreign currency transactions are converted at the rates of exchange prevailing when such transactions occur. The resulting exchange gains or losses are reflected in other income (expense) in the Consolidated Statements of Operations.

(w)	Net Income (Loss) per Share

Basic net income (loss) per share has been computed by dividing net income (loss) attributable to the Tokyo Electron stockholders’ by the weighted-average number of common shares outstanding

FIN-19

Notes to Consolidated Financial Statements (Continued)

during each year. Diluted net income per share is calculated by dividing net income by the sum of the weighted-average number of shares plus additional shares that would have been outstanding if potential dilutive shares had been issued for granted stock options. Dilutive loss per share is not presented when anti-dilutive.

(x)	Concentration of Credit Risk

At March 31, 2013 and 2012, 61% and 87% of cash and cash equivalents were held in Japan with a limited number of financial institutions. Tokyo Electron is exposed to credit risk in the event of default by financial institutions to cash and cash equivalents, but such risk is considered mitigated by the high credit rating of the financial institutions.

For concentration of credit risk regarding customers, see Note (20).

(3)	Trade Notes and Accounts Receivable

Trade receivables as of March 31, 2013 and 2012 are summarized as follows:

	Millions of Yen
		2013	2012
Notes receivable	¥	2,418	3,979
Accounts receivable		60,314	90,989
Less allowance for doubtful accounts		(2,103)	(3,783)

	¥	60,629	91,185

One of the Company’s Japanese subsidiaries has agreements with financial institutions to securitize accounts receivable from selected customers.

Changes in allowance for doubtful accounts are as follows:

		Millions of Yen
		2013	2012
Beginning balance	¥	3,783	1,954
Provisions		55	1,914
Increase due to newly consolidated subsidiaries		98	--
Write-offs		(1,184)	(2)
Recoveries		(799)	(12)
Foreign currency exchange difference		150	(71)

Ending balance	¥	2,103	3,783

(4)	Inventories

Inventories as of March 31, 2013 and 2012 consist of the following:

		Millions of Yen
		2013	2012
Finished goods	¥	162,902	201,187
Work in process		32,467	34,234
Raw materials		14,843	12,576

	¥	210,212	247,997

FIN-20

Notes to Consolidated Financial Statements (Continued)

Inventory write-downs of ¥11,728 million and ¥10,545 million for the years ended March 31, 2013 and 2012, respectively, are included in costs of sales.

(5)	Investments

Short-term investments and investment securities as of March 31, 2013 and 2012 are as follows:

		Millions of Yen
		2013	2012
Short-term investments
Marketable debt securities	¥	135,000	79,000
Time deposits and certificates of deposit		19,816	9,849

	¥	154,816	88,849

Investment securities
Marketable securities	¥	14,732	13,836
Nonmarketable securities		3,257	2,246

	¥	17,989	16,082

Marketable debt securities in short-term investments consist of held-to-maturity securities, which include corporate bonds issued by financial institutions.

Marketable securities in investment securities consist of available-for-sale securities. The carrying amount, gross unrealized holding gains, gross unrealized holding losses and fair value for such securities by each securities type as of March 31, 2013 and 2012 are as follows:

		Millions of Yen
		Cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value
2013:
Equity securities
Manufacturing companies	¥	4,749	5,337	4	10,082
Other		3,687	963	--	4,650

	¥	8,436	6,300	4	14,732

2012:
Equity securities
Manufacturing companies	¥	4,774	5,120	28	9,866
Other		3,686	284	--	3,970

	¥	8,460	5,404	28	13,836

Tokyo Electron recognized realized losses of ¥180 million and ¥568 million, which primarily represent other-than-temporary impairment of investment securities, for the years ended March 31, 2013 and 2012, respectively.

As of March 31, 2013, all of the available-for-sale securities with unrealized losses were in a continuous unrealized loss position for less than twelve months.

FIN-21

Notes to Consolidated Financial Statements (Continued)

Nonmarketable securities mainly consist of equity securities in a number of non-public companies. The aggregate carrying amount of the investments in these securities at net cost, amounted to ¥3,257 million and ¥2,246 million as of March 31, 2013 and 2012, respectively. Nonmarketable securities are carried at cost, and are periodically assessed to determine whether events or changes in circumstances have occurred that may have a significant adverse effect on the fair value of the investment.

(6)	Disclosures about the Fair Value of Financial Instruments

Cash and cash equivalents, Short-term investments, Trade notes and accounts receivable, Other current assets, Short-term borrowings, Accounts payable (trade, other), and Other current liabilities
The carrying amounts approximate fair value because of the short maturity of these instruments.

Investment securities

The fair values of Tokyo Electron’s marketable securities are based on quoted market prices.

Derivative financial instruments

The fair values of derivative financial instruments, comprised solely of foreign exchange forward contracts, are estimated by obtaining quotes from brokers.

The estimated fair values of Tokyo Electron’s financial instruments as of March 31, 2013 and 2012 are summarized as follows:

		Millions of Yen
		2013		2012
		Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Non-derivatives:
Assets:
Investment securities
Marketable securities	¥	14,732	14,732	13,836	13,836

Derivatives:
Foreign exchange forward contracts:
Assets	¥	77	77	170	170
Liabilities		3,628	3,628	675	675

Foreign exchange forward contracts assets and liabilities are included in other current assets and liabilities and other assets and liabilities.

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

FIN-22

Notes to Consolidated Financial Statements (Continued)

(7)	Fair Value Measurements

Assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2013 and 2012 are as follows.

2013:		Millions of Yen
		Level 1	Level 2	Level 3	Total
Assets:
Investment securities available for sale:
Manufacturing companies	¥	10,082	--	--	10,082
Other		4,650	--	--	4,650
Derivatives:
Foreign exchange forward contracts		--	77	--	77

Total	¥	14,732	77	--	14,809

Liabilities:
Derivatives:
Foreign exchange forward contracts	¥	--	3,628	--	3,628

Total	¥	--	3,628	--	3,628

2012:		Millions of Yen
		Level 1	Level 2	Level 3	Total
Assets:
Investment securities available for sale
Manufacturing companies	¥	9,866	--	--	9,866
Other		3,970	--	--	3,970
Derivatives:
Foreign exchange forward contracts		--	170	--	170

Total	¥	13,836	170	--	14,006

Liabilities:
Derivatives:
Foreign exchange forward contracts	¥	--	675	--	675

Total	¥	--	675	--	675

Investment securities available for sale

Level 1 investment securities are comprised principally of equity securities, which are measured using quoted market prices in active markets.

Derivatives

Derivatives represent foreign exchange forward contracts. Derivatives are measured based on observable market data in active markets and are classified in Level 2 in the fair value hierarchy.

Assets and liabilities that are measured at fair value on a nonrecurring basis

As disclosed in Note (19), an impairment loss of goodwill of ¥28,173 million was recognized during the year ended March 31, 2013.

FIN-23

Notes to Consolidated Financial Statements (Continued)

(8)	Risk Management, and Derivatives and Hedging Activities

Risk management policy and foreign currency exchange rate risk management

Tokyo Electron is subject to risk from adverse fluctuations in foreign currency exchange rates in its operating and financing activities. The Company and its listed Japanese subsidiary enter into foreign exchange forward contracts in order to hedge such risks, but do not enter into such transactions for speculative purposes. Foreign exchange forward contracts generally have maturities of less than twelve months. These contracts are used to reduce Tokyo Electron’s risk associated with exchange rate movements, as gains and losses on these contracts are intended to offset exchange losses and gains on underlying exposures. Changes in fair value of foreign exchange forward contracts are recognized in other income (expense). Tokyo Electron is exposed to the risk of credit-related losses in the event that the counterparties are unable to meet the terms of the derivative financial instrument contracts, but it is not expected that any counterparties will fail to meet their obligations given their high credit ratings.

However, these derivative instruments do not qualify for hedge accounting as they do not meet the hedging criteria. Therefore, any gain or loss from the instruments is reported in income immediately.

Contract amounts of foreign exchange forward contracts as of March 31, 2013 and 2012 are as follows:

		Millions of Yen
		2013	2012
To sell foreign currencies	¥	94,121	27,641
To buy foreign currencies		11,391	10,390

The estimated fair values of Tokyo Electron’s derivative instruments as of March 31, 2013 and 2012 are summarized as follows:

			Millions of Yen
	Consolidated Balance Sheets location		2013	2012
Foreign exchange forward contracts:
Assets	Other current assets	¥	77	152
	Other assets		--	18
Liabilities	Other current liabilities	¥	3,302	619
	Other liabilities		326	56

Effect of derivative instruments on the Consolidated Statements of Operations

Gain (loss) on derivative instruments recognized in the Consolidated Statements of Operations for the years ended March 31, 2013 and 2012 are as follows:

			Millions of Yen
	Consolidated Statements of Operations location		2013	2012

Foreign exchange forward contracts:	Foreign currency exchange loss, net	¥	(10,400)	(428)

FIN-24

Notes to Consolidated Financial Statements (Continued)

(9)	Leases

Future minimum lease payments under non-cancellable operating leases with initial or remaining lease terms in excess of one year as of March 31, 2013 are as follows:

Year ending March 31		Millions of Yen

2014	¥	3,577
2015		1,802
2016		1,325
2017		692
2018		565
Thereafter		1,629

Total minimum lease payments	¥	9,590

Tokyo Electron occupies certain offices and leases equipment under cancellable lease arrangements.

Rental expenses for operating leases for the years ended March 31, 2013 and 2012 amounted to ¥8,206 million and ¥8,132 million, respectively.

(10)	Income Taxes

Japanese and foreign components of income before income taxes and the current and deferred income tax expense attributable to such income before income taxes for the years ended March 31, 2013 and 2012 are summarized as follows:

	Millions of Yen
	Japan	Foreign	Total
2013:
Income (loss) before income taxes	¥7,366	(13,493)	(6,127)

Income taxes:
Current	7,593	3,423	11,016
Deferred	(5,125)	130	(4,995)

	¥2,468	3,553	6,021

	Millions of Yen
	Japan	Foreign	Total
2012:
Income before income taxes	¥48,855	21,170	76,025

Income taxes:
Current	14,712	5,823	20,535
Deferred	8,214	(94)	8,120

	¥22,926	5,729	28,655

FIN-25

Notes to Consolidated Financial Statements (Continued)

Total income taxes recognized for the years ended March 31, 2013 and 2012 are as follows:

		Millions of Yen
		2013	2012
Income tax expenses	¥	6,021	28,655
Other comprehensive income (loss):
Net unrealized gains on securities		327	69
Pension liability adjustments		(560)	594
Foreign currency translation adjustments		570	(40)

Total income taxes	¥	6,358	29,278

The Company and its Japanese subsidiaries are subject to a national corporate tax of 28.1% and 30%, an inhabitant tax of approximately 5% and 6%, and a deductible business tax of approximately 7.7%, which in the aggregate resulted in a statutory income tax rate of 38.1% and 40.8% for the years ended March 31, 2013 and 2012, respectively. “The Act to Amend Sections of the Income Tax Act for Tax Reform in Accordance with Changes to the Economic Social Structure” and “The Act on Special Measures for Reconstruction and Rehabilitation in Response to the Great East Japan Earthquake” were enacted on November 30, 2011. Under these acts, income tax rates were adjusted from the fiscal year that begins on or after April 1, 2012. The aggregate statutory income tax rate will decline from 40.8% to 38.1% for the fiscal years ending March 31, 2013-2015, and to 35.7% for fiscal years ending March 31, 2016 and thereafter.

As a result of this change in the income tax rate, net deferred tax assets existing on the enactment date of these acts decreased by ¥2,378 million, and these adjustments are included in deferred income taxes in the Consolidated Statements of Operations, for the year ended March 31, 2012.

The benefit of net operating loss carryforwards recognized for the years ended March 31, 2013 and 2012 were ¥11,029 million and ¥98 million, respectively.

Significant components of the difference between the statutory and actual effective tax rates for the years ended March 31, 2013 and 2012 are as follows:

	2013	2012
Tax expense calculated using the Japanese statutory income tax rate	38.1%	40.8%
Change in income taxes resulting from:
Goodwill impairment	(175.1)	--
Change in valuation allowance	(96.9)	5.9
Adjustments for unrecognized tax benefits	12.8	0.5
Tax effects attributable to investment in foreign subsidiaries	(9.9)	0.7
Difference in statutory tax rate	17.9	(2.7)
Tax credits	121.8	(12.9)
Change in statutory tax rate	--	5.2
Non-deductible expenses	(3.3)	0.7
Other, net	(3.7)	(0.5)

Actual effective tax rate	(98.3)%	37.7%

FIN-26

Notes to Consolidated Financial Statements (Continued)

Net deferred income tax assets and liabilities as of March 31, 2013 and 2012 are reflected in the Consolidated Balance Sheets under the following captions:

		Millions of Yen
		2013	2012

Deferred tax assets, net (Current assets)	¥	15,098	15,869
Deferred tax assets, net (Noncurrent assets)		18,350	12,866
Other current liabilities		(1)	(0)
Other liabilities		(5,017)	(5,478)

Net deferred tax assets	¥	28,430	23,257

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of March 31, 2013 and 2012 are presented below:

		Millions of Yen
		2013	2012
Deferred tax assets:
Accrued pension and severance costs	¥	20,553	18,937
Net operating loss carryforwards		18,147	3,429
Tax credit related to research and development expenses		6,811	12,565
Equipment sales revenue reported for tax purposes		6,544	6,332
Inventories		4,930	5,147
Accrued employee’ bonuses		2,220	2,984
Accrued vacation and sabbatical leave		1,723	1,581
Other		9,699	8,839

Total gross deferred tax assets		70,627	59,814
Less valuation allowance		(19,765)	(22,017)

Total deferred tax assets		50,862	37,797

Deferred tax liabilities:
Property, plant and equipment		(6,715)	(5,937)
Acquired intangible assets		(6,110)	--
Undistributed earnings of foreign subsidiaries		(4,798)	(3,768)
Net unrealized gains on securities		(2,173)	(1,812)
Other		(2,636)	(3,023)

Total gross deferred tax liabilities		(22,432)	(14,540)

Net deferred tax assets	¥	28,430	23,257

FIN-27

Notes to Consolidated Financial Statements (Continued)

The changes in the valuation allowance for deferred tax assets for the years ended March 31, 2013 and 2012 are as follows:

		Millions of Yen
		2013	2012

Balance at beginning of year	¥	22,017	18,089
Net increases charged to comprehensive income		5,980	3,934
Increase due to newly consolidated subsidiaries		4,303	-
Decrease due to statute expiration		(12,566)	-
Effect of exchange rate changes and other		31	(6)

Balance at end of year	¥	19,765	22,017

The valuation allowance primarily relates to deferred tax assets associated with research and development (“R&D”) tax credits and net operating losses. The net increase of the valuation allowance for the year ended March 31, 2013 and 2012 was due primarily to a net increase in R&D tax credits that was expected to be unused. The decrease due to statute expiration of the valuation allowance for the year ended March 31, 2013 mainly relates to R&D tax credits that were unused and expired.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the net deductible temporary differences, including net operating losses carryforwards, are expected to reverse, management believes it is more likely than not that Tokyo Electron will realize the benefits of these deferred tax assets, net of the existing valuation allowances as of March 31, 2013.

Net operating loss carryforwards of Tokyo Electron as of March 31, 2013 amounted to ¥82,092 million, of which ¥9,013 million will expire from 2016 through 2018, ¥70,827 million will expire thereafter and ¥2,252 million is indefinite. Tax credit carryforwards for tax purposes at March 31, 2013 amounted to ¥ 7,454 million and the majority of these carryforwards will expire from 2014 through 2017.

Tokyo Electron recognizes deferred tax liabilities for substantially all undistributed earnings of foreign subsidiaries, which are computed based on the expectation that the taxable temporary differences will be reversed through dividends.

FIN-28

Notes to Consolidated Financial Statements (Continued)

A summary of gross unrecognized tax benefit changes for the years ended March 31, 2013, and 2012.

		Millions of Yen
		2013	2012

Balance at beginning of year	¥	9,280	7,575
Additions based on tax positions related to the current year		1,468	2,215
Additions for the tax positions of prior years		--	--
Reductions for tax positions of prior years		--	--
Reductions for tax positions related to lapse of statute of limitations		(731)	(510)
Reductions for settlements		--	--

Balance at end of year	¥	10,017	9,280

The amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate was ¥5,063 million and ¥5,846 million at March 31, 2013 and 2012, respectively. Although Tokyo Electron believes its estimates and assumptions of unrecognized tax benefits are reasonable, uncertainty regarding the final determination of tax audit settlements and any related litigation could affect the effective tax rate in future periods. Based on each of the items of which Tokyo Electron is aware at March 31, 2013, no significant changes to the unrecognized tax benefits are expected within the next twelve months. Tokyo Electron recognizes interest and penalties accrued related to unrecognized tax benefits in income taxes in the Consolidated Statements of Operations. Recognized interest and penalties, net included in income taxes for the years ended March 31, 2013 and 2012 is a ¥66 million benefit and a ¥247 million loss, respectively. Accrued interest and penalties are ¥922 million and ¥988 million as of March 31, 2013 and 2012, respectively.

Tokyo Electron files income tax returns in Japan and various tax jurisdictions outside of Japan. The Company and wholly-owned Japanese subsidiaries are no longer subject to regular income tax examinations by the Japanese tax authority for years before 2012, except as further discussed below. In major tax jurisdictions outside of Japan, Tokyo Electron is no longer subject to income tax examinations by the applicable tax authorities for years before 2006.

The Company received a notice of correction pursuant to transfer pricing taxation from the Tokyo Regional Taxation Bureau on July 4, 2012 based on the determination that income arising from transactions with the Company’s consolidated subsidiaries in the United States of America and South Korea during the six fiscal years from April 1, 2005 to March 31, 2011 was insufficiently allocated to the Company. The Company filed its objections with the tax authorities, and to eliminate double taxation, filed a request for inter-governmental consultations (Mutual Agreement Procedures) to be performed pursuant to the tax treaties ratified by Japan, the United States of America and South Korea on March 29, 2013. The Company also filed for Advance Pricing Agreements (APAs) with the tax authorities for future fiscal periods. The Company believes that it will be able to eliminate the double taxation by agreement through consultations.

FIN-29

Notes to Consolidated Financial Statements (Continued)

(11)	Comprehensive Income (Loss)

The accumulated balances for each classification of other comprehensive income (loss) are as follows:

		Millions of Yen
		2013	2012
Unrealized gains or losses on securities:
Balance at beginning of year	¥	3,386	2,811
Net current period change		610	783
Reclassification adjustments for gains or losses included in net income (loss)		(17)	(208)

Balance at end of year	¥	3,979	3,386

Pension liability adjustments:
Balance at beginning of year	¥	(5,108)	(6,039)
Net current period change		(1,159)	761
Reclassification adjustments for gains or losses included in net income (loss)		178	170

Balance at end of year	¥	(6,089)	(5,108)

Foreign currency translation adjustments:
Balance at beginning of year	¥	(7,757)	(7,338)
Net current period change		5,582	(419)

Balance at end of year	¥	(2,175)	(7,757)

Total accumulated other comprehensive income (loss):
Balance at beginning of year	¥	(9,479)	(10,566)
Net current period change		5,033	1,125
Reclassification adjustments for gains or losses included in net income (loss)		161	(38)

Balance at end of year	¥	(4,285)	(9,479)

FIN-30

Notes to Consolidated Financial Statements (Continued)

The components of other comprehensive income (loss) and adjustments, including amounts attributable to non-controlling interests for the years ended March 31, 2013 and 2012 are as follows:

		Millions of Yen
		Pre-tax amount	Tax (expense) benefit	Net-of-tax amount
Year ended March 31, 2013:
Unrealized gains or losses on securities:
Unrealized gains or losses arising during the year	¥	946	(336)	610
Less reclassification adjustments for gains or losses included in net income (loss)		(26)	9	(17)
Pension liability adjustments:
Net actuarial gains or losses arising during the year		(1,869)	656	(1,213)
Less reclassification adjustments for gains or losses included in net income (loss)		281	(96)	185
Foreign currency translation adjustments		6,238	(570)	5,668

Other comprehensive income	¥	5,570	(337)	5,233

Year ended March 31, 2012:
Unrealized gains or losses on securities:
Unrealized gains or losses arising during the year	¥	968	(185)	783
Less reclassification adjustments for gains or losses included in net income (loss)		(324)	116	(208)
Pension liability adjustments:
Net actuarial gains or losses arising during the year		1,289	(490)	799
Less reclassification adjustments for gains or losses included in net income (loss)		280	(104)	176
Foreign currency translation adjustments		(461)	40	(421)

Other comprehensive income	¥	1,752	(623)	1,129

(12)	Dividends and Legal Reserve

Under Japanese laws and regulations, in cases where dividend distribution of surplus is made, the lesser of an amount equal to 10% of the dividend or the excess, if any, of 25% of common stock over the total of additional paid-in capital and legal reserve must be set aside as additional paid-in capital or legal reserve. Legal reserve is included in retained earnings in the accompanying Consolidated Balance Sheets. Both appropriations of legal reserve and additional paid-in capital used to eliminate or reduce a deficit generally require a resolution of the Company’s shareholders’ meeting.

Cash dividends charged to retained earnings during the years ended March 31, 2013 and 2012 represent dividends paid out during those years. Provision has not been made in the consolidated financial statements for the dividend for the second half year of ¥26 per share, aggregating ¥4,659 million subsequently resolved by the board of directors’ meeting on May 15, 2013, in respect of the year ended March 31, 2013.

FIN-31

Notes to Consolidated Financial Statements (Continued)

The amount available for dividends under the Companies Act of Japan is based on the amount recorded in the Company’s non-consolidated books of account in accordance with accounting standards generally accepted in Japan. The Company adopted the restriction of dividends, which restricts the amount of dividends to retained earnings on a consolidated basis. The adjustments included in the consolidated financial statements in order to conform with accounting principles generally accepted in the United States of America have no effect on the determination of retained earnings available for dividends under the Companies Act of Japan. The amount available for dividends in the Company’s non-consolidated books of account under the Companies Act of Japan was ¥246,183 million as of March 31, 2013.

At the Company’s general shareholders’ meeting on June 23, 2006, in accordance with the Companies Act of Japan, the Company amended the articles to allow for the distribution of earnings to shareholders on dates other than the mid-term and year-end by resolution of the board of directors.

(13)	Accrued Pension and Severance Costs

Employees of the Company and its subsidiaries in Japan are entitled, under most circumstances, to lump-sum indemnities or pension payments as described below. For employees voluntarily retiring under normal circumstances, the minimum payment is an amount based on the length of service and certain other factors. In calculating the minimum payment for employees involuntarily retiring, including employees retiring due to meeting mandatory retirement age requirements, Tokyo Electron may grant additional benefits.

The Company and its Japanese subsidiaries have defined benefit plans (cash balance plans and noncontributory retirement benefit plans) covering substantially all their employees who meet eligibility requirements. The benefits under the plans are based on length of service and certain other factors. The cash balance plans provide for pension or lump-sum payment benefits to employees who retired or terminated their employment for reasons other than dismissal for cause. Under the cash balance plan, each participant has an account which is credited annually based on the current rate of pay and market-related interest rates. The noncontributory retirement benefit plans provide for lump-sum payments to employees who retired or terminated their employment for reasons other than dismissal for cause.

Effective from April 1, 2005, Tokyo Electron has revised its traditional executive compensation system, under which, with respect to directors’ and statutory auditors’ resignations, lump-sum severance indemnities were calculated using a similar formula and are normally paid subject to the approval of Tokyo Electron’s stockholders. With this revision, Tokyo Electron has abolished the system of accrued pension and severance costs for directors and statutory auditors effective from April 1, 2005. Accrued pension and severance costs for directors and statutory auditors as of March 31, 2005 will remain until settlement of the obligation, or upon retirement of the directors and statutory auditors.

Certain subsidiaries of the Company have employee savings and retirement plans to eligible employees, which are qualified under Section 401(k) of the Internal Revenue Code in the United States of America, or under similar regulations in Europe. The plan allows participants to elect to contribute up to 50% of their eligible compensation up to a certain maximum level. Tokyo Electron contributes an amount determined annually at the discretion of the Company, not to exceed 100% of the first 5% of eligible compensation a participant elects to contribute to the plan. Tokyo Electron contributed approximately ¥538 million and ¥435 million under the plans for the years ended March 31, 2013 and 2012, respectively.

FIN-32

Notes to Consolidated Financial Statements (Continued)

The net periodic benefit cost for Tokyo Electron’s employee retirement and severance defined benefit plans for the years ended March 31, 2013 and 2012 consist of the following components:

		Millions of Yen
		2013		2012
		Japanese Plans	Foreign Plans	Japanese Plans	Foreign Plans
Service cost - benefits earned during the year	¥	5,612	227	5,499	223
Interest cost on projected benefit obligations		1,864	53	1,768	43
Expected return on plan assets		(887)	(31)	(814)	(26)
Amortization of prior service cost		252	--	252
Amortization of actuarial loss		--	29	--	28

	¥	6,841	278	6,705	268

Reconciliations of beginning and ending balances of the benefit obligations and the fair value of the plan assets are as follows:

		Millions of Yen
		2013		2012
		Japanese Plans	Foreign Plans	Japanese Plans	Foreign Plans
Change in benefit obligations:
Benefit obligations at beginning of year	¥	93,442	1,075	88,672	824
Business combination		--	8,694	--	--
Service cost		5,612	227	5,499	223
Interest cost		1,864	53	1,768	43
Actuarial gain (loss)		5,547	(2)	(1,279)	292
Benefits paid		(1,531)	(68)	(1,218)	(205)
Exchange adjustment		--	198	--	(102)

Benefit obligations at end of year	¥	104,934	10,177	93,442	1,075

Change in plan assets:
Fair value of plan assets at beginning of year	¥	44,361	778	40,713	568
Business combination		--	8,335	--	--
Actual return on plan assets		4,623	35	1,039	24
Employer contributions		2,545	75	2,960	285
Benefits paid		(385)	(23)	(351)	(79)
Exchange adjustment		--	143	--	(20)

Fair value of plan assets at end of year	¥	51,144	9,343	44,361	778

Funded status	¥	(53,790)	(834)	(49,081)	(297)

Amounts recognized in the Consolidated Balance Sheets consist of:
Other assets	¥	3,771	--	2,757	--
Other current liabilities		(1,493)	--	(1,125)	--
Accrued pension and severance costs		(56,068)	(834)	(50,713)	(297)

	¥	(53,790)	(834)	(49,081)	(297)

FIN-33

Notes to Consolidated Financial Statements (Continued)

Amounts recognized in the accumulated other comprehensive income (loss) consist of:

		Millions of Yen
		2013		2012
		Japanese Plans	Foreign Plans	Japanese Plans	Foreign Plans
Net actuarial loss	¥	(4,466)	(285)	(3,355)	(260)
Prior service costs		(1,338)	--	(1,493)	--

	¥	(5,804)	(285)	(4,848)	(260)

The prior service costs will be amortized from accumulated other comprehensive income (loss) into net periodic benefit cost over the next year in the amount of ¥252 million.

The accumulated benefit obligation for all defined benefit plans are as follows:

		Millions of Yen
		2013		2012
		Japanese Plans	Foreign Plans	Japanese Plans	Foreign Plans
Accumulated benefit obligations	¥	93,702	9,160	83,056	678

		Millions of Yen
		2013		2012
		Japanese Plans	Foreign Plans	Japanese Plans	Foreign Plans
Pension plans with accumulated benefit obligations in excess of plan assets:
Accumulated benefit obligations	¥	51,295	--	45,978	--
Fair value of plan assets		--	--	--	--

		Millions of Yen
		2013		2012
		Japanese Plans	Foreign Plans	Japanese Plans	Foreign Plans
Pension plans with benefit obligations in excess of plan assets:
Projected benefit obligations	¥	57,302	10,005	51,590	928
Fair value of plan assets		--	9,343	--	778

Information with respect to pension plans is as follows:

Measurement date

The measurement date used to determine pension measures for the pension plans is March 31 for the years ended March 31, 2013 and 2012.

FIN-34

Notes to Consolidated Financial Statements (Continued)

Assumptions

Actuarial assumptions used to determine benefit obligations as of March 31, 2013 and 2012:

	2013		2012
	Japanese Plans	Foreign Plans	Japanese Plans	Foreign Plans
Discount rate	1.5%	2.3%	2.0%	5.2%
Assumed rate of increase in future compensation levels	4.3%	2.0%	4.1%	5.0%

The discount rate is determined based on the rates of return of high-quality fixed income investments currently available and expected to be available during the period to maturity of the pension benefits.

Actuarial assumptions used to determine net periodic benefit cost for the years ended March 31, 2013 and 2012:

	2013		2012
	Japanese Plans	Foreign Plans	Japanese Plans	Foreign Plans
Discount rate	2.0%	2.8%	2.0%	6.0%
Assumed rate of increase in future compensation levels	4.1%	2.0%	4.0%	5.0%
Expected long-term rate of return on plan assets	2.0%	3.3%	2.0%	5.1%

Tokyo Electron determines the expected long-term rate of return based on the expected long-term return of the various asset categories in which it invests. Tokyo Electron considers the current expectations for future returns and the actual historical returns of each plan asset category.

Plan assets

Tokyo Electron’s investment policies are designed, with a primary focus on minimizing risks and costs, to ensure adequate plan assets are available to provide future payments of pension benefits to eligible participants. Tokyo Electron sets target asset allocations for individual asset categories, such as life insurance company general accounts and Japanese and foreign equity and debt securities, taking the targeted and expected long-term rate of returns into consideration.

Plan assets are invested in individual equity and debt securities through pooled funds using assets allocation policy based on the investment policy guidelines in order to produce a total return that will match the expected return on a mid-term to long-term basis. Tokyo Electron evaluates the gap between expected return and actual return of invested plan assets on a quarterly basis to determine if such differences necessitate a revision in the formulation of the assets allocation policy. Tokyo Electron revises the assets allocation policy when and to the extent considered necessary to achieve the expected long-term rate of return on plan assets.

Under the assets allocation policy of Tokyo Electron: approximately 20% is invested in equity securities; approximately 45% is invested in debt securities; and approximately 35% is invested in other investment vehicles, primarily consisting of investments in life insurance company general accounts and funds of hedge funds.

The three levels of inputs used to measure fair value are more fully described in Note (7).

FIN-35

Notes to Consolidated Financial Statements (Continued)

The fair value of Tokyo Electron’s plan assets at March 31, 2013 and 2012, by assets category, are as follows:

2013		Millions of Yen
		Japanese Plans				Foreign Plans
		Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Debt securities:
Bonds	¥	--	--	--	--	3,700	--	--	3,700
Pooled funds		--	23,429	--	23,429	--	619	--	619
Equity securities:					--				--
Listed shares		--	--	--	--	2,938	--	--	2.938
Pooled funds		--	12,539	--	12,539	--	--	--	--
Life insurance company general account		--	12,804	--	12,804	--	--	--	--
Bank deposits		249	--	--	249	654	--	--	654
Funds of hedge funds		--	--	2,123	2,123	--	--	--	--
Others		--	--	--	--	--	1,432	--	1,432

	¥	249	48,772	2,123	51,144	7,292	2,051	--	9,343

2012		Millions of Yen
		Japanese Plans				Foreign Plans
		Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Debt securities:
Pooled funds	¥	--	20,050	--	20,050	--	484	--	484
Equity securities:					--
Pooled funds		--	8,976	--	8,976	--	--	--	--
Life insurance company general account		--	13,058	--	13,058	--	--	--	--
Bank deposits		285	--	--	285	294	--	--	294
Funds of hedge funds		--	--	1,992	1,992	--	--	--	--

	¥	285	42,084	1,992	44,361	294	484	--	778

Each level into which assets are categorized is based on inputs used to measure fair value of the assets, and does not necessarily indicate the risks or ratings of the assets.

Level 1 assets are bonds and listed shares that are valued using unadjusted quoted prices in active market, and bank deposits. Level 2 assets are principally pooled funds and investments in life insurance company general accounts. Pooled funds are valued at their net assets values, which are calculated by the sponsors of the funds. Investments in life insurance company general accounts are valued at conversion value. For foreign plans, others mainly include real estate which is valued using quoted prices. Level 3 assets are principally funds of hedge funds. Funds of hedge funds invest in stock price index futures / options, bond futures / options, bonds, private equity funds and other investments. These funds are valued at their net asset values, which are calculated by the administrators of the funds. Amounts of actual returns on, and sales of, these assets for the years ended March 31, 2013 and 2012 were not significant.

Cash flows

Tokyo Electron expects to contribute ¥2,541 million to its Japanese defined benefit plans and ¥819 million to its foreign defined benefit plans during the year ending March 31, 2014.

FIN-36

Notes to Consolidated Financial Statements (Continued)

Estimated future benefit payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Year ending March 31	Millions of Yen
	Japanese Plans		Foreign Plans
2014	¥	1,951	275
2015		2,410	278
2016		2,794	336
2017		3,087	353
2018		3,292	493
2019 to 2023		25,647	2,929

	¥	39,181	4,664

(14)	Share-Based Compensation

Stock option plan

Tokyo Electron has stock-based compensation plans as incentive for directors and selected employees. The options under the plans vest immediately with restriction on exercise up to mainly three years after the date of grant, and have an exercise period of mainly twenty years from the date of grant.

Share-based compensation cost that has been included in selling, general and administrative expenses in the Consolidated Statements of Operations amounted to ¥370 million and ¥288 million for the years ended March 31, 2013 and 2012, respectively. The recognized tax benefits related to share-based compensation costs were ¥132 million and ¥103 million for the years ended March 31, 2013 and 2012, respectively. The tax benefits realized from stock options exercised were ¥54 million and ¥301 million for the years ended March 31, 2013 and 2012, respectively. As of March 31, 2013, there was ¥625 million of unrecognized compensation cost for non-vested options that will be recognized over the weighted-average period of 1.7 years.

Presented below is a summary of stock options activity for the years ended March 31, 2013 and 2012.

	2013		2012
	Number of shares	Weighted- average exercise price	Number of shares	Weighted- average exercise price
Outstanding at beginning of year	833,300	¥3,139	1,296,800	¥5,086
Granted	130,700	1	234,200	1

Exercised	(25,800)	1	(111,100)	1
Expired (forfeited)	(381,300)	5,894	(586,600)	6,786

Outstanding at end of year	556,900	¥661	833,300	¥3,139

Exercisable at end of year	192,000	¥1,914	599,100	¥4,365

Cash received from options exercised for the years ended March 31, 2013 and 2012 was ¥0 million.

FIN-37

Notes to Consolidated Financial Statements (Continued)

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Expected option terms are based on the assumption that the options would be exercised evenly during the exercise period as no sufficient historical data was available for valuation purposes. The risk-free rate for the expected term of the option is based on the yield curve of Japanese government bonds in effect at the time of grant. Expected volatilities are based on implied volatilities from historical volatility of the Company’s shares. Expected dividend yields are based on five-year historical data.

The weighted-average fair value per share for stock options granted during the years ended March 31, 2013 and 2012 was calculated based on the Black-Scholes option-pricing model by using the following weighted-average assumptions.

		2013		2012
Valuation assumptions:
Options to purchase shares of the Company
Grant-date fair value	¥	2,837	¥	3,553
Expected dividend yield		2.55%		1.49%
Expected volatility		45.78%		49.68%
Expected term (years)		11.49		11.50
Risk-free interest rate		0.98%		1.26%

A summary of stock options outstanding and exercisable as of March 31, 2013 is as follows:

	Outstanding
Exercise price range	Number of shares	Weighted-average exercise price	Intrinsic value	Weighted-average exercise period
		Yen	Millions of Yen	Years
¥ 1	500,100	¥ 1	¥2,471	17.45
6,468	56,800	6,468	--	0.24
	556,900	¥ 661	--	15.69

	Exercisable
Exercise price range	Number of shares	Weighted-average exercise price	Intrinsic value	Weighted-average exercise period
		Yen	Millions of Yen	Years
¥ 1	135,200	¥ 1	¥986	14.50
6,468	56,800	6,468	--	0.24
	192,000	¥ 1,914	--	10.29

FIN-38

Notes to Consolidated Financial Statements (Continued)

(15)	Net Income (Loss) per Share

A reconciliation of the numerators and denominators for the basic and diluted net income (loss) attributable to Tokyo Electron Limited stockholders per share computations is as follows:

		Millions of Yen
		2013	2012
Net income (loss) attributable to Tokyo Electron Limited	¥	(12,462)	46,853
Effect of dilutive securities		--	--
Diluted net income (loss)	¥	(12,462)	46,853

		Number of shares
		2013	2012
Average common shares outstanding		179,177,531	179,112,754
Effect of dilutive securities:
Stock options		--	285,186

Diluted common shares outstanding		179,177,531	179,397,940

Due to anti-dilutive effect, the dilutive securities related to stock options are excluded from the calculation of diluted net loss attributable to Tokyo Electron Limited stockholders per share for the year ended March 31, 2013.

(16)	Supplementary Cash Flow Information

Supplementary cash flow information is as follows:

		Millions of Yen
		2013	2012
Cash paid during the year for:
Interest	¥	68	43
Income taxes		7,672	47,629

There were no material non-cash investing and financing transactions for the years ended March 31, 2013 and 2012.

(17)	Commitments and Contingencies

As of March 31, 2013, Tokyo Electron does not have any material commitments to purchase inventories or property, plant and equipment.

Tokyo Electron from time to time is subject to potential liability under various lawsuits and claims. Such lawsuits and claims include product liability and personal injury lawsuits or claims, and other claims. As of March 31, 2013 and 2012, there were no significant accrued liabilities for legal contingencies and claims, and the amounts charged to expense during those periods were insignificant. There is currently no major pending litigation or claims against Tokyo Electron.

Tokyo Electron’s products are generally subject to warranty, and Tokyo Electron records an accrued liability for estimated warranty costs when product revenue is recognized. Parts and labor are covered under the terms of the warranty agreement. The accrued warranty liability is based on historical experience by product and geographic

FIN-39

Notes to Consolidated Financial Statements (Continued)

region and included in accrued expenses in the Consolidated Balance Sheets. The movement in the accrued warranty liability for the years ended March 31, 2013 and 2012 are as follows:

		Millions of Yen
		2013	2012
Balance at beginning of year	¥	5,848	4,060
Warranty claims paid during the period		(7,391)	(6,703)
Warranty provision charged to expense		5,681	8,491
Newly consolidated subsidiaries		2,476	--

Balance at end of year	¥	6,614	5,848

(18)	Business Combinations
(a)	NEXX Systems, Inc.

On May 1, 2012, Tokyo Electron acquired all of the outstanding shares of NEXX Systems, Inc. (“NEXX Systems”), a privately-held company based in Massachusetts, for cash consideration of ¥15,961 million. The acquired business is a developer and manufacturer of advanced deposition equipment for wafer level packaging, electrochemical deposition (ECD) and physical vapor deposition (PVD) systems. Tokyo Electron’s primary reasons for this acquisition were to broaden its business portfolio by acquiring the advanced packaging application of NEXX Systems and to strengthen the SPE business. NEXX Systems changed its name to TEL NEXX, Inc. upon acquisition.

The acquired company’s financial results from May 1, 2012 to March 31, 2013 were included in the consolidated financial statements of Tokyo Electron. The results included were not material in relation to those of Tokyo Electron.

The table below summarizes assets acquired and liabilities assumed as of the acquisition date.

Millions of Yen
Consideration:
Cash	¥15,961
Contingent consideration arrangement	--

Fair value of total consideration transferred	¥15,961
Acquisition related costs included in SG&A	234
Recognized amounts of identifiable assets acquired and liabilities assumed:
Current assets	¥2,183
Property and equipment	413
Intangible assets	9,096
Other assets	1,193
Current liabilities	(1,659)
Other liabilities	(3,644)

Total identifiable net assets acquired	7,582
Goodwill	8,379

Total	¥15,961

FIN-40

Notes to Consolidated Financial Statements (Continued)

Goodwill recognized is attributable primarily to the expected increase in profitability from broadening its business portfolio by acquiring the advanced packaging application of NEXX Systems and strengthening the SPE business. This goodwill is not deductible for income tax purposes.

The fair value of the acquired intangible assets of ¥9,096 million was determined by management with the assistance of a third party valuation expert. Except for the NEXX Systems trade name which has an indefinite life, the acquired intangible assets have a weighted-average useful life of approximately 12.9 years. Amortizable intangible assets include developed technology of ¥1,255 million (7-year weighted-average useful life), customer relationships of ¥7,236 million (14-year weighted-average useful life).

(b)	FSI International, Inc.

On October 11, 2012, Tokyo Electron acquired all of the outstanding shares of FSI International, Inc. (“FSI International”), a public company based in Minnesota, for cash consideration of ¥19,772 million. The acquired business is a developer and manufacturer of semiconductor production equipment (surface preparation equipment). Tokyo Electron’s primary reasons for this acquisition were to expand its business portfolio and strengthen the business for the surface preparation equipment by including the product line-up of FSI International. FSI International changed its name to TEL FSI, Inc. upon acquisition.

The acquired company’s financial results from October 11, 2012 to March 31, 2013 were included in the consolidated financial statements of Tokyo Electron. The results of operation of FSI International were not material in relation to those of Tokyo Electron.

The table below summarizes assets acquired and liabilities assumed as of the acquisition date

Millions of Yen
Consideration:
Cash	¥19,772
Contingent consideration arrangement	--

Fair value of total consideration transferred	¥19,772
Acquisition related costs included in SG&A	737

Recognized amounts of identifiable assets acquired and liabilities assumed:
Current assets	¥8,446
Property and equipment	3,900
Intangible assets	4,061
Other assets	4,870
Current liabilities	(2,472)
Other liabilities	(2,536)

Total identifiable net assets acquired	16,269

Goodwill	3,503

Total	¥19,772

Goodwill recognized is attributable primarily to the expected increase in profitability from expanding its business portfolio and strengthening the business for the surface preparation equipment by including the product line-up of FSI International. This goodwill is not deductible for income tax purposes.

FIN-41

Notes to Consolidated Financial Statements (Continued)

The fair value of the acquired intangible assets of ¥4,061 million was determined by management with the assistance of a third party valuation expert. Except for the FSI International trade name, which has an indefinite life, the acquired intangible assets have a weighted-average useful life of approximately 6.8 years. Amortizable intangible assets include developed technology of ¥963 million (5-year weighted-average useful life), customer relationships of ¥1,220 million (8-year weighted-average useful life), and non-compete agreements of ¥742 million (2.5-year weighted-average useful life).

(c)	Magnetic Solutions Ltd.

On December 3, 2012, Tokyo Electron acquired all of the outstanding shares of Magnetic Solutions Ltd. (“Magnetic Solutions”), a privately-held company based in Ireland, for cash consideration of ¥2,065 million. The acquired business is a developer and manufacturer of magnetic field annealing systems. Tokyo Electron’s primary reasons for this acquisition were to accelerate the development of the thermal processing systems for processes used in the manufacturing of magneto-resistive random-access memory (MRAM). Magnetic Solutions changed its name to TEL Magnetic Solutions Ltd. upon acquisition.

The acquired company’s financial results from December 3, 2012 to March 31, 2013 were included in the consolidated financial statements of Tokyo Electron. The results included were not material in relation to those of Tokyo Electron.

The table below summarizes the assets acquired and liabilities assumed as of the acquisition date.

	Millions of Yen
Consideration:
Cash	¥	2,065
Contingent consideration arrangement		--

Fair value of total consideration transferred	¥	2,065

Acquisition related costs included in SG&A		191

Recognized amounts of identifiable assets acquired and liabilities assumed:
Current assets	¥	560
Property and equipment		12
Intangible assets		959
Current liabilities		(555)

Total identifiable net assets acquired		976

Goodwill		1,089

Total	¥	2,065

Goodwill recognized is attributable primarily to the expected increase in profitability from accelerating the development of the thermal processing systems for processes used in the manufacturing of magneto-resistive random-access memory (MRAM). This goodwill is not deductible for income tax purposes.

The fair value of the acquired intangible assets of ¥959 million was determined by management with the assistance of a third party valuation expert. The acquired intangible assets have a weighted-average useful life of approximately 10 years. Amortizable intangible assets include developed technology of ¥320 million (10-year weighted-average useful life) and customer relationships of ¥107 million (10-year weighted-average useful life).

FIN-42

Notes to Consolidated Financial Statements (Continued)

(d)	Oerlikon Solar Holding AG

On November 26, 2012, Tokyo Electron acquired Oerlikon Solar Holding AG (“Solar Holding”), a wholly-owned subsidiary of OC Oerlikon Corporation AG based in Switzerland, for cash consideration of ¥26,714 million. The acquired business is a developer and manufacturer of thin-film silicon photovoltaic panel production equipment. Tokyo Electron’s primary reason for this acquisition was to achieve growth in the PV production equipment business. Solar Holding changed its name to TEL Solar Holding AG upon acquisition.

The table below summarizes the assets acquired and liabilities assumed as of the acquisition date as follows.

	Millions of Yen
Consideration:
Cash	¥	26,714
Contingent consideration arrangement		--

Fair value of total consideration transferred	¥	26,714

Acquisition related costs included in SG&A		468

Recognized amounts of identifiable assets acquired and liabilities assumed:
Current assets	¥	10,935
Property and equipment		64
Other assets		23
Current liabilities		(11,319)
Other liabilities		(1,162)

Total identifiable net liabilities assumed		(1,459)

Goodwill		28,173

Total	¥	26,714

Tokyo Electron allocated the purchase price of this acquisition to assets acquired and liabilities assumed based on their estimated fair value, determined through established and generally accepted valuation techniques and recent business plan. Initial results of the purchase price allocation indicated that there was an excess of the purchase price over the aggregated estimated fair value of the assets acquired and liabilities assumed of ¥28,173 million. However, based on the analysis of the post-acquisition business plan and the diminishing industry outlook, which became apparent during the measurement period ended in November 2013, management concluded that the business is not expected to generate any future net cash inflows, and therefore, the carrying value of the goodwill will not be recovered. Accordingly, Tokyo Electron recognized a ¥28,173 million impairment charge and reflected it in the Consolidated Statements of Operations for the year ended March 31, 2013. This goodwill is not deductible for income tax purposes.

Such an impairment charge was attributable to a significant excess production capacity rapidly generated in the global market in recent years, which was not foreseen when Tokyo Electron made a decision to acquire Solar Holding in 2012.

Financial results of Solar Holding from November 26, 2012 to March 31, 2013 were included in the consolidated financial statements of Tokyo Electron. Net sales and loss before income taxes of Solar Holding that are included in the Consolidated Statements of Operations of Tokyo Electron for the year ended March 31, 2013 are ¥1,805 million and ¥3,006 million, respectively.

FIN-43

Notes to Consolidated Financial Statements (Continued)

Pro forma information

The following represents the unaudited pro forma results of operations of NEXX Systems, FSI International, Magnetic Solutions and Solar Holding for the years ended March 31, 2013 and 2012, as if the acquisition of these companies had occurred on April 1, 2011.

	Millions of Yen
	2013	2012
Net sales	547,594	702,319
Income (loss) before income taxes	(15,122)	75,197
Net income (loss)	(21,719)	45,678

	Yen
	2013	2012
Basic earnings per share	(121.22)	255.02
Diluted earnings per share	(121.22)	254.62

The pro forma information does not necessarily reflect the actual results of operations had the acquisition been consummated at April 1, 2011, nor is it necessarily indicative of future operating results. The pro forma information does not give effect to any potential revenue enhancements, cost synergies or other operating efficiencies that could result from the acquisition (other than those realized subsequent to the each acquisition date).

(19)	Goodwill and Acquired Intangible Assets
(a)	Goodwill

Management performs Tokyo Electron’s annual impairment review of goodwill at January 1, and when a triggering event occurs between annual impairment tests. For goodwill of the NEXX Systems, FSI International and Magnetic Solutions, all of which are within the SPE segment, Tokyo Electron performed a qualitative assessment to test for impairment at January 1, 2013 and determined that it was more likely than not that the fair value of the reporting unit exceeded its respective carrying value and that it was not necessary to perform the two-step goodwill impairment test. For goodwill of the PV segment, as disclosed in Note (18), Tokyo Electron recorded an impairment loss for goodwill amounting to ¥28,173 million for the year ended March 31, 2013.

FIN-44

Notes to Consolidated Financial Statements (Continued)

Changes in the carrying amount of goodwill by segment for the year ended March 31, 2013 is as follows:

	Millions of Yen
	2013
	SPE	FPD	PV	EC/CN	Total
Gross carrying amount:
Balance at beginning of year	¥--	--	--	--	--
Acquisition of NEXX Systems	8,379	--	--	--	8,379
Acquisition of FSI International	3,503	--	--	--	3,503
Acquisition of Magnetic Solutions	1,089	--	--	--	1,089
Acquisition of Solar Holding	--	--	28,173	--	28,173
Translation Adjustments	2,348	--	3,452	--	5,800

Balance at end of year	¥15,319	--	31,625	--	46,944

Accumulated impairment losses
Balance at beginning of year	¥--	--	--	--	--
Goodwill impaired during the year	--	--	(28,173)	--	(28,173)
Translation Adjustments	--	--	(3,452)	--	(3,452)

Balance at end of year	¥--	--	(31,625)	--	(31,625)

Net carrying amount	¥15,319	--	--	--	15,319

There was no goodwill for the year ended March 31, 2012.

FIN-45

Notes to Consolidated Financial Statements (Continued)

(b)	Intangible Assets

Intangible assets consist of the following as of March 31, 2013 and 2012:

		Millions of Yen
	2013
	Amortization period	Gross carrying amount		Accumulated amortization	Net carrying amount
Amortizable intangible assets:
Acquired intangible assets:
Developed technology	3-10 years	¥	2,999	293	2,706
Customer relationships	5-14 years		10,626	757	9,869
Noncompete agreements	2.5 years		893	198	695
Other intangible assets
Software	3-5 years		21,047	19,013	2,034
Other	2-10 years		11,773	8,415	3,358

Amortizable intangible assets			47,338	28,676	18,662

Indefinitely lived intangible assets
Trade names	--		1,968	--	1,968

Total intangible assets		¥	49,306	28,676	20,630

		Millions of Yen
	2012
	Amortization period	Gross carrying amount		Accumulated amortization	Net carrying amount
Amortizable intangible assets:
Other intangible assets
Software	3-5 years	¥	20,224	18,502	1,722
Other	2-10 years		10,959	7,977	2,982

Total intangible assets		¥	31,183	26,479	4,704

No significant intangible assets were acquired in the year ended March 2012.

Aggregate amortization expenses for the years ended March 31, 2013 and 2012 were ¥2,505 million and ¥1,603 million, respectively. Estimated amortization expense for the next five years is ¥2,891 million in 2014, ¥2,612 million in 2015, ¥2,213 million in 2016, ¥1,913 million in 2017 and ¥1,675 million in 2018.

FIN-46

Notes to Consolidated Financial Statements (Continued)

(20)	Segment Information

Operating segments

Tokyo Electron has four operating segments: Semiconductor Production Equipment (“SPE”) segment, Flat Panel Display production equipment (“FPD”) segment, Photovoltaic panel production equipment (“PV”) segment, and Electronic Components and Computer Networks (“EC/CN”) segment. Prior to April 1, 2013, the FPD and PV operations were considered a single operating segment. Effective April 1, 2013, the FPD and PV are separate operating segments. The segment information presented herein reflects Tokyo Electron’s current operating segments.

Tokyo Electron’s chief operating decision-maker (“CODM”) is the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for Tokyo Electron. Each operating segment is separately managed and has separate financial results that are regularly reviewed by the CODM.

The SPE segment principally develops, manufactures, sells and distributes SPE including coaters/developers, plasma etch systems, thermal processing systems, single wafer deposition systems, cleaning systems used in wafer processing, wafer probers used in the wafer testing process and other semiconductor production equipment. The FPD segment principally develops, manufactures, sells and distributes FPD production equipment, including coaters/developers, plasma etch/ash system used in the manufacture of flat panel displays. The PV segment principally develops, manufactures, sells and distributes PV panel production equipment used in the manufacturing of thin film silicon PV panels. The EC/CN segment principally designs, develops, procures, and distributes semiconductor products centering on IC, other electronic components and computer networks. The Other segment consists of group-wide logistic services, facility maintenance and insurance and other administrative services primarily focused on providing services within Tokyo Electron’s group entities in Japan.

Tokyo Electron’s CODM evaluates segment performance based on the measure of segment profit (loss), which is primarily determined using accounting principles generally accepted in Japan (“Japanese GAAP”), and, as described below, is further adjusted to exclude certain costs and expenses. Intersegment sales or transfers are determined based on current market prices. Certain buildings in common use are not included in segment assets, while their related depreciation costs have been allocated to operating segments based on the floor space used by each segment.

Segment profit (loss) is determined by excluding certain corporate general and administration expenses and finance expense (income) that are not allocated to operating segments, such as fundamental R&D costs and the remuneration of executive management, from income before income taxes.

Segment assets exclude corporate assets, which consist primarily of cash and cash equivalents, short-term investments and buildings.

FIN-47

Notes to Consolidated Financial Statements (Continued)

	Millions of Yen
2013:	SPE	FPD	PV	EC/CN	Other	Total Segments
Sales to external customers	¥392,027	20,077	83	84,665	448	497,300
Intersegment sales or transfers	43	--	--	813	10,613	11,469
Total segment net sales	392,070	20,077	83	85,478	11,061	508,769
Segment profit (loss)	48,600	(4,534)	(1,821)	1,283	1,321	44,849
Segment assets	223,956	18,079	31,410	47,557	1,550	322,552
Depreciation and amortization	13,368	404	58	551	78	14,459
Capital expenditures, including intangible and other assets	13,464	1,658	3	482	54	15,661

	Millions of Yen
2012:	SPE	FPD	PV	EC/CN	Other	Total Segments
Sales to external customers	¥477,873	61,623	8,266	84,868	461	633,091
Intersegment sales or transfers	--	--	--	1,432	14,565	15,997
Total segment net sales	477,873	61,623	8,266	86,300	15,026	649,088
Segment profit (loss)	89,020	4,211	(1,940)	2,312	1,827	95,430
Segment assets	262,789	21,074	221	46,391	1,927	332,402
Depreciation and amortization	11,282	609	78	570	170	12,709
Capital expenditures, including intangible and other assets	13,518	551	121	407	36	14,633

FIN-48

Notes to Consolidated Financial Statements (Continued)

The following tables present reconciliations of total segment net sales, total segment profit (loss), total segment assets and total segment depreciation and amortization and segment capital expenditure to the corresponding amounts included in the accompanying consolidated financial statements.

Reconciliation of total segment net sales to consolidated net sales		Millions of Yen
		2013	2012
Total Segment net sales	¥	508,769	649,088
Eliminations of intersegment sales		(11,469)	(15,997)

U.S. GAAP adjustments		34,573	17,499

Consolidated net sales	¥	531,873	650,590

Reconciliation of total segment profit (loss) to consolidated income (loss) before income taxes		Millions of Yen
		2013	2012
Total Segment profit (loss)	¥	44,849	95,430
Eliminations of intersegment profit (loss) and Corporate		(27,082)	(34,828)
U.S. GAAP adjustments:
Revenue recognition		5,058	11,478
Depreciation and amortization of property, plant and equipment and intangible assets		3,106	3,674
Goodwill impairment		(28,173)	-
Pension expense		(753)	174
Accrued vacation		(383)	(88)
Difference of effective acquisition date		(3,006)	-
Reversal of amortization of goodwill		1,141	-
Other		(884)	185

Consolidated income (loss) before income taxes	¥	(6,127)	76,025

Reconciliation of total segment assets to consolidated total assets		Millions of Yen
		2013	2012
Total Segment assets	¥	322,552	332,402
Eliminations and Corporate		452,976	451,209
U.S. GAAP adjustments:
Accounts receivable		51,598	59,621
Accumulated depreciation and amortization of property, plant and equipment and intangible assets		14,237	12,079
Goodwill impairment		(28,173)	--
Deferred tax assets, net		280	(3,468)
Unrecognized tax benefit		(301)	3,718
Accrued vacation		1,723	1,581
Other		897	5,508

Consolidated total assets	¥	815,789	862,650

FIN-49

Notes to Consolidated Financial Statements (Continued)

Reconciliation of total segment depreciation and amortization to consolidated depreciation and amortization		Millions of Yen
		2013	2012
Total segment depreciation and amortization	¥	14,459	12,709
Eliminations and Corporate		13,313	11,489
U.S. GAAP adjustments:
Difference in depreciation method		(3,408)	(4,271)
Other		(1,019)	30

Consolidated depreciation and amortization	¥	23,345	19,957

Reconciliation of total segment capital expenditures to consolidated capital expenditure		Millions of Yen
		2013	2012
Segment capital expenditure	¥	15,661	14,633
Corporate		9,834	28,572

Consolidated capital expenditures	¥	25,495	43,205

Eliminations and corporate:

(1)

“Eliminations of intersegment profit (loss) and corporate” segment profit (loss) totaling ¥27,082 million and ¥34,828 million for the years ended March 31, 2013 and 2012, respectively, includes corporate expenses not allocated to any operating segments. The corporate expenses consist primarily of R&D costs of ¥20,359 million and ¥26,071 million for the years ended March 31, 2013 and 2012 respectively, pertaining to fundamental research and element research, which are not allocated to any operating segments. Other corporate expense consist mainly of advertising costs, branding costs and costs related to management, legal, etc. Eliminations consist of elimination of intersegment profit (loss) which amounted to ¥1,726 million and ¥230 million for the years ended March 31, 2013 and 2012, respectively.

(2)

“Eliminations and corporate” segment assets totaling ¥452,976 million and ¥451,209 million as of March 31, 2013 and 2012, respectively, consist primarily of corporate cash and cash equivalents, short-term investments and buildings. Eliminations mainly consist of elimination of intersegment account receivables which amounted to ¥1,301 million and ¥1,693 million for the years ended March 31, 2013 and 2012, respectively.

(3)

“Eliminations and corporate” depreciation and amortization totaling ¥13,313 million and ¥11,489 million as of March 31, 2013 and 2012, respectively, consist primarily of depreciation of corporate buildings. Eliminations consist of elimination of unrealized gains and losses on intersegment corporate assets which amounted to ¥26 million and ¥27 million for the years ended March 31, 2013 and 2012, respectively.

(4)

“Eliminations and corporate” capital expenditures totaling ¥9,834 million and ¥28,572 million for the year ended March 31, 2013 and 2012 consist primarily of capital expenditures for corporate buildings, machinery and equipment.

FIN-50

Notes to Consolidated Financial Statements (Continued)

U.S. GAAP Reconciling Adjustments:

Revenue recognition

The adjustments to reconcile sales to external customers to net sales recorded in the Consolidated Statements of Operations relate primarily to the timing of revenue recognition. For example, under U.S. GAAP, certain revenue is recognized when the related installation is completed and the equipment is accepted by the customer.

Under Japanese GAAP, certain revenue is recognized when the related installation is completed.

Depreciation and amortization of property, plant and equipment and intangible assets

Under U.S. GAAP, depreciation is computed using the straight-line method.

Under Japanese GAAP, depreciation for certain plant and equipment is computed using the declining balance method.

Pension expense

Under U.S. GAAP and Japanese GAAP, defined benefit plans are accounted for in a similar manner. However, certain adjustments are necessary due primarily to the difference in an amortization method of unrecognized actuarial gain and loss between U.S. GAAP and Japanese GAAP.

Accrued vacation

Under U.S. GAAP, unused paid vacations are recognized as a liability, which is not required under Japanese GAAP.

Goodwill

Under U.S. GAAP, goodwill is not amortized.

Under Japanese GAAP, goodwill is amortized by the straight-line method over a period not exceeding 20 years.

Goodwill impairment

Goodwill impairment is disclosed in Note (19).

Difference of effective acquisition date

Under U.S. GAAP, an acquisition is accounted for based on the effective acquisition date. Under Japanese GAAP, the end of an accounting period near the consummation of the business combination may be designated as the effective acquisition date.

Deferred tax assets, net

Under U.S. GAAP, a valuation allowance is recognized if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Under Japanese GAAP, deferred tax assets are recognized to the extent that the realization of the tax benefit is highly probable based on the schedule within a certain period.

Unrecognized tax benefit

Under U.S. GAAP, tax benefits from uncertain tax positions may be recognized only if those positions are more likely than not of being sustained, which is not required under Japanese GAAP.

Other reconciling items

Other reconciling items consist of differences in accounting for allowance for doubtful accounts, investments in securities, intercompany foreign currency transactions of a long term investment nature, functional currency and foreign exchange forward contracts, etc, none of which are considered individually significant.

FIN-51

Notes to Consolidated Financial Statements (Continued)

Net Sales by Product and Services

Net sales by product and services for the years ended March 31, 2013 and 2012 are as follows:

		Millions of Yen
		2013	2012
Net Sales:
Semiconductor production equipment	¥	402,743	492,310
Flat panel display production equipment		43,172	64,920
Photovoltaic panel production equipment		1,888	8,206
Electronic components		68,858	66,287
Computer network products		14,763	18,407
Other		449	460

Total	¥	531,873	650,590

Geographic information

Net sales attributable to countries based on location of customers for the years ended March 31, 2013 and 2012 are as follows:

		Millions of Yen
		2013	2012
Net sales:
Japan	¥	125,174	177,513
United States		117,698	128,122
Taiwan		96,846	113,408
Korea		86,549	92,580
Other Asian countries		64,354	83,763
Europe		41,252	55,204

Total	¥	531,873	650,590

The countries included in other Asian counties are primarily China and Singapore.

There is no individually significant country or geographic area with respect to tangible long-lived assets located outside Japan. The amounts of tangible long-lived assets in Japan are ¥119,371 million and ¥125,145 million as of March 31, 2013 and 2012, respectively.

Major customer

Net sales to external customers that represent 10 percent or more of net sales are as follows:

			Millions of Yen
Name of customer	Related operating segment		2013	2012
Samsung Electronics Co., Ltd	SPE and FPD	¥	84,806	106,340
Intel Corporation	SPE		78,105	92,671

FIN-52

Notes to Consolidated Financial Statements (Continued)

(21)	Subsequent Events

Pending business combination of the company

On September 24, 2013, the Company entered into an agreement with Applied Materials, Inc. (“Applied”), a Delaware corporation and global provider of SPE, FPD and PV production equipment, to effect a strategic combination of their respective businesses (the “Business Combination”). Pursuant to the Business Combination, the Company will become a wholly-owned subsidiary of TEL-Applied Holdings B.V. (“HoldCo”), a newly formed holding company organized under the laws of the Netherlands, whereby each of the issued and outstanding shares of the Company will be exchanged for 3.25 ordinary shares of the HoldCo. Consummation of the Business Combination is subject to customary conditions, including approval by Applied stockholders and the Company’s shareholders and regulatory approvals. The accompanying Tokyo Electron U.S. GAAP consolidated financial statements do not include any adjustments that might result from consummation of the Business Combination.

Goodwill and other impairment losses related to TEL NEXX, Inc. business

As disclosed in Note (18), TEL NEXX, Inc. was acquired on May 1, 2012 for the purpose of acquiring deposition technologies for advanced packaging. Because of delays in customers’ adoption of the Through Silicon Via (TSV) technology in the wiring process, and the decreased sales and orders forecast for the third and fourth quarters of the year ending March 31, 2014, the Company revised the business plans and reassessed TEL NEXX’s goodwill and intangible assets during the third quarter ended December 31, 2013 and, as a result, recognized an impairment loss of ¥6,747 million as of December 31, 2013.

Depreciation expenses associated with facility restructuring plan

In December 2013, the Company decided to restructure several domestic facilities, including the closure and the aggregation of the R&D facility to another existing R&D facility, to be completed by September 2014 in order to improve efficiency for Tokyo Electron. Accordingly, Tokyo Electron has revised the estimated useful life for related fixed assets in December 2013 and the depreciation of those assets of approximately ¥8 billion is being accelerated over the revised estimated useful life.

Withdrawal from the Photovoltaic Panel Production Equipment Business

On January 30, 2014, Tokyo Electron announced its withdrawal from PV production equipment business. Tokyo Electron will scale down its business structure of the PV segment by halting development, production and sales activities for PV production equipment and limiting operations to provide support for equipment already delivered. In response to this withdrawal, Tokyo Electron will consider downsizing the business through reducing personnel at Tokyo Electron’s Swiss subsidiary, while assigning personnel within the Tokyo Electron Group to provide support services for existing customers, after the business termination. The details of the downsizing have not yet been determined. As disclosed Note (18), impairment loss of ¥28,173 million on goodwill was recognized for the year ended March 31, 2013 for the PV segment.

FIN-53

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF TEL

Page

Unaudited Condensed Consolidated Balance Sheets as of December 31, 2013 and March 31, 2013	FIN-55

Unaudited Condensed Consolidated Statements of Operations for the nine months ended December 31, 2013 and 2012	FIN-57

Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) for the nine months ended December 31, 2013 and 2012	FIN-58

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity for the nine months ended December 31, 2013 and 2012	FIN-59

Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended December 31, 2013 and 2012	FIN-60

Notes to Unaudited Condensed Consolidated Financial Statements	FIN-61

FIN-54

TOKYO ELECTRON LIMITED AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

December 31, 2013 and March 31, 2013

		Millions of Yen

		December 31,	March 31,
		2013	2013
Assets

Current assets:
Cash and cash equivalents	¥	83,125	83,974
Short-term investments		131,119	154,816
Trade notes and accounts receivable, less allowance for doubtful accounts of ¥2,074 million at December 31, 2013 and ¥2,103 million at March 31,2013		96,180	60,629
Inventories		271,890	210,212
Deferred tax assets, net		17,026	15,098
Other current assets		58,161	50,446

Total current assets		657,501	575,175

Investment securities		19,301	17,989
Property, plant and equipment:
Land		25,873	25,495
Buildings		158,764	160,966
Machinery and equipment		137,134	138,277
Construction in progress		2,968	5,978

Total property, plant and equipment		324,739	330,716
Less accumulated depreciation		(180,995)	(179,790)

Net property, plant and equipment		143,744	150,926

Intangible assets, net		21,515	20,630
Goodwill		10,340	15,319
Deferred tax assets, net		20,213	18,350
Other assets		17,420	17,400

Total assets	¥	890,034	815,789

See accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

FIN-55

TOKYO ELECTRON LIMITED AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets, Continued

December 31, 2013 and March 31, 2013

		Millions of Yen

		December 31,	March 31,
		2013	2013
Liabilities and Stockholders’ Equity

Current liabilities:
Short-term borrowings	¥	18,141	8,997
Accounts payable:
Trade		51,484	36,396
Other		11,315	12,056
Customer advances		129,004	90,712
Income taxes payable		4,204	2,308
Accrued expenses		21,866	25,673
Other current liabilities		22,547	10,204

Total current liabilities		258,561	186,346

Long-term borrowings		2,000	--
Accrued pension and severance costs		59,190	56,902
Other liabilities		11,970	10,447

Total liabilities		331,721	253,695

Stockholders’ equity:
Common stock, authorized 300,000,000 shares;
Issued 180,610,911 shares		54,961	54,961
Additional paid-in capital		77,695	77,500
Retained earnings		416,345	432,477
Accumulated other comprehensive income (loss)		7,853	(4,285)
Treasury stock, at cost, 1,413,144 shares at December 31, 2013 and 1,424,203 shares at March 31, 2013		(9,508)	(9,589)

Total equity attributable to Tokyo Electron Limited stockholders’		547,346	551,064

Non-controlling interests		10,967	11,030

Total stockholders’ equity		558,313	562,094

Commitments and contingencies
Total liabilities and stockholders’ equity	¥	890,034	815,789

See accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

FIN-56

TOKYO ELECTRON LIMITED AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

Nine months ended December 31, 2013 and 2012

		Millions of Yen
		2013	2012

Net sales	¥	380,137	415,816
Cost of sales		241,437	275,021

Gross profit		138,700	140,795

Research and development expenses		69,388	67,130
Selling, general and administrative expenses		64,713	53,036
Impairment of goodwill		6,529	28,173

Operating loss		(1,930)	(7,544)

Other income (expense):
Interest income		1,010	1,023
Interest expense		(68)	(50)
Foreign currency exchange gain (loss), net		(8,276)	446
Other, net		2,446	1,479

Loss before income taxes		(6,818)	(4,646)

Income taxes:
Current		(16,499)	7,983
Deferred		16,517	1,797

Income tax expense		18	9,780

Net loss		(6,836)	(14,426)
Less: Net income attributable to non-controlling interests		157	181

Net loss attributable to Tokyo Electron Limited	¥	(6,993)	(14,607)

		Yen
		2013	2012
Net loss attributable to Tokyo Electron Limited stockholders per share:
Basic	¥	(39.02)	(81.52)
Diluted	¥	(39.02)	(81.52)

See accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

FIN-57

TOKYO ELECTRON LIMITED AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)

Nine months ended December 31, 2013 and 2012

		Millions of Yen
		2013	2012

Net loss	¥	(6,836)	(14,426)

Other comprehensive income, net of tax:
Unrealized gains or losses on securities:
Unrealized gains or losses arising during the period		523	(665)
Less: reclassification adjustments for gains or losses included in net income (loss)		--	(17)

Pension liability adjustments:
Net actuarial gains or losses arising during the period		(36)	(39)
Less: reclassification adjustments for gains or losses included in net income (loss)		135	138

Foreign currency translation adjustments		11,610	1,519

Other comprehensive income		12,232	936

Comprehensive income (loss)		5,396	(13,490)
Less: Comprehensive income attributable to non-controlling interests		251	224

Comprehensive income (loss) attributable to Tokyo Electron Limited	¥	5,145	(13,714)

See accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

FIN-58

TOKYO ELECTRON LIMITED AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity

Nine months ended December 31, 2013 and 2012

		Millions of Yen
		Common Stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Treasury stock, at cost	Equity attributable to Tokyo Electron Limited	Non- controlling interests	Total stockholders’ equity
Balance as of March 31, 2013	¥	54,961	77,500	432,477	(4,285)	(9,589)	551,064	11,030	562,094

Comprehensive income (loss):
Net income (loss)		--	--	(6,993)	--	--	(6,993)	157	(6,836)
Other comprehensive income		--	--	--	12,138	--	12,138	94	12,232
Dividends paid to Tokyo Electron Limited stockholders		--	--	(9,139)	--	--	(9,139)	--	(9,139)
Dividends paid to non- controlling interests		--	--	--	--	--	--	(314)	(314)
Purchase of treasury stock		--	--	--	--	(25)	(25)	--	(25)
Stock issued under stock option plan		--	(106)	--	--	106	--	--	--
Non-cash compensation charges under stock option plans		--	301	--	--	--	301	--	301

Balance as of December 31, 2013	¥	54,961	77,695	416,345	7,853	(9,508)	547,346	10,967	558,313

Balance as of March 31, 2012	¥	54,961	77,304	454,256	(9,479)	(9,748)	567,294	11,014	578,308

Comprehensive income (loss):
Net income (loss)		--	--	(14,607)	--	--	(14,607)	181	(14,426)
Other comprehensive income		--	--	--	893	--	893	43	936
Dividends paid to Tokyo Electron Limited stockholders		--	--	(9,317)	--	--	(9,317)	--	(9,317)
Dividends paid to non-controlling interests		--	--	--	--	--	--	(312)	(312)
Purchase of treasury stock		--	--	--	--	(10)	(10)	--	(10)
Stock issued under stock option plan		--	(146)	--	--	146	--	--	--
Non-cash compensation charges under stock option plans		--	269	--	--	--	269	--	269

Balance as of December 31, 2012	¥	54,961	77,427	430,332	(8,586)	(9,612)	544,522	10,926	555,448

See accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

FIN-59

TOKYO ELECTRON LIMITED AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

Nine months ended December 31, 2013 and 2012

	Millions of Yen
		2013	2012
Cash flows from operating activities:
Net loss	¥	(6,836)	(14,426)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization		19,999	17,576
Inventory write downs		18,037	12,593
Impairment of goodwill		6,529	28,173
Net gains (losses) on sales and disposals of property, plant and equipment		143	(649)
Deferred income taxes		16,517	1,797
Change in assets and liabilities:
Trade notes and accounts receivable		(31,570)	32,140
Inventories		(76,149)	31,235
Other current assets		(6,918)	20,557
Accounts payable		12,274	(20,958)
Customer advances		35,708	(26,380)
Income taxes payable		1,720	(2,682)
Accrued pension and severance costs		2,321	2,595
Other liabilities		486	(6,267)
Other, net		(5,143)	(2,303)

Net cash provided by (used in) operating activities		(12,882)	73,001

Cash flows from investing activities:
Payment for purchases of short-term investments		(84,564)	(126,500)
Proceeds from sale of short-term investments		110,000	46,500
Payments for purchases of property, plant and equipment		(6,970)	(15,668)
Proceeds from sales of property, plant and equipment		253	3,518
Payments for acquisitions of intangible assets		(1,439)	(876)
Payments for acquisitions of investments in consolidated subsidiaries, net of cash acquired		(29)	(55,069)
Other, net		(474)	(2,407)

Net cash provided by (used in) investing activities		16,777	(150,502)

Cash flows from financing activities:
Net proceeds from (repayments of) short-term borrowings		8,839	(3,022)
Proceeds from long-term borrowings		2,000	--
Dividends paid to Tokyo Electron Limited stockholders		(9,139)	(9,317)
Dividends paid to non-controlling interests		(314)	(312)
Decrease (Increase) in treasury stock, net		(25)	(10)
Other, net		(205)	(251)

Net cash provided by (used in) financing activities		1,156	(12,912)

Effect of foreign currency exchange rate changes on cash and cash equivalents		(5,900)	(3,020)
Net decrease in cash and cash equivalents		(849)	(93,433)

Cash and cash equivalents at beginning of period		83,974	158,776

Cash and cash equivalents at end of period	¥	83,125	65,343

See accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

FIN-60

Notes to Unaudited Condensed Consolidated Financial Statements

(1)	Basis of Presentation

Management of Tokyo Electron Limited (the “Company”) and its subsidiaries (hereinafter collectively referred as “Tokyo Electron”) have prepared these unaudited interim condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable provisions of the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by the rules and regulations of the SEC. Accordingly, these unaudited interim condensed consolidated financial statements should be read in conjunction with the annual consolidated financial statements and notes thereto contained elsewhere in this document. The Unaudited Condensed Consolidated Balance Sheet as of March 31, 2013 included herein was derived from Tokyo Electron annual consolidated financial statements as of that date included elsewhere in this document.

The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the Tokyo Electron annual consolidated financial statements included in this document, and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the Tokyo Electron’s Condensed Consolidated Balance Sheet as of December 31, 2013, and the Condensed Consolidated Statements of Operations, and Comprehensive Income (Loss), Changes in Stockholders’ Equity and Cash Flows for the nine months ended December 31, 2013 and 2012. The results for nine months ended December 31, 2013 are not necessarily indicative of the results to be expected for the year ending March 31, 2014.

On September 24, 2013, the Company entered into an agreement with Applied Materials, Inc. (“Applied”), a Delaware corporation and global provider of SPE, FPD and PV production equipment, to effect a strategic combination of their respective businesses (the “Business Combination”). Pursuant to the Business Combination, the Company will become a wholly-owned subsidiary of TEL-Applied Holdings B.V. (“HoldCo”), a newly formed holding company organized under the laws of the Netherlands, whereby each of the issued and outstanding shares of the Company will be exchanged for 3.25 ordinary shares of the HoldCo. Consummation of the Business Combination is subject to customary conditions, including approval by Applied stockholders and the Company’s shareholders and regulatory approvals. The accompanying Tokyo Electron U.S. GAAP unaudited condensed consolidated financial statements do not include any adjustments that might result from consummation of the Business Combination.

(2)	Recent Accounting Pronouncements

Tokyo Electron adopted the Accounting Standards Update (“ASU”) 2013-02 “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income”, starting in the first quarter of the fiscal year ending March 31, 2014. This update requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component, and to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. ASU 2013-02 being a disclosure regulation, such adoption did not have any impact on Tokyo Electron’s financial position and results of operations. The disclosures required by ASU 2013-02 are provided in Note (10) Comprehensive Income (Loss).

(3)	Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management of Tokyo Electron to make of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ significantly from those estimates.

Significant items subject to such estimates and assumptions include valuation allowances for trade notes and accounts receivable and deferred tax assets; unrecognized tax benefits; deferred tax liabilities of the undistributed

FIN-61

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

earnings of foreign subsidiaries; recoverability of the carrying value of inventories, investments and long-lived assets; useful lives of long-lived assets; valuation of derivatives; share-based compensation, accrued liabilities for employee benefit obligations; warranties and contingent liabilities.

(4)	Trade Notes and Accounts Receivable

Trade receivables as of December 31, 2013 and March 31, 2013 are summarized as follows:

		Millions of Yen
		December 31, 2013	March 31, 2013
Notes receivable	¥	2,949	2,418
Accounts receivable		95,305	60,314
Less allowance for doubtful accounts		(2,074)	(2,103)

	¥	96,180	60,629

(5)	Inventories

Inventories as of December 31, 2013 and March 31, 2013 consist of the following:

		Millions of Yen
		December 31, 2013	March 31, 2013
Finished goods	¥	212,334	162,902
Work in process		43,695	32,467
Raw materials		15,861	14,843

	¥	271,890	210,212

Inventory write-downs of ¥18,037 million and ¥12,593 million for the nine months ended December 31, 2013 and 2012, respectively are included in cost of sales.

(6)	Investments

Short-term investments and investment securities as of December 31, 2013 and March 31, 2013 are as follows:

		Millions of Yen
		December 31, 2013	March 31, 2013
Short-term investments
Marketable debt securities	¥	119,504	135,000
Time deposits and certificates of deposit		11,615	19,816

	¥	131,119	154,816

Investment securities
Marketable securities	¥	15,546	14,732
Nonmarketable securities		3,755	3,257

	¥	19,301	17,989

FIN-62

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

Marketable debt securities in short-term investments consist of held-to-maturity securities, which include corporate bonds issued by financial institutions.

Marketable securities in investment securities consist of available-for-sale securities. The carrying amount, gross unrealized holding gains, gross unrealized holding losses and fair value for such securities by each securities type as of December 31, 2013 and March 31, 2013 are as follows:

		Millions of Yen
		Cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value
December 31, 2013:
Equity securities
Manufacturing companies	¥	4,749	6,254	1	11,002
Other		3,687	857	--	4,544
	¥	8,436	7,111	1	15,546
March 31, 2013:
Equity securities
Manufacturing companies	¥	4,749	5,337	4	10,082
Other		3,687	963	--	4,650
	¥	8,436	6,300	4	14,732

FIN-63

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(7)	Disclosures about the Fair Value of Financial Instruments

Cash and cash equivalents, Short-term investments, Trade notes and accounts receivable, Other current assets, Short-term borrowings, Accounts payable (trade, other), and Other current liabilities

The carrying amounts approximate fair value because of the short maturity of these instruments.

Investment securities

The fair values of Tokyo Electron’s marketable securities are based on quoted market prices.

Long-term borrowings

The fair values of Tokyo Electron’s long-term borrowings are based on the present value of future cash flows associated with borrowings discounted using current borrowing rate for similar debt instruments of comparable maturity.

Derivative financial instruments

The fair values of derivative financial instruments, comprised solely of foreign exchange forward contracts, are estimated by obtaining quotes from brokers.

The estimated fair values of Tokyo Electron’s financial instruments as of December 31, 2013 and March 31, 2013 are summarized as follows:

		Millions of Yen
		December 31, 2013		March 31, 2013
		Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Non-derivatives:
Assets:
Investment securities
Marketable securities	¥	15,546	15,546	14,732	14,732

Liabilities:
Long-term borrowings		2,000	2,000	--	--

Derivatives:
Foreign exchange
forward contracts:
Assets	¥	663	663	77	77
Liabilities		8,939	8,939	3,628	3,628

Foreign exchange forward contracts assets and liabilities are included in other current assets and liabilities and other assets and liabilities.

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of

FIN-64

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(8)	Fair Value Measurements

Assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2013 and March 31, 2013 are as follows.

December 31, 2013:		Millions of Yen
		Level 1	Level 2	Level 3	Total
Assets:
Investment securities available for sale:
Manufacturing companies	¥	11,002	--	--	11,002
Other		4,544	--	--	4,544
Derivatives:
Foreign exchange forward contracts		--	663	--	663

Total	¥	15,546	663	--	16,209

Liabilities:
Derivatives:
Foreign exchange forward contracts	¥	--	8,939	--	8,939

Total	¥	--	8,939	--	8,939

March 31, 2013:		Millions of Yen
		Level 1	Level 2	Level 3	Total
Assets:
Investment securities available for sale:
Manufacturing companies	¥	10,082	--	--	10,082
Other		4,650	--	--	4,650
Derivatives:
Foreign exchange forward contracts		--	77	--	77

Total	¥	14,732	77	--	14,809

Liabilities:
Derivatives:
Foreign exchange forward contracts	¥	--	3,628	--	3,628

Total	¥	--	3,628	--	3,628

Investment securities available for sale

Level 1 investment securities are comprised principally of equity securities, which are measured using quoted market prices in active markets.

FIN-65

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

Derivatives

Derivatives represent foreign exchange forward contracts. Derivatives are measured based on observable market data in active markets and are classified in Level 2 in the fair value hierarchy.

(9)	Risk Management, and Derivatives and Hedging Activities

Risk management policy and foreign currency exchange rate risk management

Tokyo Electron is subject to risk from adverse fluctuations in foreign currency exchange rates in its operating and financing activities. The Company and its listed Japanese subsidiary enter into foreign exchange forward contracts in order to hedge such risks, but do not enter into such transactions for speculative purposes. Foreign exchange forward contracts generally have maturities of less than twelve months. These contracts are used to reduce Tokyo Electron’s risk associated with exchange rate movements, as gains and losses on these contracts are intended to offset exchange losses and gains on underlying exposures. Changes in fair value of foreign exchange forward contracts are recognized in other income (expense). Tokyo Electron is exposed to the risk of credit-related losses in the event that the counterparties are unable to meet the terms of the derivative financial instrument contracts, but it is not expected that any counterparties will fail to meet their obligations given their high credit ratings.

However, these derivative instruments do not qualify for hedge accounting as they do not meet the hedging criteria. Therefore, any gain or loss from the instruments is reported in income immediately.

Contract amounts of foreign exchange forward contracts as of December 31, 2013 and March 31, 2013 are as follows:

		Millions of Yen
		December 31, 2013	March 31, 2013

To sell foreign currencies	¥	114,582	94,121
To buy foreign currencies		17,848	11,391

The estimated fair values of Tokyo Electron’s derivative instruments as of December 31, 2013 and March 31, 2013 are summarized as follows:

			Millions of Yen
	Condensed Consolidated Balance Sheets location		December 31, 2013	March 31, 2013
Foreign exchange forward contracts:
Assets	Other current assets	¥	659	77
	Other assets		4	--
Liabilities	Other current liabilities	¥	8,329	3,302
	Other liabilities		610	326

FIN-66

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

Effect of derivative instruments on the Condensed Consolidated Statements of Operations

Gain (loss) on derivative instruments recognized in the Condensed Consolidated Statements of Operations for the nine months ended December 31, 2013 and 2012 are as follows:

		Millions of Yen
	Condensed Consolidated Statements of Operations location	December 31, 2013	December 31, 2012

Foreign exchange forward contracts:	Foreign currency exchange gain (loss), net	¥(13,309)	(5,990)

(10)	Comprehensive Income (Loss)

Change in accumulated other comprehensive income (loss) for the nine months ended December 31, 2013 and 2012 are as follows:

		Millions of Yen
		Nine months ended December 31, 2013
		Unrealized gains or losses on securities	Pension liability adjustments	Foreign currency translation adjustments	Total
Balance at beginning of period	¥	3,979	(6,089)	(2,175)	(4,285)
Other comprehensive income (loss) before reclassifications		523	(36)	11,610	12,097
Amounts reclassified from accumulated other comprehensive income (loss)		--	135	--	135

Net current-period other comprehensive income		523	99	11,610	12,232
Less: Other comprehensive income attributable to non-controlling interests		--	7	87	94

Other comprehensive income attributable to Tokyo Electron		523	92	11,523	12,138

Balance at end of period	¥	4,502	(5,997)	9,348	7,853

FIN-67

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

		Millions of Yen
		Nine months ended December 31, 2012
		Unrealized gains or losses on securities	Pension liability adjustments	Foreign currency translation adjustments	Total
Balance at beginning of period	¥	3,386	(5,108)	(7,757)	(9,479)
Other comprehensive income (loss) before reclassifications		(665)	(39)	1,519	815
Amounts reclassified from accumulated other comprehensive income (loss)		(17)	138	--	121

Net current-period other comprehensive income (loss)		(682)	99	1,519	936
Less: Other comprehensive income attributable to non-controlling interests		--	5	38	43

Other comprehensive income (loss) attributable to Tokyo Electron		(682)	94	1,481	893

Balance at end of period	¥	2,704	(5,014)	(6,276)	(8,586)

Reclassifications out of accumulated other comprehensive income (loss) for the nine months ended December 31, 2013 and 2012 are as follows:

		Millions of Yen
		Nine months ended December 31, 2013	Affected line items in Condensed Consolidated Statements of Operations
Pension liability adjustments
Amortization of prior service cost and actuarial loss	¥	(207)	(1)

		(207)	Total before tax
		72	Income taxes

	¥	(135)	Net of tax

(1)	This amount is included in the computation of net periodic pension cost.

		Millions of Yen
		Nine months ended December 31, 2012	Affected line items in Condensed Consolidated Statements of Operations
Pension liability adjustments
Amortization of prior service cost and actuarial loss	¥	(210)	(1)

		(210)	Total before tax
		72	Income taxes

	¥	(138)	Net of tax

(1)	This amount is included in the computation of net periodic pension cost.

FIN-68

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

The component of other comprehensive income (loss) and adjustments including amounts attributable to non-controlling interests for the nine months ended December 31, 2013 and 2012 are as follows:

		Millions of Yen
		Pre-tax amount	Tax (expense) benefit	Net-of-tax amount
Nine months ended December 31, 2013:
Unrealized gains or losses on securities:
Unrealized gains or losses arising during the period	¥	814	(291)	523
Less reclassification adjustments for gains or losses included in net income (loss)		--	--	--
Pension liability adjustments:
Net actuarial gains or losses arising during the period		(62)	26	(36)
Less reclassification adjustments for gains or losses included in net income (loss)		207	(72)	135
Foreign currency translation adjustments		11,610	--	11,610

Other comprehensive income (loss)	¥	12,569	(337)	12,232

Nine months ended December 31, 2012:
Unrealized gains or losses on securities:
Unrealized gains or losses arising during the period	¥	(1,032)	367	(665)
Less reclassification adjustments for gains or losses included in net income (loss)		(26)	9	(17)
Pension liability adjustments:
Net actuarial gains or losses arising during the period		(49)	10	(39)
Less reclassification adjustments for gains or losses included in net income (loss)		210	(72)	138
Foreign currency translation adjustments		1,519	--	1,519

Other comprehensive income	¥	622	314	936

(11)	Dividends and Legal Reserve

Under Japanese laws and regulations, in cases where dividend distribution of surplus is made, the lesser of an amount equal to 10% of the dividend or the excess, if any, of 25% of common stock over the total of additional paid-in capital and legal reserve must be set aside as additional paid-in capital or legal reserve. Legal reserve is included in retained earnings in the accompanying Condensed Consolidated Balance Sheets. Both appropriations of legal reserve and additional paid-in capital used to eliminate or reduce a deficit generally require a resolution of the Company’s shareholders’ meeting.

Cash dividends charged to retained earnings during the nine months ended December 31, 2013 and 2012 represent dividends paid out during those periods.

FIN-69

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

The amount available for dividends under the Companies Act of Japan is based on the amount recorded in the Company’s non-consolidated books of account in accordance with accounting standards generally accepted in Japan. The Company adopted the restriction of dividends, which restricts the amount of dividends to retained earnings on a consolidated basis. The adjustments included in the condensed consolidated financial statements in order to conform with accounting principles generally accepted in the United States of America have no effect on the determination of retained earnings available for dividends under the Companies Act of Japan. The amount available for dividends in the Company’s non-consolidated books of account under the Companies Act of Japan was to ¥246,183 million as of March 31, 2013.

At the Company’s general shareholders’ meeting on June 23, 2006, in accordance with the Companies Act of Japan, the Company amended the articles to allow for the distribution of earnings to shareholders on dates other than the mid-term and year-end by resolution of the board of directors.

(12)	Accrued Pension and Severance Costs

Employees of the Company and its subsidiaries in Japan are entitled, under most circumstances, to lump-sum indemnities or pension payments as described below. For employees voluntarily retiring under normal circumstances, the minimum payment is an amount based on the length of service and certain other factors. In calculating the minimum payment for employees involuntarily retiring, including employees retiring due to meeting mandatory retirement age requirements, Tokyo Electron may grant additional benefits.

The Company and its Japanese subsidiaries have defined benefit plans (cash balance plans and noncontributory retirement benefit plans) covering substantially all their employees who meet eligibility requirements. The benefits under the plans are based on length of service and certain other factors. The cash balance plans provide for pension or lump-sum payment benefits to employees who retired or terminated their employment for reasons other than dismissal for cause. Under the cash balance plan, each participant has an account which is credited annually based on the current rate of pay and market-related interest rates. The noncontributory retirement benefit plans provide for lump-sum payments to employees who retired or terminated their employment for reasons other than dismissal for cause.

Effective from April 1, 2005, Tokyo Electron has revised its traditional executive compensation system, under which, with respect to directors’ and statutory auditors’ resignations, lump-sum severance indemnities were calculated using a similar formula and are normally paid subject to the approval of Tokyo Electron’s stockholders. With this revision, Tokyo Electron has abolished the system of accrued pension and severance costs for directors and statutory auditors effective from April 1, 2005. Accrued pension and severance costs for directors and statutory auditors as of March 31, 2005 will remain until settlement of the obligation, or upon retirement of the directors and statutory auditors.

Certain subsidiaries of the Company have employee savings and retirement plans to eligible employees, which are qualified under Section 401(k) of the Internal Revenue Code in the United States of America, or under similar regulations in Europe. The plan allows participants to elect to contribute up to 50% of their eligible compensation up to a certain maximum level. Tokyo Electron contributes an amount determined annually at the discretion of the Company, not to exceed 100% of the first 5% of eligible compensation a participant elects to contribute to the plan.

FIN-70

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

The net periodic benefit cost for Tokyo Electron’s employee retirement and severance defined benefit plans for the nine months ended December 31, 2013 and 2012 consist of the following components:

		Millions of Yen
		Nine months ended December 31, 2013		Nine months ended December 31, 2012
		Japanese Plans	Foreign Plans	Japanese Plans	Foreign Plans
Service cost - benefits earned during the period	¥	4,639	513	4,210	162
Interest cost on projected benefit obligations		1,158	187	1,398	34
Expected return on plan assets		(767)	(169)	(665)	(22)
Amortization of prior service cost and actuarial loss		189	18	189	21

	¥	5,219	549	5,132	195

(13)	Share-Based Compensation

Stock option plan

Tokyo Electron has stock-based compensation plans as incentive for directors and selected employees. The options under the plans vest immediately with restriction on exercise up to mainly three years after the date of grant, and have an exercise period of mainly twenty years from the date of grant.

Share-based compensation cost that has been included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations amounted to ¥301 million and ¥269 million for the nine months ended December 31, 2013 and 2012, respectively. The recognized tax benefits related to share-based compensation cost were ¥107 million and ¥96 million for the nine months ended December 31, 2013 and 2012, respectively. The tax benefits realized from stock options exercised were ¥37 million and ¥46 million for the nine months ended December 31, 2013 and 2012, respectively. As of December 31, 2013, there was ¥324 million of unrecognized compensation cost for non-vested options that will be recognized over the weighted-average period of 1.1 years.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Expected option terms are based on the assumption that the options would be exercised evenly during the exercise period as no sufficient historical data was available for valuation purposes. The risk-free rate for the expected term of the option is based on the yield curve of Japanese government bonds in effect at the time of grant. Expected volatilities are based on implied volatilities from historical volatility of the Company’s shares. Expected dividends yields are based on five-year historical data.

FIN-71

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

The weighted-average fair value per share for stock options granted during the nine months ended December 31, 2012 was calculated based on the Black-Scholes option-pricing model by using the following weighted-average assumptions. There were no new stock options granted during the nine months ended December 31, 2013.

		Nine months ended December 31, 2012
Valuation assumptions:
Options to purchase shares of the Company
Grant-date fair value	¥	2,837
Expected dividend yield		2.55%
Expected volatility		45.78%
Expected term (years)		11.49
Risk-free interest rate		0.98%

(14)	Net Loss per Share

A reconciliation of the numerators and denominators for the basic and diluted net loss attributable to Tokyo Electron Limited stockholders per share computations is as follows:

	Millions of Yen
	Nine months ended December 31, 2013	Nine months ended December 31, 2012

Net loss attributable to Tokyo Electron Limited	¥(6,993)	(14,607)
Effect of dilutive securities	--	--

Diluted net loss	¥(6,993)	(14,607)

	Number of shares
	December 31, 2013	December 31, 2012
Average common shares outstanding	179,190,171	179,175,008
Effect of dilutive securities:
Stock options	--	--

Diluted common shares outstanding	179,190,171	179,175,008

Due to anti-dilutive effect, the dilutive securities related to stock options are excluded from the calculation of diluted net loss attributable to Tokyo Electron Limited stockholders per share for the nine months ended December 31, 2013 and 2012, respectively.

FIN-72

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(15)	Commitments and Contingencies

As of December 31, 2013, Tokyo Electron does not have any material commitments to purchase inventories or property, plant and equipment.

Tokyo Electron, from time to time, is subject to potential liability under various lawsuits and claims. Such lawsuits and claims include product liability and personal injury lawsuits or claims, and other claims. As of December 31, 2013 and 2012, there were no significant accrued liabilities for legal contingencies and claims, and the amounts charged to expense during those periods were insignificant. There is currently no major pending litigation or claims against Tokyo Electron.

Tokyo Electron’s products are generally subject to warranty, and Tokyo Electron records an accrued liability for estimated warranty costs when product revenue is recognized. Parts and labor are covered under the terms of the warranty agreement. The accrued warranty liability is based on historical experience by product and geographic region and included in accrued expenses in the Condensed Consolidated Balance Sheets. The movement in the accrued warranty liability for the nine months ended December 31, 2013 and 2012 are as follows:

		Millions of Yen
		Nine months ended December 31, 2013	Nine months ended December 31, 2012
Balance at beginning of period	¥	6,614	5,848
Warranty claims paid during the period		(3,084)	(5,953)
Warranty provision charged to expense		3,128	4,989
Newly consolidated subsidiaries		--	2,338

Balance at end of period	¥	6,658	7,222

(16)	Goodwill and Acquired Intangible Assets

(a) Goodwill

TEL NEXX, Inc. was acquired on May 1, 2012 for the purpose of acquiring deposition technologies for advanced packaging. Because of delays in customers’ adoption of the Through Silicon Via (TSV) technology in the wiring process, and the decreased sales and orders forecast for the third and fourth quarters of the year ending March 31, 2014, the Company revised the business plans and reassessed TEL NEXX’s goodwill and intangible assets during the third quarter ended December 31, 2013 and, as a result, an impairment loss on goodwill of ¥6,529 million was recognized and reflected in the Condensed Consolidated Statements of Operations for the nine months ended December 31, 2013.

TEL Solar Holding AG was acquired on November 26, 2012. Tokyo Electron allocated the purchase price of this acquisition to assets acquired and liabilities assumed based on their estimated fair value, determined through established and generally accepted valuation techniques and recent business plan. Initial results of the purchase price allocation indicated that there was an excess of the purchase price over the aggregated estimated fair value of the assets acquired and liabilities assumed of ¥28,173 million. However, based on the analysis of the post-acquisition business plan and the diminishing industry outlook, which became apparent during the measurement period ended in November 2013, management concluded that the business is not expected to generate any future net cash inflows and, therefore, the carrying value of the goodwill will not be recovered. Accordingly, Tokyo Electron recognized a ¥28,173 million impairment charge and reflected it in the Condensed Consolidated Statements of Operations for the nine months ended December 31, 2012.

FIN-73

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

Such an impairment charge was attributable to a significant excess production capacity rapidly generated in the global market in recent years, which was not foreseen when Tokyo Electron made a decision to acquire Solar Holding in 2012.

Changes in the carrying amount of goodwill by segment for the nine months ended December 31, 2013 and 2012 is as follows:

		Millions of Yen
		Nine months ended December 31, 2013
		SPE	FPD	PV	EC/CN	Total
Gross carrying amount:
Balance at beginning of period	¥	15,319	--	31,625	--	46,944
Acquisition during the period		--	--	--	--	--
Translation Adjustments		1,946	--	6,057	--	8,003

Balance at end of period		17,265	--	37,682	--	54,947

Accumulated impairment losses
Balance at beginning of period	¥	--	--	(31,625)	--	(31,625)
Goodwill impaired during the period		(6,529)	--	--	--	(6,529)
Translation Adjustments		(396)	--	(6,057)	--	(6,453)

Balance at end of period		(6,925)	--	(37,682)	--	(44,607)

Net carrying amount		10,340	--	--	--	10,340

		Millions of Yen
		Nine months ended December 31, 2012
		SPE	FPD	PV	EC/CN	Total
Gross carrying amount:
Balance at beginning of period	¥	--	--	--	--	--
Acquisition of NEXX Systems		8,379	--	--	--	8,379
Acquisition of FSI International		3,503	--	--	--	3,503
Acquisition of Magnetic Solutions		1,089	--	--	--	1,089
Acquisition of Solar Holding		--	--	28,173	--	28,173
Translation Adjustments		1,163	--	2,082	--	3,245

Balance at end of period		14,134	--	30,255	--	44,389

Accumulated impairment losses
Balance at beginning of period	¥	--	--	--	--	--
Goodwill impaired during the period		--	--	(28,173)	--	(28,173)
Translation Adjustments		--	--	(2,082)	--	(2,082)

Balance at end of period	¥	--	--	(30,255)	--	(30,255)

Net carrying amount		14,134	--	--	--	14,134

FIN-74

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(b) Intangible Assets

Intangible assets consist of the following as of December 31, 2013 and March 31, 2013:

		Millions of Yen
	December 31, 2013
	Amortization period		Gross carrying amount	Accumulated amortization	Net carrying amount
Amortizable intangible assets:
Acquired intangible assets
Developed technology	3-10 years	¥	3,390	728	2,662
Customer relationships	5-14 years		11,855	1,577	10,278
Noncompete agreements	2.5 years		1,001	515	486
Other intangible assets
Software	3-5 years		20,695	17,940	2,755
Other	2-10 years		12,073	8,713	3,360

Amortizable intangible assets			49,014	29,473	19,541

Indefinitely lived intangible assets
Trade names			1,974	--	1,974

Total intangible assets		¥	50,988	29,473	21,515

During the third quarter ended December 31, 2013, the impact of the impairment of acquired intangible assets associated with trade names of TEL NEXX, Inc. on the gross carrying amount of the indefinitely lived intangible assets was ¥218 million.

		Millions of Yen
	March 31, 2013
	Amortization period		Gross carrying amount	Accumulated amortization	Net carrying amount
Amortizable intangible assets:
Acquired intangible assets
Developed technology	3-10 years	¥	2,999	293	2,706
Customer relationships	5-14 years		10,626	757	9,869
Noncompete agreements	2.5 years		893	198	695
Other intangible assets
Software	3-5 years		21,047	19,013	2,034
Other	2-10 years		11,773	8,415	3,358

Amortizable intangible assets			47,338	28,676	18,662

Indefinitely lived intangible assets
Trade names	--		1,968	--	1,968

Total intangible assets		¥	49,306	28,676	20,630

FIN-75

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

No significant intangible assets were acquired in the nine months ended December 31, 2013.

Aggregate amortization expenses for the nine months ended December 31, 2013 and 2012 were ¥2,390 million and ¥1,618 million, respectively.

(17)	Segment Information

Operating segments

Tokyo Electron has four operating segments: Semiconductor Production Equipment (“SPE”) segment, Flat Panel Display production equipment (“FPD”) segment, Photovoltaic panel production equipment (“PV”) segment, and Electronic Components and Computer Networks (“EC/CN”) segment. Prior to April 1, 2013, the FPD and PV operations were considered a single operating segment. Effective April 1, 2013, the FPD and PV are separate operating segments. The segment information presented herein reflects Tokyo Electron’s current operating segments.

Tokyo Electron’s chief operating decision-maker (“CODM”) is the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for Tokyo Electron. Each operating segment is separately managed and has separate financial results that are regularly reviewed by the CODM.

The SPE segment principally develops, manufactures, sells and distributes SPE including coaters/developers, plasma etch systems, thermal processing systems, single wafer deposition systems, cleaning systems used in wafer processing, wafer probers used in the wafer testing process and other semiconductor production equipment. The FPD segment principally develops, manufactures, sells and distributes FPD production equipment, including coaters/developers, and plasma etch/ash system used in the manufacture of flat panel displays. The PV segment principally develops, manufactures, sells and distributes PV panel production equipment used in the manufacturing of thin film silicon PV panels. The EC/CN segment principally designs, develops, procures, and distributes semiconductor products centering on IC, other electronic components and computer networks. The Other segment consists of group-wide logistic services, facility maintenance and insurance and other administrative services primarily focused on providing services within Tokyo Electron’s group entities in Japan.

Tokyo Electron’s CODM evaluates the segment performance based on the measure of segment profit (loss), which is primarily determined using accounting principles generally accepted in Japan (“Japanese GAAP”), and, as described below, is further adjusted to exclude costs and expenses. Intersegment sales or transfers are determined based on current market prices. Certain buildings in common use are not included in segment assets, while their related depreciation costs have been allocated to the operating segments based on the floor space used by each segment.

Segment profit (loss) is determined by excluding certain corporate general and administration expenses and finance expense (income) that are not allocated to operating segments, such as fundamental R&D costs and the remuneration of executive management, from income before income taxes.

Segment assets exclude corporate assets which consist primarily of cash and cash equivalents, short-term investments and buildings.

FIN-76

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

		Millions of Yen
Nine months ended December 31, 2013:		SPE	FPD	PV	EC/CN	Other	Total Segments
Sales to external customers	¥	297,058	18,207	4,485	72,816	334	392,900
Intersegment sales or transfers		29	--	--	741	8,556	9,326
Total segment net sales		297,087	18,207	4,485	73,557	8,890	402,226
Segment profit (loss)		37,950	294	(42,006)	201	1,052	(2,509)

		Millions of Yen
Nine months ended December 31, 2012:		SPE	FPD	PV	EC/CN	Other	Total Segments
Sales to external customers	¥	282,723	13,847	65	61,571	305	358,511
Intersegment sales or transfers		28	--	--	575	8,095	8,698
Total segment net sales		282,751	13,847	65	62,146	8,400	367,209
Segment profit (loss)		33,626	(3,997)	(1,393)	861	1,008	30,105

The following tables present reconciliations of total segment net sales and total segment profit (loss) to the corresponding amounts included in the accompanying condensed consolidated financial statements.

		Millions of Yen
Reconciliation of total segment net sales to condensed consolidated net sales		Nine months ended December 31, 2013	Nine months ended December 31, 2012
Total Segment net sales	¥	402,226	367,209
Eliminations of intersegment sales		(9,326)	(8,698)

U.S. GAAP adjustments		(12,763)	57,305

Condensed consolidated net sales	¥	380,137	415,816

FIN-77

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

Reconciliation of total segment profit (loss) to condensed consolidated loss before income taxes		Millions of Yen
		Nine months ended December 31, 2013	Nine months ended December 31, 2012
Total Segment profit (loss)	¥	(2,509)	30,105
Eliminations of intersegment profit (loss) and Corporate		(35,033)	(20,756)
U.S. GAAP adjustments:
Revenue recognition		(819)	13,968
Depreciation and amortization of property, plant and equipment and intangible assets		(1,362)	1,286
Pension expense		(477)	(565)
Accrued vacation		(309)	(302)
Reversal of amortization of goodwill		3,935	1,407
Inventory write-downs		(2,493)	266
Foreign exchange transaction		(5,383)	588
Difference of effective acquisition date		--	(1,113)
Goodwill impairment		29,948	(28,173)
Impairment of property, plant and equipment and intangible assets		8,140	--
Other		(456)	(1,357)

Condensed consolidated loss before income taxes	¥	(6,818)	(4,646)

Eliminations and Corporate:

(1)

“Eliminations of intersegment profit (loss) and corporate” segment profit (loss) totaling ¥35,033 million and ¥20,756 million for the nine months ended December 31, 2013 and 2012, respectively, includes corporate expenses not allocated to any operating segments. The corporate expenses consist primarily of R&D costs of ¥14,741 million and ¥15,156 million for the nine months ended December 31, 2013 and 2012, respectively, pertaining to fundamental research and element research, which are not allocated to any operating segments, and loss on impairment of ¥8,938 million relating to building and structures that became idle as a result of a facility restructuring for the nine months ended December 31, 2013. Other corporate expense consist mainly of advertising costs, branding costs and costs related to management, legal, etc. Eliminations consist of elimination of intersegment profit (loss) which amounted to ¥2,915 million and ¥1,989 million for the nine months ended December 31, 2013 and 2012, respectively.

U.S. GAAP Reconciling Adjustments:

Revenue recognition

The adjustments to reconcile sales to external customers to net sales recorded in the Condensed Consolidated Statements of Operations relate primarily to the timing of revenue recognition. For example, under U.S. GAAP, certain revenue is recognized when the related installation is completed and the equipment is accepted by the customer.

Under Japanese GAAP, certain revenue is recognized when the related installation is completed.

Depreciation and amortization of property, plant and equipment and intangible assets

Under U.S. GAAP, depreciation is computed using the straight-line method.

Under Japanese GAAP, depreciation for certain plant and equipment is computed using the declining balance method.

FIN-78

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

Pension expense

Under U.S. GAAP and Japanese GAAP, defined benefit plans are accounted for in a similar manner. However, certain adjustments are necessary due primarily to the difference in an amortization method of unrecognized actuarial gain and loss between U.S. GAAP and Japanese GAAP.

Accrued vacation

Under U.S. GAAP, unused paid vacations are recognized as a liability, which is not required under Japanese GAAP.

Goodwill

Under U.S. GAAP, goodwill is not amortized.

Under Japanese GAAP, goodwill is amortized by the straight-line method over a period not exceeding 20 years.

Inventory write-downs

Under U.S. GAAP and Japanese GAAP, inventories are valued the lower the cost or market. Under Japanese GAAP, when it is not practicable to use net realizable value for slow moving inventories, regulatory basis write-down by using certain ratios based on the inventory turnover period is permitted. There is no such exception under U.S. GAAP.

Foreign exchange transaction

Under U.S. GAAP, gains and losses on intercompany foreign currency transactions that are of a long term investment nature are included in translation adjustments, which is not required under Japanese GAAP.

Under U.S. GAAP, an entity’s functional currency is the currency of the environment in which an entity primarily generates and expends cash. Under Japanese GAAP, functional currency is determined based on the legal entity.

Foreign exchange forward contracts do not qualify for hedge accounting as they do not meet the hedging criteria under U.S. GAAP. Any gain or loss from foreign exchange forward contracts is reported in income immediately.

Difference of effective acquisition date

Under U.S. GAAP, an acquisition is accounted for based on the effective acquisition date. Under Japanese GAAP, the end of an accounting period near the consummation of the business combination may be designated as the effective acquisition date.

Goodwill impairment

Goodwill impairment is disclosed in Note (16).

Goodwill impairment amount are different between U.S. GAAP and Japanese GAAP due to mainly amortization of goodwill under Japanese GAAP.

Impairment of property, plant and equipment and intangible assets

Under U.S. GAAP, for a long-lived asset to be abandoned before the end of its previously estimated useful life, depreciation estimates are revised to reflect the use of the asset over its shortened useful life. In the case of idle assets, impairment loss is recognized under Japanese GAAP.

Certain impairment loss has been recognized in prior periods under U.S. GAAP due to differences in effective acquisition dates.

FIN-79

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

Other reconciling items

Other reconciling items consist of differences in accounting for allowance for doubtful accounts, investment in securities, etc, none of which are considered individually significant.

(18)	Subsequent Events

Withdrawal from the Photovoltaic Panel Production Equipment Business

On January 30, 2014, Tokyo Electron announced its withdrawal from the PV production equipment business. Tokyo Electron will scale down its business structure of the PV segment, by halting development, production and sales activities for PV production equipment and limiting operations to provide support for equipment already delivered. In response to this withdrawal, Tokyo Electron will consider downsizing the business through reducing personnel at Tokyo Electron’s Swiss subsidiary, while assigning personnel within the Tokyo Electron Group to provide support services for existing customers, after the business termination. The details of the downsizing have not yet been determined. As disclosed Note (16), impairment loss of ¥28,173 million on goodwill was recognized for the nine months ended December 31, 2012 for the PV segment.

FIN-80

ANNEX A – BUSINESS COMBINATION AGREEMENT

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

between:

APPLIED MATERIALS, INC.

a Delaware corporation;

and

TOKYO ELECTRON LIMITED,

a Japanese corporation (kabushiki kaisha)

Dated as of September 24, 2013

Exhibits

Exhibit A	Certain Definitions

Exhibit B	Form of Joinder Agreement

Exhibit C	Form of TEL Merger Agreement

Exhibit D	Form of HoldCo Articles of Association

Exhibit E	Form of HoldCo Board Rules

Exhibit F	Directors of HoldCo

BUSINESS COMBINATION AGREEMENT

THIS BUSINESS COMBINATION AGREEMENT (this “Agreement”) is made and entered into as of September 24, 2013, by and between: APPLIED MATERIALS, INC., a Delaware corporation (“Applied”); and TOKYO ELECTRON LIMITED, a Japanese corporation (kabushiki kaisha) (“TEL” and, collectively with Applied and each other Person who becomes a Party to this Agreement, the “Parties”). Capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A.        Each of Applied and TEL desires to effect a strategic combination of their respective businesses through a “merger of equals” business combination transaction as contemplated by this Agreement.

B.        In furtherance of the foregoing intentions, Applied and TEL propose that, upon the terms and subject to the conditions set forth in this Agreement: (1) Applied and TEL shall: (aa) form or cause to be formed a new naamloze vennootschap organized in the Netherlands (“HoldCo”), a new kabushiki kaisha to be organized in Japan (“TEL Merger Sub”), a new Delaware corporation (“Applied Merger Sub”), and another new Delaware corporation (“Applied U.S. HoldCo”), which is to be the direct parent of Applied Merger Sub; and (bb) cause HoldCo, TEL Merger Sub, Applied Merger Sub and Applied U.S. HoldCo to become parties to this Agreement promptly following each such entity’s formation by virtue of the execution and delivery of one or more Joinder Agreements substantially in the form attached hereto as Exhibit B; (2) TEL will merge with and into TEL Merger Sub (the “TEL Merger”), with TEL Merger Sub surviving the TEL Merger as a direct wholly owned subsidiary of HoldCo and the issued and outstanding shares of TEL Common Stock being converted into the right to receive ordinary shares, 0.01 euro par value per share, of HoldCo (“HoldCo Ordinary Shares”) in accordance with the TEL Conversion Ratio; and (3) immediately following consummation of the TEL Merger, Applied Merger Sub will merge with and into Applied (the “Applied Merger” and, together with the TEL Merger, collectively, the “Business Combination”), with Applied surviving the Applied Merger as an indirect wholly owned subsidiary of HoldCo and the issued and outstanding shares of Applied Common Stock being converted into the right to receive HoldCo Ordinary Shares in accordance with the Applied Conversion Ratio.

C.        The respective boards of directors of Applied and TEL have each unanimously determined that the Business Combination and the other Contemplated Transactions are consistent with, and will further, the business strategies and goals of Applied and TEL, and have each unanimously: (1) approved and declared advisable this Agreement and the Business Combination; and (2) determined, subject to the terms and conditions of this Agreement, to recommend that their respective stockholders, in the case of Applied, adopt this Agreement, and, in the case of TEL, approve the TEL Merger Agreement.

D.        For Japanese Tax purposes, it is intended that no tax will be levied upon: (1) TEL; (2) its stockholders (except to the extent that the TEL stockholders receive cash in lieu of fractional shares pursuant to the TEL Merger or receive cash pursuant to the exercise of dissenters’ rights); or (3) TEL Merger Sub (except with respect to any HoldCo shares issued to TEL upon HoldCo’s incorporation and transferred to HoldCo following the TEL Merger) resulting from the TEL Merger and any Contemplated Transactions effected in furtherance of the TEL Merger, and without limiting the foregoing, specifically that the TEL Merger and any Contemplated Transactions effected in furtherance of the TEL Merger:

(aa) will not subject TEL to gain or loss taxation on the market value of its assets and liabilities under Section 62 of the Japanese Corporation Tax Act;

(bb) in accordance with paragraph 2 of Section 61-2 and paragraph 1 of Section 24 of the Japanese Corporation Tax Act and paragraph 1 of Section 25 of the Japanese Income Tax Act as well as paragraph 3 of Section 37-10 of the Act on Special Measures Concerning Taxation, will not subject TEL stockholders to capital gains or deemed dividend taxation under paragraph 1 of Section 61-2 and Section 24 of the Japanese Corporation Tax Act or paragraph 1 of Section 37-10 of the Act on Special Measures Concerning Taxation and Section 25 of the Japanese Income Tax Act, except to the extent that the TEL stockholders receive cash in lieu of fractional shares pursuant to the TEL Merger or receive cash pursuant to the exercise of dissenters’ rights; and

(cc) will not subject TEL Merger Sub to capital gains taxation under paragraph 1 of Section 61-2 of the Japanese Corporation Tax Act, except with respect to any HoldCo shares issued to TEL upon HoldCo’s incorporation and transferred to HoldCo following the TEL Merger (collectively, the “TEL Intended Tax Treatment”).

AGREEMENT

The Parties agree as follows:

1.	TRANSACTION

1.1 Closing;	Effective Times.

(a)        The consummation of the business combination of Applied and TEL (the “Closing”) shall take place in the manner prescribed by Schedule 2.1 (the “Implementation Schedule”), including with respect to the timing and sequencing of certain actions (unless Applied and TEL agree otherwise), on a date to be designated jointly by Applied and TEL, which (except as otherwise mutually agreed by Applied and TEL) shall be no later than the 10th Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 5 (other than the conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions). The date in Japan on which the Closing actually takes place is referred to as the “Japan Closing Date” and the date in the United States on which the Closing actually takes place is referred to as the “United States Closing Date.”

(b)        Subject to the provisions of this Agreement, at the Closing:

(i)        the TEL Merger shall become effective at a time to be determined in accordance with the Implementation Schedule (unless Applied and TEL agree otherwise) (the time of such effectiveness, the “TEL Merger Effective Time”) in accordance with the terms of that certain TEL Merger Agreement substantially in the form of Exhibit C (with the final form of such agreement being referred to as the “TEL Merger Agreement”), to be entered into by TEL and TEL Merger Sub; and

(ii)      immediately following the TEL Merger Effective Time and the completion of the last-to-be-completed of the actions prescribed by the Implementation Schedule for the period between the TEL Merger Effective Time and the Applied Merger Effective Time, a certificate of merger satisfying the applicable requirements of the DGCL, in form and substance mutually agreeable to Applied and TEL, and duly executed by Applied (the “Applied Certificate of Merger”) shall be filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL and any other filings or recordings required under the DGCL in connection with the Applied Merger shall be made, and the Applied Merger shall become effective at the time of the filing of the Applied Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be designated jointly by Applied and TEL and specified in the Applied Certificate of Merger (the time as of which the Applied Merger becomes effective being referred to interchangeably as the “Applied Merger Effective Time” and the “Business Combination Effective Time”).”

1.2        The TEL Merger.

(a)        Merger of TEL into TEL Merger Sub. Upon the terms and subject to the conditions set forth in this Agreement and the Implementation Schedule, at the TEL Merger Effective Time, TEL shall be merged with and into TEL Merger Sub. By virtue of the TEL Merger, at the TEL Merger Effective Time, the

separate existence of TEL shall cease and TEL Merger Sub shall continue as the surviving corporation in the TEL Merger (the “TEL Surviving Corporation”).

(b)        Effects of the TEL Merger. The TEL Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Companies Act of Japan. Without limiting the generality of the foregoing and subject thereto, at the TEL Merger Effective Time, all of the property, rights, privileges, immunities, powers and franchises of TEL and TEL Merger Sub shall vest in the TEL Surviving Corporation, and all debts, liabilities and duties of TEL and TEL Merger Sub shall become the debts, liabilities and duties of the TEL Surviving Corporation.

(c)        Certificate of Incorporation, Board of Directors Rules, Directors and Officers of TEL Surviving Corporation. Upon the terms and subject to the conditions set forth in this Agreement, at the TEL Merger Effective Time, by virtue of the TEL Merger and without any further action on the part of any Person:

(i)        The Articles of Incorporation of the TEL Surviving Corporation shall be amended and restated to be in a form to be mutually agreed to by Applied and TEL.

(ii)        The Board of Directors Rules of the TEL Surviving Corporation shall be amended and restated to be in a form to be mutually agreed to by Applied and TEL.

(iii)        The directors and officers of the TEL Surviving Corporation shall be the individuals mutually agreed to by Applied and TEL.

(d)        Conversion of TEL Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the TEL Merger Effective Time, by virtue of the TEL Merger and without any further action on the part of any Person:

(i)        any shares of TEL Common Stock held in TEL’s treasury immediately prior to the TEL Merger Effective Time shall cease to exist, and no payment or distribution shall be made with respect thereto; and

(ii)        except for TEL Dissenting Shares or as provided in Section 1.2(d)(i), and, subject to Sections 1.6 and 1.8, each share of TEL Common Stock issued and outstanding as of immediately prior to the TEL Merger Effective Time shall be automatically converted into the right to receive 3.250 fully paid HoldCo Ordinary Shares (the ratio of 3.250 HoldCo Ordinary Shares to one share of TEL Common Stock, as such ratio may be adjusted in accordance with Section 1.9, the “TEL Conversion Ratio”).

(e)        TEL Dissenting Shares.

(i)        Notwithstanding anything in this Agreement to the contrary, any shares of TEL Common Stock that are issued and outstanding immediately prior to the TEL Merger Effective Time and that are held by any stockholder of TEL who shall have demanded properly in writing dissenters’ rights for such shares of TEL Common Stock in accordance with Section 785 of the Companies Act of Japan (any such shares being referred to as “TEL Dissenting Shares” until such time as such holder withdraws, fails to perfect or otherwise loses such holder’s appraisal rights under the provisions of the Companies Act of Japan with respect to such shares) shall at the TEL Merger Effective Time be automatically converted into treasury shares of TEL and subsequently cease to exist pursuant to Section 1.2(d)(i), and the holders of TEL Dissenting Shares shall be entitled only to payment of the appraised value of such TEL Dissenting Shares in accordance with the provisions of the Companies Act of Japan.

(ii)        Notwithstanding the provisions of Section 1.2(e)(i), if any TEL Dissenting Shares shall lose their status as such (through failure to perfect, waiver, withdrawal or otherwise) prior to the TEL Merger Effective Time, then such shares shall be deemed automatically, as of the TEL Merger Effective Time, to have been converted into, and to represent only, the right to receive HoldCo Ordinary Shares in accordance with Section 1.2(d)(ii), without interest thereon, upon proper compliance with the procedures established in accordance with Section 1.8(d).

(iii)        TEL shall give Applied prompt notice of: (A) any demand received from its stockholders prior to the TEL Merger Effective Time to require TEL to purchase the shares of TEL Common Stock pursuant to Section 785 of the Companies Act of Japan; (B) any withdrawal of such demand pursuant to Section 785(6) or 786(3) of the Companies Act of Japan; and (C) the opportunity to participate in all negotiations and proceedings with respect to any such demand. TEL shall not make any payment or settlement offer with respect to any such demand unless, prior thereto, Applied shall have consented in writing to such payment or settlement offer (which consent shall not be unreasonably withheld, conditioned or delayed).

1.3        The Applied Merger.

(a)        Merger of Applied Merger Sub into Applied. Upon the terms and subject to the conditions set forth in this Agreement and the Implementation Schedule, at the Applied Merger Effective Time, Applied Merger Sub shall be merged with and into Applied. By virtue of the Applied Merger, at the Applied Merger Effective Time, the separate existence of Applied Merger Sub shall cease and Applied shall continue as the surviving corporation in the Applied Merger (the “Applied Surviving Corporation”).

(b)        Effects of the Applied Merger. The Applied Merger shall have the effects set forth in this Agreement, the Applied Certificate of Merger, and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Applied Merger Effective Time, all of the property, rights, privileges, immunities, powers and franchises of Applied and Applied Merger Sub shall vest in the Applied Surviving Corporation, and all debts, liabilities and duties of Applied and Applied Merger Sub shall become the debts, liabilities and duties of the Applied Surviving Corporation.

(c)        Certificate of Incorporation, Bylaws, Directors and Officers of Applied Surviving Corporation. Upon the terms and subject to the conditions set forth in this Agreement, at the Applied Merger Effective Time, by virtue of the Applied Merger and without any further action on the part of any Person:

(i)        The Certificate of Incorporation of the Applied Surviving Corporation shall be amended and restated to be in a form to be mutually agreed to by Applied and TEL.

(ii)        The Bylaws of the Applied Surviving Corporation shall be amended and restated to be in a form to be mutually agreed to by Applied and TEL.

(iii)        The directors and officers of the Applied Surviving Corporation shall be the individuals mutually agreed upon by Applied and TEL.

(d)        Conversion of Shares of Applied Common Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Applied Merger Effective Time, by virtue of the Applied Merger and without any further action on the part of any Person:

(i)        any shares of Applied Common Stock held in Applied’s treasury or held, directly or indirectly, by any TEL Entity immediately prior to the Applied Merger Effective Time shall be cancelled and retired, and no consideration shall be paid or payable in respect thereof;

(ii)        any shares of Applied Common Stock held, directly or indirectly, by any Applied Entity (other than Applied) immediately prior to the Applied Merger Effective Time shall continue to be so held, and no consideration shall be paid or payable in respect thereof;

(iii)        except for Applied Dissenting Shares, if applicable, or as provided in Section 1.3(d)(i) and Section 1.3(d)(ii), and subject to Sections 1.5, 1.6 and 1.8, each share of Applied Common Stock issued and outstanding as of immediately prior to the Applied Merger Effective Time shall be automatically converted into the right to receive one fully paid HoldCo Ordinary Share (the ratio of one HoldCo Ordinary Share to one share of Applied Common Stock, as such ratio may be adjusted in accordance with Section 1.9, the “Applied Conversion Ratio”); and

(iv)        each share of the common stock, $.01 par value per share, of Applied Merger Sub outstanding immediately prior to the Applied Merger Effective Time shall be converted into one fully paid and nonassessable share of common stock, $.01 par value per share, of the Applied Surviving Corporation.

(e)        Applied Dissenting Shares.

(i)        Notwithstanding anything to the contrary contained in this Agreement, shares of Applied Common Stock with respect to which appraisal rights are available under Section 262 of the DGCL, if any (it being understood that nothing set forth in this Agreement shall be deemed to imply, admit or establish the availability of any such appraisal rights in connection with the Contemplated Transactions) and which are held by a holder who, as of the Closing: (A) has made a proper demand for appraisal of such shares of Applied Common Stock in accordance with Section 262 of the DGCL; and (B) has otherwise complied with all applicable provisions of Section 262 of the DGCL (any such shares being referred to as “Applied Dissenting Shares” until such time as such holder withdraws, fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive any HoldCo Ordinary Shares in accordance with Section 1.3(d)(iii), but shall be entitled only to such rights (if any) as are granted by the DGCL to a holder of Applied Dissenting Shares.

(ii)        Notwithstanding the provisions of Section 1.3(e)(i), if any Applied Dissenting Shares shall lose their status as such (through failure to perfect, waiver, withdrawal or otherwise), then such shares shall be deemed automatically, as of the Applied Merger Effective Time, to have been converted into, and to represent only, the right to receive HoldCo Ordinary Shares in accordance with Section 1.3(d)(iii), without interest thereon, upon proper delivery of the Applied Stock Certificates or (in the case of Book Entry Shares) evidence of book-entry positions representing such shares.

(iii)        Applied shall give TEL prompt notice of: (A) any demand for appraisal received from its stockholders prior to the Applied Merger Effective Time pursuant to Section 262 of the DGCL; (B) any withdrawal of such demand pursuant to Section 262 of the DGCL; and (C) the opportunity to participate in all negotiations and proceedings with respect to any such demand. Applied shall not make any payment or settlement offer with respect to any such demand unless, prior thereto, TEL shall have consented in writing to such payment or settlement offer (which consent shall not be unreasonably withheld, conditioned or delayed).

1.4        Assumption and Substitution of Equity Awards.

(a)        At the Business Combination Effective Time, except as otherwise provided in Section 1.4(a)(ii):

(i)        each Applied Option, Applied RSU and Applied Performance Unit that is outstanding and either unexercised (if exercise is required under the award), or not yet converted into or settled in shares of Applied Common Stock immediately prior to the Business Combination Effective Time, whether or not vested, shall be converted into and become a HoldCo Option, HoldCo RSU or HoldCo Performance Unit, as applicable, that is exercisable for, convertible into or otherwise entitles the holder to HoldCo Ordinary Shares, as applicable, and HoldCo shall assume such Applied Option, Applied RSU or Applied Performance Unit in accordance with the terms (as in effect as of immediately prior to the Business Combination Effective Time) of the Applied Equity Plans and the other agreements by which they are governed or evidenced as determined by the administrator of the applicable Applied Equity Plan, or the Applied Board or the applicable committee thereof, except as otherwise provided in this Section 1.4;

(ii)        each TEL Subscription Right that is outstanding and either unexercised (if exercise is required under the award), or not yet converted into or settled in shares of TEL Common Stock immediately prior to the TEL Merger Effective Time, whether or not vested, shall, immediately prior to the TEL Merger Effective Time, be acquired by TEL for no consideration and cancelled, and shall, at the Business Combination Effective Time, be substituted with a HoldCo Subscription Right that is exercisable for, convertible into or otherwise entitles the holder to HoldCo Ordinary Shares, as applicable, with terms and conditions that are substantially the same as the terms and conditions governing the applicable TEL Subscription Right immediately prior to its cancellation, except as otherwise provided in this Section 1.4; and

(iii)        each Applied Cash Award that is outstanding, unvested or subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with Applied immediately prior to the Business Combination Effective Time, shall be assumed by HoldCo in accordance with the terms (as in effect as of immediately prior to the Business Combination Effective Time) of the Applied Equity Plans and the other agreements by which they are governed or evidenced as determined by the administrator of the applicable Applied Equity Plan or the Applied Board or the applicable committee thereof, except as otherwise provided in this Section 1.4.

(b)        As a result of the conversions and assumptions or substitutions, as applicable, of securities or other rights set forth in Section 1.4(a), from and after the Business Combination Effective Time: (i) each Applied Option, Applied RSU, Applied Performance Unit or TEL Subscription Right assumed or substituted for, as applicable, by HoldCo may be exercised for or converted into solely HoldCo Ordinary Shares; (ii) the number of HoldCo Ordinary Shares subject to each Applied Option, Applied RSU, Applied Performance Unit or TEL Subscription Right assumed or substituted for, as applicable, by HoldCo shall be determined by multiplying the number of shares of Applied Common Stock or TEL Common Stock that were subject to such Applied Option, Applied RSU, Applied Performance Unit or TEL Subscription Right immediately prior to the Business Combination Effective Time or, in the case of TEL Subscription Rights, the cancellation thereof in accordance with Section 1.4(a)(ii), by the Applied Conversion Ratio or the TEL Conversion Ratio, as applicable, and rounding the resulting number down to the nearest whole number of HoldCo Ordinary Shares (and any dividend equivalents credited to the account of each holder of an assumed Applied RSU or Applied Performance Unit as of the Business Combination Effective Time shall remain credited to such holder’s account immediately following the Business Combination Effective Time, subject to the terms and conditions of the applicable Applied Equity Plan and the applicable Applied RSU or Applied Performance Unit); (iii) the per share exercise price for the HoldCo Ordinary Shares issuable upon exercise of each Applied Option or TEL Subscription Right assumed or substituted for, as applicable, by HoldCo shall be determined by dividing the per share exercise price of Applied Common Stock or TEL Common Stock subject to such Applied Option or TEL Subscription Right, as in effect immediately prior to the Business Combination Effective Time or, in the case of TEL Subscription Rights, the cancellation thereof in accordance with Section 1.4(a)(ii), by the Applied Conversion Ratio or the TEL Conversion Ratio, as applicable, and rounding the resulting exercise price up to the nearest whole cent or yen, as applicable; and (iv) any restriction on the exercise of any Applied Option or on the conversion, other settlement or payment of any Applied RSU, Applied Performance Unit or Applied Cash Award (together, the

Applied Options, Applied RSU, Applied Performance Unit or Applied Cash Award, the “Applied Equity Awards”) or TEL Subscription Right assumed or substituted for, as applicable, by HoldCo shall continue in full force and effect and the term, exercisability, vesting schedule, repurchase option, risk of forfeiture and other provisions of each Applied Equity Award or TEL Subscription Right assumed or substituted for, as applicable, by HoldCo shall otherwise remain unchanged as a result of the assumption thereof; provided, however, that HoldCo Subscription Rights may contain any restrictions required for compliance with or exemption from applicable securities laws; provided, further, that the HoldCo Board or a committee thereof shall succeed to the authority and responsibility of the Applied Board or TEL Board or any committee of any such board, as applicable, with respect to each Applied Equity Award and TEL Subscription Right assumed or substituted for, as applicable, by HoldCo.

(c)        To the extent any assumed Applied Equity Award would reasonably be expected to be, immediately prior to the Business Combination Effective Time, subject to any performance-based vesting or other performance conditions, the administrator of the applicable Applied Equity Plan or the Applied Board or the applicable committee thereof, may, prior to the Business Combination Effective Time, and after offering TEL an opportunity to provide input or to the extent permitted by this Agreement (including the Applied Disclosure Schedule), remove the applicable performance goals or make such adjustments, if any, to the applicable performance goals or conditions relating to such Applied Equity Awards as the administrator of the applicable Applied Equity Plan or the Applied Board or such applicable committee thereof may reasonably determine to be necessary or appropriate as a result of the consummation of the Business Combination, which adjustments shall, except as otherwise provided by this Agreement or determined by Applied after offering TEL an opportunity to provide input, take effect upon and be subject to the consummation of the Business Combination and, in each case, subject to and in accordance with the terms and conditions of the applicable Applied Equity Plans and the Applied Equity Awards as determined by the administrator of the applicable Applied Equity Plans or the Applied Board and/or such applicable committee thereof, and provided that, except with respect to adjustments permitted by this Agreement, any such adjustments do not prevent the assumption of such Applied Equity Awards under the terms of the applicable Applied Equity Plan.

(d)        HoldCo shall file with the SEC, no later than 15 days after the date on which the Business Combination becomes effective, a registration statement on Form S-8 (or any successor or other appropriate form), if available for use by HoldCo, relating to: (i) the HoldCo Ordinary Shares issuable with respect to the Applied Equity Awards, Applied ESPP Options and TEL Subscription Rights assumed or substituted for, as applicable, by HoldCo in accordance with Sections 1.4(a) and 1.4(e); (ii) Restricted Shares converted into restricted HoldCo Ordinary Shares in accordance with Section 1.5; and (iii) any other securities issuable pursuant to any other employee benefit plans of any Applied Entity or TEL Entity that are assumed by HoldCo.

(e)        At the Business Combination Effective Time, HoldCo will assume the Applied ESPPs and each option to purchase shares of Applied Common Stock under the Applied ESPPs (each, an “Applied ESPP Option”) that is outstanding as of the Business Combination Effective Time will be converted into and become an option to purchase HoldCo Ordinary Shares. Accordingly, from and after the Business Combination Effective Time: (i) each Applied ESPP Option assumed by HoldCo will be automatically exercised solely for HoldCo Ordinary Shares in accordance with the terms and conditions of the applicable Applied ESPP; (ii) each Applied ESPP Option so assumed by HoldCo shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Applied ESPP, except that the shares of Applied Common Stock reserved for issuance under the Applied ESPP shall be converted into that number of HoldCo Ordinary Shares equal to the product (rounded down to the nearest whole share) of the number of Applied Common Stock reserved for issuance under the Applied ESPP multiplied by the Applied Conversion Ratio and, for purposes of determining at what price HoldCo Ordinary Shares will be purchased under the assumed Applied ESPP Options, the fair market value per share of HoldCo Ordinary Shares at the beginning of each offering period in effect as of the Business Combination Effective Time shall be equal to the fair market value per share of the Applied Common Stock at the beginning of each such offering period divided by the Applied Conversion Ratio, rounded up to the nearest whole cent, and each applicable Applied ESPP Option shall be similarly adjusted as described in this clause “(ii);” and (iii) any restriction on an Applied ESPP Option, as set forth in the terms of the Applied ESPP under which it was granted or any award or subscription agreement thereunder, will continue in full force and effect notwithstanding such assumption or replacement, except as provided above. Further, the HoldCo Board or a committee thereof shall succeed to the authority and responsibility of the Applied Board or any committee thereof with respect to each assumed Applied ESPP Option and the administration of the Applied ESPP.

(f)        Notwithstanding Section 4.15(a), but subject to Sections 4.15(e) and 4.15(f), if the TEL ESPP is in effect as of immediately prior to the TEL Merger Effective Time or if it has been previously terminated for reasons connected with the Contemplated Transactions, then at the Business Combination Effective Time, HoldCo shall either: (i) assume the TEL ESPP and cause such TEL ESPP to continue to be operated for the purchase of HoldCo Ordinary Shares in accordance with its terms as amended accordingly; (ii) allow, for the period beginning on the United States Closing Date and ending on the Benefit End Date, all TEL Continuing Employees to participate in the HoldCo ESPPs on the same terms and conditions as the other similarly situated participants in such HoldCo ESPPs, so long as such Person remains employed by HoldCo or one of its Subsidiaries; or (iii) ensure that, for the period beginning on the United States Closing Date and ending on the Benefit End Date, each TEL Continuing Employee who participated in the TEL ESPP as of immediately prior to the TEL Merger Effective Time and remains employed by HoldCo or one of its Subsidiaries shall receive either benefits or monetary value (with monetary value measured as the equivalent monetary value to the contributions TEL would have been obligated to contribute on behalf of such TEL Continuing Employee plus the monetary value of any ancillary Tax benefits or discounts that such TEL Continuing Employee would have realized by virtue of the participation in the TEL ESPP, as any such Tax benefits and discounts were in effect as of the last purchase date prior to the termination of the TEL ESPP) that are substantially similar to the benefits such TEL Continuing Employee would have received under such TEL ESPP if such TEL Continuing Employee had continued to participate in such TEL ESPP and such TEL ESPP had remained in effect at the same level as in effect immediately prior to the termination of the TEL ESPP.

(g)        At the Business Combination Effective Time, if HoldCo determines it appropriate, HoldCo may assume any or all of the Applied Equity Plans. If HoldCo elects to so assume any Applied Equity Plan, then, under such Applied Equity Plan, HoldCo will be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such Applied Equity Plan, as of the Business Combination Effective Time (including any shares returned to such share reserves as a result of the termination or forfeiture of a HoldCo equity award that is issued or granted as a result of the conversion of an Applied Option, Applied RSU or Applied Performance Unit pursuant to this Agreement, to the extent permitted by the terms and conditions of the applicable Applied Equity Plan), except that: (i) shares covered by such awards will be HoldCo Ordinary Shares; (ii) all references in such Applied Equity Plan to a number of shares will be deemed amended to refer instead to the number of HoldCo Ordinary Shares equal to the product (rounded down to the nearest whole share) of the applicable number referenced multiplied by the Applied Conversion Ratio; and (iii) the HoldCo Board or a committee thereof will succeed to the authority and responsibility of the Applied Board or any committee thereof with respect to the administration of such Applied Equity Plan.

(h)        Prior to the Closing, each of Applied and TEL shall use its reasonable best efforts to take all actions that may be necessary under the Applied Equity Plans, the TEL Equity Plans and the TEL ESPP, respectively, or otherwise, including, if necessary, that TEL shall cause HoldCo to adopt one or more HoldCo Equity Plans and file any required registration statements (to the extent awards are not granted under an applicable exemption), to effectuate the provisions of this Section 1.4 and Section 1.5, and to ensure that, from and after the Business Combination Effective Time, holders of Applied Options, Applied RSUs, TEL Subscription Rights, Applied Performance Units, Applied Cash Awards and Applied ESPP Options and participants in the TEL ESPP will have only those rights with respect thereto specifically provided in this Section 1.4. Applied and TEL shall provide each other the opportunity to review and comment on any documents to be adopted by the other in order to effectuate the provisions of this Section 1.4 and Section 1.5.

1.5        Restricted Shares.  If any shares of Applied Common Stock outstanding immediately prior to the Business Combination Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with Applied, or under which Applied has any rights (such shares, “Restricted Shares”), then (except to the extent provided in any binding agreement between Applied and the holder thereof): (a) the HoldCo Ordinary Shares issued in exchange for such Restricted Shares of Applied Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition; and (b) the certificates or book-entry positions, as the case may be, representing such shares of Applied Common Stock may accordingly be marked with appropriate legends reflecting such restrictions; provided, however, that the HoldCo Board or a committee thereof shall succeed to the authority and responsibility of the Applied Board or any committee thereof, as applicable, with respect to each Restricted Share converted into a restricted HoldCo Ordinary Share. To the extent any Restricted Shares are, immediately prior to the Business Combination Effective Time, subject to any performance-based vesting or other performance conditions, the administrator of the applicable Applied Equity Plan or the Applied Board or the applicable committee thereof, may, prior to the Business Combination Effective Time, to the extent permitted by this Agreement (including the Applied Disclosure Schedule), remove applicable performance goals and/or make such adjustments, if any, to the applicable performance goals or conditions relating to such Restricted Shares as such administrator of the applicable Applied Equity Plan or the Applied Board or the applicable committee thereof may reasonably determine to be necessary or appropriate as a result of the consummation of the Business Combination, which adjustments shall, except as otherwise provided by this Agreement, take effect upon the Business Combination Effective Time and be subject to the consummation of the Business Combination and, in each case, subject to and in accordance with the terms and conditions of the applicable Applied Equity Plan and the Applied Restricted Share agreement, and provided that, except with respect to adjustments permitted by this Agreement, any such adjustments do not prevent the assumption of such Applied Equity Awards under the terms of the applicable Applied Equity Plan. Prior to the Business Combination Effective Time, Applied shall use its reasonable best efforts to ensure that, from and after the Business Combination Effective Time, HoldCo is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.

1.6        Fractional Shares.

(a)    No fractional HoldCo Ordinary Shares shall be issued in connection with the Business Combination or the other Contemplated Transactions, and no certificates or scrip for any such fractional shares shall be issued.

(b)    Any holder of shares of Applied Common Stock who would otherwise be entitled to receive a fraction of a HoldCo Ordinary Share (after aggregating all fractional HoldCo Ordinary Shares issuable to such holder) pursuant to Section 1.3 of this Agreement shall, in lieu of such fraction of a share and upon surrender of such holder’s Applied Stock Certificate(s) or cancellation of such holder’s Book Entry Shares of Applied Common Stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, equal to such holder’s pro rata share of the Net Fractional Share Proceeds. The aggregate of all fractional HoldCo Ordinary Shares to which the holders of Applied Common Stock would be entitled if not for the prohibition on issuance of fractional shares set forth in Section 1.6(a), rounded down to the nearest whole share, is referred to herein as the “Excess HoldCo Share Number.”

(c)    As promptly as reasonably practicable after the Business Combination Effective Time, HoldCo shall, to the extent reasonably practicable and in a manner consistent with applicable Legal Requirements, cause the Excess HoldCo Share Number of HoldCo Ordinary Shares to be sold by the Exchange Agent in a commercially reasonable manner, and to cause the Exchange Agent to distribute a cash amount equal to the pro rata share of the proceeds raised from such sale, minus applicable commissions, transfer Taxes and other out-of-pocket transaction costs incurred in connection with such sale (such cash amount, the “Net Fractional Share Proceeds”), to the Applied stockholders who would have been entitled to fractional HoldCo Ordinary Shares in accordance with their pro rata share of such proceeds.

(d)    Any holder of TEL Common Stock who would otherwise be entitled to receive a fraction of a HoldCo Ordinary Share (after aggregating all fractional HoldCo Ordinary Shares issuable to such holder) at the TEL Merger Effective Time shall, in lieu of such fraction of a HoldCo Ordinary Share, be paid in cash the yen amount (rounded as necessary up to the nearest whole yen) equal to: (i) the fraction of a HoldCo Ordinary Share such TEL stockholder would otherwise have been entitled to receive pursuant to Section 1.2 of this Agreement; multiplied by (ii) the quotient of (A) the volume-weighted average price per share of TEL Common Stock on the Tokyo Stock Exchange for the five consecutive trading days preceding (but not including) the date on which TEL Common Stock is delisted from the Tokyo Stock Exchange prior to the TEL Merger Effective Time divided by (B) the TEL Conversion Ratio.

1.7        Closing of Applied Transfer Books; No Further Transfer of TEL Shares.

(a)    At the Applied Merger Effective Time: (i) except for shares of Applied Common Stock that continue to be held by an Applied Entity in accordance with Section 1.3(d)(ii), and subject to Section 1.3(e), all shares of Applied Common Stock outstanding immediately prior to the Applied Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of Book Entry Shares of Applied Common Stock or of Applied Stock Certificate(s) shall cease to have any rights as stockholders of Applied, except the right to receive: (A) HoldCo Ordinary Shares as contemplated by Section 1.3; (B) cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6; and (C) any dividends or other distributions, if any, pursuant to Section 1.8(e); and (ii) the stock transfer books of Applied shall be closed with respect to all shares of Applied Common Stock outstanding immediately prior to the Applied Merger Effective Time (except for shares of Applied Common Stock that continue to be held by an Applied Entity in accordance with Section 1.3(d)(ii)). No further transfer (or registrations of transfer) of any such shares of Applied Common Stock shall be made on such stock transfer books after the Applied Merger Effective Time. If, after the Applied Merger Effective Time, a valid certificate previously representing any shares of Applied Common Stock outstanding immediately prior to the Applied Merger Effective Time (an “Applied Stock Certificate”) or a Book Entry Share of Applied Common Stock is presented to the Exchange Agent or to the Applied Surviving Corporation or HoldCo, such Applied Stock Certificate or Book Entry Share of Applied Common Stock shall be canceled and shall be exchanged as provided in Section 1.8.

(b)    At the TEL Merger Effective Time: (i) except for shares of TEL Common Stock that cease to exist in accordance with Section 1.2(d)(i) (including TEL Dissenting Shares), all shares of TEL Common Stock outstanding immediately prior to the TEL Merger Effective Time shall automatically cease to exist, and all holders of TEL Common Stock shall cease to have any rights as stockholders of TEL, except the right to receive: (A) HoldCo Ordinary Shares as contemplated by Section 1.2; (B) cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6(d); and (C) dividends or other distributions, if any, pursuant to Section 1.8(e); and (ii) the stock transfer books of TEL shall be closed with respect to all shares of TEL Common Stock outstanding immediately prior to the TEL Merger Effective Time. No further transfer (or registration of transfers) of any such shares of TEL Common Stock shall be made on such stock transfer books after the TEL Merger Effective Time. After the TEL Merger Effective Time, except for shares of TEL Common Stock that will cease to exist in accordance with Section 1.2(d)(i) (including TEL Dissenting Shares), Persons who held Book-Entry Shares of TEL Common Stock as of immediately prior to the TEL Merger Effective Time shall be entitled to receive HoldCo Ordinary Shares in accordance with the exchange procedures provided in Section 1.8 or agreed upon pursuant to Section 4.13.

1.8        Exchange of Certificates and Cancellation of Book-Entry Positions.

(a)        Prior to the Japan Closing Date, Applied and TEL shall mutually agree upon a bank or trust company to act as exchange agent in the Business Combination (the “Exchange Agent”). Prior to the Business Combination Effective Time: (i) TEL Merger Sub shall cause to be deposited with the Exchange Agent, for the benefit of the holders of TEL Common Stock, the number of HoldCo Ordinary Shares necessary to effect the TEL Merger; and (ii) Applied U.S. HoldCo shall cause to be deposited with the Exchange Agent, for the benefit of the holders of Applied Common Stock, the number of HoldCo Ordinary Shares necessary to effect the Applied Merger. The HoldCo Ordinary Shares so deposited with the Exchange Agent, together with all cash in lieu of fractional HoldCo Ordinary Shares as contemplated by Section 1.6 and any dividends or distributions received by the Exchange Agent with respect to such HoldCo Ordinary Shares as contemplated by Section 1.8(e), if any, are referred to collectively as the “Exchange Fund.”

(b)        Promptly after the Business Combination Effective Time, HoldCo shall cause the Exchange Agent to mail to the Persons who were record holders of Applied Stock Certificates or who held Book Entry Shares of Applied Common Stock immediately prior to the Applied Merger Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Applied, TEL and the Exchange Agent shall agree prior to the Closing (including a provision confirming that delivery of Applied Stock Certificates or cancellation of book-entry positions representing Book Entry Shares of Applied Common Stock shall be effected, and risk of loss and title to Applied Stock Certificates shall pass, only upon proper delivery of such Applied Stock Certificates or evidence of such book-entry positions representing Book Entry Shares of Applied Common Stock to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Applied Stock Certificates or cancellation of book-entry positions representing Book Entry Shares of Applied Common Stock in exchange for HoldCo Ordinary Shares, cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6 and dividends or other distributions, if any, received by the Exchange Agent with respect to such HoldCo Ordinary Shares as contemplated by Section 1.8(e). Upon surrender of Applied Stock Certificates or presentation of evidence of book-entry positions representing Book Entry Shares of Applied Common Stock to the Exchange Agent for exchange, together with a duly completed and validly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or HoldCo: (A) the holder of such Applied Stock Certificates or Book Entry Shares of Applied Common Stock shall be entitled to receive in exchange therefor the number of whole HoldCo Ordinary Shares that such holder has the right to receive pursuant to the provisions of Section 1.3 (and cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6 and dividends or other distributions, if any, contemplated by Section 1.8(e)); and (B) the Applied Stock Certificates or Book Entry Shares of Applied Common Stock so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8(b), each Applied Stock Certificate and, until cancelled as contemplated by this Section 1.8(b), each Book Entry Share of Applied Common Stock shall be deemed, from and after the Applied Merger Effective Time, to represent only the right to receive HoldCo Ordinary Shares as contemplated by Section 1.3 (and cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6 and dividends or other distributions, if any, contemplated by Section 1.8(e)). If any Applied Stock Certificate shall have been lost, stolen or destroyed, HoldCo may, in its reasonable discretion and as a condition to the issuance of any certificate representing HoldCo Ordinary Shares, require the owner of such lost, stolen or destroyed Applied Stock Certificate to provide an appropriate affidavit of that fact and to deliver a bond (in such sum as HoldCo may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, HoldCo, Applied or TEL with respect to such Applied Stock Certificate.

(c)        If any of the HoldCo Ordinary Shares (and cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6 and dividends or other distributions, if any, contemplated by Section 1.8(e)) is to be issued to a Person other than the Person in whose name the surrendered Applied Stock Certificate or the transferred Book Entry Share of Applied Common Stock, as applicable, is registered, it shall be a condition to such issuance that: (i) such Applied Stock Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book Entry Share of Applied Common Stock shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Applied Stock Certificate or Book Entry Share of Applied Common Stock, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)        With respect to the conversion of TEL Common Stock into the right to receive HoldCo Ordinary Shares as contemplated by the TEL Merger Agreement, each of the Parties shall use its reasonable best efforts to establish procedures prior to the TEL Stockholders’ Meeting to facilitate the prompt delivery of HoldCo Ordinary Shares (and cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6 and dividends or other distributions, if any, contemplated by Section 1.8(e)) as contemplated by the TEL Merger Agreement upon presentation of evidence of book-entry positions representing Book Entry Shares of TEL Common Stock. The Parties acknowledge that such procedures shall be substantially in accordance with the provisions of Section 1.8(b) as applied to the former stockholders of Applied Common Stock, but will take into account the operational and other issues with respect to the actual delivery of the HoldCo Ordinary Shares to former holders of TEL Common Stock based upon the efforts of the Parties pursuant to Section 4.13.

(e)        No dividends or other distributions declared or made with respect to HoldCo Ordinary Shares with a record date after the Business Combination Effective Time shall be paid or otherwise delivered to the holder of any unsurrendered Applied Stock Certificate or to the holder of any Book Entry Shares of Applied Common Stock or Book Entry Shares of TEL Common Stock, in each case, with respect to the HoldCo Ordinary Shares that such holder has the right to receive in connection with the Business Combination until such holder surrenders such Applied Stock Certificate or causes the book-entry positions representing such Book Entry Shares to be cancelled in accordance with this Section 1.8 (at which time such holder shall be entitled, subject to the effect of any applicable abandoned property law, escheat laws or other similar Legal Requirements, to receive all such dividends and distributions, without interest).

(f)        Any portion of the Exchange Fund that remains undistributed to holders of Applied Stock Certificates, Book Entry Shares of Applied Common Stock or Book Entry Shares of TEL Common Stock, as the case may be, as of the date that is one year after the date on which the Business Combination Effective Time shall be delivered to HoldCo upon demand, and any holders of Applied Stock Certificates, Book Entry Shares of Applied Common Stock or Book Entry Shares of TEL Common Stock, as the case may be, who have not theretofore surrendered their Applied Stock Certificates or caused to be cancelled the book-entry positions representing their Book Entry Shares of Applied Common Stock or Book Entry Shares of TEL Common Stock, as the case may be, in accordance with this Section 1.8 shall thereafter look only to HoldCo for, and be entitled to receive from HoldCo, satisfaction of their claims for HoldCo Ordinary Shares, cash in lieu of fractional HoldCo Ordinary Shares and any dividends or distributions, if any, with respect to HoldCo Ordinary Shares.

(g)        Notwithstanding anything in this Agreement to the contrary, each of the Exchange Agent, HoldCo, the Applied Surviving Corporation, Applied U.S. HoldCo, TEL and TEL Surviving Corporation, as applicable, shall be entitled to deduct and withhold from any consideration payable and any other payment otherwise deliverable pursuant to this Agreement to any holder or former holder of any Applied Common Stock, TEL Common Stock, Applied Option, Applied RSU, Applied Performance Unit, Applied Cash Award or TEL Subscription Right, as applicable, such amounts as may be required to be deducted or withheld from such payment under any provision of Tax law or under any other applicable Legal Requirement. The Exchange Agent, HoldCo, the Applied Surviving Corporation, Applied U.S. HoldCo, TEL and TEL Surviving Corporation, as the case may be, shall timely deliver the amounts so deducted or withheld to the appropriate Governmental Body. To the extent such amounts are so deducted, withheld, deposited or timely paid over to the appropriate Governmental Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(h)        Any portion of the Exchange Fund remaining unclaimed by holders of Applied Stock Certificates, Book Entry Shares of Applied Common Stock or Book Entry Shares of TEL Common Stock, as the case may be, as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any public official shall, to the extent permitted by applicable Legal Requirements, become the property of HoldCo free and clear of any claims or interest of any Person previously entitled thereto. None of HoldCo, the Applied Surviving Corporation, the TEL Surviving Corporation, the Exchange Agent or any other Person shall be liable to any holder or former holder of Applied Common Stock or TEL Common Stock or to any other Person with respect to any HoldCo Ordinary Shares (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or other similar Legal Requirement.

1.9         Adjustments.  If, during the period from the date of this Agreement through the Business Combination Effective Time, the outstanding shares of Applied Common Stock or TEL Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reorganization, reclassification, recapitalization or other similar transaction, or a record date with respect to any such event shall occur during such period, then the Applied Conversion Ratio and TEL Conversion Ratio, as the case may be, shall be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action; provided, however, that nothing in this Section 1.9 shall be construed as permitting Applied or TEL to take any action or enter into any transaction otherwise prohibited by this Agreement.

2.	FORMATION OF ENTITIES; PRE-CLOSING STEPS; CORPORATE GOVERNANCE MATTERS

2.1        Formation of Entities.   Unless otherwise agreed to by Applied and TEL:

(a)        on a date to be mutually agreed by Applied and TEL prior to the filing of the Form S-4 Registration/Proxy Statement, TEL shall cause HoldCo to be formed as a public limited company (naamloze vennootschap) under the laws of the Netherlands, which, from the date of its formation until immediately prior to the TEL Merger Effective Time, will be a wholly owned Subsidiary of TEL;

(b)        prior to the TEL Merger Effective Time, TEL shall cause: (i) the stockholders of HoldCo to adopt by notarial deed the Articles of Association of HoldCo to be substantially in the form of Exhibit D; and (ii) the HoldCo Board to adopt the rules for the HoldCo Board in substantially the form of Exhibit E (the “HoldCo Board Rules”) and the rules for the Executive Board/Staff in substantially the form set forth in Schedule 2.2(c) (the “Executive Board Rules”), in each case to be in effect as of the Business Combination Effective Time;

(c)        the name of HoldCo will be mutually agreed to by Applied and TEL prior to the Closing;

(d)        prior to the Business Combination Effective Time, Applied and TEL shall cause the entities described on the Implementation Schedule to be formed in the manner and at the times described on the Implementation Schedule;

(e)        prior to the Business Combination Effective Time, Applied and TEL shall cause the other actions described on the Implementation Schedule to be taken at the times described on the Implementation Schedule; and

(f)        as of immediately following the Business Combination Effective Time, the operational headquarters of HoldCo will be in both Santa Clara, CA and Tokyo, Japan.

2.2        Board of Directors and Executive Officers of HoldCo.

(a)        Unless otherwise agreed to by Applied and TEL, the Parties shall cause the HoldCo Board to consist, at the Business Combination Effective Time, of eleven members as identified on Exhibit F. The Parties agree that seven directors shall qualify as “independent directors” under the applicable rules of the Nasdaq Global Select Market and applicable rules of the SEC as indicated on Exhibit F.

(b)        Unless otherwise agreed to by Applied and TEL, the Parties shall cause the Chairman of the HoldCo Board, the Vice Chairmen of the HoldCo Board, the Chief Executive Officer of HoldCo and the Chief Financial Officer of HoldCo at the Business Combination Effective Time to be the individuals identified as such on Schedule 2.2(b).

(c)        Unless otherwise agreed to by Applied and TEL, the Parties shall cause the Executive Staff/Board (as that term is defined in the Articles of Association of HoldCo) to consist, at the Business Combination Effective Time, of the individuals identified on Schedule 2.2(c).

(d)        The Parties agree that HoldCo’s board composition and criteria regarding the independence of directors may deviate from the relevant provisions of the Dutch Corporate Governance Code.

2.3        Nominating Committee of HoldCo.  Unless otherwise agreed to by Applied and TEL, the Parties shall cause the nominating committee of the HoldCo Board to consist, at the Business Combination Effective Time, of three members, one of whom shall be one of the non-executive directors selected by Applied, one of whom shall be one of the non-executive directors selected by TEL and one of whom shall be the non-executive director jointly selected by Applied and TEL, with the Chairman of the Board of Applied and the Chairman of the Board of TEL immediately prior to the Business Combination Effective Time jointly selecting the initial members of the nominating committee based on the foregoing provisions of this Section 2.3.

2.4        Other Actions.  If, in connection with pending approval of the Contemplated Transactions, any Governmental Body having jurisdiction in connection with obtaining any required approval of any Contemplated Transaction requires an amendment or modification to: (a) any of the documents described in Section 2.1(b); (b) any similar documents contemplated by the Implementation Schedule; (c) any transactions set forth on the Implementation Schedule; or (d) the corporate structure of HoldCo and its Subsidiaries contemplated by this Agreement (including the Implementation Schedule) to be in effect as of the Business Combination Effective Time (the matters described in the immediately preceding clauses “(a)” through “(d),” collectively, the “Corporate Governance Structure”), then each of Applied and TEL agree to cooperate and negotiate (with each other and with such Governmental Body) in good faith to resolve such Governmental Body’s objections to the Corporate Governance Structure and, if necessary, to use its reasonable best efforts to cause to be amended or modified, the Corporate Governance Structure in a manner that satisfies the requirements of such Governmental Body in all material respects while concurrently preserving the form and substance of, and the intended balances and other intentions motivating, the Corporate Governance Structure to the maximum extent possible in light of such Governmental Body’s requirements.

3.	REPRESENTATIONS AND WARRANTIES OF APPLIED AND TEL

Subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Applied Disclosure Schedule corresponding to the particular Section or subsection in this Section 3 in which such representation and warranty appears; (b) any exception or disclosure set forth in any other part or subpart of the Applied Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure applies to such representation and warranty; and (c) any exception or disclosure set forth in any of: (i) Applied’s annual report on Form 10-K for the fiscal year ended October 28, 2012; (ii) (A) Applied’s quarterly reports on Form 10-Q; and (B) Applied’s current reports on Form 8-K, in the case of clauses “(A)” and “(B),” filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) after October 28, 2012, in each case, that were publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) for at least two full Business Days prior to the date of this Agreement (collectively, the “Applied Reports”) (other than disclosures in the “Risk Factors” or “Forward Looking Statements” sections of any Applied Reports or any other disclosure in any Applied Report to the extent that such disclosure is predictive or forward-looking in nature) to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure applies to such representation and warranty, Applied represents and warrants to TEL as follows in this Section 3 (it being understood, that Applied: (x) shall only be deemed to be making representations and warranties relating to the Applied Entities and the assets, liabilities, capitalization, employees, relationships and other attributes of the Applied Entities; and (y) shall not be deemed to be making any representation and warranty relating to any TEL Entity or any assets, liabilities, capitalization, employees, relationships or other attributes of any TEL Entity).

Subject to: (a) the exceptions and disclosures set forth in the part or subpart of the TEL Disclosure Schedule corresponding to the particular Section or subsection in this Section 3 in which such representation and warranty appears; (b) any exception or disclosure set forth in any other part or subpart of the TEL Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure applies to such representation and warranty; and (c) any exception or disclosure set forth in any of: (i) TEL’s annual report for the fiscal year ended March 31, 2013 filed with the Japanese Financial Services Agency (the “FSA”); and (ii) (A) TEL’s quarterly reports; and (B) TEL’s extraordinary reports, in the case of clauses “(A)” and “(B),” filed with or furnished to the FSA after March 31, 2013, in each case, that were publicly available on the FSA’s EDINET for at least two full Business Days prior to the date of this Agreement (collectively, the “TEL Reports”) (other than disclosures in the “Issues to be Addressed,” “Business and Other Risks” or “Plans for New Construction or Disposal of Facilities” sections of any TEL Reports or any other disclosure in any TEL Report to the extent that such disclosure is predictive or forward-looking in nature) to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure applies to such representation and warranty, TEL represents and warrants to Applied as follows in this Section 3 (it being understood, that TEL: (x) shall only be deemed to be making representations and warranties relating to the TEL Entities and the assets, liabilities, capitalization, employees, relationships and other attributes of the TEL Entities; and (y) shall not be deemed to be making any representation and warranty relating to any Applied Entity or any assets, liabilities, capitalization, employees, relationships or other attributes of any Applied Entity).

3.1        Due Organization; Etc.

(a)        Each Applied Entity and each TEL Entity is an Entity duly organized, validly existing and in good standing (or equivalent status, if any) under the laws of the jurisdiction of its incorporation or formation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except, in the case of clauses “(i)” through “(iii)” of this sentence, as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(b)        Each Applied Entity and each TEL Entity (in jurisdictions that recognize the following concepts) is qualified to do business as the applicable type of Entity, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(c)        No Applied Entity and no TEL Entity has agreed or is obligated to make, or is bound by any Contract under which it is or may become obligated to make, any future investment in or capital contribution to any other Entity, in each case, in excess of $5,000,000 individually or $30,000,000 in the aggregate.

3.2        Certificate of Incorporation and Bylaws.  Each of Applied and TEL has Made Available to the other accurate and complete copies of its certificate of incorporation and bylaws (or similar documents), including all amendments thereto.

3.3        Capitalization, Etc.

(a)        As of the close of business on September 18, 2013 (Pacific time):

(i)        the authorized capital stock of Applied consists of: (A) 2,500,000,000 shares of Applied Common Stock, of which 1,204,053,948 shares have been issued and are outstanding; and

(B) 1,000,000 shares of Applied Preferred Stock, of which no shares have been issued or are outstanding;

(ii)        Applied holds 717,020,038 shares of its capital stock in its treasury;

(iii)        649,250 shares of Applied Common Stock are Restricted Shares;

(iv)        4,336,046 shares of Applied Common Stock are subject to issuance pursuant to Applied Options;

(v)        160,699,060 shares of Applied Common Stock are reserved for future issuance pursuant to Applied RSUs;

(vi)        109,000 shares of Applied Common Stock are reserved for future issuance pursuant to Applied Performance Units;

(vii)        40,362,556 shares of Applied Common Stock are reserved for issuance under the Applied ESPPs; and

(viii)        no shares of Applied Common Stock are reserved for future issuance pursuant to equity awards not yet granted under the Applied Equity Plans, other than the Applied ESPPs.

From the close of business on September 18, 2013 (Pacific time) to the date of this Agreement, there have been no issuances by Applied of shares of capital stock or voting securities of, or other equity interests in, Applied, other than the issuance of Applied Common Stock: (A) in connection with the Applied ESPP; (B) upon the exercise of Applied Options; or (C) upon the vesting or settlement of Applied RSUs, Applied Performance Units, Restricted Shares of Applied Common Stock, or other Applied Equity Awards, in each case, that were outstanding at the close of business on September 18, 2013 (Pacific time) and in accordance with their terms in effect at such time. All of the outstanding shares of Applied Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

(b)        As of the close of business on September 20, 2013 (Japan time):

(i)        the authorized capital stock of TEL consists of 300,000,000 shares of TEL Common Stock, of which 179,187,684 shares have been issued and are outstanding;

(ii)        TEL holds 1,423,227 shares of its capital stock in its treasury;

(iii)        4,980 TEL Subscription Rights have been issued and are outstanding, and 497,800 shares of TEL Common Stock are subject to those outstanding TEL Subscription Rights; and

(iv)        no shares of TEL Common Stock are reserved for future issuance pursuant to equity awards not yet granted under the TEL Equity Plans or the TEL ESPP.

From the close of business on September 20, 2013 (Japan time) to the date of this Agreement, there have been no issuances by TEL of shares of capital stock or voting securities of, or other equity interests in, TEL, other than the issuance of TEL Common Stock upon the vesting, exercise or settlement of TEL Subscription Rights that were outstanding at the close of business on September 20, 2013 (Japan time) and in accordance with their terms in effect at such time. All of the outstanding shares of TEL Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

(c)        (i) None of the outstanding shares of Applied Common Stock or TEL Common Stock is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right, except that any Restricted Share of Applied Common Stock is subject to forfeiture to or a right of repurchase in favor of Applied; (ii) none of the outstanding shares of Applied Common Stock or TEL Common Stock is subject to any right of first refusal in favor of Applied and TEL, respectively; and (iii) there is no Contract of Applied or TEL relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Applied Common Stock or TEL Common Stock, or any securities of any Significant Subsidiary of any of any Applied Entity or TEL Entity. Except pursuant to the TEL ESPP, none of the Applied Entities or TEL Entities is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Applied Common Stock or TEL Common Stock.

(d)        Each of Applied and TEL has Made Available to the other accurate and complete copies of all equity plans pursuant to which it has granted any outstanding Restricted Shares, Applied Equity Awards, Applied ESPP Options and TEL Subscription Rights, and the forms of all Restricted Share, Applied Equity Award, Applied ESPP Option and TEL Subscription Right agreements evidencing such awards.

(e)        Except as set forth in Sections 3.3(a) and 3.3(b), as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Applied Entities or TEL Entities; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Applied Entities or TEL Entities; (iii) outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights or equity-based awards with respect to any of the Applied Entities or TEL Entities; or (iv) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Applied Entities or TEL Entities is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(f)        All outstanding shares of Applied Common Stock and TEL Common Stock, and all options and other securities of the Applied Entities and TEL Entities, have been issued and granted in compliance: (i) in all material respects with all applicable securities laws and other applicable Legal Requirements; and (ii) with all requirements set forth in applicable Contracts, except where the failure to be so issued or granted, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(g)        All of the outstanding shares of capital stock of each of the Applied Subsidiaries and TEL Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and are owned beneficially and of record by Applied and TEL, respectively, (except with respect to those Applied Subsidiaries or TEL Subsidiaries organized under the laws of jurisdictions where shares of capital stock are required under applicable Legal Requirements to be held by one or more directors, employees or agents of such Subsidiary, in which case, such directors, employees or agents may hold de minimis amounts of such capital stock that do not adversely affect Applied’s or TEL’s control or governance thereof in any material respect), free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable securities laws).

3.4        Securities Filings; Financial Statements; Absence of Liabilities.

(a)        All statements, reports, schedules, forms and other documents required to have been filed by Applied or TEL with the SEC or the FSA (or the applicable Local Finance Bureau to which the FSA has delegated the relevant authority), respectively, have been so filed on a timely basis. None of Applied’s or TEL’s Subsidiaries is required to file any documents with the SEC or the FSA. As of the time it was filed with the SEC or FSA (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Applied Reports and TEL Reports, respectively, complied as to form in all material respects with the applicable requirements under applicable Legal Requirements; and (ii) none of the Applied Reports or TEL Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected (A) in the case of Applied Reports or TEL Reports filed on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing of the applicable amending or superseding Applied Report or TEL Report, and (B) in the case of Applied Reports or TEL Reports filed after the date of this Agreement that are amended or superseded prior to the Closing, by the filing of the applicable amending or superseding Applied Report or TEL Report.

(b)        The financial statements (including any related notes) contained or incorporated by reference in the Applied Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP, in each case, applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any applicable successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present the consolidated financial position of Applied and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Applied and its consolidated Subsidiaries for the periods covered thereby. No financial statements of any Person other than the Applied Entities are required by GAAP to be included in the consolidated financial statements of Applied contained or incorporated by reference in the Applied Reports.

(c)        The financial statements (including any related notes) contained or incorporated by reference in the TEL Reports: (i) complied as to form in all material respects with the published rules and regulations of the FSA applicable thereto; (ii) were prepared in accordance with Japanese GAAP, in each case, applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted under applicable Legal Requirements regulating the form and content of TEL’s disclosure of such unaudited financial statements, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present the consolidated financial position of TEL and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of TEL and its consolidated Subsidiaries for the periods covered thereby. No financial statements of any Person other than the TEL Entities are required by Japanese GAAP to be included in the consolidated financial statements of TEL contained or incorporated by reference in the TEL Reports.

(d)        Each of Applied and TEL maintains a system of internal controls over financial reporting which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and Japanese GAAP, as the case may be, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Applied Entities and TEL Entities, respectively; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and Japanese GAAP, as the case may be, and that receipts and expenditures are being made only in accordance with authorizations of management and directors of Applied and TEL, as the case may be; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Applied and TEL, as the case may be, that could have a material effect on their respective financial statements. To the

Knowledge of Applied, since October 28, 2012, and to the Knowledge of TEL, since March 31, 2013, neither Applied nor any of its Subsidiaries nor TEL nor any of its Subsidiaries, respectively, nor any of their respective independent accountants has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting utilized by the Applied Entities or TEL Entities, as the case may be; (B) any illegal act or fraud, whether or not material, that involves any of the Applied Entities’ or TEL Entities’ respective management or other employees; or (C) any claim or allegation regarding any of the foregoing.

(e)        None of the Applied Entities or TEL Entities has any Liabilities of the type required to be reflected in financial statements or the notes thereto prepared in accordance with GAAP (in the case of the Applied Entities) or Japanese GAAP (in the case of the TEL Entities), in each case, except for: (i) liabilities identified as such, or specifically reserved against, in the Applied Unaudited Balance Sheet or TEL Unaudited Balance Sheet, as the case may be; (ii) liabilities that have been incurred by such Applied Entity or TEL Entity since the date of the Applied Unaudited Balance Sheet and the TEL Unaudited Balance Sheet, respectively, in the ordinary course of business consistent with past practices; (iii) liabilities for performance of obligations of such Applied Entity or TEL Entity pursuant to the express terms of Applied Contracts and TEL Contracts, respectively; (iv) liabilities under this Agreement or incurred in connection with the Contemplated Transactions; and (v) liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

3.5        Absence of Changes.  Between July 28, 2013 and the date of this Agreement (in the case of Applied) and between June 30, 2013 and the date of this Agreement (in the case of TEL):

(a)        there has not been any Material Adverse Effect on Applied or any Material Adverse Effect on TEL, and no event has occurred and no circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have such a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be; and

(b)        none of the Applied Entities or TEL Entities has entered into, or agreed or committed to enter into, any material transaction or taken, or agreed or committed to take, any other material action, in each case outside the ordinary course of business consistent with past practices, other than the Business Combination and the other Contemplated Transactions.

3.6        Owned Assets; Leased Assets.

(a)        The Applied Entities and TEL Entities own, and have good and valid title to, free and clear of any Encumbrances, all assets purported to be owned by them, including: (i) all assets reflected on the Applied Unaudited Balance Sheet and the TEL Unaudited Balance Sheet, respectively (except for assets sold or otherwise disposed of in the ordinary course of business since the respective dates thereof); and (ii) all other assets reflected in the respective books and records of the Applied Entities and TEL Entities as being owned thereby, respectively, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(b)        The Applied Entities and TEL Entities are the lessees of, hold valid leasehold interests in, and enjoy undisturbed possession of, all assets purported to have been leased by them, including: (i) all assets reflected as leased on the Applied Unaudited Balance Sheet and the TEL Unaudited Balance Sheet, respectively; and (ii) all other assets reflected in the books and records of the Applied or TEL Entities, respectively, as being leased to the Applied or TEL Entities, respectively, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

3.7        Intellectual Property.

(a)        The Applied Entities and TEL Entities exclusively own or hold (beneficially and of record, where applicable) all right, title and interest to and in the Applied IP and TEL IP, respectively, free and clear of any Encumbrances, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(b)        All Applied Material Registered IP and all TEL Material Registered IP is, to the Knowledge of Applied and to the Knowledge of TEL, respectively, valid, subsisting and enforceable, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(c)        Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or would reasonably be expected to, with or without notice or the lapse of time, result in or give any other Person the right or option to cause, create, impose or declare: (i) a loss of, or Encumbrance on, any Applied IP or TEL IP; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Applied IP or TEL IP, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(d)        To the Knowledge of Applied and to the Knowledge of TEL, none of the Applied Entities or TEL Entities, respectively, and none of the Applied IP, Applied Products or Applied Product Software or TEL IP, TEL Products or TEL Product Software, respectively, has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

3.8        Contracts.

(a)        Part 3.8(a) of the Applied Disclosure Schedule and Part 3.8(a) of the TEL Disclosure Schedule identifies each Applied Contract or TEL Contract, respectively, that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following Contracts shall be deemed to constitute a “Material Contract”:

(i)        a “material contract” (as defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) (regardless of whether or not such Item is applicable to such Contract) and any Contract that is or was required to be filed by Applied or TEL with the SEC or FSA, respectively;

(ii)        any Contract that, taken individually or together with one or more purchase orders, service orders, invoices or similar sub-Contracts or ancillary documents executed or delivered thereunder or pursuant thereto or to the same customer: (A) involved: (1) the payment or delivery of cash or other consideration to any Applied Entity or any TEL Entity; or (2) the performance of services by any Applied Entity or any TEL Entity, in the case of clauses “(1)” and “(2),” in an aggregate amount, or having an aggregate value, in excess of $300,000,000 in (with respect to Contracts of Applied) Applied’s last-ended fiscal year or (with respect to Contracts of TEL) TEL’s last-ended fiscal year; or (B) requires by its terms: (1) the payment or delivery of cash or other consideration to any Applied Entity or any TEL Entity; or (2) the performance of services by any Applied Entity or any TEL Entity, in the case of clauses “(1)” and “(2),” in an aggregate amount, or having an aggregate value, in excess of $300,000,000 in (with respect to Contracts of Applied) Applied’s current fiscal year or after the date of this Agreement or (with respect to Contracts of TEL) TEL’s current fiscal year or after the date of this Agreement;

(iii)        any Contract that: (A) involved: (1) the payment or delivery of cash or other consideration by any Applied Entity or any TEL Entity; or (2) the performance of services for the benefit of any Applied Entity or any TEL Entity, in the case of clauses “(1)” and “(2),” in an aggregate amount, or having an aggregate value, in excess of $50,000,000 in (with respect to Contracts of Applied) Applied’s last-ended fiscal year or (with respect to Contracts of TEL) TEL’s last-ended fiscal year; or (B) requires by its terms: (1) the payment or delivery of cash or other consideration by any Applied Entity or any TEL Entity; or (2) the performance of services for the benefit of any Applied Entity or any TEL Entity, in the case of clauses “(1)” and “(2),” in an aggregate amount, or having an aggregate value, in excess of $50,000,000 in (with respect to Contracts of Applied) Applied’s current fiscal year or after the date of this Agreement or (with respect to Contracts of TEL) TEL’s current fiscal year or after the date of this Agreement;

(iv)        any Contract that: (A) involved the disposition of any assets or line of business with a fair market value in excess of $25,000,000 in Applied’s or TEL’s last-ended fiscal year; or (B) requires by its terms the disposition of any assets or line of business with a fair market value in excess of $25,000,000 in Applied’s or TEL’s current fiscal year or after the date of this Agreement;

(v)        any Contract restricting the payment by Applied or TEL of dividends;

(vi)        any Contract that would materially restrict the business of HoldCo and its Subsidiaries following the Closing; and

(vii)        any other Contract, the termination of which would reasonably be expected to have a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

Applied has Made Available to TEL, and TEL has Made Available to Applied, each Applied Contract and TEL Contract, respectively, that constitutes a Material Contract as of the date of this Agreement.

(b)        Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be:

(i)        each Applied Contract and TEL Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms;

(ii)        none of the Applied Entities or TEL Entities has violated or breached in any material respect, or committed any default in any material respect under, any Applied Contract or TEL Contract, respectively; and

(iii)        to the Knowledge of Applied and to the Knowledge of TEL, as the case may be:

(A)        no other Person has violated or breached in any material respect, or committed any default in any material respect under, any Applied Contract or TEL Contract, respectively;

(B)        no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (1) result in a violation or breach in any material respect of any of the provisions of any Applied Contract or TEL Contract, respectively; (2) give any Person the right to declare a default in any material respect under any Applied Contract or TEL Contract, respectively; (3) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Applied Contract or TEL Contract, respectively; (4) give any Person the right to accelerate the maturity or performance of any Applied Contract or TEL Contract, respectively, that constitutes a Material Contract; or (5) give any Person the right to cancel, terminate or modify any Applied Contract or TEL Contract, respectively, that constitutes a Material Contract; and

(C)        since January 1, 2012, none of the Applied Entities or TEL Entities has received any written notice regarding any actual or possible violation or breach of, or default under, any Applied Contract or TEL Contract, respectively, that constitutes a Material Contract.

3.9        Compliance with Legal Requirements.

(a)        Each of the Applied Entities and TEL Entities is, and, at all times since January 1, 2012, has been, in compliance with all applicable Legal Requirements, including Environmental Laws and Legal Requirements relating to employment, privacy law matters, importation or exportation of goods and services, securities law matters and Taxes, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be. To the Knowledge of Applied and to Knowledge of TEL, since January 1, 2012, none of the Applied Entities or TEL Entities, respectively, has received any written notice from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except such actual or possible violations or failures to comply as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(b)        (i) To the Knowledge of Applied, no Applied Entity or Affiliate or Representative of, or other Person associated with or acting for or on behalf of, any Applied Entity, and (ii) to the Knowledge of TEL, no TEL Entity or Affiliate or Representative of, or other Person associated with or acting for or on behalf of, any TEL Entity, has directly or indirectly, in connection with the conduct of any business of any Applied Entity or TEL Entity, as applicable:

(A)        made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any Government Official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (1) influencing any act or decision of such Government Official, candidate, party or campaign or any official of such party or campaign; (2) inducing such Government Official, candidate, party or campaign, or any official of such party or campaign, to do or omit to do any act in violation of a lawful duty; (3) obtaining or retaining business for or with any Person; (4) expediting or securing the performance of official acts of a routine nature; or (5) otherwise securing any improper advantage;

(B)        paid, authorized, offered or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature;

(C)        made, authorized, offered or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures;

(D)        established or maintained any unlawful fund of corporate monies or other properties;

(E)        created or caused the creation of any false or inaccurate books and records of any Applied Entity or TEL Entity, as the case may be, related to any of the foregoing; or

(F)        violated any provision of any applicable anti-corruption or anti-bribery Legal Requirement.

3.10        Governmental Authorizations.  Except where the failure to hold Governmental Authorizations, failure to be in full force or effect or failure to comply, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be: (a) each of the Applied Entities and TEL Entities holds all material Governmental Authorizations necessary to enable it to conduct its businesses in the manner in which such businesses are currently being conducted; (b) all such Governmental Authorizations are valid and in full force and effect; and (c) each of the Applied Entities and TEL Entities is, and at all times since January  1, 2012 has been, in compliance with the terms and requirements of such Governmental Authorizations.

3.11        Tax Matters.  Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be:

(a)        each of the Tax Returns required to be filed by or on behalf of the respective Applied Entities or TEL Entities with any Governmental Body (the “Applied Returns” and “TEL Returns,” respectively) has been: (i) filed on or before the applicable due date (including any extensions of such due date); and (ii) prepared in compliance with all applicable Legal Requirements;

(b)        all amounts shown on the Applied Returns and TEL Returns to be due have been timely paid;

(c)        the Applied Unaudited Balance Sheet accrues all liabilities for Taxes with respect to all periods through the date of the Applied Unaudited Balance Sheet in accordance with GAAP, and none of the Applied Entities has incurred any liabilities for Taxes since the date of the Applied Unaudited Balance Sheet other than in the operation of the business of the Applied Entities in the ordinary course;

(d)        the TEL Unaudited Balance Sheet accrues all liabilities for Taxes with respect to all periods through the date of the TEL Unaudited Balance Sheet in accordance with Japanese GAAP, and none of the TEL Entities has incurred any liabilities for Taxes since the date of the TEL Unaudited Balance Sheet other than in the operation of the business of the TEL Entities in the ordinary course;

(e)        no Applied or TEL Entity and no Applied Return or TEL Return is currently under audit by any Governmental Body, and, to the Knowledge of Applied and to the Knowledge of TEL, no Governmental Body has delivered to any Applied Entity or TEL Entity, respectively, a notice or request to conduct a proposed audit or examination with respect to Taxes;

(f)        no extension or waiver of the limitation period applicable to any Applied Returns or TEL Returns has been granted (by Applied, TEL or any other Person), and no such extension or waiver has been requested from any Applied Entity or TEL Entity, respectively;

(g)        no claim or Legal Proceeding is pending or, to the Knowledge of Applied and to the Knowledge of TEL, has been threatened against or with respect to any Applied Entity or TEL Entity, respectively, in respect of any Tax;

(h)        there are no unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by any Applied Entity or TEL Entity with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Applied Entities or TEL Entities and with respect to which reserves for payment have been established on the Applied Unaudited Balance Sheet or TEL Unaudited Balance Sheet, respectively, in accordance with GAAP or Japanese GAAP, respectively);

(i)        there are no liens for Taxes upon any of the assets of any of the Applied Entities or TEL Entities, except liens for current Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP or Japanese GAAP, respectively;

(j)        no claim which has resulted or could reasonably be expected to result in an obligation to pay Taxes has ever been made by any Governmental Body in a jurisdiction where an Applied Entity or TEL Entity does not file a Tax Return that it is or may be subject to taxation by that jurisdiction;

(k)        within the past six years, no Applied Entity or TEL Entity has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code or similar provision of any other Legal Requirement;

(l)        each Applied Entity and TEL Entity has disclosed on its income Tax Returns all positions that could give rise to an understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement;

(m)        no Applied Entity or TEL Entity has participated in, or is currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or similar transaction under any corresponding or similar Legal Requirement;

(n)        no Applied Entity or TEL Entity has any liability for the Taxes of any Person (other than any Applied Entity or TEL Entity) under Treasury Regulation Section 1.1502-6 or any other applicable Legal Requirement or by reason of being a transferee or successor of such Person;

(o)        no Applied Entity or TEL Entity has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code or any similar Legal Requirement;

(p)        the Applied Entities and the TEL Entities are in compliance with all terms and conditions of any Tax exemption, Tax holiday, or Tax reduction agreement or Tax Order that applies to any of them, and no Tax exemption, Tax holiday, or Tax Order that applies to any of the Applied Entities or TEL Entities will be adversely affected by any of the Contemplated Transactions; and

(q)        to the Knowledge of Applied and to the Knowledge of TEL, there exists no fact that is reasonably likely to prevent the parties from obtaining the Tax Opinions.

3.12        Employee and Labor Matters; Benefit Plans.

(a)        None of the Applied Entities or TEL Entities is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees.

(b)        Each of the Applied Entities and TEL Entities has performed all obligations required to be performed by it under each Employee Plan, and each Employee Plan has been established and maintained in accordance with its terms and applicable Legal Requirements, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

(c)        All non-government-sponsored Employee Plans containing unfunded actuarial benefit obligations in excess of $50,000,000 (determined (in the case of Applied) in accordance with GAAP consistently applied in accordance with past practices and (in the case of TEL) in accordance with Japanese GAAP consistently applied in accordance with past practices) are disclosed in the Applied Unaudited Balance

Sheet or otherwise listed in Part 3.12(c) of the Applied Disclosure Schedule (in the case of Applied) or disclosed in the TEL Unaudited Balance Sheet or otherwise listed in Part 3.12(c) of the TEL Disclosure Schedule (in the case of TEL). All Employee Plans required to be funded or book-reserved are funded or book-reserved, as appropriate, based on reasonable actuarial assumptions.

3.13        Environmental Matters.  To the Knowledge of Applied and to the Knowledge of TEL, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be:

(a)        (i) all real property that is or was leased to or controlled or used by any of the Applied Entities or TEL Entities, respectively, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern or environmental contamination; (ii) none of such real property contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of such leased property contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released;

(b)        no Applied Entity or TEL Entity has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law, (i) has been placed on the “National Priorities List” of hazardous waste sites or any similar Governmental Body list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement that requires “removal” or “remedial” action or the payment of clean-up costs;

(c)        none of the Applied Entities or TEL Entities has entered into any Contract that may require any of them to guarantee, reimburse, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws, or the activities of the Applied Entities or TEL Entities or any other Person relating to Materials of Environmental Concern; and

(d)        no current or past property owned, leased or used in connection with any of the business activities of any Applied Entity or TEL Entity in Japan has been designated as an area (shiteikuiki) which is contaminated by a “specified hazardous substance” (tokutei yuugai busshitsu) as defined under the Law Concerning Countermeasures against Soil Contamination (Law No. 53 of 2002, as amended) in accordance with said law, and no notice has been made in accordance with said law to the effect that an investigation shall be carried out on the soil condition of the real property, past real property or property used by any Applied Entity or TEL Entity in Japan in the conduct of any of its business activities to determine if it has been contaminated by a “specified hazardous substance” (tokutei yuugai busshitsu).

3.14        Legal Proceedings; Orders.

(a)        There is no pending Legal Proceeding, and (to the Knowledge of Applied and to the Knowledge of TEL) no Person has threatened to commence any Legal Proceeding that involves any of the Applied Entities or TEL Entities, respectively, or any business of any of the Applied Entities or TEL Entities, respectively, any of the assets owned, leased or used by any of the Applied Entities or TEL Entities, respectively, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be. To the Knowledge of Applied and to the Knowledge of TEL, as of the date of this Agreement, there is no pending or threatened Legal Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Business Combination or any of the other Contemplated Transactions.

(b)        There is no Order to which any of the Applied Entities or TEL Entities, or any of the assets owned or used by any of the Applied Entities or TEL Entities, is subject, except any such Order which, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be.

3.15        Authority; Binding Nature of Agreement.

(a)        The Applied Board has unanimously: (i) determined that the Business Combination (including the Applied Merger) is advisable and fair to, and in the best interests of, Applied and its stockholders; (ii) authorized and approved the execution, delivery and performance of this Agreement by Applied and approved the Business Combination (including the Applied Merger); and (iii) recommended the adoption of this Agreement by the holders of Applied Common Stock and directed that this Agreement be submitted for consideration by Applied’s stockholders at the Applied Stockholders’ Meeting.

(b)        The TEL Board (at a meeting duly called and held on or prior to the date hereof) has unanimously: (i) determined that the Business Combination (including the TEL Merger) is advisable and fair to, and in the best interests of, TEL and its stockholders; (ii) authorized and approved the execution, delivery and performance of this Agreement by TEL and approved the Business Combination (including the TEL Merger); (iii) recommended the approval of the TEL Merger Agreement by the holders of TEL Common Stock; and (iv) directed that this Agreement, the TEL Merger Agreement and the Business Combination be submitted for consideration by TEL’s stockholders at the TEL Stockholders’ Meeting.

(c)        Each of Applied and TEL has the corporate right, power and authority to enter into and, subject to obtaining the Required Applied Stockholder Vote and Required TEL Stockholder Vote, respectively, to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Applied and TEL, enforceable against Applied and TEL in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency, the relief of debtors and creditors’ rights generally; and (ii)  rules of law governing specific performance, injunctive relief and other equitable remedies.

3.16        Inapplicability of Anti-Takeover Statutes.  Applied, TEL and their respective boards of directors, as applicable, have taken all actions necessary to ensure that any restrictions on business combinations or other Acquisition Transactions under any anti-takeover statutes, control share acquisition statutes, business combination statutes, “freeze-out” statutes, fair price statutes, constituency statutes or similar Legal Requirements are not, and will not be, applicable to the execution, delivery or performance of this Agreement or the consummation of the Business Combination or any of the other Contemplated Transactions. To the Knowledge of Applied and to the Knowledge of TEL, except for Section 203 of the DGCL, no takeover statute or similar Legal Requirement applies or purports to apply to Applied or TEL, respectively, in connection with this Agreement, the Business Combination or any of the other Contemplated Transactions.

3.17        Vote Required.  The affirmative vote of the holders of a majority of the voting power of the shares of Applied Common Stock outstanding on the record date for the Applied Stockholders’ Meeting (the “Required Applied Stockholder Vote”) is the only vote of the holders of any class or series of Applied’s capital stock necessary to adopt this Agreement and otherwise approve the Contemplated Transactions under applicable Legal Requirements. The affirmative vote of the holders of two-thirds of the voting power of the shares of TEL Common Stock present at the TEL Stockholders’ Meeting where the holders of at least one-third of the voting power of the shares of TEL Common Stock outstanding on the record date for the TEL Stockholders’ Meeting is present (the “Required TEL Stockholder Vote”) is the only vote of the holders of any class or series of TEL’s capital stock necessary to approve the TEL Merger Agreement and otherwise approve the Contemplated Transactions under applicable Legal Requirements.

3.18        Non Contravention; Consents.

(a)        Assuming compliance with the applicable provisions of the DGCL, the Companies Act of Japan, the Japan Fair Trade Commission, the HSR Act, any other applicable Antitrust Law, Exon-Florio, FINSA and the listing requirements of the Nasdaq Global Select Market and the Tokyo Stock Exchange, and except as, individually or in the aggregate, would not either (i) reasonably be expected to have a Material

Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be, or (ii) reasonably be expected to prevent or materially impair or delay the consummation of the Business Combination or any of the other Contemplated Transactions, neither (x) the execution and delivery of this Agreement by Applied or TEL, nor (y) the consummation of the Business Combination or any of the other Contemplated Transactions, would reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

(A)        contravene, conflict with or result in a violation of: (1) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Applied Entities or TEL Entities; or (2) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Applied Entities or TEL Entities;

(B)        contravene, conflict with or result in a violation of, any Legal Requirement or any Order to which any of the Applied Entities or TEL Entities, or any of the assets owned or used by any of the Applied Entities or TEL Entities, is subject;

(C)        contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Applied Entities or TEL Entities or that otherwise relates to the business of any of the Applied Entities or TEL Entities or to any of the assets owned or used by any of the Applied Entities or TEL Entities;

(D)        contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Applied Contract or TEL Contract that constitutes a Material Contract, or give any Person the right to: (1) declare a default or exercise any remedy under any such Material Contract; (2) a rebate, chargeback, penalty or change in delivery schedule under any such Material Contract; (3) accelerate the maturity or performance of any such Material Contract; or (4) cancel, terminate or modify any right, benefit, obligation or other term of such Material Contract; or

(E)        result in the imposition or creation of any Encumbrance upon or with respect to any tangible asset owned or used by any of the Applied Entities or TEL Entities.

(b)        Except as: (i) may be required by the Securities Act, the Exchange Act, the DGCL, the Companies Act of Japan, the Japan Fair Trade Commission, the HSR Act, any applicable Antitrust Law, Exon-Florio, FINSA, the listing requirements of the Nasdaq Global Select Market (as they relate to the Form S-4 Registration/Proxy Statement) and the Tokyo Stock Exchange; (ii) otherwise contemplated by this Agreement (including the Implementation Schedule); or (iii) individually or in the aggregate, would not either: (A) reasonably be expected to have a Material Adverse Effect on Applied or a Material Adverse Effect on TEL; or (B) reasonably be expected to prevent or materially impair or delay the consummation of the Business Combination or any of the other Contemplated Transactions, none of the Applied or TEL Entities was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (1) the execution, delivery or performance of this Agreement; or (2)  the consummation of the Business Combination or any of the other Contemplated Transactions.

3.19        Opinions of Financial Advisors.  The Applied Board has received the opinion of Goldman Sachs & Co. (“Goldman”), dated as of the date of this Agreement, to the effect that, as of such date and based upon and subject to the limitations, qualifications and assumptions set forth therein, taking into account the TEL Merger, the Applied Conversion Ratio pursuant to this Agreement is fair from a financial point of view to holders (other than TEL and its affiliates) of Applied Common Stock. The TEL Board has received the opinion of Mitsubishi UFJ Morgan Stanley Securities Co., Ltd (“Morgan Stanley”), dated as of the date of this

Agreement, to the effect that, as of such date and based upon and subject to the limitations, qualifications and assumptions set forth therein, the number of HoldCo Ordinary Shares to be received by the holders of TEL Common Stock pursuant to the TEL Merger is fair, from a financial point of view, to such holders.

3.20        Financial Advisor.  Except for Goldman and Morgan Stanley, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, advisory or other fee or commission, or the reimbursement of expenses, in connection with the Business Combination or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Applied Entities or TEL Entities.

3.21        Disclosure.  None of the information to be supplied by or on behalf of Applied or TEL for inclusion or incorporation by reference in the Form S-4 Registration/Proxy Statement or the FSA Registration Statement will, at the time the Form S-4 Registration/Proxy Statement is filed with the SEC or becomes effective under the Securities Act or the FSA Registration Statement is filed with or approved by the FSA, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Applied or TEL for inclusion or incorporation by reference in the Form S-4 Registration/Proxy Statement, the FSA Registration Statement or the TEL Convocation Materials will, at the time the Form S-4 Registration/Proxy Statement is mailed to the stockholders of Applied or the time the TEL Convocation Materials are mailed to the stockholders of TEL or at the time of the Applied Stockholders’ Meeting (or any adjournment or postponement thereof) or TEL Stockholders’ Meeting (or any adjournment or postponement thereof), respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 Registration/Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC thereunder. The FSA Registration Statement will comply as to form in all material respects with the provisions of the Financial Instruments and Exchange Act of Japan and the rules and regulations promulgated by the FSA thereunder. The TEL Convocation Materials will comply as to form in all material respects with the provisions of the Companies Act of Japan. No representation or warranty is made by Applied or TEL with respect to statements made or incorporated by reference in the Form S-4 Registration/Proxy Statement, FSA Registration Statement or TEL Convocation Materials based on information supplied by or on behalf of any other Person (other than, in the case of Applied, any other Applied Entity and, in the case of TEL, any other TEL Entity) for inclusion or incorporation by reference therein.

3.22        Major Customers.  Part 3.22 of the Applied Disclosure Schedule and Part 3.22 of the TEL Disclosure Schedule identifies the top five customers of Applied (on a consolidated basis with the other Applied Entities) and TEL (on a consolidated basis with the other TEL Entities) based on revenue during the period of each company’s 2012 fiscal year (such customers, the “Major Customers”). From and after January 1, 2013 until the date of this Agreement: (a) none of the Major Customers of Applied and none of the Major Customers of TEL has terminated its relationship with Applied or TEL, as the case may be; and (b) to the Knowledge of Applied and to the Knowledge of TEL, no Major Customer has notified any Applied Entity or TEL Entity, in writing or otherwise, that such Major Customer intends to terminate its relationship, or substantially reduce its business, with any Applied Entity or TEL Entity, as the case may be (exclusive of any increase or decrease in business in the ordinary course of business consistent with past practices).

4.	COVENANTS OF THE PARTIES

4.1        Access and Investigation.

(a)        Subject to Section 4.1(b), during the period commencing on the date of this Agreement and ending as of the earlier of the Business Combination Effective Time or the termination of this Agreement (the “Pre-Closing Period”), upon reasonable advance notice:

(i)        Applied and TEL shall each, and shall cause each of their respective Subsidiaries to: (A) provide the Representatives of TEL and Applied, respectively, with reasonable access during normal business hours to its personnel, tax and accounting advisers and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to it or any of its Subsidiaries, in each case as reasonably requested by TEL and Applied; and (B) provide the Representatives of TEL and Applied, respectively, with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to it and its Subsidiaries that is reasonably requested by TEL and Applied; and

(ii)        without limiting the generality of the foregoing, Applied and TEL shall each promptly provide the other with copies of any material notice, material report or other material document filed with or sent to any Governmental Body on behalf of any of the Applied Entities and TEL Entities, respectively, in connection with the Business Combination or any of the other Contemplated Transactions.

(b)        Notwithstanding anything to the contrary set forth in Section 4.1(a), Section 4.4, or Section 4.7, during the Pre-Closing Period, neither Applied nor TEL shall be required to provide or cause to be provided any access or copies or otherwise comply with such Sections if doing so would, in its reasonable judgment: (i) cause material competitive harm to any Applied Entity or TEL Entity, as the case may be; (ii) violate any applicable Legal Requirements or the terms of any confidentiality restrictions under any Applied Contracts or TEL Contracts, as the case may be; or (iii) jeopardize any attorney-client or other legal privilege; provided, however, that if providing such access or copies or otherwise complying with such Sections would, in the reasonable judgment of Applied or TEL, cause one or more of the effects described in clauses “(i)” through “(iii)” of this Section 4.1(b), Applied and TEL, respectively, shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to negotiate in good faith agreements or arrangements that permit providing such access or copies or otherwise complying with such Sections without having any of such effects.

4.2        Operation of the Business of the Applied Entities and TEL Entities.

(a)        During the Pre-Closing Period, except: (i) as set forth in Part 4.2(a) of the Applied Disclosure Schedule (in the case of the Applied Entities) and Part 4.2(a) of the TEL Disclosure Schedule (in the case of the TEL Entities); (ii) as otherwise contemplated by this Agreement (including the Implementation Schedule); (iii) as required by applicable Legal Requirements; or (iv) to the extent that TEL and Applied, respectively, shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), Applied (with respect to the Applied Entities) and TEL (with respect to the TEL Entities):

(A)        shall ensure that each of the Applied Entities and each of the TEL Entities conducts its business and operations in the ordinary course and in accordance in all material respects with past practices;

(B)        shall use its reasonable best efforts to attempt to ensure that each of the Applied Entities and each of the TEL Entities preserves intact the material components of its current business organization, keeps available the services of its current officers and key employees and maintains its relations and goodwill with all material suppliers, material customers, material licensors and Governmental Bodies;

(C)        shall promptly notify TEL or Applied, respectively, if it becomes aware of any material Legal Proceeding commenced, or, to its Knowledge, overtly threatened by a Governmental Body against, relating to or involving any of the Applied Entities or any of the TEL Entities, respectively; and

(D)        shall promptly notify TEL or Applied, respectively, if it becomes aware of any material Legal Proceeding commenced, or, to its Knowledge, threatened in writing by any Person other than a Governmental Entity that relates to any of the Contemplated Transactions.

(b)        During the Pre-Closing Period, except: (i) as set forth in Part 4.2(b) of the Applied Disclosure Schedule (in the case of the Applied Entities) and Part 4.2(b) of the TEL Disclosure Schedule (in the case of the TEL Entities); (ii) as otherwise contemplated by this Agreement (including the Implementation Schedule); (iii) as required by applicable Legal Requirements; or (iv) to the extent that TEL and Applied, respectively, shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), Applied and TEL shall not, and shall cause each of the other Applied Entities and each of the other TEL Entities, respectively, not to:

(A)        declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, other than: (1) dividends or distributions between or among any of the Applied Entities, in the case of Applied, or TEL Entities, in the case of TEL, in each case, to the extent consistent with past practice and such as would not reasonably be expected to delay or interfere with any of the Contemplated Transactions; (2) in the case of Applied, its regular quarterly dividend, not to exceed $0.10 per share of Applied Common Stock per fiscal quarter; and (3) in the case of TEL, aggregate dividends not to exceed 35% of the net income earned by the TEL Entities, on a consolidated basis, in the previous fiscal year;

(B)        repurchase, redeem or otherwise reacquire any shares of capital stock or other securities of Applied or TEL, other than: (1) as a result of the forfeiture of, or pursuant to Applied’s rights to repurchase, Restricted Shares of Applied Common Stock, in each case, held by an employee of Applied, respectively, upon termination of such employee’s employment; (2) repurchases of capital stock in the ordinary course of business consistent with current board authorizations; or (3) the withholding or acquisition of shares of capital stock or other equity interests to satisfy withholding Tax obligations with respect to Applied Equity Awards, Applied ESPP Options, TEL Subscription Rights or Restricted Shares in accordance with the terms of such awards as in effect on the date hereof or granted as permitted under this Agreement (including the Applied Disclosure Schedule or the TEL Disclosure Schedule, as applicable);

(C)        sell, issue, grant or authorize the sale, issuance or grant to any Person (other than another Applied Entity or TEL Entity) of (1) any capital stock or other security of an Applied Entity or TEL Entity, (2) any option, call, warrant or right to acquire any capital stock or other security of an Applied Entity or TEL Entity, or (3) any instrument convertible into or exchangeable for any capital stock or other security of an Applied Entity or TEL Entity, except that: (aa) Applied may issue shares of Applied Common Stock upon the valid exercise of Applied Options or Applied ESPP Options that either (x) were outstanding as of the date of this Agreement or (y) are permitted to be issued during the Pre-Closing Period without breach of this Agreement; (bb) Applied and TEL may issue shares of Applied Common Stock or TEL

Common Stock, respectively, or, with respect to Applied Cash Awards, cash payments upon the vesting or conversion upon their terms, as applicable, of Applied RSUs, TEL Subscription Rights, Applied Performance Units or Applied Cash Awards, as the case may be, that either (x) were outstanding as of the date of this Agreement or (y) are permitted to be issued during the Pre-Closing Period without breach of this Agreement; (cc) Applied or TEL, as applicable, may, in the ordinary course of business consistent with past practices, grant Applied Equity Awards, Restricted Shares of Applied Common Stock and shares of Applied Common Stock, or Applied ESPP Options under the Applied ESPPs; and (dd) TEL may, in the ordinary course of business consistent with past practices, grant TEL Subscription Rights;

(D)        amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, other than amendments of any such documents of any Subsidiary of Applied or TEL in the ordinary course of business consistent with past practices or in a manner that would not reasonably be expected to delay or interfere with any of the Contemplated Transactions;

(E)        acquire (by merger, consolidation, share exchange, business combination, amalgamation or otherwise) any equity or similar interest in any other Entity except: (1) in connection with internal reorganizations solely among the Applied Entities or TEL Entities, as the case may be, that would not reasonably be expected to delay or interfere with any of the Contemplated Transactions; and (2) for acquisitions that satisfy all of the following conditions: (aa) such acquisitions are in the ordinary course of business consistent with past practices; (bb) such acquisitions involve solely cash payments (or possible cash payments) of no more than $50,000,000 individually or $150,000,000 in the aggregate (calculated separately for the Applied Entities and the TEL Entities); and (cc) such acquisitions are not reasonably likely, individually or in the aggregate, to prevent or delay in any material respect the satisfaction of the conditions set forth in Section 5;

(F)        effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction, except as permitted by clause “(E)” above;

(G)        acquire, lease or license any right or other asset from any other Person or sell or dispose of, lease, transfer, exchange or license any right or other asset to any other Person, except in each case for the following solely to the extent that they are not reasonably likely, individually or in the aggregate, to prevent or delay in any material respect the satisfaction of the conditions set forth in Section 5: (1) acquisitions, leases, licenses or dispositions having a value (calculated separately for the Applied Entities and the TEL Entities) of less than $50,000,000 individually or $150,000,000 in the aggregate; (2) acquisitions, leases, licenses or dispositions pursuant to Applied Contracts or TEL Contracts in existence and effect as of the date of this Agreement; or (3) sales to customers in the ordinary course of business;

(H)        make any capital expenditure, except in the ordinary course of business consistent with past practices;

(I)        (1) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract or (2) amend, terminate, or waive any material right or remedy under, any Material Contract, except in the case of clause “(1)” or “(2)” in the ordinary course of business consistent with past practices;

(J)        lend money to any Person or incur or guarantee any indebtedness, except: (1) in the ordinary course of business consistent with past practices; (2) in connection with refinancings of existing indebtedness for borrowed money upon market terms and conditions; or (3) for drawdowns of credit facilities outstanding as of the date hereof in the ordinary course of business consistent with past practices;

(K)        (1) establish, adopt, enter into or amend any Employee Plan or Employee Agreement, other than immaterial amendments that do not result in significantly increased costs or expenses; or (2) pay any bonus or make any profit-sharing or similar payment to, or materially increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, or adopt or agree to any severance or retention arrangements with or for the benefit of, any of its directors or any of its officers or other employees, except, in the case of clause “(1)” or “(2)”: (aa) as required by the terms of any Employee Plan or Employee Agreement existing and in effect on the date of this Agreement; or (bb) in the ordinary course of business consistent with past practices;

(L)        change any of its methods of accounting or accounting practices in any material respect, except: (1) in the ordinary course of business consistent with past practices; or (2) as required by concurrent changes in: (aa) in the case of Applied, GAAP or SEC rules and regulations; and (bb) in the case of TEL, Japanese GAAP or FSA rules and regulations;

(M)        make any material Tax election, except in the ordinary course of business consistent with past practices or otherwise required by any Legal Requirements;

(N)        commence any Legal Proceeding, except with respect to: (1) routine matters in the ordinary course of business consistent with past practices; (2) such cases where Applied or TEL, respectively, reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that each of Applied and TEL, respectively, consults with the other and considers its views and comments with respect to such Legal Proceedings prior to commencement thereof); or (3) a breach of this Agreement or the other agreements entered into pursuant hereto as part of the Contemplated Transactions;

(O)        settle any Legal Proceeding or other material claim, other than: (1) Legal Proceedings or material claims addressed by Section 4.14, which shall be governed by the provisions of Section 4.14; or (2) pursuant to a settlement that results solely in monetary obligation involving payment by the Applied Entities or the TEL Entities of: (aa) the amount specifically reserved in accordance with GAAP and Japanese GAAP, respectively, with respect to such Legal Proceedings or claim on the Applied Unaudited Balance Sheet or TEL Unaudited Balance Sheet, as the case may be; or (bb) an amount in excess of such applicable reserves, if any, of not more than $20,000,000 for any individual settlements and $50,000,000 in the aggregate for all settlements during the Pre-Closing Period (calculated separately for the Applied Entities and the TEL Entities);

(P)        enter into or permit any transaction or series of transactions involving any of the Applied Entities or the TEL Entities, as the case may be, that, whether alone or in combination, would reasonably be expected to adversely affect the TEL Intended Tax Treatment;

(Q)        discontinue or shut down any material line of business or division;

(R)        construct, purchase or lease office, manufacturing or R&D facilities requiring an expenditure in excess of $15,000,000 per year (it being understood that facilities renovations in the ordinary course of business and consistent with past practice shall not be limited by this Section 4.2(b)(R));

(S)        in the case of any Subsidiary of TEL, acquire any shares of TEL Common Stock; or

(T)        agree or commit to take any of the actions described in clauses “(A)” through “(S)” of this Section 4.2(b).

(c)        During the Pre-Closing Period, subject to applicable Legal Requirements or the terms of any confidentiality restrictions under any Applied Contracts or TEL Contracts, Applied and TEL shall each promptly notify the other in writing of any event, condition, fact or circumstance that, individually or in the aggregate, would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 5 impossible or unlikely or that, individually or in the aggregate, has had or would reasonably be expected to have or result in a Material Adverse Effect on Applied or a Material Adverse Effect on TEL, as the case may be. No notification given pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the notifying Party contained in this Agreement.

4.3        No Solicitation.

(a)        Without limiting any other obligations under this Agreement, each of Applied and TEL agrees that, from the date hereof until the earlier of the Applied Merger Effective Time and the termination of this Agreement in accordance with its terms, neither it nor any of its Subsidiaries nor any of the officers, directors or employees of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly:

(i)        solicit, initiate, knowingly encourage, knowingly facilitate (subject to Section 4.3(b)) or knowingly induce the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry;

(ii)        subject to Section 4.3(b), furnish any non-public information or non-public data to any Person (other than TEL or Applied, respectively) in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;

(iii)        subject to Section 4.3(b), engage in discussions or negotiations with any Person (other than TEL or Applied, respectively) relating to any Acquisition Proposal or Acquisition Inquiry;

(iv)        approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry or, in the case of Applied, approve, endorse or recommend any Person or any group other than TEL becoming an “interested stockholder” under Section 203 of the DGCL; or

(v)        enter into any agreement in principle or letter of intent or similar document or any Contract (other than a confidentiality agreement on the terms described in Section 4.3(b)) contemplating or otherwise relating to any Acquisition Transaction or agree to do any of the foregoing related to any Acquisition Proposal.

(b)        Notwithstanding anything to the contrary set forth in Section 4.3(a):

(i)        each of Applied and TEL and their respective boards of directors shall be permitted to: (A) in the case of Applied, comply with Rule 14d-9 and Rule 14e-2 of the Exchange Act; and (B) in the case of TEL, comply with Section 27-10 of the Financial Instruments and Exchange Act (Act No. 25 of 1948); provided, however, that neither clause “(A)” nor clause “(B)” of this Section 4.3(b)(i) will in any way eliminate or modify the effect that any such action would otherwise have under this Agreement; and

(ii)        at any time following the date hereof and, in the case of Applied, prior to receipt by Applied of the Required Applied Stockholder Vote and, in the case of TEL, prior to the receipt of the Required TEL Stockholder Vote, neither Section 4.3(a) nor any other provision of this Agreement shall prohibit Applied or TEL, respectively, from furnishing nonpublic information to, or entering into discussions and negotiations with, any Person in response to an Acquisition Proposal that is reasonably expected to result in a Superior Offer that is submitted by a Person after the date hereof (and not withdrawn) if: (A) such Acquisition Proposal did not result from any breach of, or any action inconsistent with, any of the provisions set forth in this Section 4.3(b); (B) the Applied Board or the TEL Board, as the case may be, concludes in good faith, after having consulted with its outside legal counsel, that failure to take such action would be a breach of their fiduciary duties under applicable Legal Requirements; (C) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Applied Board or the TEL Board, as the case may be, gives TEL or Applied, respectively, written notice of the identity of such Person and the intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Applied Board or the TEL Board, as the case may be, receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions and non-solicitation provisions) at least as favorable to Applied or TEL, as the case may be, as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (D) at least 24 hours prior to furnishing any such nonpublic information to such Person, Applied and TEL, as the case may be, furnishes such nonpublic information to TEL or Applied, respectively (to the extent such nonpublic information has not been previously furnished to TEL or Applied, respectively).

(c)        Each of Applied and TEL shall promptly (and in no event later than 48 hours after receipt of any Acquisition Proposal or Acquisition Inquiry) advise TEL or Applied, respectively, orally and in writing of any such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof and copies of all correspondence and other written material sent or provided to such Party in connection therewith) that is made or submitted by any Person (other than Applied or TEL) during the Pre-Closing Period. Each of Applied or TEL, as applicable, after receiving an Acquisition Proposal or Acquisition Inquiry, shall keep TEL or Applied, respectively, reasonably informed with respect to: (i) the status of any such Acquisition Proposal or Acquisition Inquiry; and (ii) the status and terms of any material modification or material development or proposed material modification or material development thereto.

(d)        Each of Applied and TEL agrees that it, its Subsidiaries, and its and its Subsidiaries’ respective officers, directors and employees shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

(e)        Each of Applied and TEL agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, non-solicitation, no hire, “standstill” or similar Contract to which it or any of its Subsidiaries is a party or under which it or any of its

Subsidiaries has any rights, and shall use its reasonable best efforts to cause each such agreement to be enforced in accordance with its terms at the request of TEL or Applied, respectively.

4.4        Form S-4 Registration/Proxy Statement; FSA Registration Statement; TEL Convocation Materials; Nasdaq Application; TSE Application.

(a)        As promptly as reasonably practicable after the date of this Agreement, Applied and TEL shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either Applied or TEL), and TEL shall cause HoldCo to file with the SEC, the Form S-4 Registration/Proxy Statement (it being understood that the Form S-4 Registration/Proxy Statement shall include a proxy statement/prospectus which will be included therein as a prospectus and which will be used for the Applied Stockholders’ Meeting to adopt this Agreement and approve other matters reasonably related to the Contemplated Transactions (including the issuance of the HoldCo Ordinary Shares in the Business Combination)). Each of Applied and TEL shall use its reasonable best efforts to: (i) cause the Form S-4 Registration/Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC; (ii) promptly notify the other of, cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (iii) have the Form S-4 Registration/Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (iv) keep the Form S-4 Registration/Proxy Statement effective through the Closing in order to permit the consummation of the Business Combination. Each of Applied and TEL shall promptly furnish the other all information concerning such Party, its Subsidiaries, Representatives and stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 4.4(a); provided, however, that neither Applied nor TEL shall use any such information for any purposes other than those contemplated by this Agreement unless: (i) such Party obtains the prior written consent of the other to such use (which consent shall not be unreasonably withheld, conditioned or delayed); or (ii) to the extent that use of such information is required to avoid violation of applicable Legal Requirements. If either Applied or TEL becomes aware of any information that should be disclosed in an amendment or supplement to the Form S-4 Registration/Proxy Statement, then: (i) such Party shall promptly inform the other thereof; (ii) such Party shall prepare and mutually agree upon with the other (and its counsel) (such agreement not to be unreasonably withheld, conditioned or delayed by Applied or TEL), an amendment or supplement to the Form S-4 Registration/Proxy Statement; (iii) Applied and TEL shall cause HoldCo to file such mutually agreed upon amendment or supplement with the SEC; and (iv) Applied and TEL shall cooperate, if appropriate, in mailing such amendment or supplement to the stockholders of Applied or TEL, as applicable. TEL shall cause HoldCo to promptly advise Applied of the time of effectiveness of the Form S-4 Registration/Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of the HoldCo Ordinary Shares for offering or sale in any jurisdiction, and each of Applied and TEL shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(b)        As promptly as reasonably practicable after the date of this Agreement, Applied and TEL shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by Applied or TEL), and TEL shall cause to be filed with the FSA, the FSA Registration Statement. Each of Applied and TEL shall use its reasonable best efforts to: (i) cause the FSA Registration Statement to comply with the applicable rules and regulations promulgated by the FSA and the TEL Convocation Materials to comply with the Companies Act of Japan; (ii) promptly notify the other of, cooperate with each other with respect to and respond promptly to any comments of the FSA or its staff; (iii) have the FSA Registration Statement declared effective under the Financial Instruments and Exchange Act of Japan, as promptly as reasonably practicable after it is filed with the FSA; and (iv) keep the FSA Registration Statement effective through the Closing in order to permit the consummation of the TEL Merger and the Business Combination. Each of Applied and TEL shall promptly furnish the other all information concerning such Party, its Subsidiaries, Representatives and stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 4.4(b); provided, however, that neither Applied nor TEL shall use any such information for any purposes other than those contemplated by this Agreement unless: (i) such Party obtains the prior written consent of the other to such use (which consent shall not be unreasonably withheld, conditioned or delayed); or (ii) to the extent that use of such information is required to avoid violation of applicable Legal Requirements. If either Applied or TEL becomes aware of any information that should be disclosed in an amendment or supplement to the FSA Registration Statement or the TEL Convocation Materials, then: (i) such Party shall promptly inform the other Parties thereof; (ii) such Party shall prepare and mutually agree upon with the other (and its counsel) (such agreement not to be unreasonably withheld, conditioned or delayed by Applied or TEL), an amendment or supplement to the FSA Registration Statement or the TEL Convocation Materials, as applicable; (iii) TEL shall file, or cause HoldCo to file, such mutually agreed upon amendment or supplement to be filed with the FSA; and (iv) Applied and TEL shall cooperate, if appropriate, in mailing such amendment or supplement to the stockholders of TEL, as applicable. TEL shall cause HoldCo to promptly advise Applied of the time of effectiveness of the FSA Registration Statement, the issuance of any stop order relating thereto or the suspension of the qualification of the HoldCo Ordinary Shares for offering or sale in any jurisdiction, and each of Applied and TEL shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(c)        As promptly as reasonably practicable after the date of this Agreement, Applied and TEL shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by Applied or TEL) and cause to be filed a listing application with (i) the Nasdaq Global Select Market for the listing of the HoldCo Ordinary Shares on the Nasdaq Global Select Market (the “Nasdaq Listing Application”) and (ii) the Tokyo Stock Exchange for the listing of the HoldCo Ordinary Shares on the Tokyo Stock Exchange (the “TSE Listing Application”), to permit, in each case, the trading of the HoldCo Ordinary Shares on such exchange as of or immediately following the Business Combination Effective Time. Each of Applied and TEL shall promptly furnish all information concerning such Party, its Subsidiaries, Representatives and stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 4.4(c); provided, however, that neither Applied nor TEL shall use any such information for any purposes other than those contemplated by this Agreement unless: (i) such Party obtains the prior written consent of the other to such use (which consent shall not be unreasonably withheld, conditioned or delayed); or (ii) to the extent that use of such information is required to avoid violation of applicable Legal Requirements. If either Applied or TEL becomes aware of any information that should be disclosed in an amendment or supplement to the Nasdaq Listing Application or the TSE Listing Application, then: (i) such Party shall promptly inform the other Parties thereof; and (ii) such Party shall prepare and mutually agree upon with the other (and its counsel) (such agreement not to be unreasonably withheld, conditioned or delayed by Applied or TEL) an amendment or supplement to the Nasdaq Listing Application or the TSE Listing Application, as the case may be, and cause such mutually agreed upon amendment to be filed with the Nasdaq Global Select Market or the Tokyo Stock Exchange, as applicable.

(d)        Prior to the Business Combination Effective Time, each of Applied and TEL shall use its reasonable best efforts to take any other action (other than: (i) qualifying to do business as a foreign corporation in any jurisdiction in which it is not now qualified; or (ii) filing a general consent to service of process in any jurisdiction) required to be taken under the Securities Act and the rules and regulations of the SEC promulgated thereunder, the Exchange Act, any applicable Japanese, Dutch or other non-U.S. securities laws, or any applicable state securities or “blue sky” laws and the rules and regulations thereunder, in connection with the issuance, exchange and listing of the HoldCo Ordinary Shares.

(e)        Subject to applicable Legal Requirements, each of Applied and TEL shall use its reasonable best efforts to ensure that there shall be no material inconsistencies in the information included in the Form S-4 Registration/Proxy Statement, the FSA Registration Statement, the TEL Convocation Materials, the Nasdaq Listing Application, the TSE Listing Application or the documents or communications required to obtain any approvals pursuant to Section 4.4(d).

4.5        Applied Stockholders’ Meeting; TEL Stockholders’ Meeting.

(a)        Applied shall: (i) take all action necessary under all applicable Legal Requirements and its organizational and governing documents to duly call, give notice of, convene and hold a special meeting (the “Applied Stockholders’ Meeting”) of the holders of Applied Common Stock to vote on a proposal to adopt this Agreement, which Applied Stockholders’ Meeting will be held as promptly as reasonably practicable following the date the Form S-4 Registration/Proxy Statement is declared effective by the SEC (and conditional upon such declaration of effectiveness); and (ii) submit such proposal to, and use its reasonable best efforts to solicit proxies in favor of such proposal from, such holders at the Applied Stockholders’ Meeting and, except for a proposal to adjourn or postpone the Applied Stockholders’ Meeting as permitted by applicable Legal Requirements or as otherwise related to the furtherance of any of the Contemplated Transactions, shall not submit any other proposal to such holders in connection with the Applied Stockholders’ Meeting without the prior written consent of TEL. Applied shall ensure that all proxies solicited in connection with the Applied Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, Applied, after consultation with TEL, may, or, if requested by TEL, shall, adjourn or postpone the Applied Stockholders’ Meeting: (A) to the extent necessary to ensure that any supplement or amendment to the Form S-4 Registration/Proxy Statement that is required by applicable Legal Requirements is timely provided to Applied’s stockholders; (B) if as of the time for which the Applied Stockholders’ Meeting is originally scheduled, there are insufficient shares of Applied Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Applied Stockholders’ Meeting, in which case, Applied shall use its reasonable best efforts during any such postponement or adjournment to obtain such a quorum as soon as reasonably practicable; or (C) if additional time is reasonably required to solicit proxies in favor of the adoption of this Agreement and approval of the Business Combination and the other Contemplated Transactions.

(b)        With respect to the Applied Stockholders’ Meeting, and subject to Section 4.5(c): (i) the Form S-4 Registration/Proxy Statement shall include a statement to the effect that the Applied Board recommends that the Applied stockholders vote to adopt this Agreement (such recommendation of the Applied Board, the “Applied Board Recommendation”); (ii) the Applied Board Recommendation shall not be withdrawn or modified in a manner adverse to TEL; and (iii) neither the Applied Board nor any committee thereof shall: (A) fail to reaffirm the Applied Board Recommendation, or fail to publicly state that the Business Combination (including the Applied Merger) and the other Contemplated Transactions are in the best interests of Applied’s stockholders, within five Business Days after TEL requests in writing that such action be taken; (B) fail to issue, within five Business Days after an Acquisition Proposal with respect to an Applied Entity is publicly announced, a press release announcing its opposition to such Acquisition Proposal; or (C) resolve to take any action described in clauses “(ii)” or “(iii)” of this sentence (each of the foregoing actions described in clauses “(ii)” and “(iii)” being referred to as an “Applied Change in Recommendation”).

(c)        Notwithstanding anything to the contrary contained in Section 4.5(b) or elsewhere in this Agreement, at any time prior to the adoption of this Agreement by the Required Applied Stockholder Vote, the Applied Board may effect, or cause Applied to effect, as the case may be, a Applied Change in Recommendation if:

(i)        (A) Applied has not breached its obligations under Section 4.3 in connection with the offer referred to in the following clause “(B);” (B) after the date of this Agreement, an unsolicited, bona fide, written offer to purchase all of the outstanding shares of Applied Common Stock (whether through a tender offer, merger or otherwise) is made to Applied and is not withdrawn; (C) the Applied Board determines in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, that such offer constitutes a Superior Offer with respect to Applied; (D) the Applied Board does not effect, or cause Applied to effect, an Applied Change in Recommendation at any time within five Business Days after TEL receives written notice from Applied confirming that the Applied Board has determined, in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, that such offer is a Superior Offer with respect to Applied; (E) during such five Business Day period, if requested by TEL, Applied engages in good faith negotiations with TEL to amend this Agreement in such a manner that the offer that was determined in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, to constitute a Superior Offer with respect to Applied no longer constitutes a Superior Offer with respect to Applied; (F) at the end of such five Business Day period, such offer has not been withdrawn and continues to constitute a Superior Offer with respect to Applied (taking into account any changes to the terms of this Agreement proposed by TEL as a result of the negotiations required by clause “(E)” or otherwise); and (G) the Applied Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Superior Offer, the failure to make an Applied Change in Recommendation would be a breach of the fiduciary duties of the Applied Board under applicable Legal Requirements; or

(ii)        (A) a material development or change in circumstances unrelated to an Acquisition Proposal that was neither known to any Applied Entity or any Representative of any Applied Entity nor reasonably foreseeable to any Applied Entity as of the date of this Agreement (such material development or change in circumstances being referred to as an “Applied Intervening Event”) occurs or arises after the date of this Agreement and prior to the receipt of the Required Applied Stockholder Vote; (B) the Applied Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Applied Intervening Event, the failure to make an Applied Change in Recommendation would be a breach of the fiduciary duties of the Applied Board under applicable Legal Requirements; (C) at least five Business Days prior to effecting an Applied Change in Recommendation in respect of such Applied Intervening Event, Applied provides TEL with a written notice of such Applied Intervening Event, including a reasonably detailed description thereof, and the intention of the Applied Board to effect an Applied Change in Recommendation as a result thereof; (D) during such five Business Day period, if requested by TEL, Applied engages in good faith negotiations with TEL to make such amendments to the terms of this Agreement or to take such other actions as would obviate the need for the Applied Board to effect an Applied Change in Recommendation as a result of such Applied Intervening Event; and (E) following the expiration of such five Business Day period, the Applied Board determines in good faith, after consulting with outside legal counsel, that, in light of such Applied Intervening Event (taking into account the implementation of the amendments to the terms of this Agreement or other actions proposed by TEL as a result of the negotiations contemplated by clause “(D)”), the failure to make an Applied Change in Recommendation would be a breach of the fiduciary duties of the Applied Board under applicable Legal Requirements.

(d)        Notwithstanding any Applied Change in Recommendation, unless earlier terminated in accordance with Section 6.1, this Agreement shall be submitted to the holders of Applied Common Stock at the Applied Stockholders’ Meeting for the purpose of voting on the adoption of this Agreement and approval of the Business Combination and the other Contemplated Transactions, and nothing contained in this Agreement shall be deemed to relieve Applied of such obligation.

(e)        TEL shall: (i) take all action necessary under all applicable Legal Requirements and its organizational and governing documents to duly call, give notice of, convene and hold an extraordinary meeting (the “TEL Stockholders’ Meeting”) of the holders of TEL Common Stock to vote on a proposal to approve the TEL Merger Agreement, which TEL Stockholders’ Meeting will be held as promptly as reasonably practicable following the later of the date (A) the Form S-4 Registration/Proxy Statement is declared effective by the SEC (and conditional upon such declaration of effectiveness) and (B) the FSA Registration Statement takes effect under the Financial Instruments and Exchange Act of Japan; and (ii) submit such proposal to, and use its reasonable best efforts to solicit votes in favor of such proposal from, such holders at the TEL Stockholders’ Meeting and, except for a proposal to adjourn or postpone the TEL Stockholder Meeting as permitted by applicable Legal Requirements or as otherwise related to or in furtherance of any of the Contemplated Transactions, shall not submit any other proposal to such holders in connection with the TEL Stockholders’

Meeting without the prior written consent of Applied. TEL shall ensure that all requests for completion and submission of voting cards made in connection with the TEL Stockholders’ Meeting comply with all applicable Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, TEL, after consultation with Applied, may, or, if requested by Applied, shall, adjourn or postpone the TEL Stockholders’ Meeting: (A) to the extent necessary to ensure that any supplement or amendment to the FSA Registration Statement or TEL Convocation Materials that is required by applicable Legal Requirements is timely provided to TEL’s stockholders; (B) if, as of the time for which the TEL Stockholders’ Meeting is originally scheduled, there are insufficient shares of TEL Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the TEL Stockholders’ Meeting in which case, TEL shall use its reasonable best efforts during any such postponement or adjournment to obtain such a quorum as soon as practicable; or (C) if additional time is reasonably required to request voting cards in favor of the approval of the TEL Merger Agreement.

(f)        With respect to the TEL Stockholders’ Meeting, and subject to Section 4.5(g): (i) the TEL Convocation Materials shall include a statement to the effect that the TEL Board recommends that the TEL stockholders vote to approve the TEL Merger Agreement (such recommendation of the TEL Board, the “TEL Board Recommendation”); (ii) the TEL Board Recommendation shall not be withdrawn or modified in a manner adverse to Applied; and (iii) neither the TEL Board nor any committee thereof shall: (A) fail to reaffirm the TEL Board Recommendation, or fail to publicly state that the Business Combination (including the TEL Merger) and the other Contemplated Transactions are in the best interests of TEL’s stockholders, within five Business Days after Applied requests in writing that such action be taken; (B) fail to issue, within five Business Days after an Acquisition Proposal with respect to a TEL Entity is publicly announced, a press release announcing its opposition to such Acquisition Proposal; or (C) resolve to take any action described in clauses “(ii)” or “(iii)” of this sentence (each of the foregoing actions described in clauses “(ii)” and “(iii)” being referred to as a “TEL Change in Recommendation”).

(g)        Notwithstanding anything to the contrary contained in Section 4.5(f) or elsewhere in this Agreement, at any time prior to the approval of the TEL Merger Agreement by the Required TEL Stockholder Vote, the TEL Board may effect, or cause TEL to effect, as the case may be, a TEL Change in Recommendation if:

(i)        (A) TEL has not breached its obligations under Section 4.3 in connection with the offer referred to in the following clause “(B);” (B) after the date of this Agreement, an unsolicited, bona fide, written offer to purchase all of the outstanding shares of TEL Common Stock (whether through a tender offer, merger or otherwise) is made to TEL and is not withdrawn; (C) the TEL Board determines in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, that such offer constitutes a Superior Offer with respect to TEL; (D) the TEL Board does not effect, or cause TEL to effect, a TEL Change in Recommendation at any time within five Business Days after Applied receives written notice from TEL confirming that the TEL Board has determined, in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, that such offer is a Superior Offer with respect to TEL; (E) during such five Business Day period, if requested by Applied, TEL engages in good faith negotiations with Applied to amend this Agreement in such a manner that the offer that was determined, in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, to constitute a Superior Offer with respect to TEL no longer constitutes a Superior Offer with respect to TEL; (F) at the end of such five Business Day period, such offer has not been withdrawn and continues to constitute a Superior Offer with respect to TEL (taking into account any changes to the terms of this Agreement proposed by Applied as a result of the negotiations required by clause “(E)” or otherwise); and (G) the TEL Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Superior Offer, the failure to make a TEL Change in Recommendation would be a breach of the fiduciary duties of the TEL Board under applicable Legal Requirements; or

(ii)        (A) a material development or change in circumstances unrelated to an Acquisition Proposal that was neither known to any TEL Entity or any Representative of any TEL Entity nor reasonably foreseeable to any TEL Entity as of the date of this Agreement (such material development or change in circumstances being referred to as a “TEL Intervening Event”) occurs or arises after the date of this Agreement and prior to the receipt of the Required TEL Stockholder Vote; (B) the TEL Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such TEL Intervening Event, the failure to make a TEL Change in Recommendation would be a breach of the fiduciary duties of the TEL Board under applicable Legal Requirements; (C) at least five Business Days prior to effecting a TEL Change in Recommendation in respect of such TEL Intervening Event, TEL provides Applied with a written notice of such TEL Intervening Event, including a reasonably detailed description thereof, and the intention of the TEL Board to effect a TEL Change in Recommendation as a result thereof; (D) during such five Business Day period, if requested by Applied, TEL engages in good faith negotiations with Applied to make such amendments to the terms of this Agreement or to take such other actions as would obviate the need for the TEL Board to effect a TEL Change in Recommendation as a result of such TEL Intervening Event; and (E) following the expiration of such five Business Day period, the TEL Board determines in good faith, after consulting with outside legal counsel, that, in light of such TEL Intervening Event (taking into account the implementation of the amendments to the terms of this Agreement or other actions proposed by Applied as a result of the negotiations contemplated by clause “(D)”), the failure to make a TEL Change in Recommendation would be a breach of the fiduciary duties of the TEL Board under applicable Legal Requirements.

(h)        Notwithstanding any TEL Change in Recommendation, unless earlier terminated in accordance with Section 6.1: (i) the TEL Merger Agreement shall be submitted to the holders of TEL Common Stock at the TEL Stockholders’ Meeting for the purpose of voting on the approval of the TEL Merger Agreement, and nothing contained in this Agreement shall be deemed to relieve TEL of such obligation; and (ii) TEL shall ensure that the TEL Merger Agreement shall not be amended, altered, revoked, rescinded or terminated, and no provision thereunder shall be waived or caused to be waived by TEL or TEL Merger Sub, in each case, without the prior written consent of Applied (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that TEL shall take all actions necessary under the TEL Merger Agreement, including extending the Effective Date (as defined in the TEL Merger Agreement) in the manner required by the Companies Act of Japan, to cause the consummation of the TEL Merger to take place on a date and in a manner to be designated jointly by Applied and TEL, which shall be (except as otherwise mutually agreed by Applied and TEL) no later than the 10th Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 5 of this Agreement (other than the conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).

(i)        Subject to applicable Legal Requirements: (i) each of Applied and TEL shall cooperate and use its reasonable best efforts to cause the Applied Stockholders’ Meeting and TEL Stockholders’ Meeting to be held on the same date; and (ii) if, notwithstanding such efforts, one such meeting is held prior to the other, the Party that has not held its meeting shall use its reasonable best efforts to cause its meeting to be held as promptly as reasonably practicable following the date of the meeting that has been held.

4.6        Indemnification of Officers and Directors.

(a)        From and after the Business Combination Effective Time, HoldCo shall (and HoldCo shall cause Applied and TEL to): indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of each Applied Entity and TEL Entity (in all their capacities): (i) to the same extent the foregoing are indemnified, held harmless or are entitled to advancement of expenses as of the date of this Agreement by Applied or TEL or any other Applied Entity or TEL Entity; and (ii) without limitation of the preceding clause “(i),” to the fullest extent permitted by applicable Legal Requirements, in each case, for acts or omissions occurring at or prior to the Business Combination Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Contemplated Transactions).

(b)        For a period of six years following the Business Combination Effective Time, HoldCo shall cause to be maintained in effect the existing policy of Applied’s directors’ and officers’ liability insurance (or a comparable replacement policy) (the “Applied D&O Policy”) covering claims arising from facts or events that occurred at or prior to the Business Combination Effective Time to the extent that such claims are of the type covered by the Applied D&O Policy (including for acts or omissions occurring in connection with this Agreement and the consummation of the Contemplated Transactions to the extent that such acts or omissions are covered by the Applied D&O Policy) and covering each individual who is covered as of the Business Combination Effective Time by the Applied D&O Policy, in any case on terms with respect to coverage and amounts that are no less favorable in the aggregate than those terms in effect on the date hereof; provided, however, that in no event shall HoldCo be required to expend in any one year an amount in excess of 200% of the current annual premium paid by Applied for such insurance (such 200% amount, the “Maximum Annual Applied Premium”); provided further, however, that if the annual premiums of such insurance coverage exceed the Maximum Annual Applied Premium, HoldCo shall be obligated to obtain a policy with the greatest comparable coverage available for a cost not exceeding the Maximum Annual Applied Premium. Notwithstanding anything to the contrary in this Agreement, in lieu of its obligations under the first sentence of this Section 4.6(b), HoldCo may purchase a six-year “tail” prepaid policy on the Applied D&O Policy on terms with respect to coverage and amounts no less favorable in the aggregate than the Applied D&O Policy, and in the event that HoldCo shall purchase such a “tail” policy, HoldCo shall maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder, in lieu of all other obligations of HoldCo under the first sentence of this Section 4.6(b) for so long as such “tail” policy shall be maintained in full force and effect.

(c)        For a period of six years following the Business Combination Effective Time, HoldCo shall cause to be maintained in effect the existing policy of TEL’s directors’ and officers’ liability insurance (or a comparable replacement policy) (the “TEL D&O Policy”) covering claims arising from facts or events that occurred at or prior to the Business Combination Effective Time to the extent that such claims are of the type covered by the TEL D&O Policy (including for acts or omissions occurring in connection with this Agreement and the consummation of the Contemplated Transactions to the extent that such acts or omissions are covered by the TEL D&O Policy) and covering each individual who is covered as of the Business Combination Effective Time by the TEL D&O Policy, in any case on terms with respect to coverage and amounts that are no less favorable in the aggregate than those terms in effect on the date hereof; provided, however, that in no event shall HoldCo be required to expend in any one year an amount in excess of 200% of the current annual premium paid by TEL for such insurance (such 200% amount, the “Maximum Annual TEL Premium”); provided further, however, that if the annual premiums of such insurance coverage exceed the Maximum Annual Applied Premium, HoldCo shall be obligated to obtain a policy with the greatest comparable coverage available for a cost not exceeding the Maximum Annual TEL Premium. Notwithstanding anything to the contrary in this Agreement, in lieu of its obligations under the first sentence of this Section 4.6(c), HoldCo may purchase a six-year “tail” prepaid policy on the TEL D&O Policy on terms with respect to coverage and amounts no less favorable in the aggregate than the TEL D&O Policy, and in the event that HoldCo shall purchase such a “tail” policy, HoldCo shall maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder, in lieu of all other obligations of HoldCo under the first sentence of this Section 4.6(c) for so long as such “tail” policy shall be maintained in full force and effect.

(d)        The obligations under this Section 4.6 shall not be terminated, amended or otherwise modified in such a manner as to adversely affect any individual who is a beneficiary under the Applied D&O Policy, TEL D&O Policy or the “tail” policies referred to in Section 4.6(b) and 4.6(c) (or any of such individual’s heirs and representatives) without the prior written consent of such affected beneficiary (and, after the death of such beneficiary, such beneficiary’s heirs and representatives). Each of the individuals who are beneficiaries under the Applied D&O Policy, TEL D&O Policy or the “tail” policy referred to in this Section 4.6 (and, after the death of any of the foregoing individuals, such individual’s heirs and representatives) are intended to be third party beneficiaries of this Section 4.6, with full rights of enforcement as if a party thereto. The rights of the applicable employees, officers and directors of Applied and TEL (and other individuals who are beneficiaries under the Applied D&O Policy, TEL D&O Policy or the “tail” policies referred to in this Section 4.6) (and their heirs and representatives) under this Section 4.6 shall be in addition to, and not in substitution for, any other rights that such individuals may have under the certificate or articles of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by any Applied Entity, TEL Entity, HoldCo or any of its Subsidiaries, or applicable Legal Requirement (whether at law or in equity).

(e)        In the event that HoldCo or any of its Subsidiaries (or any of their respective successors or assigns) shall consolidate or merge with any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, then in each case, to the extent necessary to protect the rights of each individual who is a beneficiary under the Applied D&O Policy, TEL D&O Policy or the “tail” policies referred to in this Section 4.6 (and any of such individual’s heirs and representatives), proper provision shall be made so that the continuing or surviving corporation or entity (or its successors or assigns, if applicable) shall assume the obligations set forth in this Section 4.6.

4.7        Regulatory Approvals and Related Matters.

(a)        Each of Applied and TEL shall use its reasonable best efforts to file (and to cause the other Applied Entities and other TEL Entities to file), as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such Party with any Governmental Body with respect to the Business Combination and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, Applied and TEL shall, as soon as practicable after the date of this Agreement, prepare and file (or cause to be prepared and filed) the notifications required under any Legal Requirement that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”) in connection with the Business Combination. Each of Applied and TEL shall use its reasonable best efforts to respond as promptly as reasonably practicable to any inquiries or requests received from any state attorney general, antitrust authority or other Governmental Body in connection with antitrust or related matters. Subject to Section 4.7(e) and Section 4.7(f), each of Applied and TEL shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Business Combination and make effective the other Contemplated Transactions.

(b)        Without limiting the generality of Section 4.7(a), each of Applied and TEL shall use its reasonable best efforts to submit a draft joint voluntary notice and, following the receipt of any comments thereto, a final joint voluntary notice, to CFIUS (the “Exon-Florio Filing”) as promptly as reasonably practicable following the date of this Agreement. Applied and TEL shall cooperate in preparing, pre-filing and filing with CFIUS a joint voluntary notice of the Business Combination in accordance with applicable Legal Requirements. Each of Applied and TEL shall use its reasonable best efforts to respond as promptly as reasonably practicable (but in any event within the time required to avoid possible rejection or deferred acceptance of the Exon-Florio Filing under 31 C.F.R. § 800.403) to any inquiries or requests received from CFIUS in connection with such joint voluntary notice. Each of Applied and TEL shall use its reasonable best efforts to obtain the CFIUS Approval; provided, however, that in no event shall any Party be required to take any action (or to cause any of its Affiliates to take any action) in order to obtain the CFIUS Approval that would (or would reasonably be expected to) result in a material and adverse impact on the business, financial condition or results of operations of HoldCo and its Subsidiaries, taken as a whole, following the Business Combination Effective Time.

(c)        Subject to the confidentiality provisions of the Confidentiality Agreement, Applied and TEL each shall promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) Section 4.7(a), Section 4.7(b) or Section 4.7(d). Except where prohibited by applicable Legal Requirements or any Governmental Body, and subject to the confidentiality provisions of the Confidentiality Agreement, each of Applied and TEL shall (each through its counsel): (i) consult with the other in good faith prior to taking a position with respect to any such filing; (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Body on behalf of itself or any other Party in connection with any such filing or any Legal

Proceeding related solely to this Agreement or the Contemplated Transactions (including any such Legal Proceeding relating to any antitrust, competition or fair trade Legal Requirement); (iii) coordinate with the other in preparing and exchanging such information; and (iv) promptly provide the other (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by such Party with or to any Governmental Body related solely to this Agreement or the Contemplated Transactions.

(d)        Each of Applied and TEL shall (each through its counsel) notify the other promptly upon the receipt of: (i) any material communication from any official of any Governmental Body in connection with any filing made pursuant to this Agreement; (ii) Knowledge of the commencement or threat of commencement of any Legal Proceeding by any Governmental Body with respect to the Contemplated Transactions (and shall thereafter keep the other informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any official of any Governmental Body for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any Legal Requirements applicable to the Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 4.7(a) or Section 4.7(b), Applied or TEL, as the case may be, shall (promptly upon learning of the occurrence of such event) inform the other of the occurrence of such event and cooperate in filing with the applicable Governmental Body such amendment or supplement.

(e)        Notwithstanding anything to the contrary contained in this Agreement, in the event that any Legal Proceeding is initiated (or threatened to be initiated) by a Governmental Body challenging the Business Combination or any of the other Contemplated Transactions, each of Applied and TEL shall use its reasonable best efforts to cooperate with each other and to contest and resist any such Legal Proceeding until the entering into by a court of competent jurisdiction of the first to occur of any preliminary or permanent injunction or other Order that preliminarily or permanently prohibits, prevents or restricts the consummation of the Business Combination or any of the other Contemplated Transactions. Neither Applied nor TEL shall make (or permit any of its Affiliates to make) any offer, acceptance or counter-offer to, or agreement with, any Governmental Body with respect to any proposed settlement, consent decree, commitment, remedy, discovery, admissibility of evidence, timing or scheduling, in any case with respect to any Legal Proceeding initiated by a Governmental Body related to the Business Combination or any of the other Contemplated Transactions, without the consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed).

(f)        Notwithstanding anything to the contrary contained in this Section 4.7 or elsewhere in this Agreement, neither Applied nor TEL shall have any obligation under this Agreement or in connection with the Contemplated Transactions to: (i) dispose of, transfer or exclusively license, or cause any of its Subsidiaries to dispose of, transfer or exclusively license, any assets to any Person (other than Applied or TEL), or to commit to (or cause any of its Subsidiaries to commit to) dispose of, transfer or exclusively license any assets to any Person (other than Applied or TEL); (ii) discontinue or cause any of its Subsidiaries to discontinue, or commit to (or cause any of its Subsidiaries to commit to) discontinue, offering any product or service; (iii) non-exclusively license or otherwise make available, or cause any of its Subsidiaries to non-exclusively license or otherwise make available, to any Person (other than Applied or TEL) any technology, Intellectual Property or Intellectual Property Right, or to commit to (or cause any of its Subsidiaries to commit to) non-exclusively license or otherwise make available to any Person (other than Applied or TEL) any technology, Intellectual Property or Intellectual Property Right; (iv) hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Business Combination Effective Time), or to commit to (or cause any of its Subsidiaries to commit to) hold separate any assets or operations; or (v) make or cause any of its Subsidiaries to make any commitment, or to commit to (or cause any of its Subsidiaries to commit to) make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of its Subsidiaries; provided, however, that Applied and TEL shall be required to take (and to cause their Subsidiaries to take) the actions set forth in clauses “(i)” through “(v)” of this Section 4.7(f) if, but only if, such actions, considered collectively, would not reasonably be expected to result in a Substantial Detriment. Such actions shall be deemed to result in a “Substantial Detriment” if such actions, considered collectively, are reasonably expected to result in a reduction of the combined annual consolidated revenues of the Applied Entities and the TEL Entities, collectively, of at least $600,000,000 (using the applicable revenues of the Applied Entities for Applied’s 2012 fiscal year and the applicable revenues of the TEL Entities for TEL’s 2012 fiscal year in determining whether the threshold set forth in this sentence is reasonably expected to be exceeded).

4.8        Disclosure.  Applied and TEL: (a) have agreed to the text of the joint press release and TSE Press Release announcing the signing of this Agreement; and (b) shall consult with each other before issuing any further press release or otherwise disseminating broadly to the public or to customers or employees generally any statement with respect to any of the Contemplated Transactions, and shall not issue any such press release or disseminate any such statement without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (i) each of Applied and TEL may, without such consultation or consent, make any statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements and announcements are consistent with previous press releases, public disclosures or public statements made jointly by Applied and TEL (or individually, if approved by the other); (ii) Applied or TEL may, without the prior consent of the other, issue any such press release or make any such announcement or statement as may be required by a Legal Requirement or the rules and regulations of the Nasdaq Global Select Market or the Tokyo Stock Exchange, as applicable, if it first notifies and consults with the other prior to issuing any such press release or making any such public announcement or statement; (iii) Applied need not consult with TEL in connection with any press release, public statement or filing to be issued or made with respect to any Acquisition Proposal relating to any Applied Entity or any Applied Change in Recommendation; and (iv) TEL need not consult with Applied in connection with any press release, public statement or filing to be issued or made with respect to any Acquisition Proposal relating to any TEL Entity or any TEL Change in Recommendation.

4.9        Tax Matters.

(a)        Each of Applied and TEL shall use its reasonable best efforts to cause the TEL Merger to give rise to the TEL Intended Tax Treatment. In furtherance thereof, each of Applied and TEL agrees to reasonably cooperate with the other, and (subject to Section 4.1) to provide the other such documentation and information as may be reasonably necessary, proper or advisable to cause the TEL Merger to give rise to the TEL Intended Tax Treatment.

(b)        Prior to the effective time of the Form S-4 Registration/Proxy Statement, TEL shall use its reasonable best efforts to obtain from KPMG (i) an opinion to the effect that the TEL Merger will qualify for the TEL Intended Tax Treatment and (ii) the other opinions to be obtained from KPMG as set forth in the Implementation Schedule. In rendering such opinions, KPMG may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants of Applied and TEL.

(c)        TEL shall use its reasonable best efforts to obtain from KPMG a tax opinion as of the Japan Closing Date to the effect that the opinions described in Section 4.9(b) remain correct as of the Japan Closing Date. In rendering such opinion, KPMG may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants of Applied and TEL.

(d)        Prior to the effective time of the Form S-4 Registration/Proxy Statement, Applied shall use its reasonable best efforts to obtain from Baker & McKenzie the opinions set forth in section II(e)(i)–(iv) of the Implementation Schedule. In connection with such opinions, Baker & McKenzie may request that officers of each of Applied and TEL provide Baker & McKenzie with reasonable and customary representations and such information as Baker & McKenzie may reasonably request, including representations and information regarding the capitalization of Applied, TEL, and HoldCo, and the outstanding Applied Equity Awards, TEL Subscription Rights, and equity awards that will be issued by Applied and TEL immediately before, and issued by HoldCo (if any) immediately after, the TEL Merger and the Applied Merger, as applicable. In rendering such opinions, Baker & McKenzie may rely upon and incorporate by reference such representations and information.

(e)        Applied shall use its reasonable best efforts to obtain from Baker & McKenzie: (i) opinions as of the United States Closing Date to the effect that the conclusions in the opinions described in Section 4.9(d) remain correct as of the United States Closing Date; and (ii) the remaining opinions set forth in section II of the Implementation Schedule as of the United States Closing Date. In connection with such opinions, Baker & McKenzie may request that officers of each of Applied and TEL provide Baker & McKenzie with reasonable and customary representations and such information as Baker & McKenzie may reasonably request, including representations and information regarding the capitalization of Applied, TEL, and HoldCo, and the outstanding Applied Equity Awards, TEL Subscription Rights, and equity awards that will be issued by HoldCo (if any) immediately before and after the TEL Merger and the Applied Merger, as applicable. In rendering such opinions, Baker & McKenzie may rely upon and incorporate by reference such representations and information.

(f)        Each of Applied and TEL shall: (i) use its reasonable best efforts to seek, and cooperate with the other in seeking (including using reasonable best efforts to cause delivery of the representations, covenants and information referred to in Section 4.9(b) through Section 4.9(e)) the opinions referred to in this Section 4.9 and in the Implementation Schedule (collectively, the “Tax Opinions”); and (ii) use its reasonable best efforts to seek, and cooperate with the other in seeking, the Tax rulings, Tax authorizations, Tax clearances or similar communications or rulings from a Governmental Body as set forth on the Implementation Schedule (collectively, the “Governmental Tax Rulings”). Subject to the confidentiality provisions of the Confidentiality Agreement, Applied and TEL each shall promptly supply the other with any information which may be required in order to seek or obtain the Tax Opinions or Governmental Tax Rulings. Subject to the confidentiality provisions of the Confidentiality Agreement, each of Applied and TEL shall (through its counsel or other representatives): (i) allow the other to participate in all meetings, teleconferences, hearings or other live communications with Governmental Bodies in connection with seeking the Governmental Tax Rulings; (ii) consult with the other in good faith prior to taking a position with respect to seeking any of the Governmental Tax Rulings; (iii) provide the other with draft copies of any filings, notices, reports, analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions, proposals, submissions, and other documents (“Tax Submissions”), and a summary of any oral presentations, proposed to be made or submitted to any Governmental Body at least seven Business Days before, and obtain the written consent (including by email) of the other (such consent not to be unreasonably withheld, conditioned or delayed) prior to, requesting or seeking any Governmental Tax Ruling or making or submitting any Tax Submissions or making any oral presentations to any Governmental Body on behalf of itself or any other Party in connection with seeking any Governmental Tax Rulings, and consider in good faith the views of the other in connection with any of the foregoing; (iv) coordinate with the other in preparing and exchanging such information in connection with seeking any Governmental Tax Rulings; (v) promptly provide the other (and its counsel) with copies of all Tax Submissions (and a summary of any oral presentations) made or submitted by it with or to any Governmental Body in connection with seeking any Governmental Tax Rulings; (vi) promptly provide the other (and its counsel) with copies of all written responses, and summaries of any oral responses, received from any Governmental Body in connection with seeking any Governmental Tax Rulings; and (vii) consult with the other regarding any other decisions regarding any Governmental Tax Rulings.

(g)        Without limiting the generality of Section 4.9(f), each of Applied and TEL shall: (i) use its reasonable best efforts to file or submit, or cause to be filed or submitted, in each case, within 15 Business Days after the date of this Agreement, initial Tax Submissions with the Specified Japanese Tax Authority that are necessary to obtaining the Tax Rulings referred to in Section (II)(b) of the Implementation Schedule (the “Japanese Tax Rulings”), and to file or submit as promptly as possible any additional Tax Submissions requested by the Specified Japanese Tax Authority in connection with the Japanese Tax Rulings; and (ii) use its reasonable best efforts to seek, and cooperate with the other in seeking, the Japanese Tax Rulings as soon as possible after the date of this Agreement. All Tax Submissions, and summaries of any proposed oral presentations, in connection with the Japanese Tax Rulings shall be subject to advance review by, and prior written consent (including by email) of, the other Party (such consent not to be unreasonably withheld, conditioned or delayed).

4.10        Section 16 Matters.    Subject to the next following sentence, prior to the Closing, HoldCo shall take, and TEL shall cause HoldCo to take, all such steps as may be required (to the extent permitted under applicable Legal Requirements and no-action letters issued by the SEC) to cause any acquisition of HoldCo Ordinary Shares (including derivative securities with respect to HoldCo Ordinary Shares) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to HoldCo, to be exempt under Rule 16b-3 under the Exchange Act. At least 30 days prior to the United States Closing Date, Applied (in the case of Applied employees or directors) and TEL (in the case of TEL employees or directors) shall furnish the following information to HoldCo for each individual who, immediately after the Business Combination Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to HoldCo: (a) the number of shares of Applied Common Stock (including any such shares that are Restricted Shares) or TEL Common Stock held by such individual and expected to be exchanged for HoldCo Ordinary Shares pursuant to the Business Combination; (b) the number of Applied Options, Applied RSUs, TEL Subscription Rights and Applied Performance Units held by such individual and expected to be converted into options, restricted stock, restricted stock units, performance shares or performance units, as the case may be, with respect to HoldCo Ordinary Shares in connection with the Business Combination; and (c) the number of other derivative securities (if any) with respect to Applied Common Stock or TEL Common Stock held by such individual and expected to be converted into HoldCo Ordinary Shares or derivative securities with respect to HoldCo Ordinary Shares in connection with the Business Combination.

4.11        Internal Controls.    If, during the Pre-Closing Period, Applied, TEL or their respective auditors identify any material weaknesses (or a series of control deficiencies that collectively are deemed to constitute a material weakness) in the effectiveness of Applied’s and TEL’s respective internal controls over financial reporting, then Applied and TEL, respectively, shall promptly notify TEL and Applied, respectively, thereof and use its reasonable best efforts during the Pre-Closing Period to rectify such material weakness or series of control deficiencies, as applicable.

4.12        Joinder Agreements.    Applied shall cause Applied Merger Sub and Applied U.S. HoldCo to execute and deliver a Joinder Agreement to Applied and TEL substantially in the form attached hereto as Exhibit B. TEL shall cause TEL Merger Sub to, and, as promptly as reasonably practicable following the date of this Agreement, shall cause HoldCo to, execute and deliver to Applied and TEL a Joinder Agreement substantially in the form attached hereto as Exhibit B.

4.13        Procedures for the Cancellation of Book Entry Shares of TEL Common Stock. Promptly following the execution of this Agreement, each of the Parties shall use its reasonable best efforts to establish, prior to the TEL Stockholders’ Meeting, appropriate procedures to facilitate the prompt delivery of HoldCo Ordinary Shares, following the TEL Merger Effective Time, upon presentation of evidence of book entry positions representing Book Entry Shares of TEL Common Stock. In connection therewith, the Parties agree to consult with the Tokyo Stock Exchange, the Japan Securities Deposit Center, Inc., the Japan Securities Dealers Association, the transfer agent for each of Applied and TEL, and any other applicable Persons the Parties deem reasonably necessary to resolve any issues practical impediments to the delivery of the HoldCo Ordinary Shares (and cash in lieu of any fractional shares pursuant to Section 1.6 and dividends or other distributions, if any, contemplated by Section 1.8(e)) to former TEL stockholders following the TEL Merger Effective Time.

4.14        Stockholder Litigation.    Without limiting in any way the respective obligations of Applied and TEL under Section 4.7, each of Applied and TEL shall give the other the opportunity to participate in the defense or settlement of any stockholder claim or litigation (including any class action or derivative litigation) against such Party or its officers or directors relating to the Business Combination and the other Contemplated Transactions, and no such settlement shall be agreed to without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. Each of Applied and TEL shall cooperate and shall use its reasonable best efforts to cause its Representatives to cooperate, in the defense against such claim or litigation.

4.15        Employee Matters.

(a)        For the period beginning on the United States Closing Date and ending on the one-year anniversary of the United States Closing Date (the “Benefit End Date”), HoldCo shall ensure that, so long as the applicable Person remains employed by HoldCo or one of its Subsidiaries, each Person who was an employee of an Applied Entity immediately prior to the Applied Merger Effective Time (an “Applied Continuing Employee”) or who was an employee of a TEL Entity immediately prior to the TEL Merger Effective Time (a “TEL Continuing Employee” and all TEL Continuing Employees together with all Applied Continuing Employees, collectively, the “HoldCo Employees”), shall receive compensation and benefits (excluding equity-based benefits) that are not less favorable in the aggregate than the compensation and benefits that were provided to such HoldCo Employee immediately prior to the Applied Merger Effective Time or the TEL Merger Effective Time, as applicable.

(b)        Notwithstanding anything to the contrary set forth in Section 4.15(a), HoldCo shall ensure that each HoldCo Employee whose employment terminates upon or prior to the Benefit End Date receives severance payments and benefits in accordance with the terms and conditions of, or on terms and conditions not less favorable in the aggregate than, the severance plan, policy, program or arrangement that was applicable to such HoldCo Employee immediately prior to the Applied Merger Effective Time or the TEL Merger Effective Time, as applicable.

(c)        HoldCo shall ensure that each HoldCo Employee receives full credit for his or her years of service with Applied, TEL, their respective Subsidiaries, and all of their respective predecessors (to the same extent as such HoldCo Employee was entitled immediately prior to the Applied Merger Effective Time or the TEL Merger Effective Time, as applicable) for all purposes (including purposes of vesting, eligibility to participate, and level of benefits) under the Employee Plans and other compensation and benefit plans, programs, policies, agreements and arrangements of HoldCo and its Subsidiaries following the Closing in which such HoldCo Employee is eligible to participate; provided, however, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits.

(d)        Subject to the terms of this Agreement (including Section 4.1), each of Applied and TEL shall, and shall cause their respective Subsidiaries to, provide, and shall use its reasonable best efforts to cause all of their respective Representatives, including legal, human resources and regulatory, to, provide all cooperation reasonably requested by the Parties in connection with satisfying any legal obligations, including all notifications and consultations and other processes necessary to consummate the Contemplated Transactions, which shall include any required notifications and consultations and other processes with respect to any works council, economic committee, union or similar body as required to either: (i) obtain an opinion or acknowledgment from any works council, economic committee, union or similar body; or (ii) establish that the Parties are permitted to effect the Contemplated Transactions without such opinion or acknowledgment. Such cooperation shall include the provision of any information and consultation required by applicable Legal Requirements, the terms of any Contract or Employee Plan, or as reasonably requested by another Party. Applied and TEL shall, and shall cause their respective Subsidiaries to, make available their Representatives at such times and in such places as the other may reasonably request for purposes of discussions with Representatives of any such works council, economic committee, union or similar body.

(e)        This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other Person any rights or remedies hereunder. Nothing in this Agreement shall preclude HoldCo or any of its Subsidiaries, at any time after the Closing, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Employee Plan, any benefit under any Employee Plan, any trust, insurance policy or funding vehicle related to any Employee Plan or any other compensation, benefit or third-party insurance plan, program, policy, practice, Contract, agreement or fund of HoldCo or any of its Subsidiaries. Nothing in this Agreement shall be deemed to constitute an amendment, modification or termination of any compensation, benefit or third-party insurance plan, program, policy, practice, Contract, agreement or fund.

(f)        Nothing in this Agreement shall be deemed to constitute an Employee Plan or any other employee benefit arrangement, or create any right or obligation which is enforceable by any current or former Applied or TEL employee, any HoldCo Employee, or any other Person, with respect to continued employment or any terms or conditions of employment, including the benefits and compensation described in this Agreement. For the avoidance of doubt, any amendments to any Employee Plan or any other compensation, benefit or third-party insurance plan, program, policy, practice, Contract, agreement or fund of Applied, TEL, HoldCo, or any of their Subsidiaries shall occur only in accordance with their respective terms and shall be pursuant to action taken by Applied or TEL, or their respective Subsidiaries, as applicable, which are independent of the consummation of this Agreement or any continuing obligations hereunder.

5. CONDITIONS	PRECEDENT TO THE PARTIES’ OBLIGATIONS

5.1        Conditions Precedent to Each Party’s Obligations.    The obligations of each Party to effect and otherwise cause the Contemplated Transactions to be consummated are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)        Effectiveness of Form S-4 Registration/Proxy Statement.  The Form S-4 Registration/Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Form S-4 Registration/Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending.

(b)        Effectiveness of FSA Registration Statement.  The FSA Registration Statement shall have become effective in accordance with the provisions of the Financial Instruments and Exchange Act of Japan, no stop order shall have been issued by the FSA and shall remain in effect with respect to the FSA Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the FSA and remain pending.

(c)        Stockholder Approvals.  This Agreement shall have been duly adopted by the Required Applied Stockholder Vote and the TEL Merger Agreement shall have been duly approved by the Required TEL Stockholder Vote.

(d)        Governmental Approvals.

(i)        Any waiting period (and any extension thereof) applicable to the consummation of the Business Combination under any Antitrust Law identified on Part 5.1(d)(i) of the Applied Disclosure Schedule or the TEL Disclosure Schedule shall have expired or been terminated, any Governmental Authorization required to be obtained with respect to such Antitrust Laws shall have been obtained and shall remain in full force and effect, and no such Governmental Authorization so obtained shall require, contain or contemplate any term, limitation, condition or restriction that has resulted in or would reasonably be expected to result in a Substantial Detriment.

(ii)        The CFIUS Approval shall have been received and shall remain in full force and effect, and shall not require, contain or contemplate any term, limitation, condition or restriction that has resulted in or would reasonably be expected to result in a material and adverse impact on the business, financial condition and results of operations of HoldCo and its Subsidiaries, taken as a whole, following the Business Combination Effective Time.

(e)        No Restraints.    No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Business Combination shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Business Combination that makes consummation of the Business Combination illegal (it being understood that, with respect to any such Orders or Legal Requirements relating to Antitrust Laws, (A) only a court of competent jurisdiction or other Governmental Body in the jurisdictions identified on Part 5.1(d)(i) of the Applied Disclosure Schedule or the TEL Disclosure Schedule shall constitute a court of competent jurisdiction or Governmental Body and (B) only a Legal Requirement enacted by a Governmental Body in the jurisdictions identified on Part 5.1(d)(i) of the Applied Disclosure Schedule or the TEL Disclosure Schedule shall be deemed to apply to the Business Combination, in each case, for purposes of this Section 5.1(e)).

(f)        No Governmental Litigation.    There shall not be pending any Legal Proceeding brought by, or overtly threatened by, a Governmental Body (it being understood that with respect to Governmental Bodies under Antitrust Laws, only a Governmental Body in the jurisdictions identified on Part 5.1(d)(i) of the Applied Disclosure Schedule or the TEL Disclosure Schedule shall constitute a Governmental Body for purposes of this Section 5.1(f)): (i) challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the Business Combination or any of the other Contemplated Transactions; (ii) relating to the Business Combination or the other Contemplated Transactions and that would reasonably be expected to materially and adversely affect the right or ability of any of the Applied Entities or any of the TEL Entities to own any material asset or materially limit the operation of the business of any of the Applied Entities or TEL Entities; (iii) seeking to compel any of the Applied Entities or TEL Entities to dispose of or hold separate any material asset or business as a result of the Business Combination or any of the other Contemplated Transactions; or (iv) relating to the Business Combination or the other Contemplated Transactions and seeking to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on any of the Applied Entities or TEL Entities.

(g)        Section 7874 Tax Opinion.    Applied shall have received the opinion of Baker & McKenzie, dated the United States Closing Date and addressed to Applied, to the effect that HoldCo should not be treated as a U.S. corporation pursuant to Section 7874 of the Code or any similar Legal Requirement; provided, however, that this condition shall be deemed to be satisfied if Baker & McKenzie shall not have provided such opinion or shall have withdrawn or modified such opinion and Jones Day renders such opinion to Applied.

5.2        Additional Conditions Precedent to Applied’s Obligations.    The obligations of Applied to effect and otherwise cause the Contemplated Transactions to be consummated are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)        Accuracy of Representations.

(i)        Each of the TEL Designated Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the United States Closing Date and the Japan Closing Date as if made on and as of the United States Closing Date and the Japan Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

(ii)        Each of the representations and warranties of TEL set forth in Section 3.5(a) shall have been accurate in all respects as of the date of this Agreement.

(iii)        Each of the representations and warranties of TEL (other than those set forth in Section 3.5(a) and the TEL Designated Representations) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the United States Closing Date and the Japan Closing Date as if made on and as of the United States Closing Date and the Japan Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (A) for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any inaccuracies in such representations and warranties determined to exist after giving effect to clause “(A)” will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on TEL.

(b)        Performance of Covenants.    The covenants and obligations in this Agreement that TEL is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)        TEL Closing Certificate.    Applied shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of TEL confirming that the conditions set forth in Sections 5.1(c) (solely with respect to the TEL Stockholder Vote), 5.1(f), 5.2(a), 5.2(b), and 5.2(d) have been duly satisfied.

(d)        No Material Adverse Effect on TEL.    Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on TEL which has not been cured, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances then in existence, would reasonably be expected to have a Material Adverse Effect on TEL.

(e)        Japanese Tax Opinion.    Applied shall have received an opinion from Baker & McKenzie to the effect that the Contemplated Transactions should collectively result in the TEL Intended Tax Treatment and such opinion shall not have been withdrawn or modified; provided, however, that this condition shall be deemed to be satisfied if: (i) Baker & McKenzie shall not have provided or shall have withdrawn or modified such opinion and KPMG renders such opinion to Applied; (ii) the Specified Japanese Tax Authority has provided to Applied or TEL a Positive Japanese Tax Ruling; or (iii) prior to the Outside Mailing Date, the Specified Japanese Tax Authority has provided to Applied or TEL an Adverse Japanese Tax Ruling that applies to the structure of the Contemplated Transactions as proposed by Applied and TEL to the Specified Japanese Tax Authority on the date closest to the Outside Mailing Date.

5.3        Additional Conditions Precedent to TEL’s Obligations.    The obligations of TEL to effect and otherwise cause the Contemplated Transactions to be consummated are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)        Accuracy of Representations.

(i)        Each of the Applied Designated Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the United States Closing Date and the Japan Closing Date as if made on and as of the United States Closing Date and the Japan Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

(ii)        Each of the representations and warranties of Applied set forth in Section 3.5(a) shall have been accurate in all respects as of the date of this Agreement.

(iii)        Each of the representations and warranties of Applied (other than those set forth in Section 3.5(a) and the Applied Designated Representations) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the United States Closing Date and the Japan Closing Date as if made on and as of the United States Closing Date and the Japan Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (A) for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any inaccuracies in such representations and warranties determined to exist after giving effect to clause “(A)” will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on Applied.

(b)        Performance of Covenants.    The covenants and obligations in this Agreement that Applied is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)        Applied Closing Certificate.    TEL shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of Applied confirming that the conditions set forth in Sections 5.1(c) (solely with respect to the Applied Stockholder Vote), 5.1(f), 5.3(a), 5.3(b), and 5.3(d) have been duly satisfied.

(d)        No Material Adverse Effect on Applied.    Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on Applied which has not been cured, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances then in existence, would reasonably be expected to have a Material Adverse Effect on Applied.

(e)        Japanese Tax Opinion.    TEL shall have received an opinion from KPMG to the effect that the Contemplated Transactions should collectively result in the TEL Intended Tax Treatment and such opinion shall not have been withdrawn or modified; provided, however, that this condition shall be deemed to be satisfied if: (i) KPMG shall not have provided or shall have withdrawn or modified such opinion and Baker & McKenzie renders such opinion to TEL; (ii) the Specified Japanese Tax Authority has provided to Applied or TEL a Positive Japanese Tax Ruling; or (iii) prior to the Outside Mailing Date, the Specified Japanese Tax Authority has provided to Applied or TEL an Adverse Japanese Tax Ruling that applies to the structure of the Contemplated Transactions as proposed by Applied and TEL to the Specified Japanese Tax Authority on the date closest to the Outside Mailing Date.

6. TERMINATION

6.1        Termination.    This Agreement may be terminated prior to the Business Combination Effective Time (whether before or after adoption of this Agreement by Applied’s stockholders or the approval of the TEL Merger Agreement by TEL’s stockholders):

(a)        by mutual written consent of Applied and TEL;

(b)        by either Applied or TEL if the Business Combination shall not have been consummated by 11:59 p.m. Pacific time on September 24, 2014 (the “End Date”); provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 6.1(b) if the failure to consummate the Business Combination by the End Date is attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the

Business Combination Effective Time; provided, further, that, unless Applied and TEL mutually agree in writing to the contrary before the End Date, the initial End Date shall be automatically, without further action by or consent of the Parties, extended by six months if, on the initial End Date, the only conditions to the Closing that have not been satisfied or waived (other than the conditions that by their nature are to be satisfied at or immediately prior to the Closing) are: (i) one or more of the conditions set forth in Section 5.1(d) or Section 5.1(f); or (ii) one or more of the conditions set forth in Section 5.1(e) in connection with a temporary restraining order, preliminary injunction, permanent injunction or other Order issued solely in connection with any of the Antitrust Laws set forth on Part 5.1(d)(i) of the Applied Disclosure Schedule or TEL Disclosure Schedule;

(c)        by either Applied or TEL if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination (it being understood that, with respect to such Orders and such actions relating to Antitrust Laws, only a court of competent jurisdiction or other Governmental Body in the jurisdictions identified on Part 5.1(d)(i) of the Applied Disclosure Schedule or the TEL Disclosure Schedule shall constitute a court of competent jurisdiction or Governmental Body for purposes of this Section 6.1(c));

(d)        by either Applied or TEL if: (i) the Applied Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Applied’s stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Applied Stockholders’ Meeting (including any adjournment or postponement thereof) by the Required Applied Stockholder Vote;

(e)        by either Applied or TEL if: (i) the TEL Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and TEL’s stockholders shall have taken a final vote on a proposal to approve the TEL Merger Agreement; and (ii) the TEL Merger Agreement shall not have been approved at the TEL Stockholders’ Meeting (including any adjournment or postponement thereof) by the Required TEL Stockholder Vote;

(f)        by Applied (at any time prior to the approval of the TEL Merger Agreement by the Required TEL Stockholder Vote) if a TEL Triggering Event shall have occurred;

(g)        by TEL (at any time prior to the adoption of this Agreement by the Required Applied Stockholder Vote) if an Applied Triggering Event shall have occurred;

(h)        by Applied (at any time prior to the date on which the TEL Stockholders’ Meeting (including any adjournments and postponements thereof) is held and completed) if: (i) prior to the Outside Mailing Date, the Specified Japanese Tax Authority has provided to Applied or TEL an Adverse Japanese Tax Ruling; (ii) an Adverse Japanese Tax Ruling remains in effect as of the Outside Mailing Date; and (iii) Applied has not breached in any material respect its obligations under Section 4.9(f), Section 4.9(g) or Section 7.12;

(i)        by TEL (at any time prior to the date on which the TEL Stockholders’ Meeting (including any adjournments and postponements thereof) is held and completed) if: (i) prior to the Outside Mailing Date, the Specified Japanese Tax Authority has provided to Applied or TEL an Adverse Japanese Tax Ruling; (ii) an Adverse Japanese Tax Ruling remains in effect as of the Outside Mailing Date; and (iii) TEL has not breached in any material respect its obligations under Section 4.9(f), Section 4.9(g) or Section 7.12;

(j)        by Applied if: (i) any of TEL’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 5.2(a)(i), the condition set forth in Section 5.2(a)(ii) or the condition set forth in Section 5.2(a)(iii) would not be satisfied, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 5.2(a)(i), the condition set forth in Section 5.2(a)(ii) or the condition set forth in Section 5.2(a)(iii) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date all materiality qualifications limiting the scope of such representations and warranties shall be disregarded as set forth in Section 5.2); or (ii) any of TEL’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 5.2(b) would not be satisfied; provided, however, that, for purposes of clauses “(i)” and “(ii)” above, if an inaccuracy in any of TEL’s representations and warranties (as of the date of this Agreement or as of a date subsequent to the date of this Agreement) or a breach of a covenant or obligation by TEL is curable by TEL by the End Date and TEL is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then Applied may not terminate this Agreement under this Section 6.1(j) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Applied gives TEL notice of such inaccuracy or breach; or

(k)        by TEL if: (i) any of Applied’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 5.3(a)(i), the condition set forth in Section 5.3(a)(ii) or the condition set forth in Section 5.3(a)(iii) would not be satisfied, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 5.3(a)(i), the condition set forth in Section 5.3(a)(ii) or the condition set forth in Section 5.3(a)(iii) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date all materiality qualifications limiting the scope of such representations and warranties shall be disregarded as set forth in Section 5.3); or (ii) any of Applied’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 5.3(b) would not be satisfied; provided, however, that, for purposes of clauses “(i)” and “(ii)” above, if an inaccuracy in any of Applied’s representations and warranties (as of the date of this Agreement or as of a date subsequent to the date of this Agreement) or a breach of a covenant or obligation by Applied is curable by Applied by the End Date and Applied is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then TEL may not terminate this Agreement under this Section 6.1(k) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that TEL gives Applied notice of such inaccuracy or breach.

6.2        Effect of Termination.  In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall be of no further force or effect; provided, however, that: (a) this Section 6.2, Section 6.3 and Section 7 (other than Section 7.12) shall survive the termination of this Agreement and shall remain in full force and effect; (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; and (c) the termination of this Agreement shall not relieve any Party from any liability for any intentional breach of this Agreement or fraud.

6.3        Expenses; Termination Fees.

(a)        Except as set forth in this Section 6.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Business Combination is consummated; provided, however, that Applied and TEL shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with: (i) the filing, printing and mailing of the Form S-4 Registration/Proxy Statement, the FSA Registration Statement and TEL Convocation Materials and any amendments or supplements thereto; and (ii) the filing by the Parties of any notice or other document under any applicable antitrust or competition Legal Requirement.

(b)        If this Agreement is terminated: (i) by Applied pursuant to Section 6.1(f); (ii) by TEL pursuant to Section 6.1(i); or (iii) by Applied or TEL pursuant to Section 6.1(e), and in the case of clause “(iii)” of this sentence: (A) at or prior to the time of the termination of this Agreement an Acquisition Proposal with respect to a TEL Entity shall have been disclosed, announced, commenced, submitted or made and shall not have been withdrawn; and (B) on or prior to the first anniversary of such termination of this Agreement, either: (1) an Acquisition Transaction with respect to a TEL Entity is consummated; or (2) a definitive agreement relating to an Acquisition Transaction (it being understood that, for purposes of this clause “(B),” each reference to “15%” in the definition of “Acquisition Transaction” in Exhibit A shall be deemed to be a reference to “40%”) with respect to a TEL Entity is entered into by a TEL Entity, then TEL shall pay to Applied, in cash at the time specified in the following sentence, a nonrefundable fee in the amount of $400,000,000 (the “TEL Termination Fee”). The TEL Termination Fee shall be paid as follows: (x) in the case of clause “(i)” of the preceding sentence, within two Business Days after termination of this Agreement; (y) in the case of clause “(ii)” of the preceding sentence, simultaneously with the termination of this Agreement; and (z) in the case of clause “(iii)” of the preceding sentence, within two Business Days after the first to occur of the consummation of the Acquisition Transaction or the entering into by a TEL Entity of the definitive agreement.

(c)        If this Agreement is terminated: (i) by TEL pursuant to Section 6.1(g); (ii) by Applied pursuant to Section 6.1(h); or (iii) by Applied or TEL pursuant to Section 6.1(d), and in the case of clause “(iii)” of this sentence: (A) at or prior to the time of the termination of this Agreement an Acquisition Proposal with respect to an Applied Entity shall have been publicly disclosed or announced, and shall not have been withdrawn; and (B) on or prior to the first anniversary of such termination of this Agreement, either: (1) an Acquisition Transaction with respect to an Applied Entity is consummated; or (2) a definitive agreement relating to an Acquisition Transaction with respect to an Applied Entity is entered into by an Applied Entity, then Applied shall pay to TEL, in cash at the time specified in the following sentence, a nonrefundable fee in the amount of $400,000,000 (the “Applied Termination Fee”). The Applied Termination Fee shall be paid as follows: (x) in the case of clause “(i)” of the preceding sentence, within two Business Days after termination of this Agreement; (y) in the case of clause “(ii)” of the preceding sentence, simultaneously with the termination of this Agreement; and (z) in the case of clause “(iii)” of the preceding sentence, within two Business Days after the first to occur of the consummation of the Acquisition Transaction or the entering into by an Applied Entity of the definitive agreement.

(d)        If a Party fails to pay when due any amount payable by such Party under this Section 6.3, then: (i) such Party shall reimburse the Party to which such amount is payable for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement of its rights under this Section 6.3; and (ii) such Party shall pay to the Party to which such amount is payable interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid through the date such overdue amount is actually paid in full) at a rate per annum equal to the lower of: (i) 350 basis points over the “prime rate” (as announced by Citibank, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid; or (ii) the maximum rate permitted by applicable Legal Requirements.

7. MISCELLANEOUS PROVISIONS

7.1        Amendment.  This Agreement may be amended with the approval of the respective boards of directors of Applied and TEL at any time (whether before or after the adoption of this Agreement by Applied’s stockholders or the approval of the TEL Merger Agreement by TEL’s stockholders); provided, however, that: (a) after any such adoption of this Agreement by Applied’s stockholders, no amendment or supplement to the provisions of this Agreement shall be made which by applicable Legal Requirement requires further approval of the stockholders of Applied without the further approval of such stockholders; and (b) after any such approval of the TEL Merger Agreement by TEL’s stockholders, no amendment or supplement to the provisions of this Agreement shall be made which by applicable Legal Requirement requires further approval of the stockholders of TEL without the further approval of such stockholders. This Agreement may not be amended or supplemented except by an instrument in writing signed on behalf of Applied and TEL.

7.2        Waiver.

(a)        Subject to Sections 7.2(b) and 7.2(c), at any time prior to the Business Combination Effective Time, any Party may: (i) extend the time for the performance of any of the obligations or other acts of another Party; (ii) waive any inaccuracy in or breach of another Party of any representation, warranty, covenant or obligation contained in this Agreement or in any document delivered pursuant to this Agreement; and (iii) unless prohibited by applicable Legal Requirement, waive compliance with any covenant, obligation or condition contained in this Agreement for the benefit of another Party.

(b)        No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(c)        No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.3        No Survival of Representations and Warranties.  None of the representations and warranties contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Business Combination Effective Time.

7.4        Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery.  This Agreement (and any executed Joinder Agreement) and the other agreements, exhibits, schedules and disclosure schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that, except as otherwise expressly set forth in this Agreement, the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The delivery of an executed Agreement or Joinder Agreement by facsimile or by other electronic delivery shall be sufficient to bind the Party so delivering such agreement.

7.5        Applicable Legal Requirements; Jurisdiction; Waiver of Jury Trial.

(a)        Except for the fiduciary duties of the TEL Board and the validity of any corporate action on the part of TEL and TEL Merger Sub, which shall be interpreted, construed and governed by and in accordance with the laws of Japan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b)        In any Legal Proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) each of the Parties irrevocably waives and agrees that it shall not attempt to deny or defeat such jurisdiction by way of motion, defense, or otherwise, for leave from such court; and (iii) agrees that it shall not bring any such action in any court other than the Court of Chancery of the State of

Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Each of the Parties agrees that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 7.10 or such other manner as may be permitted by Legal Requirement shall be valid and sufficient service of process.

(c)        EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. Each of the Parties acknowledges that it and the other Parties have been induced to enter into this Agreement and the Contemplated Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.5.

7.6        Specific Performance; Remedies.  The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise provided in this Agreement, any and all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any other rights or remedies otherwise available in this Agreement, at law or in equity. The exercise by a Party of any one remedy shall not preclude the exercise by it of any other remedy.

7.7        Disclosure Schedules.  Each of the Applied Disclosure Schedule and TEL Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3, Section 4.2 and Section 5.1(d)(i). The Applied Disclosure Schedule and TEL Disclosure Schedule shall each be delivered as of the date hereof, and no amendments or modifications thereto shall be made. Any purported update or modification to the Applied Disclosure Schedule or TEL Disclosure Schedule after the date hereof shall be disregarded. It is understood and agreed that (a) nothing in the Applied Disclosure Schedule or TEL Disclosure Schedule is intended to broaden the scope of any representation, warranty, covenant or condition of Applied or TEL, as applicable, made herein and (b) neither the specifications of any dollar amount in this Agreement or the Applied Disclosure Schedule or the TEL Disclosure Schedule nor the inclusion of any specific item in the Applied Disclosure Schedule or TEL Disclosure Schedule is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Applied Disclosure Schedule or TEL Disclosure Schedule, as the case may be, in any dispute or controversy between the Parties as to whether any obligation, item or matter is or is not material for purposes hereof.

7.8        Attorneys’ Fees.  In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties, the prevailing Party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

7.9        Assignability; No Third Parties.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of Applied and TEL, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any Party without the prior written consent of Applied and TEL shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except (i) as specifically provided in Section 4.6 and (ii) after the Business Combination Effective Time, with respect to the payment of consideration to holders of Applied Common Stock and TEL Common Stock pursuant to Section 1 hereof.

7.10        Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by internationally recognized overnight air courier (such as Federal Express), one Business Day after mailing; (c) if sent by facsimile transmission before 5:00 p.m. on a Business Day local time of recipient, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. any other time and receipt is confirmed, on the following Business Day; (e) if sent by electronic mail, when transmitted; and (f) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Parties:

if to Applied:

Applied Materials, Inc.

3050 Bowers Avenue, P.O. Box 58039

Santa Clara, CA

Attention: Chief Executive Officer and General Counsel

Facsimile: (408) 986-7260

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065-1134

Attention:	Keith A. Flaum, Esq.
James R. Griffin, Esq.

Facsimile: (650) 802-3100

Email:	keith.flaum@weil.com
james.griffin@weil.com

if to TEL:

Tokyo Electron Limited

Akasaka Biz Tower

3-1 Akasaka 5-chome,

Minato-ku,

Tokyo 107-6325

Attention:  Tetsuro Hori

Facsimile:  +81-3-5561-7149

with a copy (which shall not constitute notice) to:

Jones Day

2727 North Harwood Street

Dallas, Texas 75201-1515

Attention:	R. Scott Cohen, Esq.
Alain Dermarkar, Esq.

Facsimile: (214) 969-5100

Email:	scohen@jonesday.com
adermarkar@jonesday.com

7.11        Severability.  Any term or provision of this Agreement, or the application thereof to any Person or any circumstance, that is invalid, illegal or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement, or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction so long as the economic or legal substance of the Contemplated Transactions are not affected in any manner materially adverse to any Party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Contemplated Transactions are fulfilled to the fullest extent possible.

7.12        Further Assurances.

(a)        Each Party shall execute and cause to be delivered to any other Party hereto such instruments and other documents, and shall take such other actions, as such other Party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Contemplated Transactions.

(b)        If the Parties are unable to consummate the Contemplated Transactions (including with respect to the particularities of the Implementation Schedule, Corporate Governance Structure, TEL Intended Tax Treatment, the intended U.S. tax treatment under Section 7874 of the Code, and the intended tax treatment of the transactions set forth on the Implementation Schedule) exactly as described in this Agreement and the Implementation Schedule, or the Parties receive an Adverse Japanese Tax Ruling or are unable to obtain the Tax Opinions related to the TEL Intended Tax Treatment, due to any event, cause, circumstance, condition or reason (collectively, “Consummation Impediments”), then each of Applied and TEL agree to cooperate and negotiate in good faith with one another and to use its reasonable best efforts, in each case, up to the earlier of the End Date (as it may be extended pursuant to Section 6.1(b)) or the termination of this Agreement pursuant to Section 6, to agree upon changes to the Contemplated Transactions (and, correlatively, this Agreement, the Implementation Schedule, and the other agreements setting forth the terms and conditions of the Contemplated Transactions) that would permit the elimination of any Adverse Japanese Tax Ruling or the consummation of the business combination of Applied and TEL while concurrently preserving the form and substance of, and the intended balances and other intentions motivating, the Contemplated Transactions to the maximum extent possible in light of the Consummation Impediments.

(c)        Nothing set forth in Section 7.12(a) or 7.12(b) shall be deemed to limit, modify, waive, amend, or otherwise adversely affect any Party’s rights under Section 6.

7.13        Construction.

(a)        For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)        The Parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement, and therefore, agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)        As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)        The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires.

(e)        The word “or” has the inclusive meaning represented by the phrase “and/or.”

(f)        Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(g)        The bold-faced headings and table of contents contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be deemed to limit or otherwise affect any the provisions of this Agreement.

(h)        All references in this Agreement to “dollars” or “$” shall mean United States Dollars and all references in this Agreement to “yen” or “¥” shall mean Japanese Yen.

(i)        For purposes of disclosures required by Section 3 and the restrictions set forth in Section 4, all references to Yen (¥) shall be deemed to include U.S. dollars ($), and vice versa, on the basis of the arithmetic average of the Yen (¥) to the U.S. dollar ($) exchange rate, as set forth in the Wall Street Journal, on each of the 20 Business Days immediately preceding (but not including) the date of this Agreement.

(j)        This Agreement shall be prepared in English and may be translated into Japanese. The English version of this document shall be the official version. In the event of a conflict between the English version and any Japanese version of this Agreement, the English version shall control.

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The Parties have caused this Agreement to be executed and delivered as of the date first written above.

APPLIED MATERIALS, INC.
a Delaware corporation

By:	/s/ Gary E. Dickerson

Name:	Gary E. Dickerson

Title:	President and Chief Executive Officer

TOKYO ELECTRON LIMITED,
a Japanese corporation (kabushiki kaisha)

By:	/s/ Tetsuro Higashi

Name:	Tetsuro Higashi

Title:	Representative Director, Chairman, President & Chief Executive Officer

SIGNATURE PAGE TO BUSINESS COMBINATION AGREEMENT

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acquisition Inquiry.  “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for nonpublic information made or submitted by Applied or TEL) that would reasonably be expected to lead to an Acquisition Proposal.

Acquisition Proposal.  “Acquisition Proposal” shall mean any bona fide offer or proposal (other than an offer or proposal made or submitted by Applied or TEL) contemplating or otherwise relating to any Acquisition Transaction.

Acquisition Transaction.  “Acquisition Transaction” with respect to Applied or TEL shall mean any transaction or series of transactions (other than the Contemplated Transactions) involving:

(a)        any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which such Entity or any of its Significant Subsidiaries is a constituent corporation and which would result in a third party beneficially owning 15% or more of any class of equity or voting securities of such Entity or any of its Significant Subsidiaries; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of such Entity or any of its Significant Subsidiaries; or (iii) in which such Entity or any of its Significant Subsidiaries issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Entity or any of its Significant Subsidiaries;

(b)        any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of such Entity or any of its Significant Subsidiaries; or

(c)        any liquidation or dissolution of such Entity or any of its Significant Subsidiaries.

Adverse Japanese Tax Ruling.  “Adverse Japanese Tax Ruling” means a ruling (whether formal or informal or oral or in writing) from the Specified Japanese Tax Authority to the effect that any element of the TEL Intended Tax Treatment is not (or will not be) available in connection with the Contemplated Transactions, together with the reasons supporting such a ruling.

Affiliate.  “Affiliate” of an Entity shall mean any Person under common control with such Entity or any of its Subsidiaries within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder (regardless of whether the Code or such regulations are applicable to such Entity).

Agreement.  “Agreement” shall mean the Business Combination Agreement to which this Exhibit A is attached, as it may be amended from time to time.

Antitrust Laws.  “Antitrust Laws” shall have the meaning set forth in Section 4.7(a) of the Agreement.

Applied.  “Applied” shall have the meaning set forth in the preamble of the Agreement.

Applied Board.  “Applied Board” shall mean Applied’s board of directors.

Applied Board Recommendation.  “Applied Board Recommendation” shall have the meaning set forth in Section 4.5(b) of the Agreement.

Applied Cash Award.  “Applied Cash Award” shall mean each award originally granted as restricted stock and assumed or converted by Applied into restricted cash in connection with a merger, acquisition or similar transaction.

Applied Certificate of Merger.  “Applied Certificate of Merger” shall have the meaning set forth in Section 1.1(b)(ii) of the Agreement.

Applied Change in Recommendation.  “Applied Change in Recommendation” shall have the meaning set forth in Section 4.5(b) of the Agreement.

Applied Common Stock.  “Applied Common Stock” shall mean the Common Stock, $0.01 par value per share, of Applied.

Applied Continuing Employee.  “Applied Continuing Employee” shall have the meaning set forth in Section 4.15(a) of the Agreement.

Applied Contract.  “Applied Contract” shall mean any Contract: (a) to which any of the Applied Entities is a party; (b) by which any of the Applied Entities or any asset of any of the Applied Entities is bound or under which any of the Applied Entities has any obligation; or (c) under which any of the Applied Entities has any right or interest.

Applied Conversion Ratio.  “Applied Conversion Ratio” shall have the meaning set forth in Section 1.3(d)(iii) of the Agreement.

Applied D&O Policy.  “Applied D&O Policy” shall have the meaning set forth in Section 4.6(b) of the Agreement.

Applied Designated Representations.  “Applied Designated Representations” shall mean each of the representations and warranties made by Applied set forth in Sections 3.3(a), 3.3(c), 3.3(g) and 3.15.

Applied Disclosure Schedule.  “Applied Disclosure Schedule” shall mean the Applied Disclosure Schedule that has been prepared by Applied in accordance with the requirements of Section 7.7 of the Agreement and that has been delivered by Applied to TEL on the date of the Agreement.

Applied Dissenting Shares.  “Applied Dissenting Shares” shall have the meaning set forth in Section 1.3(e)(i) of the Agreement.

Applied Entity.  “Applied Entity” shall mean: (a) Applied; and (b) each of Applied’s Subsidiaries.

Applied Equity Award.  “Applied Equity Award” shall have the meaning set forth in Section 1.4(b) of the Agreement.

Applied Equity Plans.  “Applied Equity Plans” shall mean the equity plans adopted by Applied or under which equity-based awards (whether payable in cash, securities or otherwise) were assumed by Applied in connection with any merger, acquisition or similar transaction, including the Applied Employee Stock Incentive Plan, Applied 2000 Global Equity Incentive Plan, Varian Semiconductor Equipment Associates, Inc. Amended and Restated 2006 Stock Incentive Plan, Applied Films Corporation 1997 Stock Option Plan, Applied Films Corporation 2003 Stock Option Plan and the Applied ESPPs.

Applied ESPP Option.  “Applied ESPP Option” shall have the meaning set forth in Section 1.4(e) of the Agreement.

Applied ESPPs.  “Applied ESPPs” shall mean, collectively, the Applied Employees’ Stock Purchase Plan and the Applied Stock Purchase Plan for Offshore Employees.

Applied Intervening Event.  “Applied Intervening Event” shall have the meaning set forth in Section 4.5(c)(ii) of the Agreement.

Applied IP.  “Applied IP” shall mean: (a) all Intellectual Property Rights in or to the Applied Products and all Intellectual Property Rights in or to Applied Product Software; and (b) all other Intellectual Property Rights and Intellectual Property with respect to which any of the Applied Entities has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

Applied Material Registered IP.  “Applied Material Registered IP” shall mean the Registered IP owned or licensed by Applied that is material in the context of Applied’s business as conducted as of the date of this Agreement.

Applied Merger.  “Applied Merger” shall have the meaning set forth in the recitals of the Agreement.

Applied Merger Effective Time.  “Applied Merger Effective Time” shall have the meaning set forth in Section 1.1(b)(ii) of the Agreement.

Applied Merger Sub.  “Applied Merger Sub” shall have the meaning set forth in the recitals of the Agreement.

Applied Options.  “Applied Options” shall mean options to purchase shares of Applied Common Stock from Applied (whether granted by Applied pursuant to the Applied Equity Plans, assumed by Applied in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested).

Applied Performance Unit.  “Applied Performance Unit” shall mean each performance stock unit representing the right to vest in and be issued shares of Applied Common Stock by Applied (whether granted by Applied pursuant to an Applied Equity Plan, assumed by Applied in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested).

Applied Preferred Stock.  “Applied Preferred Stock” shall mean the Preferred Stock, $0.01 par value per share, of Applied.

Applied Product.  “Applied Product” shall mean any product or service: (a) developed, manufactured, marketed, distributed, provided, leased, licensed or sold, directly or indirectly, by or on behalf of any Applied Entity; or (b) currently under development by or for any Applied Entity (whether or not in collaboration with another Person).

Applied Product Software.  “Applied Product Software” shall mean any software (regardless of whether such software is owned by an Applied Entity or licensed to an Applied Entity by a third party) contained or included in or provided with any Applied Product or used in the development, manufacturing, maintenance, repair, support, testing or performance of any Applied Product.

Applied Reports.  “Applied Reports” shall have the meaning set forth in Section 3 of the Agreement.

Applied Returns.  “Applied Returns” shall have the meaning set forth in Section 3.11(a) of the Agreement.

Applied RSU.  “Applied RSU” shall mean each restricted stock unit or performance share representing the right to vest in and be issued shares of Applied Common Stock by Applied (whether granted by Applied pursuant to an Applied Equity Plan, assumed by Applied in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested).

Applied Stock Certificate.  “Applied Stock Certificate” shall have the meaning set forth in Section 1.7(a) of the Agreement.

Applied Stockholders’ Meeting.  “Applied Stockholders’ Meeting” shall have the meaning set forth in Section 4.5(a) of the Agreement.

Applied Surviving Corporation.  “Applied Surviving Corporation” shall have the meaning set forth in Section 1.3(a) of the Agreement.

Applied Termination Fee.  “Applied Termination Fee” shall have the meaning set forth in Section 6.3(c) of this Agreement.

Applied Triggering Event.  An “Applied Triggering Event” shall be deemed to have occurred if: (a) the Applied Board shall have failed to recommend that Applied’s stockholders vote to adopt the Agreement, or shall have withdrawn or shall have modified in a manner adverse to TEL the Applied Board Recommendation; (b) Applied shall have failed to include in the Form S-4 Registration/Proxy Statement the Applied Board Recommendation or a statement to the effect that the Applied Board has determined and believes that the Business Combination is advisable to, and in the best interests of, Applied’s stockholders; (c) the Applied Board fails to reaffirm the Applied Board Recommendation, or fails to publicly state that the Business Combination (including the Applied Merger) and the other Contemplated Transactions are in the best interests of Applied’s stockholders, within five Business Days after TEL requests in writing that such action be taken; (d) the Applied Board shall have approved, endorsed or recommended any Acquisition Proposal with respect to Applied or any other Applied Entity; (e) Applied shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal with respect to Applied or any other Applied Entity; (f) an Acquisition Proposal with respect to an Applied Entity shall have been publicly announced, and Applied shall have failed to issue a press release announcing its opposition to such Acquisition Proposal within five Business Days after such Acquisition Proposal has been announced; or (g) Applied shall have breached in any material respect any material provision of Section 4.3 or Section 4.5 of the Agreement.

Applied Unaudited Balance Sheet.  “Applied Unaudited Balance Sheet” shall mean the unaudited consolidated balance sheet of Applied and its consolidated Subsidiaries as of July 28, 2013 included in Applied’s Quarterly Report on Form 10-Q for the quarter ended July 28, 2013.

Applied U.S. HoldCo.  “Applied U.S. HoldCo” shall have the meaning set forth in the recitals of the Agreement.

Associate.  “Associate” of an Entity shall mean any current or former officer, employee (full-time or part-time), independent contractor, consultant, director or statutory auditor of or to such Entity or any of its Subsidiaries or Affiliates.

Benefit End Date.  “Benefit End Date” shall have the meaning set forth in Section 4.15(a) of the Agreement.

Book Entry Shares.  “Book Entry Shares” of an Entity’s stock means non-certificated shares of such stock represented by book entry positions.

Business Combination.  “Business Combination” shall have the meaning set forth in the recitals of the Agreement.

Business Combination Effective Time.  “Business Combination Effective Time” shall have the meaning set forth in Section 1.1(b)(ii) of the Agreement.

Business Day.  “Business Day” shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in (a) Tokyo, Japan; (b) San Francisco, California, United States of America; and (c) Amsterdam, the Netherlands.

CFIUS.  “CFIUS” shall mean the Committee on Foreign Investment in the United States as established by the Defense Production Act of 1950, as amended by Exon-Florio and FINSA.

CFIUS Approval.  “CFIUS Approval” shall mean a written notice from CFIUS received by either Applied or TEL communicating that, under Exon-Florio: (a) CFIUS has concluded its review of the Contemplated Transactions and that (i) the Contemplated Transactions do not constitute a “covered transaction,” (ii) there are no unresolved national security issues with respect to the Contemplated Transactions, or (iii) the United States government will not take action to prevent or suspend the Contemplated Transactions; (b) CFIUS has concluded an investigation into the Contemplated Transactions without sending a report to the President of the United States and that (i) there are no unresolved national security concerns with respect to the Contemplated Transactions or (ii) the United States government will not take action to prevent or suspend the Contemplated Transactions; or (c) the President of the United States has decided not to take any action to suspend or prohibit the Contemplated Transactions; provided that written notice from CFIUS shall not be required if (x) the period under Exon-Florio during which CFIUS or the President must act shall have expired without any such action being threatened, announced or taken or (y) the President shall have announced (or otherwise communicated, directly or indirectly, to Applied or TEL) a decision not to take any action to suspend or prohibit the Contemplated Transactions.

Closing.  “Closing” shall have the meaning set forth in Section 1.1(a) of the Agreement.

Code.  “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

Companies Act of Japan.  “Companies Act of Japan” shall mean the Companies Act (Act No. 86 of 2005), as amended.

Confidentiality Agreement.  “Confidentiality Agreement” shall mean that certain Confidentiality Agreement dated as of May 2013, between Applied and TEL.

Consent.  “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Consummation Impediments.  “Consummation Impediments” shall have the meaning set forth in Section 7.12(b) of the Agreement.

Contemplated Transactions.  “Contemplated Transactions” shall mean the Business Combination, including the Applied Merger and TEL Merger, and the other transactions contemplated by the Agreement, including those transactions described on the Implementation Schedule.

Contract.  “Contract” shall mean any written agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking, written or oral.

Corporate Governance Structure.  “Corporate Governance Structure” shall have the meaning set forth in Section 2.4 of the Agreement.

DGCL.  “DGCL” shall mean the Delaware General Corporation Law.

Dutch Corporate Governance Code.  “Dutch Corporate Governance Code” shall mean the Dutch Corporate Governance Code (de Nederlandse corporate governance code).

EDGAR.  “EDGAR” shall have the meaning set forth in Section 3 of the Agreement.

Employee Agreement.  “Employee Agreement” of an Entity shall mean each management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) such Entity or any of its Subsidiaries or Affiliates, on the one hand; and (b) any Associate of such Entity or any of its Subsidiaries or Affiliates, on the other hand, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Legal Requirements) without any obligation on the part of such Entity or any of its Subsidiaries or Affiliates to make any severance, termination, change in control or similar payment or to provide any benefit.

Employee Plan.  “Employee Plan” of an Entity shall mean each plan, program, policy, practice or Contract (including any Non-U.S. Plan) providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits, pension benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is or has been maintained or contributed to, or required to be maintained or contributed to, by such Entity or any of its Subsidiaries or Affiliates for the benefit of any of its Associates; or (b) with respect to which such Entity or any of its Subsidiaries or Affiliates has or may incur or become subject to any liability or obligation; provided, however, that an Employee Agreement shall not be considered an Employee Plan.

Encumbrance.  “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

End Date.  “End Date” shall have the meaning set forth in Section 6.1(b) of the Agreement.

Entity.  “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law.  “Environmental Law” means any Legal Requirement relating to pollution, worker safety, exposure of any individual to Materials of Environmental Concern or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back or product content requirements such as European Directive 2002/96/EC on waste electrical and electronic equipment or European Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment and other similar Legal Requirements.

ERISA.  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Excess HoldCo Share Number.  “Excess HoldCo Share Number” shall have the meaning set forth in Section 1.6(b) of the Agreement.

Exchange Act.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Exchange Agent.  “Exchange Agent” shall have the meaning set forth in Section 1.8(a) of the Agreement.

Exchange Fund.  “Exchange Fund” shall have the meaning set forth in Section 1.8(a) of the Agreement.

Executive Board Rules.  “Executive Board Rules” shall have the meaning set forth in Section 2.1(b) of the Agreement.

Exon-Florio.  “Exon-Florio” shall mean Sec. 721 of Title VII of the Defense Production Act of 1950 (50 U.S.C. App. 2170), as amended by FINSA.

Exon-Florio Filing.  “Exon-Florio Filing” shall have the meaning set forth in Section 4.7(b).

FINSA.  “FINSA” shall mean the Foreign Investment and National Security Act of 2007, P.L. 110-49, 121 Stat. 246, 259 and regulations thereto 31 C.F.R. Part 800, et. seq.

Form S-4 Registration/Proxy Statement.  “Form S-4 Registration/Proxy Statement” shall mean the registration statement and proxy statement on Form S-4 to be filed with the SEC by HoldCo and Applied in connection with the issuance of HoldCo Ordinary Shares in the Business Combination and to be provided to Applied’s stockholders in connection with the Applied Stockholders’ Meeting, as it may be amended prior to the time it is declared effective by the SEC.

FSA.  “FSA” shall have the meaning set forth in Section 3 of the Agreement.

FSA Registration Statement.  “FSA Registration Statement” shall mean the registration statement to be filed by HoldCo with the FSA in connection with the conversion of TEL Common Stock into the right to receive HoldCo Ordinary Shares as contemplated by the TEL Merger Agreement.

GAAP.  “GAAP” shall mean generally accepted accounting principles in the United States.

Goldman.  “Goldman” shall have the meaning set forth in Section 3.19 of the Agreement.

Government Official.  “Government Official” shall mean an individual who is a representative of a Governmental Body.

Governmental Authorization.  “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body.  “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, non-U.S. or other government; (c) governmental or quasi-governmental authority of any nature (including CFIUS and any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the Nasdaq Global Market, the Nasdaq Global Select Market and the Tokyo Stock Exchange).

Governmental Tax Rulings.  “Governmental Tax Rulings” shall have the meaning set forth in Section 4.9(f) of the Agreement.

HoldCo.  “HoldCo” shall have the meaning set forth in the recitals of the Agreement.

HoldCo Board.  “HoldCo Board” shall mean HoldCo’s board of directors.

HoldCo Board Rules.  “HoldCo Board Rules” shall have the meaning set forth in Section 2.1(b) of the Agreement.

HoldCo Employees.  “HoldCo Employees” shall have the meaning set forth in Section 4.15(a) of the Agreement.

HoldCo Equity Plans.  “HoldCo Equity Plans” shall mean the equity plans adopted by HoldCo or under which equity-based awards (whether payable in cash, securities or otherwise) were assumed by HoldCo in connection with any merger, acquisition or similar transaction, including the HoldCo ESPPs and, as applicable, as of and following the Business Combination Effective Time, the Applied Equity Plans and the TEL Equity Plans.

HoldCo ESPPs.  “HoldCo ESPPs” shall mean any employee stock purchase or similar arrangements adopted by HoldCo or assumed by HoldCo, or with respect to the TEL ESPP, continued in effect with respect to HoldCo, in connection with any merger, acquisition or similar transaction, including, as applicable, as of and following the Business Combination Effective Time, the Applied ESPPs and the TEL ESPP.

HoldCo Ordinary Shares.  “HoldCo Ordinary Shares” shall have the meaning set forth in the recitals of the Agreement.

HoldCo Options.  “HoldCo Options” shall mean options to purchase HoldCo Ordinary Shares from HoldCo (whether granted by HoldCo pursuant to a HoldCo Equity Plan, assumed by HoldCo in connection with any merger, acquisition or similar transaction (including the Contemplated Transactions) or otherwise issued or granted and whether vested or unvested).

HoldCo Performance Unit.  “HoldCo Performance Unit” shall mean each performance stock unit representing the right to vest in and be issued shares of HoldCo Ordinary Shares by HoldCo (whether granted by HoldCo pursuant to a HoldCo Equity Plan, assumed by HoldCo in connection with any merger, acquisition or similar transaction (including the Contemplated Transactions) or otherwise issued or granted and whether vested or unvested).

HoldCo RSU.  “HoldCo RSU” shall mean each restricted stock unit or performance share representing the right to vest in and be issued HoldCo Ordinary Shares by HoldCo (whether granted by HoldCo pursuant to a HoldCo Equity Plan, assumed by HoldCo in connection with any merger, acquisition or similar transaction (including the Contemplated Transactions) or otherwise issued or granted and whether vested or unvested).

HoldCo Subscription Right.  “HoldCo Subscription Right” shall mean each right to acquire HoldCo Ordinary Shares from HoldCo issued in substitution for a TEL Subscription Right in accordance with Section 1.4(a)(ii).

HSR Act.  “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Implementation Schedule.  “Implementation Schedule” shall have the meaning set forth in Section 1.1(a) of the Agreement.

Intellectual Property.  “Intellectual Property” shall mean algorithms, apparatus, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Intellectual Property Rights.  “Intellectual Property Rights” shall mean all past, present and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark, trade name and domain name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

Japan Closing Date.  “Japan Closing Date” shall have the meaning set forth in Section 1.1(a) of the Agreement.

Japanese GAAP.  “Japanese GAAP” shall mean generally accepted accounting principles in Japan.

Japanese Tax Rulings.  “Japanese Tax Rulings” shall have the meaning set forth in Section 4.9(g) of the Agreement.

Knowledge.  “Knowledge” of a Party shall mean the actual knowledge of an executive officer (as such term is defined under the rules promulgated by the SEC, regardless of whether such Party is subject to such rules) of such Party and: (a) with respect to Applied, shall also include the individuals set forth on Schedule A of the Applied Disclosure Schedule (to the extent not covered by the first clause of this definition and with respect to such matters as the individual in question has primary responsibility); and (b) with respect to TEL, shall also include the individuals set forth on Schedule A of the TEL Disclosure Schedule (to the extent not covered by the first clause of this definition and with respect to such matters as the individual in question has primary responsibility).

Legal Proceeding.  “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement.  “Legal Requirement” shall mean any U.S. or non-U.S. federal, state, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq Global Market, the Nasdaq Global Select Market or the Tokyo Stock Exchange), and the provisions of the current organizational documents and internal rules of the applicable Entity.

Made Available.  Any statement in the Agreement to the effect that any information, document or other material has been “Made Available” by Applied or TEL shall mean that: (i) such information, document or material was made available by such Party for review by the other or its Representatives for a reasonable period of time prior to the execution of the Agreement (A) in the virtual data room maintained by it in connection with the Contemplated Transactions or (B) via public filing with the SEC or FSA (it being understood that a document that was only made available for review in the virtual data room or publicly filed in the two days prior to the execution of the Agreement shall only be deemed to have been made available for a reasonable period of time if such Party shall have promptly notified the other or its outside legal counsel that such document was uploaded into the virtual data room or publicly filed); and (ii) with respect to information, documents or materials made available in the virtual data room, the other’s Representatives had access to such information, document or material throughout the entire period of time such information, document or other material was in such virtual data room.

Major Customers.  “Major Customers” shall have the meaning set forth in Section 3.22 of the Agreement.

Material Adverse Effect.  “Material Adverse Effect” on Applied or TEL shall mean any effect, change, claim, event or circumstance (collectively, “Effect”) that is materially adverse to: (a) the business, financial condition or results of operations of the Applied Entities, taken as a whole, or TEL Entities, taken as a whole, respectively; provided, however, that, in no event shall any Effects resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, a Material Adverse Effect: (i) conditions generally affecting the industries in which Applied or TEL participates or the U.S., Japan, or the global economy as a whole, to the extent that such conditions do not have a disproportionate impact on the Applied Entities, taken as a whole, or TEL Entities, taken as a whole, respectively; (ii) general conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events or changes resulting from currency fluctuations), to the extent that such conditions do not have a disproportionate impact on the Applied Entities, taken as a whole, or TEL Entities, taken as a whole, respectively; (iii) changes in the trading price or trading volume of Applied Common Stock and TEL Common Stock, respectively, or the suspension of trading in or delisting of Applied’s securities on the Nasdaq Global Market and TEL’s securities on the Tokyo Stock Exchange, respectively (it being understood, however, that, except as otherwise provided in clauses “(i),” “(ii),” “(iv),” “(v),” “(vi)” “(vii),” or “(viii)” of this sentence, any Effect giving rise to or contributing to such changes in the trading price or trading volume, or suspension or delisting, of Applied Common Stock or TEL Common stock may give rise to a Material Adverse Effect and may be taken into account in determining whether such a Material Adverse Effect has occurred); (iv) changes in GAAP (or any interpretations of GAAP) or Japanese GAAP applicable to Applied or TEL, respectively, or any of Applied’s or TEL’s Subsidiaries, respectively; (v) the failure to meet public estimates or forecasts of revenues, earnings of other financial metrics, in and of itself, or the failure to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics, in and of itself (it being understood, however, that, except as otherwise provided in clauses “(i),” “(ii),” “(iii),” “(iv),” “(vi),” “(vii)” or “(viii)” of this sentence, any Effect giving rise to or contributing to any such failure may give rise to a Material Adverse Effect and may be taken into account in determining whether a Material Adverse Effect has occurred); (vi) any lawsuit commenced by a stockholder of Applied or TEL, respectively, in each case, in his, her or its capacity as a stockholder, directly resulting from the execution of this Agreement or the performance of the Contemplated Transactions; (vii) loss of employees, suppliers or customers (including customer orders or Contracts) resulting directly from the announcement or pendency of this Agreement or the Contemplated Transactions; or (viii) the taking of any action expressly required to be taken pursuant to this Agreement or permitted to be taken pursuant to Part 4.2 of the Applied Disclosure Schedule or TEL Disclosure Schedule, as the case may be, in the manner described therein; or (b) the ability of Applied and TEL, respectively, to consummate (or cause HoldCo, Applied Merger Sub, TEL Merger Sub or any of the other Entities contemplated by the Implementation Schedule to consummate) the Business Combination or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement.

Material Contract.  “Material Contract” shall have the meaning set forth in Section 3.8 of the Agreement.

Materials of Environmental Concern.  “Materials of Environmental Concern” shall mean any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

Maximum Annual Applied Premium.  “Maximum Annual Applied Premium” shall have the meaning set forth in Section 4.6(b) of the Agreement.

Maximum Annual TEL Premium.  “Maximum Annual TEL Premium” shall have the meaning set forth in Section 4.6(c) of the Agreement.

Morgan Stanley.  “Morgan Stanley” shall have the meaning set forth in Section 3.19 of the Agreement.

Nasdaq Listing Application.  “Nasdaq Listing Application” shall have the meaning set forth in Section 4.4(c) of the Agreement.

Net Fractional Share Proceeds.  “Net Fractional Share Proceeds” shall have the meaning set forth in Section 1.6(c).

Non-U.S. Plan.  “Non-U.S. Plan” of an Entity shall mean any: (a) plan, program, policy, practice, Contract or other arrangement of such Entity or any of its Subsidiaries mandated by a Governmental Body outside the United States; (b) Employee Plan of such Entity that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) Employee Plan of such Entity that covers or has covered any Associate of such Entity whose services are or have been performed primarily outside the United States.

Order.  “Order” shall mean any order, writ, injunction, judgment or decree.

Outside Mailing Date.  “Outside Mailing Date” means the date that the SEC declares the Form S-4 Registration/Proxy Statement effective under the Securities Act.

Parties.  “Parties” shall have the meaning set forth in the preamble of the Agreement.

Person.  “Person” shall mean any individual, Entity or Governmental Body.

Positive Japanese Tax Ruling.  “Positive Japanese Tax Ruling” means a ruling (whether formal or informal or oral or in writing) from the Specified Japanese Tax Authority to the effect that: (a) the TEL Intended Tax Treatment is, or is likely to be, available; or (b) the Japanese Tax Authority does not see any reason that any material element of the TEL Intended Tax Treatment is not (or will not be) available.

Pre-Closing Period.  “Pre-Closing Period” shall have the meaning set forth in Section 4.1(a) of the Agreement.

Registered IP.  “Registered IP” shall mean all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

Released.  “Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

Representatives.  “Representatives” shall mean directors, officers, employees, agents, attorneys, accountants, investment bankers, other advisors and representatives.

Required TEL Stockholder Vote.  “Required TEL Stockholder Vote” shall have the meaning set forth in Section 3.17 of the Agreement.

Required Applied Stockholder Vote.  “Required Applied Stockholder Vote” shall have the meaning set forth in Section 3.17 of the Agreement.

Restricted Shares.  “Restricted Shares” shall have the meaning set forth in Section 1.5 of the Agreement.

SEC.  “SEC” shall have the meaning set forth in Section 3 of the Agreement.

Securities Act.  “Securities Act” shall mean the Securities Act of 1933, as amended.

Significant Subsidiary.  “Significant Subsidiary” with respect to an Entity shall mean any Subsidiary of such Entity that owns assets that constitute or account for 10% or more of the consolidated net revenues, consolidated net income or consolidated assets of such Entity and all of its Subsidiaries taken as a whole.

Specified Japanese Tax Authority.  “Specified Japanese Tax Authority” shall mean the National Tax Agency of Japan (including its subordinate organizations responsible for ruling requests including Regional Taxation Bureaus and Tax Offices).

Subsidiary.  An Entity (including a subsidiary (dochtermaatschappij) within the meaning of Section 2:24a of the Dutch Civil Code) shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity. Notwithstanding the foregoing, in no event will TEL Devices Limited or any of its Subsidiaries be deemed to be a “Subsidiary” of TEL or a TEL Entity for any purposes hereunder.

Substantial Detriment.  “Substantial Detriment” shall have the meaning set forth in Section 4.7(f) of the Agreement.

Superior Offer.  “Superior Offer” shall mean an unsolicited bona fide written offer by a third party to purchase all of the outstanding shares of Applied Common Stock or TEL Common Stock (in each case, whether through a tender offer, merger or otherwise), that is determined by the Applied Board or TEL Board, as the case may be, in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, and after taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the offer and this Agreement deemed relevant by such Board (including conditions to, the likelihood and anticipated timing of consummation of, and the ability of the party making such offer to obtain financing for, such offer) to be more favorable from a financial point of view to Applied’s stockholders or TEL’s stockholders, as the case may be, than the Contemplated Transactions determined on a basis of long-term value, without consideration of short-term changes in stock price or trading volume in and of itself.

Tax.  “Tax” shall mean any federal, state, local, non-U.S. or other tax (including any income tax, franchise tax, capital gains tax, gift tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Opinions.  “Tax Opinions” shall have the meaning set forth in Section 4.9(f) of the Agreement.

Tax Return.  “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Tax Submissions.  “Tax Submissions” shall have the meaning set forth in Section 4.9(f) of the Agreement.

TEL.  “TEL” shall have the meaning set forth in the preamble of the Agreement.

TEL Board.  “TEL Board” shall mean TEL’s board of directors.

TEL Board Recommendation.  “TEL Board Recommendation” shall have the meaning set forth in Section 4.5(f) of the Agreement.

TEL Change in Recommendation.  “TEL Change in Recommendation” shall have the meaning set forth in Section 4.5(f) of the Agreement.

TEL Common Stock.  “TEL Common Stock” shall mean the Common Stock of TEL.

TEL Continuing Employee.  “TEL Continuing Employee” shall have the meaning set forth in Section 4.15(a) of the Agreement.

TEL Contract.  “TEL Contract” shall mean any Contract: (a) to which any of the TEL Entities is a party; (b) by which any of the TEL Entities or any asset of any of the TEL Entities is bound or under which any of the TEL Entities has any obligation; or (c) under which any of the TEL Entities has any right or interest.

TEL Conversion Ratio.  “TEL Conversion Ratio” shall have the meaning set forth in Section 1.2(d)(ii) of the Agreement.

TEL Convocation Materials.  “TEL Convocation Materials” shall mean the notice of TEL Stockholders’ Meeting and other materials to be distributed by TEL to its stockholders in connection with convening the TEL Stockholders’ Meeting.

TEL D&O Policy.  “TEL D&O Policy” shall have the meaning set forth in Section 4.6(c) of the Agreement.

TEL Designated Representations.  “TEL Designated Representations” shall mean each of the representations and warranties made by TEL set forth in Sections 3.3(b), 3.3(c), 3.3(g) and 3.15.

TEL Disclosure Schedule.  “TEL Disclosure Schedule” shall mean the TEL Disclosure Schedule that has been prepared by TEL in accordance with the requirements of Section 7.7 of the Agreement and that has been delivered by TEL to Applied on the date of the Agreement.

TEL Dissenting Shares.  “TEL Dissenting Shares” shall have the meaning set forth in Section 1.2(e)(i) of the Agreement.

TEL Entity.  “TEL Entity” shall mean: (a) TEL; and (b) each of TEL’s Subsidiaries.

TEL Equity Plans.  “TEL Equity Plans” shall mean the equity plans adopted by TEL or under which equity-based awards (whether payable in cash, securities or otherwise) were assumed by TEL in connection with any merger, acquisition or similar transaction, excluding, for the avoidance of doubt, the TEL ESPP.

TEL ESPP.  “TEL ESPP” shall mean the TEL Employees Shareholding Association Rules (TEL jugyouin mochikabukai kiyaku).

TEL Intended Tax Treatment.  “TEL Intended Tax Treatment” shall have the meaning set forth in the recitals of the Agreement.

TEL Intervening Event.  “TEL Intervening Event” shall have the meaning set forth in Section 4.5(g)(ii) of the Agreement.

TEL IP.  “TEL IP” shall mean: (a) all Intellectual Property Rights in or to the TEL Products and all Intellectual Property Rights in or to TEL Product Software; and (b) all other Intellectual Property Rights and Intellectual Property with respect to which any of the TEL Entities has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

TEL Material Registered IP.  “TEL Material Registered IP” shall mean the Registered IP owned or licensed by TEL that is material in the context of TEL’s business as conducted as of the date of this Agreement.

TEL Merger.  “TEL Merger” shall have the meaning set forth in the recitals of the Agreement.

TEL Merger Agreement.  “TEL Merger Agreement” shall have the meaning set forth in Section 1.1(b)(i) of the Agreement.

TEL Merger Effective Time.  “TEL Merger Effective Time” shall have the meaning set forth in Section 1.1(b)(i) of the Agreement.

TEL Merger Sub.  “TEL Merger Sub” shall have the meaning set forth in the recitals of the Agreement.

TEL Product.  “TEL Product” shall mean any product or service: (a) developed, manufactured, marketed, distributed, provided, leased, licensed or sold, directly or indirectly, by or on behalf of any TEL Entity; or (b) currently under development by or for any TEL Entity (whether or not in collaboration with another Person).

TEL Product Software.  “TEL Product Software” shall mean any software (regardless of whether such software is owned by a TEL Entity or licensed to a TEL Entity by a third party) contained or included in or provided with any TEL Product or used in the development, manufacturing, maintenance, repair, support, testing or performance of any TEL Product.

TEL Reports.  “TEL Reports” shall have the meaning set forth in Section 3 of the Agreement.

TEL Returns.  “TEL Returns” shall have the meaning set forth in Section 3.11(a) of the Agreement.

TEL Stockholders’ Meeting.  “TEL Stockholders’ Meeting” shall have the meaning set forth in Section 4.5(e) of the Agreement.

TEL Subscription Right.  “TEL Subscription Right” shall mean each acquisition right (shinkabu yoyakuken) (as defined under Section 2, Item 21 of the Companies Act of Japan), representing the right to acquire from TEL shares of TEL Common Stock (in each case, whether granted by TEL pursuant to a TEL Equity Plan, assumed by TEL in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested).

TEL Surviving Corporation.  “TEL Surviving Corporation” shall have the meaning set forth in Section 1.2(a) of the Agreement.

TEL Termination Fee.  “TEL Termination Fee” shall have the meaning set forth in Section 6.3(b) of the Agreement.

TEL Triggering Event.  A “TEL Triggering Event” shall be deemed to have occurred if: (a) the TEL Board shall have failed to recommend that TEL’s stockholders vote to approve the TEL Merger Agreement, or shall have withdrawn or shall have modified in a manner adverse to Applied the TEL Board Recommendation; (b) TEL shall have failed to include in the TEL Convocation Materials the TEL Board Recommendation or a statement to the effect that the TEL Board has determined and believes that the Business Combination is advisable to, and in the best interests of, TEL’s stockholders; (c) the TEL Board fails to reaffirm the TEL Board Recommendation, or fails to publicly state that the Business Combination (including the TEL Merger) and the other Contemplated Transactions are in the best interests of TEL’s stockholders, within five Business Days after Applied requests in writing that such action be taken; (d) the TEL Board shall have approved, endorsed or recommended any Acquisition Proposal with respect to TEL or any other TEL Entity; (e) TEL shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal with respect to TEL or any other TEL Entity; (f) an Acquisition Proposal with respect to a TEL Entity shall have been publicly announced, and TEL shall have failed to issue a press release announcing its opposition to such Acquisition Proposal within five Business Days after such Acquisition Proposal has been announced; or (g) TEL shall have breached in any material respect any material provision of Section 4.3 or 4.5 of the Agreement.

TEL Unaudited Balance Sheet.  “TEL Unaudited Balance Sheet” shall mean the unaudited consolidated balance sheet of TEL and its consolidated Subsidiaries as of June 30, 2013 included in TEL’s quarterly report filed with the FSA for the quarter ended June 30, 2013.

TSE Listing Application.  “TSE Listing Application” shall have the meaning set forth in Section 4.4(c) of the Agreement.

TSE Press Release.  “TSE Press Release” means the press release to be filed by TEL with the Tokyo Stock Exchange on or about the date of the Agreement.

United States Closing Date.  “United States Closing Date” shall have the meaning set forth in Section 1.1(a) of the Agreement.

EXHIBIT B

See page A-87 for Form of the Joinder Agreement

EXHIBIT C

FORM OF TEL MERGER AGREEMENT

<Unofficial English Translation of Official Japanese Agreement>

[TEL MERGER SUB], a kabushiki kaisha having its offices at [                    ] (“[TEL Merger Sub]”), and Tokyo Electron Limited, a kabushiki kaisha having its offices at 5-3-1 Akasaka, Minato-ku, Tokyo (“TEL”), hereby execute the following Merger Agreement as of [                    ] (the “Execution Date”) (hereinafter referred to as this “Agreement”). [TEL Merger Sub] will become a wholly owned direct subsidiary of [HoldCo], a naamloze vennootschap organized under laws of the Netherlands having its offices at [                    ] (“HoldCo”), by the time immediately preceding the effective time of the TEL Merger (as defined in Article 1 below).

Article 1 (Merger)

[TEL Merger Sub] and TEL shall execute an absorption-type merger as a result of which [TEL Merger Sub] shall become the surviving company and TEL shall become the dissolving company (the “TEL Merger”).

Article 2 (Shares to be Delivered in Merger and Allotment)

2.1 Upon the execution of the TEL Merger, [TEL Merger Sub] shall deliver to the shareholders of TEL (excluding [TEL Merger Sub] and TEL) as of the time (the “Reference Time”) immediately preceding the effective time of the TEL Merger, the number of ordinary shares, 0.01 euro par value per share, of HoldCo (the “HoldCo Ordinary Shares”) obtained by multiplying the total number of shares of common stock of TEL (“TEL Common Stock”) owned by the shareholders of TEL (excluding [TEL Merger Sub] and TEL) as of the Reference Time by 3.25 (“TEL Conversion Ratio”).

2.2 Upon the execution of the TEL Merger, [TEL Merger Sub] shall allot to each shareholder of TEL (excluding [TEL Merger Sub] and TEL) as of the Reference Time the number of HoldCo Ordinary Shares obtained by multiplying the number of shares of TEL Common Stock owned by such shareholder as of the Reference Time by the TEL Conversion Ratio.

2.3 Notwithstanding the foregoing, no fractional HoldCo Ordinary Shares shall be delivered in connection with the TEL Merger. Accordingly, any holder of TEL Common Stock who would otherwise be entitled to receive a fraction of a HoldCo Ordinary Share (after aggregating all fractional HoldCo Ordinary Shares deliverable to such holder) at the Effective Date shall, in lieu of such fraction of a HoldCo Ordinary Share, be paid in cash the yen amount (rounded as necessary up to the nearest whole yen) equal to: (i) the fraction of a HoldCo Ordinary Share such TEL stockholder would otherwise have been entitled to receive pursuant to Section 2.1; multiplied by (ii) the quotient of (A) the volume-weighted average price per share of TEL Common Stock on the Tokyo Stock Exchange for the five consecutive trading days preceding (but not including) the date on which TEL Common Stock is delisted from the Tokyo Stock Exchange prior to the Effective Date divided by (B) the TEL Conversion Ratio.

Article 3(Stock Options to be Delivered in Merger and Allotment)

Upon the execution of the TEL Merger, [TEL Merger Sub] shall not deliver any stock options or cash to the holders of the stock options of TEL or the holders of subscription rights in TEL as of the Reference Time in exchange for stock options of TEL.

Article 4 (Effective Date)

The TEL Merger shall become effective at 12:00 am JST on             (hereinafter referred to as the “Effective Date”). Provided, however, that the Effective Date may be modified upon consultation and agreement between [TEL Merger Sub] and TEL in the event such modification is necessary under the applicable procedural requirements for the TEL Merger or for other reasons.

Article 5 (Termination of Agreement)

During the period beginning on the Execution Date and ending on the Effective Date, this Agreement may be modified or terminated upon mutual written agreement of both parties hereto after mutual consultation.

Article 6 (Effectiveness of the TEL Merger)

The TEL Merger shall not become effective unless (1) the approval of the TEL Merger by the general meeting of shareholders of TEL and the competent authorities as required by applicable laws and regulations is obtained, (2) [TEL Merger Sub] will become a wholly-owned first-tier subsidiary of HoldCo, and (3) [TEL Merger Sub] can deliver to TEL stockholders the number of HoldCo Ordinary Shares necessary to effect the TEL Merger in accordance with the terms of this Agreement.

Article 7(Acquisition of HoldCo Ordinary Shares by [TEL Merger Sub])

[TEL Merger Sub] shall acquire sufficient HoldCo Ordinary Shares, without any security interests or other encumbrances, to deliver all HoldCo Ordinary Shares to be issued in the TEL Merger in accordance with Article 2 of this Agreement prior to the Effective Date.

Article 8(Consultation)

Except as provided in this Agreement, any matter which is necessary for the consummation of the TEL Merger shall be determined through consultation and agreement between [TEL Merger Sub] and TEL consistent with the purpose and intent of this Agreement.

Article 9 (Governing Law)

This Agreement shall be governed by and construed in accordance with the laws of Japan.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, two original copies of this Agreement have been prepared, and after affixing their seals on the date first written above, each party shall retain one copy.

[TEL Merger Sub]:

By:
Name:
Title:

TEL:

By:
Name:
Title:

EXHIBIT D

FORM OF HOLDCO ARTICLES OF ASSOCIATION

See page F-1 for Form of HoldCo Articles of Association (as subsequently amended)

EXHIBIT E

FORM OF HOLDCO BOARD RULES

See page G-1 for Form of Holdco Board Rules (as subsequently amended)

EXHIBIT F

DIRECTORS OF HOLDCO

Executive Director of HoldCo (to be designated a “Director A” under the HoldCo Board Rules):

President and Chief Executive Officer of Applied immediately prior to the Business Combination Effective Time, provided, however, that, if Mr. Dickerson ceases to be the Chief Executive Officer of Applied at any time prior to the Business Combination Effective Time, Applied shall, prior to the Business Combination Effective Time, select another person to serve as an Executive Director of HoldCo as of immediately after the Business Combination Effective Time (which person shall be subject to the consent of TEL)

Non-Executive Directors of HoldCo (to be designated “Directors A” under the HoldCo Board Rules):

Executive Chairman of the Applied Board immediately prior to the Business Combination Effective Time, provided, however, that, if Mr. Splinter ceases to be the Executive Chairman of the Applied Board at any time prior to the Business Combination Effective Time, Applied shall, prior to the Business Combination Effective Time, select another person to serve as a Non-Executive Director of HoldCo as of immediately after the Business Combination Effective Time (which person shall be subject to the consent of TEL)

Three persons designated by Applied prior to the Business Combination Effective Time * †

Non-Executive Directors of HoldCo (to be designated “Directors T” under the HoldCo Board Rules):

Chairman, Chief Executive Officer and President of TEL immediately prior to the Business Combination Effective Time, provided, however, that, if Mr. Higashi ceases to be the Chairman of TEL at any time prior to the Business Combination Effective Time, TEL shall, prior to the Business Combination Effective Time, select another person to serve as a Non-Executive Director of HoldCo as of immediately after the Business Combination Effective Time (which person shall be subject to the consent of Applied)

Vice Chairman of the TEL Board immediately prior to the Business Combination Effective Time, provided, however, that, if Mr. Tsuneishi ceases to be the Vice Chairman of the TEL Board at any time prior to the Business Combination Effective Time, TEL shall, prior to the Business Combination Effective Time, select another person to serve as a Non-Executive Director of HoldCo as of immediately after the Business Combination Effective Time (which person shall be subject to the consent of Applied)

Three persons designated by TEL prior to the Business Combination Effective Time * †

Non-Executive Director of HoldCo (to be designated a “Director N” under the HoldCo Board Rules):

One person selected jointly by Applied and TEL prior to the Business Combination Effective Time †

*	Consent of the other Party required if Applied or TEL designates a person not serving on its board as of the date of the Agreement.
†	Each individual must qualify as an “independent director” under the applicable rules of the Nasdaq Global Select Market and applicable rules of the SEC.

JOINDER AGREEMENT

TO BUSINESS COMBINATION AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of January 16, 2014 is entered into by and among APPLIED MATERIALS, INC., a Delaware corporation (“Applied”), TOKYO ELECTRON LIMITED, a Japanese corporation (kabushiki kaisha) (“TEL”), and TEL-APPLIED HOLDINGS B.V., a Dutch private company with limited liability (besloten vennootschap) (“HoldCo”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement, dated as of September 24, 2013, by and between Applied and TEL (the “BCA”).

RECITALS

A.         Pursuant to the BCA and the TEL Merger Agreement and subject to the terms and conditions thereof, at the TEL Merger Effective Time, TEL will merge with and into TEL Merger Sub, with TEL Merger Sub surviving the TEL Merger as a direct, wholly owned subsidiary of HoldCo and the issued and outstanding shares of TEL Common Stock being converted into the right to receive HoldCo Ordinary Shares in accordance with the TEL Conversion Ratio.

B.         Pursuant to the BCA and the Applied Certificate of Merger and subject to the terms and conditions thereof, immediately following consummation of the TEL Merger, Applied Merger Sub will merge with and into Applied, with Applied surviving the Applied Merger as a direct or indirect wholly owned subsidiary of HoldCo and the issued and outstanding shares of Applied Common Stock being converted into the right to receive HoldCo Ordinary Shares in accordance with the Applied Conversion Ratio.

C.         HoldCo desires to become a party to the BCA to effectuate the Business Combination and other transactions contemplated by the BCA.

AGREEMENT

In consideration of the foregoing, and the mutual covenants, representations, warranties and agreements contained in the BCA, the parties hereto agree as follows:

1.

Joinder. By executing this Agreement, HoldCo shall become a party to the BCA and hereby agrees to be bound by the terms, covenants and other provisions of the BCA as a party thereto and shall assume all rights and obligations of HoldCo under the BCA, with the same force and effect as if originally named therein; provided, however, that HoldCo shall not: (x) become bound by any terms, covenants, or other provisions of the BCA; or (y) assume any rights or obligations under the BCA, in the case of each of clauses “(x)” and “(y),” that would cause a violation of the financial assistance prohibitions under section 2:98c of the Dutch Civil Code by virtue of HoldCo’s becoming bound thereto or assumption thereof.

2.	Governing Law. The following provisions of the BCA shall apply hereto, mutatis mutandis: Sections 7.1, 7.2, 7.4, 7.5, 7.6, 7.9, 7.10, 7.11, 7.12 and 7.13.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

APPLIED MATERIALS, INC.,
a Delaware corporation

By:	/s/ Gary E. Dickerson
Name: Gary E. Dickerson
Title: President and Chief Executive Officer

TOKYO ELECTRON LIMITED,
a Japanese corporation (kabushiki kaisha)

By:	/s/ Tetsuro Higashi
Name: Tetsuro Higashi
Title: Representative Director, Chairman, President & Chief Executive Officer

TEL-APPLIED HOLDINGS B.V.,
a Dutch private company with limited liability (besloten vennootschap)

By:	/s/ Tetsuro Higashi
Name: Tetsuro Higashi
Title: Managing Director

[SIGNATURE PAGE TO JOINDER AGREEMENT]

ANNEX B – AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT (this “Amendment No. 1”) is made and entered into as of February 14, 2014, by and among: APPLIED MATERIALS, INC., a Delaware corporation (“Applied”); TOKYO ELECTRON LIMITED, a Japanese corporation (kabushiki kaisha) (“TEL”); and TEL-APPLIED HOLDINGS B.V., a Netherlands private limited liability corporation (besloten vennootschap) (“HoldCo”), and amends that certain Business Combination Agreement, dated as of September 24, 2013, by and among Applied, TEL and (by joinder) HoldCo (the “BCA”).

RECITALS

A.        Applied and TEL entered into the BCA on September 24, 2013. HoldCo was incorporated as a besloten vennootschap under the laws of the Netherlands on January 6, 2014 and thereafter became a Party to the BCA pursuant to the Joinder Agreement, dated January 16, 2014, by and among Applied, TEL and HoldCo. Except as otherwise set forth herein, capitalized terms used herein have the meanings set forth in the BCA.

B.        Applied, TEL and HoldCo have determined to amend the BCA in furtherance of the consummation of, and the intended balances and other intentions motivating, the transactions contemplated by the BCA.

C.        Each of the Applied Board and the TEL Board has approved this Amendment No. 1.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the BCA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Applied, TEL and HoldCo agree as follows:

1.	THE AMENDMENTS

1.1        Amendment to Recital B. Recital B of the BCA is hereby amended and restated in its entirety to read as follows:

B.        In furtherance of the foregoing intentions, Applied and TEL propose that, upon the terms and subject to the conditions set forth in this Agreement: (1) Applied and TEL shall: (aa) form or cause to be formed a new godo kaisha to be organized in Japan (“TEL Exchange Sub”) as a subsidiary of TEL, a new limited liability company to be organized in Delaware (“Applied U.S. HoldCo”) and a new limited liability company to be organized in Delaware (“Applied Merger Sub”) as a subsidiary of Applied U.S. HoldCo; and (bb) cause TEL Exchange Sub, Applied Merger Sub and Applied U.S. HoldCo to become Parties promptly following each such entity’s formation by virtue of the execution and delivery of one or more Joinder Agreements substantially in the form attached hereto as Exhibit B; (2) TEL, TEL Exchange Sub and HoldCo will effect a share-for-share exchange whereby the issued and outstanding shares of TEL Common Stock will be exchanged for ordinary shares, 0.01 euro nominal value per share, of HoldCo (“HoldCo Ordinary Shares”) in accordance with the TEL Exchange Ratio and TEL will become a wholly owned subsidiary of HoldCo (the “TEL Share Exchange”); and (3) immediately following consummation of the TEL Share Exchange, Applied Merger Sub will merge with and into Applied (the “Applied Merger” and, together with the TEL Share Exchange, collectively, the “Business Combination”), with Applied surviving the Applied Merger as a wholly owned subsidiary of HoldCo and the issued and outstanding shares of Applied Common Stock being converted into the right to receive HoldCo Ordinary Shares in accordance with the Applied Conversion Ratio.

1.2        Amendment to Recital D. Recital D of the BCA is hereby amended and restated in its entirety to read as follows:

D.        For Japanese Tax purposes, it is intended that the TEL Share Exchange and any Contemplated Transactions effected in furtherance of the TEL Share Exchange receive the TEL Intended Tax Treatment.

1.3        Amendment to Section 1.1(b). Section 1.1(b) of the BCA is hereby amended and restated in its entirety to read as follows:

(b)        Subject to the provisions of this Agreement, at the Closing:

(i)        at a time to be determined in accordance with the Implementation Schedule (the time of such effectiveness, the “TEL Share Exchange Effective Time”), the TEL Share Exchange shall become effective in accordance with the terms of that certain TEL Share Exchange Agreement substantially in the form of Exhibit C (with the final form of such agreement being referred to as the “TEL Share Exchange Agreement”), to be entered into by TEL and TEL Exchange Sub; and

(ii)        immediately following the TEL Share Exchange Effective Time and the completion of the last-to-be-completed of the actions prescribed by the Implementation Schedule for the period between the TEL Share Exchange Effective Time and the Applied Merger Effective Time, a certificate of merger satisfying the applicable requirements of the DGCL and the DLLCA, in form and substance mutually agreed to by Applied and TEL, and duly executed by Applied (the “Applied Certificate of Merger”) shall be filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL and the DLLCA and any other filings or recordings required under the DGCL or the DLLCA in connection with the Applied Merger shall be made, and the Applied Merger shall become effective at the time of the filing of the Applied Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be designated jointly by Applied and TEL and specified in the Applied Certificate of Merger (the time as of which the Applied Merger becomes effective being referred to interchangeably as the “Applied Merger Effective Time” and the “Business Combination Effective Time”).

1.4        Amendment to Section 1.2. Section 1.2 of the BCA is hereby amended and restated in its entirety to read as follows:

1.2 The	TEL Share Exchange.

(a)        Exchange of TEL Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Implementation Schedule and the TEL Share Exchange Agreement, at the TEL Share Exchange Effective Time, by virtue of the TEL Share Exchange and without any further action on the part of any Person:

(i)        any shares of TEL Common Stock held in TEL’s treasury immediately prior to the TEL Share Exchange Effective Time shall be cancelled and shall cease to exist, without any exchange thereof, and no payment or distribution shall be made with respect thereto;

(ii)        except for TEL Dissenting Shares or as provided in Section 1.2(a)(i) and, subject to Sections 1.6 and 1.8, each Person who held shares of issued and outstanding TEL Common Stock as of immediately prior to the TEL Share Exchange Effective Time shall become entitled to receive 3.250 fully paid HoldCo Ordinary Shares in exchange for each such share of TEL Common Stock so held by such Person (the ratio of 3.250 HoldCo Ordinary Shares to one share of TEL Common Stock, as such ratio may be adjusted in accordance with Section 1.9, the “TEL Exchange Ratio”); and

(iii)         TEL Exchange Sub shall have all right, title and interest in all shares of TEL Common Stock issued and outstanding as of immediately prior to the TEL Share Exchange Effective Time, other than shares of TEL Common Stock to be cancelled in accordance with Section 1.2(a)(i), such that TEL shall become a direct, wholly owned Subsidiary of TEL Exchange Sub and, correlatively, an indirect, wholly owned Subsidiary of HoldCo.

(b)        Certificate of Incorporation, Board of Directors Rules, Directors and Officers of TEL. Upon the terms and subject to the conditions set forth in this Agreement, immediately after the TEL Share Exchange Effective Time, by virtue of the TEL Share Exchange and without any further action on the part of any Person:

(i)        the Articles of Incorporation of TEL shall be amended and restated to be in a form to be mutually agreed to by Applied and TEL;

(ii)         the Board of Directors Rules of TEL shall be amended and restated to be in a form to be mutually agreed to by Applied and TEL; and

(iii)        the directors and officers of TEL shall be the individuals mutually agreed to by Applied and TEL.

(c)         TEL Dissenting Shares.

(i)        Notwithstanding anything in this Agreement to the contrary, any shares of TEL Common Stock that are issued and outstanding immediately prior to the TEL Share Exchange Effective Time and that are held by any stockholder of TEL who shall have demanded properly in writing dissenters’ rights for such shares of TEL Common Stock in accordance with Section 785 of the Companies Act of Japan (any such shares being referred to as “TEL Dissenting Shares” until such time as such holder withdraws, fails to perfect or otherwise loses such holder’s appraisal rights under the provisions of the Companies Act of Japan with respect to such shares) shall, at the TEL Share Exchange Effective Time, be automatically converted into treasury shares of TEL, and subsequently shall be cancelled and cease to exist pursuant to Section 1.2(a)(i), and the holders of TEL Dissenting Shares shall be entitled only to payment of the appraised value of such TEL Dissenting Shares in accordance with the provisions of the Companies Act of Japan.

(ii)        Notwithstanding the provisions of Section 1.2(c)(i), if any TEL Dissenting Shares shall lose their status as such (through failure to perfect, waiver, withdrawal or otherwise) prior to the TEL Share Exchange Effective Time, then such shares shall be deemed automatically, as of the TEL Share Exchange Effective Time, to have been converted into, and to represent only, the right to receive HoldCo Ordinary Shares in accordance with Section 1.2(a)(ii), without interest thereon, upon proper compliance with the procedures established in accordance with Section 1.8(d).

(iii)        TEL shall give Applied prompt notice of: (A) any demand received from TEL stockholders prior to the TEL Share Exchange Effective Time to require TEL to purchase the shares of TEL Common Stock pursuant to Section 785 of the Companies Act of Japan; (B) any withdrawal of such demand pursuant to Section 785(6) or 786(3) of the

Companies Act of Japan; and (C) the opportunity to participate in all negotiations and proceedings with respect to any such demand. TEL shall not make any payment or settlement offer with respect to any such demand unless, prior thereto, Applied shall have consented in writing to such payment or settlement offer (which consent shall not be unreasonably withheld, conditioned or delayed).

1.5        Amendment to Section 1.3(b). Section 1.3(b) of the BCA is hereby amended and restated in its entirety to read as follows:

(b)        Effects of the Applied Merger. The Applied Merger shall have the effects set forth in this Agreement, the Applied Certificate of Merger, and in the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing and subject thereto, at the Applied Merger Effective Time, all of the property, rights, privileges, immunities, powers and franchises of Applied and Applied Merger Sub shall vest in the Applied Surviving Corporation, and all debts, liabilities and duties of Applied and Applied Merger Sub shall become the debts, liabilities and duties of the Applied Surviving Corporation.

1.6        Amendment to Section 1.3(d)(iv). Section 1.3(d)(iv) of the BCA is hereby amended and restated in its entirety to read as follows:

(iv)        each limited liability company interest of Applied Merger Sub outstanding immediately prior to the Applied Merger Effective Time shall be converted into one fully paid and nonassessable share of common stock, $.01 par value per share, of the Applied Surviving Corporation.

1.7        Amendment to Section 1.7(b). Section 1.7(b) of the BCA is hereby amended and restated in its entirety to read as follows:

(b)         At the TEL Share Exchange Effective Time: (i) except for shares of TEL Common Stock cancelled in accordance with Section 1.2(a)(i) (including TEL Dissenting Shares), all shares of TEL Common Stock outstanding immediately prior to the TEL Share Exchange Effective Time shall automatically be transferred to TEL Exchange Sub, and all holders of TEL Common Stock shall cease to have any rights as stockholders of TEL, except the right to receive: (A) HoldCo Ordinary Shares as contemplated by Section 1.2; (B) cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6(d); and (C) dividends or other distributions, if any, pursuant to Section 1.8(e); and (ii) except to reflect the transfer of shares of TEL Common Stock to TEL Exchange Sub at the TEL Share Exchange Effective Time, the share transfer books of TEL shall be closed with respect to all shares of TEL Common Stock outstanding immediately prior to the TEL Share Exchange Effective Time and no further transfers (or registration of transfers) of any such shares of TEL Common Stock shall be made on such stock transfer books after the TEL Share Exchange Effective Time. After the TEL Share Exchange Effective Time, except for shares of TEL Common Stock cancelled in accordance with Section 1.2(a)(i) (including TEL Dissenting Shares), Persons who held Book-Entry Shares of TEL Common Stock as of immediately prior to the TEL Share Exchange Effective Time shall be entitled to receive HoldCo Ordinary Shares in accordance with the exchange procedures provided in Section 1.8 or agreed upon pursuant to Section 4.13.

1.8        Amendment to Section 1.8(d). Section 1.8(d) of the BCA is hereby amended and restated in its entirety to read as follows:

(d)        With respect to the exchange of TEL Common Stock for HoldCo Ordinary Shares as contemplated by the TEL Share Exchange Agreement, each of the Parties shall use its reasonable best efforts to establish procedures prior to the TEL Stockholders’ Meeting to facilitate the prompt exchange of shares of TEL Common Stock for HoldCo Ordinary Shares (and cash in lieu of fractional HoldCo Ordinary Shares pursuant to Section 1.6 and dividends or other distributions, if any, contemplated by Section 1.8(e)) as contemplated by the TEL Share Exchange Agreement upon presentation of evidence of book-entry positions representing Book Entry Shares of TEL Common Stock. The Parties acknowledge that such procedures shall be substantially in accordance with the provisions of Section 1.8(b) as applied to the former stockholders of Applied Common Stock, but will take into account the operational and other issues with respect to the actual delivery of the HoldCo Ordinary Shares to former holders of TEL Common Stock based upon the efforts of the Parties pursuant to Section 4.13.

1.9        Amendment to Section 2.1(a). Section 2.1(a) of the BCA is hereby amended and restated in its entirety to read as follows:

(a)        TEL-Applied Holdings B.V., a newly formed private limited liability corporation (besloten vennootschap) under the laws of the Netherlands (“HoldCo”), will be a wholly owned Subsidiary of TEL from the date of its formation until immediately prior to the TEL Share Exchange Effective Time, and prior to the TEL Share Exchange Effective Time, TEL shall cause HoldCo to be converted to a public limited liability corporation (naamloze vennootschap) in accordance with the Implementation Schedule;

1.10      Amendment to Section 2.1(c). Section 2.1(c) of the BCA is hereby amended and restated in its entirety to read as follows:

(c)        a new name of HoldCo will be mutually agreed to by Applied and TEL prior to the Closing;

1.11      Amendment to Section 3.15(b). Section 3.15(b) of the BCA is hereby amended by deleting the phrase “(at a meeting duly called and held on or prior to the date hereof)”.

1.12      Amendment to Section 4.9(g). Section 4.9(g) of the BCA is hereby amended and restated in its entirety to read as follows:

(g)        Without limiting the generality of Section 4.9(f), each of Applied and TEL shall: (i) use its reasonable best efforts to file or submit, or cause to be filed or submitted, in each case, within 15 Business Days after the date of Amendment No. 1 to this Agreement, initial Tax Submissions with the Specified Japanese Tax Authority that are necessary to obtaining the Tax rulings referred to in Section (II)(b) of the Implementation Schedule (the “Japanese Tax Rulings”), and to file or submit as promptly as possible any additional Tax Submissions requested by the Specified Japanese Tax Authority in connection with the Japanese Tax Rulings; and (ii) use its reasonable best efforts to seek, and cooperate with the other in seeking, the Japanese Tax Rulings as soon as possible after the date of Amendment No. 1 to this Agreement. All Tax Submissions, and summaries of any proposed oral presentations, in connection with the Japanese Tax Rulings shall be subject to advance review by, and prior written consent (including by email) of, the other Party (such consent not to be unreasonably withheld, conditioned or delayed).

1.13      Amendment to Section 4.9. Section 4.9 of the BCA is hereby amended by inserting at the end of such Section a new Section 4.9(h) that reads as follows:

(h)        Applied and TEL shall use their respective reasonable best efforts (i) to cause Baker & McKenzie and KPMG, as applicable, to state, as promptly as practicable following the issuance by the Specified Japanese Tax Authority of any Japanese Tax Ruling, whether Baker & McKenzie or KPMG, as the case may be, intends to make the communication contemplated by clause “(b)(ii)” of the definition of Adverse Consideration Ruling, and (ii) if Baker & McKenzie or KPMG, as the case may be, does intend to make such communication, to cause Baker & McKenzie or KPMG, as the case may be, to do so as promptly as practicable.

1.14      Amendment to Section 5.1. Section 5.1 of the BCA is hereby amended by inserting at the end of such Section a new Section 5.1(h) that reads as follows:

(h)        The Consideration Condition shall have been satisfied.

1.15      Amendments to Sections 5.2(c) and 5.3(c). Sections 5.2(c) and 5.3(c) of the BCA are each hereby amended by adding the word “Required” prior to the phrase “TEL Stockholder Vote” and “Applied Stockholder Vote,” respectively.

1.16      Amendment to Section 5.2(e). Section 5.2(e) of the BCA is hereby amended and restated in its entirety to read as follows:

(e)        Japanese Tax Opinion. Applied shall have received an opinion from Baker & McKenzie to the effect that the Contemplated Transactions should collectively result in the TEL Intended Tax Treatment and such opinion shall not have been withdrawn or modified; provided, however, that this condition shall be deemed to be satisfied if: (i) Baker & McKenzie shall not have provided or shall have withdrawn or modified such opinion and KPMG renders such opinion to Applied; (ii) the Specified Japanese Tax Authority has provided to Applied or TEL a Positive Japanese Tax Ruling; or (iii) prior to the Outside Mailing Date, the Specified Japanese Tax Authority has provided to Applied or TEL an Adverse Japanese Tax Ruling under clause “(a)” of the definition of Adverse Japanese Tax Ruling that applies to the structure of the Contemplated Transactions as proposed by Applied and TEL to the Specified Japanese Tax Authority on the date closest to the Outside Mailing Date.

1.17      Amendment to Section 5.3(e). Section 5.3(e) of the BCA is hereby amended and restated in its entirety to read as follows:

(e)        Japanese Tax Opinion. TEL shall have received an opinion from KPMG to the effect that the Contemplated Transactions should collectively result in the TEL Intended Tax Treatment and such opinion shall not have been withdrawn or modified; provided, however, that this condition shall be deemed to be satisfied if: (i) KPMG shall not have provided or shall have withdrawn or modified such opinion and Baker & McKenzie renders such opinion to TEL; (ii) the Specified Japanese Tax Authority has provided to Applied or TEL a Positive Japanese Tax Ruling; or (iii) prior to the Outside Mailing Date, the Specified Japanese Tax Authority has provided to Applied or TEL an Adverse Japanese Tax Ruling under clause “(a)” of the definition of Adverse Japanese Tax Ruling that applies to the structure of the Contemplated Transactions as proposed by Applied and TEL to the Specified Japanese Tax Authority on the date closest to the Outside Mailing Date.

1.18      Amendment to Section 6.1(h). Section 6.1(h) of the BCA is hereby amended and restated in its entirety to read as follows:

(h)        by Applied (at any time prior to the date on which the TEL Stockholders’ Meeting (including any adjournments and postponements thereof) is held and completed) if: (i) prior to the Outside Mailing Date, the Specified Japanese Tax Authority has provided to Applied or

TEL an Adverse Japanese Tax Ruling under clause “(a)” of the definition of Adverse Japanese Tax Ruling; (ii) any Adverse Japanese Tax Ruling under clause “(a)” of the definition of Adverse Japanese Tax Ruling remains in effect as of the Outside Mailing Date; and (iii) Applied has not breached in any material respect its obligations under Section 4.9(f), Section 4.9(g) or Section 7.12;

1.19      Amendment to Section 6.1(i). Section 6.1(i) of the BCA is hereby amended and restated in its entirety to read as follows:

(i)        by TEL (at any time prior to the date on which the TEL Stockholders’ Meeting (including any adjournments and postponements thereof) is held and completed) if: (i) prior to the Outside Mailing Date, the Specified Japanese Tax Authority has provided to Applied or TEL an Adverse Japanese Tax Ruling under clause “(a)” of the definition of Adverse Japanese Tax Ruling; (ii) any Adverse Japanese Tax Ruling under clause “(a)” of the definition of Adverse Japanese Tax Ruling remains in effect as of the Outside Mailing Date; and (iii) TEL has not breached in any material respect its obligations under Section 4.9(f), Section 4.9(g) or Section 7.12;

1.20      Amendment to Section 7.12(b). Section 7.12(b) of the BCA is hereby amended and restated in its entirety to read as follows:

(b)        If (x) the Parties are unable to consummate the Contemplated Transactions (including with respect to the particularities of the Implementation Schedule, Corporate Governance Structure, TEL Intended Tax Treatment, the intended U.S. tax treatment under Section 7874 of the Code, and the intended tax treatment of the transactions set forth on the Implementation Schedule) exactly as described in this Agreement and the Implementation Schedule, (y) the Parties receive an Adverse Japanese Tax Ruling (which remains in effect) or (z) the Parties are unable to obtain any Tax Opinion that is necessary to satisfy any of the conditions set forth in Section 5.1, Section 5.2(e) or Section 5.3(e), in each case due to any event, cause, circumstance, condition or reason (the matters described in clauses “(x),” “(y)” and “(z),” collectively, “Consummation Impediments”), then:

(i) each of Applied and TEL agree to cooperate and negotiate in good faith with one another and to use its reasonable best efforts, in each case, during the period beginning on the date that Applied and TEL become aware of a Consummation Impediment and ending on the earlier of the End Date (as it may be extended pursuant to Section 6.1(b)) or the termination of this Agreement pursuant to Section 6 (such period, the “Impediment Removal Negotiation Period”), to agree upon changes to the Contemplated Transactions (and, correlatively, this Agreement, the Implementation Schedule, and the other agreements setting forth the terms and conditions of the Contemplated Transactions), including, without limitation, potentially restructuring the TEL Share Exchange as a qualified forward merger, qualified share-for-share exchange, or other transaction under Japanese Legal Requirements, that, if there has been an Adverse Japanese Tax Ruling, would permit the elimination of such Adverse Japanese Tax Ruling or, if there is another Consummation Impediment, would permit the elimination of such other Consummation Impediment, in each case, only to the extent that such changes would not adversely impact in any material respect the intended benefits, balances and other intentions motivating the Contemplated Transactions; and

(ii) notwithstanding anything to the contrary contained in Section 4.5(a), Section 4.5(e) or elsewhere in this Agreement, if an Impediment Removal Negotiation Period arises as a result of an Adverse Consideration Ruling or an Adverse Japanese Tax Ruling under clause “(b)” of the definition of Adverse Japanese Tax Ruling, the obligations of Applied and TEL to (A) seek to have declared or maintained effective the Form S-4 Registration/Proxy Statement or FSA Registration Statement and (B) call, give notice of, convene and hold the Applied Stockholders’ Meeting or TEL Stockholders’ Meeting, as applicable, shall be suspended during such Impediment Removal Negotiation Period until Applied and TEL agree upon changes to the Contemplated Transactions that would permit the elimination of such Adverse Consideration Ruling or Adverse Japanese Tax Ruling under clause “(b)” of the definition of Adverse Japanese Tax Ruling, as the case may be, in each case, as contemplated by the preceding clause “(i).”

1.21      Amendment to Form of Joinder Agreement. Recital A of the form of Joinder Agreement attached to the BCA as Exhibit B is hereby amended and restated in its entirety to read as follows:

A.        Pursuant to the BCA and the TEL Share Exchange Agreement and subject to the terms and conditions thereof, at the TEL Share Exchange Effective Time, TEL, TEL Exchange Sub and HoldCo will effect a share-for-share exchange whereby the issued and outstanding shares of TEL Common Stock will be exchanged for HoldCo Ordinary Shares in accordance with the TEL Exchange Ratio and TEL will become a wholly owned subsidiary of HoldCo.

1.22      Amendment to Exhibit C (Form of TEL Merger Agreement). Exhibit C (Form of TEL Merger Agreement) to the BCA is hereby amended and restated in its entirety to read as set forth on Annex 1 to this Amendment No. 1.

1.23      References to “TEL Merger”. The BCA (including the exhibits, schedules and disclosure schedules thereto) is hereby amended by replacing the term “TEL Merger” with the term “TEL Share Exchange” in each and every place in which the term “TEL Merger” appears in the BCA (including the exhibits, schedules and disclosure schedules thereto) after giving effect to the other amendments set forth in this Amendment No. 1.

1.24      References to “TEL Merger Agreement”. The BCA (including the exhibits, schedules and disclosure schedules thereto) is hereby amended by replacing the term “TEL Merger Agreement” with the term “TEL Share Exchange Agreement” in each and every place in which the term “TEL Merger Agreement” appears in the BCA (including the exhibits, schedules and disclosure schedules thereto) after giving effect to the other amendments set forth in this Amendment No. 1.

1.25      References to “TEL Merger Effective Time”. The BCA is hereby amended by replacing the term “TEL Merger Effective Time” (including the exhibits, schedules and disclosure schedules thereto) with the term “TEL Share Exchange Effective Time” in each and every place in which the term “TEL Merger Effective Time” appears in the BCA (including the exhibits, schedules and disclosure schedules thereto) after giving effect to the other amendments set forth in this Amendment No. 1.

1.26      References to “TEL Merger Sub”. The BCA (including the exhibits, schedules and disclosure schedules thereto) is hereby amended by replacing the term “TEL Merger Sub” with the term “TEL Exchange Sub” in each and every place in which the term “TEL Merger Sub” appears in the BCA (including the exhibits, schedules and disclosure schedules thereto) after giving effect to the other amendments set forth in this Amendment No. 1.

1.27      References to “TEL Exchange Ratio”. The BCA (including the exhibits, schedules and disclosure schedules thereto) is hereby amended by replacing the term “TEL Conversion Ratio” with the term “TEL Exchange Ratio” in each and every place in which the term “TEL Conversion Ratio” appears in the BCA (including the exhibits, schedules and disclosure schedules thereto) after giving effect to the other amendments set forth in this Amendment No. 1. In addition, the definition of “TEL Conversion Ratio,” as set forth in Exhibit A of the BCA, is hereby amended and restated in its entirety to read as follows:

TEL Exchange Ratio. “TEL Exchange Ratio” shall have the meaning set forth in Section 1.2(a)(ii) of the Agreement.

1.28      References to “TEL Surviving Corporation”. The BCA (including the exhibits, schedules and disclosure schedules thereto) is hereby amended by replacing the term “TEL Surviving Corporation” with the term “TEL Exchange Sub” in each and every place in which the term “TEL Surviving Corporation” appears in the BCA (including the exhibits, schedules and disclosure schedules thereto) after giving effect to the other amendments set forth in this Amendment No. 1.

1.29      Amendments to Exhibit A (Certain Definitions). Exhibit A (Certain Definitions) to the BCA is hereby amended as follows:

(a)    the following definition is added between the definitions of “Acquisition Transaction” and “Adverse Japanese Tax Ruling”

Adverse Consideration Ruling. “Adverse Consideration Ruling” shall mean: (a) a ruling or notification (whether formal or informal or oral or in writing) from the Specified Japanese Tax Authority to the effect that any element of the TEL Intended Consideration Treatment is not (or will not be) available in connection with the Contemplated Transactions; or (b)(i) a ruling or notification (whether formal or informal or oral or in writing) from the Specified Japanese Tax Authority or (ii) a communication by either Baker & McKenzie or KPMG to Applied or TEL, respectively, in the case of each of clauses “(b)(i)” and “(b)(ii),” to the effect that there is a substantial risk that the TEL Intended Consideration Treatment will not be available.

(b)    the definition of “Adverse Japanese Tax Ruling” is hereby amended and restated in its entirety to read as follows:

Adverse Japanese Tax Ruling. “Adverse Japanese Tax Ruling” shall mean: (a) a ruling or notification (whether formal or informal or oral or in writing) from the Specified Japanese Tax Authority to the effect that any element of the TEL Intended Tax Treatment is not (or will not be) available in connection with the Contemplated Transactions; or (b)(i) a ruling or notification (whether formal or informal or oral or in writing) from the Specified Japanese Tax Authority or (ii) agreement by both Baker & McKenzie and KPMG, in the case of each of clauses “(b)(i)” and “(b)(ii),” to the effect that, for Japanese Tax purposes, the TEL Share Exchange and any Contemplated Transactions effected in furtherance of the TEL Share Exchange would be reasonably expected to subject TEL Exchange Sub to taxation on the grounds that there is a substantial difference between TEL Exchange Sub’s tax basis in the HoldCo Ordinary Shares that it delivers in the TEL Share Exchange and the value of such HoldCo Ordinary Shares. Any Adverse Consideration Ruling shall be deemed to constitute an Adverse Japanese Tax Ruling.

(c)    the following definition is added between the definitions of “Associate” and “Benefit End Date”:

Baker & McKenzie. “Baker & McKenzie” shall mean the applicable member firm of Baker & McKenzie International, a Swiss Verein, as set forth on the Implementation Schedule.

(d)    the following definition is added between the definitions of “Consent” and “Consummation Impediments”:

Consideration Condition. “Consideration Condition” shall mean a condition that is satisfied if:

(a) both (i) either Baker & McKenzie or KPMG shall have delivered an opinion to Applied or TEL to the effect that, for Japanese Tax purposes, the TEL Share Exchange and any Contemplated Transactions effected in furtherance of the TEL Share Exchange should not subject TEL Exchange Sub to taxation on the grounds that the consideration that TEL Exchange Sub will deliver for the HoldCo Ordinary Shares that are to be exchanged for shares of TEL Common Stock in the TEL Share Exchange has no or only nominal value (the tax treatment described in this clause “(i),” the “TEL Intended Consideration Treatment”) and any such opinion shall not have been withdrawn or modified (or both Baker & McKenzie and KPMG shall have given such an opinion and such opinions shall not have been withdrawn or modified) and (ii) neither Applied nor TEL shall have received an opinion (that has not been withdrawn or modified) from Baker & McKenzie or KPMG to the effect that there is a substantial risk that the TEL Intended Consideration Treatment will not be available;

(b) the Specified Japanese Tax Authority has provided to either Applied or TEL a ruling or notification (whether such ruling or notification is formal or informal or oral or in writing) to the effect that (i) the TEL Intended Consideration Treatment is, or is likely to be, available or (ii) the Specified Japanese Tax Authority does not see any reason that the TEL Intended Consideration Treatment is not (or will not be) available; or

(c) Baker & McKenzie and KPMG communicate to Applied and TEL, respectively, that (i) the conduct of the Specified Japanese Tax Authority could be reasonably interpreted to mean that the TEL Intended Consideration Treatment will be available or (ii) Baker & McKenzie and KPMG are confident that the TEL Intended Consideration Treatment will be available.

(e)    the following definition is added between the definitions of “DGCL” and “Dutch Corporate Governance Code”:

DLLCA. “DLLCA” shall mean the Delaware Limited Liability Company Act.

(f)    the definition of “FSA Registration Statement” is hereby amended and restated in its entirety to read as follows:

FSA Registration Statement. “FSA Registration Statement” shall mean the registration statement to be filed by HoldCo with the FSA in connection with the exchange of TEL Common Stock for HoldCo Ordinary Shares as contemplated by the TEL Share Exchange Agreement.

(g)    the definition of “HoldCo” is hereby amended by deleting the phrase “the recitals of the Agreement” and replacing it with “Section 2.1(a)”;

(h)    the following definition is added between the definitions of “HSR Act” and “Implementation Schedule”:

Impediment Removal Negotiation Period. “Impediment Removal Negotiation Period” shall have the meaning set forth in Section 7.12(b) of the Agreement.

(i)    the definition of “Positive Japanese Tax Ruling” is hereby amended and restated in its entirety to read as follows:

Positive Japanese Tax Ruling. “Positive Japanese Tax Ruling” shall mean a ruling or notification (whether such ruling or notification is formal or informal or oral or in writing) from the Specified Japanese Tax Authority to the effect that: (a) the TEL Intended Tax Treatment is, or is likely to be, available; or (b) the Japanese Tax Authority does not see any reason that any material element of the TEL Intended Tax Treatment is not (or will not be) available; provided, that, a Positive Japanese Tax Ruling shall be deemed to have been issued by the Specified Japanese Tax Authority if Baker & McKenzie and KPMG communicate to Applied and TEL, respectively, that (i) the conduct of the Specified Japanese Tax Authority could be reasonably interpreted to mean that the TEL Intended Tax Treatment will be available or (ii) Baker & McKenzie and KPMG are confident that the TEL Intended Tax Treatment will be available.

(j)    the definition of “TEL Dissenting Shares” is hereby amended by deleting the reference to “Section 1.2(e)(i)” and replacing it with “Section 1.2(c)(i)”;

(k)    the following definition is added between the definitions of “TEL ESPP” and “TEL Intended Tax Treatment”:

TEL Intended Consideration Treatment. “TEL Intended Consideration Treatment” shall have the meaning set forth in clause “(a)(i)” of the definition of Consideration Condition.

(l)    the definition of “TEL Intended Tax Treatment” is hereby amended and restated in its entirety to read as follows:

TEL Intended Tax Treatment. “TEL Intended Tax Treatment” shall mean that, for Japanese Tax purposes, no tax will be levied upon: (a) TEL (except with respect to any HoldCo Ordinary Shares transferred to HoldCo following the TEL Share Exchange); (b) its stockholders (except to the extent that the TEL stockholders receive cash in lieu of fractional shares pursuant to the TEL Share Exchange or receive cash pursuant to the exercise of dissenters’ rights); or (c) TEL Exchange Sub in respect of the matters described in clause “(iii)” below resulting from the TEL Share Exchange and any Contemplated Transactions effected in furtherance of the TEL Share Exchange, and, without limiting the foregoing, specifically that the TEL Share Exchange and any Contemplated Transactions effected in furtherance of the TEL Share Exchange:

(i) will not subject TEL to appraisal gain or loss taxation at the market value of its assets under Section 62-9 of the Japanese Corporation Tax Act;

(ii) in accordance with paragraph 8 of Section 61-2 of the Japanese Corporation Tax Act and paragraph 1 of Section 57-4 of the Japanese Income Tax Act, will not subject TEL stockholders to capital gains taxation under paragraph 1 of Section 61-2 of the Japanese Corporation Tax Act or paragraph 1 of Section 37-10 of the Act on Special Measures Concerning Taxation, except to the extent that the TEL stockholders receive cash in lieu of fractional shares pursuant to the TEL Share Exchange or receive cash pursuant to the exercise of dissenters’ rights; and

(iii) will not subject TEL Exchange Sub to taxation on the grounds that the consideration that TEL Exchange Sub will deliver for the HoldCo Ordinary Shares that are to be exchanged for shares of TEL Common Stock in the TEL Share Exchange has no or only nominal value.

(m)    the definition of “TEL Surviving Corporation” is hereby deleted in its entirety.

1.30      Amendment to Schedule 2.1 (Implementation Schedule). Schedule 2.1 (Implementation Schedule) to the BCA is hereby amended and restated in its entirety to read as set forth on Schedule 1.30 to this Amendment No. 1.

2. MISCELLANEOUS	PROVISIONS

2.1        Effect of Amendment. This Amendment No. 1 shall be effective as of the date first written above. For the avoidance of any doubt, all references (a) in the BCA to “this Agreement” and (b) to the BCA in the Joinder Agreement and any other agreements, exhibits, schedules and disclosure schedules referred to in the BCA, will, in each case, be deemed to be references to the BCA as amended by this Amendment No. 1. Except as amended hereby, the BCA will continue in full force and effect and shall be otherwise unaffected hereby.

2.2        Counterparts. This Amendment No. 1 may be executed in separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The delivery of an executed Amendment No. 1 by facsimile or by other electronic delivery shall be sufficient to bind the party so delivering such Amendment No. 1.

2.3        Applicable Legal Requirements. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the date first written above.

APPLIED MATERIALS, INC.

By:	/s/ Gary E. Dickerson
	Name:	Gary E. Dickerson
	Title:	President and Chief Executive Officer

TOKYO ELECTRON LIMITED

By:	/s/ Tetsuro Higashi
	Name:	Tetsuro Higashi
	Title:	Representative Director, Chairman, President and Chief Executive Officer

TEL-APPLIED HOLDINGS B.V.

By:	/s/ Tetsuro Higashi
	Name:	Tetsuro Higashi
	Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT

ANNEX 1 TO AMENDMENT NO. 1

<Unofficial English Translation of Official Japanese Agreement>

EXHIBIT C

FORM OF TEL SHARE EXCHANGE AGREEMENT

TEL JAPAN LIMITED, a godo kaisha having its offices at [—] (“TEL Exchange Sub”), and TOKYO ELECTRON LIMITED, a kabushiki kaisha having its offices at 5-3-1 Akasaka, Minato-ku, Tokyo (“TEL”), hereby execute the following Share Exchange Agreement (hereinafter referred to as this “Agreement”) as of [—], 2014 (the “Execution Date”). Immediately preceding the effective time of the TEL Share Exchange (as defined in Article 1 below), TEL Exchange Sub will become a wholly owned direct subsidiary of TEL-Applied Holdings B.V., a besloten vennootschap organized under laws of the Netherlands having its office at Kerkenbos 1015, Unit C, 6546 BB, Nijmegen, The Netherlands, which prior to the TEL Share Exchange shall have converted to a naamloze vennootschap [and changed its name to [—]] (“HoldCo”).

ARTICLE 1    (SHARE EXCHANGE)

TEL Exchange Sub and TEL shall execute a share-for-share exchange as a result of which TEL Exchange Sub shall become the direct parent company of TEL and TEL shall become a wholly owned subsidiary of TEL Exchange Sub (the “TEL Share Exchange”). As a result of the TEL Share Exchange, TEL Exchange Sub will acquire all of the issued stock of TEL, other than any stock already owned by TEL Exchange Sub, if any, in exchange for ordinary shares, 0.01 euro nominal value per share, of HoldCo (the “HoldCo Ordinary Shares”) in the manner described in Article 2 below.

ARTICLE 2     (SHARES TO BE DELIVERED IN TEL SHARE EXCHANGE AND ALLOTMENT)

2.1        Upon consummation of the TEL Share Exchange, TEL Exchange Sub shall deliver to the shareholders of TEL (excluding, if applicable, TEL Exchange Sub) as of the time (the “Reference Time”) immediately preceding the time when TEL Exchange Sub acquires the entire issued stock of TEL (except the stock of TEL already owned by TEL Exchange Sub, if any) the number of HoldCo Ordinary Shares obtained by multiplying the total number of shares of common stock of TEL (“TEL Common Stock”) owned by the shareholders of TEL (other than TEL Exchange Sub) as of the Reference Time by 3.25 (the “TEL Exchange Ratio”) .

2.2        Upon the execution of the TEL Share Exchange, TEL Exchange Sub shall allot to each shareholder of TEL (other than TEL Exchange Sub) as of the Reference Time the number of HoldCo Ordinary Shares obtained by multiplying the number of shares of TEL Common Stock owned by each such shareholder as of the Reference Time by the TEL Exchange Ratio.

2.3        Notwithstanding the foregoing, no fractional HoldCo Ordinary Shares shall be delivered in connection with the TEL Share Exchange. Accordingly, any holder of TEL Common Stock who would otherwise be entitled to receive a fraction of a HoldCo Ordinary Share (after aggregating all fractional HoldCo Ordinary Shares deliverable to such holder) at the Effective Date shall, in lieu of such fraction of a HoldCo Ordinary Share, be paid in cash the yen amount (rounded as necessary up to the nearest whole yen) equal to: (i) the fraction of a HoldCo Ordinary Share such TEL stockholder would otherwise have been entitled to receive pursuant to Section 2.2; multiplied by (ii) the quotient of (A) the volume-weighted average price per share of TEL Common Stock on the Tokyo Stock Exchange for the five consecutive trading days preceding (but not including) the date on which TEL Common Stock is delisted from the Tokyo Stock Exchange prior to the Effective Date divided by (B) the TEL Exchange Ratio.

ARTICLE 3    (EFFECTIVE DATE)

The TEL Share Exchange shall become effective at 12:00 am JST on [—] (hereinafter referred to as the “Effective Date”); provided, however, that the Effective Date may be modified upon consultation and agreement between TEL Exchange Sub and TEL in the event such modification is necessary under the applicable procedural requirements for the TEL Share Exchange or for other reasons.

ARTICLE 4    (CANCELLATION OF TREASURY STOCK)

TEL shall cancel all of its treasury stock held by TEL as of the Reference Time (including the treasury stock acquired by TEL as a result of the exercise of dissenting shareholders’ appraisal rights in connection with the TEL Share Exchange pursuant to Article 785, Paragraph 1 of the Companies Act (Act No. 86 of 2005) of Japan) pursuant to the approval of the TEL Board prior to the Effective Date in accordance with applicable laws and regulations.

ARTICLE 5    (TERMINATION OF AGREEMENT)

During the period beginning on the Execution Date and ending on the Effective Date, this Agreement may be modified or terminated only upon mutual written agreement of both parties hereto after mutual consultation.

ARTICLE 6    (EFFECTIVENESS OF THE SHARE EXCHANGE)

The TEL Share Exchange shall not become effective unless (i) the approval of the TEL Share Exchange by the general meeting of shareholders of TEL and the competent authorities as required by applicable laws and regulations is obtained, (ii) TEL Exchange Sub will become a wholly owned direct subsidiary of HoldCo, and (iii) TEL Exchange Sub can deliver to TEL shareholders the number of HoldCo Ordinary Shares necessary to effect the TEL Share Exchange in accordance with the terms of this Agreement.

ARTICLE 7    (ACQUISITION OF HOLDCO ORDINARY SHARES BY TEL EXCHANGE SUB)

TEL Exchange Sub shall acquire sufficient HoldCo Ordinary Shares, without any security interests or other encumbrances, to deliver all HoldCo Ordinary Shares to be issued in the TEL Share Exchange in accordance with Article 2 of this Agreement prior to the Effective Date.

ARTICLE 8    (CONSULTATION)

Except as provided in this Agreement, any matter which is necessary for consummation of the TEL Share Exchange shall be determined through consultation and agreement between TEL Exchange Sub and TEL consistent with the purpose and intent of this Agreement.

ARTICLE 9    (GOVERNING LAW)

This Agreement shall be governed by and construed in accordance with the laws of Japan.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, two original copies of this Agreement have been prepared, and after affixing their seals on the date first written above, each party shall retain one copy.

TEL JAPAN LIMITED:

By:
Name:
Title:

TOKYO ELECTRON LIMITED:

By:
Name:
Title:

ANNEX C – GOLDMAN SACHS FAIRNESS OPINION

PERSONAL AND CONFIDENTIAL

September 24, 2013

Board of Directors

Applied Materials, Inc.

3050 Bowers Avenue, P.O. Box 58039

Santa Clara, CA

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Tokyo Electron Limited (“TEL”) and its affiliates) of the shares of common stock, par value $.01 per share, of Applied Materials, Inc. (the “Company”), taking into account the TEL Merger (as defined in the Agreement (as defined below)), of the Applied Conversion Ratio (as defined below) pursuant to the Business Combination Agreement, dated as of September 24, 2013 (the “Agreement”), between the Company and TEL. The Agreement provides, among other things, that, immediately following consummation of the TEL Merger, the Applied Merger (as defined in the Agreement) will occur and each issued and outstanding share of common stock, par value $0.01 per share (the “Applied Common Stock”), of the Company will be converted into the right to receive one share, par value €0.01 per share (each, a “HoldCo Ordinary Share”), of a new naamloze vennootschap organized in the Netherlands (“HoldCo”) (the “Applied Conversion Ratio”).

Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, TEL, and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”) for the accounts of Goldman, Sachs & Co. and its affiliates and employees and their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. With the Company’s consent, Goldman, Sachs & Co. and its affiliates also expect to act as counterparty for their own account in currency hedging transactions that the Company may enter into in connection with the Transaction. We have provided certain investment banking services to the Company and its affiliates from time to time. We have provided certain investment banking services to TEL and its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to TEL on its acquisition of NEXX Systems, Inc. and FSI International, Inc. in May 2012 and October 2012, respectively. We may also in the future provide investment banking services to the Company, TEL, HoldCo, and their respective affiliates for which our Investment Banking Division may receive compensation.

Board of Directors

Applied Materials, Inc.

September 24, 2013

Page Two

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended October 31, 2012; the Annual Securities Reports (Yuka Shoken Hokokusho) of TEL for the five fiscal years ended March 31, 2013; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; the First Quarter Securities Reports (Dai-ichi Shihanki Hokokusho) of TEL for the first fiscal quarter ended June 30, 2013; certain other communications from the Company and TEL to their respective shareholders; certain publicly available research analyst reports for the Company and TEL; certain internal financial analyses and forecasts for TEL prepared by its management; certain internal financial analyses and forecasts for the Company and certain financial analyses and forecasts for TEL, in each case as prepared by the management of the Company and approved for our use by the Company (the “Forecasts”), and certain cost savings and operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction, and the past and current business operations, financial condition and future prospects of the Company and TEL; held discussions with members of the senior management of TEL regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of TEL; reviewed the reported price and trading activity for the shares of Applied Common Stock and the shares of TEL Common Stock; compared certain financial and stock market information for the Company and TEL with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the semiconductor equipment industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company, TEL, HoldCo or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company, TEL or HoldCo or on the expected benefits of the Transaction in any way meaningful to our analysis. We have also assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than TEL and its affiliates) of Applied Common Stock, as of the date hereof and taking into account the TEL Merger, of the Applied Conversion Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any

Board of Directors

Applied Materials, Inc.

September 24, 2013

Page Three

compensation to be paid or payable to any of the officers, directors or employees of the Company or TEL, or any class of such persons in connection with the Transaction, whether relative to the Applied Conversion Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the HoldCo Ordinary Shares will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company, TEL or HoldCo or the ability of the Company, TEL or HoldCo to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of shares of Applied Common Stock should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof and taking into account the TEL Merger, the Applied Conversion Ratio pursuant to the Agreement is fair from a financial point of view to holders (other than TEL and its affiliates) of Applied Common Stock.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.

(GOLDMAN, SACHS & CO.)

ANNEX D – GOLDMAN SACHS CONFIRMATION LETTER

PERSONAL AND CONFIDENTIAL

February 14, 2014

Board of Directors

Applied Materials, Inc.

3050 Bowers Avenue, P.O. Box 58039

Santa Clara, CA

Ladies and Gentlemen:

Reference is made to (i) our opinion letter, dated September 24, 2013 (the “Opinion Letter”), with respect to the fairness from a financial point of view to the holders (other than Tokyo Electron Limited (“TEL”) and its affiliates) of common stock of Applied Materials, Inc. (the “Company”) taking into account the TEL Merger (as defined in the Agreement (as defined below)), of the Applied Conversion Ratio (as defined in the Opinion Letter) pursuant to the Business Combination Agreement, dated as of September 24, 2013 (the “Agreement”), between the Company and TEL and (ii) Amendment No. 1 to Business Combination Agreement, dated February 14, 2014 (“Amendment No. 1”), by and among the Company, TEL and TEL-Applied Holdings B.V., a Netherlands private limited liability corporation (besloten vennootschap).

You have requested that we confirm that, had we issued the Opinion Letter on September 24, 2013 on the basis of the transactions contemplated by the Agreement, as amended by Amendment No. 1, the conclusion set forth in the Opinion Letter would not have changed.

You have advised us, and with your permission we have assumed, that Amendment No. 1 and the transactions contemplated thereby do not affect the Forecasts or the Synergies (as defined in the Opinion Letter). This letter does not address any circumstances, developments or events occurring after the date of the Opinion Letter, other than the execution of Amendment No. 1, and our opinion set forth in the Opinion Letter is provided only as of such date.

Based upon and subject to the foregoing, we confirm that, had we issued the Opinion Letter on September 24, 2013 on the basis of the transactions contemplated by the Agreement, as amended by Amendment No. 1, the conclusion set forth in the Opinion Letter would not have changed.

This letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the Agreement, as amended by Amendment No. 1, and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement, press release or any other document, except in accordance with our prior written consent.

Very truly yours,

/s/ Goldman, Sachs & Co.

(GOLDMAN, SACHS & CO.)

D-1

ANNEX E – MITSUBISHI UFJ MORGAN STANLEY SECURITIES CO., LTD FAIRNESS OPINION

September 24, 2013

Board of Directors

Tokyo Electron Limited

3-1 Akasaka 5-chome, Minato-ku, Tokyo, Japan

Members of the Board:

We understand that Tokyo Electron Limited (“TEL”) and Applied Materials, Inc. (“AMAT”) propose to enter into a Business Combination Agreement substantially in the form of the draft dated September 23, 2013 (the “Business Combination Agreement”), which provides, among other things, for the combination of their respective businesses (the “Merger”) as direct or indirect subsidiaries of a newly formed holding company (“HoldCo”). Pursuant to the Merger, (i) TEL and AMAT will become direct or indirect wholly owned subsidiaries of HoldCo, and (ii) each outstanding share of common stock of TEL (“TEL Common Stock”), other than shares held in treasury or as to which dissenters’ rights have been perfected, will be converted into the right to receive 3.25 shares (the “Exchange Ratio”) of common stock, par value €0.01 per share, of HoldCo (“HoldCo Common Stock”), subject to adjustment in certain circumstances, and (iii) each outstanding share of common stock of AMAT (“AMAT Common Stock”), other than shares held in treasury, will be converted into the right to receive one (1.00) share of HoldCo Common Stock, subject to adjustment in certain circumstances. The terms and conditions of the Merger are more fully set forth in the Business Combination Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Business Combination Agreement is fair from a financial point of view to the holders of shares of TEL Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information, including equity research estimates, of TEL and AMAT, respectively;

2)	Reviewed certain internal financial statements and other financial and operating data concerning TEL and AMAT, respectively;

3)	Reviewed certain financial projections delivered by the managements of TEL and AMAT, respectively;

4)	Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of TEL and AMAT, respectively;

5)	Discussed the past and current operations and financial condition and the prospects of AMAT, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of AMAT;

6)	Discussed the past and current operations and financial condition and the prospects of TEL, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of TEL;

7)	Reviewed the pro forma impact of the Merger on TEL’s earnings per share, cash flow, consolidated capitalization and financial ratios;

8)	Reviewed the reported prices and trading activity for TEL Common Stock and AMAT Common Stock;

9)	Compared the financial performance of TEL and AMAT and the prices and trading activity of TEL Common Stock and AMAT Common Stock with that of certain other publicly-traded companies comparable with TEL and AMAT, respectively, and their securities;

10)	Reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

11)	Participated in certain discussions and negotiations among representatives of TEL and AMAT and certain parties and their accounting, tax and legal advisors;

12)	Reviewed the Business Combination Agreement, substantially in the form of the draft dated September 23, 2013 and certain related documents; and

13)	Reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by TEL and AMAT, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective management of TEL and AMAT of the future financial performance of TEL and AMAT. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Business Combination Agreement without any waiver, amendment or delay of any terms or conditions and that the exchange of shares of TEL Common Stock for HoldCo Common Stock at the Exchange Ratio will be non-taxable to the holders of shares of TEL Common Stock. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, accounting, tax, regulatory or actuarial advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of TEL and its legal, accounting and tax advisors with respect to legal, accounting, tax, regulatory or actuarial matters. We have not made any independent valuation or appraisal of the assets or liabilities of TEL or AMAT, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to any merger, business combination or other extraordinary transaction involving TEL.

We, together with our affiliates, including Morgan Stanley & Co. LLC (the “Group”), have acted as financial advisor to the Board of Directors of TEL in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, the Group has provided financial advisory and financing services for AMAT, and received customary fees for such services. The Group may also seek to provide such services to TEL, AMAT or HoldCo in the future and would expect to receive fees for the rendering of these services.

Please note that the Group is a global financial services firm engaged in the banking (including financing for TEL and AMAT), securities, trust, investment management, credit services and other financial businesses (collectively, “Financial Services”). Our securities business is engaged in securities underwriting, trading, and brokerage activities, foreign exchange, commodities and derivatives trading, as well as providing investment banking, financing and financial advisory services. In the ordinary course of its underwriting, trading, brokerage and financing activities, the Group may at any time hold long or short positions, may provide Financial Services to TEL, AMAT, or companies that may be involved in this transaction and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities or loans of TEL, AMAT, or any company that may be involved in this transaction, or in any currency or commodity that may be involved in this transaction, or in any related derivative instrument. The Group, its directors and officers may also at any time invest on a principal basis or manage funds that invest on a principal basis, in debt or equity securities of TEL, AMAT, or any company that may be involved in this transaction, or in any currency or commodity that may be involved in this transaction, or in any related derivative instrument. Further, we may at any time carry out ordinary course broking activities for TEL, AMAT, or any company that may be involved in this transaction.

This opinion has been approved by a committee of our investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of TEL and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing TEL is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which TEL Common Stock or AMAT Common Stock will trade following the announcement of the Merger or HoldCo Common Stock will trade following consummation of the Merger or at any time and we express no opinion or recommendation as to how the shareholders of TEL and stockholders of AMAT should vote at the shareholders’ meetings to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Business Combination Agreement is fair from a financial point of view to the holders of shares of the TEL Common Stock.

Very truly yours,

MITSUBISHI UFJ MORGAN STANLEY SECURITIES CO.,

LTD.

INVESTMENT BANKING BUSINESS UNIT

by:
Ryusuke Shigetomi Managing Director

ANNEX F – FORM OF HOLDCO ARTICLES OF ASSOCIATION

[English Translation of Official Dutch Version]

Dated [—] [—], 2014

[—] N.V.

ARTICLES OF ASSOCIATION

ARTICLES OF ASSOCIATION OF [                    ] N.V.

Article 1.	Definitions and Interpretations

1.1	In these Articles, the following terms will mean:

a.	Articles: means these articles of association (statuten) of the Company, as amended or restated from time to time in accordance with these Articles;

b.	Annual Accounts: means for any financial year of the Company, the balance sheet and the profit and loss account of the Company for such financial year, plus the explanatory notes thereto;

c.	Board: means the board of directors of the Company;

d.	Board Committee: means any committee instituted by the Board consisting of one or more Directors;

e.	Board Rules: means the rules of the Board as referred to in paragraph 18.4 of the Articles, as amended or restated from time to time in accordance with such rules and these Articles;

f.	Business Day: means a day which is not a Saturday, a Sunday, or an official holiday in the Netherlands;

g.	Chairman: means such Non-Executive Director who is identified by the Board to serve as Chairman at any particular time;

h.	CEO: means such Executive Director who is identified by the Board to serve as CEO at any particular time;

i.	Company: means [ ];

j.	Company Group: means the Company, together with its Subsidiaries;

k.	Depositary Receipts: means one or more depositary receipts for Shares issued with the cooperation of the Company;

l.	Director: means each member of the Board, which, for the avoidance of doubt, will include each Executive Director and each Non-Executive Director;

m.

Distributable Equity: means the portion of the Company’s equity that exceeds the aggregate of the issued and paid-up capital and the reserves that must be maintained pursuant to the laws of the Netherlands;

n.

EURIBOR: means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Reuters screen on any day, or if such day is not a Business Day, the preceding Business Day. If the appropriate page is replaced or service ceases to be available at that date, the Board may specify another page or service displaying the appropriate rate or otherwise determine the appropriate rate;

o.	Exchange: means the Nasdaq Stock Exchange, the Tokyo Stock Exchange and any other stock exchange, in each case on which Shares are listed from time to time;

p.	Executive Director: means a Director who holds an executive office with the Company as appointed by the General Meeting;

q.

General Meeting: means the body of the Company consisting of the Person(s) to whom, as a Shareholder or otherwise, voting rights attached to Shares accrue or, as the case may be, a general meeting of such Persons or their representatives;

r.	Non-Executive Director: means a Director who does not hold an executive office with the Company as appointed by the General Meeting;

s.	Ordinary Share: means an ordinary share in the capital of the Company;

t.	Person: means an individual, a legal entity or a governmental body with legal existence;

u.	Preference Share: means a cumulative preference share in the capital of the Company;

v.	Preferred Dividend: has the meaning attributed thereto in paragraph 24.2 of these Articles;

w.	Quorum: has the meaning attributed thereto in paragraph 31.1 of these Articles;

x.	Record Date: has the meaning attributed thereto in paragraph 30.2 of these Articles;

y.	Share: means a share in the capital of the Company, including, unless the contrary is apparent, both Ordinary Shares and Preference Shares;

z.	Shareholder: means a holder of one or more Shares, including, unless the contrary is apparent, both holders of one or more Ordinary Shares and holders of one or more Preference Shares;

aa.	Subsidiary: means a subsidiary of the Company as referred to in article 2:24a of the Netherlands Civil Code;

bb.	Vice Chairman: means any Director that is identified by the Board as a Vice Chairman at any particular time; and

cc.	written/in writing: means in the form of, or transmitted via, any means of communication, including fax or e-mail, provided that the message is legible and reproducible.

1.2	Save where the context dictates otherwise, in these Articles:

a.

the words “hereof,” “herein,” “hereunder” and “hereby” and words of similar import, when used in these Articles, will refer to these Articles as a whole and not to any particular provision of these Articles;

b.	words and expressions in the singular form also include the plural form and vice versa;

c.	words and expressions in the masculine form also include the feminine and neuter form;

d.	wherever the word “include,” “includes” or “including” is used in these Articles, it will be deemed to be followed by the words “without limitation”; and

e.	a reference to a statutory provision counts as a reference to that statutory provision along with all amendments, additions and replacing legislation that may apply from time to time.

1.3	Headings of clauses and other headings in these Articles are inserted for ease of reference and do not form part of these Articles for the purpose of its interpretation.

Article 2.	Name and Corporate Seat

2.1	The name of the Company is [ ] N.V.

2.2	The Company has its corporate seat in Amsterdam, the Netherlands.

Article 3.	Objects of the Company

The objects of the Company are:

a.

to organize, participate in and manage, all in any way whatsoever, businesses and companies, including without limitation businesses and companies of which the objects are to establish and sustain a foundation in the area of precision material engineering where technology innovation creates added value to the Company’s customers, employees and Shareholders;

b.	to acquire or dispose of businesses and companies;

c.	to acquire or dispose of, and manage and exploit in any way whatsoever, real property and tangible and intangible assets;

d.	to borrow or otherwise raise funds;

e.	to lend monies to, or act as surety (or guarantor in any other manner) for the obligations of, businesses and companies forming part of the Company Group and third parties;

f.	to render administrative, technical, financial, economic or managerial services to the businesses and companies forming part of the Company Group and to third parties; and

g.	to perform any and all other activities of an industrial, financial or commercial nature;

and, whether or not in collaboration with third parties, to perform all other activities which directly and indirectly relate to those objects, all to be interpreted in the broadest sense.

Article 4.	Capital and Shares

4.1	The authorized capital of the Company amounts to EUR [ ].

4.2

The authorized capital of the Company shall be divided into [            ] ([            ]) Ordinary Shares each with a nominal value of one euro cent (EUR 0.01) and [            ] ([            ]) Preference Shares, each with a nominal value of one euro cent (EUR 0.01).

4.3	All Shares will be in registered form.

4.4	The Ordinary Shares will be numbered consecutively from 1 onwards. The Preference Shares will be numbered consecutively from P-1 onwards.

4.5	No share certificates will be issued for Shares, provided that the Board may determine in its discretion that share certificates will be issued for some or all Ordinary Shares.

4.6	No fractional Shares may be issued.

Article 5.	Share Register

5.1

With due observance of the applicable statutory provisions in respect of registered shares, a share register will be kept by or on behalf of the Company, which register will be regularly updated and, at the discretion of the Board, may, in whole or in part, be kept in more than one copy and at more than one address.

5.2	The name, address and such further information as required by law or considered appropriate by the Board of each holder of Shares will be recorded in the share register.

5.3	With due observance of paragraph 5.1 and 5.2 of these Articles, the form and content of the share register will be determined by the Board.

5.4

Upon his request a Shareholder will be provided with written evidence of the contents of the share register with regard to the Shares registered in his name free of charge, and the statement so issued may be validly signed on behalf of the Company by a Person designated for that purpose by the Board.

5.5	The foregoing paragraphs of this Article 5 will equally apply to Persons who hold a right of usufruct or a right of pledge on one or more Shares.

Article 6.	Issue of Shares

6.1

The Company may only issue Shares pursuant to a resolution of (i) the General Meeting or (ii) the Board, if the Board has been authorized to do so by a resolution of the General Meeting for a fixed period not exceeding five years. Any such authorizing resolution must state the number of Shares that may be issued and may be extended, from time to time, for a period not exceeding five years. Unless any such authorizing resolution provides otherwise, it may not be withdrawn.

6.2	A resolution by the General Meeting to issue Shares or to authorize the Board to issue Shares may only be adopted upon the proposal of the Board.

6.3

The provisions of paragraphs 6.1 through 6.2 of these Articles will also apply to the granting of rights to subscribe to Shares, but will not apply to the issuance of Shares to a Person who has exercised or is exercising a previously acquired right to subscribe to Shares.

6.4

The issue of any registered Share that is not a share as mentioned in article 2:86c of the Netherlands Civil Code will require a notarial deed, executed before a civil law notary officiating in a municipality in the Netherlands, and to which those involved are party.

Article 7.	Terms and Conditions of New Share Issuances; Pre-Emptive Rights

7.1

If a resolution to issue Shares is adopted, the issue price of the Shares and the other conditions of the issue will also be determined. Except as otherwise permitted in these Articles, the issue price will not be less than the nominal value, without prejudice to the provisions of article 2:80, paragraph 2 of the Netherlands Civil Code.

7.2

Subject to paragraph 7.3 of these Articles, each Shareholder will have a pre-emptive right with respect to any further Ordinary Share issuance based on his proportionate ownership of the Ordinary Shares outstanding immediately prior to such issuance, provided that Shareholders will have no pre-emptive rights with respect to Ordinary Shares issued for non-cash consideration or Ordinary Shares issued to employees of the Company Group pursuant to a compensation scheme applicable to such employees. Holders of Ordinary Shares will have no pre-emptive rights on Preference Shares that are issued. Holders of Preference Shares will have no pre-emptive rights on Ordinary Shares or Preference Shares that are issued.

7.3

Prior to each single issuance of Ordinary Shares, pre-emptive rights may be restricted or excluded by a resolution of the General Meeting. The reasons for a proposal to restrict or exclude pre-emptive rights and the issue price of the Ordinary Shares must be given in writing in such proposal. Notwithstanding anything herein to the contrary, pre-emptive rights may be excluded or restricted by the Board, if the Board is authorized by a resolution of the General Meeting for a fixed period, not exceeding five years, to restrict or exclude such pre-emptive rights. Any such authorizing resolution may be extended, from time to time, for a period not exceeding five years. Unless any such authorizing resolution provides otherwise, it may not be withdrawn.

7.4

Notwithstanding anything herein to the contrary, the Board may not restrict or exclude pre-emptive rights unless at the time of any such restriction or exclusion, the Board is also authorized to issue Shares as contemplated by paragraph 6.1 of these Articles.

7.5	A resolution of the General Meeting to restrict or exclude pre-emptive rights may only be adopted at the proposal of the Board.

7.6

Subject to the following sentence, upon the offering of any rights to subscribe for Ordinary Shares, the Shareholders will have a pre-emptive right to purchase such subscription rights. Paragraphs 7.1 through 7.5 of these Articles will apply mutatis mutandis upon the granting of rights to subscribe to Ordinary Shares.

7.7	Shareholders will have no pre-emptive rights in respect to Shares issued to a Person who exercises a right to acquire Shares lawfully granted to him at an earlier date.

Article 8.	Payment for Shares; Payment in Cash; Non-Cash Contribution

8.1

On subscription for each Ordinary Share, the issue price must be fully paid up. Preference Shares may be issued against partial payment, provided that at least one-fourth of the nominal value must be paid upon issuance.

8.2

Payment for an Ordinary Share must be made in cash, except to the extent that non-cash contribution has been expressly agreed upon. Payment for a Preference Share must be made in cash. Payment in a currency other than the euro may only be made with the consent of the Company and with due observance of the provisions of article 2:93a of the Netherlands Civil Code.

8.3	Non-cash contributions on Shares are subject to the provisions of article 2:94b of the Netherlands Civil Code.

8.4

The Board will be authorized to perform legal acts relating to non-cash contributions on Shares and other legal acts as referred to in article 2:94 of the Netherlands Civil Code, without prior approval of the General Meeting.

8.5

No further payments on non-fully paid-up Preference Shares are required to be made until a call for such payment is made by the Company. Any such call will be made by the Board. The Board will give the holders of the Preference Shares immediate notice of such call, and there must be at least thirty days between that notification and the date by which the payment must have occurred.

Article 9.	Repurchase of Shares; Financial Assistance

9.1	When issuing Shares, the Company may not subscribe for Shares.

9.2	The Company may acquire fully paid-up Shares, provided either no valuable consideration is given or:

a.	the Distributable Equity is at least equal to the aggregate purchase price;

b.

the aggregate nominal value of the Shares to be acquired, and of the Shares already held, by the Company and its Subsidiaries, and of the Shares held in pledge by the Company, does not exceed one-half of the Company’s issued capital or such other part of the Company’s issued capital as may be stipulated in this respect by the laws of the Netherlands from time to time; and

c.

the Board has been authorized by a resolution of a General Meeting to make the repurchase. Such authorization will be valid for not more than eighteen months. The General Meeting must specify in the authorizing resolution the number of Shares that may be acquired, the manner in which they may be acquired and the range within which the price may be set. Unless any such authorizing resolution provides otherwise, it may not be withdrawn.

9.3

The validity of the acquisition will be decided on the basis of the amount of equity appearing from the last adopted balance sheet, less the aggregate acquisition price for the Shares, the amount of loans as meant in article 2:98c paragraph 2 of the Netherlands Civil Code and any distributions of profits after the balance sheet date. An acquisition in accordance with paragraph 9.2 of these Articles will not be permitted if more than six months have elapsed after the end of a financial year without the Annual Accounts therefor having been adopted.

9.4

The authorizing resolution of a General Meeting referred to in paragraph 9.2(c) of these Articles will not be required to the extent the Company acquires its Shares admitted to trading on any Exchange in order to transfer such Shares to employees of the Company Group pursuant to a compensation scheme applicable to such employees within the meaning of article 2:24b of the Netherlands Civil Code.

9.5

The Company may not, with a view to any other Person subscribing to or acquiring Shares, provide security or any price guarantee, act as surety in any other manner, or bind itself jointly and severally or otherwise in addition to or on behalf of others.

9.6

The Company and its Subsidiaries may not grant loans with a view to subscribing for its Shares or any other Person acquiring Shares, unless the Board passes a resolution and the conditions of article 2:98c paragraphs 2 up and including 7 of the Netherlands Civil Code are fulfilled. This prohibition will not apply if Shares are subscribed for or acquired by employees of the Company Group.

9.7	Shares held by the Company may be transferred pursuant to a resolution of the Board. The Company may dispose of acquired Shares.

9.8

The Company may not cast votes in respect of Shares held by the Company or Shares on which the Company has a right of usufruct or pledge. No votes may be cast by the pledgee or usufructuary of Shares held by the Company if the right has been created after the acquisition of the Shares by the Company.

9.9

When determining to what extent the Company’s capital is represented, or whether a majority represents a certain part of the capital, the capital will be reduced by the amount of the Shares for which no votes can be cast at a General Meeting pursuant to paragraph 9.8 of these Articles.

Article 10.	Capital Reduction

10.1.	At the proposal of the Board, the General Meeting may, with due observance of the applicable laws of the Netherlands, resolve to reduce the issued capital by:

a.	cancellation of Shares held by the Company;

b.	reducing the nominal value of a specific class of Shares, to be effected by an amendment of these Articles; or

c.	cancellation of all Preference Shares.

10.2	If all issued Preference Shares are cancelled, the following will be paid:

a.	upon the cancellation becoming effective, as repayment on each Preference Share, an amount equal to the paid-up part of the nominal value of such Preference Share; and

b.

immediately prior to the cancellation becoming effective, as a distribution on all Preference Shares at the expense of the Distributable Equity, subject to the provisions of paragraph 24.2 of these Articles:

(i)	any missing Preferred Dividend thereon in relation to financial years prior to the financial year in which such cancellation occurs; and

(ii)	any Preferred Dividend accrued thereon during the financial year in which cancellation occurs, calculated through the day on which such cancellation occurs.

10.3

A reduction of the nominal value of Shares of a specific class without repayment must be effected proportionally among all Shares of that specific class. A reduction of the Company’s issued capital will furthermore be subject to the provisions of articles 2:99 and 2:100 of the Netherlands Civil Code.

Article 11.	Transfer of Registered Shares; Preference Shares Transfer Restrictions.

11.1

The transfer of any registered Share that is not a share as mentioned in article 2:86c of the Netherlands Civil Code will require a notarial deed, executed before a civil law notary officiating in a municipality in the Netherlands, and to which those involved are a party.

11.2

The transfer of registered Shares or any restricted rights thereon as referred to in paragraph 11.1 of these Articles, including the creation and relinquishment of restricted rights, will, by operation of law, also be valid vis-à-vis the Company.

11.3

The rights attached to Shares cannot be exercised until the Company either acknowledges the legal transfer, or juristic act, or is officially served with the notarial deed in accordance with the relevant statutory provisions, except in case the Company is party to the juristic act.

11.4	The provisions of paragraphs 11.1 and 11.2 of these Articles will also apply to the allotment of registered Shares or any restricted rights thereon in case of any division of any joint interest.

11.5

Any transfer of Preference Shares will require the approval of the Board. The request for approval will be made in writing and must specify the name and the address of the proposed transferee and the price or other consideration which the proposed transferee is willing to pay or give. If its approval is withheld, the Board must at the same time designate one or several interested buyers who are willing and able to acquire against payment in cash all the Preference Shares to which the request for approval relates, at a price to be determined by mutual agreement of the transferor and the Board within two months after the interested buyers have been so designated. If within three months of receipt by the Company of the request for approval of the intended transfer the transferor has not received from the Company both (a) a written notice rejecting the request and (b) the designation of one or several interested buyers to whom the Preference Shares may be transferred in accordance with the provisions of this paragraph 11.5, then upon the expiry of said period, the approval of the transfer will be deemed to have been granted. If the transferor and the Board have not reached agreement on the price as referred to above within two months after the first date on which the transferor had received (a) the written notice of rejection and (b) the designation of one or several interested buyers to whom the Preference Shares concerned may be transferred in accordance with the provisions of this paragraph 11.5, that price will then be determined by an expert to be appointed by the transferor and the Board in mutual agreement or, failing reaching such agreement within three months after such date, by the chairman of the Chamber of Commerce and Industry. The transferor may decide to not transfer the Preference Shares, provided he will notify the Board of that decision within one month after he has been informed of (a) the name(s) of the designated interested buyer(s) and (b) the price determined in the manner as described above. If approval of the transfer has been granted or is deemed to have been granted as provided above, during a period of three months thereafter the transferor will be at liberty to transfer all the Preference Shares to which his request related to the transferee proposed in his request and at the price or for the consideration specified in such request. Those expenses incidental to the transfer incurred by the Company may be charged to the transferee. The provisions of this paragraph 11.5 will also apply to the allotment of Preference Shares in case of any division of any joint interest.

Article 12.	Usufruct

12.1	A Shareholder may freely create a right of usufruct on one or more of his Shares.

12.2	The Shareholder will have the voting rights attached to the Shares on which the usufruct has been established.

12.3

In deviation of paragraph 12.2 of these Articles, the voting rights attached to Ordinary Shares will be vested in the usufructuary if such is determined upon the creation of the right of usufruct. The voting rights attached to Preference Shares cannot be granted to a holder of a right of usufruct.

12.4

The Shareholder without voting rights and the usufructuary with voting rights will have the rights conferred by law upon Depositary Receipt holders. The usufructuary without voting rights will also have such rights unless these are withheld from him upon the creation or transfer of the usufruct.

Article 13.	Pledge

13.1	A Shareholder may freely create a right of pledge on one or more of his Shares.

13.2	The Shareholder will have the voting rights attached to the Shares on which the pledge has been established.

13.3

In deviation of paragraph 13.2 of these Articles, the voting rights attached to Ordinary Shares will be vested in the pledgee if such is provided upon the creation of the pledge. The voting rights attached to the Preference Shares cannot be granted to a pledgee.

13.4

The Shareholder without voting rights and the pledgee with voting rights will have the rights conferred by law upon Depositary Receipt holders. Pledgees without voting rights will also have such rights unless these are withheld from him upon the creation or transfer of the pledge.

Article 14.	Acknowledgement Usufruct or Pledge

14.1

A usufruct or pledge may also be created without acknowledgement by or service on the Company. In that case article 3:239 of the Netherlands Civil Code will apply accordingly, whereby the acknowledgement by or service on the Company will take the place of the notification referred to in paragraph 3 of that article.

14.2

If a usufruct or pledge is created without acknowledgement by or service on the Company, the rights pursuant to the provisions of Article 13 will vest in the pledgee only after the pledge has been acknowledged by or has been served on the Company.

Article 15.	Board of Directors

15.1	The Board will consist of not less than three members.

15.2	Each Director will be appointed by the General Meeting by the affirmative vote of a majority of the votes cast provided that a Quorum is present.

15.3.

Each Director will be appointed for a term expiring at the end of the next annual General Meeting as referred to in paragraph 25.1 of these Articles and will serve until his or her successor is appointed or, if earlier, upon such Director’s resignation, removal or death.

15.4.

The General Meeting will at all times be entitled to suspend or remove a Director. The General Meeting may only suspend or remove a Director by a resolution adopted by the affirmative vote of a majority of the Shares issued and outstanding.

15.5.

Any such suspension of a Director may be extended several times but the total term of the suspension may not exceed three months. The suspension will expire on lapse of this period if no resolution has been adopted either to lift the suspension or to remove the Director.

15.6.

The compensation of Directors will be determined by the Board in compliance with the Company’s regulatory and listing obligations and with due regard for the Company’s compensation policy as adopted by a General Meeting. With regard to arrangements concerning compensation of Directors in the form of Shares or options or other securities exercisable or convertible into Shares, the Board will submit a proposal to a General Meeting for its approval. This proposal must, at a minimum, state the number of Shares or options or other securities exercisable or convertible into Shares that may be granted to the Directors and the criteria that apply to the granting of such Shares or other securities or the alteration of such arrangements.

Article 16.	Chairman; Vice Chairmen

16.1	One Non-Executive Director identified by the Board will serve as the Chairman.

16.2	The Board may at any time designate one or more Directors to serve as Vice Chairmen.

Article 17.	Indemnification

17.1.	All current and former Directors will:

a.	be provided with an advancement for expenses upon request in relation to conducting a defense against or resolving any threatened, pending or completed claims for damages or conducting a defense in other legal proceedings by such individual in their capacity as a Director or in fulfilling or having fulfilled another function at the request of the Company to the fullest extent permitted by the Netherlands Civil Code and other applicable law; and

b.

be reimbursed for any damages they may be ordered to pay arising from acts or omissions by such individual in their capacity as a Director or in fulfilling or having fulfilled another function at the request of the Company to the fullest extent permitted by the Netherlands Civil Code and other applicable law.

The Company will advance or reimburse such amounts to the current or former Director upon having received a reasonable specification of such costs and expenses and an undertaking in writing by such current or former Director to repay any advanced or reimbursed amount to the Company if it will ultimately be determined that he or she is not entitled to indemnification under the provisions of this paragraph 17.1 or if and to the extent an insurer subsequently also pays out the costs and expenses to the current or former Director.

17.2.

The Company may take out liability insurance for the benefit of the individuals concerned. The indemnification provisions set forth in these Articles may be further implemented by the Board by means of a written agreement.

17.3.	There will be no entitlement under this Article 17 to reimbursement as referred to above if and to the extent that:

a.

a competent court in the Netherlands or, in the event of arbitration, an arbitrator has established in a final and conclusive decision that the act or failure to act of the individual concerned may be characterized as willful (opzettelijk) or intentionally reckless (bewust roekeloos) conduct, unless Netherlands law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness; or

b.	the costs or financial loss of the individual concerned are covered by an insurance and the insurer has paid out the costs or financial loss.

17.4.

In the event a competent Court in the Netherlands or, in the event of arbitration, an arbitrator has made a final and binding judgment that the concerned Person has no claim to the indemnification provided for in these Articles, such concerned Person will promptly reimburse to the Company the amount of any such indemnification payments and advances made by the Company that were determined to be non-indemnifiable.

Article 18.	Duties and Powers of the Board; Board Committees; Rules and Regulations

18.1	The Board will be charged with the management of the Company as referred to in article 2:129 paragraph 1 of the Netherlands Civil Code.

18.2

The Executive Directors are responsible for operational management of the Company and the business enterprise connected therewith, as well as with the implementation of the decisions taken by the Board. Subject to any applicable Board Rules, the CEO may appoint an executive staff comprised of senior executives of the Company Group and may suspend and remove the members of such executive staff from time to time. While remaining responsible therefor, the CEO may delegate specific duties regarding the operational management of the Company and the business enterprises connected therewith to members of such executive staff.

18.3

The Non-Executive Directors will supervise the policy and the fulfillment of duties of the Executive Directors and the general affairs of the Company. The Executive Directors will timely provide the Non-

Executive Directors with any such information as may be necessary for the Non-Executive Directors to perform their duties.

18.4

With due observance of these Articles, the Board may establish in the Board Rules or otherwise in writing, further rules regarding its decision-making processes and working methods, its internal organization, the composition, duties and organization of committees, the division of duties among the members of the Board (including provisions that one or more Directors may validly adopt resolutions regarding their duties as referred to in article 2:129a paragraph 3 of the Netherlands Civil Code) and any other matters, including matters concerning the Board, the Executive Directors, the Non-Executive Directors, the Board Committees, the Chairman and the Vice Chairmen. The Board Rules may be amended and supplemented: (a) by the Board in accordance with the relevant terms and conditions of the Board Rules and (b) by the General Meeting upon the affirmative vote of a majority of the Shares issued and outstanding. In case a change of the Board Rules at the same time would require a change of these Articles, or would conflict with these Articles, the change will become effective only upon a change of these Articles.

18.5

The Board may establish any committee as the Board will decide and may deem necessary. The Board will draw up charters governing a committee’s internal affairs. The Board will appoint the members of each committee and will determine the tasks of each committee.

Article 19.	Decision-Making of the Board

19.1

In a meeting of the Board, each Director has a right to cast one vote. Unless otherwise expressly provided in these Articles or the Board Rules, all resolutions by the Board will be adopted by a simple majority of the votes cast provided that a quorum is present. Unless otherwise specified in the Board Rules, with respect to any resolution, a quorum of the Board will consist of at least a majority of the Directors entitled to vote on such resolution then in office being present or represented.

19.2

A Director may grant another Director a written proxy to represent him or her at the meeting, provided that to be effective at such meeting a copy of such written proxy must be delivered to the other Directors in advance of such meeting.

19.3	The Board may adopt resolutions in writing without a formal meeting, provided that the proposed resolution is signed by all Directors then in office.

19.4

Where a Director has a personal interest which conflicts directly or indirectly with the interests of the Company or its business, such Director will not participate in the decision-making process of the Board. If as a result of the previous sentence, no resolution of the Board can be adopted, such resolution may be adopted by one or more Persons to be appointed for that purpose by a General Meeting.

19.5

Where one or more Directors are absent or prevented from acting, the remaining Director(s) will be charged with the entire management of the Company. Where all Directors are absent or prevented from acting, the Company will be managed temporarily by one or more Persons to be appointed for that purpose by a General Meeting. Such Persons appointed by a General Meeting will duly observe these Articles and the Board Rules.

Article 20.	Representative Authority

20.1

The Board will represent the Company. The Company may also be represented by the Executive Directors acting jointly (for the avoidance of doubt, if only one Executive Director is in office, such Executive Director will be authorized to represent the Company acting solely).

Article 21.	Approval of Board Resolutions

21.1

Except as set forth in Article 21.2, resolutions of the Board entailing a significant change in the identity or character of the Company or its business (as defined in article 2:107 of the Netherlands Civil Code) are subject to the approval of the General Meeting by a simple majority of the votes cast at a meeting where a Quorum is present, including, in any case:

a.	entering into or terminating the long-term cooperation of the Company or a Subsidiary with any other legal entity, if such cooperation is of major significance to the Company;

b.	becoming or withdrawing as a fully liable partner in a limited partnership or general partnership, if such partnership is of major significance to the Company; or

c.

acquiring or disposing of participating interests in the capital of any legal entity at a value equal to or more than one third of the sum of the assets of the Company as shown on its balance sheet plus the explanatory notes thereto or, if the Company prepares a consolidated balance sheet, as shown on its consolidated balance sheet plus the explanatory notes thereto, all according to the most recent Annual Accounts.

21.2

Notwithstanding anything to the contrary set forth in Article 21.1, resolutions of the Board entailing a sale, lease or exchange (other than to a Subsidiary of the Company) of all or substantially all of the Company’s property and assets, including its goodwill and its corporate franchises, are subject to the approval of a General Meeting by a resolution adopted by a majority of the Shares issued and outstanding (it being understood that, for purposes of this Article 21.2, the property and assets of the Company include the property and assets of any Subsidiary of the Company).

21.3

To the extent that the requirements of this Article 21 differ from those set forth in article 2:107 of the Netherlands Civil Code, this Article 21 will be controlling in derogation of article 2:107 of the Netherlands Civil Code to the maximum extent permitted by the law of the Netherlands.

Article 22.	Financial Year; Annual Accounts

22.1	The Company’s financial year will be the [calendar year].

22.2

Within five months after the end of each financial year of the Company, the Annual Accounts for such financial year, as well as the annual report, will be prepared and deposited at the Company’s corporate seat and such other locations as the Board determines.

22.3

The Company will ensure that the Annual Accounts, the annual report and the additional data to be added pursuant to article 2:392 paragraph 1 of the Netherlands Civil Code are available at its corporate seat and such other locations as the Board determines from the day notice is sent out to Shareholders regarding the General Meeting at which such documents will be addressed. Shareholders and Depositary Receipt holders may inspect these documents at the Company’s corporate seat and such other locations as the Board determines, and may obtain a copy thereof free of charge.

22.4	The Annual Accounts will be adopted by a General Meeting.

Article 23.	Auditor

23.1	The Board will propose an auditor to be appointed to audit the Annual Accounts.

23.2	A General Meeting will make such appointment. If a General Meeting fails to do so, the Board will be authorized to make such appointment.

23.3	The appointment may be revoked by a General Meeting or, if the appointment was made by the Board, by the Board.

Article 24.	Profits and Distributions

24.1	The Board will keep a share premium reserve and profit reserve for the Ordinary Shares to which only the holders of the Ordinary Shares are entitled.

24.2

Out of the profits earned in a financial year, primarily and insofar as possible, a preferred dividend (the “Preferred Dividend”) will be paid on each outstanding Preference Share in an amount equal to (i) twelve months EURIBOR weighted by the number of days to which this interest was applicable, increased by (ii) a premium to be determined by the Board in line with market conditions per the date of the first issue of such Preference Shares with a maximum premium of five hundred basis points, per annum, calculated, through the day such amount is made payable, on:

a.

an amount equal to the paid-up part of the nominal value of such Preference Share, provided that (i) if in the financial year over which the aforesaid dividend is paid, the obliged amount paid up on the Preference Shares has been reduced or, pursuant to a resolution to make a further call on those Preferred Shares, has been increased, the dividend will be reduced or, if possible, increased by an amount equal to the aforesaid percentage of the amount of such reduction or increase, as the case may be, calculated from the date of the reduction or, as the case may be, from the date when the further call on the shares was made and (ii) if in the course of any financial year Preference Shares have been issued, with respect to that financial year the dividend to be paid on the shares concerned will be reduced pro rata to the day of issue of said shares, whereby a part of the month will be considered as one month; and

b.	any missing Preferred Dividend thereon in relation to financial years prior to the financial year for which such payment is made payable.

If, in a financial year, no profit is made or the profits are insufficient to allow the distribution provided for in the preceding sentence, the deficit will be paid at the expense of the profits earned in following financial years or, if possible, at the expense of any freely distributable reserve of the Company. If and to the extent that the distribution referred to in the immediately preceding sentence cannot be paid at the expense of reserves, then, from the profits earned in the then following years, such distribution will be made first to the holders of Preference Shares so that the deficit is fully recovered before the following clauses of this paragraph 24 are applied. Interim dividends paid on Preferences Shares over any financial year in accordance with paragraph 24.6 of these Articles will be deducted from the dividend paid by virtue of this paragraph 24.2.

24.3

The Board will determine which portion of any profits of the Company will be reserved. The allocation of profits remaining after application of the previous sentence will be determined by a General Meeting; provided that no further distributions will be made on the Preference Shares.

24.4	Distributions of profits may only be made to the extent of the Company’s Distributable Equity.

24.5	Distribution of profits will be paid after the adoption of the Annual Accounts evidencing that the payment of dividends is lawful.

24.6

The Board may pay interim distributions that will be charged against the expected distribution of profits for the applicable year, provided that it appears from the interim balance sheets and profit and loss accounts of the Company that the requirement of paragraph 24.4 of these Articles will be satisfied with respect to such distribution.

24.7

The General Meeting may, with due observance of paragraph 24.4 of these Articles, resolve to make distributions out of a reserve which need not be maintained pursuant to the law, provided that such resolution may only be adopted at the proposal of the Board.

24.8	Distributions on Shares payable in cash will be paid in euro, United States Dollars, Japanese Yen or such other currency as the Board determines.

24.9	A claim of a Shareholder to receive a distribution will be barred after five years have elapsed from the date such distribution first became payable.

24.10	For the calculation of the amount of the profit distribution, the Shares held by the Company will be excluded.

Article 25.	Annual General Meeting

25.1	Within six months after the end of the Company’s financial year, an annual General Meeting will be held.

25.2	The agenda of an annual General Meeting will, among other matters, reflect the following business:

a.	discussion of the annual report;

b.	discussion and adoption of the Annual Accounts;

c.	appointment of Directors;

d.	allocation of profits; and

e.	any other business presented by the Board or by the Shareholders with due observance of the provisions of paragraph 27.3 or 27.4 of these Articles.

Article 26.	Other General Meetings

26.1	Other General Meetings will be held when required by law and otherwise as often as the Board deems necessary.

26.2	Shareholders may request the Board to convene a General Meeting only to the extent provided by the laws of the Netherlands.

Article 27.	Notice, Agenda and Venue of Meetings

27.1	Notice of General Meetings will be given by the Board.

27.2

Notice of a General Meeting will be given with due observance of the minimum convening period under the applicable laws of the Netherlands. The notice of a General Meeting will contain the subjects to be dealt with by the General Meeting, the venue and time of the General Meeting, the procedures for participating and exercising voting rights in the General Meeting (including the procedures for Persons holding a written proxy for a Shareholder or other Persons entitled to attend the General Meeting) and the address of the Company’s website, without prejudice to the statutory provisions regarding reduction of the issued capital and amendment of these Articles.

27.3

Items for which a written request has been filed to discuss at a General Meeting, by one or more holders of Shares, alone or jointly representing at least three percent of the Company’s issued share capital or such other part of the Company’s issued capital as may be required in this respect by the laws of the Netherlands from time to time, will be included in the notice of such General Meeting or otherwise announced in the same manner as other items on the agenda for such General Meeting, provided that the Company received the substantiated request or proposal for a resolution no later than on the sixtieth day before the date of the meeting.

27.4

Notwithstanding paragraph 27.3 of the Articles, items for which a request has been filed by holders of Shares in accordance with terms and conditions established from time to time by the Board for such requests will be included in the notice of a General Meeting.

27.5

Subject to mandatory provisions of Dutch law and these Articles, the Board will use its reasonable best efforts to align the terms and conditions established by it from time to time for requests by holders of Shares for items to be included in the notice of a General Meeting, as contemplated by paragraph 27.4 of these Articles, with the procedure and requirements as set forth in Rule 14a-8 promulgated under the United States Securities Exchange Act of 1934, as amended from time to time. Notwithstanding the foregoing, the Board will have the discretionary power not to comply with a request made in accordance with such terms and conditions if the Board considers the request not in the interest of the Company or its stakeholders.

27.6

A General Meeting may be convened by electronic means of communication that is directly and permanently accessible until the meeting and furthermore in such other manner as may be required to comply with any applicable rules of an Exchange.

27.7

The notice convening the meeting will be sent to the addresses of the Shareholders and pledgees and usufructuaries with voting rights shown in the register of such Persons. With the consent of a Shareholder or the pledgee or usufructuary with voting rights, the notice of the meeting may also be given by a legible and reproducible message sent through electronic means of communication to the address provided for the purposes thereof by that Shareholder, pledgee or usufructuary to the Company.

27.8	General meetings will be conducted in the English language and will be held Amsterdam or the municipality of Haarlemmermeer (Schiphol Airport).

Article 28.	Chairman and Secretary of the General Meeting

28.1

General Meetings will be presided over by the Chairman or, in the event of the absence of the Chairman, a Vice Chairman, if applicable, or, in the event of the absence of the Chairman and the Vice Chairmen, if applicable, such other Director as may be appointed by the Chairman or, failing such appointment, by majority vote of the Directors present at the meeting.

28.2

If the chairman of the meeting has not been appointed in accordance with paragraph 28.1 of these Articles, the General Meeting will appoint a chairman of the meeting. Until that moment, a member of the Board appointed for that purpose by the Board will act as chairman of the meeting.

28.3	The chairman of the meeting will appoint a secretary for the meeting.

Article 29.	Minutes; Recording of Shareholders’ Resolutions

29.1

The secretary of a General Meeting will keep minutes of the proceedings at the meeting. The minutes will be adopted by the chairman and the secretary of the meeting and as evidence thereof will be signed by them.

29.2

The chairman of the meeting or those who convened the meeting may determine that a notarial record must be prepared of the proceedings at the meeting. The notarial record will be co-signed by the chairman of the meeting.

29.3

The Board will keep record of all resolutions adopted by a General Meeting. If the Board is not present or represented at a meeting, the chairman of the meeting will ensure that the Board is provided with a transcript of the resolutions adopted, as soon as possible after the meeting. The records will be deposited at the Company’s corporate seat and such other locations as the Board determines for inspection by the Shareholders. On application, each of them will be provided with a copy of or an extract from the records (subject to reimbursement to the Company for the costs of providing such extract).

29.4

A certificate signed by the chairman and the secretary of the meeting confirming that the General Meeting has adopted a particular resolution, will constitute evidence of such resolution vis-à-vis third parties.

Article 30.	Rights Exercisable During a Meeting; Admission

30.1

Every holder of Shares, and every other Person entitled to attend a General Meeting who derives his rights from such Shares, may attend the General Meeting in person, or may be represented by a Person holding a written proxy, to address the General Meeting and, in as far as he has voting rights, to vote at the meeting, if he has lodged documentary evidence of his voting rights. The requirement of a written proxy is also met if the proxy is recorded electronically.

30.2

In terms of applying the provisions of paragraph 30.1 of these Articles, Persons entitled to vote and/or attend a General Meeting will be those who (i) are a Shareholder or otherwise entitled to attend a General Meeting on the twenty eighth day prior to the day of such General Meeting (“Record Date”) and (ii) are registered as such in a register (or one of more parts thereof) identified by the Board, regardless of who is entitled to such Shares at the actual time of the General Meeting.

30.3	The convening notice for a General Meeting will state the Record Date, and the other information contemplated by paragraph 27.2.

30.4	Each Share confers the right to cast one vote.

30.5	The chairman of the General Meeting will decide whether Persons other than those who are entitled to admittance pursuant to this Article 30 will be admitted to the meeting.

30.6	The attendance list must be signed by each Person with voting rights or his representative.

30.7	The Directors will have the right to attend the General Meeting. In these meetings, they will have an advisory vote.

30.8	The auditor as meant in paragraph 23.1 of these Articles will be authorized to attend the General Meeting held to adopt the Annual Accounts and to address the meeting.

30.9

The Board is authorized to determine that participation in a General Meeting may also occur through an electronic communication method, under the conditions as may be announced in the convening notice. Through the electronic communication method, the relevant participants must be able to be identified, to directly take note of the discussions at the meeting and to exercise the voting rights.

30.10	Votes that have been cast through an electronic communication method prior to a General Meeting, but not earlier than the Record Date, will be treated equally to votes cast at the time of the meeting.

Article 31.	Adoption of Resolutions in a Meeting

31.1

Except to the extent that the laws of the Netherlands or these Articles provide otherwise, all resolutions of the General Meeting will be adopted by a simple majority of the votes cast at a meeting where a

Quorum is present. Except as otherwise provided by the laws of the Netherlands or these Articles, the holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum (a “Quorum”) at all General Meetings for the transaction of business. A second General Meeting as referred to in article 2:120, paragraph 3 of the Netherlands Civil Code may not be convened.

31.2	If there is a tie in voting, the proposal will be deemed to have been rejected, without prejudice to paragraph 32.3 of these Articles.

31.3

When determining how many votes are cast by Shareholders, how many Shareholders are present or represented or what portion of the Company’s issued capital is present or represented, no account will be taken of Shares for which no vote may be cast pursuant to the laws of the Netherlands.

Article 32.	Voting

32.1

Blank and invalid votes will be counted for purposes of establishing a Quorum as referred to in paragraph 31.1 of these Articles, but will not be counted as votes for any resolution or other matter before a General Meeting.

32.2	Resolutions may be adopted by acclamation if none of the Persons with voting rights present or represented at the meeting objects.

32.3

The chairman’s decision at the meeting on the result of a vote will be final and conclusive. However, if the correctness of such decision is challenged immediately after it is pronounced, a new vote will be taken if either the majority of the Persons with voting rights present or represented at the meeting or, where the original vote was not taken by roll call or in writing, any Person with voting rights present or represented at the meeting, so demands. The legal consequences of the original vote will be made null and void by the new vote.

Article 33.	Amendment to the Articles

33.1

The General Meeting may resolve to amend these Articles by a resolution adopted by the affirmative vote of a majority of the Shares issued and outstanding, provided that such resolution may only be adopted at the proposal of the Board. When a proposal to amend these Articles is to be made to the General Meeting, the notice convening the General Meeting must state so and a copy of the proposal, including the verbatim text thereof, will be deposited and kept available at the Company’s corporate seat, with copies to be retained at other locations as the Board determines, for inspection by the Shareholders, until the conclusion of the meeting. From the day of deposit until the day of the meeting, a Shareholder will, on application, be provided with a copy of the proposal free of charge. An amendment of these Articles will be laid down in a notarial deed executed before a notary officiating in a municipality in the Netherlands.

Article 34.	Merger, Demerger, Dissolution and Liquidation

34.1

A General Meeting may adopt, by affirmative vote of a majority of the Shares issued and outstanding, a resolution to merge or demerge the Company at the proposal of the Board. The applicability of articles 2:331 and 2:334ff of the Netherlands Civil Code is excluded.

34.2

A General Meeting may adopt, by affirmative vote of a majority of the Shares issued and outstanding, a resolution to dissolve the Company at the proposal of the Board, the General Meeting may adopt a resolution to dissolve the Company by affirmative vote of all the Shares issued and outstanding, or holders of all the Shares issued and outstanding may adopt a resolution to dissolve the Company by written consent. If a resolution to dissolve the Company is to be proposed to the General Meeting, such will be stated in the convening notice.

34.3

In the event of the Company being dissolved, the Executive Directors will be the liquidators of the assets of the dissolved Company, unless the General Meeting resolves to appoint other Persons to do so. The Non-Executive Directors will be charged with the supervision of the liquidation.

34.4	During liquidation, these Articles shall remain in force to the extent possible.

34.5	From the balance remaining after payment of the debts of the dissolved Company, there will first, insofar as possible, be paid on each Preference Share:

a.	an amount equal to the paid-up part of the nominal value of such Preference Share;

b.	any missing Preferred Dividend thereon in relation to financial years prior to the financial year in which such payment is made payable; and

c.	any Preferred Dividend accrued thereon during the financial year in which the Company ceases to exist, calculated through the day on which such payment is made payable.

34.6

The balance remaining after application of paragraph 34.5 of these Articles will be transferred to the holders of Ordinary Shares in proportion to the aggregate nominal value of the Ordinary Shares held by each Shareholder.

34.7	After the Company has ceased to exist, the Company’s accounts, records and other data carriers must be kept for seven years by the Person identified for that purpose by the liquidators.

ANNEX G – FORM OF HOLDCO BOARD RULES

Dated [—] [—], 2014

[—] N.V.

RULES FOR THE BOARD OF DIRECTORS

BOARD RULES

1.	INTRODUCTION

1.1	These Board Rules are established pursuant to paragraph 18.4 of the Articles and are complementary to, and subject to, the provisions regarding the Board and each of its members contained in applicable law, regulation and the Articles. The Board and each of its members will observe and comply, and will procure observance and compliance, with these Board Rules.

1.2	These Board Rules are posted on the Company’s website.

1.3	The meanings of capitalized terms used and not otherwise defined in these Board Rules are set forth in the List of Definitions attached as Appendix 1.

2.	COMPOSITION OF THE BOARD, APPOINTMENT AND RESIGNATION

2.1	The exact number of Board members will be eleven. One member of the Board, to be identified by the Board, will be the CEO, who will be an Executive Director. The composition of the Board at the Business Combination Effective Time will be as specified on or in accordance with Exhibit F to the Business Combination Agreement.

2.2	Only natural persons may be Directors.

2.3	Each Director will be appointed by the General Meeting for a term expiring at the end of the next annual General Meeting and will serve until his or her successor is appointed or, if earlier, upon such Director’s resignation, removal or death.

2.4	Subject to clause 2.5 of these Board Rules, the Nominating Committee will, in compliance with applicable law, the listing requirements of any Exchange and the Articles, recommend to the Board individuals to be nominated by the Board for appointment as Directors. Subject to clause 2.5 of these Board Rules, during the Initial Period, the Nominating Committee’s recommendations to the Board of individuals for appointment as Directors will take into account, with the intention of preserving, the composition of the Board and the allocation of Directors among Director As, Director Ns and Director Ts, in each case as at the Business Combination Effective Time (and the Nominating Committee will expressly identify any individual recommended by it for appointment as a Director A, a Director N or a Director T).

2.5	In all cases, the Board will, in its discretion after taking into account all material relevant factors, submit a nomination of individuals for appointment as Directors, which individuals may, in name or composition, be the same as or different than the individuals recommended by the Nominating Committee, (and will specify in any such nomination whether the nomination is for appointment as a Non-Executive Director or an Executive Director) at the General Meeting. A resolution of the Board to nominate a Director can only be adopted by a majority representing two-thirds of the Directors entitled to vote then in office. A Director may be re-appointed with due observance of this clause 2.5.

2.6

The Nominating Committee will establish procedures, and may amend the same from time to time, under which, if the proposal at a General Meeting to reappoint any Director then in office does not receive at least a simple majority of the votes cast in favor of his or her appointment, the Director will offer to tender his or her resignation to the Board. The Nominating Committee will make a recommendation to the Board on whether to accept or reject any such offer of resignation, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation and publicly disclose its decision and the underlying rationale within 90 days from the date of the certification of the election results. In making their respective decisions, the Nominating Committee and the Board will consider all factors they deem relevant.

2.7	In the event of the resignation, removal, death or failure to be appointed and/or re-appointed, as applicable, of a Director: (a) in accordance with clause 2.4 of these Board Rules, the Nominating Committee will recommend to the Board another individual for appointment as a Director by a General Meeting; and (b) upon receipt of the Nominating Committee’s recommendation of an individual for appointment as a Director to fill the vacancy on the Board created thereby, the Board will, in its discretion exercised in accordance with clause 2.5 of these Board Rules, identify an individual (which individual may, in name or composition, be the same as or different than the individual recommended by the Nominating Committee) as a Director candidate (for appointment as a Director at the next General Meeting in accordance with paragraph 15.2 of the Articles and clause 2.5 of these Board Rules) to replace the Director whose resignation, removal, death or failure to be appointed and/or re-appointed created such vacancy. Upon being so identified by the Board as a Director candidate to replace the Director whose resignation, removal, death or failure to be appointed or re-appointed created such vacancy, such individual may, in the discretion of the Board, be allowed to participate in meetings and actions of the Board or any Board Committee on which the Director whose resignation, removal, death or failure to be appointed or re-appointed created such vacancy served as of his resignation, removal, death or failure to be appointed or re-appointed (unless and until the Board has eliminated the resulting vacancy on such Board Committee), on an unofficial basis, until the next General Meeting; for the avoidance of doubt, no such Director candidate will be a Director unless and until appointed at the next General Meeting and, accordingly, will not be entitled to cast an official vote on any resolution considered by the Board prior to such appointment. If as a result of the resignation, removal, death or failure to be appointed or re-appointed of Directors, the Board is no longer validly comprised under paragraph 15.1 of the Articles, the remaining Directors will take immediate action to hold a General Meeting in order to reconstitute a valid Board.

2.8	The Board will have at least a majority of Directors qualify as “independent” under the applicable rules of the Nasdaq Stock Exchange and the Securities and Exchange Commission. A majority of the Board must be Non-Executive Directors.

3.	TASKS AND RESPONSIBILITIES OF THE BOARD

3.1	Subject to the restrictions imposed by the Articles, and taking into account these Board Rules, the Board supervises and oversees the management of the Company and has the powers, authorities and duties vested in it by and pursuant to the applicable laws of the Netherlands, the Articles and these Board Rules. The Non-Executive Directors have no day-to-day management responsibility with respect to the Company. The Company will be represented by the Board. The Company may also be represented by the Executive Directors in office acting jointly (for the avoidance of doubt, if only one Executive Director is in office, such Executive Director will be authorized to represent the Company acting solely).

3.2	The Board assumes the typical role of a Board of Directors, and, without limiting the scope of the Board’s role, subject to any requirements and provisions set out in the Articles and in these Board Rules (including clause 8 of these Board Rules) the responsibilities of the Board will include:

3.2.1	overseeing Company assets;

3.2.2	overseeing the adequacy of internal controls and disclosure;

3.2.3	overseeing good corporate governance;

3.2.4	appointing and removing (in such capacity only) an Executive Director as CEO;

3.2.5	overseeing an annual evaluation of the CEO;

3.2.6	overseeing the determination of the compensation of the CEO and other executive officers;

3.2.7	overseeing human resources programs and compensation and benefit matters generally; and

3.2.8	reviewing the Company’s strategy and annual operating plan.

4.	THE CHAIRMAN AND VICE CHAIRMEN

4.1	One Non-Executive Director will serve as the Chairman. At the Business Combination Effective Time, the Chairman will be the individual identified as such on or in accordance with Schedule 2.2(b) to the Business Combination Agreement. In the event of the resignation, removal, death or failure to be appointed or re-appointed, as applicable, of the Chairman, the Nominating Committee will recommend to the Board another Non-Executive Director to serve as Chairman and, upon receipt of the Nominating Committee’s recommendation of a Non-Executive Director to serve as Chairman, the Board will, in its discretion after taking into account all material relevant factors, identify a Non-Executive Director as Chairman (it being understood that, during the Initial Period, a Director T will serve as Chairman unless the Board, after taking into account all material relevant factors, determines to identify another Director as Chairman).

4.2	The Chairman’s responsibilities and authorities will include:

4.2.1	setting, in consultation with the CEO, the agenda for each Board meeting;

4.2.2	presiding over Board meetings; and

4.2.3	assisting the CEO and the Executive Board with (a) the integration process and (b) implementation of the Company’s strategic plan.

4.3	At the Business Combination Effective Time, two Directors will serve as Vice Chairmen and such Vice Chairmen will be the individuals identified as such on or in accordance with Schedule 2.2(b) to the Business Combination Agreement. In the event of the resignation, removal, death or failure to be appointed or re-appointed, as applicable, of a Vice Chairman, the Nominating Committee will recommend to the Board another Director to serve as Vice Chairman and, upon receipt of the Nominating Committee’s recommendation of a Director to serve as a Vice Chairman, the Board will, in its discretion after taking into account all material relevant factors, identify a Director as Vice Chairman (it being understood that, during the Initial Period, two Directors will serve as Vice Chairmen, one of which will be a Director A and the other a Director T, in each case unless the Board, after taking into account all material relevant factors, determines to have a different number of Vice Chairmen or to identify a different Director as Vice Chairman).

4.4	The Chairman and the Vice Chairmen will have such reasonable resources and budget as required for the fulfillment of the responsibilities allocated to such roles.

5.	THE CEO; OTHER OFFICERS; EXECUTIVE BOARD/STAFF

5.1	At the Business Combination Effective Time, the CEO will be the individual identified as such on or in accordance with Schedule 2.2(b) to the Business Combination Agreement. The CEO will serve as CEO at the pleasure of the Board.

5.2	The CEO will be the only Executive Director of the Company and as such will be responsible for the day-to-day management of the Company and the Company Group (i.e., the overall running of the

Company Group’s business) as provided in this clause 5.2 of these Board Rules. The CEO will manage, lead and represent the Company Group and will assume the typical powers, authorities and responsibilities of a chief executive officer. The day-to-day management of the Company and the Company Group will in any event include the following duties and powers:

5.2.1	managing, leading and representing the Company Group;

5.2.2	overseeing the management agenda of the Company Group;

5.2.3	guiding the strategic, operational and financial objectives of the Company Group, including by causing actions to be taken in furtherance of achieving the intended synergies contemplated by the Business Combination and otherwise affecting the transactions contemplated by the Business Combination Agreement;

5.2.4	assessing and directing the management of risks connected with the business activities of the Company Group;

5.2.5	overseeing the structuring and managing the systems of internal controls of the Company Group;

5.2.6	maintaining the financial reporting process;

5.2.7	overseeing compliance by the Company Group with applicable laws and regulations, as well as internal rules and regulations applicable to the Company Group;

5.2.8	overseeing publication of any information required by applicable laws and regulations;

5.2.9	considering the corporate social responsibility issues that are relevant to the Company Group; and

5.2.10	representing the Company and the Company Group towards clients, institutions and industry organizations and Shareholders.

5.3	In addition to the CEO, the Company may have, at the discretion of the Board, other officers, including a CFO. The other officers of the Company will be appointed by the Board, except that the CEO may appoint such officers and agents of the Company as, in his judgment, are necessary to conduct the business of the Company. Each such officer will hold office for such period, have such authority, and perform such duties as the Board or the CEO may from time to time determine. Any officer may be removed, either with or without cause, by the Board or by the CEO.

5.4	At the Business Combination Effective Time, there will be a CFO and the CFO will be the individual identified as such on or in accordance with Schedule 2.2(b) to the Business Combination Agreement. The CFO will report directly to the CEO and manage, lead and represent the financial interests of the Company Group and will assume such powers, authorities and responsibilities of a chief financial officer as may be assigned to him or her in the discretion of the CEO and, to the extent not so provided, as generally pertain to the office of CFO.

5.5

During the Initial Period, the Company will have a board (the “Executive Board”) comprised of senior executives of the Company Group (such senior executives, the “Executive Staff”). At the Business Combination Effective Time, the Executive Board will be comprised of the individuals identified on or in accordance with Schedule 2.2(c) to the Business Combination Agreement. The CEO will appoint the members of the Executive Board and may from time to time, in the CEO’s discretion, suspend or remove such members. The Chairman may recommend candidates for appointment to the Executive Board by the CEO and the CEO will take into account such recommendations; provided, however, that the CEO will have discretion as to the members of the Executive Board. With due observance of the Articles and these Board Rules, the CEO, in consultation with the Chairman, may establish further rules, in the Executive Board Rules, regarding the decision-making processes and working methods of the Executive Board, its internal organization, the composition, duties and organization of the Executive Staff and any other matters. The Executive Board Rules may be amended and supplemented from time to time by the CEO, after consultation with the Chairman. The Executive Board Rules may not be amended or supplemented by the Shareholders. In case a change of the Executive Board Rules at the same time would require a change of the Articles, to avoid conflict with the Articles, the change will become effective only upon the change of the Articles.

6.	MEETINGS OF THE BOARD

6.1	Subject to clause 6.2 of these Board Rules, the Board will meet as often as it deems necessary or appropriate or at the request of the Chairman, any Vice Chairman or the CEO.

6.2	Meetings of the Board will be held in person at least four times a year. Meetings of the Board will be held in the Netherlands or at such locations as the Board may decide and as often as otherwise necessary to fulfill the duties of the Board. In addition, meetings of the Board may be held by means of an assembly of the Directors in person at a formal meeting or by conference call, video conference or by any other means of communication, provided that all Directors participating in such meeting are able to communicate with each other simultaneously. Participation in a meeting held in any of the above ways will constitute presence at such meeting and such meeting will be deemed to be held in the place which the Chairman and Vice Chairmen may determine.

6.3	The meetings of the Board will be led by the Chairman, or upon delegation from the Chairman or in his absence, a Vice Chairman.

6.4	To the extent practically possible, notices convening a meeting and the agenda of items to be discussed during the meeting will be provided at least one week prior to the meeting to each Director.

6.5	The minutes of the Board meetings will generally be adopted at the next Board meeting. If all Directors agree on the contents of the minutes, they may be adopted earlier. The minutes will be signed for adoption by the Chairman, any of the Vice Chairman or such other Director as may be identified to chair the meeting in the absence of the Chairman and Vice Chairmen (or, in all cases, their appointee), and will be made available to all Directors as soon as practically possible.

7.	RESOLUTIONS OF THE BOARD

7.1	In a meeting of the Board, each Director has a right to cast one vote. Unless otherwise specified in the Articles or these Board Rules, all resolutions by the Board will be adopted by a simple majority of the votes cast provided that a quorum is present. Unless otherwise specified in these Board Rules, with respect to any resolution, a quorum will consist of at least a majority of the Directors entitled to vote on such resolution then in office being present or represented.

7.2	A Director may grant another Director a written proxy to represent him or her at the meeting, provided that to be effective at such meeting a copy of such written proxy must be delivered to the other Directors in advance of such meeting.

7.3	The Board may adopt resolutions in writing without a formal meeting, provided that the proposed resolution is signed by all Directors then in office.

7.4	A certificate signed by the Chairman, any Vice Chairman or the CEO, or such other individual as may be designated thereto from time to time by the Chairman confirming that the Board has adopted a particular resolution will constitute evidence of such resolution vis-à-vis third parties.

8.	CONFLICTS OF INTERESTS

8.1	In accordance with article 2:129, subsection 6 of the Netherlands Civil Code, a Director will not participate in the discussions and the decision-making process on a subject or transaction in relation to which he or she has a conflict of interest with the Company within the meaning of clause 8.2 of these Board Rules or in relation to which he has a direct or indirect personal interest that conflicts with the interests of the Company (a “Conflict of Interest”). A transaction as referred to in this clause 8.1 must be concluded on terms at least customary in the sector concerned. Resolutions to enter into such transactions must be approved by at least a majority of the Directors entitled to vote with respect to such matter.

8.2	A Director will have a Conflict of Interest if he has a direct or indirect material personal financial interest in an entity with which the Company or a company forming part of the Company Group intends to enter into a transaction.

8.3	Each Director (other than the Chairman) will immediately report any potential Conflict of Interest concerning such Director to the Chairman and provide the Chairman with all information relevant to such potential Conflict of Interest. In all circumstances, the Chairman will in good faith determine whether a reported potential conflict of interest qualifies as a Conflict of Interest to which clause 8.1 of these Board Rules applies.

8.4	In the event that the Chairman has a potential Conflict of Interest, he will immediately report such potential conflict to the Vice Chairmen and provide the Vice Chairmen with all information relevant to the Conflict of Interest. In all circumstances, the Vice Chairmen will determine whether a reported potential conflict of interest qualifies as a Conflict of Interest to which clause 8.1 of these Board Rules applies.

9.	INFORMATION

9.1	The CEO, the Chairman and the Vice Chairmen will timely provide the Directors with the information on facts and developments concerning the Company and the Company Group that they reasonably believe the Board will need to properly carry out its duties as set out in the law, the Articles and these Board Rules or that has been requested by the Board. The information provided will include information regarding the Company Group’s long-term plans, the main features of the strategic policy, the general and financial risks, the management and control systems of the Company Group and material compliance with all relevant laws and regulations.

9.2	Notwithstanding clause 9.1 of these Board Rules, the CEO, the Chairman and the Vice Chairmen (in each case, to the extent his or her responsibilities are concerned) will, at the end of each quarter (or at such more frequent intervals as may be determined by the Board), provide the other Directors with (i) a report prepared in a format as agreed from time to time by the Board setting out detailed information on subjects including strategy, finance, marketing, operations, investments and staff of the Company Group, (ii) information concerning the Company Group’s policies and (iii) an explanation of, and comments on, the report and information provided under (i) and (ii) above.

10.	BOARD COMMITTEES

10.1

Subject to these Board Rules and the Articles, including paragraph 18.5 of the Articles, the Board, though remaining ultimately responsible except as required under the applicable rules of each Exchange and the Securities and Exchange Commission, may assign certain tasks to one or more permanent and/or ad hoc Board Committees from among the independent Non-Executive Directors as it may deem necessary or appropriate, which Board Committees may consist of two or more Directors, except as otherwise required under the applicable rules of each Exchange and the Securities and Exchange Commission. The Board Committees, on a regular basis, will report their actions, reviews, proposals and findings to the Board.

10.2	Subject to these Board Rules and the Articles, including paragraph 18.5 of the Articles, the Board will appoint the members of each Board Committee and will determine the tasks of each Board Committee.

10.3	The Board will establish the following standing committees:

10.3.1	the Audit Committee;

10.3.2	the Nominating Committee;

10.3.3	the Compensation Committee; and

10.3.4	any other committee as the Board will decide and may deem necessary.

10.4	The Board will draw up charters governing a committee’s internal affairs. The Board will appoint the members of each committee and determine the tasks of each committee. In the case of the Audit Committee, the Nominating Committee and the Compensation Committee, only independent Non-Executive Directors will be appointed as members of such committees.

10.5	The rules for the meetings and resolutions of the Board will apply mutatis mutandis to the meetings and resolutions of the Board Committees.

10.6	The Nominating Committee will consist of three independent Non-Executive Directors. The initial members and the initial Chairman of the Nominating Committee will be the individuals identified as such in accordance with Section 2.3 of the Business Combination Agreement. During the Initial Period, a Director A, a Director T and a Director N will serve on the Nominating Committee unless the Board, after taking into account all material relevant factors, determines that a different size or composition of the Nominating Committee is appropriate.

11.	REMUNERATION OF THE BOARD

11.1	The Company will establish a policy on the remuneration of the Board. The policy will be adopted by a General Meeting, upon a proposal of the Board following the recommendation of the Compensation Committee. The policy on remuneration will, in any case, include the subjects referred to in Sections 2:383c up to and including 2:383e of the Dutch Civil Code, insofar as these relate to the Board.

11.2	The Board will determine the remuneration for each Director with due observance of the policy referred to in clause 11.1 of these Board Rules.

11.3	Proposals concerning plans or arrangements for Share awards or Share options to Directors will be submitted by the Board following the recommendation of the Compensation Committee to a General Meeting for approval. Such proposals must, at a minimum, state the number of Shares or Share options that may be granted to the Board and the criteria that apply to the granting of such Shares or Share options and the alteration of such arrangements.

11.4	Notwithstanding anything in the Articles or these Board Rules to the contrary, no Executive Director will participate in the decision-making process with respect to his remuneration or the remuneration of any other Executive Director.

12.	CONFIDENTIALITY

12.1	Directors will at all times treat all information and documentation obtained in their capacity as Directors with due discretion and, in the case of confidential information or documentation, with utmost confidentiality.

12.2	Confidential information and documentation will not be disclosed outside the circle of the Board absent an adequate confidentiality agreement.

13.	STATUS OF THE BOARD RULES

13.1	In its unanimous resolution adopted on the date hereof and pursuant to paragraph 18.4 of the Articles, the Board has adopted these Board Rules, which are complementary to, and subject to, the rules and regulations (from time to time) applicable to the Board under the laws of the Netherlands and the Articles.

13.2	If and to the extent that these Board Rules are at any time inconsistent with the laws of the Netherlands or the Articles, the latter will prevail. If and to the extent that these Board Rules conform to the Articles but are at any time inconsistent with the laws of the Netherlands, the latter will prevail. If one or more provisions of these Board Rules are or will become invalid, this will not affect the validity of the remaining provisions. The Board will replace the invalid provisions by those which are valid and the effect of which, given the contents and purpose of these Board Rules, is, to the greatest extent possible, similar to that of the invalid provisions.

13.3	In its unanimous resolution adopted on the date hereof, the Board has declared that it will comply with, and be bound by the obligations arising from, these Board Rules to the extent that they apply to it and its members currently in office and its future members. Subject to any additional restrictions under the laws of the Netherlands, any action taken by the Company, any company forming part of the Company Group, the Board or any Director that conflicts with these Board Rules (for the avoidance of doubt, as in effect from time to time) will not be permitted without a resolution passed with the unanimous vote in favor of the Directors.

13.4	The Board will use its best endeavors to ensure that each member of the Board currently in office and its future members will be bound or undertake to be bound (as the case may be) by these Board Rules.

14.	AMENDMENTS

14.1.	These Board Rules may be amended and supplemented from time to time: (a) by the Board by a resolution adopted with a simple majority of the Directors then in office, provided that a provision of these Board Rules prescribing a quorum and/or qualified majority can only be amended by a resolution adopted with such quorum and/or qualified majority; and (b) by the General Meeting upon the affirmative vote of a majority of the Shares issued and outstanding. In case a change of these Board Rules at the same time would require a change of the Articles, or would conflict with the Articles, the change will become effective only upon a change of the Articles.

APPENDIX 1

List of Definitions

1	In these Board Rules, the following terms have the following meanings:

“Articles” means the articles of association (statuten) of the Company, as amended or restated from time to time in accordance with the Articles;

“Board” means the board of Directors of the Company;

“Board Committees” means each committee of the Board as referred to in clause 10 of these Board Rules;

“Board Rules” means the rules of the Board, as amended or restated from time to time in accordance with these Board Rules;

“Business Combination” means the business combination contemplated by the Business Combination Agreement;

“Business Combination Agreement” means the Business Combination Agreement, dated as of September 24, 2013, by and among Applied Materials, Inc., a Delaware corporation, Tokyo Electron Limited, a Japanese corporation (kabushiki kaisha) and TEL-Applied Holdings B.V., a Dutch private limited liability corporation (besloten vennootschap), as amended, including the exhibits and schedules thereto;

“Business Combination Effective Time” means the time as of which the Oak Merger (as defined in the Business Combination Agreement) becomes effective;

“CEO” means the Chief Executive Officer of the Company at any particular time;

“CFO” means the Chief Financial Officer of the Company at any particular time;

“Chairman” means such Non-Executive Director that is identified by the Board, in accordance with these Board Rules, to serve as Chairman at any particular time;

“Company” means [—], N.V.;

“Company Group” means the Company, together with its Subsidiaries;

“Conflict of Interest” has the meaning attributed thereto in clause 8.1 of these Board Rules;

“Director” means each member of the Board, which, for the avoidance of doubt, will include each Executive Director and each Non-Executive Director;

“Director A” means an individual identified as a Director A on or in accordance with Exhibit F to the Business Combination Agreement or, in the event of the resignation, removal, death or failure to be appointed and/or re-appointed, as applicable, of such individual, another individual recommended for appointment as a Director by the Nominating Committee and identified by the Nominating Committee as a Director A, as contemplated by clause 2.4 of these Board Rules, to serve as the direct or indirect successor of such individual;

“Director N” means an individual identified as a Director N on or in accordance with Exhibit F to the Business Combination Agreement or, in the event of the resignation, removal, death or failure to be appointed and/or re-appointed, as applicable, of such individual, another individual recommended for appointment as a Director by the Nominating Committee and identified by the Nominating Committee as a Director N, as contemplated by clause 2.4 of these Board Rules, to serve as the direct or indirect successor of such individual;

“Director T” means an individual identified as a Director T on or in accordance with Exhibit F to the Business Combination Agreement or, in the event of the resignation, removal, death or failure to be appointed and/or re-appointed, as applicable, of such individual, another individual recommended for appointment as a Director by the Nominating Committee and identified by the Nominating Committee as a Director T, as contemplated by clause 2.4 of these Board Rules, to serve as the direct or indirect successor of such individual;

“Exchange” means the Nasdaq Stock Exchange, the Tokyo Stock Exchange and any other stock exchange, in each case on which Shares are listed from time to time;

“Executive Board” means a board identified as an “Executive Board” in accordance with clause 5.5 of these Board Rules;

“Executive Board Rules” means the rules of the Executive Board, as amended or restated from time to time in accordance with such rules and these Board Rules;

“Executive Director” means a Director who holds an executive office with the Company as appointed by the Board;

“Executive Staff” means the individuals identified as “Executive Staff” in accordance with clause 5.5 of these Board Rules;

“General Meeting” means the body of the Company consisting of the Person(s) to whom, as a Shareholder or otherwise, voting rights attached to Shares accrue or, as the case may be, the general meeting of such Persons or their representatives;

“in writing” means transmitted by letter or e-mail, or any other electronic means of communication, provided the relevant message is legible and reproducible;

“Initial Period” means the period beginning at the Business Combination Effective Time and ending on the date that is the fifth anniversary of the Business Combination Effective Time;

“Non-Executive Director” means a Director who does not hold an executive office with the Company;

“Ordinary Shares” means an ordinary share in the capital of the Company;

“Person” means an individual, legal entity or governmental body with legal existence;

“Preference Shares” means a cumulative preference share in the capital of the Company;

“Shares” means a share in the capital of the Company, including, unless the contrary is apparent, both Ordinary Shares and Preference Shares;

“Shareholders” means a holder of one or more Shares, including, unless the contrary is apparent, both holders of one or more Ordinary Shares and holders of one or more Preference Shares; and

“Vice Chairman” means any such Director that is identified by the Board, in accordance with these Board Rules, to serve as Vice Chairman at any particular time.

2	Save where the context dictates otherwise, in these Board Rules:

(a)	the words “hereof,” “herein,” “hereunder” and “hereby” and words of similar import, when used in these Board Rules, will refer to these Board Rules as a whole and not to any particular provision of these Board Rules;

(b)	words and expressions in the singular form also include the plural form and vice versa;

(c)	words and expressions in the masculine form also include the feminine and neuter form;

(d)	wherever the word “include,” “includes” or “including” is used in these Board Rules, it will be deemed to be followed by the words “without limitation”; and

(e)	a reference to a statutory provision counts as a reference to that statutory provision along with all amendments, additions and replacing legislation that may apply from time to time.

3	Headings of clauses and other headings in these Board Rules are inserted for ease of reference and do not form part of these Board Rules for the purpose of its interpretation.

ANNEX H – DELAWARE GENERAL CORPORATION LAW ON APPRAISAL RIGHTS

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Delaware Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX I – FORM OF AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION OF APPLIED MATERIALS, INC.

RESTATED CERTIFICATE OF INCORPORATION

OF

APPLIED MATERIALS, INC.

ARTICLE I

The name of the corporation is Applied Materials, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business of and the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

1. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, $.001 par value per share (the “Common Stock”).

2. Shares of the Common Stock may be issued from time to time as the Board of Directors of the Corporation (the “Board”) shall determine and on such terms and for such consideration as shall be fixed by the Board. The amount of the authorized Common Stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote.

ARTICLE V

Elections of Directors need not be by written ballot unless required by the Bylaws of the Corporation. Any Director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote, given in accordance with Section 228 of the DGCL.

ARTICLE VI

In furtherance and not in limitation of the powers conferred upon the Board by law, the Board shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of the Corporation subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal Bylaws made by the Board.

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ARTICLE VII

1. To the fullest extent permitted by the DGCL, as it exists on the date hereof or as it may hereafter be amended, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director of the Corporation. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

2. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII

Each person who is or was a Director or Officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted from time to time by the DGCL as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation, and to any such persons serving as Directors, Officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of Directors and Officers. The Corporation shall be not be required to indemnify any person seeking indemnification in connection with any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (or part thereof) initiated by such person unless such Proceeding (or part thereof) was authorized by the Board of Directors or is a Proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater than or different from that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

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3225 OAKMEAD VILLAGE DRIVE P.O. BOX 58039, M/S 1241 SANTA CLARA, CA 95054	YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE QUICK — EASY — CONVENIENT AVAILABLE 24 HOURS A DAY — 7 DAYS A WEEK

APPLIED MATERIALS, INC. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the Internet, by telephone or by mail. Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the Internet, by telephone or by mail, please read the Proxy Statement for the Special Meeting and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time on June 22, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time on June 22, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to APPLIED MATERIALS, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M75685-S19714                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

APPLIED MATERIALS, INC.

The Board of Directors unanimously recommends you vote FOR proposals 1, 2 and 3:						For	Against	Abstain
1.				Adoption of the Business Combination Agreement, dated as of September 24, 2013, as amended, by and among Applied Materials, Inc., Tokyo Electron Limited, and TEL-Applied Holdings B.V.		☐	☐	☐
2.				Approval, on an advisory basis, of certain compensatory arrangements between Applied Materials and its named executive officers based on or otherwise relating to the Business Combination.		☐	☐	☐
3.

Approval of any proposal that may be made by the Executive Chairman of the Board of Directors to adjourn the special meeting (1) to the extent necessary to ensure that any supplement or amendment to the proxy statement that is required by applicable legal requirements is timely provided to stockholders, (2) if, as of the time for which the special meeting is originally scheduled, there are insufficient shares of common stock represented, in person or by proxy, to constitute a quorum, or (3) to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Business Combination Agreement.

						☐	☐	☐
NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment or postponement thereof.
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

M75686-S19714

APPLIED MATERIALS, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON JUNE 23, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary E. Dickerson, Michael R. Splinter, Robert J. Halliday and Thomas F. Larkins, or any of them, each with full power of substitution, as proxies of the undersigned, to attend the Special Meeting of Stockholders of Applied Materials, Inc. to be held on Monday, June 23, 2014 at 10:00 a.m. local time at Applied Materials, Inc.’s corporate offices at 3050 Bowers Avenue, Building 1, Santa Clara, California 95054, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the items set forth on the reverse side and, in their discretion, upon such other business that may properly come before such meeting and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

Dear Stockholder:

On the reverse side of this card are instructions on how to vote over the Internet or by telephone. Please consider voting over the Internet or by telephone. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

Thank you for your attention to these matters.

Applied Materials, Inc.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you vote over the Internet or by telephone, you do not need to return the proxy card.

THANK YOU FOR VOTING!

(Continued and to be signed on the other side)